FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-282944-03

PROSPECTUS

$634,167,000

(Approximate)

Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
(Central Index Key Number 0002091562)

as Issuing Entity

Morgan Stanley Capital I Inc.
(Central Index Key Number 0001547361)

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Bank of America, National Association
(Central Index Key Number 0001102113)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

KeyBank National Association

(Central Index Key Number 0001089877)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2025-5C2

Morgan Stanley Capital I Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2025-5C2 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR, Class V and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in December 2025. The rated final distribution date for the certificates is the distribution date in November 2058.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)(2)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)(2)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description
Class A-2(7)	$225,000,000(7)	$215,212,000(7)	$9,788,000(7)	4.631000%	Fixed(6)(7)	Class A-S-2(7)	$0(7)	$0(7)	$0(7)	4.384000%	Fixed(7)
Class A-2-1(7)	$0(7)	$0(7)	$0(7)	4.131000%	Fixed(7)	Class A-S-X1(7)	$0(7)	$0(7)	$0(7)	0.500000%	Fixed IO(7)
Class A-2-2(7)	$0(7)	$0(7)	$0(7)	3.631000%	Fixed(7)	Class A-S-X2(7)	$0(7)	$0(7)	$0(7)	1.000000%	Fixed IO(7)
Class A-2-X1(7)	$0(7)	$0(7)	$0(7)	0.500000%	Fixed IO(7)	Class B(7)	$37,462,000(7)	$35,832,000(7)	$1,630,000(7)	5.686000%	WAC Cap(6)(7)
Class A-2-X2(7)	$0(7)	$0(7)	$0(7)	1.000000%	Fixed IO(7)	Class B-1(7)	$0(7)	$0(7)	$0(7)	5.186000%	WAC Cap(7)
Class A-3(7)	$274,484,000(7)	$262,543,000(7)	$11,941,000(7)	5.107000%	Fixed(6)(7)	Class B-2(7)	$0(7)	$0(7)	$0(7)	4.686000%	WAC Cap(7)
Class A-3-1(7)	$0(7)	$0(7)	$0(7)	4.607000%	Fixed(7)	Class B-X1(7)	$0(7)	$0(7)	$0(7)	0.500000%	Fixed IO(7)
Class A-3-2(7)	$0(7)	$0(7)	$0(7)	4.107000%	Fixed(7)	Class B-X2(7)	$0(7)	$0(7)	$0(7)	1.000000%	Fixed IO(7)
Class A-3-X1(7)	$0(7)	$0(7)	$0(7)	0.500000%	Fixed IO(7)	Class C(7)	$27,650,000(7)	$26,447,000(7)	$1,203,000(7)	5.743000%	WAC Cap(6)(7)
Class A-3-X2(7)	$0(7)	$0(7)	$0(7)	1.000000%	Fixed IO(7)	Class C-1(7)	$0(7)	$0(7)	$0(7)	5.243000%	WAC Cap(7)
Class X-A	$499,484,000(8)	$477,755,000(8)	$21,729,000(8)	1.249769%	Variable(9)	Class C-2(7)	$0(7)	$0(7)	$0(7)	4.743000%	WAC Cap(7)
Class X-B	$134,683,000(10)	$128,823,000(10)	$5,860,000(10)	0.600645%	Variable(11)	Class C-X1(7)	$0(7)	$0(7)	$0(7)	0.500000%	Fixed IO(7)
Class A-S(7)	$69,571,000(7)	$66,544,000(7)	$3,027,000(7)	5.384000%	Fixed(6)(7)	Class C-X2(7)	$0(7)	$0(7)	$0(7)	1.000000%	Fixed IO(7)
Class A-S-1(7)	$0(7)	$0(7)	$0(7)	4.884000%	Fixed(7)

(Footnotes to this table begin on page 3)

You should carefully consider the summary of risk factors and the risk factors beginning on page 63 and page 65, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Morgan Stanley Capital I Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Morgan Stanley & Co. LLC, BofA Securities, Inc., KeyBanc Capital Markets Inc., Academy Securities, Inc. and Drexel Hamilton, LLC, will purchase the offered certificates from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Morgan Stanley & Co. LLC, BofA Securities, Inc. and KeyBanc Capital Markets Inc. are acting as co-lead managers and joint bookrunners in the following manner: Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 55.9% of each class of offered certificates, BofA Securities, Inc. is acting as sole bookrunning manager with respect to approximately 29.0% of each class of offered certificates and KeyBanc Capital Markets Inc. is acting as sole bookrunning manager with respect to approximately 15.1% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about November 13, 2025. Morgan Stanley Capital I Inc. expects to receive from this offering approximately 107.1% of the aggregate certificate balance of the offered certificates, plus accrued interest from November 1, 2025, before deducting expenses payable by the depositor.

Morgan Stanley	KeyBanc Capital Markets	BofA Securities
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager

October 29, 2025

Geographic Overview of Mortgage Pool

Colorado
7 properties
$3,904,076
0.5% of total
Nebraska
2 properties
$202,251
0.0% of total
South Dakota
1 property
$185,255
0.0% of total
North Dakota
1 property
$36,541
0.0% of total
Minnesota
1 property
$25,041
0.0% of total
Iowa
2 properties
$218,681
0.0% of total
Missouri
2 properties
$208,483
0.0% of total
Illinois
4 properties
$156,929
0.0% of total
Michigan
3 properties
$30,538,223
4.3% of total
New York
16 properties
$246,712,587
34.6% of total
Washington
1 property
$53,600,000
7.5% of total
Indiana
5 properties
$53,954,737
7.6% of total
Idaho
1 property
$54,727
0.0% of total
Massachusetts
5 properties
$94,080,000
13.2% of total
Ohio
6 properties
$1,154,135
0.2% of total
Connecticut
3 properties
$5,640,898
0.8% of total
Nevada
4 properties
$8,900,804
1.2% of total
Maryland
1 property
$203,611
0.0% of total
California
9 properties
$45,833,109
6.4% of total
North Carolina
1 property
$54,727
0.0% of total
Utah
3 properties
$5,694,061
0.8% of total
South Carolina
9 properties
$31,580,664
4.4% of total
Georgia
1 property
$27,873
0.0% of total
Hawaii
35 properties
$2,346,727
0.3% of total
Arizona
2 properties
$17,120,915
2.4% of total
Kansas
1 property
$28,666
0.0% of total
Florida
11 properties
$28,092,298
3.9% of total
Oklahoma
3 properties
$324,633
0.0% of total
Texas
17 properties
$81,719,118
11.5% of total
Arkansas
1 property
$61,978
0.0% of total
Louisiana
2 properties
$151,094
0.0% of total
Alabama
2 properties
$534,635
0.1% of total
Kentucky
2 properties
$202,025
0.0% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Industrial 3.7%
Hospitality 2.5%
Manufactured Housing 7.8%
Other 0.2%
Self Storage 7.9%
Multifamily 31.0%
Retail 8.4%
Office 11.1%
Mixed Use 27.3%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. Initial Available Certificate Balance or Notional Amount(1)(2)	Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)	Approx. Initial Credit Support(3)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)
Offered Certificates
Class A-2(7)	$225,000,000(7)	$215,212,000(7)	$9,788,000(7)	30.000%	4.631000%	Fixed(6)(7)	September 2030	4.80	56-58
Class A-3(7)	$274,484,000(7)	$262,543,000(7)	$11,941,000(7)	30.000%	5.107000%	Fixed(6)(7)	November 2030	4.93	58-60
Class X-A	$499,484,000(8)	$477,755,000(8)	$21,729,000(8)	NAP	1.249769%	Variable(9)	NAP	NAP	NAP
Class X-B	$134,683,000(10)	$128,823,000(10)	$5,860,000(10)	NAP	0.600645%	Variable(11)	NAP	NAP	NAP
Class A-S(7)	$69,571,000(7)	$66,544,000(7)	$3,027,000(7)	20.250%	5.384000%	Fixed(6)(7)	November 2030	5.01	60-60
Class B(7)	$37,462,000(7)	$35,832,000(7)	$1,630,000(7)	15.000%	5.686000%	WAC Cap(6)(7)	November 2030	5.01	60-60
Class C(7)	$27,650,000(7)	$26,447,000(7)	$1,203,000(7)	11.125%	5.743000%	WAC Cap(6)(7)	November 2030	5.01	60-60
Non-Offered Certificates
Class X-D	$24,082,000(12)	$23,034,000(12)	$1,048,000(12)	NAP	1.642348%	Variable(13)	NAP	NAP	NAP
Class X-E	$15,163,000(12)	$14,503,000(12)	$660,000(12)	NAP	1.642348%	Variable(13)	NAP	NAP	NAP
Class X-F	$9,811,000(12)	$9,384,000(12)	$427,000(12)	NAP	1.642348%	Variable(13)	NAP	NAP	NAP
Class X-G	$7,136,000(12)	$6,825,000(12)	$311,000(12)	NAP	1.642348%	Variable(13)	NAP	NAP	NAP
Class D	$24,082,000	$23,034,000	$1,048,000	7.750%	4.500000%	Fixed(6)	November 2030	5.01	60-60
Class E	$15,163,000	$14,503,000	$660,000	5.625%	4.500000%	Fixed(6)	November 2030	5.01	60-60
Class F	$9,811,000	$9,384,000	$427,000	4.250%	4.500000%	Fixed(6)	November 2030	5.01	60-60
Class G	$7,136,000	$6,825,000	$311,000	3.250%	4.500000%	Fixed(6)	November 2030	5.01	60-60
Class H-RR	$23,190,499	$22,181,712	$1,008,787	0.000%	6.142348%	WAC(6)	November 2030	5.01	60-60
Class V(14)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Class R(15)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	On the closing date, Starwood Mortgage Capital LLC, as “retaining sponsor” (as defined in Regulation RR) for the securitization constituted by the issuance of the certificates, is expected to cause a “majority-owned affiliate” (as defined in Regulation RR) to purchase (i) an “eligible vertical interest” (as defined in Regulation RR) in the form of certificates representing approximately 4.3500% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates other than the Class R certificates (collectively, the “VRR Interest”), as set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount,” and (ii) an “eligible horizontal residual interest” (as defined in Regulation RR) in the form of the Class H-RR certificates (excluding the portion thereof that comprises a part of the VRR Interest) (collectively referred to herein as the “HRR Interest”), representing approximately 0.6807% of the aggregate fair value of the certificates (other than the Class R certificates). See “Credit Risk Retention”. The entity purchasing the VRR Interest is expected to purchase slightly more than 4.3500% of some or all of the classes of certificates, which excess over 4.3500% (with respect to all classes except the Class H-RR certificates) is included in the amounts set forth under “Approx. Initial Retained Certificate Balance or Notional Amount” but does not constitute part of the VRR Interest.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-2 and Class A-3 certificates, are presented in the aggregate, taking into account the certificate balances of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively.
(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(5)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(6)	The pass-through rate for each class of the Class A-2, Class A-3, Class A-S, Class D, Class E, Class F and Class G certificates for any distribution date will be a fixed rate per annum equal to the pass-through rate set forth opposite such class of certificates in the table. The pass-through rate for each class of the Class B and Class C certificates for any distribution date will be a variable rate per annum equal to the lesser of (a) the pass-through rate set forth opposite such class of certificates in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class H-RR certificates for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(7)	The Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class D, Class E, Class F, Class G and Class H-RR certificates, together with the Exchangeable Certificates with a certificate balance, are referred to
3

as the “principal balance certificates”. Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-2 and Class A-3 trust components outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(10)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-D, Class X-E, Class X-F and Class X-G certificates are notional amount certificates and will not be entitled to distributions of principal. The notional amount of each class of the Class X-D, Class X-E, Class X-F and Class X-G certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.
(13)	The pass-through rate for each class of the Class X-D, Class X-E, Class X-F and Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. As of the closing date, there are no mortgage loans with an anticipated repayment date included in the trust, and consequently there will be no excess interest payable on the Class V certificates. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.
(15)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR, Class V and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning these certificates is presented solely to enhance your understanding of the offered certificates.

4

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	14
Important Notice About Information Presented in this Prospectus	15
Summary of Terms	23
Summary of Risk Factors	63
Risk Factors	65
Risks Related to Market Conditions and Other External Factors	65
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	65
Risks Relating to the Mortgage Loans	66
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	66
Risks of Commercial and Multifamily Lending Generally	67
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	69
Multifamily Properties Have Special Risks	74
Mixed Use Properties Have Special Risks	78
Office Properties Have Special Risks	78
Retail Properties Have Special Risks	79
Self Storage Properties Have Special Risks	82
Manufactured Housing Properties Have Special Risks	83
Industrial Properties Have Special Risks	85
Hospitality Properties Have Special Risks	86
Risks Relating to Affiliation with a Franchise or Hotel Management Company	89
Leased Fee and Operating Lease Properties Have Special Risks	90
Mortgaged Properties Leased to Startup Companies Have Special Risks	91
Mortgaged Properties Leased to Government Tenants Have Special Risks	91
Condominium Ownership May Limit Use and Improvements	91
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	93
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	94
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	96
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	97
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	98
Risks Related to Zoning Non-Compliance and Use Restrictions	101
Risks Relating to Inspections of Properties	102
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	103
Insurance May Not Be Available or Adequate	103
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	104
Terrorism Insurance May Not Be Available for All Mortgaged Properties	105
Risks Associated with Blanket Insurance Policies or Self-Insurance	106
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	107
Limited Information Causes Uncertainty	107
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	108
5

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	109
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	110
Static Pool Data Would Not Be Indicative of the Performance of this Pool	110
Appraisals May Not Reflect Current or Future Market Value of Each Property	111
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	112
The Borrower’s Form of Entity May Cause Special Risks	113
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	115
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	116
Other Financings or Ability to Incur Other Indebtedness Entails Risk	117
Tenancies-in-Common May Hinder Recovery	119
Risks Relating to Enforceability of Cross-Collateralization	119
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	120
Risks Associated with One Action Rules	120
State Law Limitations on Assignments of Leases and Rents May Entail Risks	120
Various Other Laws Could Affect the Exercise of Lender’s Rights	121
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	121
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	122
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	124
Risks Related to Ground Leases and Other Leasehold Interests	125
Increases in Real Estate Taxes May Reduce Available Funds	127
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	127
Risks Related to Conflicting Interests	127
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	127
The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers	130
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	131
Potential Conflicting Interests of Each Applicable Master Servicer and Special Servicer	132
Potential Conflicting Interests of the Operating Advisor	135
Potential Conflicting Interests of the Asset Representations Reviewer	136
Potential Conflicting Interests of the Directing Certificateholder and the Companion Holders	136
Potential Conflicting Interests in the Selection of the Underlying Mortgage Loans	139
Conflicting Interests May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan	141
Other Potential Conflicting Interests May Affect Your Investment	141
Other Risks Relating to the Certificates	142
EU Securitization Rules and UK Securitization Rules	142
6

Recent Developments Concerning the Proposed Japanese Retention Requirements	144
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	145
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	149
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	153
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	153
Risks Relating to Modifications of the Mortgage Loans	160
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	161
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event of Default	162
Risks Relating to Interest on Advances and Special Servicing Compensation	162
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	162
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	163
The Requirement of Each Applicable Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	164
Each applicable Master Servicer, any Sub-Servicer or each applicable Special Servicer, the Trustee or the Certificate Administrator May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	164
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	165
The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules	168
General	169
The Certificates May Not Be a Suitable Investment for You	169
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	170
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	170
Other Events May Affect the Value and Liquidity of Your Investment	171
The Certificates Are Limited Obligations	171
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	172
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	172
Description of the Mortgage Pool	174
General	174
Co-Originated Whole Loans and Third-Party Originated Mortgage Loans	176
7

Certain Calculations and Definitions	176
Definitions	177
Mortgage Pool Characteristics	195
Overview	195
Property Types	197
Significant Obligors	202
Mortgage Loan Concentrations	202
Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	203
Geographic Concentrations	205
Mortgaged Properties With Limited Prior Operating History	206
Tenancies-in-Common or Diversified Ownership	206
Condominium and Other Shared Interests	207
Fee & Leasehold Estates; Ground Leases	208
Environmental Considerations	208
Redevelopment, Renovation and Expansion	221
Assessment of Property Value and Condition	221
Litigation and Other Considerations	222
Condemnations	223
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	223
Tenant Issues	225
Tenant Concentrations	225
Lease Expirations and Terminations	225
Purchase Options and Rights of First Refusal	228
Affiliated Leases	229
Competition from Certain Nearby Properties	230
Insurance Considerations	230
Use Restrictions	231
Appraised Value	233
Non-Recourse Carveout Limitations	233
Real Estate and Other Tax Considerations	234
Delinquency Information	238
Certain Terms of the Mortgage Loans	238
Amortization of Principal	238
Due Dates; Mortgage Rates; Calculations of Interest	238
ARD Loans	239
Single-Purpose Entity Covenants	240
Prepayment Protections and Certain Involuntary Prepayments	241
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	243
Defeasance	244
Releases; Partial Releases; Property Additions	245
Escrows	247
Mortgaged Property Accounts	248
Exceptions to Underwriting Guidelines	250
Additional Indebtedness	250
General	250
Whole Loans	251
Mezzanine Indebtedness	251
Other Secured Indebtedness	253
Preferred Equity	253
Other Unsecured Indebtedness	253
The Whole Loans	253
General	253
8

The Serviced Pari Passu Whole Loans	259
The Non-Serviced Pari Passu Whole Loans	262
The Vertex HQ Pari Passu-A/B Whole Loan	265
The ILPT 2025 Portfolio Pari Passu-A/B Whole Loan	278
Additional Information	284
Transaction Parties	285
The Sponsors and Mortgage Loan Sellers	285
Morgan Stanley Mortgage Capital Holdings LLC	285
Bank of America, National Association	299
Starwood Mortgage Capital LLC	314
KeyBank National Association	322
The Depositor	328
The Issuing Entity	329
The Trustee	330
The Certificate Administrator	333
The Master Servicer	336
The Primary Servicer and Outside Special Servicer	341
Summary of the KeyBank Primary Servicing Agreement	345
The Special Servicer	350
The Operating Advisor and Asset Representations Reviewer	356
Credit Risk Retention	358
General	358
Qualifying CRE Loans; Required Credit Risk Retention Percentage	359
The VRR Interest	361
Material Terms of the VRR Interest	361
The HRR Interest	361
Material Terms of the HRR Interest	361
Hedging, Transfer and Financing Restrictions	361
Description of the Certificates	362
General	362
Distributions	364
Method, Timing and Amount	364
Available Funds	365
Priority of Distributions	367
Pass-Through Rates	370
Exchangeable Certificates	372
Interest Distribution Amount	376
Principal Distribution Amount	376
Certain Calculations with Respect to Individual Mortgage Loans	378
Excess Interest	380
Application Priority of Mortgage Loan Collections or Whole Loan Collections	380
Allocation of Yield Maintenance Charges and Prepayment Premiums	384
Assumed Final Distribution Date; Rated Final Distribution Date	387
Prepayment Interest Shortfalls	388
Subordination; Allocation of Realized Losses	390
Reports to Certificateholders; Certain Available Information	392
Certificate Administrator Reports	392
Information to be Provided to Risk Retention Consultation Party	399
Information Available Electronically	399
Voting Rights	405
Delivery, Form, Transfer and Denomination	405
Book-Entry Registration	406
Definitive Certificates	409
9

Certificateholder Communication	409
Access to Certificateholders’ Names and Addresses	409
Requests to Communicate	409
List of Certificateholders	410
Description of the Mortgage Loan Purchase Agreements	411
General	411
Dispute Resolution Provisions	423
Asset Review Obligations	423
Pooling and Servicing Agreement	424
General	424
Assignment of the Mortgage Loans	424
Servicing Standard	425
Subservicing	427
Advances	428
P&I Advances	428
Servicing Advances	429
Nonrecoverable Advances	430
Recovery of Advances	431
Accounts	433
Withdrawals from the Collection Account	435
Servicing and Other Compensation and Payment of Expenses	438
General	438
Master Servicing Compensation	445
Special Servicing Compensation	449
Disclosable Special Servicer Fees	454
Certificate Administrator and Trustee Compensation	455
Operating Advisor Compensation	455
Asset Representations Reviewer Compensation	456
CREFC® Intellectual Property Royalty License Fee	457
Appraisal Reduction Amounts	457
Maintenance of Insurance	465
Modifications, Waivers and Amendments	469
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	474
Inspections	475
Collection of Operating Information	476
Special Servicing Transfer Event	476
Asset Status Report	479
Realization Upon Mortgage Loans	483
Sale of Defaulted Loans and REO Properties	486
The Directing Certificateholder	489
General	489
Major Decisions	492
Asset Status Report	495
Replacement of a Special Servicer	496
Control Termination Event and Consultation Termination Event	496
Servicing Override	499
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	500
Rights of the Holders of Serviced Pari Passu Companion Loans	500
Limitation on Liability of Directing Certificateholder	500
The Operating Advisor	501
General	501
10

Duties of the Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	502
Duties of the Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	502
Recommendation of the Replacement of a Special Servicer	505
Eligibility of Operating Advisor	505
Other Obligations of Operating Advisor	506
Delegation of Operating Advisor’s Duties	507
Termination of the Operating Advisor With Cause	507
Rights Upon Operating Advisor Termination Event	508
Waiver of Operating Advisor Termination Event	509
Termination of the Operating Advisor Without Cause	509
Resignation of the Operating Advisor	510
Operating Advisor Compensation	510
The Asset Representations Reviewer	510
Asset Review	510
Eligibility of Asset Representations Reviewer	516
Other Obligations of Asset Representations Reviewer	517
Delegation of Asset Representations Reviewer’s Duties	518
Asset Representations Reviewer Termination Events	518
Rights Upon Asset Representations Reviewer Termination Event	519
Termination of the Asset Representations Reviewer Without Cause	519
Resignation of Asset Representations Reviewer	520
Asset Representations Reviewer Compensation	520
The Risk Retention Consultation Party	520
Limitation on Liability of Risk Retention Consultation Party	520
Replacement of a Special Servicer Without Cause	521
Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	524
Termination of a Master Servicer or Special Servicer for Cause	525
Servicer Termination Events	525
Rights Upon Servicer Termination Event	527
Waiver of Servicer Termination Event	529
Resignation of a Master Servicer or Special Servicer	529
Limitation on Liability; Indemnification	530
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	533
Dispute Resolution Provisions	534
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	534
Repurchase Request Delivered by a Party to the PSA	534
Resolution of a Repurchase Request	535
Mediation and Arbitration Provisions	538
Servicing of the Non-Serviced Mortgage Loans	539
General	539
Servicing of the Vertex HQ Mortgage Loan	542
Servicing of the Etude Self Storage West Coast Portfolio Mortgage Loan	543
Servicing of the 125th & Lenox Mortgage Loan	543
Servicing of the ILPT 2025 Portfolio Mortgage Loan	544
Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans	545
Rating Agency Confirmations	546
Evidence as to Compliance	548
Limitation on Rights of Certificateholders to Institute a Proceeding	550
11

Termination; Retirement of Certificates	550
Amendment	551
Resignation and Removal of the Trustee and the Certificate Administrator	554
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	556
Certain Legal Aspects of Mortgage Loans	556
General	558
Types of Mortgage Instruments	558
Leases and Rents	558
Personalty	559
Foreclosure	559
General	559
Foreclosure Procedures Vary from State to State	559
Judicial Foreclosure	560
Equitable and Other Limitations on Enforceability of Certain Provisions	560
Nonjudicial Foreclosure/Power of Sale	560
Public Sale	561
Rights of Redemption	562
Anti-Deficiency Legislation	562
Leasehold Considerations	563
Cooperative Shares	563
Bankruptcy Laws	564
Environmental Considerations	571
General	571
Superlien Laws	572
CERCLA	572
Certain Other Federal and State Laws	572
Additional Considerations	573
Due-on-Sale and Due-on-Encumbrance Provisions	573
Subordinate Financing	574
Default Interest and Limitations on Prepayments	574
Applicability of Usury Laws	574
Americans with Disabilities Act	575
Servicemembers Civil Relief Act	575
Anti-Money Laundering, Economic Sanctions and Bribery	575
Potential Forfeiture of Assets	576
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	576
Pending Legal Proceedings Involving Transaction Parties	578
Use of Proceeds	578
Yield and Maturity Considerations	579
Yield Considerations	579
General	579
Rate and Timing of Principal Payments	579
Losses and Shortfalls	580
Certain Relevant Factors Affecting Loan Payments and Defaults	581
Delay in Payment of Distributions	582
Yield on the Certificates with Notional Amounts	582
Weighted Average Life	583
Pre-Tax Yield to Maturity Tables	587
Material Federal Income Tax Considerations	595
General	595
Qualification as a REMIC	596
Exchangeable Certificates	598
12

Taxation of Regular Interests Underlying an Exchangeable Certificate	598
Status of Offered Certificates	599
Taxation of Regular Interests	599
General	599
Original Issue Discount	599
Acquisition Premium	602
Market Discount	602
Premium	603
Election To Treat All Interest Under the Constant Yield Method	604
Treatment of Losses	604
Yield Maintenance Charges and Prepayment Premiums	605
Sale or Exchange of Regular Interests	605
3.8% Medicare Tax on “Net Investment Income”	606
Backup Withholding	606
Information Reporting	606
Taxation of Certain Foreign Investors	606
FATCA	608
Backup Withholding	608
Taxes That May Be Imposed on a REMIC	608
Prohibited Transactions	608
Contributions to a REMIC After the Startup Day	609
Net Income from Foreclosure Property	609
Administrative Matters	609
REMIC Partnership Representative	609
Reporting Requirements	610
Certain State and Local Tax Considerations	611
Plan of Distribution (Conflicts of Interest)	611
Incorporation of Certain Information by Reference	615
Where You Can Find More Information	615
Financial Information	616
Certain ERISA Considerations	616
General	616
Plan Asset Regulations	617
Administrative Exemptions	617
Insurance Company General Accounts	620
Legal Investment	621
Legal Matters	621
Ratings	621
Index of Defined Terms	624

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

13

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS; HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, ANY MASTER SERVICER, ANY SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES GENERALLY. IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

14

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Morgan Stanley Capital I Inc.;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
15

●	references to a “pooling and servicing agreement” (other than the Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NON-GAAP FINANCIAL MEASURES

This prospectus presents a number of non-GAAP financial measures, including Underwritten Net Cash Flow as well as other terms used to measure and present information relating to operation and performance of the Mortgaged Properties that are commonly used in the commercial real estate and real estate finance industries. In addition, the presentation of Net Operating Income includes adjustments that reflect various non-GAAP measures.

As presented in this prospectus, these terms are measures that are not presented in accordance with generally accepted accounting principles (“GAAP”). They are not measurements of financial performance under GAAP and should not be considered as alternatives to performance measures derived in accordance with GAAP or as alternatives to net income or cash flows from operating activities or as illustrative measures of liquidity. While some of these terms are widely-used within the commercial real estate and real estate finance industries, these terms have limitations as analytical tools, and investors should not consider them in isolation or as substitutes for analysis of results as if reported under GAAP.

The non-GAAP financial measures presented are not intended as alternatives to any measures of performance in conformity with GAAP. Investors should therefore not place undue reliance on non-GAAP financial measures or ratios calculated using those measures.

The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures presented in this prospectus may not comply with these rules.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE

16

2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY PERSON OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED

17

IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY PERSON OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) THAT IS SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED

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PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

EU SECURITIZATION RULES AND UK SECURITIZATION RULES

No party intends to take any action with regard to this transaction in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization RULES. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SECURITIZATION RULES AND UK SECURITIZATION RULES”.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

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HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) (“INSTITUTIONAL INVESTOR”) PURSUANT TO SECTION 304 OF THE SFA. UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT

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ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER INFORMATION STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER, DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME, OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE, WAS ISSUED IN CONNECTION WITH AN OFFER, OR THE LISTING FOR QUOTATION, OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS, AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME, AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

THE REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

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JAPANESE RISK RETENTION REQUIREMENTS

NO REPRESENTATION IS MADE AS TO WHETHER THE TRANSACTION DESCRIBED HEREIN WOULD COMPLY WITH THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) RISK RETENTION RULE (AS MORE FULLY DESCRIBED UNDER “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—RECENT DEVELOPMENTS CONCERNING THE PROPOSED JAPANESE RETENTION REQUIREMENTS” BELOW) AND NO PARTY TO THE TRANSACTION DESCRIBED HEREIN HAS COMMITTED TO RETAIN A NET ECONOMIC INTEREST IN THE SECURITIZATION CALCULATED FOR THE PURPOSE OF COMPLYING WITH SUCH REQUIREMENTS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2025-5C2.
Depositor	Morgan Stanley Capital I Inc., a Delaware corporation. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. See “Transaction Parties—The Depositor”.
Issuing Entity	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company
●	Bank of America, National Association, a national banking association
●	Starwood Mortgage Capital LLC, a Delaware limited liability company
●	KeyBank National Association, a national banking association

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The originators of this transaction are:

●	Morgan Stanley Bank, N.A., a national banking association
●	Bank of America, National Association, a national banking association
●	Starwood Mortgage Capital LLC, a Delaware limited liability company
●	KeyBank National Association, a national banking association

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The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans
Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.(2)	13	$300,389,000	42.1%
Bank of America, National Association	Bank of America, National Association	10	152,567,000	21.4
Starwood Mortgage Capital LLC	Starwood Mortgage Capital LLC	10	139,950,000	19.6
KeyBank National Association	KeyBank National Association	2	107,500,000	15.1
Morgan Stanley Mortgage Capital Holdings LLC / Bank of America, National Association	Morgan Stanley Mortgage Capital Holdings LLC / Bank of America, National Association(3)	1	13,143,500	1.8
Total		36	$713,549,500	100.0%

(1)	Certain of the mortgage loans were co-originated or are part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated Whole Loans and Third-Party Originated Mortgage Loans”.
(2)	The 125th & Lenox whole loan was originated by RREF V – D Direct Lending Investments, LLC, and Note A-2 was subsequently purchased by Morgan Stanley Mortgage Capital Holdings LLC. The mortgage was re-underwritten in accordance with customary Morgan Stanley Mortgage Capital Holdings LLC standards. See “Description of the Mortgage Pool - Exceptions to Underwriting Guidelines”.
(3)	The ILPT 2025 Portfolio mortgage loan (1.8%) is part of a whole loan that was co-originated by Citi Real Estate Funding Inc., Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC, Bank of Montreal, Royal Bank of Canada and UBS AG New York Branch. Morgan Stanley Mortgage Capital Holdings LLC is acting as mortgage loan seller with respect to Note A-9-2 (Non-Florida) and Note A-9-2 (Florida), with an outstanding principal balance as of the Cut-Off Date of $6,571,750. Bank of America, National Association is acting as mortgage loan seller with respect to Note A-8-2 (Non-Florida) and Note A-8-2 (Florida), with an outstanding principal balance as of the Cut-Off Date of $6,571,750.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Trimont LLC, a Georgia limited liability company, will be the master servicer for the mortgage loans. The master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any

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related companion loan serviced pursuant to the pooling and servicing agreement. The principal servicing offices of Trimont LLC are located at Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326 and 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan will be serviced by the applicable master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans”.

Certain mortgage loans will be serviced by the applicable servicer or master servicer under another pooling and servicing agreement as set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	LNR Partners, LLC, a Florida limited liability company, is expected to act as the initial special servicer with respect to the applicable mortgage loans and REO properties (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The applicable special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and other actions of the master servicer relating to such mortgage loans and related companion loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of LNR Partners, LLC is located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600. See “Transaction Parties—The Special Servicer” and “Pooling

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and Servicing Agreement”. LNR Securities Holdings, LLC, the initial directing certificateholder, Starwood Conduit CMBS Vertical Retention II LLC, the entity expected to retain the VRR Interest, Starwood CMBS Horizontal Retention MSBAM 2025-5C2 LLC, the entity expected to retain the Class H-RR Certificates, LNR Partners, LLC and Starwood Mortgage Capital LLC, a sponsor, originator, mortgage loan seller and retaining sponsor are affiliates of each other.

If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select (and may remove and replace without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

LNR Partners, LLC is expected to be appointed as a special servicer by LNR Securities Holdings, LLC (or its

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affiliate), which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

LNR Partners, LLC, or its affiliate, assisted LNR Securities Holdings, LLC (and/or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan, if necessary, will be specially serviced by the applicable special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans”.

Certain mortgage loans will be specially serviced, if necessary, by the special servicer under another pooling and servicing agreement as set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Primary Servicer and

Outside Special Servicer	KeyBank National Association, a national banking association, will act as primary servicer pursuant to a primary servicing agreement with the master servicer with respect to The MC and The Depot at Nickel Plate mortgage loans (collectively, 15.1%). KeyBank National Association is also the special servicer with respect to the ILPT 2025 Portfolio mortgage loan, which is serviced under the ILPT 2025-LPF2 trust and servicing agreement. See “Transaction Parties—The Primary Servicer and Outside Special Servicer”. The principal servicing office of KeyBank National Association is located at 11501 Outlook Street, Suite #300, Overland Park, Kansas 66211.
Trustee	Deutsche Bank National Trust Company, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934 (among other offices). Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage

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loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to any servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to any servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Computershare Trust Company, National Association, a national banking association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to any servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to any non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and

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Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of each applicable special servicer, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will be the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	Subject to the rights of the holders of subordinate companion loans solely with respect to any serviced A/B whole loan described under “Description of the Mortgage Pool—The Whole Loans”, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any servicing shift mortgage loan and (ii) any excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage (by certificate balance) of the controlling class certificateholders. In certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even though there is a

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controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.

The controlling class will be the most subordinate class of the Class E, Class F, Class G and Class H-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the principal balance certificates other than the control eligible certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class H-RR certificates.

It is anticipated that (i) Starwood Conduit CMBS Vertical Retention II LLC will purchase the VRR Interest, (ii) Starwood CMBS Horizontal Retention MSBAM 2025-5C2 LLC will purchase the HRR Interest and, on the closing date, will appoint LNR Securities Holdings, LLC, its affiliate, as the initial directing certificateholder, (iii) LNR Securities Holdings, LLC will purchase approximately 60% of the Class X-E, Class X-F, Class X-G, Class E, Class F, Class G and Class V Certificates, and (iv) CMBS 4 Sub 11, LLC will purchase approximately 40% of each class of the Class X-E, Class X-F, Class X-G, Class E, Class F, Class G and Class V Certificates and approximately 40% of the membership interest in Starwood CMBS Horizontal Retention MSBAM 2025-5C2 LLC (or, in each case, an affiliate thereof, and in each case other than clause (i), other than the portion of each such class of certificates that constitutes a part of the “VRR Interest” as described in “Credit Risk Retention” in this prospectus).

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With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift securitization date, the rights of the controlling noteholder of the related servicing shift whole loan (if the related control note is included in the related future securitization) are expected to be exercisable by the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting a servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any serviced subordinate companion loan described under “Description of the Mortgage Pool—The Whole Loans”, during such time as the holder of such subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the directing certificateholder will have generally similar (although not necessarily identical) consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any non-serviced whole loan, the entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the pooling and servicing agreement for the indicated transaction (or other indicated party) and will have certain consent and consultation rights with respect to such whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

As of the closing date, there will be no servicing shift whole loans or serviced A/B whole loans. Accordingly, all references in this prospectus to

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any servicing shift whole loans, serviced A/B whole loan and any related terms should be disregarded.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The “risk retention consultation party” will be the party selected by the retaining sponsor; provided that if LNR Securities Holdings, LLC or an affiliate thereof is appointed as the risk retention consultation party and LNR Partners, LLC, as a special servicer, is processing any action that requires consultation with the risk retention consultation party, LNR Partners, LLC, as a special servicer, will not be required to consult with the risk retention consultation party. See “Pooling and Servicing Agreement—The Risk Retention Consultation Party”.

With respect to the risk retention consultation party or the holder of the VRR Interest by whom such risk retention consultation party was appointed, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a related mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.

For as long as LNR Partners, LLC is the special servicer, it will not be required to consult with, or provide any information or reports to, the risk retention consultation party.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicting interests as further described in this prospectus under “Risk Factors—Risks Related to Conflicting Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Significant Obligor	There are no significant obligors related to the issuing entity.

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Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in November 2025 (or, in the case of any mortgage loan that has its first due date after November 2025, the date that would have been its due date in November 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about November 13, 2025.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in December 2025.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Florida, Georgia, California, Kansas, Texas, Pennsylvania, New York, North Carolina or any of the jurisdictions in which the respective primary servicing offices of any master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

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Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-2	September 2030(1)
Class A-3	November 2030(1)
Class X-A	NAP
Class X-B	NAP
Class A-S	November 2030(1)
Class B	November 2030(1)
Class C	November 2030(1)

(1)	Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates that are principal balance certificates will have the same assumed final distribution date as the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown in the table.

The rated final distribution date will be the distribution date in November 2058.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into by the depositor, each applicable master servicer, each applicable special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2025-5C2: Class A-2, Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class X-A, Class X-B, Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2.

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR, Class V and Class R.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Aggregate Certificate Balance or Notional Amount		Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-2	$225,000,000	(2)	31.53%(2)	30.000%
Class A-3	$274,484,000	(2)	38.47%(2)	30.000%
Class X-A	$499,484,000		NAP	NAP
Class X-B	$134,683,000		NAP	NAP
Class A-S	$69,571,000	(2)	9.75%(2)	20.250%
Class B	$37,462,000	(2)	5.25%(2)	15.000%
Class C	$27,650,000	(2)	3.87%(2)	11.125%

(1)	The approximate initial credit support percentages with respect to the Class A-2 and Class A-3 certificates are presented in the aggregate, taking into account the certificate balances of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentage set forth for the Class A-S certificates represents the approximate credit support for the underlying Class A-S trust component. The approximate initial credit support percentage set forth for the Class B certificates represents the approximate credit support for the underlying Class B trust component. The approximate initial credit support percentage set forth for the Class C certificates represents the approximate credit support for the underlying Class C trust component. See “Credit Risk Retention”.
(2)	Each class of Exchangeable Certificates will have the certificate balance or notional amount described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

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Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:
Class	Approx. Initial Pass-Through Rate(1)
Class A-2(2)	4.631000%
Class A-3(2)	5.107000%
Class X-A	1.249769%
Class X-B	0.600645%
Class A-S(2)	5.384000%
Class B(2)	5.686000%
Class C(2)	5.743000%

(1)	The pass-through rate for each class of the Class A-2, Class A-3 and Class A-S certificates for any distribution date will be a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table. The pass-through rate for each class of the Class B and Class C certificates for any distribution date will be a variable rate per annum equal to the lesser of (a) a fixed rate equal to the pass-through rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(2)	Each class of Exchangeable Certificates will have the pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

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For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by any special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each applicable master servicer and special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and each serviced companion loan at a servicing fee rate equal to (1) with respect to each serviced mortgage loan, a per annum rate equal to the sum of a master servicing fee rate equal to 0.00250% per annum and a primary servicing fee rate equal to 0.00250% per annum (or, with respect to (i) The MC and The Depot at Nickel Plate mortgage loans, 0.01000% per annum, (ii) the Fitts MHC Portfolio mortgage loan, 0.02000% per annum, (iii) the Riverwalk Vista, LRW Houston Multifamily Portfolio, New England Medical Portfolio, Westgate Shopping Center, Kingsbridge Bronx Portfolio,

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200 Theodore Rice Boulevard, Cap’n Tom’s Storage, 58 Dobbin Street, 830 East Park Avenue and Lone Star Secure Storage mortgage loans, 0.00125% per annum, (iv) the Grubbs 3-Pack MHC Portfolio mortgage loan, 0.06000% per annum, and (v) the LA Fitness – Euless, TX and LA Fitness – Pearland, TX mortgage loans, 0.05000% per annum), (2) with respect to each non-serviced mortgage loan, a master servicing fee rate equal to 0.00250% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” and (3) with respect to each serviced companion loan, a primary servicing fee rate equal to 0.00250% per annum (or, with respect to The MC serviced companion loan, 0.01000% per annum).

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each serviced mortgage loan and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month. No special servicer will be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Each applicable master servicer and special servicer is also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan) at a per annum rate equal to 0.01321%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and any successor REO loan (excluding any related companion loans) at a per annum rate equal to 0.00194%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

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The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and any successor REO loan (excluding any related companion loans) at a per annum rate equal to 0.00035%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any successor REO loan will be payable to CRE Finance Council® as a license fee for use of their names and trademarks, including an investor reporting package.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the

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related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
Vertex HQ	0.00008% per annum	0.50%
Etude Self Storage West Coast Portfolio	0.00250% per annum	0.25%(2)
125th & Lenox	0.00125% per annum	0.25%(3)
ILPT 2025 Portfolio	0.00025% per annum	0.15%

(1)	Included as part of the servicing fee rate.
(2)	Such fee rate is subject to a monthly minimum amount equal to $3,500 or $5,000 for any month in which such fee is payable.
(3)	Such fee rate is subject to a monthly minimum amount equal to $5,000 for any month in which such fee is payable.

Distributions

A. Amount and Order of
Distributions on
Certificates

On each distribution date, funds available for distribution from the mortgage loans (which are net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, each applicable special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and CREFC®) (other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:

First, to the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

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Second, to the Class A-2 and Class A-3 trust components as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-2 trust component, until the certificate balance of the Class A-2 trust component has been reduced to zero, and (b) second, to principal on the Class A-3 trust component, until the certificate balance of the Class A-3 trust component has been reduced to zero, or (ii) if the certificate balance of each class of certificates and trust components other than the Class A-2 and Class A-3 trust components has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates or trust components, applicable funds available for distributions of principal will be distributed to the Class A-2 and Class A-3 trust components, pro rata, without regard to the distribution priorities described above;

Third, to the Class A-2 and Class A-3 trust components, to reimburse the Class A-2 and Class A-3 trust components, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those trust components, and then, up to an amount equal to, and pro rata based upon, interest on that amount at the pass-through rate for such trust component compounded monthly from the date the related realized loss was allocated to such trust component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then up to an amount equal to interest on that amount at the related pass-through rate for such trust component;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the

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extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component, first up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then up to an amount equal to interest on that amount at the related pass-through rate for such trust component;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component, first up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then up to an amount equal to interest on that amount at the related pass-through rate for such trust component;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-E, Class X-F, Class X-G, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable to the trust components will be distributed pro rata to the corresponding classes of exchangeable certificates representing interests therein in accordance with their class percentage interests therein as described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

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B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance

     Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the offered certificates as and to the extent described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

     Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class X-E, Class X-F, Class X-G, Class V and Class R certificates) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G, Class V or Class R certificates or any class of Exchangeable Certificates with an “X” suffix, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates and any class of Exchangeable Certificates.

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with an “X” suffix and, therefore, the amount of interest they accrue.

Class A-2(1), Class A-3(1), Class X-A(2), Class X-B(2), Class X-D(2)(3), Class X-E(2)(3), Class X-F(2)(3) and Class X-G(2)(3)

Class A-S(1)

Class B(1)

Class C(1)

Non-offered certificates(4)

(1)	The maximum certificate balances of Class A-2, Class A-3, Class A-S, Class B and Class C certificates will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under “Description of the Certificates—Distribution”.
(2)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates are interest-only certificates.
(3)	The Class X-D, Class X-E, Class X-F and Class X-G certificates are non-offered certificates.
(4)	Other than the Class X-D, Class X-E, Class X-F, Class X-G, Class V and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates with a certificate balance will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-2 and Class A-3 trust components. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C trust components.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions

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applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	Shortfalls will reduce the available funds and will correspondingly reduce distributions to the classes of certificates with the lowest payment priorities.

Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that any special servicer is entitled to receive;
●	interest on advances made by any master servicer, any special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by any master servicer are required to be allocated among all of the classes of certificates (other than the Exchangeable Certificates) and all trust components entitled to interest, on a pro rata basis based on their respective amounts of accrued interest for the related distribution date, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually

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collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any successor REO loan (excluding any portion of an REO loan related to a companion loan) serviced by such master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be non-recoverable. Neither any master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If the applicable master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee or the special servicer determines that the advance would be non-recoverable. If an interest advance is made by the applicable master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

No master servicer or special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan. No special

46

servicer will make any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	Each master servicer may be required to make advances with respect to the serviced mortgage loans and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.

No special servicer will have an obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If any special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (with interest thereon) (unless the applicable master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If the applicable master servicer fails to make a required advance of this type, the trustee will be required to make this advance. No master servicer or special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	Each applicable master servicer, special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as

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published in The Wall Street Journal, as described in this prospectus (subject to a floor of 2.00%), compounded annually. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the applicable master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool
The Mortgage Pool	The issuing entity’s primary assets will be 36 commercial mortgage loans, each evidenced by one or more promissory notes secured by, generally, first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 164 commercial, multifamily and/or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $713,549,500.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger “whole loan”, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage

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loan (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut-off Date LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
The MC	$71,000,000	9.95%	$19,000,000	NAP	53.3%	53.3%	1.31x	1.31x
Vertex HQ	$64,600,000	9.1%	$494,200,000	$441,200,000	34.0%	60.8%	3.29x	1.62x
Terra Apartments	$55,000,000	7.7%	$19,000,000	NAP	60.4%	60.4%	1.30x	1.30x
Etude Self Storage West Coast Portfolio	$30,200,000	4.2%	$85,000,000	NAP	66.7%	66.7%	1.39x	1.39x
125th & Lenox	$25,000,000	3.5%	$75,000,000	NAP	68.9%	68.9%	1.36x	1.36x
ILPT 2025 Portfolio	$13,143,500	1.8%	$734,056,500	$412,800,000	43.8%	68.0%	1.96x	1.06x

(1)	Calculated including any related pari passu companion loans, but excluding any related subordinate companion loans or mezzanine debt. With respect to the Vertex HQ mortgage loan, calculated based on the weighted average interest rate of such mortgage loan and pari passu companion loans of 4.93554%. With respect to the ILPT 2025 Portfolio mortgage loan, calculated based on the weighted average interest rate of such mortgage loan and pari passu companion loans of 5.37574485896279%.
(2)	Calculated including any related pari passu companion loans and any related subordinate companion loans, but excluding any related mezzanine debt. With respect to the Vertex HQ whole loan, calculated using the weighted average interest rate of the whole loan of 5.595741572%. With respect to the ILPT 2025 Portfolio whole loan, calculated using the weighted average interest rate of the whole loan of 6.39895724160776%.

Each of The MC whole loan and the Terra Apartments whole loan will be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

Each servicing shift whole loan (a “servicing shift whole loan”, and the related mortgage loan, a “servicing shift mortgage loan”) will initially be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (each, a “servicing shift securitization date”), it is anticipated that the related servicing shift whole loan will be serviced under, and by the applicable master servicer (a “servicing shift master servicer”) and the applicable special servicer (a “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”).

Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the applicable

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servicing shift securitization date, each servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”. As of the Closing Date, there are no servicing shift whole loans.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Whole Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Vertex HQ	VRTX 2025-HQ	9.1%	Trimont LLC	Situs Holdings, LLC	Computershare Trust Company, National Association
Etude Self Storage West Coast Portfolio	BANK5 2025-5YR17	4.2%	Trimont LLC	Torchlight Loan Services, LLC	Deutsche Bank National Trust Company
125th & Lenox	WFCM 2025-5C6	3.5%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
ILPT 2025 Portfolio	ILPT 2025-LPF2	1.8%	Midland Loan Services, a Division of PNC Bank, National Association	KeyBank National Association	Computershare Trust Company, National Association
Whole Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Holder
Vertex HQ	Computershare Trust Company, National Association	Computershare Trust Company, National Association	N/A	Blue Owl Real Estate Debt Advisors LLC
Etude Self Storage West Coast Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Torchlight Debt Fund VIII Holdings (US), LLC
125th & Lenox	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	RREF V – D AIV RR H, LLC
ILPT 2025 Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Blue Owl Real Estate Debt Advisors LLC

(1)	Information in this table is presented as of the closing date of the related securitization or, if such securitization has not yet closed, reflects information regarding the expected parties to such securitization.
Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically

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provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any related subordinate companion loan (or any subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or part of a group of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$713,549,500
Number of mortgage loans	36
Number of mortgaged properties	164
Number of crossed loans	0
Crossed loans as a percentage	0.0%
Range of Cut-off Date Balances	$2,700,000 to $71,000,000
Average Cut-off Date Balance	$19,820,819
Range of Mortgage Rates	4.9355% to 7.1400%
Weighted average Mortgage Rate	6.1659%
Range of original terms to maturity(2)	60 months to 60 months
Weighted average original term to maturity(2)	60 months
Range of remaining terms to maturity(2)	56 months to 60 months
Weighted average remaining term to maturity(2)	59 months
Range of original amortization terms(3)	0 months to 0 months
Weighted average original amortization term(3)	0 months
Range of remaining amortization terms(3)	0 months to 0 months
Weighted average remaining amortization term(3)	0 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	34.0% to 71.5%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	59.9%
Range of LTV Ratios as of the maturity date or anticipated repayment date(2)(4)(5)(6)	34.0% to 71.5%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(2)(4)(5)(6)	59.9%
Range of U/W NCF DSCRs(5)(6)(7)	1.27x to 3.29x
Weighted average U/W NCF DSCR(5)(6)(7)	1.62x
Range of U/W NOI Debt Yields(5)(6)	8.0% to 16.5%
Weighted average U/W NOI Debt Yield(5)(6)	10.3%
Percentage of Initial Pool Balance consisting of:
Interest Only	100.0%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to any mortgage loan with an anticipated repayment date, if any, calculated as of the related anticipated repayment date.
(3)	Excludes 36 mortgage loans (100.0%) identified on Annex A-1, which are interest-only for the entire term or until the anticipated repayment date, as applicable.

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(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(5)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the Vertex HQ mortgage loan (9.1%), (a) the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s), (b) the related mortgage loan and pari passu companion loans have varying interest rates and the debt service coverage ratio is calculated using the weighted average interest rate of such mortgage loan and pari passu companion loans of 4.93554% and (c) the loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related subordinate companion loans (and with respect to the debt service coverage ratio, calculated using the weighted average interest rate of the whole loan of 5.595741572%) are, 60.8%, 60.8%, 1.62x and 9.2%, respectively. With respect to the ILPT 2025 Portfolio mortgage loan (1.8%), (a) the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s), (b) the related mortgage loan and pari passu companion loans are comprised of components having varying interest rates and the debt service coverage ratio is calculated using the weighted average interest rate of such components of 5.37574485896279% and (c) the loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related subordinate companion loans (and with respect to the debt service coverage ratio, calculated using the weighted average interest rate of the components comprising both the senior loans and the subordinate companion loan of 6.39895724160776%) are, 68.0%, 68.0%, 1.06x and 7.3%, respectively.
(6)	In the case of cross-collateralized and cross-defaulted mortgage loans, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(7)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

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Modified and Refinanced

Loans	With respect to the West Gramercy Portfolio mortgage loan (4.9%), the mortgage loan refinanced a prior balance sheet loan made by the mortgage loan seller and secured by three of the related mortgaged properties and a fourth non-collateral property. Such prior loan matured on March 17, 2025 and was in maturity default until the current mortgage loan was originated on October 7, 2025. The borrower was charged default interest on such prior loan. Proceeds from the mortgage loan were used to repay the prior loan in full, other than 45 days of default interest, which was waived by the prior lender.

With respect to the Myrtle Vanderbilt mortgage loan (1.1%), the mortgage loan refinanced a prior mortgage loan secured by the mortgaged property which matured on September 8, 2025 and was in maturity default until the current mortgage loan was originated on October 10, 2025. The current mortgage loan refinanced such prior mortgage loan in full.

With respect to the 58 Dobbin Street mortgage loan (0.8%), the prior sponsor under the prior loan secured by the mortgaged property failed to repay the prior loan at loan maturity and was subject to a foreclosure action in October 2019. The borrower sponsor refinanced the prior loan with the mortgage loan on October 6, 2025. Proceeds from the mortgage loan were used to repay the prior loan in full and the prior lender agreed to dismiss the foreclosure action.

None of the other mortgage loans were modified due to a delinquency or were refinancings of a loan in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of the mortgage loan. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited

Operating History	6 of the Mortgaged Properties (21.0%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date or are leased fee properties and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties

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subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances and the exchangeable certificates with notional amounts that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts (other than any exchangeable certificates) will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

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We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	Regulation RR implementing the risk retention requirements of Section 15G of the Securities Exchange Act of 1934, as amended, will apply to this securitization. An economic interest in the credit risk of the mortgage loans in this securitization is expected to be retained by two “majority-owned affiliates” (as defined under Regulation RR) of Starwood Mortgage Capital LLC, as “retaining sponsor” (as defined under Regulation RR), in the form of a combination of (i) an “eligible vertical interest” comprised of the percentage of each class of certificates (other than the Class R certificates) retained as described under “Credit Risk Retention” (collectively, the “VRR Interest”) and (ii) an “eligible horizontal residual interest” in the form of the Class H-RR certificates (excluding the portion thereof that comprises a part of the VRR Interest) (collectively referred to herein as the “HRR Interest”).

For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied, see “Credit Risk Retention” and “Risk Factors—Other Risks Relating to the Certificates—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules” in this prospectus.

EU Securitization Rules

   and UK Securitization

Rules	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules (as each such term is defined under “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Rules and UK Securitization Rules”). In particular, no such person undertakes to take any action, or refrain from taking any action, for purposes of, or in connection with, compliance by any person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules. In addition, the arrangements described under “Credit Risk Retention” in
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this prospectus have not been structured with the objective of ensuring compliance by any person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules. Consequently, the offered certificates may not be a suitable investment for any person that is subject to the EU Securitization Rules or the UK Securitization Rules; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Rules and UK Securitization Rules”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates will be available to certificateholders through:
●	the certificate administrator’s website initially located at www.ctslink.com; and

may be available to certificateholders through:

●	the master servicer’s website initially located at https://cmsview.trimont.com/tcms.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class V and Class R certificates) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class D certificates and the Class A-2, Class A-3, Class A-S, Class B and Class C trust components are no longer outstanding,

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(ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates), and (iii) each applicable master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that, with respect to any joint mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or

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related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and, in certain cases, any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of any entitlement to interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and amounts in the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of entitlement to the excess interest (if any) accrued on any mortgage loan with an anticipated repayment date will be classified as a trust, the beneficial owners of which will be the holders of the Class V certificates (a “grantor trust”). The upper-tier REMIC will issue several classes of uncertificated REMIC regular interests, some of which will be held by the grantor trust. The grantor trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of REMIC “regular interests” issued by the upper-tier REMIC.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will represent beneficial ownership of one or more REMIC “regular interests”.

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●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class X-A and Class X-B certificates will represent regular interests issued with original issue discount, no class of offered certificates will represent regular interests issued with de minimis original issue discount, and no class of offered certificates will represent regular interests issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the

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Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date, which may result in non-payment of the mortgage loans.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., multifamily, mixed use, office, retail, self storage, manufactured housing, industrial, hospitality or leased fee) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
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●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicting Interests

●	Transaction Parties: Conflicting interests may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Ratings: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicers, the special servicers, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicers, the special servicers, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. Hackers engage in attacks against organizations from time to time that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction

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parties will not be subject to such attacks. Any such attacks may impair such parties’ abilities to perform their obligations under the transaction documents.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially and substantially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Moreover, certain mortgage loans may permit the replacement of the guarantor subject to the requirements set forth in the related mortgage loan documents. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to

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pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

With respect to certain of the mortgage loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the mortgaged property, pursuant to such mortgage loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

The non-recourse carveout provisions contained in certain of the mortgage loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the mortgaged property to the extent that there is sufficient cash flow generated by the mortgaged property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to, or incidences of, crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
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●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.
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Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 5 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 5 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy including tenants that are the sole tenant or significant tenants at the related Mortgaged Properties, may nonetheless be operating at a loss or be in financial distress, may be in danger of closing (or being closed by a parent entity) or may have filed for bankruptcy. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
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●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain or corporate group that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores, offices or locations in the chain or corporate group, reduce exposure, relocate stores, offices or locations or otherwise reorganize its business to cut costs. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing or redundant stores, offices or locations, which may involve a tenant at one of the mortgaged properties.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria, or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

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With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicting interests. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicting interests arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. In addition, in certain circumstances lease payments of affiliated tenants may be higher relative to those of non-affiliated tenants and/or market rents, resulting in higher net operating income at the property. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition

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worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede

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the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.
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With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
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●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;
●	that certain multifamily properties may be considered to be “flexible apartment properties”, which properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that may have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection.

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For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases, with such increases limited to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. Furthermore, changes to such programs may impose additional limits on rent increases that were not contemplated when the related mortgage loans were originated. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized

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or supported property may decline, which may adversely affect the value and successful operation of such property.

In addition, certain mortgaged properties in New York City may have tenants that benefit from the New York City Fighting Homelessness and Eviction Prevention Supplement (“CityFHEPS”), a rental assistance program administered by the New York City Department of Social Services. Eligible families can participate in the CityFHEPS program for up to five years, and they must reapply annually. If families still need help after the initial five-year period, they can apply for an extension. Families may lose eligibility for the CityFHEPS program for various reasons, including, among other reasons, the household no longer has a child under 18 years of age (or under 19 years of age who is a full time student), changes in the income of household members, or changes in a cash assistance case of household members. The CityFHEPS program is subject to the availability of funding. Rents paid by the CityFHEPS may be above market. The related mortgaged property may lose significant income if tenants are unable to continue to qualify for such program, or the borrower is unable to continue leasing units to tenants who qualify for such program or if the program is changed or terminated. Other similar rental assistance programs administered by New York City and other jurisdictions are subject to similar risks.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

Certain of the mortgage loans may be subject to New York’s Section 421-a (16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a (16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in

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connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Multifamily Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Industrial Properties Have Special Risks”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such

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risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

In addition, as a result of the COVID-19 pandemic office properties have been experiencing lower than normal utilization levels and it is uncertain whether utilization levels will return to levels experienced prior to the COVID-19 pandemic. In the event that office tenants continue to utilize partial “work from home” or other remote work policies, the overall demand for office space may be adversely affected for a significant time, which may impact the ability of the borrowers to lease their properties, and may impact the operation and cash flow of the properties and/or the borrowers’ ability to refinance the mortgage loans at maturity.

In addition, in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are generally of shorter-term duration, and user turnover is generally greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Shorter-term space leases and users may be more impacted by economic fluctuations compared to traditional long term office leases. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations. Additionally, if there is a concentration of subleases of the co-working space to a single tenant or affiliated tenants, expiration or termination of such subleases may leave a large block of the co-working space unoccupied. The business model for co-working tenants is evolving, and in markets where co-working tenants represent significant market share, deteriorating performance at any one location may create disruption across other co-working locations and affect the broader office market as well. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

Certain of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

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Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. A number of retailers, including retailers that have stores located at the mortgaged properties, have announced ongoing store closures or are in financial distress, and other tenants at the mortgaged properties have co-tenancy clauses related to such retailers. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumers: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Additionally, the grocery store industry is highly competitive and is characterized by intense price competition, narrow margins, increasing fragmentation of retail and online formats, entry of non-traditional competitors and market consolidation. In addition, evolving customer preferences and the advancement of online, delivery, ship to home, and mobile

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channels in the industry enhance the competitive environment. Grocery stores may be undercut by competition that have greater financial resources to take measures such as altering product mixes, reducing prices, providing home/in-store fulfillment, or online ordering.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor

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tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties may have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail or other properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases. In addition, certain properties may have one or more tenants that operate a medical marijuana dispensary or conduct back-office operations for a medical marijuana dispensary. Although such operations may comply with applicable state law, the possession and sale of marijuana for medicinal purposes remains illegal under applicable federal law.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
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●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Manufactured Housing Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

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●	the number of competing residential developments in the local market, such as: other manufactured housing community properties, apartment buildings and site-built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing property);
●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Manufactured housing and recreational vehicle communities have few or no insurable buildings or improvements and thus do not have casualty insurance or have very low limits of casualty insurance in comparison with the related mortgage loan balances. In the event that a manufactured housing or recreational vehicle community property constitutes a nonconforming use or has other zoning non-conformities, and a casualty or other event occurs with respect to which the applicable zoning ordinance does not permit continuance of the manufactured housing community use, or requires the community to operate with a lower number of tenants, it is anticipated that the insurance proceeds, if any, in connection with such event would be substantially lower than the principal balance of the related mortgage loan or the allocated loan balance of the related property. Further, since many manufactured housing communities are located in areas with low land value, the lender would generally not be able to recover the shortfall by foreclosing on the land. Accordingly, the issuing entity could experience a substantial loss.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended to accommodate short-term occupancy by recreational vehicles, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties. In addition, many manufactured housing properties have pads that are leased on a month-to-month basis.

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Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Certain jurisdictions may give the related homeowner’s association or even individual homeowners a right of first refusal with respect to a proposed sale of the manufactured housing community property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	supply chain disruptions;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
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●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
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●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and

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nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s restaurants, theaters, lounges, bars, nightclubs or waterparks will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is a bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

Some of the hospitality properties may operate family entertainment resorts that include waterparks, pools and/or swimming facilities. There are inherent risks of accidents or injuries at family entertainment resorts, including accidents or injuries at waterparks, particularly for young children. Potential waterpark accidents and injuries include falls, cuts or other abrasions, concussions and other head injuries, sickness from contaminated water, chlorine-related irritation, injuries resulting from equipment malfunctions and drownings. One or more accidents, injuries or incidents of sicknesses at any of the waterparks at the

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mortgaged properties or at other similar facilities could adversely affect the related borrower’s safety reputation among potential customers, decrease overall occupancy rates, increase the cost of or make unavailable the appropriate liability insurance policies and increase operating costs by requiring additional measures to make safety precautions even more visible and effective.

In addition, such hospitality properties are subject to the potential risks associated with concentration of the resorts under the same brand. A negative public image or other adverse event that becomes associated with such brand could adversely affect the related borrowers’ business and revenues.

If accidents, injuries or sicknesses occur at any such hospitality properties, the related borrowers may be held liable for costs related to the injuries or face litigation proceedings relating to such accidents and sicknesses. There can be no assurance that any liability insurance maintained by the related borrowers against such risks will be adequate or available at all times and in all circumstances to cover any liability for these costs. In addition, many jurisdictions do not insure against punitive damages, and the related borrowers would not be covered if they experienced a judgment including punitive damages. Such borrowers’ business, financial condition and results of operations would be adversely affected to the extent claims and associated expenses resulting from accidents or injuries exceed insurance recoveries. See “—Insurance May Not Be Available or Adequate” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise affiliation (either through a franchise, license or management agreement, as the case may be) could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

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The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

Certain franchise agreements may have loan-to-value ratio requirements, debt service coverage ratio requirements or other requirements with respect to loans that finance the related property. Such requirements may impair the ability of the borrower under a related mortgage loan to obtain refinancing of its debt.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Leased Fee and Operating Lease Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be

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a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Leased Fee Properties”.

Certain mortgaged properties may be leased to a third party under an operating lease. In such circumstance, the mortgaged property generally will be subject to similar risks as those of a leased fee property, as set forth above.

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Startup companies generally have a low success rate. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease and may default on its lease.

Mortgaged Properties Leased to Government Tenants Have Special Risks

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations or upon the loss of access to certain government programs or upon other events related to government status.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to

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the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the

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allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
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●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

A property manager or borrower may also be subject to cyberattacks or other forms of security breaches, or similar events, as described under “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties. See “—Risks Related to Conflicting Interests—Other Potential Conflicting Interests May Affect Your Investment”.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

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Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are: multifamily, mixed use, office, retail, self storage and manufactured housing. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, Massachusetts, Texas, Indiana, Washington and California. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current
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expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions

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whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes” and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination

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or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the mortgaged properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, office or mixed use properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

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Retail, office or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, office or mixed use properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

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Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, television studios, arcades and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, because of unique construction requirements of such properties, any vacant space would not be converted to other uses. Aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office

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building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to, and could be substantially less than, that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will not be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required

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to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

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Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g., LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, the cost of insurance has increased in certain jurisdictions and, as a result, some borrowers may have difficulty in obtaining appropriate insurance or maintaining insurance coverage at the related mortgaged properties. The cost of force-placed insurance, correspondingly, may be prohibitively high to provide sufficient coverage for a mortgaged property. The additional cost of force-placed insurance or insurance required to be maintained on any REO properties may adversely impact the operation at the mortgaged property and/or reduce liquidation proceeds from any REO properties.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

As a result of the higher cost of hazard insurance policies, certain borrowers may have obtained insurance policies with relatively high deductibles. In the event a borrower makes a claim under its policies, the relatively high out of pocket cost associated with higher deductibles may adversely impact the cash flow at the related mortgaged property. See representation and warranty number 18 in Annex D-1 and the identified exceptions to those representations and warranties in Annex D-2.

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Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (the “NFIP”) expired on September 30, 2025. We cannot assure you if or when the program will be reauthorized. Expiration of the NFIP could have an adverse effect on the value of properties in flood zones or their ability to be repaired or rebuilt after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
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●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the immediately preceding calendar year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism

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Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See also representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, some or all of which are covered under the same self-insurance or blanket

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insurance policy, and which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior 3 calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in

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respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in

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this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for any master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

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The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes” and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will

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affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other

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factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. See “Description of the Mortgage Pool—Appraised Value”.

Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes” and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the

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borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain mortgage loans may have been structured similarly to a Maryland indemnity deed of trust (an “IDOT”). An IDOT is structured so that the lender makes the loan to the owner of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a mortgage on the property owner’s property. Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities. In the case of a mortgage loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain

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other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in the pooling of the assets and liabilities of an otherwise solvent company in a bankruptcy proceeding of one or more affiliates, making the company’s assets available to repay the debts of such affiliated companies. A court has the

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discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency

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judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this

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securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if
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applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate.

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The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that

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mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from

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those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or a similar structure, state law may provide that the lender will not have a perfected security interest in the underlying property rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s, operating lessee’s or similar party’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and

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implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and First Republic Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Also, recent news reports have indicated that some rating agencies are assessing a number of financial institutions for possible downgrades and that some institutions have already been the subject of downgrades, which may trigger the obligation to transfer accounts held at other institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, in some cases the related mortgage loan documents permit lockbox accounts to be maintained at institutions that do not meet the customary rating requirements under such mortgage loan documents, so long as such institutions meet certain other requirements under the mortgage loan documents related to the lockbox account, such as, without limitation, the requirement to transfer all amounts on deposit in the related lockbox account once every business day.

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

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Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits each applicable special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to

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extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the applicable master servicer nor the applicable special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may

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have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

In the event a ground lessee is a debtor in a bankruptcy proceeding, a leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground

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lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged

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property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicting Interests

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The originators originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, one of the sponsors, of Morgan Stanley Bank, N.A., one of the originators, and of Morgan Stanley & Co. LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the mortgage rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business

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opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

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In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees and affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees and affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Starwood Mortgage Capital LLC or its “majority-owned affiliate(s)” (as defined under Regulation RR) will be required to retain the VRR Interest and the HRR Interest as described in “Credit Risk Retention” in this prospectus, and Starwood Mortgage Capital LLC, as retaining sponsor, has the right to appoint a risk retention consultation party. The risk retention consultation party may, upon request and on a strictly non-binding basis, and subject to the limitations described in this prospectus, consult with the applicable special servicer and recommend that such special servicer take certain actions that may conflict with the interests of holders of certain classes of the certificates. However, the applicable special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. In addition, Starwood Mortgage Capital LLC is affiliated with the b-piece buyer and LNR Partners, LLC, the special servicer. While the risk retention consultation party only has consultation rights, the b-piece buyer and the special servicers have rights which are not merely consultive. The risk retention consultation party and the holder of the majority of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if any such party or an affiliate thereof holds companion loans or companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicting interests, for so long as, with respect to any mortgage loan, any related borrower party is the risk retention consultation party, the retaining sponsor or the holder of the majority of the VRR Interest (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention” in this prospectus.

There can be no assurance that the retaining sponsor, the holder of the majority of the VRR Interest or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to

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the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

In addition, Starwood Mortgage Capital LLC, a mortgage loan seller, a sponsor and an originator, is an affiliate of (i) LNR Partners, LLC, the special servicer for this securitization, (ii) LNR Securities Holdings, LLC, the entity that is expected to be appointed as the Directing Certificateholder and the Risk Retention Consultation Party and that is expected to purchase approximately 60% of the Class X-E, Class X-F, Class X-G, Class E, Class F, Class G and Class V Certificates (excluding the portion comprising a part of the VRR Interest), (iii) Starwood Conduit CMBS Vertical Retention II LLC, the entity expected to purchase the VRR Interest, and (iv) Starwood CMBS Horizontal Retention MSBAM 2025-5C2 LLC, the entity expected to purchase the HRR Interest.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicting interests as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicting Interests in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicting Interests May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of any servicing shift whole loans will be governed by the pooling and servicing agreement for this securitization only temporarily, in each case until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the master servicer and the special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”. As of the closing date, there will be no servicing shift whole loans.

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Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, notwithstanding that any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. It is possible that the Underwriter Entities may take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

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In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Each of the Underwriter Entities is an affiliate of one or more other parties involved in this transaction, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicting Interests of Each Applicable Master Servicer and Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other

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Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicting interests as they relate to each applicable special servicer, for so long as any special servicer obtains knowledge that it has become a borrower party with respect to an excluded special servicer loan, such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflicting interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. The initial special servicer is an affiliate of the entity that is expected to be the holder of the “eligible horizontal residual interest” consisting of the Class H-RR certificates (excluding the portion of such class comprising the VRR interest). In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities. In addition, in some cases, the applicable master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or

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subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each applicable master servicer and special servicer services and is expected to continue to service, in the ordinary course of its businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of each applicable master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. Such enforcement may also be influenced by any affiliation between such master servicer or special servicer, as applicable, and the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

LNR Securities Holdings, LLC (or its affiliate) is expected to be designated as the initial directing certificateholder under the pooling and servicing agreement, and LNR Partners, LLC is expected to act as the special servicer. Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicting Interests May Affect Your Investment” below.

Similarly, it is expected that each applicable master servicer and special servicer for this transaction also act in one or more other capacities in the securitizations governing the servicing of non-serviced mortgage loans. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is (or is

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affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicting Interests of the Operating Advisor

Park Bridge Lender Services LLC, a limited liability company organized under the laws of the State of New York, has been appointed as the initial operating advisor with respect to all of the mortgage loans (other than any non-serviced mortgage loan or servicing shift mortgage loan). See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, any master servicer, any special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve conflicting interests with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may acquire or have interests in or duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicting interests for the initial operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a

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borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflicting interest.

Potential Conflicting Interests of the Asset Representations Reviewer

Park Bridge Lender Services LLC, a limited liability company organized under the laws of the State of New York, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, any master servicer, any special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflicting interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may acquire or have interests in or duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicting interests for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflicting interest.

Potential Conflicting Interests of the Directing Certificateholder and the Companion Holders

It is expected that LNR Securities Holdings, LLC will be appointed as the initial directing certificateholder. Each applicable special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with respect to certain excluded loans) (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling

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noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans for which it acts as special servicer under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans), (ii) the controlling noteholder of any servicing shift whole loan prior to the applicable servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the applicable special servicer or the applicable special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

The controlling noteholder or directing certificateholder indicated in such table has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicting interests with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause); provided that the directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then-controlling class of certificates. See “Pooling and Servicing Agreement—The Directing Certificateholder”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent

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and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicting interests with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holders (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the applicable special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, any special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan); provided that the directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then-controlling class of certificates. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

With respect to serviced whole loans other than any servicing shift whole loan, each special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain

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conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loans) provided that the directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then-Controlling Class of certificates. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the applicable special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicting interests, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan” with respect to the directing certificateholder), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to any such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to any such mortgage loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or otherwise seek to exert its influence over the applicable special servicer in the event any such mortgage loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflicting interest.

Potential Conflicting Interests in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E, Class F, Class G and Class H-RR certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price

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adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors.

In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates, in each case to the extent permitted under the credit risk retention rules. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer or an affiliate will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with each master servicer and special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to any servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans”.

It is expected that LNR Securities Holdings, LLC will be the initial directing certificateholder. LNR Partners, LLC is expected to act as the special servicer and it or an affiliate assisted CMBS 4 Sub 11, LLC and LNR Securities Holdings, LLC and/or one or more of their respective affiliates with due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

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Conflicting Interests May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, or if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

Other Potential Conflicting Interests May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In certain such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will often contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, not all mortgage loan documents will contain such provisions and violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

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Other Risks Relating to the Certificates

EU Securitization Rules and UK Securitization Rules

Prospective investors should be aware of the following matters which may, in certain cases, be relevant to an investor’s own regulatory obligations; and may, in any case, adversely affect the value and liquidity of the certificates.

In the EU, certain restrictions and obligations with regard to securitizations are imposed pursuant to Regulation (EU) 2017/2402 and related technical standards (in each case, as amended, and collectively the “EU Securitization Rules”). These include certain requirements (the “EU Investor Requirements”) imposed on institutional investors, as defined for purposes of the EU Securitization Rules. An institutional investor is a person holding a securitization position (i.e., an exposure to a securitization, as defined for purposes of the EU Securitization Rules) and which is one of the following: (a) an insurance undertaking or a reinsurance undertaking, each as defined in Directive 2009/138/EC; (b) an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (unless not subject thereto), or an investment manager or an authorized entity appointed by such an institution; (c) an alternative investment fund manager, as defined in Directive 2011/61/EU, that manages and/or markets alternative investment funds in the EU; (d) an internally-managed UCITS, which is an investment company authorized in accordance with Directive 2009/65/EC and which has not designated a management company authorized under that Directive for its management, or a management company, as defined in that Directive; or (e) a credit institution or an investment firm, each as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”). In addition, the EU CRR makes provision as to the application of the EU Investor Requirements to consolidated affiliates, wherever established or located, of institutional investors that are subject to the EU CRR. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

Pursuant to the EU Investor Requirements, an EU Institutional Investor is required (amongst other things), prior to holding a securitization position, to verify certain matters in accordance with the EU Securitization Rules, including that (a) except in specified cases, certain credit-granting requirements are satisfied; (b) the originator, sponsor or original lender retains a material net economic interest in the securitization of not less than 5%, in accordance with the EU Securitization Rules; and (c) the originator, sponsor or securitization special purpose entity has, where applicable, made information available in accordance with the EU Securitization Rules.

The EU Securitization Rules will apply also in the non-EU member states of the European Economic Area (the “EEA”), to the extent (if at all) implemented in such member states.

The consequences of a failure to comply with the EU Investor Requirements with respect to an investment in the certificates would depend on the characteristics of the relevant EU Institutional Investor. For example, an EU Institutional Investor that is subject to regulatory capital requirements may be subject to a penalty regulatory capital charge on the relevant certificates; and an EU Institutional Investor that is an alternative investment fund manager may be required to take corrective action in the best interest of investors in the relevant fund.

In the UK, certain restrictions and obligations with regard to securitizations are imposed pursuant to the Securitisation Regulations 2024 and related rules made by the Financial Conduct Authority and the Prudential Regulation Authority (in each case, as amended, and collectively the “UK Securitization Rules”). These include certain requirements (the “UK

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Investor Requirements”) imposed on institutional investors, as defined for purposes of the UK Securitization Rules. An institutional investor is a person holding a securitization position (i.e., an exposure to a securitization, as defined for purposes of the UK Securitization Rules) and which is one of the following: (a) an insurance undertaking or a reinsurance undertaking, each as defined in the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) the trustees or managers of an occupational pension scheme, as defined in the Pension Schemes Act 1993, that has its main administration in the UK, or a fund manager of such a scheme appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of the FSMA; (c) an AIFM, as defined in the Alternative Investment Fund Managers Regulations 2013 (the “AIFM Regulations”) that has permission under the FSMA for managing an AIF (as defined in the AIFM Regulations) and markets or manages an AIF in the UK, or a small registered UK AIFM, as defined in the AIFM Regulations; (d) a UCITS, as defined in the FSMA, which is an authorized open ended investment company, as defined in the FSMA, or a management company, as defined in the FSMA; or (e) a CRR firm or an FCA investment firm, each as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended (the “UK CRR”). In addition, the UK CRR makes provision as to the application of the UK Investor Requirements to consolidated affiliates, wherever established or located, of institutional investors that are subject to the UK CRR. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

Pursuant to the UK Investor Requirements, a UK Institutional Investor is required (amongst other things), prior to holding a securitization position, to verify certain matters in accordance with the UK Securitization Rules to which it is subject, including that (a) except in specified cases, certain credit-granting requirements are satisfied; (b) the originator, sponsor or original lender retains a material net economic interest in the securitization of not less than 5%, in accordance with the UK Securitization Rules; and (c) the originator, sponsor or securitization special purpose entity has made information available (and committed to make further information available) in accordance with the UK Securitization Rules to which the UK Institutional Investor is subject.

The consequences of a failure to comply with the UK Investor Requirements with respect to an investment in the certificates would depend on the characteristics of the relevant UK Institutional Investor. For example, a UK Institutional Investor that is subject to regulatory capital requirements may be subject to a penalty regulatory capital charge on the relevant certificates; and a UK Institutional Investor that is an AIFM may be required to take corrective action in the best interest of investors in the relevant AIF.

None of the sponsors, the depositor or the underwriters or their respective affiliates or any other person intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules. In particular, no such person undertakes to take any action, or refrain from taking any action, for purposes of, or in connection with, compliance by any person with any EU Investor Requirements or any UK Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules.

Consequently, the certificates may not be a suitable investment for an EU Institutional Investor or a UK Institutional Investor; and this may, amongst other things, have a

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negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority, and to make their own assessment, regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the EU Securitization Rules or the UK Securitization Rules (as relevant) and their compliance with any applicable requirement thereof.

Recent Developments Concerning the Proposed Japanese Retention Requirements

The Japanese Financial Services Agency the (“JFSA”) recently published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the certificates equal to at least 5% of the exposure of the total underlying assets in the transaction (the “Japanese Retention Requirement”) or such investors determine that the underlying assets were not “inappropriately originated”. In the absence of such a determination with respect to the mortgage loans by such investors, the Japanese Retention Requirement as set out in the JRR Rule will apply to an investment by such investors in the certificates. The Japanese investors to which the JRR Rule applies include banks, bank holding companies, credit unions (shinyo kinko), credit cooperatives (shinyo kumiai), labor credit unions (rodo kinko), agricultural credit cooperatives (nogyo kyodo kumiai), ultimate parent companies of large securities companies and certain other financial institutions regulated in Japan (such investors, “Japanese Affected Investors”). Such Japanese Affected Investors may be subject to punitive capital requirements and/or other regulatory penalties with respect to investments in securitizations that fail to comply with the Japanese Retention Requirement.

The JRR Rule became effective on March 31, 2019. At this time, you should understand that there are a number of unresolved questions and no established line of authority, precedent or market practice that provides definitive guidance with respect to the JRR Rule, and no assurances can be made as to the content, impact or interpretation of the JRR Rule. In particular, the basis for the determination of whether an asset is “inappropriately originated” remains unclear, and therefore unless the JFSA provides further specific clarification, it is possible that this transaction may contain assets deemed to be “inappropriately originated” and as a result may not be exempt from the Japanese Retention Requirement. The JRR Rule or other similar requirements may deter Japanese Affected Investors from purchasing the certificates, which may limit the liquidity of the certificates and adversely affect the price of the certificates in the secondary market. Whether and to what extent the JFSA may provide further clarification or interpretation as to the JRR Rule is unknown.

Each purchaser or prospective purchaser of certificates is itself responsible for monitoring and assessing any changes to Japanese risk retention laws and regulations, including any delegated or implementing legislation made pursuant to the JRR Rule, and for analyzing its own regulatory position. Each purchaser or prospective purchaser of certificates is advised to consult with its own advisers regarding the suitability of the certificates for investment and the applicability of the JRR Rule and the Japanese Retention Requirement to this transaction. None of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, any master servicer, any special servicer,

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any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates makes any representation or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person, including any Japanese Affected Investor, and none of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, any master servicer, any special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates intends to take any steps to comply (or facilitate compliance by any person, including any Japanese Affected Investor) with the JRR Rule or makes any representation, warranty or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

We make no representation as to the suitability of any criteria established by the nationally recognized statistical rating organizations that assign ratings to any class of offered certificates or any other rating agencies, nor can we assure you that the criteria established by a nationally recognized statistical rating organizations that assign ratings to any class of offered certificates or any other rating agency will be followed in all circumstances (including, in each case, with respect to the certificates) or that they will be applied consistently across all securities analyzed by such nationally recognized statistical rating organizations that assign ratings to any class of offered certificates or any other rating agency. Any change in a rating agency’s criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any securities rated by such rating agency or any other rating agency (including any class of certificates), despite the fact that such securities (or such class) might still be fully performing pursuant to the terms of the related securitization documents. We cannot assure you that any such

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downgrade, withdrawal or qualification of any rating assigned to any securities (including any class of certificates) will not adversely affect the market value of those certificates whose ratings have not been subject to such downgrade, withdrawal or qualification.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical

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rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. Finally, other Securities and Exchange Commission enforcement actions, including litigation, against any rating agency or other regulatory issues involving a rating agency could result in a downgrade, withdrawal or qualification of an assigned rating, which could have an adverse impact on the liquidity, market value and regulatory characteristics of the certificates. As a recent example of an enforcement action, on February 16, 2021, the Securities and Exchange Commission filed a civil action against Morningstar Credit Ratings, LLC (“MCR”), a former credit rating agency. The complaint alleges that MCR’s “general description” of its ratings procedures and methodologies in its Form NRSRO registration filed with the Securities and Exchange Commission failed to include specific disclosure relating to adjustments permitted by certain modeling methodology, which adjustments were used by MCR in rating 30 CMBS transactions from 2015 to 2016. The complaint also alleged certain related failures of internal controls. The complaint did not make any allegations about the integrity of any MCR ratings, but it alleged that the adjustments benefited the issuers that paid for those ratings by lowering credit enhancement requirements for the relevant ratings in those transactions. The complaint, filed in federal district court in the Southern District of New York, sought injunctive relief, disgorgement with prejudgment interest, and civil penalties. The civil action was settled on June 7, 2022, without MCR admitting or denying the allegations of the complaint. MCR is not a rating agency. Moreover, no MCR credit ratings remain outstanding for any transactions or obligors. This complaint is an example of continuing regulatory scrutiny of the credit rating industry, which could affect any rating agency or the ratings that it assigns to any certificates.

In addition, on September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

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To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings, which may be satisfied in certain cases by the master servicer maintaining specified minimum credit ratings. Failure to maintain the ongoing rating requirements by the master servicer, certificate administrator or trustee may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those requirements. See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If any such party were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement.

In addition, accounts established and maintained under the pooling and servicing agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement were downgraded below the applicable eligibility criteria and a rating agency confirmation was not delivered, those accounts may be required to be

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transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, curing a cash management trigger, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans
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increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.
Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the

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Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes. In particular, the formulas for calculating the entitlements of the classes of Exchangeable IO Certificates to such amounts are different than the formulas for calculating the entitlements of the Class X-A and Class X-B certificates to such amounts.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates or trust component, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates or trust components.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-2 and Class A-3 trust components
Class X-B	Class A-S, Class B and Class C trust components
Class A-2-X1	Class A-2-1 certificates
Class A-2-X2	Class A-2-2 certificates
Class A-3-X1	Class A-3-1 certificates
Class A-3-X2	Class A-3-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net

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mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if any master servicer, any special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if a master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the certificates, first the Class H-RR certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component, then the Class B trust component, then the Class A-S trust component and, then, pro rata, the Class A-2 and Class A-3 trust components, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class or trust component. Any portion of such amount applied to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount

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equal to the product of (x) its certificate balance or notional amount, divided by the certificate balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component. A reduction in the certificate balance of the Class A-2 or Class A-3 trust components will result in a corresponding reduction in the notional amount of the Class X-A certificates, and a reduction of the certificate balance of the Class A-S, Class B or Class C trust components will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S Exchangeable Certificates (collectively), the Class B Exchangeable Certificates (collectively) and the Class C Exchangeable Certificates (collectively) to receive payments of principal and interest in respect of the certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any such certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the certificates will generally be subordinated to those of the holders of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G Certificates, Class A-2 Exchangeable Certificates and Class A-3 Exchangeable Certificates, and, if your certificates are Class B Exchangeable Certificates or Class C Exchangeable Certificates, to those of the holders of the Class A-S Exchangeable Certificates and, if your certificates are Class C Exchangeable Certificates, to those of the holders of the Class B Exchangeable Certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of such other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than any mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party

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under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class V and Class R certificates and any Class X-E, Class X-F, Class X-G, Class E, Class F, Class G or Class H-RR certificate registered in the name of or beneficially owned by the holder of the VRR Interest will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have certain limited consultation rights) and the right to replace each special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, provided that the directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then-Controlling Class of certificates except that if a control termination event occurs and is continuing (other than with respect to servicing shift mortgage loans, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and

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servicing agreement), the directing certificateholder will lose the consent rights and the right to replace each special servicer, but will retain consultation rights and if a consultation termination event occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. The holder of the controlling companion loan for each servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the applicable special servicer with or without cause, regardless of whether a control termination event exists. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to any serviced A/B whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to any serviced A/B whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such serviced A/B whole loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the applicable special servicer or the applicable master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan and, therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder (as determined under clause (ii) of the definition thereof) so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally,

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with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although any master servicers or special servicers under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan, the risk retention consultation party and the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i)             may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)           may act solely in the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)        does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person, and in the case of the risk retention consultation party, the holders of the VRR Interest that appointed such risk retention consultation party do not have any duties to any other person;

(iv)         may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)            will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the pooling and servicing agreement

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governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the serviced mortgage loans. Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the applicable master servicer or the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift whole loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace Each Applicable Master Servicer, Each Applicable Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer (i) for cause at any time and (ii) without cause if either (a) LNR Partners, LLC or its affiliate is no longer the special servicer or (b) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then-controlling class of certificates, in each case so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loans or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, each special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate a master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset

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representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace any master servicer, any special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), or with respect to any servicing shift whole loan, the holders of the controlling notes related to such whole loans, and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to any serviced A/B whole loan, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions

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to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan; however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the applicable special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
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●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by each applicable special servicer may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of each applicable special servicer in maximizing collections for the transaction and the impediments each applicable special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

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Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates each applicable special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the applicable special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (except Morgan Stanley Mortgage Capital Holdings LLC in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, any related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, absent a material breach of a representation or warranty, the applicable mortgage loan seller will have no obligation to repurchase a mortgage loan if the related borrower is or has been adversely affected by the COVID-19 pandemic. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to any joint mortgage loan, each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

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Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event of Default

With respect to each whole loan with one or more subordinate companion loans, prior to the occurrence and continuance of certain mortgage loan events of default specified in the related co-lender agreement, any collections of scheduled principal payments and certain other unscheduled principal payments with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan, the related pari passu companion loans and the related subordinate companion loans on a pro rata and pari passu basis. Such pro rata distributions of principal will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such subordinate companion loans.

See “Description of the Mortgage Pool—The Whole Loans—The Vertex HQ Pari Passu-A/B Whole Loan” and “—the ILPT 2025 Portfolio Pari Passu-A/B Whole Loan”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or

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special servicer, as applicable. An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy and bank insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a

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“business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of Each Applicable Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Each applicable Master Servicer, any Sub-Servicer or each applicable Special Servicer, the Trustee or the Certificate Administrator May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the pooling and servicing agreement or any related sub-servicing agreement. Any economic downturn or recession may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the pooling and servicing agreement or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or

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the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make monthly payment advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party. For example, as described under “Transaction Parties—The Servicer”, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) transferred its master servicing and primary servicing business to Trimont LLC (“Trimont”) on March 1, 2025. A business combination transaction of the size and nature of the transaction between Wells Fargo Bank and Trimont may present risks related to the performance of such parties. Such risks might include potential delays or disruptions resulting from integration of operations, integration of information technology and accounting systems, loss of key personnel, failure to attract new employees, difficulties in maintaining continuity of management or other changes associated with the implementation of such transaction. We cannot assure you that the transfer by Wells Fargo Bank of its master and primary servicing business to Trimont, will not cause disruptions in the performance by Trimont of its duties and obligations as master servicer under the PSA.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See

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“Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to an ordinary deduction or a capital loss.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service (“IRS”), eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at

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significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification, the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction”. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations,” potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the Mortgaged Properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.

We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

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If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of Certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules

To finance a portion of the purchase price of the VRR Interest, Starwood Conduit CMBS Vertical Retention II LLC (“Vertical MOA”), a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of Starwood Mortgage Capital LLC (“SMC”), in its capacity as seller, is expected to enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer. In connection with a repurchase financing transaction between Vertical MOA and the repurchase counterparty relating to this securitization, the repurchase counterparty would advance funds to enable Vertical MOA to finance a portion of the purchase price of the VRR Interest to be acquired by Vertical MOA. The VRR Interest will be purchased in order for SMC to satisfy its obligation as retaining sponsor with respect to this securitization under the Credit Risk Retention Rules.

Although the Credit Risk Retention Rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangements to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the Credit Risk Retention Rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility cause SMC, in its capacity as retaining sponsor, or Vertical MOA, in its capacity as retaining party, to fail to comply with the Credit Risk Retention Rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

None of the depositor, the underwriters, the initial purchasers, any master servicer, any special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association or KeyBank National Association makes any representation as to the compliance of SMC or Vertical MOA in any respect with respect to the Credit Risk Retention Rules including, without limitation, whether (i) the manner in which SMC is fulfilling its obligation to retain the VRR Interest satisfies such rules, (ii) Vertical MOA is eligible to retain the VRR Interest or (iii) the structure of such repurchase finance facility would cause SMC to fail to comply with the Credit Risk Retention Rules.

In connection with the repurchase financing transaction, Vertical MOA has represented to the repurchase counterparty that (i) SMC is a “sponsor” (as defined in the Credit Risk Retention Rules) of the securitization transaction constituted by the issuance of the certificates, (ii) it is a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of SMC, (iii) its obligations under the repurchase finance facility are full recourse to it, and (iv) to its knowledge, it is in compliance with the Credit Risk Retention Rules. In addition, the obligations of Vertical MOA under any repurchase finance facility will be (a) subject to a limited guaranty by Starwood Property Trust, Inc. and (b) secured by the VRR Interest. Any collateral pledged with respect to a repurchase finance facility may be cross-collateralized with other repurchase finance facilities with such a repurchase counterparty.

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Upon the occurrence of certain specified events of default under such repurchase finance facility, including an event of default resulting from Vertical MOA’s failure to satisfy its payment obligations, such repurchase counterparty may exercise creditor remedies that could include accelerating the payment obligations of Vertical MOA and not transferring legal title to the VRR Interest back to Vertical MOA. In addition, Vertical MOA’s repurchase financing facilities with a repurchase counterparty may be cross-defaulted. As a result, an event of default with respect to a repurchase finance facility with a counterparty result in an event of default for all related repurchase finance facilities with such counterparty. The occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in SMC, in its capacity as retaining sponsor, failing to be in compliance with the Credit Risk Retention Rules.

Under a repurchase transaction and subject to its terms, legal title to the VRR Interest would initially be sold to the repurchase counterparty. Notwithstanding the sale and purchase of such securities, a repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles. This treatment would be based in part on the expectation that the repurchase counterparty would transfer legal title to the VRR Interest back to Vertical MOA upon payment in full of Vertical MOA’s obligations under the applicable repurchase transaction. Although the repurchase counterparty would be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility. Any failure of the repurchase counterparty to return all or any portion of the VRR Interest to Vertical MOA when due may cause the applicable regulatory authority to view SMC as no longer being in compliance with its risk retention obligations.

In exercising rights under a repurchase finance facility to (i) exercise creditor remedies, (ii) exercise voting rights with respect to the VRR Interest or (iii) take any other action or remedy, the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or SMC); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the Credit Risk Retention Rules or any related effect on any such person; (d) may realize gains in connection with any sale, transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

General

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted

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appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

The United States has imposed tariffs on certain imports from certain foreign countries in the last few years and may in the future impose additional tariffs or increase tariffs on imports from foreign countries. The current administration has recently been announcing and implementing new tariffs, some of which have gone into effect and others of which have been on hold temporarily, and other countries have been implementing new tariffs in response. The imposition of these tariffs or any additional future tariffs could have the effect of, among other things, raising prices to consumers and potentially eliciting reciprocal tariffs, which could slow the global economy, and the removal of tariffs may or may not yield the intended results. In addition, impacts on tariffs may have a material adverse impact on industrial and distribution warehouse properties, as businesses work through the impact of tariffs and how to change, if at all, the sourcing of products and materials as a result of these and other potential tariffs.

The current presidential administration has instituted a broad review of federal spending, including freezing of previously promised funds. The federal government may be a tenant at one or more mortgaged properties, and we cannot assure you that they will remain in occupancy or pay scheduled rent. Additionally, certain tenants may receive income from the federal government, including in the form of grants or as reimbursement for services such

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as medical care under Medicare, and such funds may no longer be available. Furthermore, a widespread reduction in federal spending could have an adverse effect on the economy as a whole.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, civil unrest and/or protests, natural disasters, climate change and man-made disasters, including the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

In addition, on February 24, 2022, Russia launched a military invasion of Ukraine. The European Union, United States, United Kingdom, Canada, Japan and a number of other countries responded by announcing successively more restrictive sanctions against Russia, various Russian individuals, corporations and private banks, and the Russian central bank, which aim to limit such sanctioned persons’ and entities’ access to the global economy, Russian foreign reserves and personal assets held domestically and internationally. As economies and financial markets throughout the world become increasingly interdependent, events or conditions in one country or region are more likely to adversely impact markets or issuers in other countries or regions. The current Russia-Ukraine conflict is expected to have a particularly significant negative effect on the costs of energy, food and mineral resources and is expected to exacerbate inflationary pressures throughout the global economy. Furthermore, there may be a heightened risk of cyber-warfare, biological warfare or nuclear warfare launched by Russia against other countries in response to political opposition and imposed sanctions or perceptions of increased NATO involvement in the conflict. The evolution of the conflict and actions taken by governments in response to such conflict, and the consequences, economic or otherwise, are unpredictable and may be far reaching and long lasting. As a result, we cannot predict the immediate or longer-term effects of the conflict on the global economy or on the performance of the mortgage loans or underlying mortgaged properties.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to

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pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain,

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regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity.  The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

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●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 36 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $713,549,500 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in November 2025 (or, in the case of any Mortgage Loan that has its first due date after November 2025, the date that would have been its due date in November 2025 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Six Mortgage Loans (36.3%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans”. Each Mortgage Loan and the related

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Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.(2)	13	26	$300,389,000	42.1%
Bank of America, National Association	Bank of America, National Association	10	18	152,567,000	21.4
Starwood Mortgage Capital LLC	Starwood Mortgage Capital LLC	10	16	139,950,000	19.6
KeyBank National Association	KeyBank National Association	2	2	107,500,000	15.1
Morgan Stanley Mortgage Capital Holdings LLC / Bank of America, National Association	Morgan Stanley Mortgage Capital Holdings LLC / Bank of America, National Association(3)	1	102	13,143,500	1.8
Total		36	164	$713,549,500	100.0%

(1)	Certain of the Mortgage Loans were co-originated or are part of Whole Loans that were co-originated by the related Mortgage Loan Seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the Mortgage Loan Seller and transferred to the Mortgage Loan Seller. See “—Co-Originated Whole Loans and Third-Party Originated Mortgage Loans” below.
(2)	The 125th & Lenox Whole Loan was originated by RREF V – D Direct Lending Investments, LLC, and Note A-2 was subsequently purchased by Morgan Stanley Mortgage Capital Holdings LLC. The mortgage was re-underwritten in accordance with customary Morgan Stanley Mortgage Capital Holdings LLC standards. See “Description of the Mortgage Pool - Exceptions to Underwriting Guidelines”.
(3)	The ILPT 2025 Portfolio Mortgage Loan (1.8%) is part of a whole loan that was co-originated by Citi Real Estate Funding Inc., Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC, Bank of Montreal, Royal Bank of Canada and UBS AG New York Branch. Morgan Stanley Mortgage Capital Holdings LLC is acting as mortgage loan seller with respect to Note A-9-2 (Non-Florida) and Note A-9-2 (Florida), with an outstanding principal balance as of the Cut-Off Date of $6,571,750. Bank of America, National Association is acting as mortgage loan seller with respect to Note A-8-2 (Non-Florida) and Note A-8-2 (Florida), with an outstanding principal balance as of the Cut-Off Date of $6,571,750.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”)

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creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or manufactured housing community properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated Whole Loans and Third-Party Originated Mortgage Loans

Each of the following Mortgage Loans is part of a Whole Loan that was co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The Vertex HQ Mortgage Loan (9.1%) is part of a Whole Loan that was co-originated by Morgan Stanley Bank, N.A., Bank of Montreal, Goldman Sachs Bank USA and JPMorgan Chase Bank, National Association.
●	The 125th & Lenox Mortgage Loan (3.5%) is part of a Whole Loan that was originated by RREF V - D Direct Lending investments, LLC. The Mortgage Loan was purchased by Morgan Stanley Mortgage Capital Holdings LLC on September 11, 2025.
●	The ILPT 2025 Portfolio Mortgage Loan (1.8%) is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc., Bank of Montreal, Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC, Royal Bank of Canada and UBS AG New York Branch.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on November 13, 2025 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, The MC Mortgage Loan or The MC Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property may be referred to by name (for example, The MC Mortgaged Property); when that occurs, we are referring to

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the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, The MC Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

With respect to each Mortgaged Property, any appraisal of such Mortgaged Property, Phase I environmental report, Phase II environmental report or seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) was prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below. In addition, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination and have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, such term means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan;
●	in the case of a Mortgage Loan that provides for an initial interest-only period or multiple interest-only periods and provides for scheduled amortization payments after the expiration of such initial interest-only period or between such interest-only periods prior to the maturity date or the Anticipated Repayment Date, as
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applicable, such term means 12 times the monthly payment of principal and interest payable during the amortization period(s); and

●	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, “Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, or, if such Mortgage Loan provides for an initial interest-only period and provides for amortization payments in accordance with a specified payment schedule after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, such term means 12 times the average of the principal and interest payments for the first 12 payment periods during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the monthly payment in effect as of the Cut-off Date, subject to the proviso to the prior sentence. Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise expressly indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity or ARD (“Other Than As-Is”)	Other Than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity or ARD (“As-Is”)	“As-Is” Appraised Value
Vertex HQ(1)	9.1%	34.0%	34.0%	$1,644,000,000	39.6%	39.6%	$1,410,000,000
ILPT 2025 Portfolio(2)	1.8%	43.8%	43.8%	$1,706,541,600	44.7%	44.7%	$1,673,080,000

(1)	The Other Than “As-Is” Appraised Value represents an “As Is – With Escrows” value, which assumes that there are $176 million in upfront tenant improvement reserves and $58 million in upfront free rent reserves held in escrow. At origination, the borrower reserved $173,530,598 for tenant improvements and $58,450,518 for free rent. Further, the appraisal assumes that the parking garage lease associated with the Vertex HQ Mortgaged Property will be binding on a potential buyer of the Vertex HQ Mortgaged Property and that four related extension options will be executed. Based on the Vertex HQ Whole Loan, the Cut-off Date LTV Ratio (“As-Is”) and LTV Ratio at Maturity (“As-Is”) would each be
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70.9%, compared to a Cut-off Date LTV Ratio (Other Than “As-Is”) and LTV Ratio at Maturity (Other Than “As-Is”) of 60.8% each.

(2)	The Other Than “As-Is” Appraised Value reflects a portfolio premium of approximately 2.0% over the aggregate “as-is” Appraised Values of the individual Mortgaged Properties. Based on the ILPT 2025 Portfolio Whole Loan, the Cut-off Date LTV Ratio (“As-Is”) and LTV Ratio at Maturity (“As-Is”) would each be 69.3%, compared to a Cut-off Date LTV Ratio (Other Than “As-Is”) and LTV Ratio at Maturity (Other Than “As-Is”) of 68.0% each.

With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

With respect to The MC Mortgage Loan (9.95%), the Appraised Value for the Mortgaged Property of $168,900,000, which results in a Cut-off Date LTV Ratio of 53.3%, includes approximately $52,700,000 attributable to the net present value of a 421-a tax abatement, which has been applied for but has not been received as of the origination date. The current taxes for the 2025/2026 tax year are $1,344,458 compared to the underwritten abated taxes of $642,175. If the net present value of the tax abatement were to be subtracted from the Appraised Value, the Appraised Value of the Mortgaged Property would be $116,200,000, resulting in a Cut-off Date LTV Ratio of 77.5%. We cannot assure you that a 421-a tax exemption will be approved, or of what the appraised value or actual value of the Mortgaged Property would be if the exemption is not approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

With respect to the Terra Apartments Mortgage Loan (7.7%), the Appraised Value of the Mortgaged Property of $122,600,000, which results in a Cut-off Date LTV Ratio of 60.4%, includes $38,600,000 attributable to the net present value of a 421-a tax exemption, which has been applied for but has not been received as of the origination date. If such net present value of the tax exemption were to be subtracted from the Appraised Value, the Appraised Value of the Mortgaged Property would be $84,000,000, resulting in a Cut-off Date LTV Ratio of 88.1%. We cannot assure you that a 421-a tax exemption will be approved, or of what the appraised value or actual value of the Mortgaged Property would be if the exemption is not approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

With respect to the Sterling Plaza Mortgage Loan (7.5%), the Appraised Value of $79,400,000 represents the “hypothetical – excluding release area” value, which assumes the release of a 20,856 SF non-income producing segment of the Mortgaged Property that currently contains 60 surface parking spaces (the “Release Area”) in connection with the transfer of the Release Area to an affiliate of the borrower. The appraisal concluded an “as-is” market value of $80,800,000, assuming the Release Area is not released. See “—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions”.

With respect to the Grubbs 3-Pack MHC Portfolio Mortgage Loan (1.0%), the Appraised Value for the Elk Creek Estates Mortgaged Property (0.3%) of $2,840,000 represents the $2,920,000 “as is” appraised value of the Mortgaged Property less the $80,000 land value of a parcel of vacant land as to which the borrower has the right to obtain a free release.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical

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financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.
●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan or group of cross-collateralized Mortgage Loans appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

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The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, LTV Ratios were calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a portion of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group).

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the Cut-off Date LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

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With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related Cut-off Date LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the Cut-off Date, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

With respect to The MC Mortgage Loan (9.95%), the Appraised Value for the Mortgaged Property of $168,900,000, which results in a Cut-off Date LTV Ratio of 53.3%, includes approximately $52,700,000 attributable to the net present value of a 421-a tax abatement, which has been applied for but has not been received as of the origination date. If the net present value of the tax abatement were to be subtracted from the Appraised Value, the Appraised Value of the Mortgaged Property would be $116,200,000, resulting in a Cut-off Date LTV Ratio of 77.5%. We cannot assure you that a 421-a tax exemption will be approved, or of what the appraised value or actual value of the Mortgaged Property would be if the exemption is not approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

With respect to the Terra Apartments Mortgage Loan (7.7%), the Appraised Value of the Mortgaged Property of $122,600,000, which results in a Cut-off Date LTV Ratio of 60.4%, includes $38,600,000 attributable to the net present value of a 421-a tax exemption, which has been applied for but has not been received as of the origination date. If such net present value of the tax exemption were to be subtracted from the Appraised Value, the Appraised Value of the Mortgaged Property would be $84,000,000, resulting in a Cut-off Date LTV Ratio of 88.1%. We cannot assure you that a 421-a tax exemption will be approved, or of what the appraised value or actual value of the Mortgaged Property would be if the exemption is not approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

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“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten NCF DSCR”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Debt Service Coverage Ratio is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex A-1.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

With respect to each of The MC Mortgage Loan (9.95%) and the Terra Apartments Mortgage Loan (7.7%), the Underwritten Net Cash Flow Debt Service Coverage Ratio takes into account an applied-for 421-a tax exemption. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

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“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise expressly indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group and the aggregate units for the Mortgaged Properties in such group.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date”, “LTV Ratio at Maturity / ARD” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio at Maturity or ARD is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the LTV Ratio at Maturity or ARD was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the stated maturity date or Anticipated Repayment Date, as applicable.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio at Maturity or ARD is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the maturity date or Anticipated Repayment Date, as applicable, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

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With respect to The MC Mortgage Loan (9.95%), the Appraised Value for the Mortgaged Property of $168,900,000, which results in a LTV Ratio at Maturity/ARD of 53.3%, includes approximately $52,700,000 attributable to the net present value of a 421-a tax abatement, which has been applied for but has not been received as of the origination date. If the net present value of the tax abatement were to be subtracted from the Appraised Value, the Appraised Value of the Mortgaged Property would be $116,200,000, resulting in a LTV Ratio at Maturity/ARD of 77.5%. We cannot assure you that a 421-a tax exemption will be approved, or of what the appraised value or actual value of the Mortgaged Property would be if the exemption is not approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

With respect to the Terra Apartments Mortgage Loan (7.7%), the Appraised Value of the Mortgaged Property of $122,600,000, which results in an LTV Ratio at Maturity/ARD of 60.4%, includes $38,600,000 attributable to the net present value of a 421-a tax exemption, which has been applied for but has not been received as of the origination date. If such net present value of the tax exemption were to be subtracted from the Appraised Value, the Appraised Value of the Mortgaged Property would be $84,000,000, resulting in an LTV Ratio at Maturity/ARD of 88.1%. We cannot assure you that a 421-a tax exemption will be approved, or of what the appraised value or actual value of the Mortgaged Property would be if the exemption is not approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means (other than as set forth in the proviso to this definition), for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of industrial/warehouse, office and retail properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on

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borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.
●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“D/@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to
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obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“DorYM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.
●	“DorYM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).
●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Qualified Opportunity Zone” means qualified opportunity zones (“QOZs”) under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ. See Annex A-1 for information regarding which Mortgaged Properties are located in QOZs as of the Cut-off Date.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as an industrial/warehouse facility, office, retail center, self storage, any combination of the foregoing or other single-purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

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“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in its entirety, but may not apply to each related Mortgaged Property. In

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addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. Lastly, notwithstanding the foregoing, the vacancy assumption used in determining the revenue component of Underwritten Net Cash Flow may have used vacancy information for the subject Mortgaged Property and the related markets that predates the impact of the COVID-19 pandemic.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of industrial/warehouse, office, retail and self storage properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero) and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures

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used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NCF Debt Yield is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Initial Pool Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization

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feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1.

With respect to each of The MC Mortgage Loan (9.95%) and the Terra Apartments Mortgage Loan (7.7%), the Underwritten NCF Debt Yield takes into account an applied-for 421-a tax exemption. We cannot assure you that a 421-a tax exemption will be approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten Net Operating Income for cooperative mortgaged properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related Mortgage Loan, assuming that the related Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

“Underwritten Net Operating Income Debt Service Coverage Ratio”, “Underwritten NOI DSCR” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Net Operating Income Debt Service Coverage Ratio is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially

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lower) Underwritten Net Operating Income Debt Service Coverage Ratio than is shown on Annex A-1.

With respect to each of The MC Mortgage Loan (9.95%) and the Terra Apartments Mortgage Loan (7.7%), the Underwritten Net Operating Income Debt Service Coverage Ratio takes into account an applied-for 421-a tax exemption. We cannot assure you that a 421-a tax exemption will be approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NOI Debt Yield is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1.

With respect to each of The MC Mortgage Loan (9.95%) and the Terra Apartments Mortgage Loan (7.7%), the Underwritten NOI Debt Yield takes into account an applied-for 421-a tax exemption. We cannot assure you that a 421-a tax exemption will be approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as a multifamily housing property, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units or (e) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

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With respect to the Vertex HQ Mortgage Loan (9.1%), the Interest Rate of the Vertex HQ Whole Loan is the weighted average interest rate of the respective notes of the Vertex HQ Whole Loan, as follows:

Note	Interest Rate	Original Balance
Senior SASB Trust Notes(1)	4.93554%	$247,300,000
Senior Non-SASB Trust Notes(2)	4.93554%	$311,500,000
Junior B Notes	5.49648%	$107,300,000
Junior C Notes	5.93080%	$116,800,000
Junior D Notes	6.60493%	$138,000,000
Junior E Notes	8.13896%	$79,100,000

(1)	The Senior SASB Trust Notes consist of Note A-1-1, Note A-2-1, Note A-3-1 and Note A-4-1.
(2)	The Senior Non-SASB Trust Notes consist of Note A-1-2-1, Note A-1-2-2, Note A-1-2-3, Note A-1-2-4, Note A-2-2-A, Note A-2-2-B, Note A-2-2-C, Note A-2-2-D, Note A-3-2-A, Note A-3-2-B, Note A-4-2-A and Note A-4-2-B.

The Interest Rate of the Vertex HQ Mortgage Loan is 4.93554%, the weighted average Interest Rate of the Vertex HQ senior notes is 4.93554% per annum and the weighted average Interest Rate for the Vertex HQ Whole Loan is approximately 5.595741572% per annum. The weighted average Interest Rate for the Vertex HQ Whole Loan may increase if voluntary or involuntary prepayments occur and such principal is applied to the notes sequentially in accordance with the related Whole Loan documents. See “Description of the Mortgage Pool—The Whole Loans—The Vertex HQ Pari Passu-A/B Whole Loan”.

With respect to the ILPT 2025 Portfolio Mortgage Loan (1.8%), for purposes of calculating interest and other amounts payable on the related Whole Loan, each note evidencing the related Whole Loan was divided into multiple components (each, a “Component”) with varying interest rates. The interest rate of each note evidencing the ILPT 2025 Portfolio Mortgage Loan represents the weighted average interest rate of the related Components. In the case of the related Whole Loan, prepayments of each note will be applied to the related Components in sequential order.

The ILPT 2025 Portfolio Mortgage Loan and the ILPT 2025 Portfolio Pari Passu Companion Loans evidence pari passu portions of Components A, B and C, with initial balances of $605,400,843, $68,395,557 and $73,403,600, respectively, and per annum rates equal to 5.300564660%, 5.545564660% and 5.837564660%, respectively. The ILPT 2025 Portfolio Subordinate Companion Loans evidence Components D, E, F and HRR, with initial balances of $96,800,000, $165,100,000, $104,150,000 and $46,750,000, respectively, and per annum rates equal to 6.516564660%, 8.207564660%, 9.025564660% and 10.270564660%, respectively. As of the Closing Date, the interest rate of the ILPT 2025 Portfolio Mortgage Loan is 5.37574485896279% and the weighted average interest rate of the ILPT 2025 Portfolio Whole Loan is 6.39895724160776%.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

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A Mortgage Loan’s Mortgage Rate may be lower than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-1 for certain information regarding each Mortgage Loan that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annex A-1 and Annex A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$713,549,500
Number of Mortgage Loans	36
Number of Mortgaged Properties	164
Number of Crossed Loans	0
Crossed Loans as a percentage	0.0%
Range of Cut-off Date Balances	$2,700,000 to $71,000,000
Average Cut-off Date Balance	$19,820,819
Range of Mortgage Rates	4.9355% to 7.1400%
Weighted average Mortgage Rate	6.1659%
Range of original terms to maturity(2)	60 months to 60 months
Weighted average original term to maturity(2)	60 months
Range of remaining terms to maturity(2)	56 months to 60 months
Weighted average remaining term to maturity(2)	59 months
Range of original amortization terms(3)	0 months to 0 months
Weighted average original amortization term(3)	0 months
Range of remaining amortization terms(3)	0 months to 0 months
Weighted average remaining amortization term(3)	0 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	34.0% to 71.5%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	59.9%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)(6)	34.0% to 71.5%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)(6)	59.9%
Range of U/W NCF DSCRs(5)(6)(7)	1.27x to 3.29x
Weighted average U/W NCF DSCR(5)(6)(7)	1.62x
Range of U/W NOI Debt Yields(5)(6)	8.0% to 16.5%
Weighted average U/W NOI Debt Yield(5)(6)	10.3%
Percentage of Initial Pool Balance consisting of:
Interest Only	100.0%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to any Mortgage Loan with an Anticipated Repayment Date, if any, calculated as of the related Anticipated Repayment Date.
(3)	Excludes 36 Mortgage Loans (100.0%) identified on Annex A-1, which are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.
(4)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the Appraised Value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(5)	In the case of Mortgage Loans that have one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the Vertex HQ Mortgage Loan (9.1%), (a) the loan-to-value ratio, debt yield and debt service coverage ratio include any Pari Passu Companion Loan(s), as applicable, but exclude the related Subordinate Companion Loan(s), (b) the related Mortgage Loan and Pari Passu Companion Loans have varying interest rates and the debt service coverage ratio is calculated using the weighted average interest rate of such Mortgage Loan and Pari Passu Companion Loans of 4.93554% and (c) the Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield including the related Subordinate Companion Loans (and with
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respect to the debt service coverage ratio, calculated using the weighted average interest rate of the Whole Loan of 5.595741572%) are 60.8%, 60.8%, 1.62x and 9.2%, respectively. With respect to the ILPT 2025 Portfolio Mortgage Loan (1.8%), (a) the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s), (b) the related mortgage loan and pari passu companion loans are comprised of components having varying interest rates and the debt service coverage ratio is calculated using the weighted average interest rate of such components of 5.37574485896279% and (c) the loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related subordinate companion loans (and with respect to the debt service coverage ratio, calculated using the weighted average interest rate of the components comprising both the senior loans and the subordinate companion loan of 6.39895724160776%) are, 68.0%, 68.0%, 1.06x and 7.3%, respectively.

(6)	In the case of cross-collateralized and cross-defaulted mortgage loans, the U/W NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and the U/W NOI Debt Yield have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(7)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

The issuing entity will include 7 Mortgage Loans (20.7%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

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Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Multifamily
Garden	10	$111,880,000	15.7%
High Rise	2	64,200,000	9.00
Mid Rise	2	45,100,000	6.3
Subtotal:	14	$221,180,000	31.0%
Mixed Use
Multifamily/Retail	2	$78,800,000	11.0%
Lab/Office	1	64,600,000	9.1
Office/Retail	5	40,500,000	5.7
Retail/Industrial/Office	1	8,836,387	1.2
Retail/Office	1	1,913,613	0.3
Subtotal:	10	$194,650,000	27.3%
Office
Suburban	1	$53,600,000	7.5%
Medical	4	25,500,000	3.6
Subtotal:	5	$79,100,000	11.1%
Retail
Anchored	2	$48,000,000	6.7%
Single Tenant	2	11,950,000	1.7
Subtotal:	4	$59,950,000	8.4%
Self Storage
Self Storage	14	$56,467,000	7.9%
Subtotal:	14	$56,467,000	7.9%
Manufactured Housing
Manufactured Housing	11	$53,521,000	7.5%
RV Park	1	2,238,000	0.3
Subtotal:	12	$55,759,000	7.8%
Industrial
Flex	2	$15,300,000	2.1%
Warehouse/Distribution	71	10,802,325	1.5
Cold Storage	1	321,223	0.0
Manufacturing	1	195,000	0.0
Storage Yard	1	42,263	0.0
Subtotal:	76	$26,660,811	3.7%
Hospitality
Extended Stay	1	$18,000,000	2.5%
Subtotal:	1	$18,000,000	2.5%
Other
Leased Fee	28	$1,782,689	0.2%
Subtotal:	28	$1,782,689	0.2%
Total:	164	$713,549,500	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

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Multifamily Properties

With respect to the multifamily properties and mixed use properties with a multifamily component set forth in the above chart, we note the following:

●	With respect to The MC Mortgage Loan (9.95%), the related borrower has applied for a 35-year 421-a tax abatement under the 421-a tax abatement program that is administered by the New York City Department of Housing Preservation and Development (the “HPD”). In connection with the expected 421-a tax abatement, the related borrower will be required to reserve at least 30% (which is equal to 70 units) of the units at the Mortgaged Property for tenants earning no more than 130% of the area median income, subject to certain rental restrictions (the “MC Affordable Units”). See “—Real Estate and Other Tax Considerations”. Furthermore, with respect to the MC Affordable Units, (i) the related borrower has elected to include 38 of the MC Affordable Units in the HPD’s inclusionary housing program, which reserves units for households earning up to 80% of area median income, (ii) the MC Affordable Units will be subject to rental restrictions for the duration of the 421-a tax exemption and (iii) there are currently 16 MC Affordable Units that are leased to tenants participating in various voucher programs, including the Family Homelessness and Eviction Prevention Supplement program, the City Fighting Homelessness and Eviction Prevention Supplement program, the shelter allowance program and Section 8.
●	With respect to the Terra Apartments Mortgage Loan (7.7%), in connection with a 35 year 421-a tax exemption that was applied for with respect to the related Mortgaged Property, the borrower has designated 37 units (30.3% of total units) at the Mortgaged Property as affordable housing units reserved for tenants earning up to 130% of Area Median Income (“AMI”). In addition, all of the affordable units at the Terra Apartments Mortgaged Property are required to be rent stabilized for the duration of the 421-a tax exemption. In addition, the affordable units are subject to limitations on rent, generally equal to 30% of the applicable level of AMI (i.e., 30% of 130% of AMI). Furthermore, as of the origination date, 12 units are leased to tenants with CityFHEPS vouchers.
●	With respect to the Riverwalk Vista Mortgage Loan (3.6%), the Mortgaged Property benefits from a full tax exemption granted by the State of South Carolina Department of Revenue and in connection with such tax exemption, is subject to a land use restriction agreement. The agreement generally requires that at least 75% of the units be reserved for tenants earning no more than 80% of the area median income with either (i) at least 20% of the units reserved for tenants earning no more than 50% of the area median income or (ii) at least 40% of the units reserved for tenants earning no more than 60% of the area median income. The agreement is scheduled to terminate on December 31, 2122. The tax exemption is perpetual, provided that the Mortgaged Property continues to comply with the eligibility criteria, including but not limited to, certain nonprofit ownership requirements and affordable housing requirements. See “—Real Estate and Other Tax Considerations”. In addition, 14 of the 237 total multifamily units at the Mortgaged Property are rented by tenants utilizing Section 8 vouchers. If a tenant fails to receive the Section 8 subsidy or other government assistance program rental subsidies, it could result in delinquent rent payments and/or reduced occupancy rates at the Mortgaged Property.
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●	With respect to the Hunter Village Properties Mortgage Loan (2.4%), 61 units are occupied by Purdue University students across both properties, representing 23% of total units.
●	With respect to the 2217 Caton Avenue Mortgage Loan (1.3%), as a result of a 15-year 421-a tax exemption that was obtained for the related Mortgaged Property in 2011, the residential portion of the 2217 Caton Avenue Mortgaged Property, which consists of 29 apartments, is rent stabilized.
●	With respect to the 520 East 11 Street Mortgage Loan (1.2%), 5 of the 27 residential units are rent stabilized.
●	With respect to the 520 East 11 Street Mortgage Loan (1.2%), there are 6 residential units that are leased to students.
●	With respect to the Myrtle Vanderbilt Mortgage Loan (1.1%), there are 2 residential units that are leased to students.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the Vertex HQ Mortgage Loan (9.1%), Vertex Pharmaceuticals Incorporated (“Vertex”), the largest tenant (approximately 95.4% of NRA), leases 1.9 million SF across 5 buildings in the market where the Mortgaged Property is located.
●	With respect to the New England Medical Portfolio Mortgage Loan (3.6%), Columbia Care, a tenant at the Chelmsford Medical Center Mortgaged Property, is a marijuana dispensary company. Columbia Care uses its leased space at the Chelmsford Medical Center Mortgaged Property for its back-office operations. The possession and sale of marijuana remains illegal under applicable federal law. The Columbia Care lease permits only general office use and forbids (i) marijuana transactions on site, (ii) patients on site, (iii) marijuana or related products on site and (iv) cash on site (other than petty cash not to exceed $1,000). The borrower has covenanted that unless otherwise directed by the lender, it will cause all monies that would otherwise be paid by Columbia Care to the borrower to be deposited into a segregated account and never commingled with the funds or property of the borrower, and will never (and will not permit the guarantor to) use any moneys received by Columbia Care to pay any obligations of the borrower and/or guarantor under the loan documents, and the borrower has represented and warranted that any funds used to pay obligations of borrower and guarantor under the loan documents will not be monies received from Columbia Care.
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See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Manufactured Housing Properties

With respect to the manufactured housing properties set forth in the above chart, we note the following:

●	With respect to the Fitts MHC Portfolio Mortgage Loan (3.7%), of 544 total pads, 28 have manufactured homes situated on them that are owned by an affiliate of the borrower (“Park Owned Homes”). The residents of such Park Owned Homes pay rents for such homes to the borrower affiliate which owns such homes and pay rents for the pads to the borrower. In addition, there are 17 “rent-to-own” homes. Rent-to-own manufactured homes are owned by an affiliate of the borrower initially, and the residents gain ownership by making scheduled rent payments with an option or obligation to purchase the home at the end of the lease term, often applying part of the rent toward the purchase price.
●	With respect to the Fairway and Silver Creek Mobile Estates Mortgage Loan (2.7%), of the 149 pads at the Mortgaged Properties, one pad has a Park Owned Home situated on it and 6 pads have third party owned homes situated on them. These third party owned homes are owned by a third party vendor offering them for sale, which vendor pays pad rents pending sale.
●	With respect to the Grubbs 3-Pack MHC Portfolio Mortgage Loan (1.0%), of 116 total pads, 4 have Park Owned Homes situated on them, of which 3 are occupied. The residents of such Park Owned Homes pay rents for such homes to the borrower affiliate which owns such homes and pay rents for the pads to the borrower. In addition, 10 manufactured homes at the Mortgaged Properties are “rent-to-own” homes. With respect to the Country Pines RV Park Mortgaged Property (0.3%), all 40 of the pads at the Mortgaged Properties are recreational vehicle pads, of which 38 are occupied.
●	Other manufactured housing Mortgage Loans have or may have in the future one or more mobile homes located on the pads at the related Mortgaged Properties which are owned or financed by an affiliate of the related borrower, and/or may not limit the number of homes that may be owned by borrower affiliates.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Properties Have Special Risks”.

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Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●	With respect to the ILPT 2025 Portfolio Mortgage Loan (1.8%), the sole tenant at each of the 996 Paragon Way Mortgaged Property, the 6850 Weber Boulevard Mortgaged Property, the 3800 Midlink Drive Mortgaged Property, the 27200 SW 127th Avenue Mortgaged Property, the 2300 North 33rd Avenue East Mortgaged Property, the 2580 Technology Drive Mortgaged Property, the 5795 Logistics Parkway Mortgaged Property, the 5001 West Delbridge Street Mortgaged Property, the 17200 Manchac Park Lane Mortgaged Property, the 55 Commerce Avenue Mortgaged Property, and the 3736 Salisbury Road Mortgaged Property (collectively, 0.4%), has the right under its lease to require the related borrower to construct an expansion to its leased premises. In the event of foreclosure, the issuing entity will have limited ability to complete construction. For more information, see "Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Tax Considerations Relating to Foreclosure".

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”, “—Self Storage and RV/Boat Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus and “—Specialty Use Concentrations” below.

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.
Mortgaged Property Name	Mortgage Loan Cut-off Date Balance ($)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Residence Inn Middletown Goshen	$18,000,000	2.5%	03/27/2045	11/01/2030

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus as well as “—Insurance Considerations” and “—Specialty Use Concentrations”. For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the five largest tenants by NRA that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

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Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance by allocated loan amount
Restaurant	3	14.3%
Medical Office	5	12.6%
Health Club	2	1.7%
Bank Branch	1	1.1%

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit/SF(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)(2)	Property Type
The MC	$71,000,000	9.95%	$386,266.09	1.31x	53.3%	Mixed Use
Vertex HQ	$64,600,000	9.1%	$492.56	3.29x	34.0%	Mixed Use
Terra Apartments	$55,000,000	7.7%	$606,557.38	1.30x	60.4%	Multifamily
Sterling Plaza	$53,600,000	7.5%	$233.42	1.79x	67.5%	Office
The Depot at Nickel Plate	$36,500,000	5.1%	$150,826.45	1.34x	61.4%	Multifamily
West Gramercy Portfolio	$35,300,000	4.9%	$321.49	1.56x	55.4%	Mixed Use
Etude Self Storage West Coast Portfolio	$30,200,000	4.2%	$136.83	1.39x	66.7%	Self Storage
Fitts MHC Portfolio	$26,050,000	3.7%	$47,886.03	1.31x	66.6%	Manufactured Housing
Riverwalk Vista	$26,000,000	3.6%	$109,704.64	1.47x	67.9%	Multifamily
LRW Houston Multifamily Portfolio	$25,650,000	3.6%	$52,134.15	1.37x	64.8%	Multifamily
New England Medical Portfolio	$25,500,000	3.6%	$136.41	1.64x	70.8%	Office
125th & Lenox	$25,000,000	3.5%	$581.16	1.36x	68.9%	Retail
Westgate Shopping Center	$23,000,000	3.2%	$135.68	1.50x	57.2%	Retail
Palm Harbor and Heatherwood Portfolio	$21,980,000	3.1%	$98,565.02	1.30x	70.0%	Multifamily
Fairway and Silver Creek Mobile Estates	$19,000,000	2.7%	$127,516.78	1.34x	66.1%	Manufactured Housing
Top 3 Total/Weighted Average	$190,600,000	26.7%		1.98x	48.8%
Top 5 Total/Weighted Average	$280,700,000	39.3%		1.86x	54.0%
Top 10 Total/Weighted Average	$423,900,000	59.4%		1.71x	57.3%
Top 15 Total/Weighted Average	$538,380,000	75.5%		1.65x	59.3%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit/SF, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing
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entity and the related Pari Passu Companion Loan in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan. In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

(2)	See the definition of “Appraised Value” under “—Certain Calculations and Definitions—Definitions” for additional information regarding the calculation of the Cut-off Date LTV Ratio, including any such values calculated using non-“as-is” values.

For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.5% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below (32.5%) are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

In particular, with respect to the ILPT 2025 Portfolio Mortgage Loan (1.8%), the related Whole Loan is evidenced by (i) the non-Florida notes (in an aggregate original principal amount of approximately $995,640,000) executed by each of the borrowers other than the Florida borrowers, which are secured by all of the mortgages (other than the Florida mortgages) which encumber, collectively, the Mortgaged Properties located outside the State of Florida (such mortgages, the “Non-Florida Mortgages”) and (ii) the Florida notes (with an aggregate maximum principal amount of approximately $164,360,000) executed by the Florida borrowers, which are secured by mortgages, each of which encumbers the applicable Mortgaged Property located in the State of Florida (the “Florida Mortgages”). The Florida Mortgages secure only the Florida notes, and only the Florida borrowers have any obligation under the Florida notes or to repay any Florida note, and the Non-Florida Mortgages secure all of the notes other than the Florida notes; provided, that all of the borrowers (including the Florida borrowers) delivered to the lender a guaranty (the “Guaranty (Florida Notes)”) of the borrowers’ obligations to pay the outstanding principal balance of, and other amounts due and owing on, each note (including the Non-Florida notes and the Florida notes), and any other Mortgage Loan documents, and the Guaranty (Florida Notes) is secured by both the Florida Mortgages and Non-Florida Mortgages. As a result of the foregoing limitation on cross-collateralization, if a foreclosure sale or other

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recovery on any Florida Mortgage yields proceeds that exceed the amount of the Florida notes plus the amount of the applicable Florida borrower’s obligations under the Guaranty (Florida Notes), such excess would not be secured by any Florida Mortgage. Further, in the event that a foreclosure sale or other recovery on the mortgages other than the Florida Mortgages resulted in proceeds that are insufficient to pay all amounts due and owing on the notes, the fact that any excess proceeds realized on the Florida notes are not secured by the Florida Mortgages could result in a shortfall in recovery on the Mortgage Loan and in payments of amounts due and owing to Certificateholders. Similarly, the same risk would exist in the event that a foreclosure sale or other recovery on the mortgages other than the Florida Mortgages resulted in an excess over the amount of the Non-Florida notes and the applicable borrowers' obligations under the Guaranty (Florida Notes) and/or the recovery under the Florida Mortgages resulted in insufficient proceeds to pay all amounts due and owing on the notes.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Cross-Collateralized/Multi-Property Mortgage Loans(1)(2)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan or Cross-Collateralized Group	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
West Gramercy Portfolio	Multi-Property Loan	$35,300,000	4.9%
Etude Self Storage West Coast Portfolio	Multi-Property Loan	30,200,000	4.2
Fitts MHC Portfolio	Multi-Property Loan	26,050,000	3.7
LRW Houston Multifamily Portfolio	Multi-Property Loan	25,650,000	3.6
New England Medical Portfolio	Multi-Property Loan	25,500,000	3.6
Palm Harbor and Heatherwood Portfolio	Multi-Property Loan	21,980,000	3.1
Fairway and Silver Creek Mobile Estates	Multi-Property Loan	19,000,000	2.7
Hunter Village Properties	Multi-Property Loan	17,150,000	2.4
ILPT 2025 Portfolio	Multi-Property Loan	13,143,500	1.8
Kingsbridge Bronx Portfolio	Multi-Property Loan	10,750,000	1.5
Grubbs 3-Pack MHC Portfolio	Multi-Property Loan	7,130,000	1.0
Total		$231,853,500	32.5%

(1)	Total may not equal the sum of such amounts listed due to rounding.
(2)	In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Three groups of Mortgage Loans (collectively, 7.9%) set forth in the table below entitled “Related Borrower Loans (Other than Cross-Collateralized Groups)” are not cross-collateralized but have borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

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Related Borrower Loans (Other than Cross-Collateralized Groups)(1)(2)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
New England Medical Portfolio	4	$25,500,000	3.6%
200 Theodore Rice Boulevard	1	9,500,000	1.3
Total	5	$35,000,000	4.9%
Group 2
LA Fitness – Euless, TX	1	$6,200,000	0.9%
LA Fitness – Pearland, TX	1	5,750,000	0.8
Total	2	$11,950,000	1.7%
Group 3
Cap’n Tom’s Storage	1	$6,800,000	1.0%
Lone Star Secure Storage	1	2,700,000	0.4
Total	2	$9,500,000	1.3%

(1)	Totals may not equal the sum of such amounts listed due to rounding.
(2)	Mortgage Loans with related borrowers are identified under “Related-Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	16	$246,712,587	34.6%
Massachusetts	5	$94,080,000	13.2%
Texas	17	$81,719,118	11.5%
Indiana	5	$53,954,737	7.6%
Washington	1	$53,600,000	7.5%
California	9	$45,833,109	6.4%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 27 other states, with no more than 4.4% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	14 Mortgaged Properties, securing approximately 14.8% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a scenario expected loss greater than 17.0%.
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●	19 Mortgaged Properties (9.0%) are located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, which areas are more susceptible to hurricanes. See representation and warranty no. 18 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).
●	Mortgaged Properties located in California, Texas and Washington, among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties With Limited Prior Operating History

6 of the Mortgaged Properties (21.0%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date or are leased fee properties and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

With respect to the Residence Inn Middletown Goshen Mortgage Loan (2.5%), the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

●	With respect to the Residence Inn Middletown Goshen Mortgage Loan (2.5%), the two borrower entities are currently Pureland Tower Hotel LLC (“Pureland”), the 94.55% owner of the Mortgaged Property, and Evergreen Valley One LLC (“Evergreen”), the 5.45% owner of the Mortgaged Property, as tenants-in-common. At loan origination, Jin Zhang (“Pureland Guarantor”) provided a non-recourse carveout guaranty and was an indemnitor under the environmental indemnity agreement, while Dong Shangguan (“Evergreen Guarantor”) delivered a limited guaranty agreement pursuant to which she agreed to guaranty the non-recourse carveout obligations related to Evergreen and Evergreen Guarantor. Pursuant to the loan documents, Evergreen will have after 30 days following a securitization, the right to convey to Pureland Evergreen's interest in the Mortgaged Property in exchange for a 5.45% membership interest in Pureland transferred to Evergreen Guarantor and have Pureland assume all of Evergreen's obligations under the loan documents (collectively, the "TIC Roll-Up"), subject to certain conditions, including: (i) no event of default is continuing, (ii) the borrower delivers, at its sole cost and expense, an endorsement to the title insurance policy naming Pureland as owner of the Mortgaged Property and insuring that, as of the date of the TIC Roll-Up, the Mortgaged Property is not subject to any additional exceptions or liens other than those contained in the
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title insurance policy issued on the origination date and certain permitted encumbrances, (iii) after giving effect to the TIC Roll-Up, Pureland Guarantor continues to control Pureland, own, directly or indirectly, no less than 25.91% of the legal and beneficial ownership interests in Pureland and remain liable under the non-recourse carveout guaranty and the environmental indemnity agreement, (iv) if required by the lender, delivery of an opinion of counsel acceptable to the lender, in form and substance satisfactory to the lender and, if required in accordance with the terms of the transaction documents relating to a securitization, the rating agencies, (a) that the TIC Roll-Up will not directly or indirectly result in or cause the REMIC or any of its assets to fail to qualify or maintain its status as a REMIC and (b) with respect to matters of enforceability, and (v) at the lender’s request, the borrower provides a rating agency confirmation. Immediately upon the TIC Roll-Up, Evergreen and Evergreen Guarantor will be released from all liability under the loan documents first accruing after the TIC Roll-Up.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

The Mortgage Loans identified on Annex A-1 as The MC, ILPT 2025 Portfolio, 2217 Caton Avenue and 830 East Park Avenue (collectively, 13.7%) are secured in whole or in part by the related borrower’s interest in one or more units in a condominium or similar shared interest structure. With respect to each such Mortgage Loan, except as described below, the borrower generally controls the appointment and voting of the condominium (or other shared interest structure) board or the condominium (or other shared interest structure) owners cannot take actions or cause the condominium association (or other shared interest structure) to take actions that would affect the borrower’s unit without the borrower’s consent.

●	With respect to the ILPT 2025 Portfolio Mortgage Loan (1.8%), five of the Mortgaged Properties are subject to condominium regimes (established pursuant to the applicable condominium documents). With respect to one such condominium, related to the 3800 Midlink Drive Mortgaged Property, the borrower owns one of 22 units in the related condominium, and does not control the condominium.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

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Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	163	$713,520,834	100.0%
Leasehold	1	28,666	0.0
Total	164	$713,549,500	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than nine months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a Phase I environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as warranted pursuant to ASTM standards, supplemental Phase II site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis. Unless expressly indicated below, the borrower was not required to remediate the RECs and other conditions described below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Described below is certain additional information regarding environmental issues at the Mortgaged Properties:

●	With respect to The MC Mortgage Loan (9.95%), the related Phase I ESA concluded that the current regulatory status of the Mortgaged Property, the completion of site remediation, the residual soil and groundwater impacts, the establishment and management of engineering and institutional controls at the Mortgaged Property, and the implementation of a site management plant (“SMP”) collectively represents a controlled recognized environmental condition (a “CREC”) at the related Mortgaged Property. The related Mortgaged Property is listed in several regulatory databases due to the fact that it was previously used in connection with light industrial and automobile repair activities. Prior to remediation, the primary contaminants of concern for the related Mortgaged Property were semi-volatile organic compounds and metals in the soil and volatile organic compounds in the groundwater and soil vapor. Remediation at the related Mortgaged Property was done in accordance with the SMP and is now complete and the related Mortgaged Property has been issued (i) a certificate of completion (a “COC”) from the New York State Department of Environmental Conservation (“NYSDEC”) and (ii) a notice of satisfaction from the New York City Mayor’s Office of Environmental Remediation. Furthermore, the related Mortgaged Property has achieved a restricted residential use cleanup certification under the NYSDEC brownfield cleanup program. Pursuant to the SMP, the related Mortgaged Property is subject to several institutional controls, which include, among other things, (i) a requirement that the related borrower provide the NYSDEC with access to the related Mortgaged Property on an ongoing basis, (ii) annual inspections of the related Mortgaged Property and (iii) a prohibition on the use of groundwater at the related Mortgaged Property without NYSDEC approval. Furthermore, pursuant to the SMP, a recorded environmental easement is of record and this easement requires the related borrower to adhere to the requirements of the SMP and requires that the Mortgaged Property only be used for restricted residential, commercial, or industrial use. The environmental consultant recommended that the related borrower continue to adhere to the controls documented in the COC and SMP.
●	With respect to the New England Medical Portfolio Mortgage Loan (3.6%), the related ESA identified a REC at the 375 Willard Avenue Mortgaged Property (0.8%) in connection with a data gap regarding groundwater contamination and the historical operation of a dairy farm at the site. The environmental engineer reported that historical industrial operations at an adjoining site from approximately 1955 to 1993 and the release of contaminants from such adjoining site in 1986 created a contamination plume that was believed to have traveled off site and resulted in groundwater contamination at the 375 Willard Avenue Mortgaged Property. The environmental engineer reported that further investigations at the 375 Willard Avenue Mortgaged Property were not able to specify the source of contamination identified in the groundwater recovery wells. The environmental engineer conducted a Phase II ESA, dated June 27, 2025, and determined that groundwater contamination at the 375 Willard Avenue Mortgaged Property was likely due to suspended solids within the sample rather than dissolved contaminants due to a release. The environmental engineer recommended no additional investigation or remediation, but recommended proper abandonment and closure of the newly installed and existing groundwater monitoring wells upon transfer of the 375 Willard Avenue Mortgaged Property.
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●	With respect to the Westgate Shopping Center Mortgage Loan (3.2%), the related ESA identified a CREC at the Mortgaged Property in connection with the historical operation of a dry cleaning facility at the Mortgaged Property from approximately 1963 to 2012. The environmental engineer reported that site sampling identified soil contamination at the Mortgaged Property. The environmental engineer reported that institutional controls, such as a sub-slab depressurization system and an activity and use limitation, are in place and represent demonstrations of due care compliance.
●	With respect to the Hunter Village Properties Mortgage Loan (2.4%), the related ESA disclosed that the Mortgaged Properties are located in radon Zone 1, which has predicted radon levels greater than the United States Environmental Protection Agency action level of 4.0 pCi/L. The Mortgage Loan requires radon mitigation for six buildings at the Peppermill Apartments Mortgaged Property (1.9%), and for five buildings located at the Mayfair Village Apartments Mortgaged Property (0.5%), which in each case tested above 4.0 PCi/L, and also requires additional radon sampling for 8 units at the Mayfair Village Apartments Mortgaged Property and 13 units at the Peppermill Apartments Mortgaged Property. At origination, the lender reserved $28,875 for investigating, repairing and remediating, including without limitation implementing radon mitigation systems, for the radon affected units at both Mortgaged Properties.
●	With respect to the ILPT 2025 Portfolio Mortgage Loan (1.8%), the related Phase I ESAs identified RECs or CRECs at 22 of the related Mortgaged Properties as follows:
o	With respect to the 6850 Weber Boulevard Mortgaged Property (0.1%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identified landfill operations on an adjoining property as a REC. Landfill leachate has the potential to contain Per- and Poly-Fluoroalkyl Substances (“PFAS”) from contaminated industrial wastes, sewage sludge, building materials and general waste products. However, there were no reports suggesting that the landfill has caused any off-site impacts. The Phase I ESA additionally notes that there did not appear to be any significant health risk to the occupants of the Mortgaged Property from the adjacent landfill as the Mortgaged Property is serviced by public drinking water and sewer systems, and no vapor intrusion risks associated with the landfill were identified. Therefore, the ESA does not recommend any further action or investigation in relation to this matter.
o	With respect to the 3800 Midlink Drive Mortgaged Property (0.0%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA has identified the Mortgaged Property’s former location within a larger 340-acre parcel historically operated by General Motors as a CREC. Historic operations conducted at the Mortgaged Property by General Motors as well as agricultural operations historically conducted onsite have resulted in impacts to site soils and groundwater exceeding applicable cleanup criteria. These impacts were identified during an initial Baseline Environmental Assessment (“BEA”) conducted at the Mortgaged Property in 2013 just prior to its redevelopment and confirmed in various BEAs conducted thereafter by different parties. Generally stated, conducting a BEA allows a person/entity to purchase or begin operating at a property without taking on liability for historic impacts identified in the BEA. The existing impacts identified in the BEAs have resulted in the placement of
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activity and use limitations (“AULs”) on the Mortgaged Property that include property and groundwater use restrictions and soil management requirements. Given the preparation of several BEAs for the Mortgaged Property as well as the placement of AULs on the Mortgaged Property to protect from exposure to any known impacts, the Phase I ESA concluded that no further action or investigation was necessary in relation to this matter. An SLPL policy was purchased as described below.

o	With respect to the 13509 Waterworks Street Mortgaged Property (0.0%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identifies the Mortgaged Property’s location within the boundaries of the U.S. Naval Air Station Cecil Field National Priorities List Site (“Cecil Field Superfund site”) as a CREC. The Cecil Field Superfund Site is currently being investigated and remediated by the Department of the Navy. A Superfund related investigation conducted in the area of the Mortgaged Property identified impacts to shallow soils above Florida Department of Environmental Protection (“FDEP”) industrial cleanup levels. Impacted soils were excavated in 2002, and the FDEP issued a No Further Action (“NFA”) letter in relation to this excavated area on October 12, 2004. The NFA allows certain soil impacts in excess of FDEP residential cleanup standards to remain in place. Therefore, land use controls were implemented for the Mortgaged Property that prohibit residential use, the excavation of soil, and the disturbance of any existing or future monitoring or remediation systems unless prior written approval is obtained. Given receipt of the NFA, which includes institutional controls to protect from exposure to any residual impacts, the ESA concluded that no further action or investigation into this CREC matter was necessary. An SLPL policy was purchased as described below.

In addition to the CREC, the related ESA identifies a REC for the Mortgaged Property associated with the presence of PFAS in groundwater. Groundwater samples were collected in 2020 in an area of the Cecil Field Superfund Site generally known as the Yellow Water Weapons Area (“YWWA”) of which the Mortgaged Property is part. The samples demonstrated that shallow groundwater had been impacted by PFAS concentrations that exceeded certain applicable screening levels established for the Cecil Field Superfund Site. The source(s) of the identified PFAS concentrations is not clear, and in 2023, additional PFAS-related investigation in the area of the YWWA was recommended. Given that this matter is being addressed by a responsible party (the Department of the Navy) unrelated to the borrower as part of the Cecil Field Superfund Site, which is overseen by the FDEP, the ESA did not recommend any further action in relation to this matter. An SLPL policy was purchased as described below.

o	With respect to the 91-141 Kalaeloa Mortgaged Property (0.0%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identifies impacts to the Mortgaged Property caused by a petroleum product release migrating from the neighboring Tesoro/Par Hawaii Refinery (“TPHR”) property as a REC. Information obtained from environmental databases reviewed by the ESA consultant identify the TPHR property as an active/open hazardous waste site with known releases to groundwater. Assessments conducted on the TPHR property in the late 1990s
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demonstrated increasing free product thickness in a monitoring well on the western portion of the TPHR property, which was believed to indicate that the petroleum product plume was potentially migrating off-site. A Corrective Measures Implementation Report prepared for the TPHR property depicts the plume's western extent as along the Mortgaged Property's southeastern boundary, but a site map for the Mortgaged Property reviewed during the course of the ESA depicts part of the plume attributed to TPHR on the southeastern corner of the Mortgaged Property. The ESA ultimately concludes that because the Mortgaged Property is serviced by public water and sewer systems, any onsite migration of the TPHR plume does not represent a significant health risk to the Mortgaged Property occupants. Additionally, there did not appear to be any vapor intrusion concerns associated with the plume at the Mortgaged Property because the southeastern corner on which the plume has been identified is not occupied by any buildings. Finally, a party unrelated to borrower, TPHR, appears to be responsible for addressing the plume. While the ESA does not specifically recommend any additional investigation, it does recommend conducting a review of the TPHR file to obtain additional information on this off-site release. An SLPL policy was purchased as described below.

o	With respect to the 3245 Henry Road Mortgaged Property (0.0%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identifies two approximately 150,000-gallon aboveground storage tanks (“ASTs”) historically located onsite as a REC. These ASTs were installed on the northwestern corner of the Mortgaged Property around the mid-1960s and removed in the early-2000s. The ASTs appeared to be associated with the current Marathon Oil Bulk Terminal. No additional information on the ASTs, such as their contents or on their removal or any post-closure sampling, was available for review. The ESA consultant recommended additional regulatory review and/or conducting a Phase II subsurface investigation to further evaluate the identified REC. The cost of conducting a Phase II subsurface investigation was estimated by the Phase I ESA consultant to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $100,000-$300,000. A Phase II investigation was not conducted, however an SLPL (as defined below) policy was purchased as described below.
o	With respect to the 55 Commerce Avenue Mortgaged Property (0.0%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identifies three RECs relating to (1) historic dry cleaning operations at a formerly adjoining property; (2) the historic inclusion of a portion of the Mortgaged Property within a larger railroad car build and maintenance facility operated by New York Central and Hudson River Railroads from the mid-1850s until approximately 1954; and (3) releases from USTs formerly located on the Mortgaged Property and associated with historic dairy operations. According to the Phase I ESA, the formerly adjacent dry-cleaning operations as well as the former rail yard maintenance facility operations likely used significant types and amounts of hazardous materials prior to modern regulatory standards and requirements, and therefore, such operations had the potential to adversely impact the Mortgaged Property. While various environmental investigations were conducted on the Mortgaged Property together with an adjoining property
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from 1991 to 2000 that identified “specific areas of contamination,” a site investigation conducted in 1999/2000 to further examine these areas ultimately found “no significant amount of contamination.” A No Further Action Record of Decision (“ROD”) was therefore issued in March 2001. However, the ROD was not available to the Phase I ESA consultant for review and given that the investigations from 1991 through 2000 also included a property adjacent to the Mortgaged Property, it was not entirely clear from the information available that the Mortgaged Property boundaries had been included within the ROD. Additionally, it did not appear that the historic investigations sampled for chlorinated solvents, which would have been used by the adjacent dry-cleaning facility and have significant potential for release and migration. Finally, there are several recorded releases from USTs historically located on the Mortgaged Property and associated with former dairy operations. While these releases each received closure from the governing authority, closure was achieved in the 1990s and it was not clear to the Phase I ESA consultant whether any residual contamination may remain or that the historic sampling results would meet current regulatory criteria.

Given the environmentally significant operations historically conducted on and adjacent to the Mortgaged Property and the lack of clarity surrounding historic investigative findings, the Phase I ESA recommended conducting file reviews related to the historic onsite investigations and UST closures, as well as conducting a Phase II subsurface investigation to not only address any gaps that might be identified in the file review but also to address potential concerns associated with the dry cleaning operations historically conducted adjacent to the Mortgaged Property. The cost of conducting a Phase II subsurface investigation was estimated by the Phase I ESA consultant to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $200,000 to $900,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.

o	With respect to the 1095 South 4800 West Mortgaged Property (0.0%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identifies the adjoining property to the west as a REC. This adjoining property is undergoing investigation within the Utah Department of Environmental Quality’s Voluntary Cleanup Program (“VCP”) in relation to former landfilling operations. A September 2024 groundwater sampling report associated with the landfill investigations identified impacts of arsenic and chromium above regulatory standards in a monitoring well located on the adjacent property’s eastern boundary, approximately 50 feet west of the Mortgaged Property. This same groundwater sampling report indicates that additional wells are to be installed to investigate potential off-site contaminant migration to the north and northeast, potentially toward the Mortgaged Property. However, should the adjacent landfill operations have resulted in the off-site migration of any contamination, the ESA concluded that a significant health risk to the any occupants of the Mortgaged Property associated with drinking water was unlikely given that the Mortgaged Property is serviced by public water and sewer systems. The ESA additionally noted that because of the chemical properties and relatively low concentrations of the contaminants identified during the 2024 groundwater sampling event, there did not appear to be any vapor
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concerns associated with any off-site migration of contaminated groundwater from the landfill. Accordingly, the Phase I ESA did not recommend any additional actions or investigations in relation to this REC. An SLPL policy was purchased as described below.

o	With respect to the 1990 Hood Road Mortgaged Property (0.0%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identifies potential impacts to the Mortgaged Property originating from the former Honeywell facility located approximately 500 feet to the north as a REC. The former Honeywell facility was entered into the South Carolina Department of Environmental Services (“SCDES”) VCP in 2020. A Final Investigation Report prepared for the Honeywell facility in December 2020 identified elevated concentrations of chlorinated solvents in monitoring wells along the southern boundary of the Mortgaged Property. Based on additional information reviewed, the Phase I ESA consultant concludes it likely that the contamination identified along the Mortgaged Property’s southern boundary has migrated off of the Honeywell property and potentially towards the Mortgaged Property, which also meant that a vapor intrusion concern at the Mortgaged Property could not be ruled out. Ultimately, the Phase I ESA consultant recommended a file review of the Honeywell facility VCP matter to further evaluate whether environmental contamination at the Honeywell facility may have also impacted the Mortgaged Property. Depending upon the results of the file review, the consultant also recommended potentially conducting a Phase II subsurface investigation at the Mortgaged Property. The cost of conducting a Phase II subsurface investigation was estimated by the Phase I ESA consultant to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $100,000 to $300,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.
o	With respect to the 91-080 Hanua Mortgaged Property (0.0%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identifies RECs associated with: (1) the former industrial use of the Mortgaged Property, which has resulted in onsite soil impacts; (2) the historic operation of onsite USTs; and (3) a release of crude oil to groundwater at the east-adjoining property. According to the ESA, historic soil sampling performed at the Mortgaged Property identified soils impacted with petroleum and polychlorinated biphenyls. These impacted areas were to be capped with pavement, with long term management through an Environmental Hazard Management Plan (“EHMP”). However, there was no information available to the Phase I ESA consultant related to whether the cap and EHMP were ever implemented. There was also very little information available to the Phase I ESA consultant related to: the decommissioning of former onsite industrial activities; the closure and removal or abandonment of USTs historically known to be located onsite; or the extent of the adjoining property crude oil release and its impact upon groundwater, which is potentially flowing in the direction of the Mortgaged Property. Therefore, the Phase I ESA consultant recommended conducting a review of any files that could be located for the Mortgaged Property at the Hawaii Department of Health related to the historically identified soil impacts, the USTs, and the adjacent crude oil release. Depending on the results of any file review, the Phase I ESA consultant noted that additional investigation may be warranted. Should a subsurface investigation be necessary based
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upon the outcome of any file review, the cost of conducting a Phase II subsurface investigation was estimated by the Phase I ESA consultant to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $300,000 to $900,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.

o	With respect to the 235 Great Pond Road Mortgaged Property (0.0%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identifies the Mortgaged Property’s open remediation status within the Connecticut Property Transfer Act program as a REC. Changes in the ownership of the Mortgaged Property in 2007, 2008, and 2012 required that the Mortgaged Property undergo environmental investigations as part of the CTA program. These investigations identified pesticide impacts to soil and groundwater above applicable standards associated with historic agricultural activities. In 2021, it was determined that these impacts would be addressed through the placement of an Environmental Use Restriction (“EUR”) upon the Mortgaged Property. However, as no EUR was documented for the Mortgaged Property, the Connecticut Department of Energy and Environmental Protection (“CTDEEP”) issued a Notice of Violation on March 30, 2023, citing the failure of the Mortgaged Property to achieve remediation standards and comply with CTA obligations in a timely manner. On May 30, 2023, the environmental consultant conducting the CTA program investigations responded to CTDEEP that it would work towards the completion of any remedial activities at the Mortgaged Property by April 2024, which would include implementation of protective measures (e.g., construction of impervious surfaces) and an EUR for soil and groundwater. No additional information was available for review at the time of the Phase I ESA to confirm completion of all CTA program requirements. Therefore, the Phase I ESA consultant recommended obtaining information related to resolution of the Notice of Violation, and if no additional information was in fact available, the Phase I ESA recommends that all necessary remedial activities be completed, including the implementation of an EUR on the Mortgaged Property, in order to comply with all CTA obligations. The cost of completing the CTA program and recording an EUR for the Mortgaged Property was estimated by the ESA consultant to be $25,000 to $100,000. Such actions were not taken, however an SLPL policy was purchased as described below.
o	With respect to the 91-150 Kaomi Loop Mortgaged Property (0.0%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identified a REC associated with the Mortgaged Property’s long-term industrial use since the 1960s for the manufacturing, mixing, and storage of pesticides, herbicides, and other chemicals. Historical and current operations have involved the use of hazardous materials such as sulfuric acid, ammonia, chlorine, and sodium hydroxide. Past inspections identified discharges of process wash water to unlined ditches and a surface impoundment, where sampling detected elevated levels of various contaminants. More recent assessments have documented sulfur staining on unpaved areas and the adjacent beach. Based on these conditions, the environmental consultant recommended a Phase II subsurface investigation. The cost of conducting a Phase II subsurface investigation was estimated to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $300,000
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to $950,000. A Phase II investigation was not conducted, however, an SLPL policy was purchased as described below.

In addition to the REC, the Phase I ESA identifies the presence of at least one monitoring well on the Mortgaged Property. Records indicate that, at one time, seven monitoring wells had been installed on the Mortgaged Property to investigate a hazardous substance release, which later received a “no further action” letter from the governing authority. The Phase I ESA consultant recommended conducting an inspection of any monitoring well(s) remaining onsite and abandoning such wells in accordance with applicable regulations. The cost of well abandonment was estimated to be $2,000 to $30,000.

o	With respect to the 91-222 Olai Mortgaged Property (0.0%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identified a REC associated with the Mortgaged Property’s long-term use for automobile parts retail and recycling since the mid-1960s, which involved the operation of USTs. Historical records indicated that two 2,000-gallon USTs storing gasoline and diesel were likely installed on the Mortgaged Property in 1980, but no documentation was available confirming whether these USTs were removed or closed in place. Additionally, during the site visit, the Phase I ESA consultant observed surface staining, including on bare soil, in the northeastern portion of the Mortgaged Property. The Phase I ESA consultant recommended a Phase II subsurface investigation to address potential concerns associated with the USTs and surface staining. The cost of conducting a Phase II subsurface investigation was estimated to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $200,000 to $600,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.
o	With respect to the 301 Commerce Drive Mortgaged Property (0.0%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identifies a CREC due to the Mortgaged property's historical use as part of a 610-acre industrial complex associated with chemical manufacturing activities from approximately 1943 through the late 1990s. From the 1940s to 1970s, the properties were occupied by Allied Chemical/Honeywell, with Ashland Inc. (Marathon Petroleum) taking over in the 1970s. These activities, while occupied by Honeywell, led to the site's inclusion on the National Priorities List (NPL) in 1984 due to environmental concerns from historical landfills, surface impoundments, and chemical releases, though the EPA determined the majority of the site was never contaminated. Remediation activities were completed to the satisfaction of regulatory agencies by 2005 and included soil excavation, groundwater treatment, barrier caps, and institutional controls. Institutional and engineering controls—including deed restrictions and prohibitions on groundwater use or soil disturbance—remain in place and are monitored under the oversight of the U.S. EPA and Ohio EPA, with Honeywell, Inc. identified as the responsible party. Limited investigations conducted prior to redevelopment of the subject property in 2012 confirmed that soils were below regulatory thresholds, and that no significant contamination was found in subsurface soils or vapors. While low-level ammonia impacts were encountered during construction, regulatory authorities determined no additional remediation was required. Given that Honeywell, Inc. has
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been identified as the responsible third party, the ESA concluded that this CREC does not require additional action, provided use restrictions, and institutional and engineering controls remain in place. An SLPL policy was purchased as described below.

o	With respect to the 2 Tower Drive Mortgaged Property (0.0%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identifies two RECs. The first REC is associated with the Mortgaged Property’s use since 1978 for wire and cable manufacturing and related coatings. Operations have involved hazardous materials such as chlorinated solvents, degreasers, and other organic compounds. Subsurface investigations conducted in the early 2000s did not identify elevated contamination; however, hazardous material use continued through the 2010s. A 2021 ESA noted the absence of vapor intrusion documentation in state records and concluded that potential PFAS use could not be ruled out. Based on these factors, the environmental consultant recommended a Phase II subsurface investigation to further evaluate environmental conditions. The cost of conducting a Phase II subsurface investigation was estimated to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $300,000 to $900,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.

The second REC identified for the Mortgaged Property is associated with its operation as an orchard for nearly 100 years until the 1970s. In 2017, the Mortgaged Property was entered into the Connecticut Property Transfer Act (“CTA”) program in relation to the transfer of Mortgaged Property to a new owner. The CTA requires conducting an environmental investigation and addressing any environmental areas of concern (“AOC”) identified during the CTA investigation. All conditions identified during the 2017 CTA investigation have been addressed except the AOC associated with the Mortgaged Property’s former operation as an orchard, which involved the application of pesticides. The remedy suggested for the orchard operations/pesticide use AOC involved placing an Environmental Land Use Restriction (“ELUR”) on the Mortgaged Property, including restricting the Mortgaged Property to certain uses and implementing a soil management plan, to protect from exposure to any residual pesticide impacts that may remain onsite. The Phase I ESA consultant recommended completing and recording the ELUR, which was estimated to cost $25,000 to $100,000, in order to comply with the CTA. Such actions were not taken, however an SLPL policy was purchased as described below.

o	With respect to the 91-064 Kaomi Loop Mortgaged Property (0.0%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identified a REC associated with historical steel and metal machining operations beginning in 1962. Waste from these operations—including potential contaminants such as cutting oils, coolants, and PFAS—was reportedly discharged to an onsite cesspool, which also received sewage. An open conduit leading to the cesspool was noted in a prior assessment, though it was not observed during the Phase I ESA site visit. The cesspool was reportedly decommissioned and replaced with a septic system after 2021, but no closure documentation or sampling data was available. Based on these conditions, the environmental consultant indicated that a Phase II
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subsurface investigation may be warranted. The cost of conducting a Phase II subsurface investigation was estimated to be $30,000 to $100,000, and remediation, if necessary, was estimated to be $100,000 to $500,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.

o	With respect to the 91-102 Kaomi Loop Mortgaged Property (0.0%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identified two RECs. The first REC is associated with heavy oil staining near a sump and adjacent aboveground storage tank on the north side of the dry ice plant. The sump collects an oil/water mixture for transfer to the tank, and staining was observed on the surrounding concrete and on the exterior of the secondary containment, indicating a likely release. Similar conditions were noted during a 2021 assessment. The Phase I ESA consultant recommended conducting a Phase II subsurface investigation to identify any subsurface impacts that may have been caused by heavy oil staining, as well as conducting a cleanup of the staining, repairing the containment structure, and properly disposing of any waste. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.

The second REC identified in the ESA concerns two environmental releases listings for the Mortgaged Property found by the Phase I ESA consultant during an environmental database review. The first database listing confirms a past release at the Mortgaged Property that received “No Further Action” status from by the Hawaii Department of Health (“HDOH”); however, no details were available regarding the substance or amount released or any cleanup. The second listing relates to a 2020 spill of approximately 10 gallons of lubrication oil from a rental compressor onto unpaved ground. Follow-up sampling prior to excavation confirmed total petroleum hydrocarbons in excess of HDOH cleanup criteria. While additional cleanup reportedly occurred in 2021, no results or closure documentation were available. The environmental consultant indicated that a Phase II investigation may be warranted if additional information cannot be obtained on either of these two identified releases.

The cost of conducting a Phase II subsurface investigation to address both RECs was estimated to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $50,000 to $250,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.

o	With respect to the 91-265 Hanua Mortgaged Property (0.0%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identifies remediated impacts to site soils without formal closure as a REC. A 2022 Phase II ESA reported elevated concentrations of total petroleum hydrocarbons in shallow soils, believed to have originated from salvage activities by a former tenant. In April 2023, approximately 14,700 cubic feet of impacted soil was excavated and removed, and post-excavation sampling of soil below one foot did not detect contamination above laboratory detection limits. A Removal Action Report documenting these activities was submitted to the HDOH, which issued a follow-up letter in August 2024 requesting clarification on portions of the report. A final
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closure letter had not been issued at the time of the ESA review. Because impacted soil was believed to have been fully excavated and post-remediation sampling confirmed no residual impact, the Phase I ESA consultant simply recommended providing any documentation requested by the HDOH in order to obtain formal closure. However, should further investigation be necessary, the Phase I ESA consultant estimated such investigation to cost $20,000 to $50,000, and any remediation, if necessary, was estimated to be $20,000 to $100,000. A further investigation was not conducted, however an SLPL policy was purchased as described below.

o	With respect to the 91-110 Kaomi Loop Mortgaged Property (0.0%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identified a REC associated with historical surface staining observed in two areas: on the concrete floor of the boiler room in Building B and on the asphalt pavement behind Building A, where petroleum-based products such as oils, gasoline, and paints had been stored. While staining was not observed during the Phase I ESA site visit, no documentation was available to confirm whether the areas had ever been sampled. Based on these conditions, the Phase I ESA consultant recommended that documentation be obtained or, if unavailable, that a Phase II subsurface investigation be conducted, with additional action possible depending on results. Should a subsurface investigation be necessary based upon the outcome of any document review, the cost of conducting a Phase II subsurface investigation was estimated by the Phase I ESA consultant to be $30,000-$150,000, and remediation, if necessary, was estimated to be $50,000 to $250,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.
o	With respect to the 91-083 Hanua Mortgaged Property (0.0%) securing the ILPT 2025 Portfolio Mortgage Loan, there was a spill in 2008 at the intersection of Olai and Hanua Streets, which is adjoining the southwest corner of the property. Sampling of a sheen on the surface of water in an excavation pit determined the sheen to be petroleum-based. Given the lack of close out documents, further records are required to define the environmental condition. Should further investigation be necessary based on the outcome of any file review, the cost of conducting a Phase II subsurface investigation was estimated to be $20,000 to $50,000, and remediation, if necessary, was estimated to be $20,000 to $100,000. A Phase II investigation was not conducted, however, an SLPL policy was purchased as described below.
o	With respect to the 91-174 Olai Mortgaged Property (0.0%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identifies a REC associated with historical auto salvage operations and vehicle storage conducted onsite since the 1970s. Staining was observed in bare soil near a portable AST for an emergency generator and throughout the vehicle yard. Given the duration of operations (approximately 50 years), the presence of staining, and the fact that environmentally sensitive operations occurred onsite in part before modern waste regulations, the ESA recommended conducting a Phase II subsurface investigation to evaluate potential impacts. The cost of conducting a Phase II subsurface investigation was estimated to be $30,000 to $150,000, and remediation,
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if necessary, was estimated to be $50,000 to $350,000. A Phase II investigation was not conducted, however, an SLPL policy was purchased as described below.

o	With respect to the 91-410 Komohana & 91-416 Komohana Mortgaged Properties (collectively, 0.0%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESAs identify as a REC the historic use of these Mortgaged Properties as an oil refining and recycling facility from the mid-1980s through the mid-2010s. These operations resulted in several environmental releases and environmental impacts to the Mortgaged Properties. The oil refining and recycling facility ultimately was decommissioned in 2016 and 2017. Decommissioning activities reportedly included soil remediation and testing activities. Based on an historical environmental report reviewed by the ESA consultant, the results of the decommissioning investigations and mitigation measures indicated that the Mortgaged Properties were adequately remediated; however, no documentation pertaining to decommissioning was available to the Phase I ESA consultant for review, and environmental databases reviewed by the environmental consultant did not indicate whether any regulatory closure was ever officially granted. Therefore, the Phase I ESA consultant recommended conducting a file review at the Hawaii Department of Health in attempt to verify that any impacts at the Mortgaged Properties have been properly addressed during decommissioning. Should a subsurface investigation be necessary based upon the outcome of any file review, the cost of conducting a Phase II subsurface investigation was estimated by the Phase I ESA consultant to be $30,000 to $70,000 for each property, and remediation, if necessary, was estimated to be $50,000 to $300,000 for each property. Phase II investigations were not conducted, however an SLPL policy was purchased as described below.
o	With respect to the ILPT 2025 Portfolio Mortgage Loan (1.8%), a Scheduled Locations Pollution Liability (“SLPL”) insurance policy is in place for each of the Mortgaged Properties described above. The SLPL policy was issued by Allied World Assurance Company (U.S.), Inc. for a term of four years with a policy limit of $25,000,000 (per incident in the aggregate) and a $50,000 per incident deductible. The lenders and their successors and assigns, as their interests may appear, are listed as additional named insured under the SLPL policy. The SLPL expires February 28, 2026 (while the maturity date of the Mortgage Loan is July 9, 2030). The borrowers are required under the related loan agreement to maintain pollution legal liability insurance, by renewal, extension or replacement, with the same coverages, terms, conditions and endorsements as the policy in effect on the origination date, for a period continuing through the date that is 36 months following the maturity date of the ILPT 2025 Portfolio Whole Loan. The SLPL Policy covers several non-collateral properties as well as the Mortgaged Properties described above, and includes the related non-collateral property owners as named insureds, and therefore provides less protection than would a policy solely covering such Mortgaged Properties. In the event the limits which are in place as of the origination date are eroded by 50% or more due to claims, the related loan agreement requires that the borrowers reinstate the available environmental coverage limits within 60 days to the limits in place as of the origination date. We cannot assure you that such
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environmental insurance will cover or mitigate any of the environmental risks at the Mortgaged Properties and, even in the case of a covered risk, the coverage under any such policy may be insufficient.

●	With respect to the 200 Theodore Rice Boulevard Mortgage Loan (1.3%), the related ESA identified a REC at the Mortgaged Property in connection with a reported leak of cutting oil within an underground storage tank in 1987. The environmental engineer reported that the leaking underground storage tank was removed in 1987. The environmental engineer reported that remedial actions were completed and residual contamination has been continuously monitored. In addition, the related ESA identified a REC at the Mortgaged Property in connection with the reported removal of seven underground storage tanks at the Mortgaged Property. The environmental engineer reported that there were historically eight underground storage tanks at the Mortgaged Property and that seven of the tanks were removed from the Mortgaged Property between 1987 and 1993 without tank closure reports being filed. The environmental engineer reported that this data gap of tank closure reports is considered a REC. At origination, the borrower obtained a lender’s pollution legal liability insurance policy from Lloyd’s Syndicate 623/3623, listing the lender as first named insured, with a per incident and aggregate limit of $1,000,000 and a self-insured retention amount of $25,000. Lloyd’s Syndicate 623/3623 is rated A+ by A.M. Best. The policy expires September 12, 2033, which is approximately three years past the maturity date of the 200 Theodore Rice Boulevard Mortgage Loan.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same

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method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than nine months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates.

●	With respect to the 125th & Lenox Mortgage Loan (3.5%), Eli Gindi and Jeff Sutton, two of the non-recourse carveout guarantors, are joined as party-defendants in a lawsuit filed by a third party lender, T.D. Bank, N.A., of an unrelated loan (the “Other Loan”) with respect to which the borrower failed to repay such Other Loan on the maturity date, April 29, 2025, and T.D. Bank, N.A. is seeking to collect the $17,815,261.25 debt through a foreclosure sale pursuant to the related mortgage documents.
●	With respect to the Hunter Village Properties Mortgage Loan (2.4%), one of the managers of the borrower, Eric Rothner, along with 35 other defendants, was named in a civil racketeering complaint in 2024. The plaintiff was a foster child who claimed he had an interest in a trust (which the plaintiff asserts has assets believed to be in excess of $100 million) established by his biological grandfather. The plaintiff alleged that the defendants excluded him from the trust, and that Mr. Rothner owns a bank used to launder funds in and out of the trust and other businesses with ties to the trust, that Mr. Rothner directed fraudulent actions of co-trustees of the trust and other defendants, including selling trust assets, and that Mr. Rothner borrowed $1 million of trust assets without the consent or knowledge of the beneficiaries. The complaint seeks actual and punitive damages and other relief. Mr. Rothner denies these allegations. Additionally, Eric Rothner and Atied Associates LLC, one of the guarantors, are named in several wrongful death cases related to incidents at nursing homes and other facilities since 2009.
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See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	30 of the Mortgage Loans (87.8%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
●	4 of the Mortgage Loans (7.9%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.
●	1 of the Mortgage Loans (3.6%) was originated in connection with the borrower’s refinance and acquisition of the related Mortgaged Property.
●	1 of the Mortgage Loans (0.8%) was originated in connection with the borrower’s recapitalization of the related Mortgaged Property.
●	With respect to the West Gramercy Portfolio Mortgage Loan (4.9%), the Mortgage Loan refinanced a prior balance sheet loan made by the mortgage loan seller and secured by three of the related Mortgaged Properties and a fourth non-collateral property. Such prior loan matured on March 17, 2025 and was in maturity default until the current Mortgage Loan was originated on October 7, 2025. The borrower was charged default interest on such prior loan. Proceeds from the Mortgage Loan were used to repay the prior loan in full, other than 45 days of default interest, which was waived by the prior lender.
●	With respect to the Myrtle Vanderbilt Mortgage Loan (1.1%), the Mortgage Loan refinanced a prior mortgage loan secured by the Mortgaged Property which matured on September 8, 2025, and was in maturity default until the current Mortgage Loan was originated on October 10, 2025. The current Mortgage Loan refinanced such prior loan in full.
●	With respect to the 58 Dobbin Street Mortgage Loan (0.8%), the prior sponsor under the prior loan secured by the Mortgaged Property failed to repay the prior loan at loan maturity and was subject to a foreclosure action in October 2019. The related borrower sponsor refinanced the prior loan with the Mortgage Loan on October 6, 2025. Proceeds from the Mortgage Loan were used to repay the prior loan in full and the prior lender agreed to dismiss the foreclosure action.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases

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involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to The Depot at Nickel Plate, West Gramercy Portfolio, LRW Houston Multifamily Portfolio, New England Medical Portfolio, 125th & Lenox, Palm Harbor and Heatherwood Portfolio, 200 Theodore Rice Boulevard, Myrtle Vanderbilt and 58 Dobbin Street Mortgage Loans (collectively, 27.1%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, we note the following:

●	With respect to The Depot at Nickel Plate Mortgage Loan (5.1%), the related borrower sponsor has been involved in three recent loan defaults that involve unrelated properties. With respect to a loan known as 360 Market Square, the related borrower sponsor was subject to a $101,000,000 foreclosure filing on an unrelated property which it acquired and developed in 2021 with the assistance of a floating rate loan provided by another lender. The related lender filed for foreclosure on June 21, 2024 and the property was transferred to the related lender on October 30, 2024. With respect to a loan known as The Residences at St. Elizabeth, the related borrower sponsor failed to make interest and principal payments that were due on September 1, 2024 and May 1, 2025. The related defaults have been cured by the related borrower sponsor.
●	With respect to the West Gramercy Portfolio Mortgage Loan (4.9%), the borrower sponsor and non-recourse guarantor, Joseph Moinian, and his affiliates have previously sponsored commercial mortgage loans that have been subject to default, foreclosure, and other adverse events, including most recently, a foreclosure action on a $310 million securitized commercial mortgage loan secured by two office towers located in the Midtown area of New York City, a foreclosure action by a lender on a $375 million commercial mortgage loan secured by an office building in the Garment District in New York City, a foreclosure sale by a mezzanine lender on a loan secured by a hotel in Midtown New York City, a foreclosure action by the Federal National Mortgage Association on a $74.8 million loan secured by a leasehold property in New York’s financial district and a foreclosure action on a $27.5 million loan secured by a development parcel in Orlando, Florida.
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●	With respect to the LRW Houston Multifamily Portfolio Mortgage Loan (3.6%), the borrower sponsor reported that a loan unrelated to the LRW Houston Multifamily Portfolio Mortgaged Properties was transferred into special servicing retroactively in late 2023 due to the prior owner’s non-adherence to depositing funds in the cash management account. The borrower sponsor reported that it refinanced the prior loan in May 2025 and proceeds from such mortgage loan were used to repay the prior loan in full.
●	With respect to the New England Medical Portfolio Mortgage Loan (3.6%), the borrower sponsor reported that four prior loans, each unrelated to the New England Medical Portfolio Mortgage Loan, were subject to foreclosure.
●	With respect to the 125th & Lenox Mortgage Loan (3.5%), in addition to the foreclosure suit filed against two of the guarantors as described above under “Litigation and Other Considerations,” the third guarantor, Schottenstein Realty LLC and/or its affiliates have been subject to foreclosure litigation.
●	With respect to the Palm Harbor and Heatherwood Portfolio Mortgage Loan (3.1%), one of the borrower sponsors previously had extended personal mortgages with Great Southern Bank, at the time of maturity, for another two year term.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	8 Mortgaged Properties (10.9%) are each leased to multiple tenants; however, one such tenant occupies 50% or more of the commercial NRA of such Mortgaged Property.
●	93 Mortgaged Properties (3.3%) are each leased entirely (or substantially in its entirety) to a single tenant.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3. In

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addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the tables entitled “Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

With respect to the ILPT 2025 Portfolio Mortgage Loan (1.8%), 64 of the 102 Mortgaged Properties, representing approximately 56.7% of the net rentable square footage of the related Mortgaged Properties, and 66.9% of the aggregate underwritten base rent of the related Mortgaged Properties, are leased to a single tenant, or to a tenant which leases more than 50% of the net rentable square footage of the applicable Mortgaged Property, which lease expires prior to or within a year after the maturity date of such Mortgage Loan.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties, certain of such tenants have unilateral termination options with respect to all or a portion of their space as set forth below:

●	With respect to the Sterling Plaza Mortgage Loan (7.5%), the second largest tenant, Ericsson Inc., has a one-time right to terminate its lease effective as of
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June 30, 2030, upon 12 months’ prior notice and payment of unamortized leasing costs, which are estimated to be approximately $769,132.

●	With respect to the New England Medical Portfolio Mortgage Loan (3.6%), the second largest tenant at the Chelmsford Medical Center Mortgaged Property, SRS Medical, has a right to terminate its lease effective August 31, 2029, upon 12 months’ prior notice and payment of an early termination fee of $137,350. In addition, the largest tenant at the Merrimack Medical Center Mortgaged Property, the Social Security Administration, is a government tenant and has the right to terminate its lease, in whole or in parts, at any time following the conclusion of the firm term of its lease on February 15, 2037, upon 120 days’ prior written notice.
●	With respect to the 200 Theodore Rice Boulevard Mortgage Loan (1.3%), MA Office of the H&HS, MA State Lottery and MA DOT, which collectively occupy approximately 54.9% of the net rentable area of the Mortgaged Property, each has the right to terminate its respective lease if, for any fiscal year, sufficient funds for the discharge of its obligations under its lease are not appropriated and authorized, or if, during any fiscal year, funds for the discharge of its obligations under its lease are reduced pursuant to the applicable Massachusetts statute that grants the governor the authority to make spending reductions when there is a budget shortfall.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options see the charts entitled “Tenant Summary” and “Lease Rollover Schedule” for certain tenants at the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent, may have subleased their spaces in whole or part or may be in negotiation.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the Vertex HQ Mortgage Loan (9.1%), the largest tenant of the related Mortgaged Property, Vertex Pharmaceuticals Inc., has abated rent from January 2029 through August 2029, totaling $58,450,518, which was reserved for at origination. In addition, straight-lined rent increases through the loan term totaling $14,720,942 were underwritten.
●	With respect to the West Gramercy Portfolio Mortgage Loan (4.9%), the fourth largest tenant of the portfolio of Mortgaged Properties, Influencer Labs, which leases 4.6% of the square feet of the related portfolio of Mortgaged Properties, recently executed its lease and is awaiting delivery of its space pending completion
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of landlord work. The tenant has gap rent for a 12 month period following the completion of the landlord work, for which $145,000 was reserved.

●	With respect to the Westgate Shopping Center Mortgage Loan (3.2%), the fourth largest tenant at the Mortgaged Property, Kroger, subleased approximately 14,143 square feet of space to Rite Aid, which filed for bankruptcy in 2024. Kroger is required to pay rent until December 31, 2029 or until a replacement tenant is found.
●	With respect to the 125th & Lenox Mortgage Loan (3.5%), the fourth largest tenant, Olive Garden, is currently dark; however, the tenant continues to pay rent and reimbursement. The lender did not include rent from the Olive Garden tenant in its underwriting.
●	With respect to the ILPT 2025 Portfolio Mortgage Loan (1.8%), the related Mortgaged Properties are 0.04% leased to tenants on a month-to-month basis.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as Vertex HQ, New England Medical Portfolio, Residence Inn Middletown Goshen and ILPT 2025 Portfolio (collectively, 17.0%), one or more of the related Mortgaged Properties is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Vertex HQ Mortgage Loan (9.1%), if the borrower intends to solicit offers, or to accept an unsolicited offer, to purchase its fee interest in either or both of the two buildings comprising the Mortgaged Property, the borrower is required to first offer to sell such building, or the Mortgaged Property, as applicable, to the largest tenant, Vertex, at a price to be identified by the borrower in such offer. Pursuant to subordination, non-disturbance and attornment agreements, the borrower has agreed that (i) foreclosure, (ii) delivery of a deed in lieu of foreclosure, (iii) any offer, notice, pleading, agreement, transaction or other event or condition arising out of or relating to the foregoing, and (iv) the first subsequent transfer following a foreclosure or deed in lieu of foreclosure, would not be deemed to constitute an offer to purchase the Mortgaged Property or any
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portion thereof and the tenant will have no preferential right to purchase or other rights under the right of first offer provisions as a result of any such events.

●	With respect to the New England Medical Portfolio Mortgage Loan (3.6%), Lawrence General Hospital, a hospital adjacent to the Merrimack Medical Center Mortgaged Property, has an option to purchase the Merrimack Medical Center Mortgaged Property in the event there is damage or destruction to the Merrimack Medical Center Mortgaged Property by fire or other casualty and the related borrower elects not to restore the Merrimack Medical Center Mortgaged Property. In addition, Lawrence General Hospital has a right of first offer to purchase the Merrimack Medical Center Mortgaged Property if the borrower intends to sell or transfer the Merrimack Medical Center Mortgaged Property. Lawrence General Hospital executed an estoppel to subordinate its right of first offer and purchase option and has agreed that such right of first offer and purchase option are not applicable to any foreclosure sale, transfer by deed-in-lieu of foreclosure or similar transfer of the Merrimack Medical Center Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”. See also representation and warranty no. 7 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. For example:

●	With respect to The MC Mortgage Loan (9.95%), the sole tenant of the commercial unit, FS Market, Inc. d/b/a Food Bazaar (“Food Bazaar”), representing approximately 18.3% of the net rentable area and 25.6% of the underwritten net rental income at The MC Mortgaged Property, is an affiliate of the related borrower.
●	With respect to the Kingsbridge Bronx Portfolio Mortgage Loan (1.5%), Broadway Liquor Wine Warehouse, the second largest tenant at the 5760 & 5790 Broadway Mortgaged Property, is an affiliate of the borrower sponsor. Broadway Liquor Wine Warehouse represents approximately 22.4% of the net rentable square footage at the 5760 & 5790 Broadway Mortgaged Property. The lease expires on October 2, 2038 and the borrower sponsor has guaranteed the payment obligations under the lease.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

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Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●	With respect to the Riverwalk Vista Mortgage Loan (3.6%), the borrower sponsor owns a competing multifamily property in the same metropolitan area as the Mortgaged Property.
●	With respect to the LRW Houston Multifamily Portfolio Mortgage Loan (3.6%), the borrower sponsor owns multiple competing properties in the same metropolitan area as the Mortgaged Properties.
●	With respect to the New England Medical Portfolio Mortgage Loan (3.6%), the borrower sponsor owns multiple competing properties in the New England region.
●	With respect to the Residence Inn Middletown Goshen Mortgage Loan (2.5%), the borrower sponsor also owns Home2Suites by Hilton Middletown (95 rooms), which the appraisal identified as competitive to the Mortgaged Property.
●	With respect to the 200 Theodore Rice Boulevard Mortgage Loan (1.3%), the borrower sponsor owns multiple competing properties in the New England region.
●	With respect to the 58 Dobbin Street Mortgage Loan (0.8%), the borrower sponsor owns multiple competing properties in the same metropolitan area as the Mortgaged Property.

See “Risk Factors—Risks Related to Conflicting Interests—Other Potential Conflicting Interests May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including

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those secured by Mortgaged Properties located in California) do not require earthquake insurance. 14 of the Mortgaged Properties (14.8%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and, based on those reports, no Mortgaged Property has a probable maximum loss greater than 17.0%. See representation and warranty no. 18 on Annex D-1 and the exceptions to representation and warranty no. 18 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, except as otherwise described above, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of

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construction. However, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2. In particular, with respect to the 15 largest Mortgage Loans (or any Mortgage Loan secured by a single Mortgaged Property that has a single tenant):

●	With respect to the New England Medical Portfolio Mortgage Loan (3.6%), the Merrimack Medical Center Mortgaged Property is subject to a declaration of covenants, restrictions and reciprocal easement agreement that (i) restricts the use of the Merrimack Medical Center Mortgaged Property to the operation of a medical office to be used and occupied only by licensed physicians to engage in the private practice of medicine for the care and treatment of human beings and other related activities, and for no other purpose without the prior written consent of Lawrence General Hospital, a hospital adjacent to the Merrimack Medical Center Mortgaged Property, which consent may be granted or denied in its sole and absolute discretion, and (ii) without the prior written consent of Lawrence General Hospital, does not allow for the sale, assignment, transfer, granting, conveyance and/or change of ownership of the Merrimack Medical Center Mortgaged Property to a restricted party, which among other things, includes any party holding a controlling financial interest in an acute care hospital within 50 miles of the Merrimack Medical Center Mortgaged Property or a controlling financial interest in an ownership or management company owning and/or managing four or more hospitals, though such party shall not be deemed a restricted party if ownership is limited to owning title and such party does not hold the licenses necessary to operate such facility. Lawrence General Hospital executed an estoppel stating that to its knowledge the Merrimack Medical Center Mortgaged Property is in compliance with the agreement.
●	With respect to the 2217 Caton Avenue Mortgage Loan (1.3%), the Mortgaged Property and an adjacent parcel were previously merged for zoning purposes by the prior owner and the owner of the adjacent parcel, resulting in a single zoning lot encompassing both zoning parcels. Notwithstanding this merger, no Zoning Lot Development Agreement (“ZLDA”), allocating zoning rights or development potential between the merged parcels, was entered into between the respective owners. In the event that the owner of the adjacent parcel were to expand its improvements on such parcel, thereby using additional air rights of the joint zoning lot, and following such expansion, there was a complete casualty or substantial damage to the improvements on the Mortgaged Property, the lack of a ZLDA, and the resulting additional usage of the air rights in the joint zoning lot by the adjacent parcel, may impact the ability of the Mortgaged Property to fully utilize or restore the zoning rights associated with the Mortgaged Property, potentially limiting the ability to reconstruct improvements to their pre-casualty size or configuration. The Mortgaged Property has an easement for light and air from the adjacent parcel which should limit expansion by the neighboring parcel, however we cannot assure you that there is no circumstance under which such an expansion could occur.

In addition to the above Mortgage Loans, numerous other Mortgage Loans have Mortgaged Properties which have legal non-conforming uses or improvements. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2.

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In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. Such modifications may be subject to review and approval of the applicable authority, and any such approval process, even if successful, could delay any redevelopment or alteration of the related Mortgaged Property.

●	With respect to the 20 North Raymond Mortgage Loan (0.7%), the Mortgaged Property is located in Old Pasadena, a defined historic district listed in the National Register of Historic Places. Any renovations or alterations to the Mortgaged Property may require prior approval of the historic preservation commission. Any such approval process, even if successful, could delay any redevelopment or alteration of the Mortgaged Property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially and substantially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	A substantial portion of the Mortgage Loans provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder
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of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property. In addition, certain Mortgage Loans provide that the liability of the non-recourse carveout guarantor or environmental indemnitor will terminate upon a transfer of the Mortgaged Property or equity interests therein, and the execution of a replacement guaranty and indemnity by a replacement guarantor.

●	With respect to certain of the Mortgage Loans, the lender is required to make claims under an environmental insurance policy prior to making claims under the related environmental indemnity.
●	With respect to the Vertex HQ Mortgage Loan (9.1%), the Mortgage Loan documents provide that the personal liability of the guarantor for bankruptcy-related recourse events is capped at the greater of (x) 10% of the then-outstanding principal amount of the related Whole Loan at the time of the related bankruptcy event and (y) $100,000,000.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate and other tax matters relating to certain Mortgaged Properties.

●	With respect to The MC Mortgage Loan (9.95%), the borrower has applied for a 35-year 421-a tax abatement under the HPD 421-a tax abatement program. In connection with the expected 421-a tax abatement, the borrower will be required to reserve the MC Affordable Units for tenants earning no more than 130.0% of the area median income, subject to certain rental restrictions. The 421-a tax abatement is expected to provide (i) a 100% tax exemption for the first 25 years and (ii) a 30% tax exemption for years 26 through 35 with full taxes commencing at the end of the 35th applicable tax year. The 421-a tax abatement is pending and the abatement period has not yet started. The current full unabated taxes for the 2025/2026 tax year are $1,344,458 compared to the underwritten abated taxes of $642,175. In the event that the 421-a tax exemption is not approved, U/W NOI DSCR would be 1.20x, UW NCF DSCR would be 1.18x, U/W NOI Debt Yield would be 7.42% and U/W NCF Debt Yield would be 7.35%. We cannot assure you that the 421-a tax exemption will be approved.

The commercial unit at the related Mortgaged Property is occupied by Food Bazaar which is a designated grocery store under the Food Expansion to Support Health Program (the “FRESH Program”). The FRESH Program requires this space to be utilized as a grocery store which offers affordable quality food to underserved communities. Any change in the use of the commercial unit requires the consent of the NYCIDA. In connection with this FRESH Program designation, the related borrower entered into a payment in lieu of taxes agreement (the “FRESH PILOT”)

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with the New York City Industrial Development Agency (“NYCIDA”), pursuant to which the related borrower leases the entire commercial unit to the NYCIDA and the NYCIDA then subleases the commercial unit back to the related borrower who in turn leases the commercial unit to Food Bazaar. The underwritten commercial rent is based on the lease between the related borrower and Food Bazaar. The FRESH PILOT runs to 2049 and abates the real estate taxes for the commercial unit to $0.00. However, the FRESH PILOT does not run with the land and will not transfer in the event of a foreclosure. The related lender did not consider the FRESH PILOT abatement in its underwriting of real estate taxes.

In connection with an environmental remediation program that has been successfully completed at the related Mortgaged Property, the related borrower now receives tax credits that it may use to offset its state income taxes (the “Brownfield Tax Credits”). In total, the related borrower expects to receive $27,261,719 in Brownfield Tax Credits over the next 3 years. Pursuant to the related Mortgage Loan documents, in the event that at any time during the term of the related Mortgage Loan prior to related satisfaction (if ever) of the Brownfield Release Conditions (as defined below), the related borrower receives any amount in cash (the “Brownfield Cash Amount”) representing all or any portion of the Brownfield Tax Credits (as opposed to receiving a non-cash credit against any taxes), the related borrower is required to deposit the Brownfield Cash Amount within 5 business days of receipt into a specified reserve account. The Brownfield Cash Amount will be (i) released to the related borrower upon the satisfaction of the Brownfield Release Conditions or (ii) applied as a prepayment to the related Mortgage Loan in the event the Brownfield Release Conditions are not satisfied. The ”Brownfield Release Conditions” means on or before the eighteenth payment date of the Mortgage Loan, (i) the related lender has received a certificate of eligibility evidencing the implementation of the 421-a tax benefits, (ii) the related Mortgaged Property has achieved an underwritten debt yield of at least 8.0% and (iii) the related Mortgaged Property has achieved an underwritten debt service coverage ratio of at least 1.30x. In the event the Brownfield Release Conditions are not met then the Brownfield Cash Amount may be utilized to prepay the Mortgage Loan in an amount that results in (a) an underwritten debt yield that is equal to or greater than 8.0% and (b) an underwritten debt service coverage ratio that is equal to or greater than 1.30x.

●	With respect to the Terra Apartments Mortgage Loan (7.7%), the borrower has applied for, but not yet received, a 35-year New York City 421-a tax exemption with a receipt of application issued by the New York City Department of Housing Preservation and Development (“HPD”) on May 19, 2025. Pursuant to the applied-for exemption, any increase in the assessed value of the related tax lots due to the recent construction of the Mortgaged Property would be 100% exempt during the first 25 years of the tax benefit. During years 26-35, the tax exemption would be reduced to 30.3%. The appraisal for the Mortgaged Property takes into account the Mortgaged Property’s eligibility for the 421-a tax exemption, and calculates the appraised value of the Mortgaged Property to be $122,600,000, including $38,600,000 attributable to the applied-for 421-a tax exemption, which results in a Cut-off Date LTV Ratio of 60.4%. If such net present value of the applied for tax exemption of $38,600,000 were to be subtracted from the Appraised Value of the Mortgaged Property, the Appraised Value would be $84,000,000, resulting in a Cut-off Date LTV Ratio of 88.1%. Taxes were underwritten to the estimated abated tax expense for the 2026/2027 tax year of $70,561. The estimated unabated tax expense for such tax year is $1,912,536. Based on estimated unabated taxes, in
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the event that the 421-a tax exemption was not received, U/W NOI DSCR would be 0.90x, UW NCF DSCR would be 0.89x, U/W NOI Debt Yield would be 5.5% and U/W NCF Debt Yield would be 5.5%. We cannot assure you that the 421-a tax exemption will be approved.

●	With respect to the Riverwalk Vista Mortgage Loan (3.6%), the Mortgaged Property benefits from a full tax exemption granted by the State of South Carolina Department of Revenue and in connection with such tax exemption, is subject to a land use restriction agreement. The agreement generally requires that at least 75% of the units be reserved for tenants earning no more than 80% of the area median income with either (i) at least 20% of the units reserved for tenants earning no more than 50% of the area median income or (ii) at least 40% of the units reserved for tenants earning no more than 60% of the area median income. The agreement is scheduled to terminate on December 31, 2122. The tax exemption is perpetual, provided that the Mortgaged Property continues to comply with the eligibility criteria, including but not limited to, certain nonprofit ownership requirements and affordable housing requirements. No taxes were underwritten.
●	With respect to the 125th & Lenox Mortgage Loan (3.5%), the Mortgaged Property is in the 9th year of a 25-year Industrial and Commercial Abatement Program (“ICAP”) tax abatement granted through the year 2042. Such ICAP provides a full abatement on the cost of construction for the first 16 years, then phases out 10% per year through the 2041/2042 tax year (which is year 25 of the tax abatement). According to the appraisal, abated taxes for the 2025/2026 tax year are $721,352 and unabated taxes would be $2,654,702. The Mortgage Loan was underwritten based on the estimated average abated taxes for the five year term of the Mortgage Loan of $895,343.
●	With respect to the Residence Inn Middletown Goshen Mortgage Loan (2.5%), the related Mortgaged Property was approved for a partial exemption of its property tax assessment under the New York State Section 485-b Business Investment Exemption program (the “Section 485-b Program”), which exemption commenced in 2021. Under the Section 485-b Program, the Mortgaged Property is fully taxed on the land but receives an abatement on the assessed value of the improvements, starting at 50% of the increase in assessment and decreasing at 5% intervals each year for ten years. The appraiser calculated the present value of the remaining tax savings at $277,352. Real estate taxes were underwritten to the five-year average of the upcoming projected abated taxes. The benefits of the tax abatement run with the land and will expire after the 2030/2031 fiscal year.
●	With respect to the ILPT 2025 Portfolio Mortgage Loan (1.8%), (i) with respect to the 996 Paragon Way Mortgaged Property (0.1%), the sole tenant at such Mortgaged Property, Exel Inc., has a fee agreement with York County, South Carolina, which allows the tenant to make certain payment in lieu of taxes (“PILOT”) payments, and (ii) with respect to the 11224 Will Walker Road Mortgaged Property (0.1%), Mercedes Benz US International, Inc., the sole tenant at such Mortgaged Property, has entered into one or more PILOT agreements (constituting PILOT documents) with Tuscaloosa County Industrial Development Authority to reduce its tax liability.

With respect to the 3502 Enterprise Avenue Mortgaged Property (0.0%), securing the ILPT 2025 Portfolio Mortgage Loan, in connection with a PILOT arrangement with the sole tenant at such Mortgaged Property, Refresco Beverages US Inc., which provides such tenant with certain tax abatements, the borrower deeded its

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interest in a portion of the related improvements to the City of Joplin, Missouri (the “City”), which in turn leased its interest in such improvements to the tenant. Such improvements which were deeded to the City do not secure the Mortgage Loan, other than as to certain reversionary rights in such improvements. The tenant has certain rights related to returning title to the improvements to the tenant, including a purchase option, which it has assigned to the related borrower, which in turn collaterally assigned such rights to the lender. Such assignment to the lender was consented to by the City.

In the case of each such ILPT 2025 Portfolio Mortgaged Property, the related borrower’s tax liability associated with such Mortgaged Property was assumed by the related tenant pursuant to its triple net lease at the applicable Mortgaged Property with the applicable borrower, and the tax abatement is in favor of such tenant to reduce such tenant’s tax liability so assumed. Although such abatement does not affect the calculation of underwritten cash flow of the Mortgage Loan, since the tenant is responsible for all taxes, we cannot assure you that any such agreement in favor of such tenant will remain in place, or that such tenant and/or the borrower, as the primarily tax-liable party, will not ultimately be responsible to pay the full unabated taxes due at any such Mortgaged Property.

●	With respect to the 2217 Caton Avenue Mortgage Loan (1.3%), the residential portion of the Mortgaged Property currently benefits from a 15-year 421(a) tax abatement obtained in 2011. The exemption is effective for a period of 10 years and consists of a 100% exemption through the 2022/2023 tax year, followed by a 20% phase out in the last 5 years. The residential portion of the Mortgaged Property is currently in the 14th year of the tax exemption and has a 40% exemption, which will continue to phase out by 20% each year until it expires and full taxes are due in the 2027/2028 tax year. According to the appraisal, estimated abated taxes for the 2025/2026 tax year are $135,192 and estimated unabated taxes would be $224,270. The commercial portion of the Mortgaged Property (which is comprised of (i) a ground floor commercial space leased to a day care center and (ii) a ten space parking garage) is in the 16th year of a 25-year Industrial and Commercial Incentive Program (“ICIP”) tax abatement granted through the 2035/2036 tax year. Such ICIP provides a full abatement on the added physical value of the construction project for the first 16 years, then phases out 10% per year through year 2035. According to the appraisal, estimated abated taxes for the 2025/2026 tax year are $2,792 and estimated unabated taxes would be $54,640. The Mortgage Loan was underwritten based on the estimated average taxes for the five year term of the Mortgage Loan, after giving effect to the remaining tax abatements, of $223,232.
●	With respect to the 20 North Raymond Mortgage Loan (0.7%), the Mortgaged Property is part of the Mills Act program, an economic incentive program in California for the preservation of qualified historic buildings. As part of the program, the Mortgaged Property is subject to a Historic Property Agreement with the City of Pasadena, which has been in place since 2007 and has a 10-year term that automatically renews on an annual basis so that there is always 10 years of term remaining while the contract is in full effect. Under the Mills Act, the tax basis for the Mortgaged Property is less than its fair market value. The appraisal estimates that the Mills Act tax savings increases the value of the Mortgaged Property by $820,000. If either party terminates the Historic Property Agreement, then the contract will continue until 10 years from the date when the notice to
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terminate was received. The Historic Property Agreement runs with the land and, accordingly, is transferable upon sale of the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

All of the Mortgage Loans provide for interest-only payments for the entire term to stated maturity or Anticipated Repayment Date, with no scheduled amortization prior to that date.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance (%)
Interest Only	36	$713,549,500	100.0%
Total:	36	$713,549,500	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
First	24	$535,456,000	75.0%
Sixth	11	164,950,000	23.1
Ninth	1	13,143,500	1.8
Total:	36	$713,549,500	100.0%

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The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	16	$403,793,500	56.6%
4	8	68,767,000	9.6
5	12	240,989,000	33.8
Total:	36	$713,549,500	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple and/or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

With respect to any Componentized Mortgage Loan, for purposes of calculating interest and other amounts payable on the applicable Whole Loan, each note was divided into multiple components with varying interest rates. The interest rate of each note (including any Componentized Mortgage Loan) represents the weighted average interest rate of the related components. Prepayments of each note will be applied to the related components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the applicable Componentized Mortgage Loan) may increase over time, which may have an adverse effect on the borrower’s ability to make payments under the applicable Whole Loan. In addition, if any such increase in interest rate occurs after any Withheld Amount is withheld, but prior to the Withheld Amount’s inclusion in the Net Mortgage Rate as described under “Description of the Certificates—Distributions—Pass-Through Rates”, then the Withheld Amount may not reflect the increased interest rate when the Withheld Amount is included in the calculation of the Net Mortgage Rate.

ARD Loans

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A-1 will set forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

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The ARD Loans may be interest-only or partial interest-only; consequently, the repayment of an ARD Loan in full on the applicable Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto). The Anticipated Repayment Date provisions described above, to the extent applicable, may result in an incentive for the borrower to repay such ARD Loan on or before the applicable Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on the applicable Anticipated Repayment Date.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents (and in some cases, debt service under a related mezzanine loan) and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates.

See the footnotes to Annex A-1 for more information regarding the terms of the ARD Loans.

As of the Closing Date, there are no ARD Loans included in the Trust and consequently there will be no Excess Interest payable on the Class V certificates.

Single-Purpose Entity Covenants

See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to certain Mortgage Loans, the borrower guarantors or sponsors provided a full or partial payment guaranty with respect to the Mortgage Loan or with respect to an affiliated lease. Such a payment guaranty or other credit support may increase the risk of consolidation of the related borrower with the related borrower sponsor. For example:

●	With respect to The MC Mortgage Loan (9.95%), Food Bazaar occupies the commercial unit and is an affiliate of the related borrower. The corporate parent of Food Bazaar and the related borrower has provided a full guaranty of the related lease.
●	With respect to the LRW Houston Multifamily Portfolio Mortgage Loan (3.6%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $5,130,000, representing 20% of the original principal balance of the Mortgage Loan.

We cannot assure you that such payment guarantees will not result in a consolidation of the borrower with the related borrower sponsor in the event of a bankruptcy of the borrower sponsor and/or its affiliates. In addition, there is no assurance that the related guarantor has the resources to, or will, satisfy such guaranty obligations.

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See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid or defeased in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases; Property Additions” below.

Further, certain Mortgage Loans may provide for prepayment (typically with prepayment consideration) in connection with the avoidance or cure of a cash management trigger event or in order to maintain a required Debt Service Coverage Ratio or Loan-to-Value Ratio.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or condemnation, to prepay the remaining principal balance of the Mortgage Loan or the remaining allocated loan amount of the related Mortgaged Property (in each case, after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan or allocated loan amount of the related Mortgaged Property), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans.

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Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

A.	With respect to 21 Mortgage Loans (55.1%), each such Mortgage Loan:
i.	during a specified period of time (each, a “Lock-out Period”), prohibits voluntary principal prepayments;
ii.	for a specified period of time thereafter (after an initial period of at least two years following the date of initial issuance of the Offered Certificates), permits the related borrower to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”), that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan (or, in the case of an Anticipated Repayment Date or open prepayment date, in the amount of the then-remaining principal balance) and obtain the release of the related Mortgaged Property from the lien of the related mortgage; and
iii.	thereafter, permits free prepayment of such Mortgage Loan.
B.	With respect to 13 Mortgage Loans (42.3%), each such Mortgage Loan:
i.	during a Lock-out Period, prohibits voluntary principal prepayments;
ii.	for a specified period of time thereafter, permits the related borrower to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium; and
iii.	thereafter, permits free prepayment of such Mortgage Loan.
C.	With respect to 1 Mortgage Loan (1.8%), such Mortgage Loan:
i.	has no lockout period, and for a specified period of time permits the related borrower to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium; and
ii.	thereafter, permits free prepayment of such Mortgage Loan.
D.	With respect to 1 Mortgage Loan (0.7%), such Mortgage Loan:
i.	during a Lock-out Period, prohibits voluntary principal prepayments;
ii.	for a specified period of time thereafter, permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the
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payment of the greater of a Yield Maintenance Charge or a Prepayment Premium; and

iii.	thereafter, permits free prepayment of such Mortgage Loan.

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4	10	11.7%
5	4	7.9
6	6	34.1
7	16	46.4
Total	36	100.0%

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

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Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of 22 of the Mortgage Loans (55.9%) (the “Defeasance Loans”) permit the applicable borrower (in most cases, provided that no event of default exists) at any time after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) (or in certain cases, the borrower may be required to provide such government securities rather than the Defeasance Deposit) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance,

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including in the case of a Mortgage Loan with a balloon payment due at maturity or Anticipated Repayment Date or the first day of an open period, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases; Property Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Sterling Plaza Mortgage Loan (7.5%), the borrower has the right to obtain the free release of a 20,856 SF non-income producing segment of the Mortgaged Property that currently contains 60 surface parking spaces (the “Release Area”) in connection with the transfer of the Release Area to an affiliate of the borrower, upon satisfaction of certain conditions, including: (i) no event of default is continuing, (ii) delivery by the borrower of a certification that the transfer will not have a material adverse effect, (iii) delivery by the borrower of evidence acceptable to lender that, immediately after giving effect to the release of the Release Area, the remaining collateral will (a) comply in all respects with all applicable legal requirements, (b) constitute one or more separate tax lots, (c) be legally subdivided and (d) be serviced by adequate parking and access; (iv) payment of all lender's costs and expenses in connection with the transfer/release, and (v) satisfaction of customary REMIC requirements.
●	With respect to the Etude Self Storage West Coast Portfolio Mortgage Loan (4.2%), on any payment date after the expiration of the REMIC prohibition period, the borrower has the right to obtain the release of any individual Mortgaged Property in connection with a bona fide third party sale of such Mortgaged Property, upon prepayment of a portion of the related Whole Loan equal to 110% of the allocated loan amount of such Mortgaged Property, together with an applicable prepayment premium, and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio of the remaining Mortgaged Properties is not less than the greater of the debt service coverage ratio immediately preceding the release and 1.387x, (ii) after giving effect to such
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release, the debt yield of the remaining Mortgaged Properties is equal to or greater than 8.47%, (iii) the loan-to-value ratio is not more than 125% or the principal balance of the related Whole Loan is paid down by an amount sufficient to satisfy the REMIC rules and (iv) satisfaction of REMIC related conditions.

●	With respect to the Fitts MHC Portfolio Mortgage Loan (3.7%), on and after November 1, 2027 and prior to May 1, 2030, the borrower has the right to obtain the release of any individual Mortgaged Property upon prepayment of a release price equal to the greater of (x) 115% of the allocated loan amount of the Mortgaged Property or Mortgaged Properties being released and (y) 75% of the net sales proceeds of such Mortgaged Property or Mortgaged Properties, together with a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium, and upon satisfaction of certain conditions, including but not limited to (i) after giving effect to such release, the debt yield of the remaining Mortgaged Properties is not less than the greater of (x) the debt yield immediately preceding the release and (y) 8.00%, (ii) after giving effect to such release, the debt service coverage ratio of the remaining Mortgaged Properties is not less than the greater of the debt service coverage ratio immediately preceding the release and 1.31x, and (iii) compliance with REMIC related conditions.
●	With respect to the ILPT 2025 Portfolio Mortgage Loan (1.8%), the borrowers have the right to obtain the release of any of the related Mortgaged Properties in connection with an arm’s-length transfer to a third party of such Mortgaged Property upon prepayment of a release amount equal to the lesser of (a) 110% of the allocated loan amount of such Mortgaged Property and (b) the remaining outstanding principal balance of the related Whole Loan, together with, if prior to the open prepayment period, a prepayment fee (the “Release Prepayment Fee”) equal to the greater of (x) 0.5% and (y) a yield maintenance premium, and satisfaction of certain conditions, including among others (i) the debt yield after giving effect to the release is not less than the greater of 7.15% and the debt yield immediately preceding the release and (ii) satisfaction of REMIC related conditions. If the debt yield requirement above is not satisfied, the borrowers may satisfy such requirement by prepaying the related Whole Loan in an amount sufficient to satisfy such debt yield requirement. In addition, even if the debt yield requirement is not satisfied, so long as the release is in connection with an arm’s -length third party transfer, the borrowers may nevertheless obtain the release of the related Mortgaged Property upon payment of an amount equal to the greater of (I) the applicable release amount and (if prior to the open period) the Release Prepayment Fee and (II) the lesser of (x) 100% of the net sales proceeds of the released property and (y) an amount necessary to, after giving effect to such release, satisfy the debt yield requirement, together with (if prior to the open period) the Release Prepayment Fee.

In addition, with respect to the ILPT 2025 Portfolio Mortgage Loan (1.8%), the borrowers have the right to obtain the release of any of the related Mortgaged Properties in order to cure a default related to such Mortgaged Property or an event of default as to which the lender has delivered notice but only if (i)(I) prior to releasing such Mortgaged Property, the borrowers use commercially reasonable efforts to cure such default or event of default (which efforts will not require any capital contributions to be made to the borrowers or include any obligations of such borrowers or the non-recourse carveout guarantor to use any operating income or rents from any Mortgaged Property other than the Mortgaged Property that is the subject of the default or event of default to effectuate such cure) or (II) such event

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of default related to an environmental condition at any Mortgaged Property and (ii) such default or event of default was not caused by the borrowers or an affiliate of the borrowers in bad faith to circumvent the release requirements in the related Whole Loan. In connection with any such release the borrowers are required to satisfy the release conditions described in the prior bulleted paragraph, except that the borrowers will not be required to satisfy the debt yield requirements described in such paragraph.

●	With respect to the Grubbs 3-Pack MHC Portfolio Mortgage Loan (1.0%), on and after October 1, 2027 and prior to the monthly payment date occurring in April, 2030, the borrowers have the right to obtain the release of any individual Mortgaged Property upon prepayment of a release price equal to the greater of (x) 115% of the allocated loan amount of the Mortgaged Property or Mortgaged Properties being released and (y) 75% of the net sales proceeds of such Mortgaged Property or Mortgaged Properties, together with a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium, and upon satisfaction of certain conditions, including but not limited to (i) after giving effect to such release, the debt yield of the remaining Mortgaged Properties is at least the greater of (x) the debt yield immediately preceding the release and (y) 8.38%, (ii) after giving effect to such release, the debt service coverage ratio of the remaining Mortgaged Properties is at least the greater of (x) the debt service coverage ratio immediately preceding the release and (y) 1.32x, (iii) after giving effect to such release, the loan-to-value ratio of the remaining Mortgaged Properties is no greater than the lesser of (x) the loan-to value ratio immediately preceding the release and (y) 71.5%, and (iv) satisfaction of REMIC related conditions. In addition, the borrower with respect to the Elk Creek Estates Mortgaged Property (0.3%) has the right to obtain the free release (i.e., without defeasance or prepayment) of a parcel of vacant land upon satisfaction of various conditions, including but not limited to subdivision of such parcel, separate tax lots, and compliance with zoning requirements and REMIC requirements.

Furthermore, some of the Mortgage Loans may permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or provide a general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

31 of the Mortgage Loans (83.9%) provide for monthly or upfront escrows to cover planned capital expenditures, ongoing replacements and capital repairs or franchise-mandated property improvement plans.

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30 of the Mortgage Loans (80.3%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

24 of the Mortgage Loans (63.5%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

9 of the Mortgage Loans are secured in whole or in part by office, retail, industrial and mixed use properties (48.7%), and provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions (“TI/LC”) or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties only.

In certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. In addition, certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See also Annex A-3 for additional information on reserves at the Mortgaged Properties securing the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Springing/Springing Cash Management	24	$387,406,000	54.3%
Hard/Springing Cash Management	7	208,193,500	29.2
Soft/Springing Cash Management	5	117,950,000	16.5
Total:	36	$713,549,500	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of
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current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
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●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hotel Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes” and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
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●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt

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service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Vertex HQ	$64,600,000	9.1%	NAP	60.8%	NAP	8.3%	Yes	No
Etude Self Storage West Coast Portfolio	$30,200,000	4.2%	NAP	66.71%	1.387x	8.47%	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.
(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.
(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and repurchase rights. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

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Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other subordinate secured debt subject to the terms of the related Mortgage Loan documents or as otherwise expressly permitted by applicable law.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 as The MC, Vertex HQ, Terra Apartments, Etude Self Storage West Coast Portfolio, 125th & Lenox and ILPT 2025 Portfolio (collectively, 36.3%) are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

In this prospectus, references to (i) any specified Whole Loan should be construed to refer to the Whole Loan comprised of the related Mortgage Loan with the same name and

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any related Companion Loan(s) and (ii) any specified Companion Loan should be construed to refer to the Companion Loan that together with the related Mortgage Loan with the same name comprise the related Whole Loan with the same name.

The following terms are used in reference to the Whole Loans:

“BANK5 2025-5YR17 PSA” means the pooling and servicing agreement that governs the servicing of the Etude Self Storage West Coast Portfolio Whole Loan.

“Control Appraisal Period” means, with respect to any Serviced A/B Whole Loan, the period during which a “Control Appraisal Event” (or analogous term) exists under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“ILPT 2025-LPF2 TSA” means the trust and servicing agreement that governs the servicing of the ILPT 2025 Portfolio Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced Certificate Administrator” means, with respect to each Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Custodian” means, with respect to each Non-Serviced Whole Loan, the custodian under the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to each Non-Serviced Whole Loan, the directing certificateholder (or the equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to each Non-Serviced Whole Loan, the master servicer or servicer under the related Non-Serviced PSA.

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“Non-Serviced Mortgage Loan” means each of (i) the Vertex HQ Mortgage Loan, (ii) the Etude Self Storage West Coast Portfolio Mortgage Loan, (iii) the 125th & Lenox Mortgage Loan and (iv) the ILPT 2025 Portfolio Mortgage Loan.

“Non-Serviced Pari Passu-A/B Whole Loan” means each of (i) the Vertex HQ Whole Loan and (ii) the ILPT 2025 Portfolio Whole Loan.

“Non-Serviced Pari Passu Companion Loan” means, with respect to each Non-Serviced Whole Loan, any pari passu promissory note other than the Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Etude Self Storage West Coast Portfolio Whole Loan and (ii) the 125th & Lenox Whole Loan.

“Non-Serviced PSA” means (i) with respect to the Vertex HQ Mortgage Loan, the VRTX 2025-HQ TSA, (ii) with respect to the Etude Self Storage West Coast Portfolio Mortgage Loan, the BANK5 2025-5YR17 PSA, (iii) with respect to the 125th & Lenox Mortgage Loan, the WFCM 2025-5C6 PSA and (iv) with respect to the ILPT 2025 Portfolio Mortgage Loan, the ILPT 2025-LPF2 TSA.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means with respect to each Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to each Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu-A/B Whole Loans, (ii) the Non-Serviced Pari Passu Whole Loans and (iii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Serviced A/B Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, a Serviced Subordinate Companion Loan and, in certain cases, one or more Serviced Pari Passu Companion Loans. As of the Closing Date, there are no Serviced A/B Whole Loans related to the Trust.

“Serviced Companion Loan” means any of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note other than the Serviced Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means each of (i) The MC Mortgage Loan and (ii) the Terra Apartments Mortgage Loan.

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“Serviced Pari Passu Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan and one or more Serviced Pari Passu Companion Loans and includes each Servicing Shift Whole Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Subordinate Companion Loan” means, with respect to any Serviced A/B Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“Serviced Whole Loan” means each Serviced A/B Whole Loan and each Serviced Pari Passu Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, there are no Servicing Shift Mortgage Loans related to the Trust.

“Servicing Shift PSA” means, with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the pooling and servicing agreement or trust and servicing agreement entered into in connection with the securitization of the related Control Note.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Control Note.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the related Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, there are no Servicing Shift Whole Loans related to the Trust.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“VRTX 2025-HQ TSA” means the trust and servicing agreement that governs the servicing of the Vertex HQ Whole Loan.

“WFCM 2025-5C6 PSA” means the pooling and servicing agreement that governs the servicing of the 125th & Lenox Whole Loan.

As of the Closing Date, there will be no Servicing Shift Whole Loans and no Serviced A/B Whole Loans. Accordingly, all references in this prospectus to any Servicing Shift Whole Loan, Servicing Shift Mortgage Loan, Serviced A/B Whole Loan and any related terms should be disregarded.

The table entitled “Whole Loan Summary” under “Summary of Terms—Description of the Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing holder under the related

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Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Description of the Mortgage Pool”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder
The MC	Note A-1	Control	$71,000,000	MSBAM 2025-5C2
	Note A-2	Non-Control	$14,000,000	KeyBank National Association
	Note A-3	Non-Control	$5,000,000	KeyBank National Association
Vertex HQ	Note A-1-1	Control	$98,920,000	VRTX 2025-HQ
	Note A-1-2-1	Non-Control	$60,000,000	BANK5 2025-5YR17
	Note A-1-2-2	Non-Control	$30,000,000	MSBAM 2025-5C2
	Note A-1-2-3	Non-Control	$24,600,000	MSBAM 2025-5C2
	Note A-1-2-4	Non-Control	$10,000,000	MSBAM 2025-5C2
	Note A-2-1	Non-Control	$49,460,000	VRTX 2025-HQ
	Note A-2-2-A	Non-Control	$24,000,000	BBCMS 2025-5C37
	Note A-2-2-B	Non-Control	$21,000,000	BMARK 2025-V17
	Note A-2-2-C	Non-Control	$10,000,000	BMO 2025-5C12
	Note A-2-2-D	Non-Control	$7,300,000	BBCMS 2025-5C37
	Note A-3-1	Non-Control	$49,460,000	VRTX 2025-HQ
	Note A-3-2-A	Non-Control	$38,700,000	BBCMS 2025-5C37
	Note A-3-2-B	Non-Control	$23,600,000	BMARK 2025-V17
	Note A-4-1	Non-Control	$49,460,000	VRTX 2025-HQ
	Note A-4-2-A	Non-Control	$32,300,000	WFCM 2025-5C6
	Note A-4-2-B	Non-Control	$30,000,000	BANK5 2025-5YR17
	Note B-1	Non-Control	$42,920,000	VRTX 2025-HQ
	Note B-2	Non-Control	$21,460,000	VRTX 2025-HQ
	Note B-3	Non-Control	$21,460,000	VRTX 2025-HQ
	Note B-4	Non-Control	$21,460,000	VRTX 2025-HQ
	Note C-1	Non-Control	$46,720,000	VRTX 2025-HQ
	Note C-2	Non-Control	$23,360,000	VRTX 2025-HQ
	Note C-3	Non-Control	$23,360,000	VRTX 2025-HQ
	Note C-4	Non-Control	$23,360,000	VRTX 2025-HQ
	Note D-1	Non-Control	$55,200,000	VRTX 2025-HQ
	Note D-2	Non-Control	$27,600,000	VRTX 2025-HQ
	Note D-3	Non-Control	$27,600,000	VRTX 2025-HQ
	Note D-4	Non-Control	$27,600,000	VRTX 2025-HQ
	Note E-1	Non-Control	$31,640,000	VRTX 2025-HQ
	Note E-2	Non-Control	$15,820,000	VRTX 2025-HQ
	Note E-3	Non-Control	$15,820,000	VRTX 2025-HQ
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Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder
	Note E-4	Non-Control	$15,820,000	VRTX 2025-HQ
Terra Apartments	Note A-1	Control	$55,000,000	MSBAM 2025-5C2
	Note A-2	Non-Control	$12,000,000	Morgan Stanley Bank, N.A.
	Note A-3	Non-Control	$7,000,000	Morgan Stanley Bank, N.A.
Etude Self Storage West Coast Portfolio	Note A-1	Control	$80,000,000	BANK5 2025-5YR17
	Note A-2	Non-Control	$30,200,000	MSBAM 2025-5C2
	Note A-3	Non-Control	$5,000,000	BANK5 2025-5YR17
125th & Lenox	Note A-1-1	Control	$59,000,000	WFCM 2025-5C6
	Note A-1-2	Non-Control	$16,000,000	RREF V - D Direct Lending Investments, LLC
	Note A-2	Non-Control	$25,000,000	MSBAM 2025-5C2
ILPT 2025 Portfolio	Note A-1 (Non-Florida) and Note A-1 (Florida)	Control	$208,880,000	ILPT 2025-LPF2
	Note A-2 (Non-Florida) and Note A-2 (Florida)	Non-Control	$89,520,747	ILPT 2025-LPF2
	Note A-3 (Non-Florida) and Note A-3 (Florida)	Non-Control	$89,520,747	ILPT 2025-LPF2
	Note A-4 (Non-Florida) and Note A-4 (Florida)	Non-Control	$44,759,502	ILPT 2025-LPF2
	Note A-5 (Non-Florida) and Note A-5 (Florida)	Non-Control	$44,759,502	ILPT 2025-LPF2
	Note A-6 (Non-Florida) and Note A-6 (Florida)	Non-Control	$44,759,502	ILPT 2025-LPF2
	Note A-7-1 (Non-Florida) and Note A-7-1 (Florida)	Non-Control	$45,000,000	Benchmark 2025-V16
	Note A-7-2 (Non-Florida) and Note A-7-2 (Florida)	Non-Control	$45,000,000	BBCMS 2025-5C36
	Note A-8-1 (Non-Florida) and Note A-8-1 (Florida)	Non-Control	$32,000,000	BANK5 2025-5YR16
	Note A-8-2 (Non-Florida) and Note A-8-2 (Florida)	Non-Control	$6,571,750	MSBAM 2025-5C2
	Note A-9-1 (Non-Florida) and Note A-9-1 (Florida)	Non-Control	$32,000,000	BANK5 2025-5YR16
	Note A-9-2 (Non-Florida) and Note A-9-2 (Florida)	Non-Control	$6,571,750	MSBAM 2025-5C2
	Note A-10-1 (Non-Florida) and Note A-10-1 (Florida)	Non-Control	$15,000,000	Benchmark 2025-V16
	Note A-10-2 (Non-Florida) and Note A-10-2 (Florida)	Non-Control	$4,285,500	BMO 2025-5C12
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Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder
	Note A-11-1 (Non-Florida) and Note A-11-1 (Florida)	Non-Control	$7,000,000	BBCMS 2025-5C37
	Note A-11-2 (Non-Florida) and Note A-11-2 (Florida)	Non-Control	$7,000,000	Benchmark 2025-V17
	Note A-11-3 (Non-Florida) and Note A-11 -3 (Florida)	Non-Control	$5,285,500	BMO 2025-5C12
	Note A-12-1 (Non-Florida) and Note A-12-1 (Florida)	Non-Control	$16,000,000	BBCMS 2025-5C36
	Note A-12-2 (Non-Florida) and Note A-12-2 (Florida)	Non-Control	$3,285,500	BBCMS 2025-5C37
	Note B-1 (Non-Florida) and Note B-1 (Florida)	Non-Control	$165,120,000	ILPT 2025-LPF2
	Note B-2 (Non-Florida) and Note B-2 (Florida)	Non-Control	$70,766,304	ILPT 2025-LPF2
	Note B-3 (Non-Florida) and Note B-3 (Florida)	Non-Control	$70,766,304	ILPT 2025-LPF2
	Note B-4 (Non-Florida) and Note B-4 (Florida)	Non-Control	$35,382,464	ILPT 2025-LPF2
	Note B-5 (Non-Florida) and Note B-5 (Florida)	Non-Control	$35,382,464	ILPT 2025-LPF2
	Note B-6 (Non-Florida) and Note B-6 (Florida)	Non-Control	$35,382,464	ILPT 2025-LPF2

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of any master servicer, any special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

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Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Servicing Shift Whole Loans. With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to Servicing Shift Whole Loans. With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—

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General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or a designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will generally expire 5 to 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a

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Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA. None of any master servicer, any special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

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With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights. With respect to each Non-Serviced Pari Passu Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or its designated representative) is (or is an affiliate of) the

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related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan after the related Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will generally expire 5 to 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

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In addition, if the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File. The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan. If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan under the related Non-Serviced PSA, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Vertex HQ Pari Passu-A/B Whole Loan

General

The Vertex HQ Mortgage Loan (9.1%) is part of a split loan structure comprised of 16 senior promissory notes and 16 subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an

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aggregate initial principal balance of $1,000,000,000. Three such senior promissory notes, Note A-1-2-2, Note A-1-2-3 and Note A-1-2-4, with an aggregate initial principal balance of $64,600,000 (the “Vertex HQ Mortgage Loan”), will be deposited into this securitization.

The “Vertex HQ Whole Loan” is a whole loan comprised of (i) the Vertex HQ Mortgage Loan, (ii) four senior promissory notes designated Note A-1-1, Note A-2-1, Note A-3-1, and Note A-4-1 (the “Vertex HQ Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $247,300,000, (iii) nine senior promissory notes designated Note A-1-2-1, Note A-2-2-A, Note A-2-2-B, Note A-2-2-C, Note A-2-2-D, Note A-3-2-A, Note A-3-2-B, Note A-4-2-A and Note A-4-2-B (the “Vertex HQ Non-Standalone Pari Passu Companion Loans” and, together with the Vertex HQ Standalone Pari Passu Companion Loan, the “Vertex HQ Pari Passu Companion Loans”), which have an aggregate initial principal balance of $246,900,000, and (iv) 16 subordinate promissory notes designated Note B-1, Note B-2, Note B-3, and Note B-4 (collectively, the “Vertex HQ B Notes”); Note C-1, Note C-2, Note C-3, and Note C-4 (collectively, the “Vertex HQ C Notes”); Note D-1, Note D-2, Note D-3, Note D-4 (collectively, the “Vertex HQ D Notes”); and Note E-1, Note E-2, Note E-3, and Note E-4 (collectively, the “Vertex HQ E Notes”; collectively, with the Vertex HQ B Notes, the Vertex HQ C Notes, and the Vertex HQ D Notes, the “Vertex HQ Subordinate Companion Loans” and, together with the Vertex HQ Standalone Pari Passu Companion Loans, the “Vertex HQ Standalone Companion Loans”), which have an aggregate initial principal balance of $441,200,000. The Vertex HQ Pari Passu Companion Loans and the Vertex HQ Subordinate Companion Loans are collectively referred to herein as the “Vertex HQ Companion Loans”. The Vertex HQ Standalone Pari Passu Companion Loans, Vertex HQ Pari Passu Companion Loans and the Vertex HQ Mortgage Loan are collectively referred to herein as the “Vertex HQ Senior Notes”. The Vertex HQ Senior Notes and the Vertex HQ Standalone Companion Loans are collectively referred to herein as the “Vertex HQ Notes”.

The Interest Rate of the Vertex HQ Whole Loan is the weighted average interest rate of the respective notes of the Vertex HQ Whole Loan, as follows:

Note	Interest Rate	Original Balance
Senior SASB Trust Notes(1)	4.93554%	$247,300,000
Senior Non-SASB Trust Notes(2)	4.93554%	$311,500,000
Junior B Notes	5.49648%	$107,300,000
Junior C Notes	5.93080%	$116,800,000
Junior D Notes	6.60493%	$138,000,000
Junior E Notes	8.13896%	$79,100,000
(1) The Senior SASB Trust Notes consist of Note A-1-1, Note A-2-1, Note A-3-1 and Note A-4-1.
(2) The Senior Non-SASB Trust Notes consist of Note A-1-2-1, Note A-1-2-2, Note A-1-2-3, Note A-1-2-4, Note A-2-2-A, Note A-2-2-B, Note A-2-2-C, Note A-2-2-D, Note A-3-2-A, Note A-3-2-B, Note A-4-2-A and Note A-4-2-B.

The Interest Rate of the Vertex HQ Mortgage Loan is 4.93554%, the weighted average Interest Rate of the Vertex HQ senior notes is 4.93554% per annum and the weighted average Interest Rate for the Vertex HQ Whole Loan is approximately 5.595741572% per annum.

The Vertex HQ Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Vertex HQ Mortgage Loan. The Vertex HQ Subordinate Companion Loans are subordinate in right of payment with respect to the Vertex HQ Mortgage Loan and the Vertex HQ Pari Passu Companion Loans.

Only the Vertex HQ Mortgage Loan is included in the issuing entity. The Vertex HQ Standalone Companion Loans have been contributed to a securitization trust governed by

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the VRTX 2025-HQ TSA (the “VRTX 2025-HQ Securitization”). The remaining Vertex HQ Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future. However, the holders of the related unsecuritized promissory notes are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the Vertex HQ Whole Loan are subject to an Intercreditor Agreement (the “Vertex HQ Intercreditor Agreement”). The following summaries describe certain provisions of the Vertex HQ Intercreditor Agreement.

Servicing

The Vertex HQ Whole Loan (including the Vertex HQ Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the VRTX 2025-HQ TSA by Trimont LLC, as servicer (the “Vertex HQ Servicer”) and, if necessary, Situs Holdings, LLC, as special servicer (the “Vertex HQ Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the Vertex HQ Intercreditor Agreement. The servicing fee rate with respect to the Vertex HQ Standalone Companion Loans is equal to 0.00010%. The primary servicing fee rate with respect to the Vertex HQ Non-Standalone Pari Passu Companion Loans and the Vertex HQ Mortgage Loan is equal to 0.00008%.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Vertex HQ Mortgage Loan (but not on the Vertex HQ Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Vertex HQ Mortgage Loan. Principal and interest advances in respect of the Vertex HQ Companion Loans and property protection advances in respect of the Vertex HQ Whole Loan will be made as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Application of Payments Prior to a Vertex HQ Triggering Event of Default

Generally, as long as no (i) event of default with respect to an obligation of the Vertex HQ Whole Loan borrower to pay money due under the Vertex HQ Whole Loan or (ii) non-monetary event of default (other than an imminent event of default) as a result of which the Vertex HQ Whole Loan becomes a specially serviced mortgage loan under the VRTX 2025-HQ TSA (a “Vertex HQ Triggering Event of Default”) has occurred and is continuing, all amounts available for payment on the Vertex HQ Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of property protection expenses or property protection advances then due and payable or reimbursable to the backup advancing agent under the VRTX 2025-HQ TSA (the “Vertex HQ Backup Advancing Agent”), the Vertex HQ Servicer or the Vertex HQ Special Servicer, and (iii) certain amounts payable or reimbursable to the Vertex HQ Servicer, the Vertex HQ Special Servicer, the master servicer, the trustee and each master servicer and trustee for any securitization relating to a Vertex HQ Pari Passu Companion Loan, including but not limited to principal and interest advances and administrative advances), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Vertex HQ Intercreditor Agreement, as follows:

●	first, to each holder of a Vertex HQ Standalone Pari Passu Companion Loan, on a pro rata and pari passu basis up to the amount of any unreimbursed costs and
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expenses paid by such holders (or paid or advanced by the Vertex HQ Servicer, the Vertex HQ Special Servicer or the Vertex HQ Backup Advancing Agent, as applicable) with respect to the Vertex HQ Whole Loan pursuant to the terms of the Vertex HQ Intercreditor Agreement or the VRTX 2025-HQ TSA;

●	second, to each holder of a Vertex HQ Pari Passu Companion Loan and the issuing entity, as holder of the Vertex HQ Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate);
●	third, to each holder of a Vertex HQ B Note on a pro rata and pari passu basis, based on their respective interest entitlements, in each case, in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate);
●	fourth, to each holder of a Vertex HQ C Note on a pro rata and pari passu basis, based on their respective interest entitlements, in each case, in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate);
●	fifth, to each holder of a Vertex HQ D Note on a pro rata and pari passu basis, based on their respective interest entitlements, in each case, in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate);
●	sixth, to each holder of a Vertex HQ E Note on a pro rata and pari passu basis, based on their respective interest entitlements, in each case, in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate);
●	seventh, pro rata, to each holder of a Vertex HQ Pari Passu Companion Loan and to the issuing entity, as holder of the Vertex HQ Mortgage Loan, in an amount equal to their respective principal entitlements allocated pursuant to the related loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balances of the Vertex HQ Pari Passu Companion Loans and Vertex HQ Mortgage Loan;
●	eighth, if the proceeds of any foreclosure sale or any liquidation of the Vertex HQ Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balances of Vertex HQ Mortgage Loan and Vertex HQ Pari Passu Companion Loans have been reduced (to the extent such reductions were made in accordance with the terms of the VRTX 2025-HQ TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the Vertex HQ Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to each holder of a Vertex HQ Pari Passu Companion Loan and the issuing entity, as holder of the Vertex HQ Mortgage Loan, on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Vertex HQ Whole Loan;
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●	ninth, to each holder of a Vertex HQ B Note on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder of a Vertex HQ B Note (or paid or advanced by the Vertex HQ Servicer, the Vertex HQ Special Servicer or the Vertex HQ Backup Advancing Agent, as applicable) with respect to the Vertex HQ Whole Loan pursuant to the terms of the Vertex HQ Intercreditor Agreement or the VRTX 2025-HQ TSA;
●	tenth, pro rata, to each holder of a Vertex HQ B Note in an amount equal to their respective principal entitlements allocated pursuant to the related loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balances of the Vertex HQ B Notes;
●	eleventh, if the proceeds of any foreclosure sale or any liquidation of the Vertex HQ Whole Loan or Vertex HQ Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through tenth and, as a result of a workout the note principal balances of the Vertex HQ B Notes have been reduced, such excess amount is required to be paid to each holder of a Vertex HQ B Note on a pro rata and pari passu basis (A) first, in an amount up to the reduction, if any, of the aggregate note principal balance of the Vertex HQ B Notes as a result of such workout, and (B) second, in an amount equal to interest on the amount described in clause (A) at the interest rate applicable to the Vertex HQ Whole Loan;
●	twelfth, to each holder of a Vertex HQ C Note on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder of a Vertex HQ C Note (or paid or advanced by the Vertex HQ Servicer, the Vertex HQ Special Servicer or the Vertex HQ Backup Advancing Agent, as applicable) with respect to the Vertex HQ Whole Loan pursuant to the terms of the Vertex HQ Intercreditor Agreement or the VRTX 2025-HQ TSA;
●	thirteenth, pro rata, to each holder of a Vertex HQ C Note in an amount equal to its principal entitlement allocated pursuant to the related loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balance of the Vertex HQ C Notes;
●	fourteenth, if the proceeds of any foreclosure sale or any liquidation of the Vertex HQ Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through thirteenth and, as a result of a workout the principal balances of the Vertex HQ C Notes have been reduced, such excess amount will be paid to each holder of a Vertex HQ C Note (x) first, in an amount up to the reduction, if any, of the principal balance of the Vertex HQ C Notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Vertex HQ Whole Loan;
●	fifteenth, to each holder of a Vertex HQ D Note on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder of a Vertex HQ D Note (or paid or advanced by the Vertex HQ Servicer, the Vertex HQ Special Servicer or the Vertex HQ Backup Advancing Agent, as applicable) with respect to the Vertex HQ Whole Loan pursuant to the terms of the Vertex HQ Intercreditor Agreement or the VRTX 2025-HQ TSA;
●	sixteenth, pro rata, to each holder of a Vertex HQ D Note in an amount equal to its principal entitlement allocated pursuant to the related loan documents with
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respect to the applicable payment date, which amount will be applied in reduction of the principal balance of the Vertex HQ D Notes;

●	seventeenth, if the proceeds of any foreclosure sale or any liquidation of the Vertex HQ Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through sixteenth and, as a result of a workout the principal balances of the Vertex HQ D Notes have been reduced, such excess amount will be paid to each holder of a Vertex HQ D Note (x) first, in an amount up to the reduction, if any, of the principal balance of the Vertex HQ D Notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Vertex HQ Whole Loan;
●	eighteenth, to each holder of a Vertex HQ E Note on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder of a Vertex HQ E Note (or paid or advanced by the Vertex HQ Servicer, the Vertex HQ Special Servicer or the Vertex HQ Backup Advancing Agent, as applicable) with respect to the Vertex HQ Whole Loan pursuant to the terms of the Vertex HQ Intercreditor Agreement or the VRTX 2025-HQ TSA;
●	nineteenth, pro rata, to each holder of a Vertex HQ E Note in an amount equal to its principal entitlement allocated pursuant to the related loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balance of the Vertex HQ E Notes;
●	twentieth, if the proceeds of any foreclosure sale or any liquidation of the Vertex HQ Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through nineteenth and, as a result of a workout the principal balances of the Vertex HQ E Notes have been reduced, such excess amount will be paid to each holder of a Vertex HQ E Note (x) first, in an amount up to the reduction, if any, of the principal balance of the Vertex HQ E Notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Vertex HQ Whole Loan;
●	twenty-first, to each holder of a Vertex HQ Pari Passu Companion Loan, each holder of a Vertex HQ Subordinate Companion Loan and the issuing entity, as holder of the Vertex HQ Mortgage Loan, any Vertex HQ Yield Maintenance Premium then due and payable in respect of the Vertex HQ Notes (in sequential order);
●	twenty-second, to the extent assumption fees, transfer fees, late payment fees or charges (other than any Vertex HQ Yield Maintenance Premium) actually paid by the Vertex HQ Whole Loan borrower are not required to be otherwise applied under the VRTX 2025-HQ TSA, including, without limitation, to provide reimbursement for any interest on any advance (calculated at the related advance rate), to pay any additional servicing expenses or to compensate the Vertex HQ Servicer or the Vertex HQ Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Vertex HQ Whole Loan), any such fees or expenses, to the extent actually paid by the Vertex HQ borrower, will be paid to each holder of a Vertex HQ Pari Passu Companion Loan, each holder of a Vertex HQ Subordinate Companion Loan and the issuing entity, as holder of the Vertex HQ Mortgage Loan, pro rata; and
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●	twenty-third, if any excess amount is available to be distributed in respect of the Vertex HQ Whole Loan, and not otherwise applied in accordance with the foregoing clause first through twenty-second, any remaining amounts will be paid pro rata to each holder of a Vertex HQ Pari Passu Companion Loan, each holder of a Vertex HQ Subordinate Companion Loan and the issuing entity, as holder of the Vertex HQ Mortgage Loan;

provided, that to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of any portion of the related Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Vertex HQ Whole Loan (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) must be allocated to reduce the principal balances of the Vertex HQ Pari Passu Companion Loans, the Vertex HQ Subordinate Companion Loans and the Vertex HQ Mortgage Loan in the manner permitted or required by such REMIC provisions (to be applied to the Vertex HQ Notes (in sequential order)).

“Vertex HQ Yield Maintenance Premium” means with respect to any Vertex HQ Note an amount equal to the greater of (a) an amount equal to 0.5% of the amount of the Vertex HQ Whole Loan being prepaid; or (b) an amount equal to the present value as of the date on which the prepayment is made of the Calculated Payments (as defined below) from the date on which the prepayment is made through the open prepayment date determined by discounting such payments at the Discount Rate (as defined below). As used in this definition, the term “Calculated Payments” means the monthly payments of interest only which would be due based on the principal amount of the Vertex HQ Whole Loan being prepaid on the date on which prepayment is made and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate (as defined below). As used in this definition, the term “Discount Rate” means the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (as defined below), when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” means the yield calculated by the mortgage lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the open prepayment date. In the event Release H.15 is no longer published, the mortgage lender is required to select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, will mortgage lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. mortgage lender is required to notify the borrower of the amount and the basis of determination of the required prepayment consideration. The mortgage lender’s calculation of the Yield Maintenance Premium is conclusive absent manifest error.

Application of Payments After a Vertex HQ Triggering Event of Default

Generally, for so long as a Vertex HQ Triggering Event of Default has occurred and is continuing, all amounts available for payment on the Vertex HQ Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of property protection expenses or property protection advances then due and payable or reimbursable to the Vertex HQ Backup Advancing Agent, the Vertex HQ Servicer or the Vertex HQ Special Servicer, and (iii) certain amounts payable or

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reimbursable to the Vertex HQ Servicer, the Vertex HQ Special Servicer, the master servicer, the trustee and each master servicer and trustee for any securitization relating to a Vertex HQ Pari Passu Companion Loan, including but not limited to principal and interest advances and administrative advances), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Vertex HQ Intercreditor Agreement, as follows:

●	first, to each holder of a Vertex HQ Standalone Pari Passu Companion Loan, on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the Vertex HQ Servicer, the Vertex HQ Special Servicer or the Vertex HQ Backup Advancing Agent, as applicable) with respect to the Vertex HQ Whole Loan pursuant to the terms of the Vertex HQ Intercreditor Agreement or the VRTX 2025-HQ TSA;
●	second, to each holder of a Vertex HQ Pari Passu Companion Loan and the issuing entity, as holder of the Vertex HQ Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate);
●	third, to each holder of a Vertex HQ B Note on a pro rata and pari passu basis, based on their respective interest entitlements, in each case, in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate);
●	fourth, to each holder of a Vertex HQ C Note on a pro rata and pari passu basis, based on their respective interest entitlements, in each case, in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate);
●	fifth, to each holder of a Vertex HQ D Note on a pro rata and pari passu basis, based on their respective interest entitlements, in each case, in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate);
●	sixth, to each holder of a Vertex HQ E Note on a pro rata and pari passu basis, based on their respective interest entitlements, in each case, in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate);
●	seventh, to each holder of a Vertex HQ Pari Passu Companion Loan and the issuing entity, as holder of the Vertex HQ Mortgage Loan, on a pro rata and pari passu basis, until the principal balances of the Vertex HQ Pari Passu Companion Loans and the Vertex HQ Mortgage Loan have been reduced to zero;
●	eighth, if the proceeds of any foreclosure sale or any liquidation of the Vertex HQ Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balances of Vertex HQ Mortgage Loan and Vertex HQ Pari Passu Companion Loans have been reduced (to the extent such reductions were made in accordance with the terms of the VRTX 2025-HQ TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the Vertex HQ Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to
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each holder of a Vertex HQ Pari Passu Companion Loan and the issuing entity, as holder of the Vertex HQ Mortgage Loan, on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Vertex HQ Whole Loan;

●	ninth, to each holder of a Vertex HQ B Note on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by such holder of a Vertex HQ B Note (or paid or advanced by the Vertex HQ Servicer, the Vertex HQ Special Servicer or the Vertex HQ Backup Advancing Agent, as applicable) with respect to the Vertex HQ Whole Loan pursuant to the terms of the Vertex HQ Intercreditor Agreement or the VRTX 2025-HQ TSA;
●	tenth, to each holder of a Vertex HQ B Note on a pro rata and pari passu basis, until the principal balances of the Vertex HQ B Notes have been reduced to zero;
●	eleventh, if the proceeds of any foreclosure sale or any liquidation of the Vertex HQ Whole Loan or Vertex HQ Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through tenth and, as a result of a workout the note principal balances of the Vertex HQ B Notes have been reduced, such excess amount is required to be paid to each holder of a Vertex HQ B Note on a pro rata and pari passu basis (A) first, in an amount up to the reduction, if any, of the aggregate note principal balance of the Vertex HQ B Notes as a result of such workout, and (B) second, in an amount equal to interest on the amount described in clause (A) at the interest rate applicable to the Vertex HQ Whole Loan;
●	twelfth, to each holder of a Vertex HQ C Note on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder of a Vertex HQ C Note (or paid or advanced by the Vertex HQ Servicer, the Vertex HQ Special Servicer or the Vertex HQ Backup Advancing Agent, as applicable) with respect to the Vertex HQ Whole Loan pursuant to the terms of the Vertex HQ Intercreditor Agreement or the VRTX 2025-HQ TSA;
●	thirteenth, to each holder of a Vertex HQ C Note on a pro rata and pari passu basis, until the principal balance of the Vertex HQ C Notes have been reduced to zero;
●	fourteenth, if the proceeds of any foreclosure sale or any liquidation of the Vertex HQ Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through thirteenth and, as a result of a workout the principal balances of the Vertex HQ C Notes have been reduced, such excess amount will be paid to each holder of a Vertex HQ C Note (x) first, in an amount up to the reduction, if any, of the principal balance of the Vertex HQ C Notes as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Vertex HQ Whole Loan;
●	fifteenth, to each holder of a Vertex HQ D Note on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by such holder of a Vertex HQ D Note (or paid or advanced by the Vertex HQ Servicer, the Vertex HQ Special Servicer or the Vertex HQ Backup Advancing Agent, as
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applicable) with respect to the Vertex HQ Whole Loan pursuant to the terms of the Vertex HQ Intercreditor Agreement or the VRTX 2025-HQ TSA;

●	sixteenth, to each holder of a Vertex HQ D Note on a pro rata and pari passu basis, until the principal balance of the Vertex HQ D Notes have been reduced to zero;
●	seventeenth, if the proceeds of any foreclosure sale or any liquidation of the Vertex HQ Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through sixteenth and, as a result of a workout the principal balances of the Vertex HQ D Notes have been reduced, such excess amount will be paid to each holder of a Vertex HQ D Note (x) first, in an amount up to the reduction, if any, of the principal balance of the Vertex HQ D Notes as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Vertex HQ Whole Loan;
●	eighteenth, to each holder of a Vertex HQ E Note on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by such holder of a Vertex HQ E Note (or paid or advanced by the Vertex HQ Servicer, the Vertex HQ Special Servicer or the Vertex HQ Backup Advancing Agent, as applicable) with respect to the Vertex HQ Whole Loan pursuant to the terms of the Vertex HQ Intercreditor Agreement or the VRTX 2025-HQ TSA;
●	nineteenth, to each holder of a Vertex HQ E Note on a pro rata and pari passu basis, until the principal balance of the Vertex HQ E Notes have been reduced to zero;
●	twentieth, if the proceeds of any foreclosure sale or any liquidation of the Vertex HQ Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through nineteenth and, as a result of a workout the principal balances of the Vertex HQ E Notes have been reduced, such excess amount will be paid to each holder of a Vertex HQ E Note (x) first, in an amount up to the reduction, if any, of the principal balance of the Vertex HQ E Notes as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Vertex HQ Whole Loan;
●	twenty-first, to each holder of a Vertex HQ Pari Passu Companion Loan, each holder of a Vertex HQ Subordinate Companion Loan and the issuing entity, as holder of the Vertex HQ Mortgage Loan, any Vertex HQ Yield Maintenance Premium, then due and payable in respect of the Vertex HQ Notes (in sequential order);
●	twenty-second, to the extent assumption fees, transfer fees, late payment fees or charges (other than any Vertex HQ Yield Maintenance Premium) actually paid by the Vertex HQ Whole Loan borrower are not required to be otherwise applied under the VRTX 2025-HQ TSA, including, without limitation, to provide reimbursement for any interest on any advance (calculated at the related advance rate), to pay any additional servicing expenses or to compensate the Vertex HQ Servicer or the Vertex HQ Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Vertex HQ Whole Loan), any such fees or expenses, to the extent actually paid by the Vertex HQ borrower, will be paid to each holder of a Vertex HQ Pari Passu Companion Loan,
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each holder of a Vertex HQ Subordinate Companion Loan and the issuing entity, as holder of the Vertex HQ Mortgage Loan, pro rata; and

●	twenty-third, if any excess amount is available to be distributed in respect of the Vertex HQ Whole Loan, and not otherwise applied in accordance with the foregoing clause first through twenty-second, any remaining amounts will be paid pro rata to each holder of a Vertex HQ Pari Passu Companion Loan, each holder of a Vertex HQ Subordinate Companion Loan and the issuing entity, as holder of the Vertex HQ Mortgage Loan;

provided, that to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of any portion of the related Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Vertex HQ Whole Loan (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) must be allocated to reduce the principal balances of the Vertex HQ Pari Passu Companion Loans, the Vertex HQ Subordinate Companion Loans and the Vertex HQ Mortgage Loan in the manner permitted or required by such REMIC provisions (to be applied to the Vertex HQ Notes (in sequential order)).

Notwithstanding the foregoing, if a monthly payment advance is made with respect to the Vertex HQ Mortgage Loan or any related companion loan pursuant to the terms of the related pooling and servicing agreement, such advance will be reimbursed out of funds on deposit in the collection account under the VRTX 2025-HQ TSA prior to the remittance of such funds for distribution to the issuing entity, as the holder of the Vertex HQ Mortgage Loan, or to the holders of the Vertex HQ Companion Loans.

The issuing entity is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of the Vertex HQ Whole Loan in accordance with the VRTX 2025-HQ TSA and the Vertex HQ Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrower for payment of such amounts and any principal and interest collections allocable to the Vertex HQ Subordinate Companion Loans (in Vertex HQ Note Reverse Sequential Order) have been applied to pay such amounts.

To the extent collections received after the final liquidation of the Vertex HQ Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the Vertex HQ Whole Loan in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (after allocating such fees and expenses first to the Vertex HQ Subordinate Companion Loans (in Vertex HQ Note Reverse Sequential Order) from general collections on the other mortgage loans in the trust). This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Workout

Notwithstanding anything to the contrary, if the Vertex HQ Special Servicer in connection with a workout of the Vertex HQ Whole Loan, modifies the terms thereof such that (i) the unpaid principal balance thereof is decreased, (ii) the mortgage rate or scheduled amortization payments on the Vertex HQ Whole Loan are reduced, (iii) payments of interest or principal thereon are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the mortgage rate or increase in scheduled amortization payments on the Vertex HQ Whole Loan) is made to any of the payment terms of the Vertex

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HQ Whole Loan, all payments to the holders of the Vertex HQ Senior Notes pursuant to “—Application of Payments Prior to a Vertex HQ Triggering Event of Default” and “—Application of Payments After a Vertex HQ Triggering Event of Default” above will be made as though such workout did not occur, with the payment terms of the Vertex HQ Senior Notes remaining the same as they were as of the closing of the mortgage loan, and the Vertex HQ Subordinate Companion Loans (in Vertex HQ Note Reverse Sequential Order) will bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Vertex HQ Whole Loan attributable to such workout (such economic effect to be borne by each applicable Vertex HQ Subordinate Companion Loan, in each case, up to the amount otherwise due on such Vertex HQ Subordinate Companion Loan including in connection with the final liquidation or repayment of the Vertex HQ Whole Loan). Each Vertex HQ Subordinate Companion Loan (in accordance with the Vertex HQ Note Sequential Order) and the right of such note holder to receive payments with respect thereto will, subject to the provisions of the Vertex HQ Intercreditor Agreement, at all times be junior, subject and subordinate to each more senior Vertex HQ Note (in accordance with the Vertex HQ Note Sequential Order) and the rights of the holder of such more senior Vertex HQ Note to receive payments with respect thereto.

“Vertex HQ Note Reverse Sequential Order” means, with respect to any reduction of the principal balance of any Vertex HQ Note or with respect to the allocation of any expenses and losses relating to the Vertex HQ Whole Loan and the Vertex HQ Mortgaged Property, including, without limitation, losses of principal or interest, property protection advances (and any interest thereon), special servicing fees, liquidation fees and workout fees, and certain other trust expenses, as well as appraisal reduction amounts and collateral deficiency amounts, (a) first, to the reduction of the principal balance of each of the Vertex HQ E Notes (on a pro rata and pari passu basis) until the principal balance of each such Vertex HQ E Note is reduced to zero; (b) second, to the reduction of the principal balance of each of the Vertex HQ D Notes (on a pro rata and pari passu basis) until the principal balance of each such Vertex HQ D Note is reduced to zero; (c) third, to the reduction of the principal balance of each of the Vertex HQ C Notes (on a pro rata and pari passu basis) until the principal balance of each such Vertex HQ C Note is reduced to zero; (d) fourth, to the reduction of the principal balance of each of the Vertex HQ B Notes (on a pro rata and pari passu basis) until the principal balance of each such Vertex HQ B Note is reduced to zero; and (e) fifth, to the reduction of the principal balance of each of the Vertex HQ Senior Notes (on a pro rata and pari passu basis) until the principal balance of each such Vertex HQ Senior Note is reduced to zero.

Consultation and Control

The controlling noteholder under the Vertex HQ Intercreditor Agreement will be the securitization trust created pursuant to the terms of the VRTX 2025-HQ TSA. Pursuant to the terms of the VRTX 2025-HQ TSA, the related controlling class representative (the “Vertex HQ Directing Certificateholder”) will have consent and/or consultation rights with respect to the Vertex HQ Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, pursuant to the terms of the Vertex HQ Intercreditor Agreement, the issuing entity, as a non-controlling note holder will have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the Vertex HQ Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Vertex HQ Whole Loan. The consultation rights of the issuing entity will expire five business days following the delivery of written notice and information relating to the matter subject

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to consultation whether or not the issuing entity has responded within such period; provided that if the Vertex HQ Servicer or the Vertex HQ Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the five business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above, the Vertex HQ Servicer or the Vertex HQ Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned five business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Vertex HQ Mortgage Loan, the related Vertex HQ Pari Passu Companion Loans and the related the Vertex HQ Subordinate Companion Loan. Neither the Vertex HQ Servicer nor the Vertex HQ Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Vertex HQ Mortgage Loan (or its representative).

Sale of Defaulted Vertex HQ Whole Loan

Pursuant to the terms of the Vertex HQ Intercreditor Agreement, if the Vertex HQ Whole Loan becomes a defaulted loan pursuant to the terms of the VRTX 2025-HQ TSA, and if the Vertex HQ Special Servicer determines to sell the Vertex HQ Standalone Pari Passu Companion Loans in accordance with the VRTX 2025-HQ TSA, then the Vertex HQ Special Servicer will be required to sell the Vertex HQ Mortgage Loan together with the Vertex HQ Companion Loans as one whole loan. In connection with any such sale, the Vertex HQ Special Servicer will be required to follow the procedures set forth under the VRTX 2025-HQ TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. Proceeds of the sale of the Vertex HQ Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments After a Vertex HQ Triggering Event of Default” above.

Notwithstanding the foregoing, the Vertex HQ Special Servicer will not be permitted to sell the Vertex HQ Whole Loan if it becomes a defaulted loan without the written consent of the issuing entity as holder of the Vertex HQ Mortgage Loan, unless the Vertex HQ Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Vertex HQ Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the Vertex HQ Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Vertex HQ Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Vertex HQ Servicer or the Vertex HQ Special Servicer in connection with the proposed sale. Subject to the terms of the VRTX 2025-HQ TSA, the holder of the Vertex HQ Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the Vertex HQ Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

Special Servicer Appointment Rights

Pursuant to the terms of the Vertex HQ Intercreditor Agreement and the VRTX 2025-HQ TSA, the securitization trust created pursuant to the VRTX 2025-HQ TSA (or its designee), as the controlling noteholder, will have the right, with or without cause, to replace the Vertex HQ Special Servicer then acting with respect to the Vertex HQ Whole Loan and appoint a replacement special servicer in accordance with the VRTX 2025-HQ TSA. See

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“Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Vertex HQ Mortgage Loan”.

The ILPT 2025 Portfolio Pari Passu-A/B Whole Loan

General

The ILPT 2025 Portfolio Mortgage Loan (1.8%) is part of a split loan structure comprised of 38 senior promissory notes (the “ILPT 2025 Portfolio Senior Notes”) and 12 subordinate promissory notes (the “ILPT 2025 Portfolio Junior Notes” and, together with the ILPT 2025 Portfolio Senior Notes, the “ILPT 2025 Portfolio Notes”), each of which is secured by the same mortgage instruments on the same underlying Mortgaged Properties, with an aggregate initial principal balance of $1,160,000,000. Four such senior promissory notes designated Note A-8-2 (Non-Florida), Note A-8-2 (Florida), Note A-9-2 (Non-Florida) and Note A-9-2 (Florida) with an aggregate initial principal balance of $13,143,500 (the “ILPT 2025 Portfolio Mortgage Loan”), will be deposited into this securitization. The ILPT 2025 Portfolio Whole Loan is evidenced by (i) the ILPT 2025 Portfolio Mortgage Loan, (ii) 12 senior promissory notes designated Note A-1 (Non-Florida), Note A-1 (Florida), Note A-2 (Non-Florida), Note A-2 (Florida), Note A-3 (Non-Florida), Note A-3 (Florida), Note A-4 (Non-Florida), Note A-4 (Florida), Note A-5 (Non-Florida), Note A-5 (Florida), Note A-6 (Non-Florida) and Note A-6 (Florida) (the “ILPT 2025 Portfolio Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $522,200,000; (iii) the remaining senior promissory notes (see the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”) (the “ILPT 2025 Portfolio Non-Standalone Pari Passu Companion Loans” and, together with the ILPT 2025 Portfolio Standalone Pari Passu Companion Loans, the “ILPT 2025 Portfolio Pari Passu Companion Loans”), which have an aggregate initial principal balance of $211,856,500; and (iv) 12 subordinate promissory notes designated Note B-1 (Non-Florida), Note B-1 (Florida), Note B-2 (Non-Florida), Note B-2 (Florida), Note B-3 (Non-Florida), Note B-3 (Florida), Note B-4 (Non-Florida), Note B-4 (Florida), Note B-5 (Non-Florida), Note B-5 (Florida), Note B-6 (Non-Florida) and Note B-6 (Florida), (the “ILPT 2025 Portfolio Subordinate Companion Loans” or the “ILPT 2025 Portfolio Junior Notes” and, together with the ILPT 2025 Portfolio Standalone Pari Passu Companion Loans, the “ILPT 2025 Portfolio Standalone Companion Loans”), which have an aggregate initial principal balance of $412,800,000.

The ILPT 2025 Portfolio Mortgage Loan and the ILPT 2025 Portfolio Pari Passu Companion Loans evidence pari passu portions of Components A, B and C of the ILPT 2025 Portfolio Whole Loan, with initial balances of $605,400,843, $68,395,557 and $73,403,600, respectively, and per annum rates equal to 5.300564660%, 5.545564660% and 5.837564660%, respectively. The ILPT 2025 Portfolio Subordinate Companion Loans evidence Components D, E, F and HRR, with initial balances of $96,800,000, $165,100,000, $104,150,000 and $46,750,000, respectively, and per annum rates equal to 6.516564660%, 8.207564660%, 9.025564660% and 10.270564660%, respectively. As of the Closing Date, the interest rate of the ILPT 2025 Portfolio Mortgage Loan is 5.37574485896279% and the weighted average interest rate of the ILPT 2025 Portfolio Whole Loan is 6.39895724160776%.

The ILPT 2025 Portfolio Mortgage Loan, the ILPT 2025 Portfolio Pari Passu Companion Loans and the ILPT 2025 Portfolio Subordinate Companion Loans are referred to herein, collectively, as the “ILPT 2025 Portfolio Whole Loan”, and the ILPT 2025 Portfolio Pari Passu Companion Loans and the ILPT 2025 Portfolio Subordinate Companion Loans are referred to herein as the “ILPT 2025 Portfolio Companion Loans”. The ILPT 2025 Portfolio Pari Passu

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Companion Loans are generally pari passu in right of payment with each other and with the ILPT 2025 Portfolio Mortgage Loan. The ILPT 2025 Portfolio Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the ILPT 2025 Portfolio Mortgage Loan and the ILPT 2025 Portfolio Pari Passu Companion Loans. Only the ILPT 2025 Portfolio Mortgage Loan is included in the issuing entity. The ILPT 2025 Portfolio Standalone Companion Loans were contributed to a securitization trust (the “ILPT 2025-LPF2 Securitization”) governed by the ILPT 2025-LPF2 TSA. The ILPT 2025 Portfolio Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized ILPT 2025 Portfolio Non-Standalone Pari Passu Companion Loans are under no obligation to do so. The rights of the holders of the promissory notes evidencing the ILPT 2025 Portfolio Whole Loan are subject to a Co-Lender Agreement (the “ILPT 2025 Portfolio Co-Lender Agreement”).

The following summaries describe certain provisions of the ILPT 2025 Portfolio Co-Lender Agreement.

Servicing

The ILPT 2025 Portfolio Whole Loan (including the ILPT 2025 Portfolio Mortgage Loan) and any related REO Property is serviced and administered pursuant to the terms of the ILPT 2025-LPF2 TSA by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “ILPT 2025 Portfolio Master Servicer”), and, if necessary, KeyBank National Association, as special servicer (the “ILPT 2025 Portfolio Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the ILPT 2025 Portfolio Co-Lender Agreement.

Custody of the Mortgage File

Computershare Trust Company, National Association is the custodian of the ILPT 2025 Portfolio Whole Loan pursuant to the terms of the ILPT 2025-LPF2 TSA.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the ILPT 2025 Portfolio Mortgage Loan (but not on the ILPT 2025 Portfolio Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the ILPT 2025 Portfolio Mortgage Loan.

Property protection advances in respect of the ILPT 2025 Portfolio Whole Loan will be made by the ILPT 2025 Portfolio Master Servicer or the trustee under the ILPT 2025-LPF2 TSA, as applicable, unless a determination of non-recoverability is made under the ILPT 2025-LPF2 TSA.

Application of Payments

The ILPT 2025 Portfolio Co-Lender Agreement sets forth the respective rights of the holder of the ILPT 2025 Portfolio Senior Notes and the holders of the ILPT 2025 Portfolio Junior Notes with respect to distributions of funds received in respect of the ILPT 2025 Portfolio Whole Loan, and provides, in general, that:

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●	the ILPT 2025 Portfolio Senior Notes are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;
●	the ILPT 2025 Portfolio Junior Notes are, generally, at all times, junior, subject and subordinate to the ILPT 2025 Portfolio Senior Notes, and the rights of the holders of the ILPT 2025 Portfolio Junior Notes to receive payments with respect to the ILPT 2025 Portfolio Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the ILPT 2025 Portfolio Senior Notes to receive payments with respect to the ILPT 2025 Portfolio Whole Loan; and
●	all expenses and losses relating to the ILPT 2025 Portfolio Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holder of ILPT 2025 Portfolio Junior Notes and second to the holders of the ILPT 2025 Portfolio Senior Notes on a pro rata and pari passu basis.

All amounts tendered by the borrowers or otherwise available for payment on the ILPT 2025 Portfolio Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

●	first, to the holders of the ILPT 2025 Portfolio Senior Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a ILPT 2025 Portfolio Senior Note, an amount equal to the accrued and unpaid interest on the principal balance for the related ILPT 2025 Portfolio Senior Note at the applicable interest rate, net of the primary servicing fee rate;
●	second, to the holders of the ILPT 2025 Portfolio Junior Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a ILPT 2025 Portfolio Junior Note, an amount equal to the accrued and unpaid interest on the principal balance of the related ILPT 2025 Portfolio Junior Note at the applicable interest rate, net of the primary servicing fee rate;
●	third, to the holders of the ILPT 2025 Portfolio Senior Notes, on a pro rata and pari passu basis based on the respective principal balances of the ILPT 2025 Portfolio Senior Notes, (i) at any time that no ILPT 2025 Portfolio Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the principal payments received, if any, with respect to the related Due Date, until the principal balance for each ILPT 2025 Portfolio Senior Note has been reduced to zero, and (ii) at any time that an ILPT 2025 Portfolio Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each ILPT 2025 Portfolio Senior Note has been reduced to zero;
●	fourth, to the holders of the ILPT 2025 Portfolio Junior Notes, on a pro rata and pari passu basis based on the respective principal balances of the ILPT 2025 Portfolio Junior Notes, (i) at any time that no ILPT 2025 Portfolio Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such Payment Date with respect to the Mortgage Loan, until the principal balance for each ILPT 2025 Portfolio Junior Note has been reduced to zero, and (ii) at any time that a ILPT 2025 Portfolio Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each ILPT 2025 Portfolio Junior Note has been reduced to zero;
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●	fifth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iv) and, as a result of a workout the principal balances for the ILPT 2025 Portfolio Senior Notes have been reduced, such excess amount will be paid to the holders of the ILPT 2025 Portfolio Senior Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a ILPT 2025 Portfolio Senior Note, an amount equal to the reduction, if any, of the principal balance for the related ILPT 2025 Portfolio Senior Note as a result of such workout, plus interest on such amount at the applicable interest rate, net of the primary servicing fee rate;
●	sixth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(v) and, as a result of a workout the principal balances for the ILPT 2025 Portfolio Junior Notes have been reduced, such excess amount will be paid to the holders of the ILPT 2025 Portfolio Junior Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a ILPT 2025 Portfolio Junior Note, an amount equal to the reduction, if any, of the principal balance for the related ILPT 2025 Portfolio Junior Note as a result of such workout, plus interest on such amount at the applicable interest rate, net of the primary servicing fee rate;
●	seventh, to the holders of the ILPT 2025 Portfolio Senior Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a ILPT 2025 Portfolio Senior Note, an amount equal to all yield maintenance premiums allocated to the related ILPT 2025 Portfolio Senior Note in accordance with the loan agreement;
●	eighth, to the holders of the ILPT 2025 Portfolio Junior Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a ILPT 2025 Portfolio Junior Note, an amount equal to all yield maintenance premiums allocated to the related ILPT 2025 Portfolio Junior Note in accordance with the loan agreement;
●	ninth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the ILPT 2025-LPF2 TSA or the ILPT 2025 Portfolio Co-Lender Agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the ILPT 2025 Portfolio Master Servicer or the ILPT 2025 Portfolio Special Servicer (in each case provided that such reimbursements or payments relate to the ILPT 2025 Portfolio Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to the holders of the ILPT 2025 Portfolio Senior Notes, pro rata, based on their respective percentage interests, and the holders of the ILPT 2025 Portfolio Junior Notes, pro rata, based on their respective percentage interests;
●	tenth, as a recovery of any default interest or late charges then due and owing under the ILPT 2025 Portfolio Whole Loan (to be applied as contemplated by the ILPT 2025-LPF2 TSA);
●	eleventh, as payment of all fees payable to the ILPT 2025 Portfolio Master Servicer, the ILPT 2025 Portfolio Special Servicer and the operating advisor under
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the ILPT 2025-LPF2 TSA, payable in accordance with the ILPT 2025-LPF2 TSA and the loan agreement, to the extent not paid above; and

●	twelfth, if any excess amount is available to be distributed in respect of the ILPT 2025 Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xi), any remaining amount will be paid to the holders of the ILPT 2025 Portfolio Senior Notes and ILPT 2025 Portfolio Junior Notes, pro rata, based on their respective initial percentage interests in the ILPT 2025 Portfolio Whole Loan.

“ILPT 2025 Portfolio Triggering Event of Default” means (i) any monetary event of default under the related loan documents or (ii) any non-monetary event of default as a result of which the ILPT 2025 Portfolio Whole Loan becomes a specially serviced loan (which, for clarification, will not include any imminent event of default).

All collections on the ILPT 2025 Portfolio Whole Loan allocated as recoveries of interest on, or principal of, the ILPT 2025 Portfolio Whole Loan will be allocated to the respective Components first to Component A, second to Component B, third to Component C, fourth to Component D, fifth to Component E, sixth to Component F and last to Component HRR. Any amounts allocated to Component A, B or C will be allocated to the ILPT 2025 Portfolio Senior Notes, and any amounts allocated to Component D, E, F or HRR will be allocated to the ILPT 2025 Portfolio Junior Notes.

Consultation and Control

The controlling noteholder under the ILPT 2025 Portfolio Co-Lender Agreement (the “ILPT 2025 Portfolio Directing Holder”) will initially be the representative of the holder of the majority of the “controlling class” certificates issued in connection with the ILPT 2025-LFP2 securitization. Pursuant to the terms of the ILPT 2025-LPF2 TSA, such controlling class representative, which is initially PCSD PR Cap III L Private Limited, will have consent and/or consultation rights with respect to the ILPT 2025 Portfolio Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA. During the continuance of a “Consultation Termination Event” under the ILPT 2025-LPF2 TSA (an “ILPT 2025 Portfolio Consultation Termination Event”), the consent and consultation rights of the ILPT 2025 Portfolio Directing Holder will terminate and there will be no controlling noteholder for so long as the ILPT 2025 Portfolio Whole Loan is serviced pursuant to the ILPT 2025-LPF2 TSA. An ILPT 2025 Portfolio Consultation Termination Event will generally exist at any time that (i) the Class HRR certificates issued pursuant to the ILPT 2025-LPF2 TSA have an outstanding certificate balance (without regard to the application of any appraisal reduction amounts) that is less than 25% of the initial certificate balance of such Class HRR certificates or (ii) the ILPT 2025 Portfolio Directing Holder (or a majority of the controlling class certificateholders) is a borrower affiliate. In addition, pursuant to the terms of the ILPT 2025 Portfolio Co-Lender Agreement, the issuing entity, as holder of the ILPT 2025 Portfolio Mortgage Loan, will (i) have the right to receive copies of all notices, information and reports that the ILPT 2025 Portfolio Master Servicer or the ILPT 2025 Portfolio Special Servicer, as applicable, is required to provide to the ILPT 2025 Portfolio Directing Holder (within the same time frame such notices, information and reports to the ILPT 2025 Portfolio Directing Holder without regard to whether or not the ILPT 2025 Portfolio Directing Holder has actually lost any rights to receive such information as a result of a consultation termination event or control termination event under the ILPT 2025-LPF2 TSA) with respect to any major decisions to be taken with respect to the ILPT 2025 Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the ILPT 2025 Portfolio Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with

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respect to certain major decisions to be taken with respect to the ILPT 2025 Portfolio Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period. If the ILPT 2025 Portfolio Special Servicer determines that immediate action is necessary to protect the interests of the holders of the ILPT 2025 Portfolio Notes, it may take, in accordance with the servicing standard under the ILPT 2025-LPF2 TSA, any action constituting a major decision or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period. Neither the ILPT 2025 Portfolio Master Servicer nor the ILPT 2025 Portfolio Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the ILPT 2025 Portfolio Mortgage Loan (or its representative).

Workout

If the ILPT 2025 Portfolio Special Servicer, in connection with a workout of the ILPT 2025 Portfolio Whole Loan, modifies the terms thereof such that (i) the unpaid principal balance of the ILPT 2025 Portfolio Whole Loan is decreased, (ii) the applicable note interest on any ILPT 2025 Portfolio Note is reduced, (iii) payments of interest or principal on any ILPT 2025 Portfolio Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the related loan documents, such waiver, modification or amendment will be effected, to the maximum extent reasonable possible, in a manner consistent with the priority of payment described under “—Application of Payments” above, and to the extent that it is not, payments to the holders of the ILPT 2025 Portfolio Notes will be made as though such workout did not occur, with the payment terms of each of the ILPT 2025 Portfolio Notes remaining the same as they were on the date of the ILPT 2025 Portfolio Co-Lender Agreement, and, in any event, the full economic effect of all waivers, reductions or deferrals of amounts due on the ILPT 2025 Portfolio Whole Loan attributable to such workout will be required to be borne by the holder of the ILPT 2025 Portfolio Notes in a manner consistent with the priority of payment described under “—Application of Payments” above.

Sale of Defaulted Whole Loan

Pursuant to the terms of the ILPT 2025 Portfolio Co-Lender Agreement, if the ILPT 2025 Portfolio Whole Loan becomes a defaulted mortgage loan, and if the ILPT 2025 Portfolio Special Servicer determines to sell the ILPT 2025 Portfolio Whole Loan in accordance with the ILPT 2025-LPF2 TSA, then the ILPT 2025 Portfolio Special Servicer will be required to sell the ILPT 2025 Portfolio Pari Passu Companion Loans and the ILPT 2025 Portfolio Subordinate Companion Loans, together with the ILPT 2025 Portfolio Mortgage Loan, as one whole loan.

In connection with any such sale, the ILPT 2025 Portfolio Special Servicer will be required to follow the procedures contained in the ILPT 2025-LPF2 TSA. Notwithstanding the foregoing, the ILPT 2025 Portfolio Special Servicer will not be permitted to sell the ILPT 2025 Portfolio Whole Loan if it becomes a defaulted mortgage loan under the ILPT 2025-LPF2 TSA without the written consent of the issuing entity (or its representative), as holder of the ILPT 2025 Portfolio Mortgage Loan, or the holders of the ILPT 2025 Portfolio Non-Standalone Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or an affiliate of a related borrower) unless the ILPT 2025 Portfolio Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the ILPT 2025 Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the

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ILPT 2025 Portfolio Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the ILPT 2025 Portfolio Mortgaged Property, and any other documents in the servicing file maintained by the ILPT 2025 Portfolio Master Servicer and/or ILPT 2025 Portfolio Special Servicer reasonably requested by such holder (or its representative) that are material to the price of the ILPT 2025 Portfolio Mortgage Loan and the ILPT 2025 Portfolio Standalone Pari Passu Companion Loans; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the ILPT 2025-LPF2 Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the ILPT 2025 Portfolio Special Servicer in connection with the proposed sale.

The issuing entity (or its representative), as holder of the ILPT 2025 Portfolio Mortgage Loan, or the holders of the ILPT 2025 Portfolio Non-Standalone Pari Passu Companion Loans will be permitted to submit an offer at any sale of the ILPT 2025 Portfolio Whole Loan.

Special Servicer Appointment Rights

Pursuant to the ILPT 2025 Portfolio Co-Lender Agreement and the ILPT 2025-LPF2 TSA, the ILPT 2025 Portfolio Directing Holder (or its representative) will have the right, with or without cause, to replace the ILPT 2025 Portfolio Special Servicer and appoint a replacement special servicer, without the consent of the issuing entity (or its representative), as holder of the ILPT 2025 Portfolio Mortgage Loan, or any holder of an ILPT 2025 Portfolio Non-Standalone Pari Passu Companion Loan. In addition, if the operating advisor under the ILPT 2025-LPF2 TSA recommends, in its sole discretion exercised in good faith, the replacement of the ILPT 2025 Portfolio Special Servicer, the applicable certificateholders under the ILPT 2025-LPF2 TSA with the requisite percentage of voting rights will have the right, with or without cause, to replace the ILPT 2025 Portfolio Special Servicer and appoint a replacement special servicer in accordance with the ILPT 2025-LPF2 TSA.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in October 2025 and ending on a hypothetical

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Determination Date in November 2025. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Exchange Act, together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Morgan Stanley Bank, N.A., Bank of America, National Association, Starwood Mortgage Capital LLC and KeyBank National Association are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association, Starwood Mortgage Capital LLC and KeyBank National Association on or about November 13, 2025 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction, one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator or co-originator of all of the mortgage loans that MSMCH is contributing to this securitization (other than the portion of the ILPT 2025 Portfolio that MSMCH is contributing to this securitization, which was originated by MSMCH, and the 125th & Lenox Mortgage Loans, which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization) (the “MSMCH Mortgage Loans”) (38.6%). Morgan Stanley Bank is also the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley Capital I Inc., the depositor, and Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

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MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2024.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2024	11.1	5.1	3.7	8.8
Year ending December 31, 2023	5.1	1.7	2.4	4.0
Year ending December 31, 2022	12.3	2.7	3.8	6.5
Year ending December 31, 2021	16.8	6.9	4.8	11.7
Year ending December 31, 2020	6.4	2.2	2.6	4.9

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.
(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to September 30,

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2025, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $133,733,861,211.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or borrower sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and

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manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may

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not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the
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related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.
●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to

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the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the
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mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.

●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II environmental site assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.
●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.
●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance
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of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to the Morgan Stanley Group’s underwriting guidelines described above in respect of the MSMCH Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
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●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;
●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such Mortgage Loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

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In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the 10 largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next 5 largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-originated) in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.
Findings and Conclusions. Based on the foregoing review procedures, MSMCH determined that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-originated) in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a

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related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing July 1, 2022 and ending June 30, 2025, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from April 1, 2025 through June 30, 2025 was set forth in a Form ABS-15G filed by MSMCH on August 12, 2025. The Central Index Key Number of MSMCH is 0001541557.

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Repurchases and Replacements(1)
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)(5)			Demand in Dispute(6)			Demand Withdrawn(7)			Demand Rejected(8)
			#	$	%	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)
BANK 2021- BNK31 (0001840121)(11)	X	Wells Fargo Bank, N.A.	16	311,413,202	34.4%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		Morgan Stanley Bank, N.A.	17	274,568,000	30.3%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%	1	4,500,000	0.5%	0	-	0%
		Bank of America, N.A.	11	259,652,948	28.7%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		National Cooperative Bank, N.A.	17	59,552,254	6.6%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
Issuing Entity Subtotal			61	905,186,404	100%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%	1	4,500,000	0.5%	0	-	0%
Aggregate Total						1	4,500,000		0	-		0	-		0	-		1	4,500,000		0	-

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.
(3)	Reflects aggregate numbers for all demand activity shown in this table.
(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from July 1, 2022 through June 30, 2025. The demand related to loans reported in this column may have been received prior to such reporting period.
(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from July 1, 2022 through June 30, 2025.
(6)	Includes demands received during and prior to the reporting period from July 1, 2022 through June 30, 2025, unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.
(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from July 1, 2022 through June 30, 2025. The demand related to loans reported in this column may have been received prior to such reporting period.
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(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from July 1, 2022 through June 30, 2025. The demand related to loans reported in this column may have been received prior to such reporting period.
(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the June 2025 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool or the relevant securitization was paid off entirely. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.
(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the June 2025 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.
(11)	A repurchase demand was received with respect to the 1049 Fifth Avenue mortgage loan on August 28, 2023. Following such demand, Morgan Stanley Mortgage Capital Holdings LLC repurchased the 1049 Fifth Avenue mortgage loan on November 15, 2023.

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Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

Bank of America, National Association

General

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America’s Securitization Program

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

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Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2021	2022	2023	2024	Q3 2025
Multifamily	$1,576,830,000	$232,015,000	$0	$650,293,491	$324,245,000
Office	2,238,206,667	591,310,000	789,100,001	2,779,200,000	3,009,480,400
Retail	529,055,000	859,459,375	1,056,100,000	883,685,000	1,791,900,000
Industrial	4,255,654,000	2,053,524,502	0	2,417,080,001	1,208,958,801
Manufactured Housing	197,260,000	70,735,000	19,000,000	79,715,000	21,022,500
Self Storage	303,825,400	762,467,500	24,150,000	672,673,000	178,338,000
Lodging	970,000,000	1,780,143,333	500,096,295	2,759,843,750	1,130,050,000
Mixed Use	139,610,000	0	23,750,000	383,800,000	37,410,000
Other	402,510,992	0	0	174,700,000	371,666,667
Total	$10,612,952,059	$6,349,654,710	$2,412,196,296	$10,800,990,242	$8,073,071,368

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America Mortgage Loans (as defined below), see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the

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mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;
●	existing mortgage verification;
●	credit references;
●	certified financial statements for mortgagor and borrower principals;
●	tenant/resident leases;
●	ground leases;
●	property operating statements;
●	real estate tax bills;
●	purchase contract (if applicable);
●	appraisal;
●	engineering report;
●	seismic report (if applicable);
●	environmental report;
●	site plan;
●	certificate of occupancy;
●	evidence of zoning compliance;
●	insurance policies;
●	borrower structure/authority documents; and
●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be

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examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America Mortgage Loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee

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may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

In addition, Bank of America may in some instances have reduced the term interest rate that Bank of America would otherwise charge on a Bank of America Mortgage Loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Bank of America Mortgage Loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Bank of America Mortgage Loan satisfied Bank of America’s minimum debt service coverage ratio underwriting requirements for such Bank of America Mortgage Loan.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
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●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.
●	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America Mortgage Loans, please see Annex A-1.

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Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America Mortgage Loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

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●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.
●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.
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●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The ILPT 2025 Portfolio Mortgage Loan (1.8%) is part of a Whole Loan that was co-originated by Bank of America in conjunction with Citi Real Estate Funding Inc., Bank of Montreal, Morgan Stanley Mortgage Capital Holdings LLC, Royal Bank of Canada and UBS AG New York Branch and was underwritten pursuant to the Bank of America underwriting guidelines.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America mortgage loans was originated (or, with respect to the ILPT 2025 Portfolio Mortgage Loan (1.8%), co-originated in conjunction with one or more third parties) with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans (each a “Bank of America Mortgage Loan”) that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America Mortgage Loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America Mortgage Loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

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Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America Mortgage Loans, including:

●	certain information from the related mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and search results obtained by Bank of America for each of the Bank of America Mortgage Loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;
●	comparing numerical information regarding the Bank of America Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.

Legal Review. For each Bank of America Mortgage Loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the

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exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America Mortgage Loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America Mortgage Loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America Mortgage Loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America Mortgage Loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America Mortgage Loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America Mortgage Loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America Mortgage Loan that it elects to substitute for a Bank of America Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if

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appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Bank of America Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the Bank of America Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing July 1, 2022 and ending June 30, 2025 (the “Bank of America Reporting Period”), the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the quarterly period from April 1, 2025 through June 30, 2025 was set forth in a Form ABS-15G filed by Bank of America on August 8, 2025. The Central Index Key Number of Bank of America is 0001102113.

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Repurchases and Replacements
Asset Class: Commercial Mortgages1

Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[5]			Demand Withdrawn[6]			Demand Rejected[7]
			#	$	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bridger Commercial Funding LLC	55	0	0	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bank of America, N.A.	55	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	15,906,981.76	100.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	0	0	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	PNC Bank, National Association	52	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
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Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[5]			Demand Withdrawn[6]			Demand Rejected[7]
			#	$	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass- Through Certificates, Series 2014-C17(9) (0001612124)	X	Bank of America, N.A.	20	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	20,140,464.51	100.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass- Through Certificates, Series 2014-C17(9) (0001612124)	X	CIBC Inc.	16	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Hudson’s Bay Simon JV Trust Commercial Mortgage Pass- Through Certificates 2015-HBFL(9)		JPMorgan Chase Bank, N.A. (52.63%), Bank of America, N.A. (23.68%), Column Financial, Inc. (23.68%), asset co-originated	1	592,986,077.00	0.40	1	0	0	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Commercial Mortgages Total			514	629,033,523.27		2	0	0	0	0		0	0		4	0		0	0		0	0

(1)	Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
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(2)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.
(3)	Reflects assets subject to new demands to repurchase or replace that were received during the Bank of America Reporting Period. Activity appearing in the other applicable columns of this table (“Assets That Were Repurchased or Replaced”, “Assets Pending Repurchase or Replacement (within cure period)”, “Demand in Dispute”, “Demand Withdrawn” and “Demand Rejected”) may relate to demands received during or prior to the Bank of America Reporting Period. If an asset was subject to a new demand and additional activity during the Bank of America Reporting Period, information regarding the asset will appear in this column and the other applicable column in this table.
(4)	Reflects assets that were repurchased or replaced during the Bank of America Reporting Period.
(5)	Includes assets for which any of the following situations apply as of the end of the Bank of America Reporting Period:
a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by the end of the Bank of America Reporting Period;
b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or
c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the Bank of America Reporting Period.

(6)	Includes assets for which the party demanding the repurchase or replacement of such asset agreed during the Bank of America Reporting Period to rescind its demand.
(7)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Bank of America Reporting Period.
(8)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and June 30, 2025, or (b) for any asset no longer part of the pool assets at the end of the Bank of America Reporting Period, as zero.
(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial Bank of America Reporting Period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on August 8, 2025. The Central Index Key Number of Bank of America is 0001102113.
(10)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial Bank of America Reporting Period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on August 8, 2025. The Central Index Key Number of BAMLCM is 0001005007.

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Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Bank of America or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC” and, together with its subsidiaries, “Starwood”), is a sponsor, seller and originator of certain mortgage loans into the securitization described in this prospectus. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of SMC are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. SMC also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

SMC is an affiliate of: (a) LNR Partners, LLC, the entity which is expected to be the special servicer under the PSA (other than with respect to any Excluded Special Servicer Loan); (b) LNR Securities Holdings, LLC, the entity that is expected to be appointed as the Directing Certificateholder and the Risk Retention Consultation Party under the PSA (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the Risk Retention Consultation Party) and that is expected to purchase approximately 60% of the Class X-E, Class X-F, Class X-G, Class E, Class F, Class G and Class V Certificates (excluding the portion comprising a part of the VRR Interest); (c) Starwood Conduit CMBS Vertical Retention II LLC, the expected purchaser of the VRR Interest and (d) Starwood CMBS Horizontal Retention MSBAM 2025-5C2 LLC, the expected purchaser of the HRR Interest.

In addition, Morgan Stanley Bank, an originator, an affiliate of an underwriter, a sponsor and a mortgage loan seller, provides short-term warehousing of mortgage loans originated by SMC through a master repurchase facility. Four (4) of the SMC Mortgage Loans (9.3%) are subject to such master repurchase facility. SMC and its affiliates are using the proceeds from its sale of the SMC Mortgage Loan to the depositor to, among other things, simultaneously reacquire such mortgage loans from Morgan Stanley Bank, free and clear of any liens.

In addition, pursuant to interim custodial agreements between Computershare and SMC, Computershare acts as interim custodian with respect to all of the SMC Mortgage Loans (19.6%).

Starwood’s Securitization Program

This is the 150th commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business

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since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $19.14 billion of commercial loans in its prior securitizations.

SMC originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. SMC’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, SMC may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures. In general, SMC does not hold the loans it originates until maturity.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of SMC or one or more of its affiliates (the “SMC Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the SMC Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the SMC Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the SMC Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the SMC Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;
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●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s asset summary report for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the SMC Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which SMC was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The SMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, SMC determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. SMC also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten (or acquired and reunderwritten) in accordance with SMC’s underwriting criteria, except as described below under “—Exceptions to SMC’s Disclosed Underwriting Guidelines”. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMC, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and reunderwritten) by SMC for securitization.

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Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by SMC complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2 to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by SMC require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the net cash flow debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of

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tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, Starwood may in some instances have reduced the term interest rate that Starwood would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied Starwood’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist additional pari passu or subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.
●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-21 entitled, “Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Starwood or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.
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●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures or is required to maintain the insurance and pay the premiums therefor directly to the insurance carrier.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the
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mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.
●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable,

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boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Disclosed Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

Except as described above in this “—Exceptions to SMC’s Disclosed Underwriting Guidelines” section, none of the SMC Mortgage Loans were originated with any material exceptions from the SMC underwriting guidelines and procedures.

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Trimont LLC. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on January 23, 2025. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act.

Retained Interests in This Securitization

As of the Closing Date, neither Starwood nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that (i) LNR Partners, which is an affiliate of Starwood, will be entitled to the special servicing fees and certain other fees and compensation described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”, (ii) LNR Securities Holdings, LLC, which is an affiliate of Starwood, will hold an approximately 60% interest of the Class X-E, Class X-F, Class X-G, Class E, Class F, Class G and Class V certificates (in each case, excluding the portion comprising the VRR Interest) and to be the initial Directing Certificateholder and initial Risk Retention Consultation Party, (iii) Starwood Conduit CMBS Vertical Retention II LLC will retain the VRR Interest, as described in “Credit Risk Retention”, and (iv) Starwood CMBS Horizontal Retention MSBAM 2025-5C2 LLC will retain the Class H-RR certificates (excluding the portion comprising the VRR Interest), as described in “Credit Risk Retention”. In addition, Starwood or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

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The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank is the originator of all of the mortgage loans that KeyBank is contributing to this securitization (the “KeyBank Mortgage Loans”).

The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2024, KeyBank’s Real Estate Capital Group originated a total of $14.4 billion in permanent, bridge, development and construction commercial mortgage loans from 28 offices nationwide. Of this total, $18.3 billion commercial mortgage loans were originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or arranged financing for life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000. As of September 30, 2025, KeyBank had originated approximately $22.604 billion of commercial mortgage loans that have been securitized in 129 securitized transactions. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self-storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized. KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview. KeyBank has conducted a review of the KeyBank Mortgage Loans it is contributing in the securitization described in this prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank

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Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus.

Data Comparison and Recalculation. KeyBank engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described in “—Database” above;
●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the KeyBank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus.

Legal Review. KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on

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the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth in “—KeyBank’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. KeyBank will perform a review of any KeyBank mortgage loan that it elects to substitute for a KeyBank mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. KeyBank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “KeyBank Qualification Criteria”). KeyBank may engage a third party accounting firm to compare the KeyBank Qualification Criteria against the underlying source documentation to verify the accuracy of the review by KeyBank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by KeyBank to render any tax opinion required in connection with the substitution.

KeyBank’s Underwriting Guidelines and Processes

Overview. KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis. KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources,

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and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals. KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

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Environmental Assessments. KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements. KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
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●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.
●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans were originated with any material exceptions from KeyBank’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on February 12, 2025 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2024 as a sponsor of commercial mortgage loan securitizations. Since KeyBank has no demand, repurchase or replacement claims as a sponsor of commercial

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mortgage loan securitizations to report KeyBank has no obligation to file quarterly reports. KeyBank’s Central Index Key is 0001089877. With respect to the period from and including October 1, 2015 to and including September 30, 2025, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither KeyBank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization (except that, for the avoidance of doubt, KeyBank, as primary servicer for certain of the KeyBank Mortgage Loans, will be entitled to, or is expected to be entitled to, servicing compensation described in this prospectus with respect to such Mortgage Loans). KeyBank and its affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—KeyBank National Association” has been provided by KeyBank.

The Depositor

Morgan Stanley Capital I Inc., the depositor, is a direct wholly owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. Our principal executive offices are located at 1585 Broadway, New York, New York 10036. Our telephone number is (212) 761-4000. The depositor does not have, nor is it expected in the future that it will have, any significant assets and it is not engaged in any activities except those related to the securitization of assets.

The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2000 and terminating September 30, 2025, the depositor acted as depositor with respect to multifamily, commercial and manufactured housing community mortgage loan securitization transactions, in an aggregate amount of approximately $251,164,818,942. Generally, MSMCH (or its predecessor) has acted as a sponsor or co-sponsor of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other mortgage loan sellers. The depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian,

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as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Exchange Act, (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing, or contracting with the master servicer to sign, any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The Issuing Entity

The issuing entity, Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that each applicable master servicer, each applicable special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer. A discussion of the duties of the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “—The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, each applicable master servicer, each applicable special servicer, the operating advisor, the asset representations reviewer and the underwriters. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer.

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The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Deutsche Bank National Trust Company, a national banking association (“DBNTC”), will act as trustee under the PSA. DBNTC is a national banking association with its offices for notices under the PSA located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration—MSBAM 2025-5C2, and its telephone number is (714) 247-6000.

DBNTC and its affiliates have provided corporate trust services since 1991. DBNTC and its affiliates have previously been appointed to the role of trustee or certificate administrator for over 1,900 mortgage-backed transactions and have significant experience in this area.

In its capacity as trustee on commercial mortgage securitizations, DBNTC is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, DBNTC, in its capacity as trustee, has not been required to make an advance on a domestic CMBS transaction.

In 2014 and 2015, several investors sued several trustees of residential mortgage-backed securities (“RMBS”) trusts, including Deutsche Bank National Trust Company, concerning the trustees’ administration of RMBS trusts. These cases generally alleged that the RMBS trustees failed to perform purported duties, as trustees for private-label RMBS trusts, to enforce breaches of representations and warranties as to mortgage loans held by the trusts and to enforce breaches by servicers of their mortgage loan servicing obligations for the trusts. Investors have sued DBNTC in nine of these cases. DBNTC has settled two cases brought by funds managed by Blackrock Advisors, LLC, PIMCO-Advisors, L.P. and others; settled two cases brought by Royal Park Investments SA/NV; obtained summary judgment in one case, brought by certain special purpose entities including Phoenix Light SF Limited; and obtained a dismissal in one case, brought by the Western and Southern Life Insurance Company and five related entities. In addition, the three cases described below remain active.

On November 7, 2014, the National Credit Union Administration Board (“NCUA”), as an investor in 121 RMBS trusts, filed a complaint in the U.S. District Court for the Southern District of New York against DBNTC as trustee of those trusts, alleging violations of the U.S. Trust Indenture Act of 1939 (“TIA”) and the New York Streit Act (“Streit Act”) for DBNTC’s alleged failure to perform certain purported statutory and contractual duties. On March 5, 2015, NCUA amended its complaint to assert claims as an investor in 97 of the 121 RMBS trusts that were the subject of its first complaint. The amended complaint alleged violations of the TIA and Streit Act, as well as breach of contract, breach of fiduciary duty, breach of the covenant of good faith, negligence, gross negligence and negligent misrepresentation. NCUA’s complaint alleged that the trusts at issue suffered total realized collateral losses of U.S. $17.2 billion, but the complaint did not include a demand for money damages in a sum certain. On May 1, 2015, DBNTC filed a motion to dismiss the amended complaint. On July 31, 2018, the court issued an order that, among other things, denied DBNTC’s motion to dismiss without prejudice to its renewal. On August 31, 2018, NCUA filed a letter informing the court that it intended to: (i) drop all of its claims as to 60 of the 97 trusts at issue; (ii) drop its claims as to certain, but not all, certificates for 3 additional trusts; and (iii) move for leave to file an amended complaint bringing claims as to the remaining 37 trusts at issue. On October 5, 2018, NCUA filed a motion for leave to file a second amended

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complaint that asserted claims as to only 37 of the 97 trusts that were originally at issue, and added new claims for a declaratory judgment and breach of contract arising out of the payment from trust funds of DBNTC’s legal fees and expenses in NCUA’s action and in other actions brought by investors against DBNTC for alleged breaches of its duties as an RMBS trustee. On November 5, 2018, DBNTC filed a motion to stay NCUA’s new claims relating to payment from trust funds of DBNTC’s legal fees and expenses and all related discovery. On October 15, 2019, the court: (i) granted in part NCUA’s motion for leave to file a second amended complaint; and (ii) granted DBNTC’s motion to stay NCUA’s new claims relating to payment from trust funds of DBNTC’s legal fees and expenses and all related discovery. The court permitted NCUA to file a second amended complaint asserting claims for: (i) breach of contract arising out of DBNTC’s alleged failure to perform certain purported statutory and contractual duties; and (ii) declaratory judgment and breach of contract arising out of the payment from trust funds of DBNTC’s legal fees and expenses. The court denied NCUA’s request to assert additional claims for: (i) negligence and gross negligence; and (ii) breach of fiduciary duty. On October 21, 2019, NCUA filed a second amended complaint. On November 15, 2019, DBNTC filed an answer to the second amended complaint. On June 11, 2021, NCUA filed a third amended complaint, the substance of which was unchanged from the second amended complaint. On July 1, 2021, DBNTC filed an answer to the third amended complaint. On October 5, 2021, NCUA filed a fourth amended complaint, the substance of which was unchanged from the third amended complaint. On October 25, 2021, DBNTC filed an answer to the fourth amended complaint. On February 4, 2022, the parties filed a stipulation in which NCUA agreed to voluntarily dismiss with prejudice all claims as to 19 trusts. On February 28, 2022, both parties filed motions for partial summary judgment. On August 15, 2025, the court granted in part and denied in part both motions. Discovery is ongoing.

On December 23, 2015, Commerzbank AG (“Commerzbank”), as an investor in 50 RMBS trusts, filed a complaint in the U.S. District Court for the Southern District of New York against DBNTC as trustee of the trusts, asserting claims for violations of the TIA and New York’s Streit Act, breach of contract, breach of fiduciary duty, negligence, and breach of the covenant of good faith, based on DBNTC’s alleged failure to perform its duties as trustee for the trusts. Commerzbank alleges that DBNTC caused it to suffer “hundreds of millions of dollars in losses,” but the complaint does not include a demand for money damages in a sum certain. On April 29, 2016, Commerzbank filed an amended complaint. The amended complaint asserts the same claims as did the original complaint, and, like the original complaint, alleges that DBNTC caused Commerzbank to suffer “hundreds of millions of dollars in losses,” but does not include a demand for money damages in a sum certain. On May 27, 2016, DBNTC filed a motion to dismiss the amended complaint. On February 10, 2017, the court granted in part and denied in part DBNTC’s motion to dismiss. The court granted the motion to dismiss with respect to Commerzbank’s claim for breach of the covenant of good faith and claim under the Streit Act, dismissing those claims with prejudice. The court also granted the motion to dismiss with respect to Commerzbank’s claim under the TIA as to the 46 trusts at issue governed by pooling and servicing agreements, dismissing that claim with prejudice as to those 46 trusts. The court also granted the motion to dismiss, without prejudice, with respect to Commerzbank’s breach of contract claim as to ten trusts whose governing agreements limit the right to file suit under the governing agreements to certain specified parties, including the registered holder of a certificate issued by the trust. The court held that, although Commerzbank has not received authorization from the registered holder of the certificates at issue to file suit, it may still obtain that authorization from the registered holder. The court denied the remainder of the motion to dismiss. Therefore, with the exception of the claims relating to the ten trusts for which Commerzbank has not received authorization to file suit, Commerzbank’s claims for breach of contract, breach of fiduciary duty, and negligence will

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proceed. Commerzbank’s claim under the TIA as to the four trusts governed by agreements other than pooling and servicing agreements will also proceed. On May 1, 2017, DBNTC filed an answer to the amended complaint. On November 30, 2017, Commerzbank filed a second amended complaint that names Deutsche Bank Trust Company Americas (“DBTCA”) as a defendant in addition to DBNTC. DBTCA serves as trustee for 1 of the 50 trusts at issue. DBNTC serves as trustee for the other 49 trusts at issue. Commerzbank’s second amended complaint brings claims for violation of the TIA; breach of contract; breach of fiduciary duty; negligence; violation of the Streit Act; and breach of the covenant of good faith. However, in the second amended complaint, Commerzbank acknowledges that the court previously dismissed its TIA claims for the trusts governed by pooling and servicing agreements, as well as its Streit Act claims and claims for breach of the covenant of good faith, and Commerzbank only includes these claims to preserve any rights on appeal. The second amended complaint alleges that DBNTC and DBTCA caused Commerzbank to suffer “hundreds of millions of dollars in losses,” but the complaint does not include a demand for money damages in a sum certain. On January 29, 2018, DBNTC and DBTCA filed an answer to the second amended complaint. On December 7, 2018, DBNTC and DBTCA filed a motion for summary judgment. Also on December 7, 2018, Commerzbank, jointly with the Phoenix Light plaintiffs, filed a motion for partial summary judgment. On February 8, 2022, the court issued an order in which it granted in part DBNTC and DBTCA’s motion for summary judgment and denied plaintiffs’ motion for partial summary judgment. As a result of that order, many of plaintiffs’ claims and theories were dismissed with prejudice. On September 26, 2024, DBNTC and DBTCA filed a motion for summary judgment, which has been fully briefed.

On December 30, 2015, IKB International, S.A. in Liquidation and IKB Deutsche Industriebank A.G. (collectively, “IKB”), as an investor in 37 RMBS trusts, filed a summons with notice in the Supreme Court of the State of New York, New York County, against DBNTC and DBTCA as trustees of the trusts. On May 27, 2016, IKB served its complaint asserting claims for breach of contract, breach of fiduciary duty, breach of duty to avoid conflicts of interest, violation of the Streit Act, violation of the TIA, violation of Regulation AB, and violation of Section 9 of the Uniform Commercial Code. IKB alleges that DBNTC and DBTCA are liable for over U.S. $268 million in damages. On October 5, 2016, DBNTC and DBTCA, together with several other trustees defending lawsuits by IKB, filed a joint motion to dismiss. On January 6, 2017, IKB filed a notice of discontinuance, voluntarily dismissing with prejudice all claims as to three trusts. On June 20, 2017, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to four additional trusts. On January 27, 2021, the court granted in part and denied in part DBNTC and DBTCA’s motion to dismiss. The court granted the motion to dismiss with respect to IKB’s claims for violations of the Streit Act, Regulation AB, and Section 9 of the Uniform Commercial Code, as well as certain aspects of IKB’s claims for breach of contract, breach of fiduciary duty, and violation of the TIA. The court denied the remainder of the motion to dismiss. IKB’s remaining claims for breach of contract, breach of fiduciary duty, breach of duty to avoid conflicts of interest, and violation of the TIA will proceed. On May 10, 2021, DBNTC and DBTCA filed a notice of appeal with the New York Supreme Court Appellate Division, First Department, regarding certain aspects of the court’s order on the motion to dismiss. On May 20, 2021, IKB filed a notice of cross appeal with respect to other aspects of that order. On August 30, 2022, the New York Supreme Court, Appellate Division, First Department affirmed in part and reversed in part the court’s order on the motion to dismiss. After DBNTC and DBTCA appealed the First Department’s decision, on June 15, 2023, the New York Court of Appeals reversed the First Department’s decision in part, dismissing certain additional contract claims, as well as IKB’s claims for breach of fiduciary duty and breach of duty to avoid conflicts of interest. On June 2, 2021, IKB filed a motion for re-argument regarding certain aspects of the court’s order on the motion to dismiss, which the court

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denied on August 3, 2021. On May 13, 2021, DBNTC and DBTCA filed an answer to the complaint. On October 28, 2021, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to seven additional trusts. On December 29, 2021, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to one additional trust. On April 22, 2022, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to 17 certificates at issue, including all claims as to 5 trusts. On February 28, 2023, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to two trusts, leaving 15 trusts at issue. On November 21, 2023, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to three trusts, leaving 12 trusts at issue. On November 14, 2024, DBNTC and DBTCA filed a motion for summary judgment. Also on November 14, 2024, IKB filed a motion for partial summary judgment. On August 11, 2025, the court granted in part and defined in part both motions. Certain aspects of both motions remain pending before the court.

It is DBNTC’s belief that it has no pending legal proceedings (including, based on DBNTC’s current evaluation, the litigation disclosed in the foregoing paragraphs) that would materially affect its ability to perform its duties as trustee under the PSA for this transaction.

The information set forth above under “—The Trustee” has been provided by DBNTC.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, DBNTC and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator, certificate registrar and custodian under the PSA. The

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certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.3 billion (USD) in assets as of June 30, 2025. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2025, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,301 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $739 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth therein.

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Custodian

Computershare Trust Company will act as the custodian (the “Custodian”) of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2025, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 450,880 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsors or their affiliates and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For three CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2024 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2024 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to adjusted coupon rates and allocation of additional cash that resulted in an overpayment to one class of certificates with a corresponding underpayment to another class of certificates. Computershare Trust Company corrected the error within five days of the distribution.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing an interest adjustment in the servicer’s report that resulted in an underpayment to one class of certificates with a corresponding aggregate overpayment to three different classes of certificates. Computershare Trust Company revised the distribution to correct the payment error two months after the payment error occurred and distributed the funds the next month.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the Initial Month’s Interest Deposit Amount that resulted in an underpayment to several classes of certificates with no corresponding overpayment. Computershare Trust Company revised the distribution to correct the payment error prior to the next distribution.

For each of the three CMBS transactions, the related Subject 2024 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

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Neither Computershare Trust Company nor any of its affiliates will retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, Computershare Trust Company or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Computershare Trust Company.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and the trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s and the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

General

Trimont LLC, a Georgia limited liability company (“Trimont”), will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as the primary servicer for the Serviced Companion Loans, subject to any primary servicing agreements with other servicers (in such capacity, the “Master Servicer”). Trimont is also the Non-Serviced Master Servicer with respect to the Vertex HQ Whole Loan under the VRTX 2025-HQ TSA and the Etude Self Storage West Coast Portfolio Whole Loan under the BANK5 2025-5YR17 PSA.

Trimont is a provider of loan servicing, asset management, due diligence, and customized advisory solutions. The principal servicing offices of Trimont are located at 550 South Tryon Street, Charlotte, North Carolina 28202 and Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326. Trimont also has offices in the US located in Overland Park, Kansas, New York, New York, and Dallas, Texas.

As of March 1, 2025 (“CMS Acquisition Closing Date”), Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business (the “CMS Transaction”). See “—CMS Transaction” below. As of the CMS Acquisition Closing Date, Trimont is rated (ranked) by Fitch, S&P and Morningstar DBRS as a master servicer, a primary servicer and a special servicer of commercial mortgage loans in the US. Trimont’s servicer ratings (rankings) by each of these agencies are outlined below:

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US Servicer Ratings	Fitch[1]	S&P	Morningstar DBRS[3]
Primary Servicer:	CPS2	Strong	MOR CS2
Master Servicer:	CMS3+	Average[2]	MOR CS3
Special Servicer:	CSS2	Strong	MOR CS2

1                 The Fitch primary servicer and special servicer ratings of Trimont have been placed on “Rating Watch Negative” during the integration period associated with the CMS Transaction as is consistent with Fitch’s criteria and historical practice.

2              The S&P master servicer rating of Trimont has been placed on “Rating Watch Positive” during the integration period associated with the CMS Transaction.

3                 Morningstar DBRS has designated the trends for the primary servicer and special servicer rankings of Trimont as “Stable”, and the trend for the master servicer ranking as “Positive”.

Trimont is also rated ‘Strong’ as a Construction Loan Servicer by S&P in the US.

Prior to the CMS Acquisition Closing Date, Trimont had been primary servicing and special servicing securitized and non-securitized commercial and multifamily loans in excess of 15 years.

The following table sets forth information prior to the CMS Acquisition Closing Date about Trimont’s portfolio of primary serviced commercial and multifamily loans (securitized and non-securitized) as of the dates indicated.

Commercial and Multifamily Mortgage Loans	As of 12/31/2022	As of 12/31/2023	As of 12/31/2024
By Approximate Number:	2,574	2,529	2,301
By Approximate Aggregate Unpaid Principal Balance (in billions):	$100.4	$110.1	$114.6

The following table sets forth information as of September 30, 2025 showing the portfolio of Trimont master or primary serviced commercial and multifamily loans (securitized and non-securitized).

Commercial and Multifamily Mortgage Loans	As of 9/30/2025
By Approximate Number:	20,168
By Approximate Aggregate Unpaid Principal Balance (in billions):	$605.76

The properties securing the loans in Trimont’s servicing portfolio include multifamily, office, retail, hospitality, industrial and other income producing properties.

Within this servicing portfolio, as of September 30, 2025, approximately 16,006 commercial and multifamily loans with an unpaid principal balance of approximately $422.63 billion were loans that back commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements. The only significant changes in Trimont’s policies and procedures over the past three years have come in response to changes in federal or state law or investor requirements. Since the CMS Acquisition Closing Date, Trimont has been incorporating CMS master and primary servicing policies and procedures into its best practices for servicing CMS Loans and newly originated commercial and multifamily loans, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

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Trimont’s servicing platform allows Trimont to process loan servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Prior to the CMS Acquisition Closing Date, Trimont was not the designated primary advancing agent for any of the mortgage loans it serviced. In connection with the CMS Transaction, Trimont acquired the outstanding CMS servicer advances using funding from a Wells Fargo Bank credit facility and other capital sources and expects to use such credit facility and other capital sources to fund the future advancing obligations of Trimont as servicer under the servicing agreements that transferred to Trimont on, or that Trimont enters into following, the CMS Acquisition Closing Date.

The following table sets forth information as of September 30, 2025 showing the approximate principal and interest advances and protective property advances held by Trimont, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.

As of	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
9/30/2025	$389,654,027,851	$878,847,160	0.23%

* “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Trimont may perform some of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries, including the engagement of third-party vendors to provide technology or process efficiencies. Trimont monitors its third-party vendors in compliance with its internal procedures and applicable law. Trimont has entered into contracts directly with third-party vendors and may also obtain services from third party vendors through Wells Fargo Bank under the Transition Agreement (as hereinafter defined) for some or all of the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Trimont;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing and tracking;
●	credit investigation and background checks; and
●	defeasance calculations.
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Trimont may also enter into agreements with certain firms to act as a primary servicer (or subservicer) and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Trimont will monitor and review the performance of sub-servicers appointed by it. Generally, all amounts received by Trimont on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Trimont and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Trimont, that amount may be transferred to a common disbursement account prior to disbursement.

Trimont will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Trimont may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Trimont performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are, to the actual current knowledge of Trimont, no special or unique factors of a material nature involved in servicing the Mortgage Loans, as compared to the types of assets serviced by Trimont in other commercial real estate securitization pools generally.

Trimont does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, Trimont believes that its financial condition will not have any material impact on the performance of the Mortgage Loans or the Certificates.

No securitization involving commercial or multifamily real estate loans in which Trimont was acting as a servicer has experienced a servicer event of default as a result of any action or inaction of Trimont in such capacity, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to the Certificateholders. There are no legal proceedings pending against Trimont, or to which any property of Trimont is subject, that are material to the Certificateholders, nor does Trimont have actual knowledge of any proceedings of this type contemplated by governmental authorities.

A Trimont website (https://cmsview.trimont.com/tcms) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Trimont is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Trimont will enter into one or more agreements with the mortgage loan sellers (1) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between MSMCH (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain

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mortgage loans owned by MSMCH from time to time, which may include certain of the Mortgage Loans for which MSMCH is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between Bank of America (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Bank of America from time to time, which may include certain of the Mortgage Loans for which Bank of America is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between SMC (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by SMC from time to time, which may include certain of the Mortgage Loans for which SMC is acting as Mortgage Loan Seller.

Neither Trimont nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Trimont or its affiliates may, from time to time after the initial sale of certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

CMS Transaction

As of the CMS Acquisition Closing Date, Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business. The CMS Transaction did not include Wells Fargo Bank’s rights and obligations related to the servicing of loans that Wells Fargo Bank originated for Fannie Mae, Freddie Mac, and FHA/Ginnie Mae, which will continue to be serviced by Wells Fargo Bank.

Senior leadership of Trimont and CMS and certain Trimont and former Wells Fargo Bank corporate functions that supported CMS were generally integrated within Trimont on or shortly following the CMS Acquisition Closing Date. Most of the CMS employees along with relevant CMS systems, technologies and operating procedures and guidelines supporting CMS were transferred to Trimont as part of the CMS Transaction. Further, as of the CMS Acquisition Closing Date, Wells Fargo Bank’s duties, obligations, and rights as servicer, under the related servicing agreements were transferred to Trimont, subject to the terms and conditions of such servicing agreements.

In order to facilitate the transition of CMS to Trimont, Wells Fargo Bank and Trimont entered into a Transition Services Agreement (“Transition Agreement”) pursuant to which Wells Fargo Bank agreed to provide certain support services, or cause such services to be provided, to Trimont for 12 months from the CMS Acquisition Closing Date (with two 3-month extension options) (the “Transition Period”).

Trimont operates two loan servicing technology platforms with each using a separate instance of McCracken Financial Solutions software, Strategy CS. During a portion or all of the Transition Period, Trimont expects to continue to service the loans it was servicing prior to the CMS Acquisition Closing Date using operating guidelines, procedures and the servicing technology platform that Trimont was using prior to the CMS Acquisition Closing Date. During a portion or all of the Transition Period, Trimont expects to service loans serviced under the servicing agreements transferred in connection with the CMS Transaction and certain loans serviced under CMBS servicing agreements entered into by Trimont after the CMS Acquisition Closing Date (“CMS Loans”), including the Mortgage Loans, in accordance with the CMS operating guidelines, procedures and servicing technology platform.

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The foregoing information set forth under this “Transaction Parties—The Master Servicer” heading has been provided by Trimont.

For a description of any material affiliations, relationships and related transactions between Trimont, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Trimont will have various duties under the PSA. Certain duties and obligations of Trimont are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. Each applicable master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of each applicable master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Trimont, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding each applicable master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. Each applicable master servicer’s rights and obligations with respect to indemnification, and certain limitations on each applicable master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Primary Servicer and Outside Special Servicer

KeyBank will be appointed as a primary servicer with respect to The MC Mortgage Loan and The Depot at Nickel Plate Mortgage Loan (collectively, 15.1%) (collectively, the “KeyBank Serviced Mortgage Loans”). KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the depositor, any other Mortgage Loan Seller, the trustee, the certificate administrator, the paying agent, the custodian, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, or any other sub-servicer. KeyBank is also the special servicer with respect to ILPT 2025 Portfolio Mortgage Loan, which is serviced under the ILPT 2025-LPF2 TSA (the “KeyBank Outside Serviced TSA”).

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	As of 12/31/2022	As of 12/31/2023	As of 12/31/2024	As of 6/30/2025
By Approximate Number	18,346	18,238	21,269	20,430
By Approximate Aggregate Principal Balance (in billions)	$426.9	$442.1	$478.1	$476.5

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Within this servicing portfolio are, as of June 30, 2025, approximately 12,162 loans with a total principal balance of approximately $294.2 billion that are included in approximately 979 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2024, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in CMBS transactions since 1998. As of June 30, 2025, KeyBank was named as special servicer with respect to commercial mortgage loans in 411 commercial mortgaged-backed securities transactions totaling approximately $226.7 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 408 commercial mortgage loans with an aggregate outstanding principal balance of approximately $10.23 billion, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in CMBS transactions in the United States.

CMBS (US)	12/31/2022	12/31/2023	12/31/2024	6/30/2025
By Approximate Number of Transactions	359	372	408	411
By Approximate Aggregate Principal Balance (in billions)	$196.3	$194.0	$218.2	$226.7

KeyBank has resolved over $14.51 billion of U.S. commercial mortgage loans over the past 10 years. The following table sets forth information on the amount of U.S. commercial mortgage loans that KeyBank has resolved in each of the past 10 calendar years (in billions).

2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
$1.40	$0.27	$0.23	$0.12	$0.32	$3.20	$2.00	$1.15	$3.21	$2.61

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P, Fitch, and Morningstar DBRS. Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1-” as a primary servicer, and “CSS1-” as a special servicer. Morningstar DBRS has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar DBRS’s ratings of a servicer are based on an examination of many

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factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the primary servicer or the master servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s deposits and debt obligations.

	S&P	Fitch	Moody’s
Long-Term Deposits	N/A	A	A2
Short-Term Deposits	N/A	F1	P-1
Long-Term Debt Obligations	BBB+	A-	Baa1
Short-Term Debt Obligations	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the KeyBank Primary Servicing Agreement and the KeyBank Outside Serviced TSA and, accordingly, will not have any material adverse impact on the performance of the KeyBank Serviced Mortgage Loans and the ILPT 2025 Portfolio Mortgage Loan governed under the KeyBank Outside Serviced TSA or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act of 1933, as amended. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the KeyBank Primary Servicing Agreement and the KeyBank Outside Serviced TSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans.

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Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the primary servicer of the KeyBank Serviced Mortgage Loans or special servicer of the ILPT 2025 Portfolio Mortgage Loan governed under the KeyBank Outside Serviced TSA, generally responsible for the primary servicing functions for the KeyBank Serviced Mortgage Loans or special servicing functions with respect to the ILPT 2025 Portfolio Mortgage Loan governed under the KeyBank Outside Serviced TSA. KeyBank may from time to time perform some of its servicing obligations under the KeyBank Primary Servicing Agreement and the KeyBank Outside Serviced TSA through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the KeyBank Primary Servicing Agreement and the KeyBank Outside Serviced TSA as if KeyBank had not retained any such vendors as if KeyBank had not retained any such vendors.

Generally, all amounts received by KeyBank on the KeyBank Serviced Mortgage Loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the KeyBank Primary Servicing Agreement. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the KeyBank Serviced Mortgage Loans and the ILPT 2025 Portfolio Mortgage Loan. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular KeyBank Serviced Mortgage Loans and the ILPT 2025 Portfolio Mortgage Loan or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard described in the KeyBank Primary Servicing Agreement and the servicing standards described in the related KeyBank Outside Serviced TSA.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the KeyBank Serviced Mortgage Loans pursuant to the KeyBank Primary Servicing Agreement or the ILPT 2025 Portfolio Mortgage Loan governed under the KeyBank Outside Serviced TSA.

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As of the Closing Date, neither KeyBank nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization and, for the avoidance of doubt, KeyBank, as primary servicer for certain of the KeyBank Serviced Mortgage Loans, will be entitled to, or is expected to be entitled to, primary servicing fees described in this prospectus with respect to such Mortgage Loans. Furthermore, KeyBank is entitled to special servicing fees under the KeyBank Outside Serviced TSA. However, KeyBank and its affiliates may, from time to time after the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth above under this heading “—Significant Primary Servicer and Outside Special Servicer” has been provided by KeyBank.

Summary of the KeyBank Primary Servicing Agreement

General. KeyBank has acquired the right to be appointed as the primary servicer of the KeyBank Serviced Mortgage Loans representing in the aggregate approximately 15.1% of the aggregate Initial Pool Balance, which such Mortgage Loans are to be transferred to the depositor by KeyBank. Accordingly, Trimont, as master servicer, and KeyBank, as primary servicer, will enter into a primary servicing agreement dated as of November 1, 2025 (the “KeyBank Primary Servicing Agreement”) with respect to the KeyBank Serviced Mortgage Loans and any related Serviced Companion Loans. The primary servicing of such KeyBank Serviced Mortgage Loans and any related Serviced Companion Loans will be governed by the KeyBank Primary Servicing Agreement. The following summary describes certain provisions of the KeyBank Primary Servicing Agreement relating to the primary servicing and administration of the KeyBank Serviced Mortgage Loans. This summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the KeyBank Primary Servicing Agreement.

Summary of Certain Primary Servicing Duties. With respect to the KeyBank Serviced Mortgage Loans, KeyBank, as primary servicer, will be responsible for performing the primary servicing of such Mortgage Loans in a manner consistent with the PSA and the Servicing Standard. Primary servicing duties will include:

●	maintaining the servicing file and releasing files in accordance with the PSA and the KeyBank Primary Servicing Agreement,
●	within five (5) business days of receipt of a repurchase communication, reporting any such repurchase communication to the master servicer and forwarding a copy of such repurchase communication to the master servicer and such information in its possession reasonably requested by the master servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,
●	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the PSA) to hold such collections,
●	remitting to the master servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to KeyBank, as primary servicer,
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●	preparing such reports, including a collection report, monthly remittance report, various CREFC® reports and such other reports as reasonably requested by the master servicer from time to time,
●	collecting monthly and quarterly borrower reports, budgets, operating statements, income statements and rent rolls,
●	performing inspections of the related mortgaged properties at the frequency required of the master servicer under the PSA and providing inspection reports to the master servicer,
●	monitoring borrower insurance obligations on such loans and obtaining such property level insurance when the borrower fails to maintain such insurance,
●	maintaining errors and omissions insurance and an appropriate fidelity bond,
●	notifying the master servicer of any borrower requests or transactions and performing certain duties of the master servicer with respect to such borrower request or transaction; provided, however, that KeyBank will not permit or consent to any borrower request or transaction without confirming that the master servicer is either obligated to process or the master servicer and the
●	special servicer have mutually agreed that the master servicer will process such request and obtaining the prior written consent of the master servicer,
●	promptly notifying master servicer of any defaults under the KeyBank Serviced Mortgage Loans, collection issues or customer issues; provided that KeyBank will not take any action with respect to enforcing such loans without the prior written approval of the master servicer,
●	in connection with any request for materials by the asset representations reviewer with respect to this PSA or any other asset representations reviewer, promptly providing master servicer with any documents requested by the master servicer and cooperating with the master servicer in connection with its obligations relating to such request; and
●	with respect to all servicing responsibilities of the master servicer under the PSA which are not being performed by KeyBank under the KeyBank Primary Servicing Agreement, KeyBank will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

KeyBank will also timely provide such certifications, reports and registered public accountant attestations required by the KeyBank Primary Servicing Agreement or by the master servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

KeyBank will not communicate directly with the special servicer, the Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the KeyBank Primary Servicing Agreement.

KeyBank will have no obligation to make any principal and interest advance or any servicing advances. KeyBank will not make any Major Decisions or Special Servicer Decisions or take any other action requiring the approval of the master servicer under the KeyBank Primary Servicing Agreement without the prior written approval of the master servicer. Such consent will be subject to the consent of the special servicer and the special

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servicer will process such request unless mutually agreed by the special servicer and the master servicer that the master servicer will process such request. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the KeyBank Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the servicing fee with respect to the KeyBank Serviced Mortgage Loans under the PSA. KeyBank is not entitled to any Compensating Interest Payment, Prepayment Interest Excess, default interest, penalty charges or other amounts not specifically set forth in the KeyBank Primary Servicing Agreement. KeyBank will be entitled to such additional servicing compensation as set forth in the KeyBank Primary Servicing Agreement.

Generally, if received and the master servicer is entitled to retain such amounts under the PSA, KeyBank will also be entitled to retain, with respect to the KeyBank Serviced Mortgage Loans, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

●	100% of the master servicer’s share of any charges for beneficiary statements, demand fees and amounts collected for checks returned for insufficient funds;
●	50% of the master servicer’s share of any assumption application fees and assumption fees;
●	50% of the master servicer’s share of any modification fees, consent fees, and defeasance fees to the extent such action was performed by KeyBank; and
●	subject to certain limitations set forth in the PSA, any interest or other income earned on deposits in the related accounts held by KeyBank.

KeyBank will be required to remit to the master servicer any additional servicing compensation or other amounts received by it which KeyBank is not entitled to retain. Except as otherwise provided, KeyBank will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the KeyBank Primary Servicing Agreement.

Indemnification; Limitation of Liability. KeyBank and its officers, agents, affiliates or employees (the “KeyBank Parties”) will have no liability to the master servicer for any action taken or refraining from the taking of any action, in good faith pursuant to the KeyBank Primary Servicing Agreement, or for errors in judgment; provided, however, this will not protect KeyBank Parties against any breach of representations or warranties made in the KeyBank Primary Servicing Agreement, or against any liability which would otherwise be imposed on KeyBank by reason of its willful misconduct, bad faith or negligence (or by reason of any specific liability imposed under the KeyBank Primary Servicing Agreement for a breach of the Servicing Standard) in the performance of its obligations or duties under the KeyBank Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the KeyBank Primary Servicing Agreement. The KeyBank Parties will be indemnified and held harmless by the master servicer against any and all claims, disputes, losses, penalties, fines, forfeitures, reasonable legal fees and related costs (including, without limitation, in connection with the enforcement of such indemnified party’s rights under the KeyBank Primary Servicing Agreement), judgments and any other costs, liabilities or expenses that KeyBank will sustain arising from or as a result of any willful misconduct, bad faith or negligence of the master servicer in the performance of its obligations and duties under the KeyBank Primary Servicing Agreement or by reason of negligent disregard by the master servicer of its duties and obligations under the KeyBank

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Primary Servicing Agreement or by reason of breach of any representations or warranties made in the KeyBank Primary Servicing Agreement. KeyBank will be indemnified by the issuing entity, to the extent provided in the PSA, against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the KeyBank Primary Servicing Agreement, the Mortgage Loans or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne by KeyBank without right of reimbursement pursuant to the terms of the KeyBank Primary Servicing Agreement or (ii) incurred by reason of (A) a breach of any representation or warranty by KeyBank or (B) willful misconduct, bad faith, or negligence of KeyBank in the performance of duties under the KeyBank Primary Servicing Agreement or negligent disregard of obligations and duties under the KeyBank Primary Servicing Agreement; provided, however, that the indemnification described in this sentence will be strictly limited to any actual amount of indemnification received by the master servicer under the PSA as a result of pursuing the Trust on behalf of KeyBank for such indemnification.

KeyBank will be required to indemnify and hold harmless the master servicer and its partners, directors, officers, agents or employees against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, liabilities or expenses that the master servicer may sustain arising from or as a result of any willful misconduct, bad faith, fraud or negligence of KeyBank in the performance of its obligations and duties under the KeyBank Primary Servicing Agreement or by reason of negligent disregard by KeyBank of its duties and obligations under the KeyBank Primary Servicing Agreement or by reason of breach of any representations or warranties made in the KeyBank Primary Servicing Agreement.

Resignation. The KeyBank Primary Servicing Agreement will provide that KeyBank may not resign from the obligations and duties imposed on it thereunder except by 60 days prior written notice to the master servicer or upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by KeyBank.

Termination. The KeyBank Primary Servicing Agreement will be terminated with respect to KeyBank if any of the following occurs:

●	the master servicer elects to terminate KeyBank following a KeyBank Primary Servicer Termination Event (as defined below);
●	upon resignation by KeyBank;
●	upon the later of the final payment or other liquidation of the last KeyBank Serviced Mortgage Loans and disposition of all REO Property and remittance of all funds due under the KeyBank Primary Servicing Agreement;
●	by mutual consent of KeyBank and the master servicer in writing;
●	upon termination of the PSA;
●	at the option of the purchaser of any KeyBank Serviced Mortgage Loan pursuant to the terms of the PSA, solely with respect to such KeyBank Serviced Mortgage Loan; or
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●	if the master servicer’s responsibilities and duties as master servicer under the PSA have been assumed by the trustee, and the trustee has the right to terminate KeyBank pursuant to the PSA.

“KeyBank Primary Servicer Termination Event”, means any one of the following events:

●	any failure by KeyBank (i) to make a required deposit to the accounts maintained by KeyBank, or (ii) to remit to the master servicer on the dates and by the times required to be made any amount required to be so deposited or remitted by KeyBank, which failure is not cured within 1 business day after such deposit or remittance is due;
●	any failure on the part of KeyBank to deliver to the master servicer certain certificates or reports specified in the KeyBank Primary Servicing Agreement subject to cure periods specified in the KeyBank Primary Servicing Agreement;
●	KeyBank fails three times within any 12-month period to deliver to the master servicer certain reports specified in the KeyBank Primary Servicing Agreement within one business day following the date such reports are due;
●	any failure by KeyBank duly to observe or perform in any material respect any of its other covenants or obligations under the KeyBank Primary Servicing Agreement, which failure continues unremedied for 25 days (or (A) with respect to any year that a report on Form 10-K is required to be filed, 3 business days in the case of KeyBank’s obligations contemplated by the PSA or (B) 10 days in the case of payment of an insurance premium) after written notice of the failure has been given to KeyBank by the master servicer; provided, if that failure is capable of being cured and KeyBank is diligently pursuing that cure, that such period will be extended an additional 30 days;
●	any breach on the part of KeyBank of any representation or warranty in the KeyBank Primary Servicing Agreement which materially and adversely affects the interests of the master servicer or any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given KeyBank, by the master servicer; provided, if that breach is capable of being cured and KeyBank is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;
●	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to KeyBank and certain actions by or on behalf KeyBank indicating its insolvency or inability to pay its obligations;
●	KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency)
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has publicly cited servicing concerns with KeyBank as the sole or a material factor in such rating action;

●	KeyBank is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Primary Servicer” and is not restored to such status on such list within 60 days;
●	KeyBank is no longer rated at least “CPS3” by Fitch and KeyBank is not reinstated to at least that rating within 60 days of delisting;
●	KeyBank assigns or transfers or attempts to assign or transfer all or part of its rights and obligations under the KeyBank Primary Servicing Agreement except as permitted by the KeyBank Primary Servicing Agreement; or
●	(1) the KeyBank fails to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor under the PSA or under the KeyBank Primary Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (2) KeyBank fails to perform in any material respect any of its covenants or obligations contained in the KeyBank Primary Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required under the KeyBank Primary Servicing Agreement or for any party to the PSA to perform its obligations under Article XI of the PSA or under the Exchange Act reporting items required under any other pooling and servicing agreement that the depositor is a party to.

Notwithstanding the foregoing, upon any termination of KeyBank, KeyBank will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will be required to cooperate fully with the master servicer to transition primary servicing of the KeyBank Serviced Mortgage Loans to the master servicer or its designee.

The foregoing information set forth in this “—The Primary Servicer and Outside Special Servicer—Summary of the KeyBank Primary Servicing Agreement” section has been provided by KeyBank.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, will initially be appointed to act as the special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Non-Serviced Mortgage Loan (except as described in this prospectus) and any Excluded Special Servicer Loan) and any Serviced Companion Loan. The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,
●	investing in high-yielding real estate-related debt and equity, and
●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.
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LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 27 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 190 as of September 30, 2025. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;
●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;
●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;
●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;
●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;
●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;
●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;
●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;
●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;
●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;
●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;
●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;
●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;
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●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;
●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;
●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $78.6 billion;
●	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion;
●	162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion;
●	172 domestic commercial mortgage backed securitization pools as of December 31, 2021 with a then current face value in excess of $97.4 billion;
●	182 domestic commercial mortgage backed securitization pools as of December 31, 2022 with a then current face value in excess of $112.3 billion;
●	178 domestic commercial mortgage backed securitization pools as of December 31, 2023 with a then current face value in excess of $101.9 billion;
●	196 domestic commercial mortgage backed securitization pools as of December 31, 2024 with a then current face value in excess of $111.8 billion; and
●	190 domestic commercial mortgage backed securitization pools as of September 30, 2025 with a then current face value in excess of $100.7 billion.

As of September 30, 2025, LNR Partners has resolved approximately $93.4 billion of U.S. commercial and multifamily loans over the past 27 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans during 2019, approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during 2020, approximately $4.8 billion of U.S. commercial and multifamily mortgage loans during 2021, approximately $3 billion of U.S. commercial and multifamily mortgage loans during 2022, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during

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2023, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans through December 31, 2024, and approximately $1.4 billion of U.S. commercial and multifamily mortgage loans through September 30, 2025.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, California, New York and North Carolina. As of September 30, 2025, LNR Partners and its affiliates specially service a portfolio, which included approximately 5,351 assets across the United States with a then current face value of approximately $100.7 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P (strong), Fitch (CSS1) and DBRS/Morningstar (CS1).

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related

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servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the Trust, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than SMC), any originator (other than SMC) or any significant obligor. LNR Partners, however, is an affiliate of (i) SMC, a mortgage loan seller, originator and sponsor, (ii) LNR Securities Holdings LLC, the entity that is expected to be appointed as the Directing Certificateholder and the Risk Retention Consultation Party and that is expected to purchase approximately 60% of the Class X-E, Class X-F, Class X-G, Class E, Class F, Class G and Class V Certificates (excluding the portion comprising a part of the VRR Interest), (iii) Starwood Conduit CMBS Vertical Retention II LLC, the entity expected to purchase the VRR Interest, and (iv) Starwood CMBS Horizontal Retention MSBAM 2025-5C2 LLC, the entity expected to purchase the HRR Interest. CMBS 4 Sub 11, LLC will purchase approximately 40% of each class of the Class X-E, Class X-F, Class X-G, Class E, Class F, Class G and Class V Certificates and approximately 40% of the membership interest in Starwood CMBS Horizontal Retention MSBAM 2025-5C2 LLC.

Except as disclosed in this prospectus and except for (i) LNR Partners acting as special servicer for this securitization transaction (with respect to all Serviced Mortgage Loans and Serviced Companion Loans), (ii) an affiliate of LNR Partners (LNR Securities Holdings, LLC) purchasing approximately 60% of the Class X-E, Class X-F, Class X-G, Class E, Class F, Class G and Class V certificates (excluding the portion comprising a part of the VRR Interest), (iii) an affiliate of LNR Partners, SMC, being one of the sponsors and an originator of some of the Mortgage Loans, (iv) an affiliate of LNR Partners, Starwood Conduit CMBS Vertical Retention II LLC, being the entity that will purchase 100% of the VRR Interest, and

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(v) an affiliate of LNR Partners, Starwood CMBS Horizontal Retention MSBAM 2025-5C2 LLC, being the entity that will purchase 100% of the Class H-RR certificates (other than the portion comprising a part of the VRR Interest), there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Trust, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the Trust, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage-backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”, and except as described above in the second preceding paragraph, neither LNR Partners nor any of its affiliates will retain on the Closing Date any Certificates issued by the Trust or, except as discussed in this prospectus, any other economic interest in this securitization (although for the avoidance of doubt, LNR Partners will be entitled to special servicing fees and certain other fees and compensation as described in this prospectus with respect to the Mortgage Loans and the Serviced Companion Loans). However, LNR Partners or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The foregoing information set forth under this “—The Special Servicer” heading has been provided by LNR Partners.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of a Master Servicer or Special Servicer” in this prospectus.

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Certain duties and obligations of LNR Partners as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “—Collection of Operating Information” and “Description of the Certificates—Appraisal Reduction Amounts” in this prospectus. LNR Partners’ ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor under the PSA with respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) and each Serviced Whole Loan (other than any Servicing Shift Whole Loan). Park Bridge Lender Services will also act as asset representations reviewer under the PSA with respect to each Mortgage Loan. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of September 30, 2025, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $420.2 billion issued in 488 transactions.

As of September 30, 2025, Park Bridge Lender Services was acting as asset representations reviewer for 210 commercial mortgage-backed securities transactions or

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other similar transactions with an approximate aggregate initial principal balance of $185.4 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders or the VRR Interest owners, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other CMBS transactions rated by any of the Rating Agencies and none of those Rating Agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) can and will make the representations and warranties as operating advisor set forth in the PSA; (c) is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, any risk retention consultation party, any third party purchaser or a depositor, trustee, certificate administrator, master servicer or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (d) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; (e) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor and asset representations reviewer.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA.

The foregoing information under this “—The Operating Advisor and Asset Representations Reviewer” heading has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the

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operating advisor’s and the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification.

Credit Risk Retention

General

This securitization transaction will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (the “Credit Risk Retention Rules”). Starwood Mortgage Capital LLC, a Delaware limited liability company, will act as the “retaining sponsor” (as defined in Regulation RR, the “Retaining Sponsor”), and is expected to satisfy its risk retention requirement in accordance with Regulation RR promulgated under Section 15G of the Exchange Act (“Regulation RR”), which implements the Credit Risk Retention Rules, through a combination of the following:

●	the acquisition by Starwood CMBS Horizontal Retention MSBAM 2025-5C2 LLC (“Horizontal MOA”), a Delaware limited liability company and an MOA of SMC, on the Closing Date of an “eligible horizontal residual interest” (as defined in Regulation RR) (referred to herein as the “HRR Interest”), which will consist of the Class H-RR certificates (excluding the portion comprising a part of the VRR Interest), representing approximately 0.6807% of the aggregate fair value of all applicable “ABS Interests” issued by the Issuing Entity (consisting of the Certificates (other than the Exchangeable Certificates and the Class R Certificates) and the Trust Components), as of the Closing Date, determined in accordance with GAAP; and
●	the acquisition by Starwood Conduit CMBS Vertical Retention II LLC (“Vertical MOA” and, together with Horizontal MOA, the “Retaining Parties”), a Delaware limited liability company and an MOA of SMC, on the Closing Date of an “eligible vertical interest” (as defined in Regulation RR) (referred to herein as the “VRR Interest”), representing approximately 4.3500% of each class of ABS Interests and represented by approximately 4.3500% of the Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each class of certificates other than the Class R Certificates, as set forth below. Vertical MOA is expected to purchase slightly more than 4.3500% of some or all of the classes of certificates, which excess over 4.3500% (with respect to all classes except the Class H-RR certificates) is included in the amounts set forth below but does not constitute part of the VRR Interest.

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Class of Certificates	Approximate Initial Certificate Balance, Notional Amount or Percentage Interest to be retained(1)
Class A-2	$9,788,000(2)
Class A-3	$11,941,000(2)
Class A-S	$3,027,000(2)
Class B	$1,630,000(2)
Class C	$1,203,000(2)
Class D	$1,048,000
Class E	$660,000
Class F	$427,000
Class G	$311,000
Class H-RR	$1,008,787
Class X-A	$21,729,000
Class X-B	$5,860,000
Class X-D	$1,048,000
Class X-E	$660,000
Class X-F	$427,000
Class X-G	$311,000
Class V	4.3500%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The maximum Certificate Balances of the Class A-2, Class A-3, Class A-S, Class B and Class C certificates will be issued on the Closing Date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date. On the Closing Date, Vertical MOA is expected to own approximately 4.3500% of each of the Trust Components (which constitute ABS Interests issued by the Issuing Entity) through the ownership of approximately 4.3500% of each of the Class A-2, Class A-3, Class A-S, Class B and Class C certificates.

The sum of (i) the percentage of the aggregate Certificate Balance of all Certificates (other than the Class R Certificates) as of the Closing Date that is represented by the VRR Interest and (ii) the percentage of the fair value of all Certificates (other than the Class R Certificates) that is represented by the HRR Interest will equal approximately 5.0307 as of the Closing Date.

“MOA” means a “majority-owned affiliate”, as defined in Regulation RR.

Notwithstanding any references in this prospectus or the PSA to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Parties or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Retaining Sponsor has determined that for purposes of this transaction, 0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a

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decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Horizontal MOA will purchase the HRR Interest (consisting of the portion of the Class H-RR certificates set forth below) for cash on the Closing Date at the price set forth in the table below:

Class of Certificates	Initial Certificate Balance	Fair Value (in % and $)(1)	Purchase Price(2)
Class H-RR	$22,181,712	0.6807%/$4,973,610	22.42212%/$4,973,610

(1)	The fair value of the applicable portion of each Class that constitutes a part of the HRR Interest (expressed as a percentage of the fair value of all of the ABS Interests and as a dollar amount).
(3)	Expressed as a percentage of the initial Certificate Balance of the portion of the Class H-RR Certificates that Horizontal MOA expects to purchase on the Closing Date and which constitutes part of the HRR Interest, and as a dollar amount, in each case excluding accrued interest.

The fair value of the HRR Interest is equal to approximately $4,973,610, representing approximately 0.6807% of the aggregate fair value of all ABS Interests. The aggregate fair value of all ABS Interests is approximately $730,614,780. The fair values referenced in the preceding two sentences are based on actual prices and final tranche sizes as of the Closing Date for all certificates (other than the Class R certificates) issued by the Trust.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of Regulation RR with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $36,530,739, representing 5.0% of the aggregate fair value, as of the Closing Date, of all ABS Interests.

The approximate fair value of all ABS Interests issued by the Trust based on actual sales prices and final tranche sizes is set forth below:

Class of Certificates	Fair Value (in % and $)(1)
Class A-2	31.10%/$227,245,073
Class A-3	38.69%/$282,709,819
Class X-A	3.73%/$27,239,360
Class X-B	0.54%/$3,965,108
Class A-S	9.81%/$71,656,439
Class B	5.28%/$38,585,148
Class C	3.78%/$27,649,524
Class X-D	0.24%/$1,789,570
Class X-E	0.14%/$1,016,367
Class X-F	0.08%/$610,196
Class X-G	0.06%/$432,742
Class D	2.79%/$20,375,631
Class E	1.57%/$11,477,208
Class F	0.88%/$6,430,987
Class G	0.58%/$4,231,806
Class H-RR	0.71%/$5,199,802
Class V	0.00%/$0
Total	$ 730,614,780

(1)	The fair value of the indicated class of certificates expressed as a percentage of the fair value of all certificates (other than the Class R certificates) issued by the Trust and as a dollar amount. The maximum certificate balances of the Class A-2, Class A-3, Class A-S, Class B and Class C certificates will be issued on the Closing Date, and the initial certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date and will correspondingly have an aggregate fair value of $0 as of the Closing Date.
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As of the date of this prospectus, there are no material differences between (a) the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “Credit Risk Retention” prior to the pricing of the certificates and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair value set forth above under this “Credit Risk Retention” section.

The VRR Interest

Material Terms of the VRR Interest

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates”. You are strongly urged to review this prospectus in its entirety.

The HRR Interest

Material Terms of the HRR Interest

For a description of payment and other material terms of the Class H-RR Certificates see “Description of the Certificates” in this prospectus. You are strongly urged to review this prospectus in its entirety.

Hedging, Transfer and Financing Restrictions

The Retaining Sponsor will agree to be the “retaining sponsor” (as defined in Regulation RR) and to hold or cause the VRR Interest and the HRR Interest to be held in accordance with the provisions of the Credit Risk Retention Rules, which includes certain restrictions on hedging, transfer and financing of the VRR Interest and the HRR Interest. These restrictions provide that (i) the Retaining Sponsor may not transfer its VRR Interest, except to a “majority-owned affiliate” (as defined in Regulation RR and in accordance with the Credit Risk Retention Rules), (ii) the Retaining Sponsor and its affiliates will not be permitted to engage in any hedging transactions (except as permitted pursuant to the Credit Risk Retention Rules) if payments on the hedge instrument are materially related to the credit risk of the VRR Interest or the HRR Interest and the hedge position would limit the financial exposure to the credit risk of the VRR Interest or the HRR Interest and (iii) neither the Retaining Sponsor nor any of its affiliates may pledge the VRR Interest or the HRR Interest as collateral for any obligation unless such obligation is with full recourse to the sponsor or affiliate, respectively.

As of the Closing Date, the Retaining Sponsor expects to obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules. See “Risk Factors—Other Risks Relating to the Certificates—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules”.

Subject to the previous paragraph, the restrictions on hedging and transfer under the Credit Risk Retention Rules will apply during the period commencing on the Closing Date and expiring on the date that is the earliest of (A) the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total outstanding Certificate Balance of the certificates has been reduced to 33% of the sum of the total outstanding Certificate Balance of the certificates as of the Closing Date; and (iii) two years after the Closing Date and (B) any date on which the Credit

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Risk Retention Rules cease to require the retention of risk with respect to the securitization of the Mortgage Loans contemplated by the PSA, resulting from the repeal, amendment or modification of all or any applicable portion of the Credit Risk Retention Rules.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, between the depositor, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2025-5C2 will consist of the following classes: the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates (collectively, with the Class A-S Exchangeable Certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates (collectively, the “Class X Certificates”), and the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G, Class H-RR, Class V and Class R certificates.

The Class A Certificates (other than the Class A-S Exchangeable Certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates (excluding the Exchangeable Certificates) are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates, the Subordinate Certificates and the Class V and Class R certificates are collectively referred to in this prospectus as the “Certificates”. The Regular Certificates (other than the Class X Certificates and the Exchangeable IO Certificates) are referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X-A certificates, the Class X-B certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates are also referred to in this prospectus as the “Offered Certificates”.

The “Exchangeable Certificates” are comprised of (i) the Class A-2, Class A-2-1, Class A-2-2, Class A-2-X1 and Class A-2-X2 certificates (collectively, the “Class A-2 Exchangeable Certificates”), (ii) the Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1 and Class A-3-X2 certificates (collectively, the “Class A-3 Exchangeable Certificates”), (iii) the Class A-S, Class

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A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates (collectively, the “Class A-S Exchangeable Certificates”), (iv) the Class B, Class B-1, Class B-2, Class B-X1 and Class B-X2 certificates (collectively, the “Class B Exchangeable Certificates”) and (v) the Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates (collectively, the “Class C Exchangeable Certificates”). The Class A-2-X1, Class A-2-X2, Class A-3-X1, Class A-3-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2 certificates are collectively referred to herein as the “Exchangeable IO Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates and the Exchangeable IO Certificates will have the respective Notional Amounts, set forth in the table under “Summary of Certificates”.

The “Certificate Balance” of any class of Principal Balance Certificates or Exchangeable P&I Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Exchangeable P&I Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates or Exchangeable P&I Trust Component on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates or Exchangeable P&I Trust Component in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or Exchangeable P&I Trust Component may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates, the Exchangeable IO Certificates and the Exchangeable IO Trust Components will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-2 and Class A-3 Trust Components outstanding from time to time. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C Trust Components outstanding from time to time. The Notional Amount of each class of the Class X-D, Class X-E, Class X-F and Class X-G certificates will equal the Certificate Balance outstanding from time to time of the Class of Principal Balance Certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X Certificates.

The Notional Amounts of the Class A-2-X1 and Class A-2-X2 Trust Components will equal the Certificate Balance of the Class A-2 Trust Component. The Notional Amounts of the Class A-2-X1 and Class A-2-X2 Certificates will equal the Certificate Balances of the Class A-2-1 and Class A-2-2 Certificates, respectively.

The Notional Amounts of the Class A-3-X1 and Class A-3-X2 Trust Components will equal the Certificate Balance of the Class A-3 Trust Component. The Notional Amounts of the Class A-3-X1 and Class A-3-X2 Certificates will equal the Certificate Balances of the Class A-3-1 and Class A-3-2 Certificates, respectively.

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The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Trust Components will equal the Certificate Balance of the Class A-S Trust Component. The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Certificates will equal the Certificate Balances of the Class A-S-1 and Class A-S-2 Certificates, respectively.

The Notional Amounts of the Class B-X1 and Class B-X2 Trust Components will equal the Certificate Balance of the Class B Trust Component. The Notional Amounts of the Class B-X1 and Class B-X2 Certificates will equal the Certificate Balances of the Class B-1 and Class B-2 Certificates, respectively.

The Notional Amounts of the Class C-X1 and Class C-X2 Trust Components will equal the Certificate Balance of the Class C Trust Component. The Notional Amounts of the Class C-X1 and Class C-X2 Certificates will equal the Certificate Balances of the Class C-1 and Class C-2 Certificates, respectively.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive Excess Interest received on any ARD Loan as described under “—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The Certificates (other than the Class V certificates and the Exchangeable Certificates) and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1, Class A-3-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, together with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates will be issued by the grantor trust (the “Grantor Trust”). The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of the REMIC “regular interests” issued by the Upper-Tier REMIC.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in December 2025.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5

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business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The Percentage Interest of any Class V or Class R Certificate will be set forth on the face thereof.

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). Each master servicer will be entitled to retain any interest or other income earned on such funds and each master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the Certificates (other than the Class V certificates) on each Distribution Date as described under “—Priority of Distributions” below (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in each applicable Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
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●	all amounts in each applicable Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in each applicable Collection Account;
●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates);
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in a Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans and on deposit in the applicable Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by any master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by any master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)  the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each class of Regular Certificates that would remain unpaid as of the close of business on the Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the Distribution Date in respect of such Principal Distribution Amount, and (ii) any outstanding Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in

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the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates and the Trust Components have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes and Trust Components;

Second, to the Class A-2 and Class A-3 Trust Components, in reduction of the Certificate Balances of those classes, in the following priority:

(i)           prior to the Cross-Over Date:

(a)  to the Class A-2 Trust Component, up to an amount equal to the Principal Distribution Amount, until the Certificate Balance of the Class A-2 Trust Component is reduced to zero;

(b)  to the Class A-3 Trust Component, up to an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above has been made on such Distribution Date), until the Certificate Balance of the Class A-3 Trust Component is reduced to zero; and

(ii)          on or after the Cross-Over Date, to the Class A-2 and Class A-3 Trust Components, pro rata (based upon their respective Certificate Balances), up to an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-2 and Class A-3 Trust Components are reduced to zero;

Third, to the Class A-2 and Class A-3 Trust Components, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class or Trust Component, then up to an amount equal to, and pro rata based upon, interest on that amount at the Pass-Through Rate for such class or Trust Component compounded monthly from the date the related Realized Loss was allocated to such class or Trust Component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Fifth, to the Class A-S Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the

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portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, up to an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Seventh, to the Class B, Class B-X1 and Class B-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eighth, to the Class B Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, up to an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Tenth, to the Class C, Class C-X1 and Class C-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eleventh, to the Class C Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, up to an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, up to an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Seventeenth, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, up to an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, up to an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, up to an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, up to an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

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The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates) and the Class A-S, Class B and Class C Trust Components have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates and Trust Components.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates or Trust Component in respect of which a reimbursement is made.

Principal and interest payable on the Trust Components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “—Exchangeable Certificates”.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates for any Distribution Date will equal the applicable rate set forth below:

The Pass-Through Rate for each class of the Class A-2, Class A-3, Class A-S, Class D, Class E, Class F and Class G certificates for any Distribution Date will be a fixed rate per annum equal to the Pass-Through Rate set forth opposite such Class of certificates in the table on the cover of this prospectus or the table under the heading “Summary of Certificates” in this prospectus, as applicable.

The Pass-Through Rate for each class of the Class B and Class C certificates for any Distribution Date will be a variable rate per annum equal to the lesser of (a) a fixed rate equal to the Pass-Through Rate set forth opposite such Class of certificates in the table on the cover of this prospectus or the table under the heading “Summary of Certificates” in this prospectus, as applicable, and (b) the WAC Rate for the related Distribution Date.

The Pass-Through Rate for the Class H-RR certificates for any Distribution Date will be the WAC Rate for the related Distribution Date.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 Trust Components for such Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components for the related Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

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The Pass-Through Rate for each Class of the Class X-D, Class X-E, Class X-F and Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate for the related Distribution Date on the Class of Principal Balance Certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X Certificates.

Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components. See “—Exchangeable Certificates” below.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to any ARD Loan, allocated as described under “—Excess Interest” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (excluding any portion of any REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Fee Rate; provided, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, that with respect to each Actual/360 Loan, commencing in 2026, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

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“Mortgage Rate” with respect to (i) any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan (which, in the case of any Componentized Mortgage Loan, is the weighted average of the interest rates of the respective components of such Mortgage Loan) or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate or (ii) any Mortgage Loan or related Companion Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date. For the avoidance of doubt, the Mortgage Rate of any ARD Loan will not be construed to include the excess of the related Revised Rate over the related Initial Rate.

“Componentized Mortgage Loan” means any Mortgage Loan that has been divided into more than one component under the related loan agreement for purposes of calculating interest and other amounts payable under such Mortgage Loan. The ILPT 2025 Portfolio Mortgage Loan is the only Componentized Mortgage Loan related to the Trust.

Exchangeable Certificates

Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding Certificate Balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related Certificate Balances or Notional Amounts) will be decreased, and those of the Received Classes (and consequently their related Certificate Balances or Notional Amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-2	Class A-2-1, Class A-2-X1
Class A-2	Class A-2-2, Class A-2-X2
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the Closing Date, the Issuing Entity will issue the following “Trust Components,” each with the initial Certificate Balance (or, if such Trust Component has an “X” suffix, Notional Amount) and Pass-Through Rate set forth next to it in the table below. Each Trust Component with an “X” suffix is referred to herein as an “Exchangeable IO Trust Component,” and each other Trust Component is referred to herein as an “Exchangeable P&I Trust Component”. Each Trust Component will be a REMIC “regular interest” issued by the Upper-Tier REMIC. Each Exchangeable IO Trust Component will not be entitled to distributions of principal.

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Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-2	$225,000,000	Class A-2 Certificate Pass-Through Rate minus 1.00%
Class A-2-X1	Equal to Class A-2 Trust Component Certificate Balance	0.50%
Class A-2-X2	Equal to Class A-2 Trust Component Certificate Balance	0.50%
Class A-3	$274,484,000	Class A-3 Certificate Pass-Through Rate minus 1.00%
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-S	$69,571,000	Class A-S Certificate Pass-Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class B	$37,462,000	Class B Certificate Pass-Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$27,650,000	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the Trust Components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of Certificates, divided by (y) the Certificate Balance of the Class A-2 Trust Component (if such class of Exchangeable Certificates has an “A-2” designation), the Class A-3 Trust Component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-S Trust Component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B Trust Component (if such class of Exchangeable Certificates has a “B” designation) or the Class C Trust Component (if such class of Exchangeable Certificates has a “C” designation).

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Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-2 Exchangeable Certificates”	Class A-2	Class A-2, Class A-2-X1, Class A-2-X2
	Class A-2-1	Class A-2, Class A-2-X2
	Class A-2-2	Class A-2
	Class A-2-X1	Class A-2-X1
	Class A-2-X2	Class A-2-X1, Class A-2-X2
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-2, Class A-3, Class A-S, Class B or Class C Trust Component, respectively. The maximum Certificate Balances of Class A-2, Class A-3, Class A-S, Class B and Class C certificates will be issued on the Closing Date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-2 Trust Component, Class A-3 Trust Component, Class A-S Trust Component, Class B Trust Component or Class C Trust Component, respectively. Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support percentage, Assumed Final Distribution Date, weighted average life and expected principal window as

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the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown above in the “Summary of Certificates” table.

Appraisal Reduction Amounts and Collateral Deficiency Amounts (and Realized Losses) allocated to each of the Class A-2, Class A-3, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to notionally reduce (or reduce) their Certificate Balances in accordance with their Class Percentage Interests therein.

Exchange Limitations

A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are the required denominations of Surrendered Classes necessary to make the desired exchange for applicable Received Classes, may be unable to obtain other Exchangeable Certificates sufficient to compose the required denominations or may be able only to exchange a portion (if any) of its Exchangeable Certificates. Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Considerations—Exchangeable Certificates”. The Trust Components will not be withdrawn from the grantor trust in connection with any exchange.

Exchange Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to CCTCMBSBondAdmin@computershare.com. The exchange date can generally be any business day other than the first or last business day of the month. The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Balance(s) or Notional Amount(s) and original Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes and Received Classes, the Certificateholder’s DTC participant number and the proposed exchange date. A notice becomes irrevocable on the second business day before the proposed exchange date.

Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange. The certificate administrator will also reduce the outstanding Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes, and increase the outstanding Certificate Balance(s) or Notional Amount(s) of the Received Classes, on the certificate register. The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

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The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates or Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates or Trust Component will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates or Trust Component will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount or Exchangeable IO Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for such Distribution Date and (ii) in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Principal Shortfall for that Distribution Date;

(b)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)  the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

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(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by any master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (for purposes of any P&I Advances, only taking into account the portion allocable to any related predecessor Mortgage Loan) is an amount equal

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to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (for purposes of any P&I Advances, only taking into account the portion allocable to any related predecessor Mortgage Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)                the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)             all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)          the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)           any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)                the principal portion of any P&I Advance made with respect to such REO Loan; and

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(ii)             the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to any master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the applicable master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

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Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. Because there are no ARD Loans related to the Trust as of the Closing Date, there will be no Excess Interest distributable to the Class V certificates.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

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Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero); and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

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provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions. Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated

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Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

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Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(1) to each class of the Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2 and Class D certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date,

(2) to the Class A-2-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment,

(3) to the Class A-2-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-2-2 certificates and the applicable principal prepayment,

(4) to the Class A-3-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(5) to the Class A-3-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

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(6) to the Class A-S-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(7) to the Class A-S-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(8) to the Class B-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(9) to the Class B-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(10) to the Class C-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(11) to the Class C-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(12) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the amount of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable

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Certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates as described above,

(13) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the amount of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates, as described above, and

(14) to the Class X-D certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“YM Denominator” means, for any Distribution Date, the total amount of principal distributed to the Class D certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates.

All Yield Maintenance Charges and Prepayment Premiums referred to above will be net of any Liquidation Fees payable therefrom.

Notwithstanding any of the foregoing to the contrary, if at any time the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will be required to pay to the holders of each remaining Class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the Pass-Through Rate on that class, then the Base Interest Fraction will equal zero; and
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●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the Pass-Through Rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-E, Class X-F, Class X-G, Class V or Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final

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Distribution Date with respect to each class of Offered Certificates will in each case be the date set forth next to such class (or, with respect to each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance the date set forth next to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively) in the table under “Summary of Certificates”.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in November 2058. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Serviced Mortgage Loan or Serviced Whole Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to any Serviced A/B Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan will be retained by the applicable master servicer as additional servicing compensation.

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Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)                the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)              the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer in such Collection Period, calculated at a rate equal to (1) 0.00250% per annum with respect to any Mortgage Loan serviced by Trimont LLC as the master servicer (other than any KeyBank Serviced Mortgage Loans) or (ii) 0.01000% per annum with respect to any KeyBank Serviced Mortgage Loans, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Serviced Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Serviced Mortgage Loans or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the applicable special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will be required to pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion

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Loan in accordance with their respective interest entitlements under the related Intercreditor Agreement, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments allocable to any related Serviced Pari Passu Companion Loan to the related Companion Holder (or, if such Serviced Companion Loan is included in another securitization, to the related Other Master Servicer).

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by each applicable master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall”. The Excess Prepayment Interest Shortfall will be allocated on each Distribution Date among the classes of Regular Certificates and the Trust Components, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. For any Distribution Date, any portion of the Excess Prepayment Interest Shortfall allocated to a Trust Component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Exchangeable Certificates will likewise have the benefit of the subordination of the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H-RR certificates. The Class B Exchangeable Certificates will likewise have the benefit of the subordination of the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H-RR certificates. The Class C Exchangeable Certificates will likewise have the benefit of the subordination of the Class D, Class E, Class F, Class G and Class H-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal to the Principal Balance Certificates on any Distribution Date will be made first, to the Class A-2 Trust Component, until its Certificate Balance has been reduced to zero, and second, to the Class A-3 Trust Component, until its Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-2 and Class A-3 Trust Components, in each case, that are still outstanding, pro rata (based upon their respective

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Certificate Balances), until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-2 and Class A-3 Trust Components, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-2 and Class A-3 Trust Components at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-2 and Class A-3 Trust Components, the percentage interest in the issuing entity evidenced by the Class A-2 and Class A-3 Trust Components will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-2 and Class A-3 Trust Components by the Subordinate Certificates.

Following retirement of the Class A-2 and Class A-3 Trust Components, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B and Class C Trust Components and the Class D, Class E, Class F, Class G and Class H-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H-RR certificates) and Trust Components as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse each applicable master servicer, each applicable special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class H-RR certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C Trust Component;

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seventh, to the Class B Trust Component; and

eighth, to the Class A-S Trust Component.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Class A-2 and Class A-3 Trust Components, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Any Realized Loss applied to the Class A-2, Class A-3, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein.

Realized Losses will not be allocated to the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates or the Exchangeable IO Certificates or the Exchangeable IO Trust Components. However, the Notional Amounts of the classes of Class X Certificates or Exchangeable IO Certificates or Exchangeable IO Trust Components will be reduced if the related classes of Principal Balance Certificates or Exchangeable P&I Trust Components are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to each applicable special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated expenses of the issuing entity that are not specific to any Mortgage Loan, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan, losses will be allocated first to each related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates or a Trust Component will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by each applicable master servicer or special servicer, as applicable, the certificate administrator will

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be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by any master servicer, the certificate administrator or any special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)      a CREFC® advance recovery report;

(5)      a CREFC® total loan report;

(6)      a CREFC® operating statement analysis report;

(7)      a CREFC® comparative financial status report;

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(8)      a CREFC® net operating income adjustment worksheet;

(9)      a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, each applicable master servicer, each applicable special servicer, the trustee and the certificate administrator will not be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® Schedule AL file;
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the applicable master servicer from the applicable special servicer).

In addition, each master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Serviced Mortgage Loan and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2026, a CREFC® operating statement analysis report prepared with respect to each Mortgaged Property or in the aggregate for the portfolio of Mortgaged Properties but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide
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and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the applicable master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2026, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, each applicable master servicer, each applicable special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by any master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the

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Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, that, if a special servicer obtains knowledge that it has become a Borrower Party, such special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the applicable master servicer nor the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means with respect to the Directing Certificateholder or any Controlling Class Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any

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asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file for the related Excluded Controlling Class Loan).

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA, (2) if such person is the Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder or the Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to Excluded Information on the certificate administrator’s website to any mezzanine lender

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upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding and any Class X-E, Class X-F, Class X-G, Class E, Class F, Class G or Class H-RR certificate registered in the name of or beneficially owned by the holder of the VRR Interest will be deemed not to be outstanding (provided, that, notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed not to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of each applicable master servicer, each applicable special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or the applicable special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of any special servicer’s, any master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, any master servicer, any special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

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Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, Morningstar Credit Information & Analytics, LLC, RealInsight, LSEG, KBRA Analytics, LLC and CRED iQ, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to Non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the applicable master servicer or the applicable special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders (except, with respect to a mortgage loan seller, to the extent necessary for such party to comply with its obligations under the related MLPA, and except for the applicable master servicer, the applicable special servicer and the certificate administrator, acting in such capacities) will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information to be Provided to Risk Retention Consultation Party

In addition to the reports and other information to be delivered or made available to the Risk Retention Consultation Party, the PSA will provide that for so long as a Control Termination Event has occurred and is continuing, all information to be delivered or made available to the operating advisor will also be delivered or made available to the Risk Retention Consultation Party (except for information relating to an Excluded Loan with respect to such party).

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make

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available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
o	the CREFC® loan setup file delivered to the certificate administrator by a master servicer;
●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files; and
o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator);
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by a special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any appraisals delivered in connection with any Asset Status Report;
o	any CREFC® appraisal reduction template received by the certificate administrator;
o	the annual reports as provided by the operating advisor; and
o	any notice or documents provided to the certificate administrator by the depositor, the applicable master servicer or the applicable special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
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o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
o	notice of final payment on the certificates;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of a master servicer or special servicer;
o	any notice of resignation or termination of a master servicer or special servicer;
o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any Attestation Reports delivered to the certificate administrator;
o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and
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o	any notice or documents provided to the certificate administrator by the depositor or any applicable master servicer directing the certificate administrator to post to the “special notices” tab;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by each Retaining Party with the Credit Risk Retention Rules.

provided, that with respect to a Control Termination Event or Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has actual knowledge of the existence of such Excluded Loan.

The certificate administrator will be required to, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab, provide e-mail notification to any Privileged Person (other than certain financial market information providers under the PSA) that has registered to receive access to the Certificate Administrator’s Website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and each of the applicable master servicer and the applicable special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

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Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) any master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by any special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention

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Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor

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Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the Certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)      2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)      in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class V or Class R certificates or any Class X-E, Class X-F, Class X-G, Class E, Class F, Class G or Class H-RR certificate registered in the name of or beneficially owned by the holder of the VRR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the applicable Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of

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authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

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Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the applicable special servicer or the applicable master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

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Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that

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clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, any master servicer, any special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the

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PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – MSBAM 2025-5C2

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a Certificateholder’s or Certificate Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such

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Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of each applicable MLPA and the related discussion below, a Joint Mortgage Loan will constitute a “Mortgage Loan” under each of the respective MLPAs pursuant to which the related mortgage loan sellers are selling Mortgage Loans, but only to the extent of the portion thereof to be sold to the depositor by the applicable mortgage loan seller.

“Joint Mortgage Loan” means any Mortgage Loan represented by multiple promissory notes, which promissory notes will be contributed to this securitization by more than one mortgage loan seller. The ILPT 2025 Portfolio Mortgage Loan is the only Joint Mortgage Loan related to the Trust.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                            the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                         the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)                      an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                       the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                         an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan

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seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)                       the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)                    originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)                 the original or a copy of the policy or certificate of lender’s title insurance (which may be in electronic form) issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)                      any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                         an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)                      the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)                   the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)                the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)                the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)                   the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case, as applicable;

(xvi)                the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

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(xvii)              the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)           the original or a copy of all related environmental insurance policies.

With respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date (or, in certain cases, a later date to be specified in the PSA) and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date (or, in certain cases, a later date to be specified in the PSA) and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Securitization Date.

Notwithstanding anything to the contrary contained herein, with respect to any Joint Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage notes as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. In addition, with respect to such Joint Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence File to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)         A copy of each of the following documents:

(1)          the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(2)          the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(3)          any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(4)          all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or

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provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(5)          the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(6)          any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(7)          any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(8)          any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(9)          any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(10)       any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(11)       any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(12)       any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(13)       all related environmental reports; and

(14)       all related environmental insurance policies;

(b)                 a copy of any engineering reports or property condition reports;

(c)                 other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), copies of a rent roll;

(d)                 for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

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(e)                   a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)                      a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)                   a copy of the appraisal for the related Mortgaged Property(ies);

(h)                     for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)                        a copy of the applicable mortgage loan seller’s asset summary;

(j)                        a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)                     a copy of all zoning reports;

(l)                        a copy of financial statements of the related mortgagor;

(m)                 a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)                     a copy of all UCC searches;

(o)                     a copy of all litigation searches;

(p)                     a copy of all bankruptcy searches;

(q)                     a copy of any origination settlement statement;

(r)                        a copy of the insurance summary report;

(s)                     a copy of organizational documents of the related mortgagor and any guarantor;

(t)                        a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)                     a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)                      a copy of any closure letter (environmental); and

(w)                   a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were

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not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (or portion thereof) sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(i) such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (ii); or

(ii) in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of

(x) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or

(y) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) or REO Loan at the Par Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected

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Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided, further, that no such substitution may occur on or after the second anniversary of the Closing Date; provided, further, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) or if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the Closing Date so long as the mortgage loan seller certifies to the trustee, the applicable master servicer, the applicable special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

A delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such delay precludes the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable and (iv) such Material Defect does not relate to the applicable mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel or other hospitality property, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to

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repurchase the Mortgage Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If a cross-collateralized Mortgage Loan is required to be repurchased or substituted for and the applicable Material Defect does not constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related group of cross-collateralized Mortgage Loans (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related cross-collateralized group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for the other cross-collateralized Mortgage Loan(s) in the related cross-collateralized group unless such other cross-collateralized Mortgage Loans satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria defined below. In the event that the remaining cross-collateralized Mortgage Loans in such cross-collateralized group satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected cross-collateralized Mortgage Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the cross-collateralized Mortgage Loans in the related cross-collateralized group. Any reserve or other cash collateral or letters of credit securing the cross-collateralized Mortgage Loans will be allocated among the related cross-collateralized Mortgage Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in this paragraph and the following paragraph, all other terms of the related Mortgage Loans will remain in full force and effect without any modification thereof.

Notwithstanding the immediately preceding paragraph, if the related Mortgage provides for the partial release of one or more of the cross-collateralized Mortgage Loans, the depositor may cause the related mortgage loan seller to repurchase only that cross-collateralized Mortgage Loan required to be repurchased, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related cross-collateralized Mortgage Loan(s) fully comply with the terms and conditions of the related Mortgage, the PSA and the related MLPA, including the Cross-Collateralized Mortgage Loan Repurchase Criteria, (ii) in connection with such partial release, the related mortgage loan seller obtains an opinion of counsel (at such mortgage loan seller’s expense) to the effect that the contemplated action will not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) in connection with such partial release, the related mortgage loan seller delivers or causes to be delivered to the custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

With respect to any cross-collateralized Mortgage Loan, to the extent that the applicable mortgage loan seller is required or elects, as applicable, to repurchase or substitute for such cross-collateralized Mortgage Loan in the manner prescribed in either of the two preceding paragraphs while the trustee continues to hold any other cross-collateralized Mortgage Loans in the related cross-collateralized group, the applicable mortgage loan seller and the Enforcing Servicer, on behalf of the trustee, as assignee of the depositor, will, as set forth in

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the related MLPA, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the trustee, the Primary Collateral securing the Mortgage Loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the cross-collateralized Mortgage Loans held by such party, then both parties have agreed in the related MLPA to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan can be modified in a manner that complies with the related MLPA to remove the threat of material impairment as a result of the exercise of remedies.

“Cross-Collateralized Mortgage Loan Repurchase Criteria” means, with respect to any group of cross-collateralized Mortgage Loans as to which one or more (but not all) of the cross-collateralized Mortgage Loans therein are affected by a Material Defect (the cross-collateralized Mortgage Loan(s) in such cross-collateralized group affected by such Material Defect, for purposes of this definition, the “affected cross-collateralized Mortgage Loans” and the other cross-collateralized Mortgage Loan(s) in such cross-collateralized group, for purposes of this definition, the “remaining cross-collateralized Mortgage Loans”) (i) the debt service coverage ratio for all the remaining cross-collateralized Mortgage Loans for the 4 most recently reported calendar quarters preceding the repurchase or substitution shall not be less than the least of (a) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) for the 4 preceding calendar quarters preceding the repurchase or replacement and (c) 1.25x, (ii) the loan-to-value ratio for all the remaining cross-collateralized Mortgage Loans determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the related mortgage loan seller shall not be greater than the greatest of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire cross-collateralized group, (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire such cross-collateralized group, including the affected cross-collateralized Mortgage Loan(s) at the time of repurchase or substitution, and (c) 75%, (iii) the related mortgage loan seller, at its expense, shall have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a cross-collateralized Mortgage Loan shall not cause (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity, (iv) the related mortgage loan seller causes the affected cross-collateralized Mortgage Loan to become not cross-collateralized and cross-defaulted with the remaining related cross-collateralized Mortgage Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral for any cross-collateralized Mortgage Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the Primary Collateral for the Mortgage Loan removed from the Trust) and (v) (other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder shall have consented to the repurchase or substitution of the affected cross-collateralized Mortgage Loan, which consent shall not be unreasonably withheld, conditioned or delayed.

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With respect to any cross-collateralized Mortgage Loan, “Primary Collateral” means that portion of the related Mortgaged Property designated as directly securing such cross-collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such cross-collateralized Mortgage Loan.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not an Excluded Loan with respect to such Directing Certificateholder or the holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Par Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or successor REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan (or successor REO Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or successor REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to any Joint Mortgage Loan, the Par Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in

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such Mortgage Loan as of the Closing Date multiplied by the total Par Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)  have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

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(m)        not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n) have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)  be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans (or portion thereof) sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. If any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular

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Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon the applicable mortgage loan seller’s remittance of such costs and expenses, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.

As stated above, with respect to a Material Defect related to any Joint Mortgage Loan, each of the related mortgage loan sellers will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the related mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA (if such Whole Loan is a Serviced Whole Loan) or the related Non-Serviced PSA (if such Whole Loan is a Non-Serviced Whole Loan) and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

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Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans serviced under the PSA (the “Serviced Mortgage Loans”), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicting Interests—The Servicing of Servicing Shift Whole Loans Will Shift to Others”, on and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

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On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Serviced Mortgage Loan and any related Serviced Companion Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loans (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loans constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loans), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

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(A) any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the applicable master servicer to make advances;

(D) the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the applicable master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or a related Companion Loan the applicable master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

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Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, any master servicer or special servicer. Notwithstanding the foregoing, no special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement governing any related Serviced Companion Loan. Each master servicer or special servicer, as applicable, will be required to (A) monitor the performance of sub-servicers retained by it and (B) will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause). However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

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Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)      all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any related REO Loan for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)      in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (excluding any portion of an REO Loan related to any other Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, each master servicer will be required to make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to reduce or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. To the extent that any master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

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No master servicer or the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan or any cure payment payable by a holder of a Serviced Subordinate Companion Loan.

No special servicer will be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Serviced Mortgage Loan for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Serviced Mortgage Loan or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that any master servicer fails to make a Servicing Advance that it is required to make under the PSA and a responsible officer of the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, no master servicer, special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

No special servicer will have an obligation to make any Servicing Advances or recoverability determination with respect to any Servicing Advance. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in accordance with the Servicing Standard (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of any master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

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With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, no master servicer, special servicer or the trustee will be obligated to make any Advance that the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option (with respect to any Specially Serviced Loan, in consultation with, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder), make a determination in accordance with the Servicing Standard that any previously made or proposed P&I Advance or Servicing Advance is or would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Mortgage Loan, to the applicable master servicer who will deliver such notice to the applicable master servicer under the pooling and servicing agreement governing any securitization trust into which any related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, to the applicable master servicer who will deliver such notice to the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the applicable master servicer and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is non-recoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If any special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer, the applicable special servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes (and, upon the reasonable request by the trustee, the applicable master servicer or the applicable Special Servicer, as

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applicable, the applicable Master Servicer and the applicable Special Servicer will deliver any relevant Appraisals or market value estimates in its possession to the requesting party for such purpose). Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. Each master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the applicable master servicer and the trustee may conclusively rely on the non-recoverability determination of the related Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer or the trustee, as applicable, determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed payment advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan except as described under “Description of the Mortgage Pool—The Whole Loans”, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the applicable master servicer or the applicable special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the applicable master servicer, the applicable special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the applicable master servicer, the applicable special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account.

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If the funds in each applicable Collection Account relating to the Mortgage Loans allocable to principal thereon are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by any master servicer, any special servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in each applicable Collection Account for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s, the applicable special servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in each applicable Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in each applicable Collection Account, interest compounded annually at the Prime Rate, subject to a floor of 2.00% (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is

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received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. Each master servicer is required to deposit in its Collection Account promptly (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation or full, partial or discounted payoff of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The applicable master servicer will also be required to establish and maintain one or more segregated custodial accounts (collectively, the “Companion Distribution Account”) with respect to the Serviced Companion Loans, each of which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

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On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by each applicable master servicer from the applicable Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Certificates, as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by each applicable master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the P&I Advance Date immediately preceding the applicable Distribution Date, the applicable master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by such master servicer during the related Collection Period.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited in the Gain-on-Sale Reserve Account and applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Certificates (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates and the Trust Components have been made.

Each special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable

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special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

Each applicable Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by any master servicer, the certificate administrator or any special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

Any master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                       to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans for which it acts as master servicer on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)                    to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)                 to pay to the applicable master servicer or the applicable special servicer, as compensation, the aggregate unpaid servicing compensation (or to pay Trimont, if Trimont is no longer the master servicer, any excess servicing strip to which it is entitled in accordance with the PSA);

(iv)                 to pay to the operating advisor the Operating Advisor Consulting Fee (but, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                    to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but

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only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                  to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, together with interest thereon;

(vii)               to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)            to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)                 to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                   to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date), (B) certain penalty charges and default interest as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” and “—Special Servicing Compensation” and (C) the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xi)                to recoup any amounts deposited in its Collection Account in error;

(xii)              to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)           to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)           to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of any master servicer, any special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)              to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)           to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable

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to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)        to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)     to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)          in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i) through (xviii) above;

(xx)             to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)          to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.
As used in clause (xix) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the applicable master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

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Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Companion Loan; provided that a P&I Advance will be reimbursable from the proceeds of the Whole Loan prior to any distribution to the promissory notes comprising such Whole Loan to the extent provided under the related Intercreditor Agreement, as described under “Description of the Mortgage Pool—The Whole Loans”. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicers	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicers	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicers(2)	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee / Special Servicers(2)	With respect to (i) each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans for which the applicable special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)	Modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, Prepayment Interest Excesses (to the extent payable to the master servicer), review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan and income on the amounts held in certain accounts and certain permitted investments.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator/Trustee	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (but not any related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) (or such lesser amount as the related borrower actually pays with respect to such Mortgage Loan).	Payable by the related borrower.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).	Out of general collections on deposit in each applicable Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan the sum of: (i) $21,750 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $2,175 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,875 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in each applicable Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicers, Special Servicers or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account, subject to certain limitations.	Time to time

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in each applicable Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in each applicable Collection Account.	Time to time
Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in each applicable Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and applicable special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the applicable master servicer and the applicable special servicer as provided in the PSA.
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Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (i) with respect to each Serviced Mortgage Loan (and any successor REO Loan), a per annum rate equal to the sum of a master servicing fee rate equal to 0.00250% per annum and a primary servicing fee rate equal to 0.00250% per annum (or, with respect to (a) The MC and The Depot at Nickel Plate Mortgage Loans, 0.01000% per annum, (b) the Fitts MHC Portfolio Mortgage Loan, 0.02000% per annum, (c) the Riverwalk Vista, LRW Houston Multifamily Portfolio, New England Medical Portfolio, Westgate Shopping Center, Kingsbridge Bronx Portfolio, 200 Theodore Rice Boulevard, Cap’n Tom’s Storage, 58 Dobbin Street, 830 East Park Avenue and Lone Star Secure Storage Mortgage Loans, 0.00125% per annum, (d) the Grubbs 3-Pack MHC Portfolio Mortgage Loan, 0.06000% per annum, and (e) LA Fitness – Euless, TX and LA Fitness – Pearland, TX Mortgage Loans, 0.05000% per annum), (ii) with respect to each Non-Serviced Mortgage Loan (and any successor REO Loan), a master servicing fee rate equal to 0.00250% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” and (iii) with respect to each Serviced Companion Loan (and any successor REO Loan), a primary servicing fee rate equal to 0.00250% per annum (or, with respect to The MC Serviced Companion Loan, 0.01000% per annum); provided, that with respect to each Servicing Shift Mortgage Loan, on and after the related Servicing Shift Securitization Date, the primary servicing fee rate comprising a part of the related “Servicing Fee Rate” will be paid to the related Non-Serviced Master Servicer. The Servicing Fee payable to each applicable master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of any defeasance fees actually collected during the related collection period in connection with the defeasance of any such Mortgage Loan or Serviced Whole Loan, if applicable (provided, that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA)
●	(x) 100% of Excess Modification Fees related to any modifications, waivers, extensions, amendments or similar fees of any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loans, to the extent not prohibited by the related Intercreditor Agreement) paid in connection with a consent, approval or other action that such master servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the applicable special servicer under the PSA (including, without limitation, a consent, approval or other action processed by the special servicer) and to the extent such action is neither a Major Decision nor a Special Servicer Decision and
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(y) 50% of Excess Modification Fees related to any such Mortgage Loans that are not Specially Serviced Loans that such master servicer is not permitted to take in the absence of the processing, consent or approval (or deemed consent or approval) of the applicable special servicer under the PSA, including but not limited to (i) a Major Decision or (ii) a Special Servicer Decision;

●	(x) 100% of all assumption fees, earnout fees and other similar fees collected during the related collection period with respect to any such Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action to the extent such action is neither a Major Decision nor a Special Servicer Decision, and (y) 50% of assumption fees, earnout fees and other similar items collected during the related collection period with respect to any such Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that such master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the applicable special servicer under the PSA, including, but not limited to (i) a Major Decision or (ii) a Special Servicer Decision;
●	100% of assumption application fees and other similar fees collected during the related collection period with respect to any such Mortgage Loans (and any related Serviced Companion Loan) to the extent such master servicer is processing the underlying assumption transaction (whether or not the consent of the applicable special servicer is required);
●	(x) 100% of consent fees on any such Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any such Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent such master servicer is permitted to grant in the absence of the consent or approval (or deemed consent or approval) of the applicable special servicer under the PSA that is neither a Special Servicer Decision nor a Major Decision, and (y) 50% of consent fees on any such Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any such Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that such master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the applicable special servicer under the PSA (including, without limitation, a consent processed by the applicable special servicer) including but not limited to a Special Servicer Decision or a Major Decision;
●	with respect to accounts held by such master servicer, any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans and any Serviced Companion Loan;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers to the extent such items are prepared by such master servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan;
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●	interest or other income earned on deposits in the collection or other accounts maintained by such master servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and
●	penalty charges, including 100% of any late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

For the avoidance of doubt, the applicable master servicer will be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related servicing transfer event.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge or waive only its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge or waive the portion of any such fee due to the other and (B) to the extent either such master servicer or such special servicer exercises its right to reduce or elect not to charge or waive only its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which such special servicer would have been entitled if such master servicer had charged a fee and such master servicer will not be entitled to any of such fee charged by such special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which such master servicer would have been entitled if such special servicer had charged a fee and such special servicer will not be entitled to any portion of such fee charged by such master servicer. Notwithstanding the preceding language, the applicable special servicer will have the right to waive any late fees or default interest regardless of when it accrued. If the applicable special servicer has partially waived penalty charges (part of which accrued prior to the related Servicing Transfer Event), any collections in respect of such penalty charge will be shared pro rata by the applicable master servicer and the applicable special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the applicable master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to

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retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The applicable master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Serviced Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Trimont will be entitled to retain a portion of the Servicing Fee (which portion will be 0% if the applicable master servicer elects not to exercise such right to retain) with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) for which it acts as a master servicer and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master

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servicer; provided that Trimont may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Trimont will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” which fee is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be equal to the lesser of (i) an amount calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan and (ii) $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000.

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The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If any special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If any special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the applicable special servicer with respect to (a) each Specially Serviced Loan or (b) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer receives (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or (iii) any Loss of Value Payment or Par Purchase Price paid by a Mortgage Loan Seller (except if such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach or document defect within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period). The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Companion Loan) and any REO Property will be payable from the related payment or proceeds, and will be equal to the lesser of (i) an amount calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than

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$25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (ii) $1,000,000; provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. With respect to each Mortgage Loan and each Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the applicable special servicer is enforcing the related mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the applicable special servicer engaged with respect to such Serviced Companion Loan securitization trust or prohibited from being paid to the applicable special servicer under the PSA (in each case, under the pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan)) as to which the applicable special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such Mortgage Loan and Serviced Companion Loan by the applicable mortgage loan seller following the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, the applicable special servicer will be entitled to a fee payable from, and calculated by application of 1.0% to the related payment or Loss of Value Payment (exclusive of default interest), subject to a cap of $1,000,000; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                     (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90 day initial cure period or, if applicable, within the subsequent 90 day extended cure period,

(ii)                  the purchase of (A) any Specially Serviced Loan that is part of a Serviced A/B Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (B) of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)               the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the issuing entity,

(iv)                with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or

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extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)                  the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to the Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)                if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation with respect to each Serviced Mortgage Loan and Serviced Companion Loan for which it acts as special servicer or performs duties in the form of:

(i)                     (x) 100% of all Excess Modification Fees, ancillary fees (other than fees for insufficient or returned checks), review fees, transfer fees or waiver fees earned in connection with any Specially Serviced Loan whether or not such fees become due while the loan is Specially Serviced or a Corrected Mortgage Loan;

(ii)                  50% of Excess Modification Fees collected during the related collection period with respect to any such Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with consent, approval or other action that the applicable master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of such special servicer under the PSA (including, without limitation, a consent, approval or other action processed by the applicable special servicer) including but not limited to a Major Decision or a Special Servicer Decision;

(iii)               (x) 100% of assumption fees, earnout fees and other similar fees collected during the related collection period with respect to any such Mortgage Loans that are Specially Serviced Loans (and any related Serviced Companion Loan), and (y) 50% of assumption fees and earnout fees and other similar items collected during the related collection period with respect to any such Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection

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with a consent, approval or other action that the applicable master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of such special servicer under the PSA (including, without limitation, a consent, approval or other action processed by the applicable special servicer) including but not limited to a Special Servicer Decision or a Major Decision;

(iv)              100% of assumption application fees and other similar fees collected during the related collection period with respect to such Mortgage Loans (and any related Serviced Companion Loan, if applicable) for which such special servicer is processing the underlying assumption transaction;

(v)                  (x) 100% of consent fees on any such Mortgage Loans (and any related Serviced Companion Loan) that are Specially Serviced Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any such Mortgage Loan (or Serviced Companion Loan, as applicable) and (y) 50% of consent fees on any such Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any such Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that the applicable master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of such special servicer under the PSA (including, without limitation, a consent processed by such special servicer) including but not limited to a Special Servicer Decision or a Major Decision;

(vi)              100% of charges for beneficiary statements and demand charges actually paid by the related borrowers to the extent such beneficiary statements or demands were prepared by such special servicer;

(vii)             with respect to the accounts held by such special servicer, 100% of charges by such special servicer collected for checks returned for insufficient funds; and

(viii)          late payment charges and default interest paid by the borrowers and accrued while any such Mortgage Loans were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (other than Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to such Mortgage Loans since the Closing Date.

For the avoidance of doubt, the applicable special servicer will be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan.

The applicable special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and such special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge or waive only its respective portion of such fee; provided, that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge or waive

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the portion of any such fee due to the other and (B) to the extent either the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge or waive only its respective portion in any fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the applicable master servicer had charged a fee, and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable master servicer would have been entitled if the applicable special servicer had charged a fee, and the applicable special servicer will not be entitled to any portion of such fee charged by the applicable master servicer. Notwithstanding the foregoing, the applicable special servicer will have the right to waive any default interest or late fees regardless of when they accrued. If the applicable special servicer has partially waived default interest, late fees or penalty charges (part of which accrued prior to the related Servicing Transfer Event), any collections in respect of such penalty charge will be shared pro rata by the applicable master servicer and the applicable special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as a special servicer under the PSA, no special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

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“Disclosable Special Servicer Fees” means, with respect to any Serviced Mortgage Loan and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees received or retained by any special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01321% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding any related Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00194% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower actually pays) with respect to any Serviced Mortgage Loan

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(other than any Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from each applicable Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00035% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $21,750 multiplied by the number of Subject Loans, plus (ii) $2,175 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,875 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the

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occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from each applicable Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the applicable master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Par Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Par Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (excluding the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or such REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or such REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

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(1)      120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)      the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by any special servicer;

(3)      30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)      30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)      60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)      a payment default has occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the applicable master servicer within 30 days after the default, who will be required to promptly deliver a copy to the applicable special servicer and the operating advisor), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date, unless extended by the applicable special servicer in accordance with the Mortgage Loan documents or the PSA; and provided, further, if the related borrower has delivered to the applicable master servicer, who will be required to promptly deliver a copy to the applicable special servicer and the operating advisor, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the applicable special servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; and

(7)      immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the

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Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to any such Excluded Loan) and the operating advisor), as of the first Determination Date that is at least 10 business days following the date on which the applicable special servicer receives an appraisal or conducts a valuation described below, equal to the excess of:

(a)        the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)        the excess of

1.     the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and
b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and
c)	all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

2.     the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,
b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, in each case which P&I Advance, Servicing Advance or advance interest has not been reimbursed or paid from either (x) the proceeds of such Mortgage Loan or Serviced Whole Loan or (y) general collections pursuant to subsection (vi) under the heading “Withdrawals from the Collection Account” under “—Pooling and Servicing Agreement” or otherwise from general collections pursuant to the PSA (but, in the case of this clause (y), such amounts shall only be considered to have been reimbursed from general collections if such reimbursement has resulted in a Realized Loss), and
c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and
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payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) in accordance with the related Intercreditor Agreement and second, pro rata, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the valuation and receipt of information requested by the applicable special servicer from the applicable master servicer that is in the possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the applicable special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the applicable master servicer that is in the possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount.

Each such report of the Appraisal Reduction Amount will also be forwarded by the applicable special servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the Other Master Servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the applicable master servicer (or the applicable special servicer if the related Whole Loan is a Specially Serviced Loan).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the applicable special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days following the date the applicable special servicer receives such MAI appraisal or valuation and receipt of information requested by the applicable special servicer from the applicable master servicer that is in the possession of such master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. The applicable master servicer will deliver to the applicable special servicer (via electronic delivery), or provide the applicable special servicer access to, any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within five business days of such special servicer’s reasonable request. No master servicer will calculate Appraisal Reduction Amounts.

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With respect to each Serviced Mortgage Loan and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Serviced Mortgage Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of each applicable Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the applicable master servicer that is in the possession of the applicable master servicer and necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Serviced Companion Loan by the applicable special servicer. With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, prior to the occurrence of a Consultation Termination Event, the applicable special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s), on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under

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such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Serviced Mortgage Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Serviced Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will, to the extent allocated to a related Mortgage Loan, have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates or Trust Component then-outstanding (i.e., first, to the Class H-RR certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, pro rata based on their respective interest entitlements, to the Class C, Class C-X1 and Class C-X2 Trust Components, seventh, pro rata based on their respective interest entitlements, to the Class B, Class B-X1 and Class B-X2 Trust Components, eighth, pro rata based on their respective interest entitlements, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, and finally, pro rata based on their respective interest entitlements, to the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 Trust Components). See “—Advances” and “Description of the Certificates—Distributions—Exchangeable Certificates” in this prospectus.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the applicable special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the applicable special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable special servicer thereof. The applicable master servicer will be required to deliver to the applicable special servicer (via electronic delivery), or provide the applicable special servicer access to, any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Serviced Mortgage Loan and any Serviced Companion Loan using reasonable efforts to deliver such information within five business days of such special

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servicer’s reasonable request. None of the applicable master servicer, the operating advisor (other than verifying Collateral Deficiency Amount calculations during the existence of a Control Termination Event), the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Serviced Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the applicable special servicer, the applicable master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefor pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The applicable master servicer, the operating advisor (other than verifying Collateral Deficiency Amount calculations during the existence of a Control Termination Event) and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, any Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class or Trust Component is notionally reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to

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the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C Trust Component, seventh, to the Class B Trust Component, eighth, to the Class A-S Trust Component, and finally, pro rata based on their respective Certificate Balances, to the Class A-2 and Class A-3 Trust Components).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H-RR certificates, then, to the Class G certificates, then, to the Class F certificates, and, then, to the Class E certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”) described in this paragraph, but only to the extent of the Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer will be required to promptly notify the applicable master servicer and the applicable master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount; provided that, such notification by the applicable master servicer will be satisfied if such information is included in the applicable master servicer’s regular monthly CREFC® Reports. The certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Notwithstanding any of the foregoing to the contrary, the holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable special servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The applicable special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the applicable special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, the applicable special servicer will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information that is in the possession of the applicable master servicer and reasonably requested by such special servicer from such master servicer as described

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above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan;

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provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable special servicer with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period. In addition, upon the written request of the Risk Retention Consultation Party with respect to any individual triggering event, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by such special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, no master servicer will be required to maintain, and will be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, each applicable master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required

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to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that each applicable master servicer and special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer will be required to notify the applicable master servicer, and the applicable master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to Specially Serviced Loans) or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the applicable special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided that the Directing Certificateholder will not have more than 30 days to respond to the applicable special servicer’s request for such consent or consultation, as applicable; provided, further, that upon the applicable special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow such special servicer to consult with the Directing Certificateholder, such special servicer will not be required to do so. Each of the applicable master servicer (if the applicable master servicer and the applicable special servicer mutually agree that the applicable master servicer is required to make the determinations described above) and the applicable special servicer (at the expense of the trust fund) will be entitled to rely on insurance consultants in making the determinations described above, and if the applicable master servicer is making such determination, such

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master servicer will be required to make such determination in the same manner and subject to the same rights and obligations as if the applicable special servicer were to make such determination.

During the period that the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the applicable master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the applicable special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and any related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by any master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and each applicable special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All

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costs and expenses incurred by any special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the applicable special servicer from general collections in the Collection Accounts.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the applicable special servicer (or, with respect to modifications, waivers and amendments that are not Special Servicer Decisions or Major Decisions, the applicable master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust, or the Grantor Trust or any Trust REMIC to be subject to tax. The applicable master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Special Servicer Decisions or Major Decisions without the consent of the applicable special servicer (which such consent may be deemed received by such master servicer if such master servicer is processing such modification, waiver or amendment and such special servicer does not respond within 10 business days of delivery to such special servicer of the analysis and all information reasonably requested by such special servicer in order to grant or withhold such consent, plus the time provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a holder of a Companion Loan under a related intercreditor agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to any Non-Specially Serviced Loan except as set forth in the proviso immediately following this definition below, the applicable master servicer may not consent to, process or approve any request by a borrower with respect to any of the following, but will be required to forward such request to the applicable special servicer for processing and evaluation (each, a “Special Servicer Decision”):

(1)    approving or denying leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for all leases (other than, in each case, ground leases) in excess of the lesser of (a) 30,000 square feet and (b) 30% of the net rentable area at the related Mortgaged Property;

(2)    approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related mortgage loan documents) with material (more than 10%) increases in operating expenses or payments to entities actually known by the applicable master servicer to be affiliates of the related borrower

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(excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(3)    any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as “performance”, “earn-out” or “holdback” escrows or reserves including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans securing the Mortgaged Properties specifically identified in the PSA, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents as mutually agreed upon by the applicable master servicer and the applicable special servicer or any other funding or disbursement, will not constitute a Special Servicer Decision);

(4)    any requests for the release of collateral or the acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan other than: (a) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan or Serviced Whole Loan; (b) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral, except as provided in clause (9) below; (c) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (d) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

(5)    approving any transfer of an interest in the borrower under a serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (a) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the conditions to the transfer or assumption set forth in the related mortgage loan documents that do not include lender approval or the exercise of lender discretion, including a consent to transfer or assumption to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (b) does not involve incurring new mezzanine financing or a change in control of the borrower;

(6)    requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents;

(7)    approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(8)    approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(9)    agreeing to any modification, waiver, consent or amendment of a Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a

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Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (b) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; and

(10)  determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease (and in any such case, the applicable master servicer will be required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the related Mortgage Loan is the ground lease);

provided, however, that notwithstanding the foregoing, the applicable master servicer and the applicable special servicer may mutually agree as provided in the PSA that the applicable master servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any Non-Specially Serviced Loan; provided further that the applicable master servicer will, without the need for any such mutual agreement between the applicable master servicer and the applicable special servicer, process any Special Servicer Decision described in subclauses (a) and (b) of clause (9) of this definition of “Special Servicer Decision” with respect to any Non-Specially Serviced Loan, in each case subject to the consent (or deemed consent) of the applicable special servicer as obtained pursuant to the PSA.

With respect to Non-Specially Serviced Loans except as set forth in the next sentence in this paragraph, the applicable master servicer may not consent to, process or evaluate any borrower request for a Major Decision or Special Servicer Decision but will be required to refer such request to the applicable special servicer. Generally, such special servicer will process the request directly and make the determination whether or not to consent to or approve such request. However, if such master servicer and such special servicer mutually agree that such master servicer will process such request, such master servicer will prepare and submit its written analysis and recommendation to such special servicer with all information reasonably available to such master servicer that such special servicer may reasonably request in order to withhold or grant its consent, and in all cases such special servicer will be entitled (subject to the discussion under “—The Directing Certificateholder” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus) to approve or disapprove any modification, waiver or amendment that constitutes such a Major Decision or a Special Servicer Decision. In any case with respect to any Major Decision or Special Servicer Decision in connection with a Non-Specially Serviced Loan, each of the applicable master servicer and the applicable special servicer will be entitled to 50% of any Excess Modification Fees and assumption, consent and earnout fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters, whether or not the applicable master servicer processes such request.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a

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net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x)(a) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, (y) with respect to any Serviced A/B Whole Loan, any rights of the holder of the related Subordinate Companion Loan to consent to such modification, waiver or amendment and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the applicable special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The applicable special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The applicable special servicer may not agree to an extension, modification, waiver, amendment or forbearance of any term of any Specially Serviced Loan for which it is acting as special servicer if that extension, modification, waiver, amendment or forbearance would:

(1)   extend (or have the effect of extending) the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect

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to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the applicable special servicer agrees to any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, such special servicer will be required to notify the applicable master servicer, the holder of any related Serviced Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the applicable master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the applicable master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, such master servicer will be required to notify the certificate administrator, the trustee, the applicable special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and prior to the occurrence of a Consultation Termination Event) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not the applicable master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Serviced Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Neither the master servicer nor the special servicer may enter into or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

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Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The applicable special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon consultation with the Directing Certificateholder) and with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $35,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, or (z) together with all other Mortgage Loans with which it is cross collateralized or cross-defaulted or together with all other Mortgage Loans with the same or an affiliated borrower, that is one of the ten largest Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the applicable special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any); provided, however, that with respect to clauses (y) and (z) of this paragraph, such Mortgage Loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

With respect to a Serviced Mortgage Loan and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the applicable special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to such party, such special servicer has obtained the consent of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan as to such party, has consulted with the Directing Certificateholder) and (ii) such special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any) if such Mortgage Loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest Mortgage Loans (by Stated Principal Balance) or (5) has a Stated Principal

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Balance over $35,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan, and other than an REO Property) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2026 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2027), unless a physical inspection has been performed by the applicable special servicer within the previous 12 months and the applicable master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from each applicable Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loans, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). With respect to any Serviced A/B Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of

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any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Serviced Mortgage Loan that requires the borrower to deliver operating statements, the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts consistent with the Servicing Standard to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2026 and the calendar year ending on December 31, 2026 and to review such items in connection with the preparation of the CREFC® operating statement analysis reports and the CREFC® NOI adjustment worksheets. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans related to Mortgaged Properties that have become REO Properties) serviced by any special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer certain of the servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing:

(1)      as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date, and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided such master servicer (who will be required to promptly forward such written evidence to the applicable special servicer) or such special servicer, as of the related maturity date, written evidence from an institutional lender of such lender’s binding commitment to refinance such mortgage loan or a signed purchase and sale agreement with respect to a sale of the Mortgaged Property (in each case subject only to typical due diligence and closing conditions and, in the case of a purchase and sale agreement, such agreement will include delivery of an acceptable deposit by the purchaser) in a manner consistent with CMBS market practices and that is satisfactory in form and substance to such master servicer and such special servicer from an acceptable lender or purchaser reasonably satisfactory to such master servicer and such special servicer (and such master servicer or special servicer, as applicable, is required to promptly forward such commitment

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or other similar refinancing documentation to the other such party), which provides that such refinancing or sale will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the applicable special servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing or sale, or fails to satisfy any condition of such refinancing or sale or the related borrower fails to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or sale, (ii) if such refinancing or sale does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing or sale is scheduled to occur pursuant to the related refinancing documentation or purchase agreement), or (iii) the related refinancing documentation or purchase agreement is terminated before the refinancing or sale is scheduled to occur;

(2)      as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)      as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding; provided that, with respect to clause (ii), if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period, or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)      as to which such master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)      as to which, in the judgment of such master servicer or special servicer (and, in the case of such special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)      as to which a default that such master servicer or special servicer has notice of (other than a failure by the related borrower to pay principal or interest) and which such master servicer or special servicer (and, in the case of such special servicer, with respect to any Mortgage Loan other than an Excluded Loan with respect to such party and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans)), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

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(7)      as to which such master servicer or special servicer (and, in the case of such special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 60 days (provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the applicable special servicer (with, unless a Control Termination Event has occurred and is continuing, the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” above (each of clause (1) through (7), a “Servicing Transfer Event”).

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer (or, with respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Special Servicer) will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. No master servicer or special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (1) and (2) of the definition of “Specially Serviced Loan”, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clauses (3), (4), (5) and (7) of the definition of “Specially Serviced Loan”, when

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such circumstances cease to exist in the good faith judgment of the applicable special servicer or (C) with respect to the circumstances described in clause (6) of the definition of “Specially Serviced Loan”, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the applicable special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the applicable special servicer will be required to transfer servicing of such Corrected Loan to the applicable master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan for which it acts as special servicer and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer (the “Initial Delivery Date”) and will be required to prepare one or more additional Asset Status Reports with respect to any such Specially Serviced Loan subsequent to the issuance of a Final Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan changes in the strategy reflected in the initial Final Asset Status Report (or subsequent Final Asset Status Reports) are necessary to reflect the then current recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event and, in the case of any Serviced A/B Whole Loan, only prior to the occurrence and continuance of a Consultation Termination Event and during a Control Appraisal Period with respect to the related Subordinate Companion Loan);
●	with respect to any Serviced A/B Whole Loan, to the extent the related Subordinate Companion Loan is not subject to a Control Appraisal Period, the holder of the related Subordinate Companion Loan;
●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event);
●	the applicable master servicer; and

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●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee. The certificate administrator will be required to post the summary of the Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information to the extent reasonably determinable based on the information that was delivered to the applicable special servicer in connection with the transfer of servicing pursuant to the special servicing transfer event:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any
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adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and

●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any special servicer with respect to a Specially Serviced Loan within 10 business days (or, if the Directing Certificateholder and the applicable special servicer are affiliates, 5 business days) after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days (or, if the Directing Certificateholder and the applicable special servicer are affiliates, 5 business days) or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days)) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 5 business day period or 10 business day period, as applicable and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer will follow the Directing Certificateholder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause such special servicer to violate the Servicing Standard, such special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report required to be delivered by the applicable special servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Approval Process, together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder that does not include any communication (other than the Final Asset Status Report) between such special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan. For the avoidance of doubt, the applicable special

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servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final.

Prior to the occurrence of a Control Termination Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following the Directing Certificateholder Approval Process.

If a Control Termination Event has occurred and is continuing, the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and for so long as no Consultation Termination Event has occurred). The operating advisor will be required to provide comments to the applicable special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action, if any, and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan as to such party, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan as to such party, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)). If the applicable special servicer determines to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the applicable special servicer will be required to promptly deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the applicable special servicer has decided not to revise such Asset Status Report, as applicable.

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan or any Serviced A/B Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period)) and the operating advisor will be entitled to consult on a non-binding basis with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to consult with such special servicer with respect to Asset Status Reports and such special

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servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan and prior to the occurrence and continuance of a Control Appraisal Period, the applicable special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the holder of the Serviced Subordinate Companion Loan will have the same rights as the Directing Certificateholder described hereunder with respect thereto, and the Directing Certificateholder will have no approval rights over any such Asset Status Report unless a Control Appraisal Period exists. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred and such Serviced Mortgage Loan is a Defaulted Loan, that becomes a Specially Serviced Loan, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender (taking into account the pari

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passu or subordinate nature of any related Companion Loan), to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan), to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing

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entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified and determined to be available, the applicable special servicer is required to remit to the applicable master servicer for deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

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Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan or any holder of a related Serviced Subordinate Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender and, with respect to a Serviced A/B Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan that becomes a Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of such Defaulted Loan on a net present value basis. In case of each Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the applicable special servicer for the related Non-Serviced Whole Loans, the applicable special servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the applicable special servicer will be entitled to a Liquidation Fee to the same extent that such special servicer would be entitled to such Liquidation Fee had such Non-Serviced Mortgage Loan been a Serviced Mortgage Loan. In the absence of a cash offer at least equal to the Par Purchase Price, the applicable special servicer may purchase such Defaulted Loan for the Par Purchase Price (provided, that it gives at least ten (10) Business Days’ (or, if the Directing Certificateholder and the applicable Special Servicer are affiliates, five (5) Business Days) prior written notice of its intention to purchase such Defaulted Loan to the Directing Certificateholder and there is no higher offer within such time) or may accept the first cash offer received from any person that constitutes a fair price for such Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan (with respect to a Serviced A/B Whole Loan, but only prior to the occurrence of a Control Appraisal Period), and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any such Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable master servicer or applicable special servicer, as applicable, with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the applicable special servicer (and the party receiving such commitment will promptly

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forward a copy of such commitment or application to the applicable master servicer or the applicable special servicer, as applicable, if it is not evident that a copy has been delivered to such other party); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be an offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Par Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person within 30 days of request therefor, such expense will be reimbursable to the trustee by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines, (with respect to any Mortgage Loan other than an Excluded

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Loan as to such party, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event exists) and (ii) the Risk Retention Consultation Party and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). Each applicable special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the applicable master servicer, the applicable special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell the related Pari Passu Companion Loans (and, in certain cases, to the extent permitted in the related Intercreditor Agreement, the related Subordinate Companion Loans) together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the applicable special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan (to the extent such consent is required under the related Intercreditor Agreement), unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right and obligation to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to

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such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (I) will be entitled to advise (1) the applicable special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and (2) the applicable special servicer, with respect to Non-Specially Serviced Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, as to all matters constituting Major Decisions, (II) will have the right to replace the applicable special servicer (i) for cause at any time and (ii) without cause if either (A) LNR Partners or its affiliate is no longer the special servicer or (B) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then-Controlling Class of certificates, and (III) will have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing

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Certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest) on a strictly non-binding basis with the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan; provided, further, that for so long as LNR Partners, LLC is a special servicer, it will not be required to consult with, or provide any information or reports to, the Risk Retention Consultation Party.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time (which, for the avoidance of doubt, will exclude any entity whose Certificates are not deemed to be outstanding pursuant to the definition of “Certificateholder” herein, including any holder of the Control Eligible Certificates evidencing part of the VRR Interest); provided, that

(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3) if no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (b) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder as determined pursuant to clause (ii) above is expected to be LNR Securities Holdings, LLC or its affiliate.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor

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Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which is the holder listed next to the related Control Note in the column “Note Holder” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

In no event will the applicable master servicer or the applicable special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the applicable master servicer and the applicable special servicer will be entitled to conclusively rely without investigation). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The applicable master servicer and the applicable special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the applicable master servicer and the applicable special servicer will be entitled to conclusively rely without investigation).

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H-RR Certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G and Class H-RR certificates. For the avoidance of doubt, no portion of the VRR Interest will be taken into account as part of the Control Eligible Certificates for any purpose.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate

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administrator, each applicable master servicer, each applicable special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to any master servicer or special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, is received within 10 business days after the receipt of the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, of written request for input on any required consent or consultation and receipt of all reasonably requested information on any required consent or consultation, the Directing Certificateholder or Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved or consulted on the specific matter; provided, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, (a) the applicable master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the applicable special servicer and (b) with respect to any Serviced Mortgage Loan (other than any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer will not be permitted to take any of the following actions and such special servicer will not be permitted to consent to the applicable master servicer’s taking any of the following actions, as to which the Directing Certificateholder has objected in writing (i) with respect to any Major Decision other than clause (ix) below, within 10 business days (or, if the Directing Certificateholder and such special servicer are affiliates, 5 business days) and (ii) within 30 days with respect to clause (ix) below, in each case, after receipt of the written recommendation and analysis (provided that if such written objection has not been received by such special servicer within such 5 business day, 10 business day or 30-day period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following is a “Major Decision”:

(i)                                          any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties

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securing such of the Serviced Mortgage Loans or Serviced Whole Loans as come into and continue in default;

(ii)                                       any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Serviced Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)                                     following a default or an event of default with respect to a Serviced Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of such Serviced Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)                                     any sale of a Defaulted Loan (that is a Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted loan that is a Non-Serviced Mortgage Loan that the applicable special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Par Purchase Price;

(v)                                        any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)                                     any release of material collateral or any acceptance of substitute or additional collateral for a Serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than (1) the release of collateral securing any Mortgage Loan in connection with a defeasance, (2) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (3) immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)                                  any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower;

(viii)                               any property management company changes with respect to a Serviced Mortgage Loan with a principal balance greater than $2,500,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a Serviced Mortgage Loan or Serviced Whole Loan, in each case, for which lender consent or approval is required under the Mortgage Loan documents);

(ix)                                    releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Serviced Mortgage Loan or a Serviced Whole Loan and for which there is no lender discretion;

(x)                                      any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Serviced Mortgage Loan

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or Serviced Whole Loan other than pursuant to the specific terms of such Serviced Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)                                   any determination of an Acceptable Insurance Default;

(xii)                                any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision;

(xiii)                             any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof; provided, however, that any such modification or amendment that would (a) materially increase the scope of the applicable master servicer's obligations under the subject agreement or the Pooling and Servicing Agreement, (b) reduce any compensation due to the applicable master servicer or modify the obligations of noteholders to pay their pro rata share of compensation due to the applicable master servicer, under the subject agreement or the Pooling and Servicing Agreement, (c) change the terms related to any advancing obligations or right to reimbursement, including related to reimbursement of advances, or interest on advances, or the obligations of noteholders to pay their pro rata share of such advances or interest thereon, under the subject agreement or the Pooling and Servicing Agreement, (d) modify the applicable master servicer’s right to reimbursement of any expense or the obligations of noteholders to pay their pro rata share of expenses, or cause the applicable master servicer to incur additional expenses as provided for in the subject agreement or the Pooling and Servicing Agreement, or (e) modify the timing of reports or remittances required to be delivered by the applicable master servicer under the subject agreement or the Pooling and Servicing Agreement, will additionally require the consent of the applicable master servicer as a condition to its effectiveness;

(xiv)                              any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

(xv)                                 any determination by the applicable master servicer to transfer a Mortgage Loan or Serviced Whole Loan to a special servicer under the circumstances described in paragraph 5 of the definition of “Specially Serviced Loans”;

provided, however, that notwithstanding the foregoing, the applicable master servicer and the applicable special servicer may mutually agree as contemplated in

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the PSA that such master servicer will process and obtain the prior consent of such special servicer with respect to any of the matters listed in the foregoing clauses (i) through (xii) with respect to any Non-Specially Serviced Loan, and, whether processed by such master servicer or not, with respect to a Major Decision, such master servicer and special servicer will each be entitled to 50% of any Excess Modification Fees, consent fees, ancillary fees (other than fees for insufficient or returned checks), assumption fees, transfer fees, earnout fees and similar fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters (see “—Modifications, Waivers and Amendments” in this prospectus).

If there is any request for consent required to be delivered to the Directing Certificateholder directly by the applicable master servicer, the Directing Certificateholder will be entitled 10 business days to respond before its consent is deemed given notwithstanding any affiliation between the Directing Certificateholder and the special servicer.

With respect to any borrower request or other action on a Non-Specially Serviced Loan for matters that are Major Decisions or Special Servicer Decisions, the applicable master servicer will not agree to such modification, waiver, amendment, consent, request or other action without the prior written consent of the applicable special servicer. In connection with such consent, if the applicable master servicer is processing such request or action, such master servicer will promptly provide such special servicer with written notice of the request for such modification, waiver, amendment, consent, request or other action, along with such master servicer’s written recommendation and analysis, and all information in such master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by such special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that such special servicer does not respond within 10 business days after receipt of such written notice and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such modification, waiver, amendment, consent, request or other action will be deemed granted.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the rights described in this section, and the rights to exercise any “major decision” under the related Intercreditor Agreement with respect to any Serviced A/B Whole Loan will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have the generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any

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special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party or, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the applicable special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Notwithstanding the foregoing, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by the holder of the related Subordinate Companion Loan. The applicable special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the Directing Certificateholder will have no approval rights over any such Asset Status Report. However, during a Control Appraisal Period with respect to a Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace any special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, such special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Any such consultation will not be binding on the applicable special servicer. In the event the applicable special servicer receives no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, within 10 business days (or, if the Directing Certificateholder or Risk Retention Consultation Party, as applicable, and the applicable special servicer are affiliates, 5 business days) following its written request for input on any required consultation, such special servicer will not be obligated to consult with the

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Directing Certificateholder or Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the applicable special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to appoint (and may remove and replace with or without cause) an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use commercially reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability for the identity or actions of the newly appointed Excluded Special Servicer, and absent negligence, willful misconduct or bad faith on the part of such resigning special servicer, such resigning special servicer and its directors, members, managers, officers, employees and agents will be entitled to indemnification under the PSA. See “—Limitation on Liability; Indemnification” in this prospectus.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all

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Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” with respect to any Mortgage Loan will occur when the Class E certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” with respect to any Mortgage Loan will occur when no class of Control Eligible Certificates has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

The certificate administrator will notify the operating advisor, the master servicers and the special servicers within 10 business days of its determination of the existence or cessation of (i) any Control Termination Event or (ii) any Consultation Termination Event.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso to or any other contrary provision of each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred and be continuing with respect to any such Excluded Loan as to such party.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

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For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to any Serviced A/B Whole Loan, in the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the related holder of the Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period (or any matter requiring consultation with the related holder of the Subordinate Companion Loan)) is necessary to protect the interests of the Certificateholders, as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan), the applicable master servicer or the applicable special servicer, as the case may be, may take any such action without waiting for the related Companion Holder’s response (or without waiting to consult with the related Companion Holder); provided that the applicable special servicer or master servicer, as applicable, provides the related holder of the Subordinate Companion Loan with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or, in the case of any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative), or, in the case of a Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of any party to the PSA under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in

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accordance with the Servicing Standard of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Whole Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will be deemed to acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

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(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by any master servicer or special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Servicing Shift Companion Loan, a Non-Serviced Companion Loan or a Control Note (prior to the occurrence and continuance of a Control Appraisal Period, if applicable) or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to each applicable special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan or any related REO Properties, except as described under “Description of the Mortgage Pool—The Whole Loans” or “Certain Affiliations, Relationships

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and Related Transactions Involving Transaction Parties”. In addition, the operating advisors or equivalent parties (if any) under the applicable Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of a master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the applicable master servicer, the operating advisor will have no obligation or responsibility at any time to consult with any master servicer.

Duties of the Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan and Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the applicable special servicer:

(a)  promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)  promptly reviewing each Final Asset Status Report; and

(c)  reviewing any Appraisal Reduction Amount or Collateral Deficiency Amount and net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on or take any affirmative action with respect to such Appraisal Reduction Amount or Collateral Deficiency Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the applicable special servicer of such error).

Prior to the occurrence and continuance of a Control Termination Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the applicable special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan or Non-Serviced Whole Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of the applicable special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

Duties of the Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan and Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)  the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

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(b)  the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Control Termination Event and Consultation Termination Event”;

(c)  the operating advisor will be required to prepare an annual report with respect to any such Mortgage Loan or Serviced Whole Loan that was a Specially Serviced Loan during the prior calendar year generally in the form attached to this prospectus as Annex C, to be provided to the applicable special servicer, the trustee, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)  the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or Collateral Deficiency Amount or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

i.                    after the calculation but prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

ii.                 if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

iii.              if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

With respect to the determination of whether a Control Termination Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the certificate administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of a Control Termination Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of a Control Termination Event.

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The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interests of, or for the benefit of, holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report. After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the applicable special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, the operating advisor (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) will be required to prepare an annual report generally in the form attached as Annex C to be provided to the Trustee, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), the applicable special servicer and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the applicable special servicer is operating in compliance with the Servicing Standard and its assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year with respect to the resolution and liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event a special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report; provided further that, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by such special servicer in connection with a Specially Serviced Loan or REO Property. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

The applicable special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the applicable special servicer.

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In each annual report, the operating advisor will be required to identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA based on the limited review required in the PSA.

Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of a Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines, in its sole discretion exercised in good faith, that (i) a special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                 that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing concerns with the operating advisor in its capacity as the applicable special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action;

(ii)              that can and will make the representations and warranties of the operating advisor set forth in the PSA;

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(iii)           that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, any master servicer, any special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, any master servicer or any special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)            that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become a special servicer; and

(v)               that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” and any information that appears on its face to be Privileged Information received from the applicable special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified in writing delivered together with such information as Privileged Information by such special servicer, (iii) information subject to attorney-client privilege (and which the applicable special servicer has labeled or otherwise communicated in writing delivered together with such information as being subject to privilege) and (iv) any Asset Status Report.

The operating advisor is required to keep all such Privileged Information, and any information that appears on its face to be Privileged Information, confidential and will not be permitted to disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning deviations from the Servicing Standard or the Special Servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace a special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Consultation Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan

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other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of a master servicer, a special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on advice of legal counsel), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA. However, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate

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administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the

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termination and appointment to each applicable special servicer, each applicable master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

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Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and obligations. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

In addition, the operating advisor has the right to resign without cost or expense on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and the portion of any REO Loans remaining in the issuing entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The operating advisor will provide all of the parties to the PSA and the Directing Certificateholder 30 days prior written notice of any such resignation. If the operating advisor resigns pursuant to the foregoing, then no replacement operating advisor will be appointed. The resigning operating advisor will be entitled to, and subject to, any rights and obligations that accrued under the PSA prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred,

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the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to each applicable master servicer, each applicable special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 143 prior pools of commercial mortgage loans for which MSMCH (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006 and on or prior to December 31, 2024, the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction with at least two mortgage loans outstanding as of the end of the relevant reporting period, that were delinquent at least 60 days at the end of any reporting period between January 1, 2011 and December 31, 2024, was approximately 58.72%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was approximately 7.68%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in an individual CMBS transaction with at least two mortgage loans outstanding as of the end of the relevant reporting period, was approximately 66.67% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was approximately 5.60%.

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This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two largest Mortgage Loans in the Mortgage Pool represent approximately 19.0% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and

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until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the applicable master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)             a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)          a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)           a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)              a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)           a copy of any notice previously delivered by the applicable master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

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(vii)        copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications (and, if such documents are not in its possession, solely with respect to any Mortgage Loan sold by such mortgage loan seller that is a Non-Serviced Mortgage Loan, the mortgage loan seller will be required to make a request under the applicable Non-Serviced PSA for any such documents that are not in its possession). In the event any missing documents with respect to a Non-Serviced Mortgage Loan are not provided by the mortgage loan seller, the asset representations reviewer will request such documents from the parties to the related Non-Serviced PSA, to the extent that the asset representations reviewer is entitled to request such documents under such Non-Serviced PSA.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in

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order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each Delinquent Loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

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The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to Non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify each applicable master servicer, each applicable special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch, KBRA, Moody’s or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been a special servicer,

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operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” and any information that appears on its face to be Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

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Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)             any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)          any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)              the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency,

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readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)           the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator is required to promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee is required to terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor,

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the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

The Risk Retention Consultation Party

The “Risk Retention Consultation Party” will be the party selected by Starwood Mortgage Capital LLC as the Retaining Sponsor. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of such Risk Retention Consultation Party from Starwood Mortgage Capital LLC (as confirmed by the certificate registrar). Notwithstanding the foregoing, the Risk Retention Consultation Party will not have any consultation rights with respect to any related Excluded Loan. In addition, for so long as LNR Partners, LLC is the special servicer, it will not be required to consult with, or provide any information or reports to the Risk Retention Consultation Party. The initial Risk Retention Consultation Party is expected to be LNR Securities Holdings, LLC.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party in its capacity as Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the owner of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the owner of the VRR Interest.

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Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a) may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b) may act solely in the interests of the owner of the VRR Interest;

(c) does not have any liability or duties to the holders of any class of certificates other than the owner of the VRR Interest;

(d) may take actions that favor the interests of the holders of one or more classes of certificates over the interests of the holders of one or more other classes of certificates; and

(e) will have no liability whatsoever (other than to the owner of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the applicable master servicer or the applicable special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, any special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, for cause at any time, and without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliates own less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the Controlling Class, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. As of the Closing Date, Starwood CMBS Horizontal Retention MSBAM 2025-5C2 LLC will be an affiliate of LNR Partners, LLC and LNR Securities Holdings, LLC. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and the holder of such Subordinate Companion Loan will be entitled to replace the applicable special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. However,

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during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. At any time after the occurrence and during

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the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use commercially reasonable efforts to select the related Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to a special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become a special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3”

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from Fitch, (vii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, (viii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s) and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (viii) that is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer”.

The terms of the PSA described above regarding the replacement of the applicable special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loans. Rather, with respect to any Servicing Shift Whole Loan, the holder of the related Control Note will have the right to replace the applicable special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan. If such Control Note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the Control Note holder.

Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

In addition, after the occurrence of a Consultation Termination Event, if the operating advisor determines, in its sole discretion exercised in good faith, that (i) a special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interests of the Certificateholders as a collective whole, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder or a Controlling Holder with respect to a Serviced A/B Whole Loan (unless a related Control Appraisal Period has occurred and is continuing) from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis.

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In the event the holders of such Principal Balance Certificates, evidencing at least a quorum of Certificateholders, elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. In any case, the trustee will be required to notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor and the depositor for the securitization of any related Companion Loan have filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Vertex HQ Non-Serviced Pari Passu-A/B Whole Loan”, “—The ILPT 2025 Portfolio Non-Serviced Pari Passu-A/B Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to any master servicer or special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any

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amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any amount required to be so deposited or remitted by such special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   the Servicer or the Special Servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, and the Servicer or Special Servicer, as the case may be, is not reinstated to such status within 60 days;

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(g)  KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; or

(h) such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an applicable Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and

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affects the holder of a Serviced Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (subject to the related Intercreditor Agreement as described under “Description of the Mortgage Pool—The Whole Loans”), will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Serviced Pari Passu Companion Loan Securities. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the applicable master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the applicable master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then

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such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the applicable master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits each applicable master servicer and each applicable special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. For the avoidance of doubt, if the applicable master servicer or the applicable special servicer, as applicable, does not choose to appoint a successor master servicer or special servicer, as applicable, the Trustee will appoint such successor master servicer or special servicer, as applicable. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may

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appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of any master servicer (including in any capacity as the paying agent for any Companion Loan), any special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of any master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), any special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or any Trust REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code (for which determination, the applicable master servicer and the applicable special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that each applicable master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), each applicable special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager,

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director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms of the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, and the Non-Serviced Securitization Trust (with respect to any Non-Serviced Mortgage Loan to the extent provided under the related Intercreditor Agreement) will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of any master servicer (including in any capacity as the paying agent for any Companion Loan), any special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each applicable master servicer, each applicable special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan and the subordinate nature of any related Subordinate Companion Loan) under the PSA; provided, however, that

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if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. Each applicable master servicer, each applicable special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, any master servicer, any special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate

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administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in each applicable Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to it in each capacity for which it serves under the PSA.

With respect to any indemnification provisions in the PSA providing that the trust or a party thereto is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal

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prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the applicable special servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the applicable special servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the applicable master servicer or applicable special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer and the applicable special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the applicable special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the Directing Certificateholder and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party

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Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable special servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will be required to within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether

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the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of

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the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

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Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 60 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the

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details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the applicable special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted payoff or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Vertex HQ Pari Passu-A/B Whole Loan” and “—The ILPT 2025 Portfolio Pari Passu-A/B Whole Loan” in this prospectus.

The servicing terms of each such Non-Serviced PSA expected to be in effect as of the Closing Date as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
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●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to any master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between each applicable master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace each applicable special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to each applicable master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform and, in certain cases, for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent differ in certain respects from those decisions that constitute Major Decisions under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.
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●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While each applicable special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2 mortgage pool, if necessary).
●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or
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other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the Vertex HQ Mortgage Loan

The Vertex HQ Mortgage Loan is serviced pursuant to the VRTX 2025-HQ TSA. The servicing terms of the VRTX 2025-HQ TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer will earn a servicing fee with respect to the Vertex HQ Mortgage Loan that is to be calculated at 0.00008% per annum.
●	Upon Vertex HQ Whole Loan becoming a specially serviced loan under the VRTX 2025-HQ TSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the Vertex HQ Mortgage Loan accruing at a rate equal to 0.50% per annum, until such time as the Vertex HQ Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.
●	The related Non-Serviced Special Servicer is entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Vertex HQ Whole Loan. The workout fee is not subject to any cap or minimum fee.
●	The related Non-Serviced Special Servicer is entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of the Vertex HQ Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.
●	The VRTX 2025-HQ TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There will be no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to the VRTX 2025-HQ TSA.
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●	The VRTX 2025-HQ TSA does not provide for any operating advisor or similar entity.

See also “Description of the Mortgage Pool—The Whole Loans—The Vertex HQ Pari Passu-A/B Whole Loan” in this prospectus.

Servicing of the Etude Self Storage West Coast Portfolio Mortgage Loan

The Etude Self Storage West Coast Portfolio Mortgage Loan is serviced pursuant to the BANK5 2025-5YR17 PSA. The servicing terms of the BANK5 2025-5YR17 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer will earn a servicing fee with respect to the Etude Self Storage West Coast Portfolio Mortgage Loan that is to be calculated at 0.00250% per annum.
●	Upon the Etude Self Storage West Coast Portfolio Whole Loan becoming a specially serviced loan under the BANK5 2025-5YR17 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the Etude Self Storage West Coast Portfolio Whole Loan accruing at a rate equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) with respect to any Mortgage Loan with respect to which the related risk retention consultation parties are entitled to consult with the related Non-Serviced Special Servicer, $5,000.
●	The related Non-Serviced Special Servicer is entitled to a workout fee equal to 1.00% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Etude Self Storage West Coast Portfolio Whole Loan. Such fee is subject to a floor of $25,000.
●	The related Non-Serviced Special Servicer is entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the Etude Self Storage West Coast Portfolio Whole Loan or related REO Property. Such fee is subject to a floor of $25,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the 125th & Lenox Mortgage Loan

The 125th & Lenox Mortgage Loan is serviced pursuant to the WFCM 2025-5C6 PSA. The servicing terms of the WFCM 2025-5C6 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the WFCM 2025-5C6 PSA earns a primary servicing fee with respect to the 125th & Lenox Mortgage Loan equal to 0.00125% per annum.
●	Upon the 125th and Lenox NY Mortgage Loan becoming a specially serviced loan, the related Non-Serviced Special Servicer under the WFCM 2025-5C6 PSA will earn a
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special servicing fee payable monthly with respect to 125th and Lenox NY Mortgage Loan accruing at a rate equal to the greater of (i) 0.25% per annum and (ii) the per annum rate that would result in a special servicing fee of $5,000.

●	The Non-Serviced Special Servicer under the 125th & Lenox Mortgage Loan will be entitled to a workout fee equal to 1.0% of each payment (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) in respect of the 125th & Lenox Mortgage Loan made by the related borrower after a workout of the 125th & Lenox Mortgage Loan. The workout fee is subject to a minimum fee of $25,000.
●	The Non-Serviced Special Servicer under the 125th & Lenox Mortgage Loan will be entitled to a liquidation fee equal to 1.0% of net liquidation proceeds received in connection with a liquidation of the 125th & Lenox Mortgage Loan, or if such rate would result in a liquidation fee less than $25,000, then the liquidation fee will be the lesser of (i) 3.0% and (ii) such rate as would result in a liquidation fee of $25,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the ILPT 2025 Portfolio Mortgage Loan

The ILPT 2025 Portfolio Mortgage Loan is serviced pursuant to the ILPT 2025-LPF2 TSA. The servicing terms of the ILPT 2025-LPF2 TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the ILPT 2025-LPF2 TSA earns a primary servicing fee with respect to the ILPT 2025 Portfolio Mortgage Loan equal to 0.00025% per annum.
●	Upon the ILPT 2025 Portfolio Mortgage Loan becoming a specially serviced loan under the ILPT 2025-LPF2 TSA, the related Non-Serviced Special Servicer under the ILPT 2025-LPF2 trust and servicing agreement will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.15% per annum.
●	The related Non-Serviced Special Servicer under the ILPT 2025-LPF2 TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.25%; provided, that, in no event will the workout fee with respect to the ILPT 2025 Portfolio Whole Loan, with respect to each applicable principal and interest collection, exceed $2,900,000 per annum.
●	The related Non-Serviced Special Servicer under the ILPT 2025-LPF2 TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.25%, provided, that, in no event will the liquidation fee with respect to the ILPT 2025 Portfolio Whole Loan, with respect to the applicable liquidation proceeds, exceed $2,900,000 per annum.
●	The ILPT 2025-LPF2 TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There will be no asset representations reviewer (or
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equivalent party) with respect to the securitization trust created pursuant to the ILPT 2025-LPF2 TSA.

●	Unlike the PSA, the ILPT 2025-LPF2 TSA does not provide certain non-binding consultation rights in respect of the ILPT 2025 Portfolio Whole Loan (if such Whole Loan is specially serviced) to a representative of the holders of the credit risk retention interests.

See also “Description of the Mortgage Pool—The Whole Loans—The ILPT 2025 Portfolio Pari Passu-A/B Whole Loan” in this prospectus.

Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to each Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.
●	Following the related Servicing Shift Securitization Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.
●	Until the related Servicing Shift Securitization Date, the applicable master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.
●	Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).
●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer
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termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.

●	The related Non-Serviced PSA will provide for a primary servicing fee, liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are calculated in a manner similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.0025% per annum, 0.25% per annum, 1.00% and 1.00%, respectively (subject to any customary market minimum amounts and fee offsets).
●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement (to the extent the related control note is included in the related securitization trust) will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to any Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicting Interests—The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y)

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with respect to a replacement of any master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) the applicable replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” are Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and S&P Global Ratings (“S&P”).

Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or

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any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but

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only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to any special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

If the party’s Assessment of Compliance or the related Attestation Report identifies any material instance of noncompliance with the servicing criteria, such party will also be required to provide a discussion of (1) the relationship, if any, between the identified instance and the servicing of the Mortgage Loans and (2) any steps taken to remedy such identified instance to the extent related to its activities with respect to asset backed securities transactions taken as a whole involving such party and that are backed by the same asset type backing the certificates.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

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Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the Certificateholder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Certificates (other than the Class V and Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, which will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (B) below in exchange for the then-outstanding Certificates (other than the Class V and Class R certificates) (provided, that (A) the aggregate certificate balance of the Class D certificates and the Class A-2, Class A-3, Class A-S, Class B and Class C Trust Components is reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding Certificates (other than the Class V and Class R certificates) and (C) each applicable master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

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The “Termination Purchase Amount” will equal the sum of (1) the aggregate Par Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Par Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer, and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity if the aggregate Stated Principal Balance of the pool of Mortgage Loans is less than 1.0% of the Initial Pool Balance. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class V and Class R certificates) for the remaining Mortgage Loans is not subject to the above-described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option, both of the master servicers wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in each applicable Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

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(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in each applicable Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material

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respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, each applicable master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administrator must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that

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class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, each applicable master servicer, each applicable special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to each applicable master servicer, each applicable special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and, in the case of the trustee, to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of any master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, any master servicer or special servicer, as the case may be), (ii)(a) in the case of the trustee, an institution whose (A) long-term senior unsecured debt or issuer credit rating is rated at least “BBB” by S&P, (B) long-term senior unsecured debt or issuer default rating is rated at least “A” by Fitch (or short term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a long-term senior unsecured debt or issuer default rating of at least “BBB-“ by Fitch as long as the master servicer has a short-term rating of at least “F1” by Fitch or a long-term senior

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unsecured debt issuer default rating of at least “A” by Fitch) and (C) long-term senior secured debt or issuer rating is rated at least “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include S&P and Fitch), (b) in the case of the Certificate Administrator, an institution whose long-term senior unsecured debt rating or issuer rating is rated at least “BBB-” (or its equivalent) by at least one NRSRO, or (c) in the case of each of clause (ii)(a) and (ii)(b), such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iii) an entity that is not a prohibited party.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, each applicable master servicer, each applicable special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or any master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee

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or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York Law. Sixteen (34.6%) of the Mortgaged Properties are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Massachusetts Law. Five (13.2%) of the Mortgaged Properties are located in Massachusetts. Mortgage loans involving real property in Massachusetts are secured by mortgages and foreclosures are accomplished by one of the following methods: judicial foreclosure action, sale under statutory power of sale, peaceable entry and possession for three years, or bill in equity under statute. Foreclosure by sale under the statutory power of sale accompanied by an entry prior to the sale is the more commonly followed method of foreclosure in Massachusetts. If the mortgagor is not a corporation, limited liability company or limited partnership, the mortgagee will generally first obtain a judgment from the Land Court or Superior Court sitting in the county where the property is located barring the rights of any interested party under the Solders’ and Sailor’s Civil Relief Act. Prior to conducting the sale, notice of sale must be published for three successive weeks with the first such publication to take place at least 21 days prior to the date of sale and notice must be delivered by registered mail to the required parties at least 30 days prior to the date of sale. A mortgagor has no right of redemption after a properly conducted foreclosure sale under the power of sale. The Commonwealth of Massachusetts does not have a “one action rule”

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or “anti-deficiency legislation”; however, a deficiency judgment for a recourse loan cannot be obtained after a foreclosure sale conducted by a power of sale unless certain required steps are taken, including the giving of notice at least 21 days before the sale, the signing of an affidavit within 30 days after the sale, and generally bringing the action within 2 years after the sale. Although very rarely granted, in certain circumstances, the lender may have a receiver appointed. In Massachusetts, contamination on a property may give rise to a “super-lien” on the property for costs incurred by the Commonwealth of Massachusetts and such a lien has priority over all existing liens, including those of existing mortgages.

Texas Law. Seventeen (11.5%) of the Mortgaged Properties are located in Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

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General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the

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borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest in that personal property, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

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Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more

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newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the

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mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

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A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

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Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in

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state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court

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ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where “cause” has not been shown or the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

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If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or a ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease, provided that the bankruptcy court may defer the time for a debtor lessee to perform under the lease until 60 days following the petition date for cause shown. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt

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lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

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The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a

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transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited

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partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor-in-possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

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Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

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Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certiﬁcateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

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Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

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Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certiﬁcates, and would not be covered by advances or, any form of credit support provided in connection with the certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to

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financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions
Involving Transaction Parties

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller and a sponsor, is an affiliate of Morgan Stanley Capital I Inc., the depositor, Morgan Stanley & Co. LLC, one of the underwriters, and Morgan Stanley Bank, an originator and the holder of certain of the Companion Loans, to the extent set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Bank of America and its affiliates are playing several roles in this transaction. Bank of America, a mortgage loan seller, a sponsor and an originator, is an affiliate of BofA Securities, Inc., one of the underwriters.

SMC, a mortgage loan seller, a sponsor and an originator, is an affiliate of (i) LNR Partners, LLC, the special servicer for this securitization, (ii) LNR Securities Holdings, LLC,

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the entity that is expected to be appointed as the Directing Certificateholder and the Risk Retention Consultation Party and that is expected to purchase approximately 60% of the Class X-E, Class X-F, Class X-G, Class E, Class F, Class G and Class V Certificates (excluding the portion comprising a part of the VRR Interest), (iii) Starwood Conduit CMBS Vertical Retention II LLC, the entity expected to purchase the VRR Interest, and (iv) Starwood CMBS Horizontal Retention MSBAM 2025-5C2 LLC, the entity expected to purchase the HRR Interest.

KeyBank, a mortgage loan seller, a sponsor and an originator, is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. In addition, KeyBank is the primary servicer for The MC and The Depot at Nickel Plate Mortgage Loans. KeyBank is also the special servicer under the ILPT 2025-LPF2 TSA, which governs the servicing of the ILPT 2025 Portfolio Mortgage Loan. KeyBank is also the holder of one or more of the Companion Loans related to The MC Whole Loan.

Morgan Stanley Bank, N.A. is the purchaser under a repurchase agreement with SMC or certain of its affiliates, for the purpose of providing short-term warehousing with respect to four (4) of the SMC Mortgage Loans (9.3%).

Computershare is the interim custodian of the loan files for all of the mortgage loans that MSMCH (except with respect to each Non-Serviced Mortgage Loan) will transfer to the depositor.

Pursuant to interim custodial arrangements between Computershare and SMC, Computershare acts as interim custodian with respect to all of the SMC Mortgage Loans (19.6%).

Pursuant to certain interim servicing arrangements between Trimont and MSMCH, a sponsor and a mortgage loan seller, or certain of its affiliates, Trimont acts as interim servicer with respect to certain mortgage loans owned by MSMCH or those affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Pursuant to certain interim servicing agreements between Trimont and Bank of America, a sponsor, an originator and a mortgage loan seller, Trimont acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor.

Trimont, the master servicer, is also the Non-Serviced Master Servicer with respect to the Vertex HQ Whole Loan under the VRTX 2025-HQ TSA and the Etude Self Storage West Coast Portfolio Whole Loan under the BANK5 2025-5YR17 PSA.

Trimont is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

LNR Partners is an affiliate of (i) SMC, a mortgage loan seller, originator and sponsor, (ii) LNR Securities Holdings LLC, the entity that is expected to be appointed as the Directing Certificateholder and the Risk Retention Consultation Party and that is expected to purchase approximately 60% of the Class X-E, Class X-F, Class X-G, Class E, Class F, Class G and Class V Certificates (excluding the portion comprising a part of the VRR Interest), (iii) Starwood Conduit CMBS Vertical Retention II LLC, the entity expected to purchase the VRR

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Interest, and (iv) Starwood CMBS Horizontal Retention MSBAM 2025-5C2 LLC, the entity expected to purchase the HRR Interest. LNR Partners or its affiliate also assisted CMBS 4 Sub 11, LLC (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the Mortgage Pool. CMBS 4 Sub 11, LLC will purchase approximately 40% of each class of the Class X-E, Class X-F, Class X-G, Class E, Class F, Class G and Class V Certificates and approximately 40% of the membership interest in Starwood CMBS Horizontal Retention MSBAM 2025-5C2 LLC.

Computershare, the certificate administrator and custodian, is also (a) the certificate administrator and custodian under the BANK5 2025-5YR17 PSA, pursuant to which the Etude Self Storage West Coast Portfolio Whole Loan is serviced, and (b) the trustee, certificate administrator and custodian under (i) the VRTX 2025-HQ TSA, pursuant to which the Vertex HQ Whole Loan is serviced, (ii) the WFCM 2025-5C6 PSA pursuant to which the 125th & Lenox Whole Loan is serviced and (iii) the ILPT 2025-LPF2 TSA, pursuant to which the ILPT 2025 Portfolio Whole Loan is serviced.

Deutsche Bank National Trust Company, the trustee, is also the trustee under the BANK5 2025-5YR17 PSA, pursuant to which the Etude Self Storage West Coast Portfolio Whole Loan is serviced.

Park Bridge Lender Services LLC is also (i) the operating advisor and asset representations reviewer under the WFCM 2025-5C6 PSA, pursuant to which the 125th & Lenox Whole Loan is serviced and (ii) the operating advisor under the ILPT 2025-LPF2 TSA, pursuant to which the ILPT 2025 Portfolio Whole Loan is serviced.

See “Risk Factors—Risks Related to Conflicting Interests—Potential Conflicting Interests of Each Applicable Master Servicer and Special Servicer”, “—Potential Conflicting Interests of the Asset Representations Reviewer”, “—Potential Conflicting Interests of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

The sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including, in certain circumstances, actions relating to repurchase claims. However, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will

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be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums are allocated to the class of Offered Certificates (and the extent to which they are collected), and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Serviced Subordinate Companion Loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

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Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, no master servicer or special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that any master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates or Exchangeable IO Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without a ratable distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a

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bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of Certificates or Trust Components indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-2 and Class A-3 Trust Components
Class X-B	Class A-S, Class B and Class C Trust Components
Class A-2-X1	Class A-2-1 Certificates
Class A-2-X2	Class A-2-2 Certificates
Class A-3-X1	Class A-3-1 Certificates
Class A-3-X2	Class A-3-2 Certificates
Class A-S-X1	Class A-S-1 Certificates
Class A-S-X2	Class A-S-2 Certificates
Class B-X1	Class B-1 Certificates
Class B-X2	Class B-2 Certificates
Class C-X1	Class C-1 Certificates
Class C-X2	Class C-2 Certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual

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property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates or Trust Components indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Certificates and other factors described above.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-2 and Class A-3 Trust Components
Class X-B	Class A-S, Class B and Class C Trust Components
Class A-2-X1	Class A-2-1 Certificates
Class A-2-X2	Class A-2-2 Certificates
Class A-3-X1	Class A-3-1 Certificates
Class A-3-X2	Class A-3-2 Certificates
Class A-S-X1	Class A-S-1 Certificates
Class A-S-X2	Class A-S-2 Certificates
Class B-X1	Class B-1 Certificates
Class B-X2	Class B-2 Certificates
Class C-X1	Class C-1 Certificates
Class C-X2	Class C-2 Certificates
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Any optional termination by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment (or, with respect to any Serviced A/B Whole Loan, allocation of principal payments to the related Mortgage Loan) each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans (or, with respect to any Serviced A/B Whole Loan, principal payments are allocated to the related Mortgage Loan) are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay (or, with respect to any Serviced A/B Whole Loan, principal payments will be allocated) at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables below with respect to the Class A-2, Class A-3, Class A-S, Class B and Class C certificates apply equally to each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable

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Certificates, respectively that has a certificate balance. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;
●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;
●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;
●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;
●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;
●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;
●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
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●	no Yield Maintenance Charges or Prepayment Premiums are collected;
●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), any special servicer, any master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in December 2025;
●	the Offered Certificates are settled with investors on November 13, 2025; and
●	the Interest Rate in effect for each Mortgage Loan and AB Whole Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted as required pursuant to the definition of Interest Rate (which, in the case of the ILPT 2025 Portfolio Mortgage Loan assumes no change in the weighted average of the interest rates of the respective components in connection with any partial prepayment).

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.80	4.73	4.64	4.55	4.37
585

Percent of the Initial Certificate Balance
of the Class A-3 Certificates
at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.93	4.91	4.88	4.83	4.47

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	5.01	5.01	4.99	4.93	4.58

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	5.01	5.01	5.01	5.01	4.59

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	5.01	5.01	5.01	5.01	4.59

586

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from November 1, 2025 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to any Serviced A/B Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
96.99781%	5.3569%	5.3658%	5.3774%	5.3906%	5.4172%
97.99781%	5.1129%	5.1186%	5.1261%	5.1345%	5.1516%
98.99781%	4.8719%	4.8745%	4.8778%	4.8816%	4.8893%
99.99781%	4.6338%	4.6332%	4.6325%	4.6317%	4.6300%
100.99781%	4.3984%	4.3948%	4.3901%	4.3847%	4.3739%
101.99781%	4.1658%	4.1592%	4.1505%	4.1406%	4.1207%
102.99781%	3.9359%	3.9263%	3.9136%	3.8994%	3.8705%
103.99781%	3.7086%	3.6961%	3.6795%	3.6609%	3.6231%
104.99781%	3.4839%	3.4684%	3.4481%	3.4251%	3.3785%
587

Pre-Tax Yield to Maturity for the Class A-2-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
94.85492%	5.3686%	5.3844%	5.4053%	5.4288%	5.4764%
95.85492%	5.1216%	5.1342%	5.1507%	5.1694%	5.2072%
96.85492%	4.8776%	4.8870%	4.8993%	4.9132%	4.9413%
97.85492%	4.6366%	4.6427%	4.6509%	4.6601%	4.6787%
98.85492%	4.3984%	4.4015%	4.4055%	4.4100%	4.4192%
99.85492%	4.1631%	4.1630%	4.1630%	4.1629%	4.1628%
100.85492%	3.9305%	3.9274%	3.9233%	3.9187%	3.9094%
101.85492%	3.7006%	3.6945%	3.6864%	3.6773%	3.6589%
102.85492%	3.4734%	3.4643%	3.4523%	3.4388%	3.4114%

Pre-Tax Yield to Maturity for the Class A-2-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
92.71203%	5.3806%	5.4035%	5.4338%	5.4680%	5.5371%
93.71203%	5.1304%	5.1501%	5.1759%	5.2051%	5.2642%
94.71203%	4.8834%	4.8998%	4.9213%	4.9455%	4.9947%
95.71203%	4.6394%	4.6525%	4.6697%	4.6892%	4.7285%
96.71203%	4.3984%	4.4083%	4.4212%	4.4359%	4.4656%
97.71203%	4.1603%	4.1670%	4.1758%	4.1857%	4.2058%
98.71203%	3.9250%	3.9285%	3.9332%	3.9385%	3.9492%
99.71203%	3.6925%	3.6929%	3.6935%	3.6942%	3.6956%
100.71203%	3.4627%	3.4601%	3.4566%	3.4528%	3.4449%

Pre-Tax Yield to Maturity for the Class A-2-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-2-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.74289%	13.8062%	13.2927%	12.6143%	11.8415%	10.2489%
1.84289%	11.1542%	10.6256%	9.9263%	9.1293%	7.4892%
1.94289%	8.7213%	8.1785%	7.4597%	6.6403%	4.9561%
2.04289%	6.4775%	5.9216%	5.1846%	4.3441%	2.6187%
2.14289%	4.3985%	3.8302%	3.0761%	2.2160%	0.4520%
2.24289%	2.4639%	1.8841%	1.1140%	0.2354%	-1.5649%
2.34289%	0.6570%	0.0664%	-0.7187%	-1.6148%	-3.4492%
2.44289%	-1.0364%	-1.6372%	-2.4365%	-3.3491%	-5.2157%
2.54289%	-2.6284%	-3.2388%	-4.0516%	-4.9797%	-6.8768%

Pre-Tax Yield to Maturity for the Class A-2-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-2-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.88578%	8.7213%	8.1785%	7.4597%	6.6403%	4.9561%
3.98578%	7.5774%	7.0279%	6.2999%	5.4698%	3.7646%
4.08578%	6.4775%	5.9216%	5.1846%	4.3441%	2.6187%
4.18578%	5.4188%	4.8565%	4.1109%	3.2604%	1.5154%
4.28578%	4.3985%	3.8302%	3.0761%	2.2160%	0.4520%
4.38578%	3.4142%	2.8401%	2.0779%	1.2084%	-0.5740%
4.48578%	2.4639%	1.8841%	1.1140%	0.2354%	-1.5649%
4.58578%	1.5454%	0.9602%	0.1824%	-0.7050%	-2.5226%
4.68578%	0.6570%	0.0664%	-0.7187%	-1.6148%	-3.4492%
588

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.99683%	5.3514%	5.3522%	5.3531%	5.3550%	5.3687%
99.99683%	5.1159%	5.1156%	5.1154%	5.1150%	5.1117%
100.99683%	4.8831%	4.8819%	4.8806%	4.8779%	4.8577%
101.99683%	4.6531%	4.6509%	4.6484%	4.6435%	4.6068%
102.99683%	4.4258%	4.4225%	4.4190%	4.4119%	4.3587%
103.99683%	4.2011%	4.1968%	4.1923%	4.1830%	4.1135%
104.99683%	3.9789%	3.9737%	3.9681%	3.9566%	3.8711%
105.99683%	3.7593%	3.7531%	3.7464%	3.7328%	3.6315%
106.99683%	3.5421%	3.5349%	3.5272%	3.5116%	3.3945%

Pre-Tax Yield to Maturity for the Class A-3-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
96.80176%	5.3628%	5.3660%	5.3695%	5.3764%	5.4286%
97.80176%	5.1243%	5.1264%	5.1287%	5.1334%	5.1680%
98.80176%	4.8887%	4.8898%	4.8909%	4.8932%	4.9106%
99.80176%	4.6559%	4.6559%	4.6559%	4.6560%	4.6563%
100.80176%	4.4258%	4.4248%	4.4237%	4.4215%	4.4050%
101.80176%	4.1984%	4.1964%	4.1942%	4.1898%	4.1566%
102.80176%	3.9737%	3.9706%	3.9673%	3.9607%	3.9111%
103.80176%	3.7515%	3.7474%	3.7431%	3.7343%	3.6684%
104.80176%	3.5318%	3.5268%	3.5214%	3.5104%	3.4285%

Pre-Tax Yield to Maturity for the Class A-3-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
94.60668%	5.3746%	5.3802%	5.3862%	5.3984%	5.4900%
95.60668%	5.1330%	5.1375%	5.1424%	5.1522%	5.2258%
96.60668%	4.8944%	4.8978%	4.9015%	4.9090%	4.9648%
97.60668%	4.6587%	4.6610%	4.6636%	4.6687%	4.7070%
98.60668%	4.4258%	4.4271%	4.4285%	4.4313%	4.4523%
99.60668%	4.1957%	4.1959%	4.1962%	4.1967%	4.2007%
100.60668%	3.9683%	3.9675%	3.9666%	3.9649%	3.9520%
101.60668%	3.7435%	3.7417%	3.7397%	3.7358%	3.7062%
102.60668%	3.5213%	3.5184%	3.5154%	3.5093%	3.4632%

Pre-Tax Yield to Maturity for the Class A-3-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.79507%	13.3397%	13.1680%	12.9834%	12.6064%	9.7124%
1.89507%	10.8357%	10.6586%	10.4682%	10.0795%	7.1004%
1.99507%	8.5323%	8.3502%	8.1543%	7.7549%	4.6963%
2.09507%	6.4030%	6.2162%	6.0152%	5.6057%	2.4727%
2.19507%	4.4259%	4.2346%	4.0288%	3.6098%	0.4070%
2.29507%	2.5827%	2.3872%	2.1768%	1.7489%	-1.5195%
2.39507%	0.8582%	0.6588%	0.4441%	0.0077%	-3.3226%
2.49507%	-0.7605%	-0.9637%	-1.1824%	-1.6267%	-5.0156%
2.59507%	-2.2845%	-2.4911%	-2.7138%	-3.1656%	-6.6099%
589

Pre-Tax Yield to Maturity for the Class A-3-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.99015%	8.5322%	8.3501%	8.1542%	7.7548%	4.6962%
4.09015%	7.4473%	7.2628%	7.0643%	6.6597%	3.5633%
4.19015%	6.4029%	6.2161%	6.0151%	5.6055%	2.4726%
4.29015%	5.3966%	5.2075%	5.0040%	4.5897%	1.4212%
4.39015%	4.4258%	4.2345%	4.0287%	3.6097%	0.4069%
4.49015%	3.4885%	3.2951%	3.0869%	2.6634%	-0.5727%
4.59015%	2.5826%	2.3872%	2.1767%	1.7488%	-1.5196%
4.69015%	1.7064%	1.5089%	1.2963%	0.8641%	-2.4357%
4.79015%	0.8581%	0.6587%	0.4440%	0.0077%	-3.3227%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
5.05350%	10.5060%	10.1285%	9.6570%	9.0448%	6.7287%
5.15350%	9.6171%	9.2359%	8.7597%	8.1413%	5.8013%
5.25350%	8.7550%	8.3701%	7.8892%	7.2648%	4.9015%
5.35350%	7.9181%	7.5297%	7.0443%	6.4140%	4.0280%
5.45350%	7.1053%	6.7134%	6.2237%	5.5875%	3.1794%
5.55350%	6.3153%	5.9201%	5.4261%	4.7843%	2.3545%
5.65350%	5.5470%	5.1485%	4.6503%	4.0031%	1.5522%
5.75350%	4.7994%	4.3978%	3.8955%	3.2429%	0.7713%
5.85350%	4.0716%	3.6669%	3.1606%	2.5028%	0.0110%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
2.74403%	9.5298%	9.5535%	9.4931%	9.1553%	6.0380%
2.79403%	8.7508%	8.7747%	8.7135%	8.3725%	5.2259%
2.84403%	7.9932%	8.0172%	7.9554%	7.6111%	4.4359%
2.89403%	7.2559%	7.2801%	7.2177%	6.8702%	3.6670%
2.94403%	6.5381%	6.5624%	6.4994%	6.1488%	2.9183%
2.99403%	5.8388%	5.8632%	5.7996%	5.4460%	2.1887%
3.04403%	5.1572%	5.1817%	5.1176%	4.7610%	1.4775%
3.09403%	4.4925%	4.5172%	4.4525%	4.0930%	0.7839%
3.14403%	3.8441%	3.8689%	3.8036%	3.4413%	0.1071%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.99757%	5.6309%	5.6309%	5.6313%	5.6334%	5.6459%
99.99757%	5.3965%	5.3965%	5.3964%	5.3958%	5.3926%
100.99757%	5.1649%	5.1649%	5.1642%	5.1611%	5.1423%
101.99757%	4.9361%	4.9361%	4.9348%	4.9291%	4.8949%
102.99757%	4.7100%	4.7100%	4.7080%	4.6999%	4.6505%
103.99757%	4.4864%	4.4864%	4.4839%	4.4733%	4.4088%
104.99757%	4.2654%	4.2654%	4.2623%	4.2493%	4.1700%
105.99757%	4.0469%	4.0469%	4.0433%	4.0278%	3.9338%
106.99757%	3.8309%	3.8309%	3.8266%	3.8088%	3.7003%
590

Pre-Tax Yield to Maturity for the Class A-S-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
96.78877%	5.6424%	5.6424%	5.6443%	5.6522%	5.7005%
97.78877%	5.4050%	5.4050%	5.4063%	5.4116%	5.4437%
98.78877%	5.1705%	5.1705%	5.1712%	5.1738%	5.1900%
99.78877%	4.9389%	4.9389%	4.9389%	4.9390%	4.9393%
100.78877%	4.7100%	4.7100%	4.7094%	4.7068%	4.6916%
101.78877%	4.4837%	4.4837%	4.4825%	4.4775%	4.4468%
102.78877%	4.2601%	4.2601%	4.2583%	4.2507%	4.2049%
103.78877%	4.0391%	4.0391%	4.0367%	4.0266%	3.9657%
104.78877%	3.8205%	3.8205%	3.8176%	3.8051%	3.7293%

Pre-Tax Yield to Maturity for the Class A-S-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
94.57998%	5.6542%	5.6542%	5.6575%	5.6715%	5.7565%
95.57998%	5.4138%	5.4138%	5.4164%	5.4277%	5.4961%
96.57998%	5.1763%	5.1763%	5.1783%	5.1869%	5.2388%
97.57998%	4.9417%	4.9417%	4.9431%	4.9490%	4.9847%
98.57998%	4.7100%	4.7100%	4.7107%	4.7140%	4.7337%
99.57998%	4.4810%	4.4810%	4.4811%	4.4818%	4.4857%
100.57998%	4.2547%	4.2547%	4.2542%	4.2523%	4.2406%
101.57998%	4.0310%	4.0310%	4.0300%	4.0255%	3.9983%
102.57998%	3.8099%	3.8099%	3.8083%	3.8013%	3.7589%

Pre-Tax Yield to Maturity for the Class A-S-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.80880%	13.4718%	13.4718%	13.3713%	12.9456%	10.2925%
1.90880%	11.0125%	11.0125%	10.9088%	10.4696%	7.7374%
2.00880%	8.7488%	8.7488%	8.6422%	8.1904%	5.3843%
2.10880%	6.6550%	6.6550%	6.5457%	6.0821%	3.2068%
2.20880%	4.7099%	4.7099%	4.5980%	4.1232%	1.1829%
2.30880%	2.8957%	2.8957%	2.7814%	2.2962%	-0.7053%
2.40880%	1.1976%	1.1976%	1.0811%	0.5859%	-2.4733%
2.50880%	-0.3969%	-0.3969%	-0.5155%	-1.0201%	-4.1340%
2.60880%	-1.8985%	-1.8985%	-2.0192%	-2.5326%	-5.6983%

Pre-Tax Yield to Maturity for the Class A-S-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
4.01759%	8.7489%	8.7489%	8.6423%	8.1905%	5.3844%
4.11759%	7.6822%	7.6822%	7.5743%	7.1164%	4.2752%
4.21759%	6.6551%	6.6551%	6.5458%	6.0822%	3.2069%
4.31759%	5.6651%	5.6651%	5.5545%	5.0852%	2.1770%
4.41759%	4.7100%	4.7100%	4.5981%	4.1233%	1.1830%
4.51759%	3.7875%	3.7875%	3.6744%	3.1943%	0.2230%
4.61759%	2.8958%	2.8958%	2.7815%	2.2962%	-0.7052%
4.71759%	2.0331%	2.0331%	1.9176%	1.4274%	-1.6034%
4.81759%	1.1977%	1.1977%	1.0812%	0.5860%	-2.4733%
591

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.99810%	5.9386%	5.9386%	5.9386%	5.9386%	5.9531%
99.99810%	5.7022%	5.7022%	5.7022%	5.7022%	5.6982%
100.99810%	5.4687%	5.4687%	5.4687%	5.4687%	5.4463%
101.99810%	5.2380%	5.2380%	5.2380%	5.2380%	5.1975%
102.99810%	5.0100%	5.0100%	5.0100%	5.0100%	4.9515%
103.99810%	4.7846%	4.7846%	4.7846%	4.7846%	4.7085%
104.99810%	4.5618%	4.5618%	4.5618%	4.5618%	4.4682%
105.99810%	4.3415%	4.3415%	4.3415%	4.3415%	4.2306%
106.99810%	4.1237%	4.1237%	4.1237%	4.1237%	3.9957%

Pre-Tax Yield to Maturity for the Class B-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
96.80520%	5.9501%	5.9501%	5.9501%	5.9501%	6.0065%
97.80520%	5.7108%	5.7108%	5.7108%	5.7108%	5.7481%
98.80520%	5.4744%	5.4744%	5.4744%	5.4744%	5.4928%
99.80520%	5.2408%	5.2408%	5.2408%	5.2408%	5.2406%
100.80520%	5.0100%	5.0100%	5.0100%	5.0100%	4.9915%
101.80520%	4.7819%	4.7819%	4.7819%	4.7819%	4.7452%
102.80520%	4.5564%	4.5564%	4.5564%	4.5564%	4.5019%
103.80520%	4.3336%	4.3336%	4.3336%	4.3336%	4.2613%
104.80520%	4.1133%	4.1133%	4.1133%	4.1133%	4.0235%

Pre-Tax Yield to Maturity for the Class B-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
94.61230%	5.9620%	5.9620%	5.9620%	5.9620%	6.0613%
95.61230%	5.7196%	5.7196%	5.7196%	5.7196%	5.7993%
96.61230%	5.4801%	5.4801%	5.4801%	5.4801%	5.5405%
97.61230%	5.2436%	5.2436%	5.2436%	5.2436%	5.2849%
98.61230%	5.0100%	5.0100%	5.0100%	5.0100%	5.0324%
99.61230%	4.7791%	4.7791%	4.7791%	4.7791%	4.7829%
100.61230%	4.5510%	4.5510%	4.5510%	4.5510%	4.5364%
101.61230%	4.3255%	4.3255%	4.3255%	4.3255%	4.2927%
102.61230%	4.1026%	4.1026%	4.1026%	4.1026%	4.0519%

Pre-Tax Yield to Maturity for the Class B-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.79290%	13.8829%	13.8829%	13.8829%	13.8829%	10.7921%
1.89290%	11.3897%	11.3897%	11.3897%	11.3897%	8.2041%
1.99290%	9.0967%	9.0967%	9.0967%	9.0967%	5.8227%
2.09290%	6.9775%	6.9775%	6.9775%	6.9775%	3.6205%
2.19290%	5.0100%	5.0100%	5.0100%	5.0100%	1.5752%
2.29290%	3.1760%	3.1760%	3.1760%	3.1760%	-0.3320%
2.39290%	1.4604%	1.4604%	1.4604%	1.4604%	-2.1167%
2.49290%	-0.1498%	-0.1498%	-0.1498%	-0.1498%	-3.7923%
2.59290%	-1.6655%	-1.6655%	-1.6655%	-1.6655%	-5.3699%
592

Pre-Tax Yield to Maturity for the Class B-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.98580%	9.0967%	9.0967%	9.0967%	9.0967%	5.8227%
4.08580%	8.0169%	8.0169%	8.0169%	8.0169%	4.7007%
4.18580%	6.9775%	6.9775%	6.9775%	6.9775%	3.6205%
4.28580%	5.9760%	5.9760%	5.9760%	5.9760%	2.5795%
4.38580%	5.0100%	5.0100%	5.0100%	5.0100%	1.5752%
4.48580%	4.0773%	4.0773%	4.0773%	4.0773%	0.6054%
4.58580%	3.1760%	3.1760%	3.1760%	3.1760%	-0.3320%
4.68580%	2.3043%	2.3043%	2.3043%	2.3043%	-1.2388%
4.78580%	1.4604%	1.4604%	1.4604%	1.4604%	-2.1167%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
95.99828%	6.7245%	6.7245%	6.7245%	6.7245%	6.7960%
96.99828%	6.4788%	6.4788%	6.4788%	6.4788%	6.5312%
97.99828%	6.2363%	6.2363%	6.2363%	6.2363%	6.2695%
98.99828%	5.9967%	5.9967%	5.9967%	5.9967%	6.0111%
99.99828%	5.7600%	5.7600%	5.7600%	5.7600%	5.7559%
100.99828%	5.5261%	5.5261%	5.5261%	5.5261%	5.5037%
101.99828%	5.2950%	5.2950%	5.2950%	5.2950%	5.2544%
102.99828%	5.0666%	5.0666%	5.0666%	5.0666%	5.0081%
103.99828%	4.8409%	4.8409%	4.8409%	4.8409%	4.7647%

Pre-Tax Yield to Maturity for the Class C-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
93.84435%	6.7366%	6.7366%	6.7366%	6.7366%	6.8508%
94.84435%	6.4878%	6.4878%	6.4878%	6.4878%	6.5822%
95.84435%	6.2422%	6.2422%	6.2422%	6.2422%	6.3170%
96.84435%	5.9996%	5.9996%	5.9996%	5.9996%	6.0551%
97.84435%	5.7600%	5.7600%	5.7600%	5.7600%	5.7965%
98.84435%	5.5233%	5.5233%	5.5233%	5.5233%	5.5410%
99.84435%	5.2894%	5.2894%	5.2894%	5.2894%	5.2885%
100.84435%	5.0583%	5.0583%	5.0583%	5.0583%	5.0391%
101.84435%	4.8300%	4.8300%	4.8300%	4.8300%	4.7926%

Pre-Tax Yield to Maturity for the Class C-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
91.69043%	6.7491%	6.7491%	6.7491%	6.7491%	6.9070%
92.69043%	6.4970%	6.4970%	6.4970%	6.4970%	6.6346%
93.69043%	6.2482%	6.2482%	6.2482%	6.2482%	6.3657%
94.69043%	6.0026%	6.0026%	6.0026%	6.0026%	6.1002%
95.69043%	5.7600%	5.7600%	5.7600%	5.7600%	5.8381%
96.69043%	5.5204%	5.5204%	5.5204%	5.5204%	5.5792%
97.69043%	5.2837%	5.2837%	5.2837%	5.2837%	5.3234%
98.69043%	5.0499%	5.0499%	5.0499%	5.0499%	5.0708%
99.69043%	4.8188%	4.8188%	4.8188%	4.8188%	4.8212%
593

Pre-Tax Yield to Maturity for the Class C-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.75393%	14.9156%	14.9156%	14.9156%	14.9156%	11.8636%
1.85393%	12.3358%	12.3358%	12.3358%	12.3358%	9.1864%
1.95393%	9.9683%	9.9683%	9.9683%	9.9683%	6.7280%
2.05393%	7.7842%	7.7842%	7.7842%	7.7842%	4.4589%
2.15393%	5.7599%	5.7599%	5.7599%	5.7599%	2.3549%
2.25393%	3.8759%	3.8759%	3.8759%	3.8759%	0.3959%
2.35393%	2.1158%	2.1158%	2.1158%	2.1158%	-1.4349%
2.45393%	0.4659%	0.4659%	0.4659%	0.4659%	-3.1515%
2.55393%	-1.0854%	-1.0854%	-1.0854%	-1.0854%	-4.7661%

Pre-Tax Yield to Maturity for the Class C-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.90785%	9.9684%	9.9684%	9.9684%	9.9684%	6.7281%
4.00785%	8.8550%	8.8550%	8.8550%	8.8550%	5.5715%
4.10785%	7.7843%	7.7843%	7.7843%	7.7843%	4.4590%
4.20785%	6.7535%	6.7535%	6.7535%	6.7535%	3.3877%
4.30785%	5.7600%	5.7600%	5.7600%	5.7600%	2.3550%
4.40785%	4.8015%	4.8015%	4.8015%	4.8015%	1.3585%
4.50785%	3.8759%	3.8759%	3.8759%	3.8759%	0.3960%
4.60785%	2.9813%	2.9813%	2.9813%	2.9813%	-0.5345%
4.70785%	2.1159%	2.1159%	2.1159%	2.1159%	-1.4348%

594

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors subject to the alternative minimum tax, to the extent not otherwise discussed below, investors that might be treated as engaged in a U.S. trade or business by virtue of investing in the offered certificates, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to Excess Interest, which will be held in the Grantor Trust and not by any Trust REMIC) and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G and Class H-RR certificates, the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1, Class A-3-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components (such Trust Components, the “Exchangeable Trust Components”) (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin llp, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

595

In addition, in the opinion of Sidley Austin llp, special tax counsel to the depositor, the portion of the issuing entity holding the entitlement to any Excess Interest, the Excess Interest Distribution Account and the Exchangeable Trust Components will be classified as a trust under section 301.7701-4(c) of the Treasury Regulations (the “Grantor Trust”). The holders of the Class V certificates will be treated as the beneficial owners of the Excess Interest and the Excess Interest Distribution Account under section 671 of the Code. The Upper-Tier REMIC will issue the Exchangeable Trust Components, all of which will be held by the Grantor Trust. The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership under section 671 of the Code of one or more of the Exchangeable Trust Components.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a

596

temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

597

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed. In addition, investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Exchangeable Certificates

Whether or not a Certificate represents one, or more than one, Exchangeable Trust Component, each Exchangeable Trust Component represented by a Certificate will be treated as a separately taxable interest: the basis of each such Exchangeable Trust Component and the income, deduction, loss and gain of each such Exchangeable Trust Component should be accounted for separately.

Upon acquiring a Certificate for cash, the Certificateholder must establish a separate basis in each of the Exchangeable Trust Components. The Certificateholder can do so by allocating the cost of the Certificate among the Exchangeable Trust Component(s) based on their relative fair market values at the time of acquisition. Similarly, if a Certificateholder disposes of a Certificate for cash, the Certificateholder must establish a separate gain or loss for each Exchangeable Trust Component. The Certificateholder can do so by allocating the amount realized for the Certificate among the Exchangeable Trust Components based on their relative fair market values at the time of disposition.

Because each of the one or more Exchangeable Trust Components will be treated as a separately taxable interest, no gain or loss will be realized upon surrendering one Certificate representing one group of Exchangeable Trust Components in exchange for two or more Certificates representing the same group of components in different combinations. Regardless of the value of the Certificates received, immediately after the exchange, each of the Exchangeable Trust Components represented by the Certificate surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately. Similarly, no gain or loss will be realized upon surrendering two or more Certificates representing one group of Exchangeable Trust Components in exchange for one or more Certificates representing the same group of Exchangeable Trust Components in different combinations. Regardless of the value of the Certificate or Certificates received, immediately after the exchange, each of the Exchangeable Trust Components underlying the Certificates surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately.

Taxation of Regular Interests Underlying an Exchangeable Certificate

Each Exchangeable Trust Component generally will be treated for federal income tax purposes as a debt instrument issued by the Upper-Tier REMIC. The discussion that follows applies separately to each Regular Interest represented by a Certificate.

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Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 14 Mortgaged Properties (31.0%) are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee

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Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that none of the REMIC regular interest components underlying the Offered Certificates (other than the Exchangeable Certificates) will be, and that the REMIC regular interest components underlying other Classes of Certificates (including the Exchangeable Certificates) may be, issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates and the Exchangeable IO Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

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Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that none of the REMIC regular interest components underlying the Offered Certificates (other than the Exchangeable Certificates) will be, and that the REMIC regular interest components underlying other Classes of Certificates (including the Exchangeable Certificates) may be, issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

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Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates or Exchangeable IO Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income

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is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made, and to all market discount instruments acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making such election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all premium bonds (other than bonds paying interest exempt from tax) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that none of the REMIC regular interest components underlying the Offered Certificates (other than the Exchangeable Certificates) will be, and that the REMIC regular interest components underlying other Classes of Certificates (including the Exchangeable Certificates) may be, issued at a premium for federal income tax purposes.

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Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount instruments acquired, by the holder as of the first day of the taxable year for which the election is made and to all premium bonds or market discount instruments, acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the Regular Interest is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that

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losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates or Exchangeable IO Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary

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income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the certificates (including interest distributions, original issue discount and, under certain circumstances, principal distributions), and proceeds from the sale of the certificates to or through certain brokers, may be subject to “backup” withholding tax under Code Section 3406 unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and

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(ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

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FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders that are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates (including interest, original issue discount and, under certain circumstances, principal distributions), and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 unless the Non-U.S. Person either (i) provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or (ii) can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

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Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, as applicable with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Administrative Matters

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R Certificates, rather than the REMICs, liable for any taxes arising from audit adjustments to the related REMICs’ taxable incomes. It is

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unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the certificates (other than the Class R certificates) will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Certificateholders or beneficial owners that own such certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt Certificateholders of such certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Certificateholders (other than Class R Certificateholders) and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Class V Certificates or any Class of Exchangeable Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and fourteen days after the receipt of the request. The information must be provided to parties specified in

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clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require such nonresident holders to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from such nonresident holders. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Plan of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-2	Class A-2-1	Class A-2-2	Class A-2-X1
Morgan Stanley & Co. LLC	$125,855,071	$0	$0	$0
BofA Securities, Inc.	65,247,491	0	0	0
KeyBanc Capital Markets Inc.	33,897,438	0	0	0
Academy Securities, Inc.	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Total	$225,000,000	$0	$0	$0
Underwriter	Class A-2-X2	Class A-3	Class A-3-1	Class A-3-2
Morgan Stanley & Co. LLC	$0	$153,534,237	$0	$0
BofA Securities, Inc.	0	79,597,299	0	0
KeyBanc Capital Markets Inc.	0	41,352,464	0	0
Academy Securities, Inc.	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Total	$0	$274,484,000	$0	$0
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Underwriter	Class A-3-X1	Class A-3-X2	Class X-A	Class X-B
Morgan Stanley & Co. LLC	$0	$0	$279,389,308	$75,335,727
BofA Securities, Inc.	0	0	144,844,790	39,056,568
KeyBanc Capital Markets Inc.	0	0	75,249,902	20,290,705
Academy Securities, Inc.	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Total	$0	$0	$499,484,000	$134,683,000
Underwriter	Class A-S	Class A-S-1	Class A-S-2	Class A-S-X1
Morgan Stanley & Co. LLC	$38,914,947	$0	$0	$0
BofA Securities, Inc.	20,174,814	0	0	0
KeyBanc Capital Markets Inc.	10,481,239	0	0	0
Academy Securities, Inc.	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Total	$69,571,000	$0	$0	$0
Underwriter	Class A-S-X2	Class B	Class B-1	Class B-2
Morgan Stanley & Co. LLC	$0	$20,954,590	$0	$0
BofA Securities, Inc.	0	10,863,562	0	0
KeyBanc Capital Markets Inc.	0	5,643,848	0	0
Academy Securities, Inc.	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Total	$0	$37,462,000	$0	$0
Underwriter	Class B-X1	Class B-X2	Class C	Class C-1
Morgan Stanley & Co. LLC	$0	$0	$15,466,189	$0
BofA Securities, Inc.	0	0	8,018,192	0
KeyBanc Capital Markets Inc.	0	0	4,165,619	0
Academy Securities, Inc.	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Total	$0	$0	$27,650,000	$0
Underwriter	Class C-2	Class C-X1	Class C-X2
Morgan Stanley & Co. LLC	$0	$0	$0
BofA Securities, Inc.	0	0	0
KeyBanc Capital Markets Inc.	0	0	0
Academy Securities, Inc.	0	0	0
Drexel Hamilton, LLC	0	0	0
Total	$0	$0	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 107.1% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the

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Offered Certificates from November 1, 2025, before deducting expenses payable by the depositor (estimated at approximately $4,920,121, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters are under no obligation to make a market in the Offered Certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the Underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. See “Risk Factors—General—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of Morgan Stanley Capital I Inc., which is the depositor, MSMCH, which is a sponsor and a mortgage loan seller of this securitization, and Morgan Stanley Bank, which is an originator. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a sponsor, an originator and a mortgage loan seller. KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, which is a sponsor, an originator and a mortgage loan seller, as well as the primary servicer for The MC and The Depot at Nickel Plate Mortgage Loans and the special servicer under the ILPT 2025-LPF2 TSA, which governs the servicing of the ILPT 2025-LPF2 Mortgage Loan. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

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A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of BofA Securities, Inc., which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, and affiliates of KeyBanc Capital Markets Inc., which is one of the underwriters and a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Morgan Stanley & Co. LLC, of the purchase price for the Offered Certificates and the following payments:

(1)	the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH (or, with respect to any Joint Mortgage Loan, the portion thereof allocable to such mortgage loan seller);
(2)	the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America (or, with respect to any Joint Mortgage Loan, the portion thereof allocable to such mortgage loan seller); and
(3)	the payment by the depositor to KeyBank, an affiliate of KeyBanc Capital Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by KeyBank (or, with respect to any Joint Mortgage Loan, the portion thereof applicable to such mortgage loan seller).

As a result of the circumstances described above, each of Morgan Stanley & Co. LLC, BofA Securities, Inc. and KeyBanc Capital Markets Inc. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicting Interests—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, National Association, member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”), and, in other jurisdictions, locally registered entities.

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any EU Retail Investors (as defined above) in the EEA. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

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Each underwriter has represented and agreed that:

(a) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any UK Retail Investor (as defined above) in the UK. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(c)        it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the UK.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of this prospectus are hereby incorporated by reference into this prospectus:  the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 1585 Broadway, New York, New York 10036, or by telephone at (212) 761-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-282944) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC,

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including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest” under ERISA and “Disqualified Persons” under Code Section 4975) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest and Disqualified Persons that participate in a prohibited transaction may be subject to an excise tax imposed

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pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or gives, investment advice with respect to those Plan assets within the meaning of Section 3(21) of ERISA; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee or other compensation, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Morgan Stanley & Co. LLC, Prohibited Transaction Exemption (“PTE”) 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), to the predecessor of BofA Securities, Inc., PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), and to KeyBanc Capital Markets Inc. (formerly known as McDonald Investments Inc.), PTE 2000-33, 65 Fed. Reg. 37,171 (June 13, 2000), each as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and

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operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Morgan Stanley & Co. LLC, BofA Securities, Inc. and KeyBanc Capital Markets Inc. and provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, each master servicer, each special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by each applicable master servicer, each applicable special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and

618

(3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, any master servicer, any special servicer, a sub-servicer or a borrower is a Party in Interest or a Disqualified Person, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary”) will be deemed to have represented by its acquisition of such Offered Certificates that none of the depositor, the issuing entity, any underwriter, the trustee, any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the Plan Fiduciary has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption (all of the applicable conditions of which are satisfied) is available to cover the purchase or holding of the Offered

619

Certificates or the transaction is not otherwise prohibited), and (ii) the Plan Fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”) to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO

620

INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any rating of a class of certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from each of the 3

621

Rating Agencies engaged by the depositor to rate the Offered Certificates and that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from at least 2 of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in November 2058. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to

622

maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one or more NRSROs hired by the depositor, the depositor may have only requested ratings for certain Classes of rated Offered Certificates, due in part to the subordination levels provided by that NRSRO for such Classes of Offered Certificates. If the depositor had selected any such NRSRO to rate the Classes of Offered Certificates not rated by it, the ratings on such Classes of Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

623

Index of Defined Terms

@%(#)	186
17g-5 Information Provider	404
1986 Act	598
1996 Act	572
30/360 Basis	448
401(c) Regulations	620
AB Modified Loan	463
ABS Interests	358
Accelerated Mezzanine Loan Lender	396
Acceptable Insurance Default	467
Acting General Counsel’s Letter	164
Actual/360 Basis	239
Actual/360 Loans	434
ADA	575
Additional Exclusions	467
Additional Primary Servicing Compensation	347
Administrative Fee Rate	371
ADR	177
Advances	429
Affirmative Asset Review Vote	512
AIFM Regulations	143
AMI	198
Annual Debt Service	177
Anticipated Repayment Date	239
AOC	217
Appraisal Reduction Amount	458
Appraisal Reduction Event	457
Appraised Value	178
Appraised-Out Class	464
Approved Exchange	21
ARD Loan	239
Assessment of Compliance	549
Asset Representations Reviewer Asset Review Fee	457
Asset Representations Reviewer Fee	456
Asset Representations Reviewer Fee Rate	456
Asset Representations Reviewer Termination Event	518
Asset Representations Reviewer Upfront Fee	456
Asset Review	514
Asset Review Notice	513
Asset Review Quorum	513
Asset Review Report	516
Asset Review Report Summary	516
Asset Review Standard	515

Asset Review Trigger	511
Asset Review Vote Election	512
Asset Status Report	479
Assumed Final Distribution Date	387
Assumed Scheduled Payment	377
ASTM	208
ASTs	212
Attestation Report	549
AULs	211
Available Funds	365
Balloon Balance	179
Balloon or ARD LTV Ratio	184
Balloon or ARD Payment	185
BAMLCM	313
Bank of America	299
Bank of America Data File	308
Bank of America Guidelines	300
Bank of America Mortgage Loan	307
Bank of America Qualification Criteria	310
Bank of America Reporting Period	310
Bank of America Securitization Database	308
BANK5 2025-5YR17 PSA	254
Bankruptcy Code	564
Base Interest Fraction	386
BEA	210
Beds	192
Borrower Party	396
Borrower Party Affiliate	396
Breach Notice	416
Bridge Bank	122
Brownfield Cash Amount	235
Brownfield Release Conditions	235
Brownfield Tax Credits	235
C(WUMP)O	20
Calculated Payments	271
Cash Flow Analysis	179
Cecil Field Superfund Site	211
CERCLA	572
Certificate Administrator/Trustee Fee	455
Certificate Administrator/Trustee Fee Rate	455
Certificate Balance	363
Certificate Owners	407
Certificateholder	398
Certificateholder Quorum	522
Certificateholder Repurchase Request	534

624

Certificates	362
Certifying Certificateholder	409
City	237
CityFHEPS	77
Class A Certificates	362
Class A-2 Exchangeable Certificates	362, 374
Class A-3 Exchangeable Certificates	362, 374
Class A-S Exchangeable Certificates	363, 374
Class B Exchangeable Certificates	363, 374
Class C Exchangeable Certificates	363, 374
Class Percentage Interest	373
Class X Certificates	362
Clearstream	406
Clearstream Participants	408
Closing Date	176, 285
CMBS	170
CMS	336, 340
CMS Acquisition Closing Date	336
CMS Loans	340
CMS Transaction	336
COC	209
Code	166
Collateral Deficiency Amount	463
Collection Account	433
Collection Period	366
Commerzbank	331
Communication Request	410
Companion Distribution Account	433
Companion Holder	253
Companion Holders	253
Companion Loans	174
Compensating Interest Payment	389
Component	193
Componentized Mortgage Loan	372
Computershare	334
Computershare Limited	334
Computershare Trust Company	333
Constant Prepayment Rate	583
Consultation Termination Event	498
Control Appraisal Period	254
Control Eligible Certificates	491
Control Note	254
Control Termination Event	498
Controlling Class	491
Controlling Class Certificateholder	491
Controlling Holder	254
Corrected Loan	478
Corresponding Trust Components	373

CPP	583
CPR	583
CPY	583
CRE Loans	295
CREC	209
Credit Risk Retention Rules	358
CREFC®	393
CREFC® Intellectual Property Royalty License Fee	457
CREFC® Intellectual Property Royalty License Fee Rate	457
CREFC® Reports	393
Cross-Collateralized Mortgage Loan Repurchase Criteria	419
Cross-Over Date	370
CTA	217
CTDEEP	215
CTS	334
Cumulative Appraisal Reduction Amount	463, 464
Cure/Contest Period	515
Custodian	335
Cut-off Date	174
Cut-off Date Balance	181
Cut-off Date Loan-to-Value Ratio	181
Cut-off Date LTV Ratio	181
D(#)	186
D/@%(#)	186
DBNTC	330
DBTCA	332
Debt Service Coverage Ratio	183
Defaulted Loan	486
Defeasance Deposit	244
Defeasance Loans	244
Defeasance Lock-Out Period	244
Defeasance Option	244
Definitive Certificate	406
Delegated Directive	17
Delinquent Loan	512
Demand Entities	297, 312
Depositories	406
Determination Date	364
Diligence File	413
Directing Certificateholder	490
Directing Certificateholder Approval Process	481
Disclosable Special Servicer Fees	455
Discount Rate	271, 387
Dispute Resolution Consultation	536
Dispute Resolution Cut-off Date	536
Disqualified Persons	616
Distribution Accounts	433
Distribution Date	364

625

Distribution Date Statement	393
Distributor	17, 18
Dodd-Frank Act	173
DOL	617
DorYM(#)	187
DorYM@%(#)	187
DSCR	183
DTC	406
DTC Participants	406
DTC Rules	408
Due Date	238, 367
EDGAR	616
EEA	16, 142
Effective Gross Income	180
EHMP	214
Eligible Asset Representations Reviewer	516
Eligible Operating Advisor	505
ELUR	217
Enforcing Party	534
Enforcing Servicer	534
ESA	208
EU CRR	142
EU Institutional Investor	142
EU Investor Requirements	142
EU PRIIPS Regulation	17
EU Prospectus Regulation	17
EU Qualified Investor	17
EU Retail Investor	16
EU Securitization Rules	142
EUR	215
Euroclear	406
Euroclear Operator	408
Euroclear Participants	408
EUWA	17, 143
Evergreen	206
Evergreen Guarantor	206
Excess Interest	239, 364
Excess Interest Distribution Account	434
Excess Modification Fee Amount	450
Excess Modification Fees	448
Excess Prepayment Interest Shortfall	390
Exchange Act	146
Exchangeable Certificates	362
Exchangeable IO Certificates	363
Exchangeable IO Trust Component	372
Exchangeable P&I Trust Component	372
Exchangeable Trust Components	595
Excluded Controlling Class Holder	395
Excluded Controlling Class Loan	396

Excluded Information	396
Excluded Loan	397
Excluded Plan	619
Excluded Special Servicer	522
Excluded Special Servicer Loan	522
Exemption	617
Exemption Rating Agency	618
FATCA	608
FDEP	211
FDIA	162
FDIC	121, 163
FIEL	21
Final Asset Status Report	481
Final Dispute Resolution Election Notice	537
Financial Promotion Order	18
FINRA	614
FIRREA	164
Fitch	547
Flagstar	122
Florida Mortgages	203
Food Bazaar	229
FPO Persons	18
FRESH PILOT	234
FRESH Program	234
FSMA	17, 143
GAAP	16
Gain-on-Sale Entitlement Amount	366
Gain-on-Sale Remittance Amount	366
Gain-on-Sale Reserve Account	434
Garn Act	573
GLA	183
Government Securities	242
Grantor Trust	364, 596
Guaranty (Florida Notes)	203
HDOH	218
Horizontal MOA	358
HPD	198
HRR Interest	3, 56, 358
HSTP Act	77
ICIP	237
IDOT	113
IKB	332
ILPT 2025 Portfolio Co-Lender Agreement	279
ILPT 2025 Portfolio Companion Loans	278
ILPT 2025 Portfolio Consultation Termination Event	282
ILPT 2025 Portfolio Directing Holder	282
ILPT 2025 Portfolio Junior Notes	278

626

ILPT 2025 Portfolio Master Servicer	279
ILPT 2025 Portfolio Mortgage Loan	278
ILPT 2025 Portfolio Non-Standalone Pari Passu Companion Loans	278
ILPT 2025 Portfolio Notes	278
ILPT 2025 Portfolio Pari Passu Companion Loans	278
ILPT 2025 Portfolio Senior Notes	278
ILPT 2025 Portfolio Special Servicer	279
ILPT 2025 Portfolio Standalone Companion Loans	278
ILPT 2025 Portfolio Standalone Pari Passu Companion Loans	278
ILPT 2025 Portfolio Subordinate Companion Loans	278
ILPT 2025 Portfolio Whole Loan	278
ILPT 2025-LPF2 Securitization	279
ILPT 2025-LPF2 TSA	254
Indirect Participants	406
Initial Delivery Date	479
Initial Pool Balance	174
Initial Rate	239
Initial Requesting Certificateholder	534
Initial Subordinate Companion Loan Holder	491
In-Place Cash Management	183
Institutional Investor	20
Insurance and Condemnation Proceeds	433
Intercreditor Agreement	253
Interest Accrual Amount	376
Interest Accrual Period	376
Interest Distribution Amount	376
Interest Reserve Account	434
Interest Shortfall	376
Interested Person	488
Investor Certification	397
IRS	166
Japanese Affected Investors	144
Japanese Retention Requirement	144
JFSA	22, 144
Joint Mortgage Loan	411
JRR Rule	144
KBRA	547
KeyBank	322
KeyBank Data Tape	323
KeyBank Mortgage Loans	322
KeyBank Outside Serviced TSA	341
KeyBank Parties	347

KeyBank Primary Servicer Termination Event	349
KeyBank Primary Servicing Agreement	345
KeyBank Qualification Criteria	324
KeyBank Review Team	323
KeyBank Serviced Mortgage Loans	341
L(#)	186
Liquidation Fee	450
Liquidation Fee Rate	450
Liquidation Proceeds	433
LNR Partners	350
Loan Per Unit	184
Loan-Specific Directing Certificateholder	490
Local Law 97	124
Lock-out Period	242
Loss of Value Payment	420
Lower-Tier Regular Interests	595
Lower-Tier REMIC	364, 595
LTV Ratio	181
LTV Ratio at Maturity / ARD	184
LTV Ratio at Maturity or Anticipated Repayment Date	184
LTV Ratio at Maturity or ARD	184
MAI	421
Major Decision	492
MAS	20
Master Servicer	336
Material Defect	416
Maturity Date Balloon or ARD Payment	185
MC Affordable Units	198
MCR	147
MIFID II	17
MLPA	411
MOA	359
Modification Fees	448
Morgan Stanley Bank	285
Morgan Stanley Group	285
Morgan Stanley Origination Entity	287
Morningstar DBRS	516
Mortgage	175
Mortgage File	411
Mortgage Loans	174
Mortgage Note	175
Mortgage Pool	174
Mortgage Rate	372
Mortgaged Property	176
MSMCH	285
MSMCH Data File	294
MSMCH Mortgage Loans	285
MSMCH Qualification Criteria	295

627

MSMCH Securitization Database	293
NCUA	330
Net Mortgage Rate	371
Net Operating Income	185
NFA	211
NFIP	104
NI 33-105	22
NOI Date	185
Non-Control Note	254
Non-Controlling Holder	254
Non-Florida Mortgages	203
Nonrecoverable Advance	430
Non-Serviced Certificate Administrator	254
Non-Serviced Companion Loan	50, 254
Non-Serviced Companion Loans	50
Non-Serviced Custodian	254
Non-Serviced Directing Certificateholder	254
Non-Serviced Master Servicer	254
Non-Serviced Mortgage Loan	50, 255
Non-Serviced Pari Passu Companion Loan	255
Non-Serviced Pari Passu Whole Loan	255
Non-Serviced Pari Passu-A/B Whole Loan	255
Non-Serviced PSA	255
Non-Serviced Securitization Trust	255
Non-Serviced Special Servicer	255
Non-Serviced Trustee	255
Non-Serviced Whole Loan	50, 255
Non-Specially Serviced Loan	495
Non-U.S. Person	607
Notional Amount	363
NRA	185
NRSRO	395
NRSRO Certification	398
NYCIDA	235
NYSDEC	209
O(#)	186
OCC	299
Occupancy Date	186
Occupancy Rate	185
Offered Certificates	362
OID Regulations	599
OLA	164
Operating Advisor Consulting Fee	455
Operating Advisor Expenses	456
Operating Advisor Fee	455
Operating Advisor Fee Rate	455
Operating Advisor Standard	504

Operating Advisor Termination Event	507
Operating Advisor Upfront Fee	455
Other Loan	222
Other Master Servicer	255
Other PSA	255
Other Special Servicer	255
P&I Advance	428
P&I Advance Date	428
PACE	121
Pads	192
Par Purchase Price	420
Pari Passu Companion Loans	174
Park Bridge Financial	356
Park Bridge Lender Services	356
Park Owned Homes	200
Participants	406
Parties in Interest	616
Pass-Through Rate	370
Patriot Act	576
Percentage Interest	365
Periodic Payments	365
Permitted Investments	365, 435
Permitted Special Servicer/Affiliate Fees	455
PFAS	210
PILOT	236
PIPs	221
Plan Fiduciary	619
Plans	616
PRC	19
Preliminary Dispute Resolution Election Notice	536
Prepayment Assumption	601
Prepayment Interest Excess	388
Prepayment Interest Shortfall	388
Prepayment Premium	387
Prepayment Provisions	186
Primary Collateral	420
Prime Rate	433
Principal Balance Certificates	362
Principal Distribution Amount	376
Principal Shortfall	378
Privileged Information	506
Privileged Information Exception	507
Privileged Person	395
Professional Investors	20
Prohibited Prepayment	389
Promotion of Collective Investment Schemes Exemptions Order	19
Proposed Course of Action	535
Proposed Course of Action Notice	535

628

PSA	362
PSA Party Repurchase Request	534
PTCE	620
PTE	617
Pureland	206
Pureland Guarantor	206
QOZs	187
Qualified Opportunity Zone	187
Qualified Replacement Special Servicer	523
Qualified Substitute Mortgage Loan	421
Qualifying CRE Loan Percentage	359
RAC No-Response Scenario	546
Rated Final Distribution Date	388
Rating Agencies	547
Rating Agency Confirmation	547
REA	82
Realized Loss	391
REC	208
Received Classes	372
Record Date	364
Registration Statement	615
Regular Certificates	362
Regular Interestholder	599
Regular Interests	595
Regulation AB	549
Regulation RR	358
Reimbursement Rate	432
Related Proceeds	431
Release Area	179, 245
Release Date	244
Release Prepayment Fee	246
Relevant Persons	19
Relief Act	575
Remaining Term to Maturity or ARD	187
REMIC	595
REMIC LTV Test	167
REMIC Regulations	595
REO Account	434
REO Loan	379
REO Property	478
Repurchase Request	534
Requesting Certificateholder	536
Requesting Holders	464
Requesting Investor	410
Requesting Party	546
Required Credit Risk Retention Percentage	359
Requirements	575
Residual Certificates	362
Resolution Failure	535

Resolved	535
Restricted Group	618
Restricted Party	507
Retaining Parties	358
Retaining Sponsor	358
Review Materials	513
Revised Rate	239
RevPAR	187
Risk Retention Consultation Party	520
RMBS	330
ROD	213
ROFO	228
ROFR	228
Rooms	192
Rule 17g-5	398
S&P	516, 547
SCDES	214
Scheduled Principal Distribution Amount	377
SEC	285
Section 485-b Program	236
Securities Act	549
Securitization Accounts	362, 435
Senior Certificates	362
Serviced A/B Whole Loan	255
Serviced Companion Loan	49, 255
Serviced Mortgage Loans	424
Serviced Pari Passu Companion Loan	255
Serviced Pari Passu Companion Loan Securities	527
Serviced Pari Passu Mortgage Loan	255
Serviced Pari Passu Whole Loan	256
Serviced Subordinate Companion Loan	256
Serviced Whole Loan	49, 256
Servicer Termination Event	525
Servicing Advances	429
Servicing Fee	445
Servicing Fee Rate	445
Servicing Shift Master Servicer	49
Servicing Shift Mortgage Loan	49, 256
Servicing Shift Pooling and Servicing Agreement	49
Servicing Shift PSA	256
Servicing Shift Securitization Date	49, 256
Servicing Shift Special Servicer	49
Servicing Shift Whole Loan	49, 256
Servicing Standard	426
Servicing Transfer Event	478
SF	187
SFA	20

629

SFO	20
Similar Law	616
SIPC	614
SLPL	220
SMC	168, 314
SMC Data Tape	315
SMC Mortgage Loans	314
SMC Review Team	315
SMP	209
Special Servicer Decision	469
Special Servicing Fee	449
Special Servicing Fee Rate	449
Specially Serviced Loans	476
Sq. Ft.	187
Square Feet	187
Startup Day	596
Starwood	314
Stated Principal Balance	378
Streit Act	330
Structured Product	20
Structuring Assumptions	584
STWD	350
Subject 2024 Computershare CMBS Annual Statement of Compliance	335
Subject Loan	456
Subject Loans	442
Subordinate Certificates	362
Subordinate Companion Loan	256
Subordinate Companion Loans	174
Subsequent Asset Status Report	479
Sub-Servicing Agreement	427
Surrendered Classes	372
SVB	121
T-12	187
Term to Maturity	187
Termination Purchase Amount	551
Terms and Conditions	409
Tests	514
Third Party Report	177
TI/LC	248
TIA	330
TIC Roll-Up	206
Title V	574
Total Operating Expenses	180
TPHR	211
Transition Agreement	340
Transition Period	340
Trimont	165, 336
TRIPRA	105
Trust	329
Trust Components	372
Trust REMICs	364, 595

TTM	187
U.S. Person	607
U/W DSCR	183
U/W Expenses	188
U/W NCF	188
U/W NCF Debt Yield	190
U/W NCF DSCR	183
U/W NOI	191
U/W NOI Debt Yield	192
U/W NOI DSCR	191
U/W Revenues	192
UCC	558
UK	17
UK CRR	143
UK Institutional Investor	143
UK Investor Requirements	143
UK MIFIR Product Governance Rules	18
UK PRIIPS Regulation	18
UK Prospectus Regulation	18
UK Qualified Investor	17
UK Retail Investor	17
UK Securitization Rules	142
Underwriter Entities	131
Underwriting Agreement	611
Underwritten Debt Service Coverage Ratio	183
Underwritten Expenses	188
Underwritten NCF	188
Underwritten NCF Debt Yield	190
Underwritten NCF DSCR	183
Underwritten Net Cash Flow	188
Underwritten Net Cash Flow Debt Service Coverage Ratio	183
Underwritten Net Operating Income	191
Underwritten Net Operating Income Debt Service Coverage Ratio	191
Underwritten NOI	191
Underwritten NOI Debt Yield	192
Underwritten NOI DSCR	191
Underwritten Revenues	192
Units	192
Unscheduled Principal Distribution Amount	377
Unsolicited Information	514
Upper-Tier REMIC	364, 595
VCP	213
Vertex	199
Vertex HQ B Notes	266
Vertex HQ Backup Advancing Agent	267

630

Vertex HQ C Notes	266
Vertex HQ Companion Loans	266
Vertex HQ D Notes	266
Vertex HQ Directing Certificateholder	276
Vertex HQ E Notes	266
Vertex HQ Intercreditor Agreement	267
Vertex HQ Mortgage Loan	266
Vertex HQ Non-Standalone Pari Passu Companion Loans	266
Vertex HQ Note Reverse Sequential Order	276
Vertex HQ Notes	266
Vertex HQ Pari Passu Companion Loans	266
Vertex HQ Senior Notes	266
Vertex HQ Servicer	267
Vertex HQ Special Servicer	267
Vertex HQ Standalone Companion Loans	266
Vertex HQ Standalone Pari Passu Companion Loans	266
Vertex HQ Subordinate Companion Loans	266
Vertex HQ Triggering Event of Default	267
Vertex HQ Whole Loan	266

Vertex HQ Yield Maintenance Premium	271
Vertical MOA	168, 358
Volcker Rule	173
Voting Rights	405
VRR Interest	3, 56, 358
VRTX 2025-HQ Securitization	267
VRTX 2025-HQ TSA	256
WAC Rate	371
Weighted Average Mortgage Rate	192
Weighted Averages	194
Wells Fargo	334
Wells Fargo Bank	165, 334
WFCM 2025-5C6 PSA	256
Whole Loan	175
Withheld Amounts	434
Workout Fee	449
Workout Fee Rate	449
Workout-Delayed Reimbursement Amount	432
Yield Maintenance Charge	387
Yield Maintenance Treasury Rate	271
YM Denominator	386
YM(#)	186
YM@(#)	187
YWWA	211
ZLDA	232

631

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Annex A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group	Address
1	Loan	5, 10, 11, 12, A	1	The MC	9.95%	100.0%	KeyBank	KeyBank	NAP	NAP	1100 & 1102 Myrtle Avenue and 371 Vernon Avenue
2	Loan	5, 9, 13	1	Vertex HQ	9.1%	100.0%	MSBNA	MSMCH	NAP	NAP	11 Fan Pier Boulevard and 50 Northern Avenue
3	Loan	5, 14	1	Terra Apartments	7.7%	100.0%	MSBNA	MSMCH	NAP	NAP	45-17 Davis Street
4	Loan	8, 15, B	1	Sterling Plaza	7.5%	100.0%	BANA	BANA	NAP	NAP	3535 and 3545 Factoria Boulevard Southeast
5	Loan		1	The Depot at Nickel Plate	5.1%	100.0%	KeyBank	KeyBank	NAP	NAP	8594 East 116th Street
6	Loan	6, C	4	West Gramercy Portfolio	4.9%		MSBNA	MSMCH	NAP	NAP	Various
6.01	Property		1	53-55 W 21st St	1.8%	35.6%					53-55 West 21st Street
6.02	Property		1	37-39 W 17th St	1.5%	30.8%					37-39 West 17th Street
6.03	Property		1	29 W 17th St	1.0%	19.3%					29 West 17th Street
6.04	Property		1	147 W 24th St	0.7%	14.3%					147 West 24th Street
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio	4.2%		BANA	BANA	NAP	NAP	Various
7.01	Property		1	Etude West Coast - Locust	0.7%	16.4%					3285 North Locust Avenue
7.02	Property		1	Etude West Coast - Rancho	0.7%	16.0%					31524 Rancho Pueblo Road
7.03	Property		1	Etude West Coast - Dinah	0.7%	15.9%					73750 Dinah Shore Drive
7.04	Property		1	Etude West Coast - Buffalo	0.6%	14.2%					3250 North Buffalo Drive
7.05	Property		1	Etude West Coast - Main	0.4%	8.7%					13522 Main Street
7.06	Property		1	Etude West Coast - Forest	0.4%	8.4%					8585 Forest Street
7.07	Property		1	Etude West Coast - East Lake	0.3%	7.6%					4490 East Lake Mead Boulevard
7.08	Property		1	Etude West Coast - Las Vegas	0.3%	6.6%					3360 North Las Vegas Boulevard
7.09	Property		1	Etude West Coast - Walnut	0.3%	6.1%					16730 Walnut Street
8	Loan	6, 7, D	6	Fitts MHC Portfolio	3.7%		MSBNA	MSMCH	NAP	NAP	Various
8.01	Property		1	Coastal Acres MHC	1.0%	27.4%					2601 Demory Lane
8.02	Property		1	Country Way Village MHC	0.6%	17.8%					503 West Lower Line Street
8.03	Property		1	Ashland MHC	0.6%	17.5%					973 Ashland Boulevard
8.04	Property		1	Coastal Oaks MHC	0.5%	13.6%					1907 Farm to Market 3036
8.05	Property		1	Country Aire MHC	0.5%	13.6%					2208 Bunton Drive
8.06	Property		1	Woodland Hills MHC	0.4%	10.1%					1938 South First Street
9	Loan		1	Riverwalk Vista	3.6%	100.0%	SMC	SMC	NAP	NAP	100 Bryton Trace
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio	3.6%		SMC	SMC	NAP	NAP	Various
10.01	Property		1	Rama Apartments	1.7%	47.5%					9290 Woodfair Drive
10.02	Property		1	Whispering Oaks Apartments	1.3%	36.6%					10010 Greenfork Drive
10.03	Property		1	Leawood Plaza Apartments	0.6%	15.9%					11402 Beechnut Street
11	Loan	6	4	New England Medical Portfolio	3.6%		SMC	SMC	Group 1	NAP	Various
11.01	Property		1	Chelmsford Medical Center	1.1%	30.0%					321 Billerica Road
11.02	Property		1	Merrimack Medical Center	1.0%	28.7%					62 Brown Street
11.03	Property		1	375 Willard Avenue	0.8%	21.6%					375 Willard Avenue
11.04	Property		1	56 New Driftway	0.7%	19.6%					56 New Driftway
12	Loan	5	1	125th & Lenox	3.5%	100.0%	Rialto	MSMCH	NAP	NAP	100 West 125th Street
13	Loan	E	1	Westgate Shopping Center	3.2%	100.0%	SMC	SMC	NAP	NAP	2449 West Stadium Boulevard
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio	3.1%		MSBNA	MSMCH	NAP	NAP	Various
14.01	Property		1	Palm Harbor Villas	1.7%	53.8%					770 North Wickham Road
14.02	Property		1	Heatherwood Apartments	1.4%	46.2%					1001 North Hoagland Boulevard
15	Loan	6	2	Fairway and Silver Creek Mobile Estates	2.7%		MSBNA	MSMCH	NAP	NAP	Various
15.01	Property		1	Fairway Mobile Estates	1.5%	56.9%					26297 Baseline Street
15.02	Property		1	Silver Creek Mobile Estates	1.1%	43.1%					26245 Baseline Street
16	Loan		1	Residence Inn Middletown Goshen	2.5%	100.0%	BANA	BANA	NAP	NAP	57 Tower Drive
17	Loan	6, F	2	Hunter Village Properties	2.4%		MSBNA	MSMCH	NAP	NAP	Various
17.01	Property		1	Peppermill Village Apartments	1.9%	78.4%					3302 Peppermill Drive
17.02	Property		1	Mayfair Village Apartments	0.5%	21.6%					2450 Sycamore Lane
18	Loan		1	Elevate at South Mountain	2.4%	100.0%	BANA	BANA	NAP	NAP	8818 South Central Avenue
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio	1.8%		MSMCH/BANA	MSMCH/BANA	NAP	NAP	Various
19.001	Property		1	996 Paragon Way	0.1%	5.6%					996 Paragon Way
19.002	Property		1	91-399 Kauhi	0.1%	4.2%					91-399 Kauhi Street
19.003	Property		1	11224 Will Walker Road	0.1%	3.5%					11224 Will Walker Road
19.004	Property		1	10450 Doral Boulevard	0.1%	3.4%					10450 Doral Boulevard
19.005	Property		1	1580, 1590 & 1600 Williams Road	0.1%	3.1%					1580, 1590 and 1600 Williams Road
19.006	Property		1	32150 Just Imagine Drive	0.1%	3.1%					32150 Just Imagine Drive
19.007	Property		1	6850 Weber Boulevard	0.1%	2.9%					6850 Weber Boulevard
19.008	Property		1	1341 N. Clyde Morris Blvd.	0.1%	2.8%					1341 North Clyde Morris Boulevard
19.009	Property		1	27200 SW 127th Avenue	0.0%	2.7%					27200 Southwest 127th Avenue

A-1-1

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group	Address
19.010	Property		1	7410 Magi Road	0.0%	2.6%					7410 Magi Road
19.011	Property		1	2375 East Newlands Road	0.0%	2.5%					2375 East Newlands Road
19.012	Property		1	3800 Midlink Drive	0.0%	2.4%					3800 Midlink Drive
19.013	Property		1	13509 Waterworks Street	0.0%	2.3%					13509 Waterworks Street
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	0.0%	2.3%					13400 East 39th Avenue and 3800 Wheeling Street
19.015	Property		1	91-141 Kalaeloa	0.0%	2.2%					91-141 Kalaeloa Boulevard
19.016	Property		1	9860 West Buckeye Road	0.0%	2.1%					9860 West Buckeye Road
19.017	Property		1	125 North Troy Hill Road	0.0%	2.0%					125 North Troy Hill Road
19.018	Property		1	11900 Trolley Lane	0.0%	1.5%					11900 Trolley Lane
19.019	Property		1	11501 Wilkinson Drive	0.0%	1.5%					11501 Wilkinson Drive
19.020	Property		1	2300 North 33rd Avenue East	0.0%	1.5%					2300 North 33rd Avenue East
19.021	Property		1	5001 West Delbridge Street	0.0%	1.4%					5001 West Delbridge Street
19.022	Property		1	91-238 Kauhi	0.0%	1.4%					91-238 Kauhi Street
19.023	Property		1	1892 Anfield Road	0.0%	1.3%					1892 Anfield Road
19.024	Property		1	9215-9347 E Pendleton Pike	0.0%	1.3%					9215-9347 East Pendleton Pike
19.025	Property		1	955 Aeroplaza Drive	0.0%	1.3%					955 Aeroplaza Drive
19.026	Property		1	3155 Grissom Parkway	0.0%	1.2%					3155 Grissom Parkway
19.027	Property		1	3502 Enterprise Avenue	0.0%	1.2%					3502 Enterprise Avenue
19.028	Property		1	3870 Ronald Reagan Boulevard	0.0%	1.1%					3870 Ronald Reagan Boulevard
19.029	Property		1	700 Marine Drive	0.0%	1.1%					700 Marine Drive
19.030	Property		1	3245 Henry Road	0.0%	1.1%					3245 Henry Road and 3185 Columbia Road
19.031	Property		1	2701 S.W. 18TH Street	0.0%	1.0%					2701 Southwest 18th Street
19.032	Property		1	2482 Century Drive	0.0%	1.0%					2482 Century Drive
19.033	Property		1	158 West Yard Road	0.0%	1.0%					158 West Yard Road
19.034	Property		1	55 Commerce Avenue	0.0%	1.0%					55 Commerce Avenue
19.035	Property		1	1415 West Commerce Way	0.0%	1.0%					1415 West Commerce Way
19.036	Property		1	1095 South 4800 West	0.0%	1.0%					1095 South 4800 West
19.037	Property		1	950 Bennett Road	0.0%	0.9%					950 Bennett Road
19.038	Property		1	985 Kershaw Street	0.0%	0.9%					985 West Kershaw Street
19.039	Property		1	1990 Hood Road	0.0%	0.9%					1980 Hood Road
19.040	Property		1	17200 Manchac Park Lane	0.0%	0.9%					17200 Manchac Park Lane
19.041	Property		1	7409 Magi Road	0.0%	0.8%					7409 Magi Road
19.042	Property		1	91-329 Kauhi	0.0%	0.8%					91-329 Kauhi Street
19.043	Property		1	1985 International Way	0.0%	0.8%					1985 International Way
19.044	Property		1	200 Orange Point Drive	0.0%	0.8%					200 Orange Point Drive
19.045	Property		1	91-241 Kalaeloa	0.0%	0.8%					91-241 Kalaeloa Boulevard
19.046	Property		1	2311 South Park Road	0.0%	0.7%					2311 South Park Road
19.047	Property		1	2820 State Highway 31	0.0%	0.7%					2820 State Highway 31
19.048	Property		1	8000 Mid America Blvd.	0.0%	0.7%					8000 Mid America Boulevard
19.049	Property		1	14257 E. Easter Avenue	0.0%	0.7%					14257 East Easter Avenue
19.050	Property		1	91-080 Hanua	0.0%	0.7%					91-080 Hanua Street
19.051	Property		1	3736 Salisbury Road	0.0%	0.6%					3736 Salisbury Road
19.052	Property		1	91-027 Kaomi Loop	0.0%	0.6%					91-027 Kaomi Loop
19.053	Property		1	150 Greenhorn Drive	0.0%	0.6%					150 Greenhorn Drive
19.054	Property		1	7130 Q Street	0.0%	0.6%					7130 Q Street
19.055	Property		1	235 Great Pond Road	0.0%	0.6%					235 Great Pond Road
19.056	Property		1	510 Production Avenue	0.0%	0.6%					510 Production Avenue
19.057	Property		1	91-150 Kaomi Loop	0.0%	0.5%					91-150 Kaomi Loop
19.058	Property		1	4501 Industrial Drive	0.0%	0.5%					4501 Industrial Drive
19.059	Property		1	91-222 Olai	0.0%	0.5%					91-222 Olai Street
19.060	Property		1	2580 Technology Drive	0.0%	0.5%					2580 Technology Drive
19.061	Property		1	301 Commerce Drive	0.0%	0.4%					301 Commerce Drive
19.062	Property		1	590 Assembly Court	0.0%	0.4%					590 Assembly Court
19.063	Property		1	7121 South Fifth Avenue	0.0%	0.4%					7121 South 5th Avenue
19.064	Property		1	91-250 Komohana	0.0%	0.4%					91-250 Komohana Street
19.065	Property		1	91-220 Kalaeloa	0.0%	0.4%					91-220 Kalaeloa Boulevard
19.066	Property		1	91-185 Kalaeloa	0.0%	0.4%					91-185 Kalaeloa Boulevard
19.067	Property		1	91-300 Hanua	0.0%	0.4%					91-300 Hanua Street
19.068	Property		1	5501 Providence Hill Drive	0.0%	0.4%					5501 Providence Hill Drive
19.069	Property		1	91-259 Olai	0.0%	0.4%					91-259 Olai Street

A-1-2

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group	Address
19.070	Property		1	2 Tower Drive	0.0%	0.3%					2 Tower Drive
19.071	Property		1	91-064 Kaomi Loop	0.0%	0.3%					91-064 Kaomi Loop
19.072	Property		1	91-202 Kalaeloa	0.0%	0.3%					91-202 Kalaeloa Boulevard
19.073	Property		1	2100 NW 82nd Avenue	0.0%	0.3%					2100 Northwest 82nd Avenue
19.074	Property		1	91-102 Kaomi Loop	0.0%	0.3%					91-102 Kaomi Loop
19.075	Property		1	1230 West 171st Street	0.0%	0.3%					1230 West 171st Street
19.076	Property		1	91-400 Komohana	0.0%	0.3%					91-400 Komohana Street
19.077	Property		1	91-265 Hanua	0.0%	0.3%					91-265 Hanua Street
19.078	Property		1	91-255 Hanua	0.0%	0.3%					91-255 Hanua Street
19.079	Property		1	1415 Industrial Drive	0.0%	0.3%					1415 Industrial Drive
19.080	Property		1	209 South Bud Street	0.0%	0.3%					209 South Bud Street
19.081	Property		1	91-110 Kaomi Loop	0.0%	0.3%					91-110 Kaomi Loop
19.082	Property		1	3900 NE 6th Street	0.0%	0.3%					3900 6th Street Northeast
19.083	Property		1	91-218 Olai	0.0%	0.3%					91-218 Olai Street
19.084	Property		1	5795 Logistics Parkway	0.0%	0.3%					5795 Logistics Parkway
19.085	Property		1	91-210 Kauhi	0.0%	0.2%					91-210 Kauhi Street
19.086	Property		1	435 SE 70th Street	0.0%	0.2%					435 Southeast 70th Street
19.087	Property		1	2902 Gun Club Road	0.0%	0.2%					2902 Gun Club Road
19.088	Property		1	91-210 Olai	0.0%	0.2%					91-210 Olai Street
19.089	Property		1	91-95 Hanua	0.0%	0.2%					91-95 Hanua Street
19.090	Property		1	91-083 Hanua	0.0%	0.2%					91-083 Hanua Street
19.091	Property		1	2401 Cram Avenue SE	0.0%	0.2%					2401 Cram Avenue Southeast
19.092	Property		1	91-119 Olai	0.0%	0.2%					91-119 Olai Street
19.093	Property		1	3425 Maple Drive	0.0%	0.2%					3425 Maple Drive
19.094	Property		1	91-174 Olai	0.0%	0.2%					91-174 Olai Street
19.095	Property		1	5156 American Road	0.0%	0.2%					5156 American Road
19.096	Property		1	91-252 Kauhi	0.0%	0.2%					91-252 Kauhi Street
19.097	Property		1	91-349 Kauhi	0.0%	0.1%					91-349 Kauhi Street
19.098	Property		1	91-175 Olai	0.0%	0.1%					91-175 Olai Street
19.099	Property		1	91-087 Hanua	0.0%	0.1%					91-087 Hanua Street
19.100	Property		1	91-171 Olai	0.0%	0.1%					91-171 Olai Street
19.101	Property		1	91-410 Komohana	0.0%	0.1%					91-410 Komohana Street
19.102	Property		1	91-416 Komohana	0.0%	0.1%					91-416 Komohana Street
20	Loan	6	2	Kingsbridge Bronx Portfolio	1.5%		SMC	SMC	NAP	NAP	Various
20.01	Property		1	5760 & 5790 Broadway	1.2%	82.2%					5760 and 5790 Broadway
20.02	Property		1	3632 Kingsbridge	0.3%	17.8%					3632 Kingsbridge Avenue
21	Loan		1	200 Theodore Rice Boulevard	1.3%	100.0%	SMC	SMC	Group 1	NAP	200-214 Theodore Rice Boulevard
22	Loan		1	2217 Caton Avenue	1.3%	100.0%	MSBNA	MSMCH	NAP	NAP	2217 Caton Avenue
23	Loan		1	520 East 11 Street	1.2%	100.0%	MSBNA	MSMCH	NAP	NAP	520 East 11th Street
24	Loan		1	Myrtle Vanderbilt	1.1%	100.0%	MSBNA	MSMCH	NAP	NAP	402-406 Myrtle Avenue
25	Loan		1	Prestige Storage Muskegon	1.0%	100.0%	BANA	BANA	NAP	NAP	1926 Independence Drive
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio	1.0%		MSBNA	MSMCH	NAP	NAP	Various
26.01	Property		1	Creekside at Manitou	0.4%	40.1%					15 El Paso Boulevard
26.02	Property		1	Country Pines RV Park	0.3%	31.4%					11674 Mustang Road
26.03	Property		1	Elk Creek Estates	0.3%	28.5%					802 South 3rd Street
27	Loan		1	Cap’n Tom’s Storage	1.0%	100.0%	SMC	SMC	Group 3	NAP	13480, 13556, 13259 Calvary Road and 13860 Shepard Hill Road and 15709 Paradise Point Drive
28	Loan	B	1	LA Fitness - Euless, TX	0.9%	100.0%	BANA	BANA	Group 2	NAP	2600 State Highway 121
29	Loan		1	58 Dobbin Street	0.8%	100.0%	SMC	SMC	NAP	NAP	58 Dobbin Street
30	Loan	B	1	LA Fitness - Pearland, TX	0.8%	100.0%	BANA	BANA	Group 2	NAP	2850 Pearland Parkway
31	Loan	I	1	BriteLock Storage - West Haven	0.8%	100.0%	BANA	BANA	NAP	NAP	3990 South 3275 West
32	Loan	J	1	20 North Raymond	0.7%	100.0%	BANA	BANA	NAP	NAP	20 North Raymond Avenue
33	Loan		1	830 East Park Avenue	0.6%	100.0%	SMC	SMC	NAP	NAP	830 East Park Avenue
34	Loan		1	Extra Space Storage - Marvin D. Love	0.6%	100.0%	BANA	BANA	NAP	NAP	3724 Marvin D. Love Freeway
35	Loan	D	1	Bent Pine MHP	0.5%	100.0%	MSBNA	MSMCH	NAP	NAP	327 Shanklin Road
36	Loan		1	Lone Star Secure Storage	0.4%	100.0%	SMC	SMC	Group 3	NAP	4801 North Loop 256

A-1-3

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units
1	Loan	5, 10, 11, 12, A	1	The MC	Brooklyn	Kings	NY	11206	Mixed Use	Multifamily/Retail	2023-2025	NAP	233
2	Loan	5, 9, 13	1	Vertex HQ	Boston	Suffolk	MA	02210	Mixed Use	Lab/Office	2013	NAP	1,134,479
3	Loan	5, 14	1	Terra Apartments	Long Island City	Queens	NY	11101	Multifamily	High Rise	2024	NAP	122
4	Loan	8, 15, B	1	Sterling Plaza	Bellevue	King	WA	98006	Office	Suburban	1989, 2000	2022, 2024	229,633
5	Loan		1	The Depot at Nickel Plate	Fishers	Hamilton	IN	46038	Multifamily	Mid Rise	2014	NAP	242
6	Loan	6, C	4	West Gramercy Portfolio	New York	New York	NY	Various	Mixed Use	Office/Retail	Various	Various	109,800
6.01	Property		1	53-55 W 21st St	New York	New York	NY	10010	Mixed Use	Office/Retail	1902	1989	32,000
6.02	Property		1	37-39 W 17th St	New York	New York	NY	10011	Mixed Use	Office/Retail	1906	NAP	35,000
6.03	Property		1	29 W 17th St	New York	New York	NY	10011	Mixed Use	Office/Retail	1906	1987	25,000
6.04	Property		1	147 W 24th St	New York	New York	NY	10011	Mixed Use	Office/Retail	1910	NAP	17,800
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio	Various	Various	Various	Various	Self Storage	Self Storage	Various	NAP	841,891
7.01	Property		1	Etude West Coast - Locust	Rialto	San Bernardino	CA	92377	Self Storage	Self Storage	2007	NAP	101,412
7.02	Property		1	Etude West Coast - Rancho	Temecula	Riverside	CA	92592	Self Storage	Self Storage	2006	NAP	89,215
7.03	Property		1	Etude West Coast - Dinah	Palm Desert	Riverside	CA	92211	Self Storage	Self Storage	2006	NAP	91,460
7.04	Property		1	Etude West Coast - Buffalo	Las Vegas	Clark	NV	89129	Self Storage	Self Storage	1996	NAP	74,125
7.05	Property		1	Etude West Coast - Main	Hesperia	San Bernardino	CA	92345	Self Storage	Self Storage	2004	NAP	149,355
7.06	Property		1	Etude West Coast - Forest	Gilroy	Santa Clara	CA	95020	Self Storage	Self Storage	1999	NAP	72,400
7.07	Property		1	Etude West Coast - East Lake	Las Vegas	Clark	NV	89115	Self Storage	Self Storage	1984	NAP	87,095
7.08	Property		1	Etude West Coast - Las Vegas	Las Vegas	Clark	NV	89115	Self Storage	Self Storage	1987	NAP	82,469
7.09	Property		1	Etude West Coast - Walnut	Hesperia	San Bernardino	CA	92345	Self Storage	Self Storage	1985	NAP	94,360
8	Loan	6, 7, D	6	Fitts MHC Portfolio	Various	Various	TX	Various	Manufactured Housing	Manufactured Housing	Various	NAP	544
8.01	Property		1	Coastal Acres MHC	Aransas Pass	San Patricio	TX	78336	Manufactured Housing	Manufactured Housing	1970	NAP	138
8.02	Property		1	Country Way Village MHC	La Grange	Fayette	TX	78945	Manufactured Housing	Manufactured Housing	1981	NAP	120
8.03	Property		1	Ashland MHC	Channelview	Harris	TX	77530	Manufactured Housing	Manufactured Housing	1971	NAP	83
8.04	Property		1	Coastal Oaks MHC	Rockport	Aransas	TX	78382	Manufactured Housing	Manufactured Housing	1978	NAP	83
8.05	Property		1	Country Aire MHC	El Campo	Wharton	TX	77437	Manufactured Housing	Manufactured Housing	1997	NAP	80
8.06	Property		1	Woodland Hills MHC	Conroe	Montgomery	TX	77301	Manufactured Housing	Manufactured Housing	1985	NAP	40
9	Loan		1	Riverwalk Vista	Columbia	Richland	SC	29210	Multifamily	Garden	1986	2020-2021	237
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio	Houston	Harris	TX	Various	Multifamily	Garden	Various	Various	492
10.01	Property		1	Rama Apartments	Houston	Harris	TX	77036	Multifamily	Garden	1978	2021	232
10.02	Property		1	Whispering Oaks Apartments	Houston	Harris	TX	77036	Multifamily	Garden	1978	2015	180
10.03	Property		1	Leawood Plaza Apartments	Houston	Harris	TX	77072	Multifamily	Garden	1974	2012	80
11	Loan	6	4	New England Medical Portfolio	Various	Various	Various	Various	Office	Medical	Various	Various	186,934
11.01	Property		1	Chelmsford Medical Center	Chelmsford	Middlesex	MA	01824	Office	Medical	1985	NAP	72,050
11.02	Property		1	Merrimack Medical Center	Haverhill	Essex	MA	01830	Office	Medical	2005	NAP	59,602
11.03	Property		1	375 Willard Avenue	Newington	Hartford	CT	06111	Office	Medical	1986	NAP	31,263
11.04	Property		1	56 New Driftway	Scituate	Plymouth	MA	02066	Office	Medical	1974	2019	24,019
12	Loan	5	1	125th & Lenox	New York	New York	NY	10027	Retail	Anchored	2016	NAP	172,070
13	Loan	E	1	Westgate Shopping Center	Ann Arbor	Washtenaw	MI	48103	Retail	Anchored	1961	2006	169,511
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio	Various	Various	FL	Various	Multifamily	Garden	Various	NAP	223
14.01	Property		1	Palm Harbor Villas	Melbourne	Brevard	FL	32935	Multifamily	Garden	1979	NAP	115
14.02	Property		1	Heatherwood Apartments	Kissimmee	Osceola	FL	34741	Multifamily	Garden	1980	NAP	108
15	Loan	6	2	Fairway and Silver Creek Mobile Estates	Highland	San Bernardino	CA	92346	Manufactured Housing	Manufactured Housing	Various	NAP	149
15.01	Property		1	Fairway Mobile Estates	Highland	San Bernardino	CA	92346	Manufactured Housing	Manufactured Housing	1970	NAP	82
15.02	Property		1	Silver Creek Mobile Estates	Highland	San Bernardino	CA	92346	Manufactured Housing	Manufactured Housing	1973	NAP	67
16	Loan		1	Residence Inn Middletown Goshen	Middletown	Orange	NY	10941	Hospitality	Extended Stay	2020	NAP	125
17	Loan	6, F	2	Hunter Village Properties	West Lafayette	Tippecanoe	IN	47906	Multifamily	Garden	Various	NAP	264
17.01	Property		1	Peppermill Village Apartments	West Lafayette	Tippecanoe	IN	47906	Multifamily	Garden	1981	NAP	192
17.02	Property		1	Mayfair Village Apartments	West Lafayette	Tippecanoe	IN	47906	Multifamily	Garden	1964	NAP	72
18	Loan		1	Elevate at South Mountain	Phoenix	Maricopa	AZ	85042	Multifamily	Garden	1986	2019-2022	128
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	18,271,519
19.001	Property		1	996 Paragon Way	Rock Hill	York	SC	29730	Industrial	Warehouse/Distribution	2014	NAP	945,023
19.002	Property		1	91-399 Kauhi	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	2,237,547
19.003	Property		1	11224 Will Walker Road	Vance	Tuscaloosa	AL	35490	Industrial	Warehouse/Distribution	2021	NAP	529,568
19.004	Property		1	10450 Doral Boulevard	Doral	Miami-Dade	FL	33178	Industrial	Warehouse/Distribution	1996	2001	240,283
19.005	Property		1	1580, 1590 & 1600 Williams Road	Columbus	Franklin	OH	43207	Industrial	Warehouse/Distribution	1992	1999	759,950
19.006	Property		1	32150 Just Imagine Drive	Avon	Lorain	OH	44011	Industrial	Warehouse/Distribution	1995	2007	644,850
19.007	Property		1	6850 Weber Boulevard	Charleston	Charleston	SC	29456	Industrial	Warehouse/Distribution	2018	NAP	265,318
19.008	Property		1	1341 N. Clyde Morris Blvd.	Daytona Beach	Volusia	FL	32117	Industrial	Warehouse/Distribution	2018	NAP	399,440
19.009	Property		1	27200 SW 127th Avenue	Homestead	Miami-Dade	FL	33032	Industrial	Warehouse/Distribution	2017	NAP	237,756

A-1-4

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units
19.010	Property		1	7410 Magi Road	Hanahan	Berkeley	SC	29410	Industrial	Warehouse/Distribution	2003	2019, 2024	302,400
19.011	Property		1	2375 East Newlands Road	Fernley	Lyon	NV	89408	Industrial	Warehouse/Distribution	2007	NAP	337,500
19.012	Property		1	3800 Midlink Drive	Kalamazoo	Kalamazoo	MI	49048	Industrial	Cold Storage	2014	NAP	158,497
19.013	Property		1	13509 Waterworks Street	Jacksonville	Duval	FL	32221	Industrial	Warehouse/Distribution	2014	NAP	304,859
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	Denver	Denver	CO	80239	Industrial	Warehouse/Distribution	1974	NAP	393,971
19.015	Property		1	91-141 Kalaeloa	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	910,491
19.016	Property		1	9860 West Buckeye Road	Tolleson	Maricopa	AZ	85353	Industrial	Warehouse/Distribution	2002	NAP	288,045
19.017	Property		1	125 North Troy Hill Road	Colorado Springs	El Paso	CO	80916	Industrial	Warehouse/Distribution	2015	NAP	225,198
19.018	Property		1	11900 Trolley Lane	Beltsville	Prince George's	MD	20705	Industrial	Warehouse/Distribution	2000	NAP	148,881
19.019	Property		1	11501 Wilkinson Drive	El Paso	El Paso	TX	79936	Industrial	Warehouse/Distribution	2005	2013	144,199
19.020	Property		1	2300 North 33rd Avenue East	Newton	Jasper	IA	50208	Industrial	Manufacturing	2008	NAP	337,960
19.021	Property		1	5001 West Delbridge Street	Sioux Falls	Minnehaha	SD	57107	Industrial	Warehouse/Distribution	2016	NAP	167,171
19.022	Property		1	91-238 Kauhi	Kapolei	Honolulu	HI	96707	Industrial	Warehouse/Distribution	1981	NAP	85,317
19.023	Property		1	1892 Anfield Road	North Charleston	Charleston	SC	29406	Industrial	Warehouse/Distribution	2017	NAP	121,683
19.024	Property		1	9215-9347 E Pendleton Pike	Lawrence	Marion	IN	46236	Industrial	Warehouse/Distribution	2009	NAP	534,769
19.025	Property		1	955 Aeroplaza Drive	Colorado Springs	El Paso	CO	80916	Industrial	Warehouse/Distribution	2012	NAP	125,060
19.026	Property		1	3155 Grissom Parkway	Cocoa	Brevard	FL	32926	Industrial	Warehouse/Distribution	2006	2014	144,138
19.027	Property		1	3502 Enterprise Avenue	Joplin	Jasper	MO	64801	Industrial	Warehouse/Distribution	2014	NAP	231,350
19.028	Property		1	3870 Ronald Reagan Boulevard	Johnstown	Larimer	CO	80534	Industrial	Warehouse/Distribution	2007	2014	97,187
19.029	Property		1	700 Marine Drive	Rock Hill	York	SC	29730	Industrial	Warehouse/Distribution	1987	2018	200,978
19.030	Property		1	3245 Henry Road	Richfield	Summit	OH	44286	Industrial	Warehouse/Distribution	2005	2014	131,152
19.031	Property		1	2701 S.W. 18TH Street	Oklahoma City	Oklahoma	OK	73108	Industrial	Warehouse/Distribution	2011	NAP	158,340
19.032	Property		1	2482 Century Drive	Goshen	Elkhart	IN	46528	Industrial	Warehouse/Distribution	2005	2025	250,000
19.033	Property		1	158 West Yard Road	Feura Bush	Albany	NY	12067	Industrial	Warehouse/Distribution	1989	2002	354,000
19.034	Property		1	55 Commerce Avenue	Albany	Albany	NY	12206	Industrial	Warehouse/Distribution	2013	NAP	125,000
19.035	Property		1	1415 West Commerce Way	Lincoln	Lancaster	NE	68521	Industrial	Warehouse/Distribution	1971	1997, 1999, 2006	222,000
19.036	Property		1	1095 South 4800 West	Salt Lake City	Salt Lake	UT	84104	Industrial	Warehouse/Distribution	2012	NAP	150,300
19.037	Property		1	950 Bennett Road	Orlando	Orange	FL	32803	Industrial	Warehouse/Distribution	1997	NAP	110,621
19.038	Property		1	985 Kershaw Street	Ogden	Weber	UT	84401	Industrial	Warehouse/Distribution	2019	NAP	69,734
19.039	Property		1	1990 Hood Road	Greer	Greenville	SC	29650	Industrial	Warehouse/Distribution	2015	NAP	190,000
19.040	Property		1	17200 Manchac Park Lane	Baton Rouge	East Baton Rouge	LA	70817	Industrial	Warehouse/Distribution	2014	NAP	125,147
19.041	Property		1	7409 Magi Road	Hanahan	Berkeley	SC	29410	Industrial	Warehouse/Distribution	2004	2024	91,776
19.042	Property		1	91-329 Kauhi	Kapolei	Honolulu	HI	96707	Industrial	Warehouse/Distribution	1980	NAP	47,769
19.043	Property		1	1985 International Way	Hebron	Boone	KY	41048	Industrial	Warehouse/Distribution	1999	NAP	189,400
19.044	Property		1	200 Orange Point Drive	Lewis Center	Delaware	OH	43035	Industrial	Warehouse/Distribution	2013	NAP	125,060
19.045	Property		1	91-241 Kalaeloa	Kapolei	Honolulu	HI	96707	Industrial	Warehouse/Distribution	1981	NAP	45,000
19.046	Property		1	2311 South Park Road	Louisville	Jefferson	KY	40219	Industrial	Warehouse/Distribution	2016	2023	137,500
19.047	Property		1	2820 State Highway 31	McAlester	Pittsburg	OK	74501	Industrial	Warehouse/Distribution	2013	2017	59,281
19.048	Property		1	8000 Mid America Blvd.	Oklahoma City	Oklahoma	OK	73135	Industrial	Warehouse/Distribution	2017	NAP	110,361
19.049	Property		1	14257 E. Easter Avenue	Centennial	Arapahoe	CO	80112	Industrial	Warehouse/Distribution	2004	NAP	69,865
19.050	Property		1	91-080 Hanua	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	216,537
19.051	Property		1	3736 Salisbury Road	Jacksonville	Duval	FL	32216	Industrial	Warehouse/Distribution	1998	2023, 2024	95,883
19.052	Property		1	91-027 Kaomi Loop	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	213,575
19.053	Property		1	150 Greenhorn Drive	Pueblo	Pueblo	CO	81004	Industrial	Warehouse/Distribution	2013	NAP	54,199
19.054	Property		1	7130 Q Street	Omaha	Douglas	NE	68117	Industrial	Warehouse/Distribution	1998	NAP	89,115
19.055	Property		1	235 Great Pond Road	Windsor	Hartford	CT	06095	Industrial	Warehouse/Distribution	2004	NAP	113,753
19.056	Property		1	510 Production Avenue	Madison	Madison	AL	35758	Industrial	Warehouse/Distribution	2004	NAP	88,890
19.057	Property		1	91-150 Kaomi Loop	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	249,773
19.058	Property		1	4501 Industrial Drive	Fort Smith	Sebastian	AR	72916	Industrial	Warehouse/Distribution	2013	NAP	64,211
19.059	Property		1	91-222 Olai	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	158,036
19.060	Property		1	2580 Technology Drive	Elgin	Kane	IL	60124	Industrial	Warehouse/Distribution	2002	2020	89,123
19.061	Property		1	301 Commerce Drive	South Point	Lawrence	OH	45680	Industrial	Warehouse/Distribution	2013	NAP	75,262
19.062	Property		1	590 Assembly Court	Fayetteville	Cumberland	NC	28306	Industrial	Warehouse/Distribution	1996	NAP	148,000
19.063	Property		1	7121 South Fifth Avenue	Pocatello	Bannock	ID	83204	Industrial	Warehouse/Distribution	2005	2012	33,394
19.064	Property		1	91-250 Komohana	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	107,288
19.065	Property		1	91-220 Kalaeloa	Kapolei	Honolulu	HI	96707	Industrial	Warehouse/Distribution	1991	NAP	23,040
19.066	Property		1	91-185 Kalaeloa	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	121,750
19.067	Property		1	91-300 Hanua	Kapolei	Honolulu	HI	96707	Industrial	Warehouse/Distribution	1994	NAP	28,320
19.068	Property		1	5501 Providence Hill Drive	Saint Joseph	Buchanan	MO	64507	Industrial	Warehouse/Distribution	2014	NAP	66,692
19.069	Property		1	91-259 Olai	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	130,679

A-1-5

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units
19.070	Property		1	2 Tower Drive	Wallingford	New Haven	CT	06492	Industrial	Warehouse/Distribution	1978	2005	62,390
19.071	Property		1	91-064 Kaomi Loop	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	98,707
19.072	Property		1	91-202 Kalaeloa	Kapolei	Honolulu	HI	96707	Industrial	Storage Yard	1964	NAP	83,908
19.073	Property		1	2100 NW 82nd Avenue	Miami	Miami-Dade	FL	33122	Industrial	Warehouse/Distribution	1987	NAP	37,002
19.074	Property		1	91-102 Kaomi Loop	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	98,707
19.075	Property		1	1230 West 171st Street	Harvey	Cook	IL	60426	Industrial	Warehouse/Distribution	2004	NAP	40,410
19.076	Property		1	91-400 Komohana	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	95,745
19.077	Property		1	91-265 Hanua	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	95,095
19.078	Property		1	91-255 Hanua	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	95,095
19.079	Property		1	1415 Industrial Drive	Chillicothe	Ross	OH	45601	Industrial	Warehouse/Distribution	2006	2012	43,824
19.080	Property		1	209 South Bud Street	Lafayette	Lafayette	LA	70583	Industrial	Warehouse/Distribution	2010	2014	70,293
19.081	Property		1	91-110 Kaomi Loop	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	98,707
19.082	Property		1	3900 NE 6th Street	Minot	Ward	ND	58703	Industrial	Warehouse/Distribution	2013	NAP	24,310
19.083	Property		1	91-218 Olai	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	106,504
19.084	Property		1	5795 Logistics Parkway	Rockford	Winnebago	IL	61109	Industrial	Warehouse/Distribution	1998	NAP	38,833
19.085	Property		1	91-210 Kauhi	Kapolei	Honolulu	HI	96707	Industrial	Warehouse/Distribution	1993	NAP	16,610
19.086	Property		1	435 SE 70th Street	Topeka	Shawnee	KS	66619	Industrial	Warehouse/Distribution	2006	NAP	40,000
19.087	Property		1	2902 Gun Club Road	Augusta	Richmond	GA	30907	Industrial	Warehouse/Distribution	2004	NAP	59,358
19.088	Property		1	91-210 Olai	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	54,362
19.089	Property		1	91-95 Hanua	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	40,902
19.090	Property		1	91-083 Hanua	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	47,350
19.091	Property		1	2401 Cram Avenue SE	Bemidji	Beltrami	MN	56601	Industrial	Warehouse/Distribution	2013	NAP	21,662
19.092	Property		1	91-119 Olai	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	97,923
19.093	Property		1	3425 Maple Drive	Fort Dodge	Webster	IA	50501	Industrial	Warehouse/Distribution	2014	NAP	25,398
19.094	Property		1	91-174 Olai	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	58,109
19.095	Property		1	5156 American Road	Rockford	Winnebago	IL	61109	Industrial	Warehouse/Distribution	1996	NAP	38,360
19.096	Property		1	91-252 Kauhi	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	43,473
19.097	Property		1	91-349 Kauhi	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	47,872
19.098	Property		1	91-175 Olai	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	47,916
19.099	Property		1	91-087 Hanua	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	22,041
19.100	Property		1	91-171 Olai	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	23,914
19.101	Property		1	91-410 Komohana	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	20,778
19.102	Property		1	91-416 Komohana	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	26,746
20	Loan	6	2	Kingsbridge Bronx Portfolio	Bronx	Bronx	NY	10463	Mixed Use	Various	Various	Various	40,900
20.01	Property		1	5760 & 5790 Broadway	Bronx	Bronx	NY	10463	Mixed Use	Retail/Industrial/Office	1968, 1974	NAP	33,500
20.02	Property		1	3632 Kingsbridge	Bronx	Bronx	NY	10463	Mixed Use	Retail/Office	1970	2004	7,400
21	Loan		1	200 Theodore Rice Boulevard	New Bedford	Bristol	MA	02745	Industrial	Flex	1956	2017	111,989
22	Loan		1	2217 Caton Avenue	Brooklyn	Kings	NY	11226	Multifamily	High Rise	2009	NAP	29
23	Loan		1	520 East 11 Street	New York	New York	NY	10009	Multifamily	Mid Rise	1900	NAP	27
24	Loan		1	Myrtle Vanderbilt	Brooklyn	Kings	NY	11205	Mixed Use	Multifamily/Retail	1957	2019	12
25	Loan		1	Prestige Storage Muskegon	Muskegon	Muskegon	MI	49444	Self Storage	Self Storage	2006	2013	131,400
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio	Various	Various	Various	Various	Manufactured Housing	Various	Various	NAP	116
26.01	Property		1	Creekside at Manitou	Manitou Springs	El Paso	CO	80829	Manufactured Housing	Manufactured Housing	1936	NAP	43
26.02	Property		1	Country Pines RV Park	Pilot Point	Denton	TX	76258	Manufactured Housing	RV Park	1977	NAP	40
26.03	Property		1	Elk Creek Estates	Grandview	Johnson	TX	76050	Manufactured Housing	Manufactured Housing	1970	NAP	33
27	Loan		1	Cap’n Tom’s Storage	Willis	Montgomery	TX	77318	Self Storage	Self Storage	1970, 1992-2012	NAP	258,864
28	Loan	B	1	LA Fitness - Euless, TX	Euless	Tarrant	TX	76039	Retail	Single Tenant	2006	NAP	45,000
29	Loan		1	58 Dobbin Street	Brooklyn	Kings	NY	11222	Industrial	Flex	1931	NAP	15,000
30	Loan	B	1	LA Fitness - Pearland, TX	Pearland	Brazoria	TX	77581	Retail	Single Tenant	2007	NAP	45,000
31	Loan	I	1	BriteLock Storage - West Haven	West Haven	Weber	UT	84401	Self Storage	Self Storage	2020	NAP	46,680
32	Loan	J	1	20 North Raymond	Pasadena	Los Angeles	CA	91103	Mixed Use	Office/Retail	1920	1990	17,195
33	Loan		1	830 East Park Avenue	Tallahassee	Leon	FL	32301	Multifamily	Garden	1969, 1973	NAP	56
34	Loan		1	Extra Space Storage - Marvin D. Love	Dallas	Dallas	TX	752241	Self Storage	Self Storage	1984	NAP	44,094
35	Loan	D	1	Bent Pine MHP	Beaufort	Beaufort	SC	29906	Manufactured Housing	Manufactured Housing	1985	NAP	59
36	Loan		1	Lone Star Secure Storage	Palestine	Anderson	TX	75803	Self Storage	Self Storage	2008, 2016	NAP	41,420

A-1-6

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(3)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)
1	Loan	5, 10, 11, 12, A	1	The MC	Units	386,266.09	71,000,000	71,000,000	71,000,000	6.12000%	0.02850%	6.09150%	NAP
2	Loan	5, 9, 13	1	Vertex HQ	SF	492.56	64,600,000	64,600,000	64,600,000	4.93554%	0.01858%	4.91696%	NAP
3	Loan	5, 14	1	Terra Apartments	Units	606,557.38	55,000,000	55,000,000	55,000,000	6.04000%	0.02100%	6.01900%	NAP
4	Loan	8, 15, B	1	Sterling Plaza	SF	233.42	53,600,000	53,600,000	53,600,000	6.49200%	0.02100%	6.47100%	NAP
5	Loan		1	The Depot at Nickel Plate	Units	150,826.45	36,500,000	36,500,000	36,500,000	6.24000%	0.02850%	6.21150%	NAP
6	Loan	6, C	4	West Gramercy Portfolio	SF	321.49	35,300,000	35,300,000	35,300,000	7.14000%	0.02100%	7.11900%	NAP
6.01	Property		1	53-55 W 21st St	SF		12,579,000	12,579,000	12,579,000
6.02	Property		1	37-39 W 17th St	SF		10,862,000	10,862,000	10,862,000
6.03	Property		1	29 W 17th St	SF		6,816,000	6,816,000	6,816,000
6.04	Property		1	147 W 24th St	SF		5,043,000	5,043,000	5,043,000
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio	SF	136.83	30,200,000	30,200,000	30,200,000	6.02500%	0.02100%	6.00400%	NAP
7.01	Property		1	Etude West Coast - Locust	SF		4,967,795	4,967,795	4,967,795
7.02	Property		1	Etude West Coast - Rancho	SF		4,839,340	4,839,340	4,839,340
7.03	Property		1	Etude West Coast - Dinah	SF		4,813,125	4,813,125	4,813,125
7.04	Property		1	Etude West Coast - Buffalo	SF		4,275,450	4,275,450	4,275,450
7.05	Property		1	Etude West Coast - Main	SF		2,629,392	2,629,392	2,629,392
7.06	Property		1	Etude West Coast - Forest	SF		2,547,076	2,547,076	2,547,076
7.07	Property		1	Etude West Coast - East Lake	SF		2,285,972	2,285,972	2,285,972
7.08	Property		1	Etude West Coast - Las Vegas	SF		2,005,469	2,005,469	2,005,469
7.09	Property		1	Etude West Coast - Walnut	SF		1,836,380	1,836,380	1,836,380
8	Loan	6, 7, D	6	Fitts MHC Portfolio	Pads	47,886.03	26,050,000	26,050,000	26,050,000	6.03000%	0.03850%	5.99150%	NAP
8.01	Property		1	Coastal Acres MHC	Pads		7,150,000	7,150,000	7,150,000
8.02	Property		1	Country Way Village MHC	Pads		4,625,000	4,625,000	4,625,000
8.03	Property		1	Ashland MHC	Pads		4,550,000	4,550,000	4,550,000
8.04	Property		1	Coastal Oaks MHC	Pads		3,550,000	3,550,000	3,550,000
8.05	Property		1	Country Aire MHC	Pads		3,550,000	3,550,000	3,550,000
8.06	Property		1	Woodland Hills MHC	Pads		2,625,000	2,625,000	2,625,000
9	Loan		1	Riverwalk Vista	Units	109,704.64	26,000,000	26,000,000	26,000,000	6.11000%	0.01975%	6.09025%	NAP
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio	Units	52,134.15	25,650,000	25,650,000	25,650,000	6.67500%	0.01975%	6.65525%	NAP
10.01	Property		1	Rama Apartments	Units		12,177,273	12,177,273	12,177,273
10.02	Property		1	Whispering Oaks Apartments	Units		9,392,045	9,392,045	9,392,045
10.03	Property		1	Leawood Plaza Apartments	Units		4,080,682	4,080,682	4,080,682
11	Loan	6	4	New England Medical Portfolio	SF	136.41	25,500,000	25,500,000	25,500,000	6.12000%	0.01975%	6.10025%	NAP
11.01	Property		1	Chelmsford Medical Center	SF		7,650,000	7,650,000	7,650,000
11.02	Property		1	Merrimack Medical Center	SF		7,330,000	7,330,000	7,330,000
11.03	Property		1	375 Willard Avenue	SF		5,520,000	5,520,000	5,520,000
11.04	Property		1	56 New Driftway	SF		5,000,000	5,000,000	5,000,000
12	Loan	5	1	125th & Lenox	SF	581.16	25,000,000	25,000,000	25,000,000	5.65700%	0.01975%	5.63725%	NAP
13	Loan	E	1	Westgate Shopping Center	SF	135.68	23,000,000	23,000,000	23,000,000	6.79500%	0.01975%	6.77525%	NAP
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio	Units	98,565.02	21,980,000	21,980,000	21,980,000	6.10000%	0.02100%	6.07900%	NAP
14.01	Property		1	Palm Harbor Villas	Units		11,830,000	11,830,000	11,830,000
14.02	Property		1	Heatherwood Apartments	Units		10,150,000	10,150,000	10,150,000
15	Loan	6	2	Fairway and Silver Creek Mobile Estates	Pads	127,516.78	19,000,000	19,000,000	19,000,000	5.98000%	0.02100%	5.95900%	NAP
15.01	Property		1	Fairway Mobile Estates	Pads		10,810,000	10,810,000	10,810,000
15.02	Property		1	Silver Creek Mobile Estates	Pads		8,190,000	8,190,000	8,190,000
16	Loan		1	Residence Inn Middletown Goshen	Rooms	144,000.00	18,000,000	18,000,000	18,000,000	6.79500%	0.02100%	6.77400%	NAP
17	Loan	6, F	2	Hunter Village Properties	Units	64,962.12	17,150,000	17,150,000	17,150,000	6.41000%	0.02100%	6.38900%	NAP
17.01	Property		1	Peppermill Village Apartments	Units		13,440,000	13,440,000	13,440,000
17.02	Property		1	Mayfair Village Apartments	Units		3,710,000	3,710,000	3,710,000
18	Loan		1	Elevate at South Mountain	Units	131,640.63	16,850,000	16,850,000	16,850,000	6.12600%	0.02100%	6.10500%	NAP
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio	SF	40.89	13,143,500	13,143,500	13,143,500	5.37574485896279%	0.01875%	5.35699485896279%	NAP
19.001	Property		1	996 Paragon Way	SF		736,149	736,149	736,149
19.002	Property		1	91-399 Kauhi	SF		548,900	548,900	548,900
19.003	Property		1	11224 Will Walker Road	SF		459,739	459,739	459,739
19.004	Property		1	10450 Doral Boulevard	SF		441,214	441,214	441,214
19.005	Property		1	1580, 1590 & 1600 Williams Road	SF		407,052	407,052	407,052
19.006	Property		1	32150 Just Imagine Drive	SF		404,503	404,503	404,503
19.007	Property		1	6850 Weber Boulevard	SF		380,708	380,708	380,708
19.008	Property		1	1341 N. Clyde Morris Blvd.	SF		362,919	362,919	362,919
19.009	Property		1	27200 SW 127th Avenue	SF		352,382	352,382	352,382

A-1-7

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(3)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)
19.010	Property		1	7410 Magi Road	SF		343,544	343,544	343,544
19.011	Property		1	2375 East Newlands Road	SF		333,913	333,913	333,913
19.012	Property		1	3800 Midlink Drive	SF		321,223	321,223	321,223
19.013	Property		1	13509 Waterworks Street	SF		299,355	299,355	299,355
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	SF		298,561	298,561	298,561
19.015	Property		1	91-141 Kalaeloa	SF		293,689	293,689	293,689
19.016	Property		1	9860 West Buckeye Road	SF		270,915	270,915	270,915
19.017	Property		1	125 North Troy Hill Road	SF		264,683	264,683	264,683
19.018	Property		1	11900 Trolley Lane	SF		203,611	203,611	203,611
19.019	Property		1	11501 Wilkinson Drive	SF		201,118	201,118	201,118
19.020	Property		1	2300 North 33rd Avenue East	SF		195,000	195,000	195,000
19.021	Property		1	5001 West Delbridge Street	SF		185,255	185,255	185,255
19.022	Property		1	91-238 Kauhi	SF		184,689	184,689	184,689
19.023	Property		1	1892 Anfield Road	SF		173,018	173,018	173,018
19.024	Property		1	9215-9347 E Pendleton Pike	SF		171,319	171,319	171,319
19.025	Property		1	955 Aeroplaza Drive	SF		164,974	164,974	164,974
19.026	Property		1	3155 Grissom Parkway	SF		159,308	159,308	159,308
19.027	Property		1	3502 Enterprise Avenue	SF		158,515	158,515	158,515
19.028	Property		1	3870 Ronald Reagan Boulevard	SF		148,884	148,884	148,884
19.029	Property		1	700 Marine Drive	SF		144,579	144,579	144,579
19.030	Property		1	3245 Henry Road	SF		142,879	142,879	142,879
19.031	Property		1	2701 S.W. 18TH Street	SF		136,760	136,760	136,760
19.032	Property		1	2482 Century Drive	SF		133,418	133,418	133,418
19.033	Property		1	158 West Yard Road	SF		131,718	131,718	131,718
19.034	Property		1	55 Commerce Avenue	SF		130,868	130,868	130,868
19.035	Property		1	1415 West Commerce Way	SF		126,110	126,110	126,110
19.036	Property		1	1095 South 4800 West	SF		125,770	125,770	125,770
19.037	Property		1	950 Bennett Road	SF		120,784	120,784	120,784
19.038	Property		1	985 Kershaw Street	SF		118,292	118,292	118,292
19.039	Property		1	1990 Hood Road	SF		112,626	112,626	112,626
19.040	Property		1	17200 Manchac Park Lane	SF		112,513	112,513	112,513
19.041	Property		1	7409 Magi Road	SF		111,040	111,040	111,040
19.042	Property		1	91-329 Kauhi	SF		107,074	107,074	107,074
19.043	Property		1	1985 International Way	SF		106,281	106,281	106,281
19.044	Property		1	200 Orange Point Drive	SF		104,242	104,242	104,242
19.045	Property		1	91-241 Kalaeloa	SF		99,823	99,823	99,823
19.046	Property		1	2311 South Park Road	SF		95,744	95,744	95,744
19.047	Property		1	2820 State Highway 31	SF		94,157	94,157	94,157
19.048	Property		1	8000 Mid America Blvd.	SF		93,715	93,715	93,715
19.049	Property		1	14257 E. Easter Avenue	SF		87,699	87,699	87,699
19.050	Property		1	91-080 Hanua	SF		86,339	86,339	86,339
19.051	Property		1	3736 Salisbury Road	SF		84,526	84,526	84,526
19.052	Property		1	91-027 Kaomi Loop	SF		81,240	81,240	81,240
19.053	Property		1	150 Greenhorn Drive	SF		77,275	77,275	77,275
19.054	Property		1	7130 Q Street	SF		76,142	76,142	76,142
19.055	Property		1	235 Great Pond Road	SF		75,122	75,122	75,122
19.056	Property		1	510 Production Avenue	SF		74,895	74,895	74,895
19.057	Property		1	91-150 Kaomi Loop	SF		63,905	63,905	63,905
19.058	Property		1	4501 Industrial Drive	SF		61,978	61,978	61,978
19.059	Property		1	91-222 Olai	SF		61,752	61,752	61,752
19.060	Property		1	2580 Technology Drive	SF		61,185	61,185	61,185
19.061	Property		1	301 Commerce Drive	SF		55,520	55,520	55,520
19.062	Property		1	590 Assembly Court	SF		54,727	54,727	54,727
19.063	Property		1	7121 South Fifth Avenue	SF		54,727	54,727	54,727
19.064	Property		1	91-250 Komohana	SF		51,781	51,781	51,781
19.065	Property		1	91-220 Kalaeloa	SF		51,101	51,101	51,101
19.066	Property		1	91-185 Kalaeloa	SF		50,421	50,421	50,421
19.067	Property		1	91-300 Hanua	SF		50,081	50,081	50,081
19.068	Property		1	5501 Providence Hill Drive	SF		49,968	49,968	49,968
19.069	Property		1	91-259 Olai	SF		49,288	49,288	49,288

A-1-8

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(3)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)
19.070	Property		1	2 Tower Drive	SF		45,776	45,776	45,776
19.071	Property		1	91-064 Kaomi Loop	SF		43,056	43,056	43,056
19.072	Property		1	91-202 Kalaeloa	SF		42,263	42,263	42,263
19.073	Property		1	2100 NW 82nd Avenue	SF		41,810	41,810	41,810
19.074	Property		1	91-102 Kaomi Loop	SF		41,697	41,697	41,697
19.075	Property		1	1230 West 171st Street	SF		41,640	41,640	41,640
19.076	Property		1	91-400 Komohana	SF		41,357	41,357	41,357
19.077	Property		1	91-265 Hanua	SF		40,677	40,677	40,677
19.078	Property		1	91-255 Hanua	SF		40,224	40,224	40,224
19.079	Property		1	1415 Industrial Drive	SF		39,940	39,940	39,940
19.080	Property		1	209 South Bud Street	SF		38,581	38,581	38,581
19.081	Property		1	91-110 Kaomi Loop	SF		38,071	38,071	38,071
19.082	Property		1	3900 NE 6th Street	SF		36,541	36,541	36,541
19.083	Property		1	91-218 Olai	SF		35,012	35,012	35,012
19.084	Property		1	5795 Logistics Parkway	SF		33,142	33,142	33,142
19.085	Property		1	91-210 Kauhi	SF		29,006	29,006	29,006
19.086	Property		1	435 SE 70th Street	SF		28,666	28,666	28,666
19.087	Property		1	2902 Gun Club Road	SF		27,873	27,873	27,873
19.088	Property		1	91-210 Olai	SF		26,740	26,740	26,740
19.089	Property		1	91-95 Hanua	SF		25,267	25,267	25,267
19.090	Property		1	91-083 Hanua	SF		25,041	25,041	25,041
19.091	Property		1	2401 Cram Avenue SE	SF		25,041	25,041	25,041
19.092	Property		1	91-119 Olai	SF		24,927	24,927	24,927
19.093	Property		1	3425 Maple Drive	SF		23,681	23,681	23,681
19.094	Property		1	91-174 Olai	SF		21,755	21,755	21,755
19.095	Property		1	5156 American Road	SF		20,962	20,962	20,962
19.096	Property		1	91-252 Kauhi	SF		19,942	19,942	19,942
19.097	Property		1	91-349 Kauhi	SF		18,696	18,696	18,696
19.098	Property		1	91-175 Olai	SF		17,676	17,676	17,676
19.099	Property		1	91-087 Hanua	SF		9,631	9,631	9,631
19.100	Property		1	91-171 Olai	SF		9,631	9,631	9,631
19.101	Property		1	91-410 Komohana	SF		8,385	8,385	8,385
19.102	Property		1	91-416 Komohana	SF		7,591	7,591	7,591
20	Loan	6	2	Kingsbridge Bronx Portfolio	SF	262.84	10,750,000	10,750,000	10,750,000	7.01000%	0.01975%	6.99025%	NAP
20.01	Property		1	5760 & 5790 Broadway	SF		8,836,387	8,836,387	8,836,387
20.02	Property		1	3632 Kingsbridge	SF		1,913,613	1,913,613	1,913,613
21	Loan		1	200 Theodore Rice Boulevard	SF	84.83	9,500,000	9,500,000	9,500,000	6.10500%	0.01975%	6.08525%	NAP
22	Loan		1	2217 Caton Avenue	Units	317,241.38	9,200,000	9,200,000	9,200,000	6.00000%	0.02100%	5.97900%	NAP
23	Loan		1	520 East 11 Street	Units	318,518.52	8,600,000	8,600,000	8,600,000	6.13000%	0.02100%	6.10900%	NAP
24	Loan		1	Myrtle Vanderbilt	Units	650,000.00	7,800,000	7,800,000	7,800,000	6.30000%	0.02100%	6.27900%	NAP
25	Loan		1	Prestige Storage Muskegon	SF	54.92	7,217,000	7,217,000	7,217,000	6.46100%	0.02100%	6.44000%	NAP
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio	Pads	61,465.52	7,130,000	7,130,000	7,130,000	6.26000%	0.07850%	6.18150%	NAP
26.01	Property		1	Creekside at Manitou	Pads		2,862,000	2,862,000	2,862,000
26.02	Property		1	Country Pines RV Park	Pads		2,238,000	2,238,000	2,238,000
26.03	Property		1	Elk Creek Estates	Pads		2,030,000	2,030,000	2,030,000
27	Loan		1	Cap’n Tom’s Storage	SF	26.27	6,800,000	6,800,000	6,800,000	6.56500%	0.01975%	6.54525%	NAP
28	Loan	B	1	LA Fitness - Euless, TX	SF	137.78	6,200,000	6,200,000	6,200,000	6.99000%	0.06850%	6.92150%	NAP
29	Loan		1	58 Dobbin Street	SF	386.67	5,800,000	5,800,000	5,800,000	6.94400%	0.01975%	6.92425%	NAP
30	Loan	B	1	LA Fitness - Pearland, TX	SF	127.78	5,750,000	5,750,000	5,750,000	6.99000%	0.06850%	6.92150%	NAP
31	Loan	I	1	BriteLock Storage - West Haven	SF	116.75	5,450,000	5,450,000	5,450,000	5.82000%	0.02100%	5.79900%	NAP
32	Loan	J	1	20 North Raymond	SF	302.41	5,200,000	5,200,000	5,200,000	6.60100%	0.02100%	6.58000%	NAP
33	Loan		1	830 East Park Avenue	Units	75,892.86	4,250,000	4,250,000	4,250,000	6.50000%	0.01975%	6.48025%	NAP
34	Loan		1	Extra Space Storage - Marvin D. Love	SF	92.98	4,100,000	4,100,000	4,100,000	6.17600%	0.02100%	6.15500%	NAP
35	Loan	D	1	Bent Pine MHP	Pads	60,661.02	3,579,000	3,579,000	3,579,000	6.38000%	0.02100%	6.35900%	NAP
36	Loan		1	Lone Star Secure Storage	SF	65.19	2,700,000	2,700,000	2,700,000	6.56500%	0.01975%	6.54525%	NAP

A-1-9

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)
1	Loan	5, 10, 11, 12, A	1	The MC	367,129.17	NAP	4,405,550.04	Interest Only	No	Actual/360	60	60	60	60
2	Loan	5, 9, 13	1	Vertex HQ	269,386.80	NAP	3,232,641.60	Interest Only	No	Actual/360	60	58	60	58
3	Loan	5, 14	1	Terra Apartments	280,678.24	NAP	3,368,138.88	Interest Only	No	Actual/360	60	59	60	59
4	Loan	8, 15, B	1	Sterling Plaza	294,003.44	NAP	3,528,041.28	Interest Only	No	Actual/360	60	60	60	60
5	Loan		1	The Depot at Nickel Plate	192,436.11	NAP	2,309,233.32	Interest Only	No	Actual/360	60	58	60	58
6	Loan	6, C	4	West Gramercy Portfolio	212,952.15	NAP	2,555,425.80	Interest Only	No	Actual/360	60	60	60	60
6.01	Property		1	53-55 W 21st St
6.02	Property		1	37-39 W 17th St
6.03	Property		1	29 W 17th St
6.04	Property		1	147 W 24th St
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio	153,735.13	NAP	1,844,821.56	Interest Only	No	Actual/360	60	58	60	58
7.01	Property		1	Etude West Coast - Locust
7.02	Property		1	Etude West Coast - Rancho
7.03	Property		1	Etude West Coast - Dinah
7.04	Property		1	Etude West Coast - Buffalo
7.05	Property		1	Etude West Coast - Main
7.06	Property		1	Etude West Coast - Forest
7.07	Property		1	Etude West Coast - East Lake
7.08	Property		1	Etude West Coast - Las Vegas
7.09	Property		1	Etude West Coast - Walnut
8	Loan	6, 7, D	6	Fitts MHC Portfolio	132,719.32	NAP	1,592,631.84	Interest Only	No	Actual/360	60	60	60	60
8.01	Property		1	Coastal Acres MHC
8.02	Property		1	Country Way Village MHC
8.03	Property		1	Ashland MHC
8.04	Property		1	Coastal Oaks MHC
8.05	Property		1	Country Aire MHC
8.06	Property		1	Woodland Hills MHC
9	Loan		1	Riverwalk Vista	134,221.99	NAP	1,610,663.89	Interest Only	No	Actual/360	60	57	60	57
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio	144,659.77	NAP	1,735,917.19	Interest Only	No	Actual/360	60	57	60	57
10.01	Property		1	Rama Apartments
10.02	Property		1	Whispering Oaks Apartments
10.03	Property		1	Leawood Plaza Apartments
11	Loan	6	4	New England Medical Portfolio	131,856.25	NAP	1,582,275.00	Interest Only	No	Actual/360	60	58	60	58
11.01	Property		1	Chelmsford Medical Center
11.02	Property		1	Merrimack Medical Center
11.03	Property		1	375 Willard Avenue
11.04	Property		1	56 New Driftway
12	Loan	5	1	125th & Lenox	119,491.03	NAP	1,433,892.36	Interest Only	No	Actual/360	60	57	60	57
13	Loan	E	1	Westgate Shopping Center	132,046.35	NAP	1,584,556.25	Interest Only	No	Actual/360	60	59	60	59
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio	113,283.50	NAP	1,359,402.00	Interest Only	No	Actual/360	60	60	60	60
14.01	Property		1	Palm Harbor Villas
14.02	Property		1	Heatherwood Apartments
15	Loan	6	2	Fairway and Silver Creek Mobile Estates	95,998.38	NAP	1,151,980.56	Interest Only	No	Actual/360	60	59	60	59
15.01	Property		1	Fairway Mobile Estates
15.02	Property		1	Silver Creek Mobile Estates
16	Loan		1	Residence Inn Middletown Goshen	103,340.63	NAP	1,240,087.56	Interest Only	No	Actual/360	60	60	60	60
17	Loan	6, F	2	Hunter Village Properties	92,881.94	NAP	1,114,583.28	Interest Only	No	Actual/360	60	59	60	59
17.01	Property		1	Peppermill Village Apartments
17.02	Property		1	Mayfair Village Apartments
18	Loan		1	Elevate at South Mountain	87,213.96	NAP	1,046,567.52	Interest Only	No	Actual/360	60	59	60	59
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio	59,697.86	NAP	716,374.32	Interest Only	No	Actual/360	60	56	60	56
19.001	Property		1	996 Paragon Way
19.002	Property		1	91-399 Kauhi
19.003	Property		1	11224 Will Walker Road
19.004	Property		1	10450 Doral Boulevard
19.005	Property		1	1580, 1590 & 1600 Williams Road
19.006	Property		1	32150 Just Imagine Drive
19.007	Property		1	6850 Weber Boulevard
19.008	Property		1	1341 N. Clyde Morris Blvd.
19.009	Property		1	27200 SW 127th Avenue

A-1-10

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)
19.010	Property		1	7410 Magi Road
19.011	Property		1	2375 East Newlands Road
19.012	Property		1	3800 Midlink Drive
19.013	Property		1	13509 Waterworks Street
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
19.015	Property		1	91-141 Kalaeloa
19.016	Property		1	9860 West Buckeye Road
19.017	Property		1	125 North Troy Hill Road
19.018	Property		1	11900 Trolley Lane
19.019	Property		1	11501 Wilkinson Drive
19.020	Property		1	2300 North 33rd Avenue East
19.021	Property		1	5001 West Delbridge Street
19.022	Property		1	91-238 Kauhi
19.023	Property		1	1892 Anfield Road
19.024	Property		1	9215-9347 E Pendleton Pike
19.025	Property		1	955 Aeroplaza Drive
19.026	Property		1	3155 Grissom Parkway
19.027	Property		1	3502 Enterprise Avenue
19.028	Property		1	3870 Ronald Reagan Boulevard
19.029	Property		1	700 Marine Drive
19.030	Property		1	3245 Henry Road
19.031	Property		1	2701 S.W. 18TH Street
19.032	Property		1	2482 Century Drive
19.033	Property		1	158 West Yard Road
19.034	Property		1	55 Commerce Avenue
19.035	Property		1	1415 West Commerce Way
19.036	Property		1	1095 South 4800 West
19.037	Property		1	950 Bennett Road
19.038	Property		1	985 Kershaw Street
19.039	Property		1	1990 Hood Road
19.040	Property		1	17200 Manchac Park Lane
19.041	Property		1	7409 Magi Road
19.042	Property		1	91-329 Kauhi
19.043	Property		1	1985 International Way
19.044	Property		1	200 Orange Point Drive
19.045	Property		1	91-241 Kalaeloa
19.046	Property		1	2311 South Park Road
19.047	Property		1	2820 State Highway 31
19.048	Property		1	8000 Mid America Blvd.
19.049	Property		1	14257 E. Easter Avenue
19.050	Property		1	91-080 Hanua
19.051	Property		1	3736 Salisbury Road
19.052	Property		1	91-027 Kaomi Loop
19.053	Property		1	150 Greenhorn Drive
19.054	Property		1	7130 Q Street
19.055	Property		1	235 Great Pond Road
19.056	Property		1	510 Production Avenue
19.057	Property		1	91-150 Kaomi Loop
19.058	Property		1	4501 Industrial Drive
19.059	Property		1	91-222 Olai
19.060	Property		1	2580 Technology Drive
19.061	Property		1	301 Commerce Drive
19.062	Property		1	590 Assembly Court
19.063	Property		1	7121 South Fifth Avenue
19.064	Property		1	91-250 Komohana
19.065	Property		1	91-220 Kalaeloa
19.066	Property		1	91-185 Kalaeloa
19.067	Property		1	91-300 Hanua
19.068	Property		1	5501 Providence Hill Drive
19.069	Property		1	91-259 Olai

A-1-11

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)
19.070	Property		1	2 Tower Drive
19.071	Property		1	91-064 Kaomi Loop
19.072	Property		1	91-202 Kalaeloa
19.073	Property		1	2100 NW 82nd Avenue
19.074	Property		1	91-102 Kaomi Loop
19.075	Property		1	1230 West 171st Street
19.076	Property		1	91-400 Komohana
19.077	Property		1	91-265 Hanua
19.078	Property		1	91-255 Hanua
19.079	Property		1	1415 Industrial Drive
19.080	Property		1	209 South Bud Street
19.081	Property		1	91-110 Kaomi Loop
19.082	Property		1	3900 NE 6th Street
19.083	Property		1	91-218 Olai
19.084	Property		1	5795 Logistics Parkway
19.085	Property		1	91-210 Kauhi
19.086	Property		1	435 SE 70th Street
19.087	Property		1	2902 Gun Club Road
19.088	Property		1	91-210 Olai
19.089	Property		1	91-95 Hanua
19.090	Property		1	91-083 Hanua
19.091	Property		1	2401 Cram Avenue SE
19.092	Property		1	91-119 Olai
19.093	Property		1	3425 Maple Drive
19.094	Property		1	91-174 Olai
19.095	Property		1	5156 American Road
19.096	Property		1	91-252 Kauhi
19.097	Property		1	91-349 Kauhi
19.098	Property		1	91-175 Olai
19.099	Property		1	91-087 Hanua
19.100	Property		1	91-171 Olai
19.101	Property		1	91-410 Komohana
19.102	Property		1	91-416 Komohana
20	Loan	6	2	Kingsbridge Bronx Portfolio	63,670.11	NAP	764,041.32	Interest Only	No	Actual/360	60	60	60	60
20.01	Property		1	5760 & 5790 Broadway
20.02	Property		1	3632 Kingsbridge
21	Loan		1	200 Theodore Rice Boulevard	49,002.52	NAP	588,030.21	Interest Only	No	Actual/360	60	59	60	59
22	Loan		1	2217 Caton Avenue	46,638.89	NAP	559,666.68	Interest Only	No	Actual/360	60	60	60	60
23	Loan		1	520 East 11 Street	44,541.83	NAP	534,501.96	Interest Only	No	Actual/360	60	59	60	59
24	Loan		1	Myrtle Vanderbilt	41,518.75	NAP	498,225.00	Interest Only	No	Actual/360	60	60	60	60
25	Loan		1	Prestige Storage Muskegon	39,397.22	NAP	472,766.64	Interest Only	No	Actual/360	60	59	60	59
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio	37,711.43	NAP	452,537.16	Interest Only	No	Actual/360	60	59	60	59
26.01	Property		1	Creekside at Manitou
26.02	Property		1	Country Pines RV Park
26.03	Property		1	Elk Creek Estates
27	Loan		1	Cap’n Tom’s Storage	37,718.36	NAP	452,620.28	Interest Only	No	Actual/360	60	60	60	60
28	Loan	B	1	LA Fitness - Euless, TX	36,616.60	NAP	439,399.20	Interest Only	No	Actual/360	60	59	60	59
29	Loan		1	58 Dobbin Street	34,028.82	NAP	408,345.78	Interest Only	No	Actual/360	60	59	60	59
30	Loan	B	1	LA Fitness - Pearland, TX	33,958.94	NAP	407,507.28	Interest Only	No	Actual/360	60	59	60	59
31	Loan	I	1	BriteLock Storage - West Haven	26,799.62	NAP	321,595.44	Interest Only	No	Actual/360	60	60	60	60
32	Loan	J	1	20 North Raymond	29,001.62	NAP	348,019.44	Interest Only	No	Actual/360	60	59	60	59
33	Loan		1	830 East Park Avenue	23,340.57	NAP	280,086.81	Interest Only	No	Actual/360	60	60	60	60
34	Loan		1	Extra Space Storage - Marvin D. Love	21,394.41	NAP	256,732.92	Interest Only	No	Actual/360	60	59	60	59
35	Loan	D	1	Bent Pine MHP	19,292.63	NAP	231,511.56	Interest Only	No	Actual/360	60	59	60	59
36	Loan		1	Lone Star Secure Storage	14,976.41	NAP	179,716.88	Interest Only	No	Actual/360	60	60	60	60

A-1-12

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period to Late Charge (Days)	Grace Period to Default (Days)
1	Loan	5, 10, 11, 12, A	1	The MC	0	0	10/7/2025	0	1	12/1/2025	NAP	11/1/2030	NAP	0	0
2	Loan	5, 9, 13	1	Vertex HQ	0	0	8/6/2025	2	1	10/1/2025	NAP	9/1/2030	NAP	0	0
3	Loan	5, 14	1	Terra Apartments	0	0	9/19/2025	1	1	11/1/2025	NAP	10/1/2030	NAP	5	5
4	Loan	8, 15, B	1	Sterling Plaza	0	0	10/3/2025	0	1	12/1/2025	NAP	11/1/2030	NAP	0	0
5	Loan		1	The Depot at Nickel Plate	0	0	8/28/2025	2	1	10/1/2025	NAP	9/1/2030	NAP	0	0
6	Loan	6, C	4	West Gramercy Portfolio	0	0	10/7/2025	0	1	12/1/2025	NAP	11/1/2030	NAP	0	5
6.01	Property		1	53-55 W 21st St
6.02	Property		1	37-39 W 17th St
6.03	Property		1	29 W 17th St
6.04	Property		1	147 W 24th St
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio	0	0	8/14/2025	2	1	10/1/2025	NAP	9/1/2030	NAP	5	5
7.01	Property		1	Etude West Coast - Locust
7.02	Property		1	Etude West Coast - Rancho
7.03	Property		1	Etude West Coast - Dinah
7.04	Property		1	Etude West Coast - Buffalo
7.05	Property		1	Etude West Coast - Main
7.06	Property		1	Etude West Coast - Forest
7.07	Property		1	Etude West Coast - East Lake
7.08	Property		1	Etude West Coast - Las Vegas
7.09	Property		1	Etude West Coast - Walnut
8	Loan	6, 7, D	6	Fitts MHC Portfolio	0	0	10/10/2025	0	1	12/1/2025	NAP	11/1/2030	NAP	5	5
8.01	Property		1	Coastal Acres MHC
8.02	Property		1	Country Way Village MHC
8.03	Property		1	Ashland MHC
8.04	Property		1	Coastal Oaks MHC
8.05	Property		1	Country Aire MHC
8.06	Property		1	Woodland Hills MHC
9	Loan		1	Riverwalk Vista	0	0	8/5/2025	3	6	9/6/2025	NAP	8/6/2030	NAP	0	0
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio	0	0	8/5/2025	3	6	9/6/2025	NAP	8/6/2030	NAP	0	0
10.01	Property		1	Rama Apartments
10.02	Property		1	Whispering Oaks Apartments
10.03	Property		1	Leawood Plaza Apartments
11	Loan	6	4	New England Medical Portfolio	0	0	8/27/2025	2	6	10/6/2025	NAP	9/6/2030	NAP	0	0
11.01	Property		1	Chelmsford Medical Center
11.02	Property		1	Merrimack Medical Center
11.03	Property		1	375 Willard Avenue
11.04	Property		1	56 New Driftway
12	Loan	5	1	125th & Lenox	0	0	7/29/2025	3	6	9/6/2025	NAP	8/6/2030	NAP	0	0
13	Loan	E	1	Westgate Shopping Center	0	0	9/30/2025	1	6	11/6/2025	NAP	10/6/2030	NAP	0	0
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio	0	0	10/2/2025	0	1	12/1/2025	NAP	11/1/2030	NAP	5	5
14.01	Property		1	Palm Harbor Villas
14.02	Property		1	Heatherwood Apartments
15	Loan	6	2	Fairway and Silver Creek Mobile Estates	0	0	9/19/2025	1	1	11/1/2025	NAP	10/1/2030	NAP	5	5
15.01	Property		1	Fairway Mobile Estates
15.02	Property		1	Silver Creek Mobile Estates
16	Loan		1	Residence Inn Middletown Goshen	0	0	10/9/2025	0	1	12/1/2025	NAP	11/1/2030	NAP	5	4
17	Loan	6, F	2	Hunter Village Properties	0	0	9/26/2025	1	1	11/1/2025	NAP	10/1/2030	NAP	5	5
17.01	Property		1	Peppermill Village Apartments
17.02	Property		1	Mayfair Village Apartments
18	Loan		1	Elevate at South Mountain	0	0	9/19/2025	1	1	11/1/2025	NAP	10/1/2030	NAP	10	4
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio	0	0	6/26/2025	4	9	8/9/2025	NAP	7/9/2030	NAP	0	0
19.001	Property		1	996 Paragon Way
19.002	Property		1	91-399 Kauhi
19.003	Property		1	11224 Will Walker Road
19.004	Property		1	10450 Doral Boulevard
19.005	Property		1	1580, 1590 & 1600 Williams Road
19.006	Property		1	32150 Just Imagine Drive
19.007	Property		1	6850 Weber Boulevard
19.008	Property		1	1341 N. Clyde Morris Blvd.
19.009	Property		1	27200 SW 127th Avenue

A-1-13

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period to Late Charge (Days)	Grace Period to Default (Days)
19.010	Property		1	7410 Magi Road
19.011	Property		1	2375 East Newlands Road
19.012	Property		1	3800 Midlink Drive
19.013	Property		1	13509 Waterworks Street
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
19.015	Property		1	91-141 Kalaeloa
19.016	Property		1	9860 West Buckeye Road
19.017	Property		1	125 North Troy Hill Road
19.018	Property		1	11900 Trolley Lane
19.019	Property		1	11501 Wilkinson Drive
19.020	Property		1	2300 North 33rd Avenue East
19.021	Property		1	5001 West Delbridge Street
19.022	Property		1	91-238 Kauhi
19.023	Property		1	1892 Anfield Road
19.024	Property		1	9215-9347 E Pendleton Pike
19.025	Property		1	955 Aeroplaza Drive
19.026	Property		1	3155 Grissom Parkway
19.027	Property		1	3502 Enterprise Avenue
19.028	Property		1	3870 Ronald Reagan Boulevard
19.029	Property		1	700 Marine Drive
19.030	Property		1	3245 Henry Road
19.031	Property		1	2701 S.W. 18TH Street
19.032	Property		1	2482 Century Drive
19.033	Property		1	158 West Yard Road
19.034	Property		1	55 Commerce Avenue
19.035	Property		1	1415 West Commerce Way
19.036	Property		1	1095 South 4800 West
19.037	Property		1	950 Bennett Road
19.038	Property		1	985 Kershaw Street
19.039	Property		1	1990 Hood Road
19.040	Property		1	17200 Manchac Park Lane
19.041	Property		1	7409 Magi Road
19.042	Property		1	91-329 Kauhi
19.043	Property		1	1985 International Way
19.044	Property		1	200 Orange Point Drive
19.045	Property		1	91-241 Kalaeloa
19.046	Property		1	2311 South Park Road
19.047	Property		1	2820 State Highway 31
19.048	Property		1	8000 Mid America Blvd.
19.049	Property		1	14257 E. Easter Avenue
19.050	Property		1	91-080 Hanua
19.051	Property		1	3736 Salisbury Road
19.052	Property		1	91-027 Kaomi Loop
19.053	Property		1	150 Greenhorn Drive
19.054	Property		1	7130 Q Street
19.055	Property		1	235 Great Pond Road
19.056	Property		1	510 Production Avenue
19.057	Property		1	91-150 Kaomi Loop
19.058	Property		1	4501 Industrial Drive
19.059	Property		1	91-222 Olai
19.060	Property		1	2580 Technology Drive
19.061	Property		1	301 Commerce Drive
19.062	Property		1	590 Assembly Court
19.063	Property		1	7121 South Fifth Avenue
19.064	Property		1	91-250 Komohana
19.065	Property		1	91-220 Kalaeloa
19.066	Property		1	91-185 Kalaeloa
19.067	Property		1	91-300 Hanua
19.068	Property		1	5501 Providence Hill Drive
19.069	Property		1	91-259 Olai

A-1-14

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period to Late Charge (Days)	Grace Period to Default (Days)
19.070	Property		1	2 Tower Drive
19.071	Property		1	91-064 Kaomi Loop
19.072	Property		1	91-202 Kalaeloa
19.073	Property		1	2100 NW 82nd Avenue
19.074	Property		1	91-102 Kaomi Loop
19.075	Property		1	1230 West 171st Street
19.076	Property		1	91-400 Komohana
19.077	Property		1	91-265 Hanua
19.078	Property		1	91-255 Hanua
19.079	Property		1	1415 Industrial Drive
19.080	Property		1	209 South Bud Street
19.081	Property		1	91-110 Kaomi Loop
19.082	Property		1	3900 NE 6th Street
19.083	Property		1	91-218 Olai
19.084	Property		1	5795 Logistics Parkway
19.085	Property		1	91-210 Kauhi
19.086	Property		1	435 SE 70th Street
19.087	Property		1	2902 Gun Club Road
19.088	Property		1	91-210 Olai
19.089	Property		1	91-95 Hanua
19.090	Property		1	91-083 Hanua
19.091	Property		1	2401 Cram Avenue SE
19.092	Property		1	91-119 Olai
19.093	Property		1	3425 Maple Drive
19.094	Property		1	91-174 Olai
19.095	Property		1	5156 American Road
19.096	Property		1	91-252 Kauhi
19.097	Property		1	91-349 Kauhi
19.098	Property		1	91-175 Olai
19.099	Property		1	91-087 Hanua
19.100	Property		1	91-171 Olai
19.101	Property		1	91-410 Komohana
19.102	Property		1	91-416 Komohana
20	Loan	6	2	Kingsbridge Bronx Portfolio	0	0	10/14/2025	0	6	12/6/2025	NAP	11/6/2030	NAP	0	0
20.01	Property		1	5760 & 5790 Broadway
20.02	Property		1	3632 Kingsbridge
21	Loan		1	200 Theodore Rice Boulevard	0	0	9/12/2025	1	6	11/6/2025	NAP	10/6/2030	NAP	0	0
22	Loan		1	2217 Caton Avenue	0	0	10/6/2025	0	1	12/1/2025	NAP	11/1/2030	NAP	5	5
23	Loan		1	520 East 11 Street	0	0	9/19/2025	1	1	11/1/2025	NAP	10/1/2030	NAP	5	5
24	Loan		1	Myrtle Vanderbilt	0	0	10/10/2025	0	1	12/1/2025	NAP	11/1/2030	NAP	5	5
25	Loan		1	Prestige Storage Muskegon	0	0	10/1/2025	1	1	11/1/2025	NAP	10/1/2030	NAP	5	4
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio	0	0	9/18/2025	1	1	11/1/2025	NAP	10/1/2030	NAP	5	5
26.01	Property		1	Creekside at Manitou
26.02	Property		1	Country Pines RV Park
26.03	Property		1	Elk Creek Estates
27	Loan		1	Cap’n Tom’s Storage	0	0	10/8/2025	0	6	12/6/2025	NAP	11/6/2030	NAP	0	0
28	Loan	B	1	LA Fitness - Euless, TX	0	0	10/1/2025	1	1	11/1/2025	NAP	10/1/2030	NAP	5	4
29	Loan		1	58 Dobbin Street	0	0	10/6/2025	1	6	11/6/2025	NAP	10/6/2030	NAP	0	0
30	Loan	B	1	LA Fitness - Pearland, TX	0	0	10/1/2025	1	1	11/1/2025	NAP	10/1/2030	NAP	5	4
31	Loan	I	1	BriteLock Storage - West Haven	0	0	10/6/2025	0	1	12/1/2025	NAP	11/1/2030	NAP	5	4
32	Loan	J	1	20 North Raymond	0	0	9/25/2025	1	1	11/1/2025	NAP	10/1/2030	NAP	5	4
33	Loan		1	830 East Park Avenue	0	0	10/14/2025	0	6	12/6/2025	NAP	11/6/2030	NAP	0	0
34	Loan		1	Extra Space Storage - Marvin D. Love	0	0	9/29/2025	1	1	11/1/2025	NAP	10/1/2030	NAP	5	4
35	Loan	D	1	Bent Pine MHP	0	0	9/8/2025	1	1	11/1/2025	NAP	10/1/2030	NAP	0	5
36	Loan		1	Lone Star Secure Storage	0	0	10/8/2025	0	6	12/6/2025	NAP	11/6/2030	NAP	0	0

A-1-15

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Prepayment Provisions (No. of Payments)	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date
1	Loan	5, 10, 11, 12, A	1	The MC	L(25),YM1(29),O(6)	7,209,476	4,260,313	2,949,163	8/31/2025	T-12	NAV	NAV	NAV	NAV
2	Loan	5, 9, 13	1	Vertex HQ	L(26),D(28),O(6)	95,879,656	32,761,422	63,118,234	5/31/2025	T-12	95,871,378	32,799,316	63,072,063	12/31/2024
3	Loan	5, 14	1	Terra Apartments	L(25),D(28),O(7)	3,805,025	1,635,769	2,169,256	7/25/2025	T-10 Annualized	NAV	NAV	NAV	NAV
4	Loan	8, 15, B	1	Sterling Plaza	L(24),YM1(29),O(7)	10,565,057	3,129,277	7,435,781	6/30/2025	T-12	10,054,560	3,171,104	6,883,456	12/31/2024
5	Loan		1	The Depot at Nickel Plate	L(26),D(28),O(6)	5,360,365	2,288,797	3,071,568	6/30/2025	T-12	5,318,080	2,291,710	3,026,370	12/31/2024
6	Loan	6, C	4	West Gramercy Portfolio	L(23),YM1(30),O(7)	4,692,219	2,098,285	2,593,934	6/30/2025	T-12	4,468,590	2,079,478	2,389,112	12/31/2024
6.01	Property		1	53-55 W 21st St		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.02	Property		1	37-39 W 17th St		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.03	Property		1	29 W 17th St		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.04	Property		1	147 W 24th St		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio	L(26),D(27),O(7)	14,204,098	4,168,201	10,035,897	6/30/2025	T-12	14,341,550	4,184,982	10,156,568	12/31/2024
7.01	Property		1	Etude West Coast - Locust		2,060,779	517,783	1,542,996	6/30/2025	T-12	2,073,268	521,079	1,552,189	12/31/2024
7.02	Property		1	Etude West Coast - Rancho		2,000,134	508,481	1,491,653	6/30/2025	T-12	1,943,494	513,453	1,430,041	12/31/2024
7.03	Property		1	Etude West Coast - Dinah		2,107,919	661,904	1,446,015	6/30/2025	T-12	2,160,080	637,704	1,522,376	12/31/2024
7.04	Property		1	Etude West Coast - Buffalo		1,590,116	361,924	1,228,192	6/30/2025	T-12	1,629,668	377,076	1,252,592	12/31/2024
7.05	Property		1	Etude West Coast - Main		1,726,238	519,991	1,206,247	6/30/2025	T-12	1,727,972	517,427	1,210,545	12/31/2024
7.06	Property		1	Etude West Coast - Forest		1,595,352	462,221	1,133,131	6/30/2025	T-12	1,539,684	448,793	1,090,891	12/31/2024
7.07	Property		1	Etude West Coast - East Lake		1,011,952	353,316	658,636	6/30/2025	T-12	1,073,399	367,496	705,903	12/31/2024
7.08	Property		1	Etude West Coast - Las Vegas		887,814	425,878	461,936	6/30/2025	T-12	966,686	442,164	524,522	12/31/2024
7.09	Property		1	Etude West Coast - Walnut		1,223,794	356,703	867,091	6/30/2025	T-12	1,227,299	359,790	867,509	12/31/2024
8	Loan	6, 7, D	6	Fitts MHC Portfolio	L(23),YM1(30),O(7)	3,517,291	1,219,727	2,297,563	8/31/2025	T-12	3,387,591	1,200,296	2,187,296	12/31/2024
8.01	Property		1	Coastal Acres MHC		940,468	292,969	647,499	8/31/2025	T-12	932,838	292,800	640,038	12/31/2024
8.02	Property		1	Country Way Village MHC		607,963	158,934	449,029	8/31/2025	T-12	574,347	152,976	421,371	12/31/2024
8.03	Property		1	Ashland MHC		677,545	272,520	405,025	8/31/2025	T-12	652,799	250,786	402,013	12/31/2024
8.04	Property		1	Coastal Oaks MHC		509,296	204,626	304,671	8/31/2025	T-12	498,293	227,374	270,919	12/31/2024
8.05	Property		1	Country Aire MHC		464,133	169,097	295,036	8/31/2025	T-12	433,189	165,330	267,859	12/31/2024
8.06	Property		1	Woodland Hills MHC		317,886	121,582	196,304	8/31/2025	T-12	296,125	111,030	185,095	12/31/2024
9	Loan		1	Riverwalk Vista	L(27),D(27),O(6)	3,150,877	772,979	2,377,898	6/30/2025	T-12	2,669,778	747,616	1,922,162	12/31/2024
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio	L(24),YM1(31),O(5)	4,397,542	1,884,762	2,512,780	6/30/2025	T-12	4,310,819	1,838,438	2,472,381	12/31/2024
10.01	Property		1	Rama Apartments		2,110,120	878,254	1,231,866	6/30/2025	T-12	2,077,095	849,686	1,227,409	12/31/2024
10.02	Property		1	Whispering Oaks Apartments		1,556,446	657,904	898,542	6/30/2025	T-12	1,518,857	628,904	889,952	12/31/2024
10.03	Property		1	Leawood Plaza Apartments		730,975	348,603	382,372	6/30/2025	T-12	714,867	359,847	355,020	12/31/2024
11	Loan	6	4	New England Medical Portfolio	L(26),D(30),O(4)	1,665,781	1,149,989	515,792	Various	Various	4,321,679	2,242,647	2,079,033	Various
11.01	Property		1	Chelmsford Medical Center		NAV	NAV	NAV	NAV	NAV	974,354	497,812	476,542	12/31/2024
11.02	Property		1	Merrimack Medical Center		1,665,781	1,149,989	515,792	4/30/2025	T-4 Annualized	1,475,372	921,716	553,656	10/31/2024
11.03	Property		1	375 Willard Avenue		NAV	NAV	NAV	NAV	NAV	1,055,505	446,118	609,387	12/31/2024
11.04	Property		1	56 New Driftway		NAV	NAV	NAV	NAV	NAV	816,449	377,001	439,448	12/31/2024
12	Loan	5	1	125th & Lenox	L(27),D(26),O(7)	10,147,265	1,996,472	8,150,793	3/31/2025	T-12	10,152,873	2,000,880	8,151,993	12/31/2024
13	Loan	E	1	Westgate Shopping Center	L(12),YM1(42),O(6)	3,742,795	1,149,617	2,593,178	8/31/2025	T-12	3,876,287	1,103,646	2,772,641	12/31/2024
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio	L(11),YM1(43),O(6)	3,077,361	1,307,888	1,769,472	5/31/2025	T-12	2,997,929	1,288,201	1,709,727	12/31/2024
14.01	Property		1	Palm Harbor Villas		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
14.02	Property		1	Heatherwood Apartments		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
15	Loan	6	2	Fairway and Silver Creek Mobile Estates	L(25),D(30),O(5)	2,263,227	793,711	1,469,516	8/31/2025	T-12	2,007,596	766,422	1,241,174	12/31/2024
15.01	Property		1	Fairway Mobile Estates		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
15.02	Property		1	Silver Creek Mobile Estates		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16	Loan		1	Residence Inn Middletown Goshen	L(24),D(29),O(7)	6,371,692	3,612,731	2,758,961	7/31/2025	T-12	6,145,165	3,630,104	2,515,061	12/31/2024
17	Loan	6, F	2	Hunter Village Properties	L(25),YM1(28),O(7)	3,012,904	1,440,070	1,572,834	6/30/2025	T-12	2,932,543	1,609,724	1,322,819	12/31/2024
17.01	Property		1	Peppermill Village Apartments		2,287,281	1,073,188	1,214,094	6/30/2025	T-12	2,236,423	1,240,485	995,938	12/31/2024
17.02	Property		1	Mayfair Village Apartments		725,623	366,882	358,740	6/30/2025	T-12	696,120	369,240	326,880	12/31/2024
18	Loan		1	Elevate at South Mountain	L(25),D(28),O(7)	2,032,681	744,415	1,288,266	7/31/2025	T-12	2,053,258	734,221	1,319,037	12/31/2024
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio	YM0.5(53),O(7)	103,218,908	23,277,304	79,941,604	4/30/2025	T-12	104,587,817	24,224,960	80,362,857	12/31/2024
19.001	Property		1	996 Paragon Way		4,860,778	286,429	4,574,349	4/30/2025	T-12	4,257,780	208,611	4,049,169	12/31/2024
19.002	Property		1	91-399 Kauhi		23,454	659,919	(636,465)	4/30/2025	T-12	754,153	653,402	100,751	12/31/2024
19.003	Property		1	11224 Will Walker Road		3,745,803	619,914	3,125,889	4/30/2025	T-12	3,738,157	650,539	3,087,618	12/31/2024
19.004	Property		1	10450 Doral Boulevard		2,362,787	104,712	2,258,076	4/30/2025	T-12	2,343,487	107,865	2,235,622	12/31/2024
19.005	Property		1	1580, 1590 & 1600 Williams Road		3,282,351	189,738	3,092,613	4/30/2025	T-12	3,249,420	187,832	3,061,587	12/31/2024
19.006	Property		1	32150 Just Imagine Drive		2,966,310	135,202	2,831,108	4/30/2025	T-12	2,966,310	136,317	2,829,993	12/31/2024
19.007	Property		1	6850 Weber Boulevard		3,566,981	993,435	2,573,545	4/30/2025	T-12	3,559,504	979,419	2,580,086	12/31/2024
19.008	Property		1	1341 N. Clyde Morris Blvd.		3,139,400	926,449	2,212,951	4/30/2025	T-12	3,161,381	943,421	2,217,960	12/31/2024
19.009	Property		1	27200 SW 127th Avenue		2,790,192	520,416	2,269,777	4/30/2025	T-12	2,808,020	573,936	2,234,084	12/31/2024

A-1-16

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Prepayment Provisions (No. of Payments)	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date
19.010	Property		1	7410 Magi Road		2,123,341	15,377	2,107,964	4/30/2025	T-12	2,908,934	971,543	1,937,391	12/31/2024
19.011	Property		1	2375 East Newlands Road		1,778,111	378,359	1,399,752	4/30/2025	T-12	1,761,080	374,317	1,386,763	12/31/2024
19.012	Property		1	3800 Midlink Drive		2,453,356	109,897	2,343,460	4/30/2025	T-12	2,377,283	107,465	2,269,818	12/31/2024
19.013	Property		1	13509 Waterworks Street		2,725,923	846,625	1,879,298	4/30/2025	T-12	2,737,466	856,862	1,880,604	12/31/2024
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street		1,586,563	198,511	1,388,052	4/30/2025	T-12	1,578,945	188,616	1,390,329	12/31/2024
19.015	Property		1	91-141 Kalaeloa		2,244,189	519,696	1,724,493	4/30/2025	T-12	2,225,615	502,152	1,723,463	12/31/2024
19.016	Property		1	9860 West Buckeye Road		1,752,642	447,041	1,305,601	4/30/2025	T-12	1,757,392	440,017	1,317,376	12/31/2024
19.017	Property		1	125 North Troy Hill Road		2,218,583	488,124	1,730,459	4/30/2025	T-12	2,189,193	458,083	1,731,110	12/31/2024
19.018	Property		1	11900 Trolley Lane		1,762,534	408,126	1,354,408	4/30/2025	T-12	1,762,459	403,248	1,359,210	12/31/2024
19.019	Property		1	11501 Wilkinson Drive		1,852,857	452,869	1,399,988	4/30/2025	T-12	1,991,986	593,684	1,398,303	12/31/2024
19.020	Property		1	2300 North 33rd Avenue East		1,718,477	96,261	1,622,216	4/30/2025	T-12	1,701,544	128,197	1,573,347	12/31/2024
19.021	Property		1	5001 West Delbridge Street		1,476,539	110,857	1,365,682	4/30/2025	T-12	1,465,990	110,881	1,355,109	12/31/2024
19.022	Property		1	91-238 Kauhi		1,603,139	345,008	1,258,131	4/30/2025	T-12	1,600,954	355,077	1,245,877	12/31/2024
19.023	Property		1	1892 Anfield Road		1,711,149	478,818	1,232,331	4/30/2025	T-12	1,713,827	482,214	1,231,612	12/31/2024
19.024	Property		1	9215-9347 E Pendleton Pike		1,232,658	1,353,699	(121,041)	4/30/2025	T-12	2,553,527	1,077,406	1,476,121	12/31/2024
19.025	Property		1	955 Aeroplaza Drive		1,386,117	296,643	1,089,474	4/30/2025	T-12	1,400,238	289,259	1,110,979	12/31/2024
19.026	Property		1	3155 Grissom Parkway		1,327,652	236,862	1,090,790	4/30/2025	T-12	1,287,048	225,664	1,061,385	12/31/2024
19.027	Property		1	3502 Enterprise Avenue		1,527,866	295,514	1,232,352	4/30/2025	T-12	1,429,959	291,807	1,138,152	12/31/2024
19.028	Property		1	3870 Ronald Reagan Boulevard		1,577,373	537,899	1,039,474	4/30/2025	T-12	1,520,250	565,154	955,096	12/31/2024
19.029	Property		1	700 Marine Drive		1,089,645	77,661	1,011,984	4/30/2025	T-12	992,153	75,615	916,538	12/31/2024
19.030	Property		1	3245 Henry Road		1,550,676	239,719	1,310,957	4/30/2025	T-12	1,593,897	221,056	1,372,841	12/31/2024
19.031	Property		1	2701 S.W. 18TH Street		1,302,000	316,890	985,110	4/30/2025	T-12	1,294,458	314,900	979,558	12/31/2024
19.032	Property		1	2482 Century Drive		1,177,435	424,395	753,040	4/30/2025	T-12	1,249,216	438,693	810,523	12/31/2024
19.033	Property		1	158 West Yard Road		1,758,992	585,503	1,173,489	4/30/2025	T-12	1,699,022	557,680	1,141,341	12/31/2024
19.034	Property		1	55 Commerce Avenue		1,480,222	364,572	1,115,650	4/30/2025	T-12	1,499,171	383,696	1,115,475	12/31/2024
19.035	Property		1	1415 West Commerce Way		1,323,546	273,629	1,049,918	4/30/2025	T-12	1,360,568	291,904	1,068,664	12/31/2024
19.036	Property		1	1095 South 4800 West		(13,278)	366,861	(380,140)	4/30/2025	T-12	(13,278)	407,520	(420,798)	12/31/2024
19.037	Property		1	950 Bennett Road		857,645	245,993	611,651	4/30/2025	T-12	856,634	244,129	612,505	12/31/2024
19.038	Property		1	985 Kershaw Street		771,816	49,334	722,482	4/30/2025	T-12	771,816	50,606	721,210	12/31/2024
19.039	Property		1	1990 Hood Road		1,308,500	345,318	963,182	4/30/2025	T-12	1,303,278	344,161	959,117	12/31/2024
19.040	Property		1	17200 Manchac Park Lane		1,128,456	150,160	978,296	4/30/2025	T-12	1,071,165	148,336	922,829	12/31/2024
19.041	Property		1	7409 Magi Road		1,119,029	324,075	794,954	4/30/2025	T-12	1,088,748	374,664	714,085	12/31/2024
19.042	Property		1	91-329 Kauhi		967,555	385,453	582,101	4/30/2025	T-12	930,603	378,026	552,577	12/31/2024
19.043	Property		1	1985 International Way		1,310,583	186,925	1,123,658	4/30/2025	T-12	919,515	188,370	731,146	12/31/2024
19.044	Property		1	200 Orange Point Drive		1,196,709	380,054	816,655	4/30/2025	T-12	1,198,016	407,888	790,128	12/31/2024
19.045	Property		1	91-241 Kalaeloa		946,328	226,293	720,035	4/30/2025	T-12	951,595	229,019	722,576	12/31/2024
19.046	Property		1	2311 South Park Road		892,504	61,886	830,619	4/30/2025	T-12	886,661	60,743	825,918	12/31/2024
19.047	Property		1	2820 State Highway 31		833,174	102,115	731,059	4/30/2025	T-12	814,290	102,341	711,950	12/31/2024
19.048	Property		1	8000 Mid America Blvd.		830,579	89,665	740,913	4/30/2025	T-12	807,586	84,013	723,573	12/31/2024
19.049	Property		1	14257 E. Easter Avenue		861,594	308,896	552,699	4/30/2025	T-12	835,255	277,721	557,534	12/31/2024
19.050	Property		1	91-080 Hanua		627,449	207,553	419,897	4/30/2025	T-12	633,903	207,247	426,656	12/31/2024
19.051	Property		1	3736 Salisbury Road		537,693	46,637	491,056	4/30/2025	T-12	538,173	47,924	490,249	12/31/2024
19.052	Property		1	91-027 Kaomi Loop		133,104	154,570	(21,466)	4/30/2025	T-12	129,025	149,641	(20,616)	12/31/2024
19.053	Property		1	150 Greenhorn Drive		669,160	148,200	520,960	4/30/2025	T-12	669,497	157,771	511,726	12/31/2024
19.054	Property		1	7130 Q Street		574,723	47,273	527,450	4/30/2025	T-12	586,622	49,883	536,738	12/31/2024
19.055	Property		1	235 Great Pond Road		1,396,522	1,054,872	341,650	4/30/2025	T-12	1,531,718	1,023,658	508,060	12/31/2024
19.056	Property		1	510 Production Avenue		657,822	97,294	560,527	4/30/2025	T-12	657,822	98,223	559,599	12/31/2024
19.057	Property		1	91-150 Kaomi Loop		476,811	150,650	326,161	4/30/2025	T-12	478,746	149,977	328,769	12/31/2024
19.058	Property		1	4501 Industrial Drive		527,373	88,268	439,104	4/30/2025	T-12	529,440	91,219	438,221	12/31/2024
19.059	Property		1	91-222 Olai		516,528	134,989	381,539	4/30/2025	T-12	515,572	137,540	378,032	12/31/2024
19.060	Property		1	2580 Technology Drive		561,933	65,063	496,870	4/30/2025	T-12	558,145	66,046	492,099	12/31/2024
19.061	Property		1	301 Commerce Drive		594,407	118,086	476,322	4/30/2025	T-12	585,379	112,696	472,682	12/31/2024
19.062	Property		1	590 Assembly Court		525,602	57,795	467,806	4/30/2025	T-12	523,050	83,619	439,431	12/31/2024
19.063	Property		1	7121 South Fifth Avenue		481,411	59,339	422,072	4/30/2025	T-12	480,959	61,247	419,712	12/31/2024
19.064	Property		1	91-250 Komohana		364,635	96,171	268,464	4/30/2025	T-12	360,820	94,093	266,727	12/31/2024
19.065	Property		1	91-220 Kalaeloa		398,531	204,474	194,056	4/30/2025	T-12	390,493	206,261	184,232	12/31/2024
19.066	Property		1	91-185 Kalaeloa		355,379	101,118	254,261	4/30/2025	T-12	350,899	97,777	253,121	12/31/2024
19.067	Property		1	91-300 Hanua		502,739	125,791	376,948	4/30/2025	T-12	492,591	131,494	361,097	12/31/2024
19.068	Property		1	5501 Providence Hill Drive		533,669	165,947	367,722	4/30/2025	T-12	498,729	163,161	335,568	12/31/2024
19.069	Property		1	91-259 Olai		407,772	166,153	241,619	4/30/2025	T-12	380,182	164,921	215,261	12/31/2024

A-1-17

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Prepayment Provisions (No. of Payments)	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date
19.070	Property		1	2 Tower Drive		463,143	129,298	333,845	4/30/2025	T-12	461,484	130,850	330,635	12/31/2024
19.071	Property		1	91-064 Kaomi Loop		348,418	92,457	255,961	4/30/2025	T-12	348,278	92,976	255,302	12/31/2024
19.072	Property		1	91-202 Kalaeloa		459,771	166,571	293,200	4/30/2025	T-12	452,752	165,798	286,954	12/31/2024
19.073	Property		1	2100 NW 82nd Avenue		335,009	188,936	146,073	4/30/2025	T-12	331,791	190,987	140,804	12/31/2024
19.074	Property		1	91-102 Kaomi Loop		405,078	88,399	316,679	4/30/2025	T-12	399,988	86,148	313,840	12/31/2024
19.075	Property		1	1230 West 171st Street		413,739	47,424	366,316	4/30/2025	T-12	453,257	126,010	327,248	12/31/2024
19.076	Property		1	91-400 Komohana		290,086	102,706	187,380	4/30/2025	T-12	285,368	99,600	185,768	12/31/2024
19.077	Property		1	91-265 Hanua		284,018	79,998	204,021	4/30/2025	T-12	281,493	81,420	200,074	12/31/2024
19.078	Property		1	91-255 Hanua		289,208	81,892	207,316	4/30/2025	T-12	284,565	78,688	205,877	12/31/2024
19.079	Property		1	1415 Industrial Drive		398,115	39,250	358,865	4/30/2025	T-12	398,115	40,140	357,976	12/31/2024
19.080	Property		1	209 South Bud Street		493,220	110,731	382,489	4/30/2025	T-12	491,753	110,277	381,476	12/31/2024
19.081	Property		1	91-110 Kaomi Loop		297,048	91,184	205,864	4/30/2025	T-12	295,917	90,280	205,637	12/31/2024
19.082	Property		1	3900 NE 6th Street		376,991	79,766	297,225	4/30/2025	T-12	376,306	79,012	297,294	12/31/2024
19.083	Property		1	91-218 Olai		254,906	86,415	168,492	4/30/2025	T-12	250,248	82,552	167,696	12/31/2024
19.084	Property		1	5795 Logistics Parkway		590,096	111,737	478,359	4/30/2025	T-12	433,542	109,391	324,151	12/31/2024
19.085	Property		1	91-210 Kauhi		291,980	92,112	199,868	4/30/2025	T-12	292,176	92,161	200,015	12/31/2024
19.086	Property		1	435 SE 70th Street		287,806	35,627	252,178	4/30/2025	T-12	285,442	38,652	246,789	12/31/2024
19.087	Property		1	2902 Gun Club Road		159,657	108,918	50,739	4/30/2025	T-12	243,878	89,521	154,356	12/31/2024
19.088	Property		1	91-210 Olai		225,085	55,069	170,016	4/30/2025	T-12	222,460	55,246	167,214	12/31/2024
19.089	Property		1	91-95 Hanua		176,657	51,734	124,922	4/30/2025	T-12	174,793	52,180	122,613	12/31/2024
19.090	Property		1	91-083 Hanua		174,094	56,891	117,203	4/30/2025	T-12	172,568	57,171	115,397	12/31/2024
19.091	Property		1	2401 Cram Avenue SE		211,638	34,043	177,595	4/30/2025	T-12	211,638	37,119	174,519	12/31/2024
19.092	Property		1	91-119 Olai		248,093	34,151	213,942	4/30/2025	T-12	247,960	34,348	213,612	12/31/2024
19.093	Property		1	3425 Maple Drive		291,071	109,155	181,916	4/30/2025	T-12	279,112	110,698	168,414	12/31/2024
19.094	Property		1	91-174 Olai		201,211	52,599	148,612	4/30/2025	T-12	197,974	53,079	144,895	12/31/2024
19.095	Property		1	5156 American Road		206,965	45,881	161,084	4/30/2025	T-12	204,951	43,421	161,530	12/31/2024
19.096	Property		1	91-252 Kauhi		150,693	50,760	99,932	4/30/2025	T-12	149,100	51,079	98,021	12/31/2024
19.097	Property		1	91-349 Kauhi		148,450	58,649	89,801	4/30/2025	T-12	147,443	59,305	88,138	12/31/2024
19.098	Property		1	91-175 Olai		120,024	38,608	81,416	4/30/2025	T-12	119,022	38,983	80,039	12/31/2024
19.099	Property		1	91-087 Hanua		73,303	28,726	44,576	4/30/2025	T-12	72,876	28,968	43,908	12/31/2024
19.100	Property		1	91-171 Olai		68,712	26,139	42,573	4/30/2025	T-12	68,194	26,434	41,760	12/31/2024
19.101	Property		1	91-410 Komohana		65,404	24,048	41,356	4/30/2025	T-12	64,890	24,320	40,570	12/31/2024
19.102	Property		1	91-416 Komohana		85,122	29,391	55,731	4/30/2025	T-12	84,446	29,679	54,766	12/31/2024
20	Loan	6	2	Kingsbridge Bronx Portfolio	L(24),D(32),O(4)	1,326,263	322,735	1,003,528	7/31/2025	T-12	1,313,007	319,842	993,165	12/31/2024
20.01	Property		1	5760 & 5790 Broadway		1,067,287	275,981	791,306	7/31/2025	T-12	NAV	NAV	NAV	NAV
20.02	Property		1	3632 Kingsbridge		258,976	46,754	212,222	7/31/2025	T-12	NAV	NAV	NAV	NAV
21	Loan		1	200 Theodore Rice Boulevard	L(25),D(31),O(4)	1,483,530	495,397	988,133	45,657	T-12	1,430,736	516,163	914,573	45,291
22	Loan		1	2217 Caton Avenue	L(24),D(29),O(7)	1,202,820	325,736	877,084	45,838	T-12	1,186,107	325,399	860,708	12/31/2024
23	Loan		1	520 East 11 Street	L(25),D(31),O(4)	1,163,615	91,560	1,072,055	45,900	T-12	1,173,027	400,853	772,174	12/31/2024
24	Loan		1	Myrtle Vanderbilt	L(24),D(31),O(5)	1,019,467	322,860	696,608	8/31/2025	T-12	975,723	276,872	698,851	12/31/2024
25	Loan		1	Prestige Storage Muskegon	L(25),D(28),O(7)	891,452	261,184	630,268	3/31/2025	T-12	899,905	266,866	633,039	12/31/2024
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio	L(23),YM1(30),O(7)	927,491	372,975	554,516	7/31/2025	T-12	878,701	323,229	555,472	12/31/2024
26.01	Property		1	Creekside at Manitou		331,037	147,276	183,761	7/31/2025	T-12	317,618	121,837	195,781	12/31/2024
26.02	Property		1	Country Pines RV Park		320,615	133,002	187,613	7/31/2025	T-12	317,959	138,786	179,173	12/31/2024
26.03	Property		1	Elk Creek Estates		275,839	92,697	183,142	7/31/2025	T-12	243,124	62,606	180,518	12/31/2024
27	Loan		1	Cap’n Tom’s Storage	L(24),D(32),O(4)	1,020,045	360,520	659,525	8/31/2025	T-12	977,078	343,908	633,171	12/31/2024
28	Loan	B	1	LA Fitness - Euless, TX	L(25),YM1(28),O(7)	745,348	7,200	738,148	12/31/2024	T-12	745,348	4,800	740,548	12/31/2023
29	Loan		1	58 Dobbin Street	L(25),D(31),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
30	Loan	B	1	LA Fitness - Pearland, TX	L(25),YM1(28),O(7)	692,288	7,200	685,088	12/31/2024	T-12	692,288	4,800	687,488	12/31/2023
31	Loan	I	1	BriteLock Storage - West Haven	L(24),YM1(32),O(4)	682,431	228,019	454,412	8/31/2025	T-12	717,615	263,079	454,536	12/31/2024
32	Loan	J	1	20 North Raymond	L(25),DorYM1(28),O(7)	626,439	280,152	346,287	7/31/2025	T-12	540,251	279,295	260,955	12/31/2024
33	Loan		1	830 East Park Avenue	L(24),D(32),O(4)	694,552	209,281	485,271	7/31/2025	T-12	656,340	191,308	465,031	12/31/2024
34	Loan		1	Extra Space Storage - Marvin D. Love	L(25),D(31),O(4)	618,073	242,979	375,094	7/31/2025	T-12	631,782	258,785	372,997	12/31/2024
35	Loan	D	1	Bent Pine MHP	L(23),YM1(32),O(5)	372,525	101,719	270,807	6/30/2025	T-12	354,323	114,375	239,948	12/31/2024
36	Loan		1	Lone Star Secure Storage	L(24),D(32),O(4)	417,122	140,407	276,715	8/31/2025	T-12	386,949	134,190	252,760	12/31/2024

A-1-18

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)
1	Loan	5, 10, 11, 12, A	1	The MC	NAV	NAV	NAV	NAV	NAV	NAV	93.9%	10,520,310	3,142,505	7,377,806
2	Loan	5, 9, 13	1	Vertex HQ	T-12	109,672,924	32,467,786	77,205,139	12/31/2023	T-12	95.0%	124,653,510	32,447,856	92,205,654
3	Loan	5, 14	1	Terra Apartments	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	6,914,784	979,192	5,935,593
4	Loan	8, 15, B	1	Sterling Plaza	T-12	9,259,992	2,787,983	6,472,009	12/31/2023	T-12	85.8%	9,841,542	2,880,847	6,960,694
5	Loan		1	The Depot at Nickel Plate	T-12	5,159,675	2,156,015	3,003,660	12/31/2023	T-12	95.0%	5,466,318	2,311,363	3,154,955
6	Loan	6, C	4	West Gramercy Portfolio	T-12	4,573,080	2,130,176	2,442,904	12/31/2023	T-12	92.7%	6,220,662	2,058,292	4,162,371
6.01	Property		1	53-55 W 21st St	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.02	Property		1	37-39 W 17th St	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.03	Property		1	29 W 17th St	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.04	Property		1	147 W 24th St	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio	T-12	14,683,546	4,089,494	10,594,052	12/31/2023	T-12	88.0%	14,148,947	4,308,975	9,839,972
7.01	Property		1	Etude West Coast - Locust	T-12	2,112,123	502,612	1,609,511	12/31/2023	T-12	91.7%	2,060,779	621,075	1,439,704
7.02	Property		1	Etude West Coast - Rancho	T-12	1,932,828	527,171	1,405,657	12/31/2023	T-12	87.3%	1,943,058	605,721	1,337,337
7.03	Property		1	Etude West Coast - Dinah	T-12	2,223,116	609,975	1,613,141	12/31/2023	T-12	86.5%	2,109,843	783,119	1,326,724
7.04	Property		1	Etude West Coast - Buffalo	T-12	1,627,494	384,175	1,243,319	12/31/2023	T-12	95.2%	1,590,116	334,542	1,255,574
7.05	Property		1	Etude West Coast - Main	T-12	1,791,315	491,496	1,299,819	12/31/2023	T-12	92.9%	1,726,238	515,009	1,211,229
7.06	Property		1	Etude West Coast - Forest	T-12	1,510,121	475,305	1,034,816	12/31/2023	T-12	87.1%	1,595,352	458,829	1,136,523
7.07	Property		1	Etude West Coast - East Lake	T-12	1,148,502	351,913	796,589	12/31/2023	T-12	83.7%	1,011,952	306,825	705,127
7.08	Property		1	Etude West Coast - Las Vegas	T-12	1,078,659	406,316	672,343	12/31/2023	T-12	72.7%	887,814	318,769	569,045
7.09	Property		1	Etude West Coast - Walnut	T-12	1,259,388	340,531	918,857	12/31/2023	T-12	89.4%	1,223,794	365,085	858,709
8	Loan	6, 7, D	6	Fitts MHC Portfolio	T-12	3,131,045	1,116,041	2,015,004	12/31/2023	T-12	89.3%	3,532,336	1,417,859	2,114,477
8.01	Property		1	Coastal Acres MHC	T-12	895,431	288,355	607,076	12/31/2023	T-12	92.8%	957,580	378,053	579,526
8.02	Property		1	Country Way Village MHC	T-12	528,724	135,981	392,743	12/31/2023	T-12	83.6%	568,176	191,686	376,490
8.03	Property		1	Ashland MHC	T-12	574,159	204,600	369,559	12/31/2023	T-12	93.4%	691,268	320,543	370,725
8.04	Property		1	Coastal Oaks MHC	T-12	458,612	176,918	281,694	12/31/2023	T-12	83.1%	512,729	224,873	287,856
8.05	Property		1	Country Aire MHC	T-12	420,843	199,899	220,944	12/31/2023	T-12	90.8%	478,664	190,772	287,892
8.06	Property		1	Woodland Hills MHC	T-12	253,275	110,288	142,987	12/31/2023	T-12	94.9%	323,920	111,931	211,989
9	Loan		1	Riverwalk Vista	T-12	NAV	NAV	NAV	NAV	NAV	88.2%	3,204,020	779,147	2,424,873
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio	T-12	3,987,101	1,545,448	2,441,653	12/31/2023	T-12	91.7%	4,397,542	1,888,172	2,509,370
10.01	Property		1	Rama Apartments	T-12	1,918,791	726,448	1,192,343	12/31/2023	T-12	90.4%	2,110,120	905,272	1,204,849
10.02	Property		1	Whispering Oaks Apartments	T-12	1,404,191	552,745	851,445	12/31/2023	T-12	91.8%	1,556,446	655,926	900,520
10.03	Property		1	Leawood Plaza Apartments	T-12	664,119	266,254	397,865	12/31/2023	T-12	95.3%	730,975	326,974	404,001
11	Loan	6	4	New England Medical Portfolio	Various	4,144,794	2,151,340	1,993,454	12/31/2023	T-12	87.9%	4,846,315	2,254,236	2,592,079
11.01	Property		1	Chelmsford Medical Center	T-12	977,929	498,832	479,097	12/31/2023	T-12	70.9%	1,063,450	504,352	559,097
11.02	Property		1	Merrimack Medical Center	T-10 Annualized	1,251,590	810,602	440,988	12/31/2023	T-12	94.2%	1,855,550	933,542	922,008
11.03	Property		1	375 Willard Avenue	T-12	1,071,401	465,976	605,425	12/31/2023	T-12	94.9%	1,067,281	438,141	629,140
11.04	Property		1	56 New Driftway	T-12	843,874	375,931	467,944	12/31/2023	T-12	93.4%	860,034	378,201	481,834
12	Loan	5	1	125th & Lenox	T-12	10,026,301	1,985,433	8,040,868	12/31/2023	T-12	93.7%	10,182,419	2,199,399	7,983,020
13	Loan	E	1	Westgate Shopping Center	T-12	3,705,339	1,029,090	2,676,249	12/31/2023	T-12	90.5%	3,644,308	1,146,715	2,497,593
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio	T-12	2,835,778	1,150,746	1,685,032	12/31/2023	T-12	92.6%	3,099,460	1,275,648	1,823,812
14.01	Property		1	Palm Harbor Villas	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
14.02	Property		1	Heatherwood Apartments	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
15	Loan	6	2	Fairway and Silver Creek Mobile Estates	T-12	1,796,555	722,590	1,073,965	12/31/2023	T-12	95.0%	2,380,774	830,863	1,549,911
15.01	Property		1	Fairway Mobile Estates	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
15.02	Property		1	Silver Creek Mobile Estates	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16	Loan		1	Residence Inn Middletown Goshen	T-12	5,756,846	3,246,425	2,510,421	12/31/2023	T-12	81.1%	6,371,692	3,788,166	2,583,526
17	Loan	6, F	2	Hunter Village Properties	T-12	2,831,560	1,412,404	1,419,156	12/31/2023	T-12	95.0%	3,008,557	1,467,198	1,541,359
17.01	Property		1	Peppermill Village Apartments	T-12	2,170,677	1,089,487	1,081,189	12/31/2023	T-12	95.0%	2,288,395	1,090,377	1,198,018
17.02	Property		1	Mayfair Village Apartments	T-12	660,883	322,916	337,967	12/31/2023	T-12	95.0%	720,163	376,821	343,342
18	Loan		1	Elevate at South Mountain	T-12	1,880,504	714,948	1,165,556	12/31/2023	T-12	90.6%	2,111,882	755,689	1,356,193
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio	T-12	106,146,461	23,492,800	82,653,662	12/31/2023	T-12	82.9%	109,122,615	24,773,246	84,349,369
19.001	Property		1	996 Paragon Way	T-12	3,291,254	255,484	3,035,770	12/31/2023	T-12	100.0%	5,869,214	344,439	5,524,775
19.002	Property		1	91-399 Kauhi	T-12	2,905,835	658,666	2,247,170	12/31/2023	T-12	0.5%	20,532	666,448	(645,916)
19.003	Property		1	11224 Will Walker Road	T-12	3,677,395	630,080	3,047,315	12/31/2023	T-12	100.0%	3,954,274	613,308	3,340,965
19.004	Property		1	10450 Doral Boulevard	T-12	2,264,934	106,957	2,157,977	12/31/2023	T-12	100.0%	2,438,872	102,706	2,336,166
19.005	Property		1	1580, 1590 & 1600 Williams Road	T-12	2,863,522	179,918	2,683,604	12/31/2023	T-12	100.0%	3,463,099	177,615	3,285,484
19.006	Property		1	32150 Just Imagine Drive	T-12	2,923,320	138,220	2,785,100	12/31/2023	T-12	100.0%	3,030,795	128,555	2,902,240
19.007	Property		1	6850 Weber Boulevard	T-12	3,530,055	982,667	2,547,388	12/31/2023	T-12	100.0%	3,581,948	977,856	2,604,092
19.008	Property		1	1341 N. Clyde Morris Blvd.	T-12	3,037,835	880,636	2,157,199	12/31/2023	T-12	100.0%	3,188,164	889,027	2,299,137
19.009	Property		1	27200 SW 127th Avenue	T-12	2,785,835	790,646	1,995,188	12/31/2023	T-12	100.0%	2,773,877	762,963	2,010,913

A-1-19

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)
19.010	Property		1	7410 Magi Road	T-12	2,617,185	949,341	1,667,844	12/31/2023	T-12	100.0%	2,517,764	253,922	2,263,842
19.011	Property		1	2375 East Newlands Road	T-12	1,699,095	356,749	1,342,346	12/31/2023	T-12	100.0%	2,415,904	392,307	2,023,597
19.012	Property		1	3800 Midlink Drive	T-12	2,282,192	105,332	2,176,860	12/31/2023	T-12	100.0%	2,510,592	110,897	2,399,696
19.013	Property		1	13509 Waterworks Street	T-12	2,689,568	815,819	1,873,749	12/31/2023	T-12	100.0%	2,691,349	813,412	1,877,937
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	T-12	1,521,425	150,042	1,371,383	12/31/2023	T-12	100.0%	2,814,543	231,358	2,583,185
19.015	Property		1	91-141 Kalaeloa	T-12	2,157,598	471,823	1,685,775	12/31/2023	T-12	100.0%	2,384,076	579,987	1,804,089
19.016	Property		1	9860 West Buckeye Road	T-12	1,739,793	435,847	1,303,946	12/31/2023	T-12	100.0%	1,925,372	491,060	1,434,312
19.017	Property		1	125 North Troy Hill Road	T-12	2,210,158	485,162	1,724,996	12/31/2023	T-12	100.0%	2,465,056	496,502	1,968,554
19.018	Property		1	11900 Trolley Lane	T-12	1,793,442	436,265	1,357,177	12/31/2023	T-12	100.0%	1,801,638	401,120	1,400,518
19.019	Property		1	11501 Wilkinson Drive	T-12	1,784,335	486,828	1,297,508	12/31/2023	T-12	100.0%	2,032,496	634,058	1,398,438
19.020	Property		1	2300 North 33rd Avenue East	T-12	1,691,543	121,983	1,569,560	12/31/2023	T-12	100.0%	1,808,086	106,693	1,701,393
19.021	Property		1	5001 West Delbridge Street	T-12	1,435,311	104,155	1,331,156	12/31/2023	T-12	100.0%	1,517,778	107,988	1,409,790
19.022	Property		1	91-238 Kauhi	T-12	1,551,520	330,806	1,220,714	12/31/2023	T-12	100.0%	1,665,010	354,752	1,310,258
19.023	Property		1	1892 Anfield Road	T-12	1,697,438	491,223	1,206,215	12/31/2023	T-12	100.0%	1,715,916	476,992	1,238,924
19.024	Property		1	9215-9347 E Pendleton Pike	T-12	4,123,674	954,762	3,168,913	12/31/2023	T-12	0.0%	0	1,230,119	(1,230,119)
19.025	Property		1	955 Aeroplaza Drive	T-12	1,031,667	225,073	806,594	12/31/2023	T-12	100.0%	1,417,930	274,899	1,143,031
19.026	Property		1	3155 Grissom Parkway	T-12	1,266,453	203,312	1,063,141	12/31/2023	T-12	100.0%	1,390,856	208,850	1,182,006
19.027	Property		1	3502 Enterprise Avenue	T-12	1,361,072	252,933	1,108,139	12/31/2023	T-12	100.0%	1,466,281	257,694	1,208,587
19.028	Property		1	3870 Ronald Reagan Boulevard	T-12	1,458,083	488,595	969,488	12/31/2023	T-12	100.0%	1,554,429	533,346	1,021,084
19.029	Property		1	700 Marine Drive	T-12	842,547	71,497	771,050	12/31/2023	T-12	100.0%	1,204,613	81,108	1,123,505
19.030	Property		1	3245 Henry Road	T-12	1,894,953	251,645	1,643,308	12/31/2023	T-12	100.0%	1,460,632	239,921	1,220,711
19.031	Property		1	2701 S.W. 18TH Street	T-12	1,272,418	293,067	979,351	12/31/2023	T-12	100.0%	1,406,998	317,077	1,089,921
19.032	Property		1	2482 Century Drive	T-12	1,222,255	418,599	803,656	12/31/2023	T-12	100.0%	1,779,223	485,100	1,294,123
19.033	Property		1	158 West Yard Road	T-12	1,673,892	595,805	1,078,087	12/31/2023	T-12	100.0%	1,738,587	558,993	1,179,595
19.034	Property		1	55 Commerce Avenue	T-12	1,356,463	397,716	958,747	12/31/2023	T-12	100.0%	1,576,348	407,388	1,168,960
19.035	Property		1	1415 West Commerce Way	T-12	1,308,384	263,059	1,045,325	12/31/2023	T-12	100.0%	1,330,665	276,453	1,054,212
19.036	Property		1	1095 South 4800 West	T-12	1,106,860	306,814	800,046	12/31/2023	T-12	0.0%	0	414,083	(414,083)
19.037	Property		1	950 Bennett Road	T-12	852,711	292,443	560,267	12/31/2023	T-12	100.0%	893,514	254,381	639,133
19.038	Property		1	985 Kershaw Street	T-12	771,765	52,821	718,945	12/31/2023	T-12	100.0%	771,955	44,761	727,195
19.039	Property		1	1990 Hood Road	T-12	1,285,197	344,311	940,886	12/31/2023	T-12	100.0%	1,348,863	348,927	999,936
19.040	Property		1	17200 Manchac Park Lane	T-12	964,995	142,145	822,851	12/31/2023	T-12	100.0%	1,141,925	139,966	1,001,959
19.041	Property		1	7409 Magi Road	T-12	1,093,392	365,490	727,902	12/31/2023	T-12	100.0%	1,232,228	385,054	847,174
19.042	Property		1	91-329 Kauhi	T-12	983,331	365,109	618,221	12/31/2023	T-12	87.9%	991,014	384,760	606,254
19.043	Property		1	1985 International Way	T-12	927,174	200,854	726,320	12/31/2023	T-12	100.0%	944,739	192,195	752,544
19.044	Property		1	200 Orange Point Drive	T-12	1,119,470	354,129	765,341	12/31/2023	T-12	100.0%	1,300,769	396,840	903,929
19.045	Property		1	91-241 Kalaeloa	T-12	932,662	218,476	714,186	12/31/2023	T-12	100.0%	945,967	233,734	712,233
19.046	Property		1	2311 South Park Road	T-12	867,483	63,120	804,364	12/31/2023	T-12	100.0%	911,625	57,355	854,270
19.047	Property		1	2820 State Highway 31	T-12	824,317	92,578	731,739	12/31/2023	T-12	100.0%	855,007	101,942	753,065
19.048	Property		1	8000 Mid America Blvd.	T-12	774,934	63,939	710,995	12/31/2023	T-12	100.0%	966,125	95,115	871,010
19.049	Property		1	14257 E. Easter Avenue	T-12	826,674	275,571	551,103	12/31/2023	T-12	100.0%	878,903	276,485	602,418
19.050	Property		1	91-080 Hanua	T-12	581,888	414,411	167,477	12/31/2023	T-12	100.0%	696,385	236,432	459,954
19.051	Property		1	3736 Salisbury Road	T-12	755,235	284,517	470,718	12/31/2023	T-12	100.0%	535,986	43,752	492,234
19.052	Property		1	91-027 Kaomi Loop	T-12	84,049	231,898	(147,849)	12/31/2023	T-12	100.0%	180,994	186,424	(5,430)
19.053	Property		1	150 Greenhorn Drive	T-12	603,081	123,886	479,195	12/31/2023	T-12	100.0%	685,272	142,702	542,569
19.054	Property		1	7130 Q Street	T-12	541,460	122,197	419,263	12/31/2023	T-12	100.0%	647,420	42,021	605,400
19.055	Property		1	235 Great Pond Road	T-12	1,301,312	91,292	1,210,020	12/31/2023	T-12	100.0%	1,715,189	1,317,519	397,670
19.056	Property		1	510 Production Avenue	T-12	657,822	102,264	555,558	12/31/2023	T-12	100.0%	681,228	97,213	584,015
19.057	Property		1	91-150 Kaomi Loop	T-12	470,508	149,881	320,627	12/31/2023	T-12	100.0%	548,697	210,480	338,217
19.058	Property		1	4501 Industrial Drive	T-12	501,923	95,434	406,489	12/31/2023	T-12	100.0%	557,490	95,846	461,645
19.059	Property		1	91-222 Olai	T-12	496,692	141,402	355,290	12/31/2023	T-12	100.0%	596,191	169,996	426,195
19.060	Property		1	2580 Technology Drive	T-12	545,188	63,445	481,743	12/31/2023	T-12	100.0%	587,427	58,769	528,658
19.061	Property		1	301 Commerce Drive	T-12	571,834	109,807	462,027	12/31/2023	T-12	100.0%	626,100	126,328	499,772
19.062	Property		1	590 Assembly Court	T-12	507,816	60,836	446,980	12/31/2023	T-12	0.0%	0	36,439	(36,439)
19.063	Property		1	7121 South Fifth Avenue	T-12	479,612	73,219	406,393	12/31/2023	T-12	100.0%	508,270	61,679	446,591
19.064	Property		1	91-250 Komohana	T-12	345,504	95,470	250,034	12/31/2023	T-12	100.0%	402,387	111,907	290,481
19.065	Property		1	91-220 Kalaeloa	T-12	422,762	184,276	238,487	12/31/2023	T-12	100.0%	556,966	189,137	367,829
19.066	Property		1	91-185 Kalaeloa	T-12	338,159	98,807	239,351	12/31/2023	T-12	100.0%	397,288	120,659	276,629
19.067	Property		1	91-300 Hanua	T-12	480,299	124,265	356,034	12/31/2023	T-12	100.0%	529,629	135,159	394,470
19.068	Property		1	5501 Providence Hill Drive	T-12	480,766	166,408	314,358	12/31/2023	T-12	100.0%	549,893	155,567	394,326
19.069	Property		1	91-259 Olai	T-12	371,867	160,974	210,893	12/31/2023	T-12	100.0%	411,617	150,755	260,862

A-1-20

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)
19.070	Property		1	2 Tower Drive	T-12	442,396	137,619	304,776	12/31/2023	T-12	100.0%	465,086	131,662	333,424
19.071	Property		1	91-064 Kaomi Loop	T-12	335,807	94,717	241,090	12/31/2023	T-12	100.0%	401,069	121,915	279,154
19.072	Property		1	91-202 Kalaeloa	T-12	501,342	174,375	326,967	12/31/2023	T-12	100.0%	550,133	187,950	362,183
19.073	Property		1	2100 NW 82nd Avenue	T-12	323,340	192,329	131,012	12/31/2023	T-12	100.0%	422,186	201,109	221,077
19.074	Property		1	91-102 Kaomi Loop	T-12	387,540	89,557	297,982	12/31/2023	T-12	100.0%	472,417	105,054	367,364
19.075	Property		1	1230 West 171st Street	T-12	556,497	213,507	342,991	12/31/2023	T-12	100.0%	631,667	231,456	400,211
19.076	Property		1	91-400 Komohana	T-12	272,834	102,048	170,786	12/31/2023	T-12	100.0%	344,732	123,349	221,383
19.077	Property		1	91-265 Hanua	T-12	299,938	85,369	214,569	12/31/2023	T-12	100.0%	317,815	85,700	232,115
19.078	Property		1	91-255 Hanua	T-12	273,866	80,497	193,369	12/31/2023	T-12	100.0%	369,758	101,652	268,106
19.079	Property		1	1415 Industrial Drive	T-12	398,115	50,481	347,634	12/31/2023	T-12	100.0%	397,922	35,772	362,150
19.080	Property		1	209 South Bud Street	T-12	479,971	108,286	371,684	12/31/2023	T-12	100.0%	526,800	108,864	417,936
19.081	Property		1	91-110 Kaomi Loop	T-12	290,785	93,103	197,683	12/31/2023	T-12	100.0%	317,127	101,589	215,538
19.082	Property		1	3900 NE 6th Street	T-12	366,235	83,109	283,126	12/31/2023	T-12	100.0%	413,000	84,078	328,922
19.083	Property		1	91-218 Olai	T-12	239,566	83,246	156,320	12/31/2023	T-12	100.0%	293,241	108,201	185,040
19.084	Property		1	5795 Logistics Parkway	T-12	436,861	110,350	326,511	12/31/2023	T-12	100.0%	443,083	109,224	333,858
19.085	Property		1	91-210 Kauhi	T-12	282,168	91,658	190,511	12/31/2023	T-12	100.0%	349,732	94,446	255,286
19.086	Property		1	435 SE 70th Street	T-12	278,480	41,168	237,311	12/31/2023	T-12	100.0%	298,000	29,836	268,164
19.087	Property		1	2902 Gun Club Road	T-12	836,989	113,436	723,553	12/31/2023	T-12	0.0%	0	110,923	(110,923)
19.088	Property		1	91-210 Olai	T-12	212,813	60,562	152,251	12/31/2023	T-12	100.0%	246,211	57,350	188,861
19.089	Property		1	91-95 Hanua	T-12	166,726	57,023	109,703	12/31/2023	T-12	100.0%	196,108	54,335	141,773
19.090	Property		1	91-083 Hanua	T-12	165,847	60,953	104,894	12/31/2023	T-12	100.0%	191,858	59,352	132,506
19.091	Property		1	2401 Cram Avenue SE	T-12	199,735	37,978	161,758	12/31/2023	T-12	100.0%	211,638	27,453	184,185
19.092	Property		1	91-119 Olai	T-12	247,377	39,787	207,590	12/31/2023	T-12	100.0%	265,250	36,233	229,016
19.093	Property		1	3425 Maple Drive	T-12	268,090	101,143	166,946	12/31/2023	T-12	100.0%	291,132	107,104	184,028
19.094	Property		1	91-174 Olai	T-12	188,162	57,375	130,788	12/31/2023	T-12	91.4%	210,019	54,790	155,229
19.095	Property		1	5156 American Road	T-12	187,215	32,288	154,927	12/31/2023	T-12	100.0%	223,447	36,772	186,675
19.096	Property		1	91-252 Kauhi	T-12	142,171	54,850	87,321	12/31/2023	T-12	100.0%	158,251	52,894	105,357
19.097	Property		1	91-349 Kauhi	T-12	141,811	62,254	79,557	12/31/2023	T-12	100.0%	159,688	61,075	98,613
19.098	Property		1	91-175 Olai	T-12	114,305	42,364	71,941	12/31/2023	T-12	100.0%	134,075	40,828	93,247
19.099	Property		1	91-087 Hanua	T-12	69,308	33,675	35,633	12/31/2023	T-12	100.0%	83,049	29,997	53,052
19.100	Property		1	91-171 Olai	T-12	65,471	31,042	34,429	12/31/2023	T-12	100.0%	80,602	27,540	53,062
19.101	Property		1	91-410 Komohana	T-12	62,359	29,222	33,137	12/31/2023	T-12	100.0%	77,460	25,346	52,115
19.102	Property		1	91-416 Komohana	T-12	81,147	34,228	46,919	12/31/2023	T-12	100.0%	70,075	30,104	39,970
20	Loan	6	2	Kingsbridge Bronx Portfolio	T-12	1,263,649	296,363	967,286	12/31/2023	T-12	95.0%	1,552,768	396,663	1,156,105
20.01	Property		1	5760 & 5790 Broadway	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,295,688	334,536	961,152
20.02	Property		1	3632 Kingsbridge	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	257,080	62,127	194,953
21	Loan		1	200 Theodore Rice Boulevard	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	1,733,065	521,257	1,211,808
22	Loan		1	2217 Caton Avenue	T-12	1,086,030	267,780	818,250	12/31/2023	T-12	97.0%	1,215,363	478,564	736,799
23	Loan		1	520 East 11 Street	T-12	1,220,413	406,055	814,358	12/31/2023	T-12	95.0%	1,185,733	488,979	696,754
24	Loan		1	Myrtle Vanderbilt	T-12	915,875	260,971	654,904	12/31/2023	T-12	92.1%	977,209	306,188	671,021
25	Loan		1	Prestige Storage Muskegon	T-12	972,448	300,176	672,272	12/31/2023	T-12	76.3%	925,938	231,739	694,199
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio	T-12	790,010	442,278	347,732	12/31/2023	T-12	86.5%	998,782	383,928	614,853
26.01	Property		1	Creekside at Manitou	T-12	286,534	163,863	122,671	12/31/2023	T-12	77.7%	381,580	136,385	245,195
26.02	Property		1	Country Pines RV Park	T-12	296,494	167,044	129,450	12/31/2023	T-12	92.5%	347,875	144,073	203,801
26.03	Property		1	Elk Creek Estates	T-12	206,982	111,371	95,611	12/31/2023	T-12	95.0%	269,327	103,470	165,857
27	Loan		1	Cap’n Tom’s Storage	T-12	947,315	349,592	597,723	12/31/2023	T-12	67.7%	1,020,045	371,098	648,947
28	Loan	B	1	LA Fitness - Euless, TX	T-12	745,348	4,200	741,148	12/31/2022	T-12	95.0%	778,889	23,367	755,522
29	Loan		1	58 Dobbin Street	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	669,769	120,020	549,749
30	Loan	B	1	LA Fitness - Pearland, TX	T-12	692,288	4,200	688,088	12/31/2022	T-12	95.0%	723,441	21,703	701,738
31	Loan	I	1	BriteLock Storage - West Haven	T-12	715,361	266,925	448,436	12/31/2023	T-12	90.1%	722,885	154,575	568,310
32	Loan	J	1	20 North Raymond	T-12	799,000	370,907	428,094	12/31/2023	T-12	94.4%	1,000,165	301,619	698,546
33	Loan		1	830 East Park Avenue	T-12	555,714	190,581	365,133	12/31/2023	T-12	94.0%	655,585	241,461	414,124
34	Loan		1	Extra Space Storage - Marvin D. Love	T-12	619,781	242,983	376,798	12/31/2023	T-12	90.5%	623,294	243,038	380,256
35	Loan	D	1	Bent Pine MHP	T-12	297,059	145,069	151,990	12/31/2023	T-12	91.5%	437,496	123,085	314,411
36	Loan		1	Lone Star Secure Storage	T-12	352,189	130,463	221,727	12/31/2023	T-12	84.9%	417,122	150,724	266,398

A-1-21

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date
1	Loan	5, 10, 11, 12, A	1	The MC	58,250	0	7,319,556	1.32	1.31	8.2%	8.1%	168,900,000	As Is	8/12/2025
2	Loan	5, 9, 13	1	Vertex HQ	283,620	0	91,922,034	3.30	3.29	16.5%	16.4%	1,644,000,000	As Is - With Escrows	6/10/2025
3	Loan	5, 14	1	Terra Apartments	30,500	8,213	5,896,880	1.31	1.30	8.0%	8.0%	122,600,000	As Is	7/11/2025
4	Loan	8, 15, B	1	Sterling Plaza	57,408	574,083	6,329,203	1.97	1.79	13.0%	11.8%	79,400,000	Hypothetical - Excluding Release Area	8/20/2025
5	Loan		1	The Depot at Nickel Plate	60,500	0	3,094,455	1.37	1.34	8.6%	8.5%	59,400,000	As Is	7/14/2025
6	Loan	6, C	4	West Gramercy Portfolio	21,960	153,219	3,987,192	1.63	1.56	11.8%	11.3%	63,700,000	As Is	5/19/2025
6.01	Property		1	53-55 W 21st St	NAV	NAV	NAV					22,700,000	As Is	5/19/2025
6.02	Property		1	37-39 W 17th St	NAV	NAV	NAV					19,600,000	As Is	5/19/2025
6.03	Property		1	29 W 17th St	NAV	NAV	NAV					12,300,000	As Is	5/19/2025
6.04	Property		1	147 W 24th St	NAV	NAV	NAV					9,100,000	As Is	5/19/2025
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio	80,289	0	9,759,683	1.40	1.39	8.5%	8.5%	172,700,000	As Is	Various
7.01	Property		1	Etude West Coast - Locust	10,141	0	1,429,563					24,700,000	As Is	7/23/2025
7.02	Property		1	Etude West Coast - Rancho	8,922	0	1,328,415					24,100,000	As Is	7/18/2025
7.03	Property		1	Etude West Coast - Dinah	9,146	0	1,317,578					25,000,000	As Is	7/23/2025
7.04	Property		1	Etude West Coast - Buffalo	7,413	0	1,248,162					23,500,000	As Is	7/28/2025
7.05	Property		1	Etude West Coast - Main	12,056	0	1,199,174					19,000,000	As Is	7/23/2025
7.06	Property		1	Etude West Coast - Forest	6,220	0	1,130,303					18,500,000	As Is	7/18/2025
7.07	Property		1	Etude West Coast - East Lake	8,710	0	696,417					14,100,000	As Is	7/28/2025
7.08	Property		1	Etude West Coast - Las Vegas	8,247	0	560,798					10,400,000	As Is	7/28/2025
7.09	Property		1	Etude West Coast - Walnut	9,436	0	849,273					13,400,000	As Is	7/23/2025
8	Loan	6, 7, D	6	Fitts MHC Portfolio	30,400	0	2,084,077	1.33	1.31	8.1%	8.0%	39,100,000	As Is	Various
8.01	Property		1	Coastal Acres MHC	6,900	0	572,626					10,700,000	As Is	8/8/2025
8.02	Property		1	Country Way Village MHC	6,000	0	370,490					7,100,000	As Is	8/5/2025
8.03	Property		1	Ashland MHC	7,350	0	363,375					7,100,000	As Is	8/11/2025
8.04	Property		1	Coastal Oaks MHC	4,150	0	283,706					5,400,000	As Is	8/9/2025
8.05	Property		1	Country Aire MHC	4,000	0	283,892					4,900,000	As Is	8/8/2025
8.06	Property		1	Woodland Hills MHC	2,000	0	209,989					3,900,000	As Is	8/5/2025
9	Loan		1	Riverwalk Vista	59,250	$0	2,365,623	1.51	1.47	9.3%	9.1%	38,300,000	As Is	7/10/2025
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio	123,000	$0	2,386,370	1.45	1.37	9.8%	9.3%	39,600,000	As Is	7/1/2025
10.01	Property		1	Rama Apartments	58,000	$0	1,146,849					18,800,000	As Is	7/1/2025
10.02	Property		1	Whispering Oaks Apartments	45,000	$0	855,520					14,500,000	As Is	7/1/2025
10.03	Property		1	Leawood Plaza Apartments	20,000	$0	384,001					6,300,000	As Is	7/1/2025
11	Loan	6	4	New England Medical Portfolio	$0	$0	2,592,079	1.64	1.64	10.2%	10.2%	36,000,000	As Is	8/8/2025
11.01	Property		1	Chelmsford Medical Center	$0	$0	559,097					11,000,000	As Is	8/8/2025
11.02	Property		1	Merrimack Medical Center	$0	$0	922,008					10,000,000	As Is	8/8/2025
11.03	Property		1	375 Willard Avenue	$0	$0	629,140					7,500,000	As Is	8/8/2025
11.04	Property		1	56 New Driftway	$0	$0	481,834					7,500,000	As Is	8/8/2025
12	Loan	5	1	125th & Lenox	34,414	172,070	7,776,536	1.39	1.36	8.0%	7.8%	145,100,000	As Is	5/13/2025
13	Loan	E	1	Westgate Shopping Center	33,902	84,756	2,378,935	1.58	1.50	10.9%	10.3%	40,200,000	As Is	8/21/2025
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio	55,750	0	1,768,062	1.34	1.30	8.3%	8.0%	31,400,000	As Is	7/16/2025
14.01	Property		1	Palm Harbor Villas	NAV	NAV	NAV					16,900,000	As Is	7/16/2025
14.02	Property		1	Heatherwood Apartments	NAV	NAV	NAV					14,500,000	As Is	7/16/2025
15	Loan	6	2	Fairway and Silver Creek Mobile Estates	10,650	0	1,539,261	1.35	1.34	8.2%	8.1%	28,760,000	As Is	8/6/2025
15.01	Property		1	Fairway Mobile Estates	NAV	NAV	NAV					16,360,000	As Is	8/6/2025
15.02	Property		1	Silver Creek Mobile Estates	NAV	NAV	NAV					12,400,000	As Is	8/6/2025
16	Loan		1	Residence Inn Middletown Goshen	254,868	0	2,328,659	2.08	1.88	14.4%	12.9%	27,800,000	As Is	8/11/2025
17	Loan	6, F	2	Hunter Village Properties	79,200	0	1,462,159	1.38	1.31	9.0%	8.5%	24,500,000	As Is	8/4/2025
17.01	Property		1	Peppermill Village Apartments	57,600	0	1,140,418					19,200,000	As Is	8/4/2025
17.02	Property		1	Mayfair Village Apartments	21,600	0	321,742					5,300,000	As Is	8/4/2025
18	Loan		1	Elevate at South Mountain	32,000	0	1,324,193	1.30	1.27	8.0%	7.9%	24,700,000	As Is	8/21/2025
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio	2,541,179	1,905,885	79,902,305	2.07	1.96	11.3%	10.7%	1,706,541,600	As Portfolio	4/10/2025
19.001	Property		1	996 Paragon Way	189,005	141,753	5,194,017					91,500,000	As Is	4/4/2025
19.002	Property		1	91-399 Kauhi	0	0	(645,916)					80,740,000	As Is	4/7/2025
19.003	Property		1	11224 Will Walker Road	105,914	79,435	3,155,617					54,100,000	As Is	4/8/2025
19.004	Property		1	10450 Doral Boulevard	48,057	36,042	2,252,067					70,600,000	As Is	4/8/2025
19.005	Property		1	1580, 1590 & 1600 Williams Road	151,990	113,993	3,019,502					47,900,000	As Is	4/10/2025
19.006	Property		1	32150 Just Imagine Drive	128,970	96,728	2,676,543					47,600,000	As Is	4/8/2025
19.007	Property		1	6850 Weber Boulevard	53,064	39,798	2,511,230					44,800,000	As Is	4/7/2025
19.008	Property		1	1341 N. Clyde Morris Blvd.	79,888	59,916	2,159,333					45,100,000	As Is	4/7/2025
19.009	Property		1	27200 SW 127th Avenue	47,551	35,663	1,927,699					43,800,000	As Is	4/8/2025

A-1-22

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date
19.010	Property		1	7410 Magi Road	60,480	45,360	2,158,002					42,700,000	As Is	4/7/2025
19.011	Property		1	2375 East Newlands Road	67,500	50,625	1,905,472					41,500,000	As Is	4/4/2025
19.012	Property		1	3800 Midlink Drive	31,699	23,775	2,344,222					37,800,000	As Is	4/7/2025
19.013	Property		1	13509 Waterworks Street	60,972	45,729	1,771,236					37,200,000	As Is	4/4/2025
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	78,794	59,096	2,445,295					37,100,000	As Is	4/4/2025
19.015	Property		1	91-141 Kalaeloa	0	0	1,804,089					36,500,000	As Is	4/7/2025
19.016	Property		1	9860 West Buckeye Road	57,609	43,207	1,333,496					41,800,000	As Is	4/7/2025
19.017	Property		1	125 North Troy Hill Road	45,040	33,780	1,889,735					32,900,000	As Is	4/7/2025
19.018	Property		1	11900 Trolley Lane	29,776	22,332	1,348,410					25,300,000	As Is	4/7/2025
19.019	Property		1	11501 Wilkinson Drive	28,840	21,630	1,347,968					25,000,000	As Is	4/3/2025
19.020	Property		1	2300 North 33rd Avenue East	67,592	50,694	1,583,107					24,230,000	As Is	4/9/2025
19.021	Property		1	5001 West Delbridge Street	33,434	25,076	1,351,280					23,020,000	As Is	4/8/2025
19.022	Property		1	91-238 Kauhi	17,063	12,798	1,280,397					22,950,000	As Is	4/7/2025
19.023	Property		1	1892 Anfield Road	24,337	18,252	1,196,335					21,500,000	As Is	4/7/2025
19.024	Property		1	9215-9347 E Pendleton Pike	106,954	80,215	(1,417,288)					25,200,000	As Is	4/7/2025
19.025	Property		1	955 Aeroplaza Drive	25,012	18,759	1,099,260					20,500,000	As Is	4/7/2025
19.026	Property		1	3155 Grissom Parkway	28,828	21,621	1,131,558					19,800,000	As Is	4/4/2025
19.027	Property		1	3502 Enterprise Avenue	46,270	34,703	1,127,614					19,700,000	As Is	4/4/2025
19.028	Property		1	3870 Ronald Reagan Boulevard	19,437	14,578	987,068					18,500,000	As Is	4/7/2025
19.029	Property		1	700 Marine Drive	40,196	30,147	1,053,162					17,960,000	As Is	4/4/2025
19.030	Property		1	3245 Henry Road	26,230	19,673	1,174,808					17,750,000	As Is	4/8/2025
19.031	Property		1	2701 S.W. 18TH Street	31,668	23,751	1,034,502					17,000,000	As Is	4/7/2025
19.032	Property		1	2482 Century Drive	50,000	37,500	1,206,623					15,700,000	As Is	4/4/2025
19.033	Property		1	158 West Yard Road	70,800	53,100	1,055,695					15,500,000	As Is	4/7/2025
19.034	Property		1	55 Commerce Avenue	25,000	18,750	1,125,210					15,400,000	As Is	4/7/2025
19.035	Property		1	1415 West Commerce Way	44,400	33,300	976,512					15,670,000	As Is	4/9/2025
19.036	Property		1	1095 South 4800 West	30,060	22,545	(466,688)					18,500,000	As Is	4/3/2025
19.037	Property		1	950 Bennett Road	22,124	16,593	600,416					15,900,000	As Is	4/3/2025
19.038	Property		1	985 Kershaw Street	13,947	10,460	702,788					14,700,000	As Is	4/3/2025
19.039	Property		1	1990 Hood Road	38,000	28,500	933,436					14,000,000	As Is	4/3/2025
19.040	Property		1	17200 Manchac Park Lane	25,029	18,772	958,158					13,980,000	As Is	4/7/2025
19.041	Property		1	7409 Magi Road	18,355	13,766	815,052					13,800,000	As Is	4/7/2025
19.042	Property		1	91-329 Kauhi	9,554	7,165	589,534					13,300,000	As Is	4/7/2025
19.043	Property		1	1985 International Way	37,880	28,410	686,254					13,200,000	As Is	4/9/2025
19.044	Property		1	200 Orange Point Drive	25,012	18,759	860,158					12,950,000	As Is	4/10/2025
19.045	Property		1	91-241 Kalaeloa	9,000	6,750	696,483					12,400,000	As Is	4/7/2025
19.046	Property		1	2311 South Park Road	27,500	20,625	806,145					11,900,000	As Is	4/8/2025
19.047	Property		1	2820 State Highway 31	11,856	8,892	732,316					11,700,000	As Is	4/7/2025
19.048	Property		1	8000 Mid America Blvd.	22,072	16,554	832,384					11,000,000	As Is	4/7/2025
19.049	Property		1	14257 E. Easter Avenue	13,973	10,480	577,965					10,900,000	As Is	4/7/2025
19.050	Property		1	91-080 Hanua	0	0	459,954					10,720,000	As Is	4/7/2025
19.051	Property		1	3736 Salisbury Road	19,177	14,382	458,675					10,500,000	As Is	4/4/2025
19.052	Property		1	91-027 Kaomi Loop	0	0	(5,430)					11,950,000	As Is	4/7/2025
19.053	Property		1	150 Greenhorn Drive	10,840	8,130	523,600					9,600,000	As Is	4/7/2025
19.054	Property		1	7130 Q Street	17,823	13,367	574,210					9,460,000	As Is	4/8/2025
19.055	Property		1	235 Great Pond Road	22,751	17,063	357,857					13,180,000	As Is	4/3/2025
19.056	Property		1	510 Production Avenue	17,778	13,334	552,904					9,300,000	As Is	4/8/2025
19.057	Property		1	91-150 Kaomi Loop	0	0	338,217					8,940,000	As Is	4/7/2025
19.058	Property		1	4501 Industrial Drive	12,842	9,632	439,171					7,700,000	As Is	4/4/2025
19.059	Property		1	91-222 Olai	0	0	426,195					7,670,000	As Is	4/7/2025
19.060	Property		1	2580 Technology Drive	17,825	13,368	497,465					7,600,000	As Is	4/8/2025
19.061	Property		1	301 Commerce Drive	15,052	11,289	473,430					6,900,000	As Is	4/7/2025
19.062	Property		1	590 Assembly Court	29,600	22,200	(88,239)					8,050,000	As Is	4/7/2025
19.063	Property		1	7121 South Fifth Avenue	6,679	5,009	434,903					6,800,000	As Is	4/7/2025
19.064	Property		1	91-250 Komohana	0	0	290,481					6,425,000	As Is	4/7/2025
19.065	Property		1	91-220 Kalaeloa	4,608	3,456	359,765					6,350,000	As Is	4/7/2025
19.066	Property		1	91-185 Kalaeloa	0	0	276,629					6,265,000	As Is	4/7/2025
19.067	Property		1	91-300 Hanua	5,664	4,248	384,558					6,225,000	As Is	4/7/2025
19.068	Property		1	5501 Providence Hill Drive	13,338	10,004	370,984					6,500,000	As Is	4/4/2025
19.069	Property		1	91-259 Olai	0	0	260,862					6,435,000	As Is	4/7/2025

A-1-23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date
19.070	Property		1	2 Tower Drive	12,478	9,359	311,588					5,690,000	As Is	4/4/2025
19.071	Property		1	91-064 Kaomi Loop	0	0	279,154					5,345,000	As Is	4/7/2025
19.072	Property		1	91-202 Kalaeloa	16,782	12,586	332,815					5,250,000	As Is	4/7/2025
19.073	Property		1	2100 NW 82nd Avenue	7,400	5,550	208,126					7,200,000	As Is	4/8/2025
19.074	Property		1	91-102 Kaomi Loop	0	0	367,364					5,175,000	As Is	4/7/2025
19.075	Property		1	1230 West 171st Street	8,082	6,062	386,068					4,900,000	As Is	4/3/2025
19.076	Property		1	91-400 Komohana	0	0	221,383					5,135,000	As Is	4/7/2025
19.077	Property		1	91-265 Hanua	0	0	232,115					5,055,000	As Is	4/7/2025
19.078	Property		1	91-255 Hanua	0	0	268,106					5,000,000	As Is	4/7/2025
19.079	Property		1	1415 Industrial Drive	8,765	6,574	346,812					4,700,000	As Is	4/7/2025
19.080	Property		1	209 South Bud Street	14,059	10,544	393,333					4,540,000	As Is	4/7/2025
19.081	Property		1	91-110 Kaomi Loop	0	0	215,538					4,730,000	As Is	4/7/2025
19.082	Property		1	3900 NE 6th Street	4,862	3,647	320,414					4,300,000	As Is	4/4/2025
19.083	Property		1	91-218 Olai	0	0	185,040					4,855,000	As Is	4/7/2025
19.084	Property		1	5795 Logistics Parkway	7,767	5,825	320,267					3,900,000	As Is	4/8/2025
19.085	Property		1	91-210 Kauhi	3,322	2,492	249,473					3,600,000	As Is	4/7/2025
19.086	Property		1	435 SE 70th Street	8,000	6,000	254,164					3,550,000	As Is	4/4/2025
19.087	Property		1	2902 Gun Club Road	11,872	8,904	(131,698)					4,100,000	As Is	4/4/2025
19.088	Property		1	91-210 Olai	0	0	188,861					3,310,000	As Is	4/7/2025
19.089	Property		1	91-95 Hanua	0	0	141,773					3,130,000	As Is	4/7/2025
19.090	Property		1	91-083 Hanua	0	0	132,506					3,160,000	As Is	4/7/2025
19.091	Property		1	2401 Cram Avenue SE	4,332	3,249	176,603					3,100,000	As Is	4/7/2025
19.092	Property		1	91-119 Olai	0	0	229,016					3,085,000	As Is	4/7/2025
19.093	Property		1	3425 Maple Drive	5,080	3,810	175,138					2,940,000	As Is	4/7/2025
19.094	Property		1	91-174 Olai	0	0	155,229					2,700,000	As Is	4/7/2025
19.095	Property		1	5156 American Road	7,672	5,754	173,249					2,600,000	As Is	4/8/2025
19.096	Property		1	91-252 Kauhi	0	0	105,357					3,205,000	As Is	4/7/2025
19.097	Property		1	91-349 Kauhi	0	0	98,613					2,585,000	As Is	4/7/2025
19.098	Property		1	91-175 Olai	0	0	93,247					2,205,000	As Is	4/7/2025
19.099	Property		1	91-087 Hanua	0	0	53,052					1,195,000	As Is	4/7/2025
19.100	Property		1	91-171 Olai	0	0	53,062					1,190,000	As Is	4/7/2025
19.101	Property		1	91-410 Komohana	0	0	52,115					1,040,000	As Is	4/7/2025
19.102	Property		1	91-416 Komohana	0	0	39,970					1,490,000	As Is	4/7/2025
20	Loan	6	2	Kingsbridge Bronx Portfolio	6,718	20,450	1,128,937	1.51	1.48	10.8%	10.5%	19,100,000	As Is	7/2/2025
20.01	Property		1	5760 & 5790 Broadway	3,279	16,750	941,123					15,700,000	As Is	7/2/2025
20.02	Property		1	3632 Kingsbridge	3,439	3,700	187,814					3,400,000	As Is	7/2/2025
21	Loan		1	200 Theodore Rice Boulevard	16,798	83,992	1,111,018	2.06	1.89	12.8%	11.7%	14,100,000	As Is	8/8/2025
22	Loan		1	2217 Caton Avenue	7,655	3,843	725,302	1.32	1.30	8.0%	7.9%	13,700,000	As Is	7/24/2025
23	Loan		1	520 East 11 Street	6,750	2,685	687,319	1.30	1.29	8.1%	8.0%	12,300,000	As Is	7/2/2025
24	Loan		1	Myrtle Vanderbilt	3,600	11,412	656,009	1.35	1.32	8.6%	8.4%	13,100,000	As Is	8/4/2025
25	Loan		1	Prestige Storage Muskegon	13,140	0	681,059	1.47	1.44	9.6%	9.4%	10,310,000	As Is	3/31/2025
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio	5,800	0	609,053	1.36	1.35	8.6%	8.5%	9,970,000	As Is	Various
26.01	Property		1	Creekside at Manitou	2,150	0	243,045					4,000,000	As Is	7/26/2025
26.02	Property		1	Country Pines RV Park	2,000	0	201,801					3,130,000	As Is	7/25/2025
26.03	Property		1	Elk Creek Estates	1,650	0	164,207					2,840,000	As Is (excluding Parcel 2)	7/28/2025
27	Loan		1	Cap’n Tom’s Storage	25,886	$0	623,061	1.43	1.38	9.5%	9.2%	13,962,000	As Is	8/1/2025
28	Loan	B	1	LA Fitness - Euless, TX	9,000	41,443	705,079	1.72	1.60	12.2%	11.4%	11,700,000	As Is	8/4/2025
29	Loan		1	58 Dobbin Street	1,500	3,000	545,249	1.35	1.34	9.5%	9.4%	9,500,000	As Is	9/25/2025
30	Loan	B	1	LA Fitness - Pearland, TX	9,000	40,655	652,083	1.72	1.60	12.2%	11.3%	10,900,000	As Is	7/29/2025
31	Loan	I	1	BriteLock Storage - West Haven	4,665	0	563,645	1.77	1.75	10.4%	10.3%	9,000,000	As Is	8/15/2025
32	Loan	J	1	20 North Raymond	4,471	25,277	668,798	2.01	1.92	13.4%	12.9%	10,910,000	As Is	8/25/2025
33	Loan		1	830 East Park Avenue	16,800	$0	397,324	1.48	1.42	9.7%	9.3%	8,090,000	As Is	8/27/2025
34	Loan		1	Extra Space Storage - Marvin D. Love	7,068	0	373,188	1.48	1.45	9.3%	9.1%	6,600,000	As Is	8/1/2025
35	Loan	D	1	Bent Pine MHP	2,950	0	311,461	1.36	1.35	8.8%	8.7%	5,400,000	As Is	7/21/2025
36	Loan		1	Lone Star Secure Storage	3,314	$0	263,084	1.48	1.46	9.9%	9.7%	4,430,000	As Is	8/1/2025

A-1-24

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(2)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant(2)	Largest Tenant SF	Largest Tenant % of NRA
1	Loan	5, 10, 11, 12, A	1	The MC	53.3%	53.3%	93.6%	10/7/2025	No	Food Bazaar	36,097	100.0%
2	Loan	5, 9, 13	1	Vertex HQ	34.0%	34.0%	99.6%	7/1/2025	No	Vertex Pharmaceuticals Incorporated	1,082,417	95.4%
3	Loan	5, 14	1	Terra Apartments	60.4%	60.4%	97.5%	8/19/2025	NAP	NAP	NAP	NAP
4	Loan	8, 15, B	1	Sterling Plaza	67.5%	67.5%	93.1%	8/1/2025	No	Expeditors International of Washington, Inc.	61,800	26.9%
5	Loan		1	The Depot at Nickel Plate	61.4%	61.4%	97.1%	7/25/2025	NAP	NAP	NAP	NAP
6	Loan	6, C	4	West Gramercy Portfolio	55.4%	55.4%	90.9%	8/6/2025
6.01	Property		1	53-55 W 21st St			100.0%	8/6/2025	No	Amber Room	7,000	21.9%
6.02	Property		1	37-39 W 17th St			92.9%	8/6/2025	No	MotherDuck Corp	5,000	14.3%
6.03	Property		1	29 W 17th St			90.0%	8/6/2025	No	Baby Grand Flatiron	2,500	10.0%
6.04	Property		1	147 W 24th St			71.9%	8/6/2025	No	One Star	2,800	15.7%
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio	66.7%	66.7%	92.3%	6/30/2025
7.01	Property		1	Etude West Coast - Locust			95.8%	6/30/2025	NAP	NAP	NAP	NAP
7.02	Property		1	Etude West Coast - Rancho			96.9%	6/30/2025	NAP	NAP	NAP	NAP
7.03	Property		1	Etude West Coast - Dinah			94.3%	6/30/2025	NAP	NAP	NAP	NAP
7.04	Property		1	Etude West Coast - Buffalo			92.3%	6/30/2025	NAP	NAP	NAP	NAP
7.05	Property		1	Etude West Coast - Main			95.2%	6/30/2025	NAP	NAP	NAP	NAP
7.06	Property		1	Etude West Coast - Forest			92.3%	6/30/2025	NAP	NAP	NAP	NAP
7.07	Property		1	Etude West Coast - East Lake			86.8%	6/30/2025	NAP	NAP	NAP	NAP
7.08	Property		1	Etude West Coast - Las Vegas			78.8%	6/30/2025	NAP	NAP	NAP	NAP
7.09	Property		1	Etude West Coast - Walnut			94.8%	6/30/2025	NAP	NAP	NAP	NAP
8	Loan	6, 7, D	6	Fitts MHC Portfolio	66.6%	66.6%	90.3%	9/1/2025
8.01	Property		1	Coastal Acres MHC			92.8%	9/1/2025	NAP	NAP	NAP	NAP
8.02	Property		1	Country Way Village MHC			85.8%	9/1/2025	NAP	NAP	NAP	NAP
8.03	Property		1	Ashland MHC			95.2%	9/1/2025	NAP	NAP	NAP	NAP
8.04	Property		1	Coastal Oaks MHC			83.1%	9/1/2025	NAP	NAP	NAP	NAP
8.05	Property		1	Country Aire MHC			91.3%	9/1/2025	NAP	NAP	NAP	NAP
8.06	Property		1	Woodland Hills MHC			97.5%	9/1/2025	NAP	NAP	NAP	NAP
9	Loan		1	Riverwalk Vista	67.9%	67.9%	94.9%	7/22/2025	NAP	NAP	NAP	NAP
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio	64.8%	64.8%	93.7%	7/30/2025
10.01	Property		1	Rama Apartments			91.8%	7/30/2025	NAP	NAP	NAP	NAP
10.02	Property		1	Whispering Oaks Apartments			95.0%	7/30/2025	NAP	NAP	NAP	NAP
10.03	Property		1	Leawood Plaza Apartments			96.3%	7/30/2025	NAP	NAP	NAP	NAP
11	Loan	6	4	New England Medical Portfolio	70.8%	70.8%	91.7%	8/12/2025
11.01	Property		1	Chelmsford Medical Center			90.1%	8/12/2025	No	Columbia Care	15,204	21.1%
11.02	Property		1	Merrimack Medical Center			93.6%	8/12/2025	No	Social Security Administration	7,797	13.1%
11.03	Property		1	375 Willard Avenue			92.2%	8/12/2025	No	Starling	16,546	52.9%
11.04	Property		1	56 New Driftway			91.2%	8/12/2025	No	Mass General Brigham	7,611	31.7%
12	Loan	5	1	125th & Lenox	68.9%	68.9%	100.0%	3/31/2025	No	Burlington	75,000	43.6%
13	Loan	E	1	Westgate Shopping Center	57.2%	57.2%	91.7%	9/1/2025	No	TJ Maxx	34,746	20.5%
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio	70.0%	70.0%	93.7%	8/31/2025
14.01	Property		1	Palm Harbor Villas			93.9%	8/31/2025	NAP	NAP	NAP	NAP
14.02	Property		1	Heatherwood Apartments			93.5%	8/31/2025	NAP	NAP	NAP	NAP
15	Loan	6	2	Fairway and Silver Creek Mobile Estates	66.1%	66.1%	99.3%	9/1/2025
15.01	Property		1	Fairway Mobile Estates			98.8%	9/1/2025	NAP	NAP	NAP	NAP
15.02	Property		1	Silver Creek Mobile Estates			100.0%	9/1/2025	NAP	NAP	NAP	NAP
16	Loan		1	Residence Inn Middletown Goshen	64.7%	64.7%	81.1%	7/31/2025	NAP	NAP	NAP	NAP
17	Loan	6, F	2	Hunter Village Properties	70.0%	70.0%	97.3%	8/26/2025
17.01	Property		1	Peppermill Village Apartments			98.4%	8/26/2025	NAP	NAP	NAP	NAP
17.02	Property		1	Mayfair Village Apartments			94.4%	8/26/2025	NAP	NAP	NAP	NAP
18	Loan		1	Elevate at South Mountain	68.2%	68.2%	91.4%	9/16/2025	NAP	NAP	NAP	NAP
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio	43.8%	43.8%	82.9%	Various
19.001	Property		1	996 Paragon Way			100.0%	11/1/2025	Yes	Exel Inc.	945,023	100.0%
19.002	Property		1	91-399 Kauhi			0.5%	5/1/2025	No	Board of Water Supply, City and County of Honolulu	10,800	0.5%
19.003	Property		1	11224 Will Walker Road			100.0%	11/1/2025	Yes	Mercedes Benz US International, Inc.	529,568	100.0%
19.004	Property		1	10450 Doral Boulevard			100.0%	11/1/2025	Yes	Hellmann Worldwide Logistics Inc.	240,283	100.0%
19.005	Property		1	1580, 1590 & 1600 Williams Road			100.0%	11/1/2025	Yes	ODW Logistics, Inc.	759,950	100.0%
19.006	Property		1	32150 Just Imagine Drive			100.0%	11/1/2025	Yes	Shurtape Technologies, LLC	644,850	100.0%
19.007	Property		1	6850 Weber Boulevard			100.0%	11/1/2025	Yes	FedEx	265,318	100.0%
19.008	Property		1	1341 N. Clyde Morris Blvd.			100.0%	11/1/2025	Yes	B Braun Melsungen Aktiengesellschaft	399,440	100.0%
19.009	Property		1	27200 SW 127th Avenue			100.0%	11/1/2025	Yes	FedEx	237,756	100.0%

A-1-25

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(2)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant(2)	Largest Tenant SF	Largest Tenant % of NRA
19.010	Property		1	7410 Magi Road			100.0%	11/1/2025	Yes	Science Applications International Corporation	302,400	100.0%
19.011	Property		1	2375 East Newlands Road			100.0%	11/1/2025	Yes	Trex Company, Inc.	337,500	100.0%
19.012	Property		1	3800 Midlink Drive			100.0%	11/1/2025	Yes	General Mills Operations, LLC	158,497	100.0%
19.013	Property		1	13509 Waterworks Street			100.0%	11/1/2025	Yes	FedEx	304,859	100.0%
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street			100.0%	11/1/2025	Yes	Packaging Corp of America	393,971	100.0%
19.015	Property		1	91-141 Kalaeloa			100.0%	11/1/2025	Yes	Par Hawaii Refining, LLC	910,491	100.0%
19.016	Property		1	9860 West Buckeye Road			100.0%	11/1/2025	Yes	Western Container Corporation	288,045	100.0%
19.017	Property		1	125 North Troy Hill Road			100.0%	11/1/2025	Yes	FedEx	225,198	100.0%
19.018	Property		1	11900 Trolley Lane			100.0%	11/1/2025	Yes	FedEx	148,881	100.0%
19.019	Property		1	11501 Wilkinson Drive			100.0%	11/1/2025	Yes	FedEx	144,199	100.0%
19.020	Property		1	2300 North 33rd Avenue East			100.0%	11/1/2025	Yes	TPI Iowa, LLC	337,960	100.0%
19.021	Property		1	5001 West Delbridge Street			100.0%	11/1/2025	Yes	Amesbury Truth	167,171	100.0%
19.022	Property		1	91-238 Kauhi			100.0%	11/1/2025	Yes	Fileminders of Hawaii, LLC	85,317	100.0%
19.023	Property		1	1892 Anfield Road			100.0%	11/1/2025	Yes	FedEx	121,683	100.0%
19.024	Property		1	9215-9347 E Pendleton Pike			0.0%	5/1/2025	No	NAP	NAP	NAP
19.025	Property		1	955 Aeroplaza Drive			100.0%	11/1/2025	Yes	American Tire Distributors, Inc.	125,060	100.0%
19.026	Property		1	3155 Grissom Parkway			100.0%	11/1/2025	Yes	FedEx	144,138	100.0%
19.027	Property		1	3502 Enterprise Avenue			100.0%	11/1/2025	Yes	Refresco Beverages US Inc.	231,350	100.0%
19.028	Property		1	3870 Ronald Reagan Boulevard			100.0%	11/1/2025	Yes	FedEx	97,187	100.0%
19.029	Property		1	700 Marine Drive			100.0%	11/1/2025	Yes	3D Systems, Inc.	200,978	100.0%
19.030	Property		1	3245 Henry Road			100.0%	11/1/2025	Yes	FedEx	131,152	100.0%
19.031	Property		1	2701 S.W. 18TH Street			100.0%	11/1/2025	Yes	FedEx	158,340	100.0%
19.032	Property		1	2482 Century Drive			100.0%	11/1/2025	Yes	Brinkley RV	250,000	100.0%
19.033	Property		1	158 West Yard Road			100.0%	11/1/2025	Yes	Owens Corning Insulating Systems, LLC	354,000	100.0%
19.034	Property		1	55 Commerce Avenue			100.0%	11/1/2025	Yes	American Tire Distributors, Inc.	125,000	100.0%
19.035	Property		1	1415 West Commerce Way			100.0%	11/1/2025	Yes	American Tire Distributors, Inc.	222,000	100.0%
19.036	Property		1	1095 South 4800 West			0.0%	5/1/2025	No	NAP	NAP	NAP
19.037	Property		1	950 Bennett Road			100.0%	11/1/2025	Yes	FedEx	110,621	100.0%
19.038	Property		1	985 Kershaw Street			100.0%	11/1/2025	Yes	FedEx	69,734	100.0%
19.039	Property		1	1990 Hood Road			100.0%	11/1/2025	Yes	Refresco Beverages US Inc.	190,000	100.0%
19.040	Property		1	17200 Manchac Park Lane			100.0%	11/1/2025	Yes	American Tire Distributors, Inc.	125,147	100.0%
19.041	Property		1	7409 Magi Road			100.0%	11/1/2025	Yes	Amazon.com, Inc.	91,776	100.0%
19.042	Property		1	91-329 Kauhi			87.9%	5/1/2025	No	GSA - Animal and Plant Health Inspection Services (GS-09B-02288)	12,300	25.7%
19.043	Property		1	1985 International Way			100.0%	11/1/2025	Yes	Verst Group Logistics, Inc.	189,400	100.0%
19.044	Property		1	200 Orange Point Drive			100.0%	11/1/2025	Yes	American Tire Distributors, Inc.	125,060	100.0%
19.045	Property		1	91-241 Kalaeloa			100.0%	5/1/2025	No	The Kelleher Corporation	24,000	53.3%
19.046	Property		1	2311 South Park Road			100.0%	11/1/2025	Yes	Challenger Lifts, Inc.	137,500	100.0%
19.047	Property		1	2820 State Highway 31			100.0%	11/1/2025	Yes	FedEx	59,281	100.0%
19.048	Property		1	8000 Mid America Blvd.			100.0%	11/1/2025	Yes	Bunzl	110,361	100.0%
19.049	Property		1	14257 E. Easter Avenue			100.0%	11/1/2025	Yes	FedEx	69,865	100.0%
19.050	Property		1	91-080 Hanua			100.0%	11/1/2025	Yes	National Industrial Tire of Hawaii Inc.	216,537	100.0%
19.051	Property		1	3736 Salisbury Road			100.0%	11/1/2025	Yes	FedEx	95,883	100.0%
19.052	Property		1	91-027 Kaomi Loop			100.0%	11/1/2025	Yes	Simonpietri Enterprises	213,575	100.0%
19.053	Property		1	150 Greenhorn Drive			100.0%	11/1/2025	Yes	FedEx	54,199	100.0%
19.054	Property		1	7130 Q Street			100.0%	11/1/2025	Yes	FedEx	89,115	100.0%
19.055	Property		1	235 Great Pond Road			100.0%	11/1/2025	Yes	Central National Gottesman	113,753	100.0%
19.056	Property		1	510 Production Avenue			100.0%	11/1/2025	Yes	FedEx	88,890	100.0%
19.057	Property		1	91-150 Kaomi Loop			100.0%	11/1/2025	Yes	Phoenix V LLC	249,773	100.0%
19.058	Property		1	4501 Industrial Drive			100.0%	11/1/2025	Yes	FedEx	64,211	100.0%
19.059	Property		1	91-222 Olai			100.0%	11/1/2025	Yes	Discount Auto Parts	158,036	100.0%
19.060	Property		1	2580 Technology Drive			100.0%	11/1/2025	Yes	Joseph T. Ryerson and Son, Inc.	89,123	100.0%
19.061	Property		1	301 Commerce Drive			100.0%	11/1/2025	Yes	FedEx	75,262	100.0%
19.062	Property		1	590 Assembly Court			0.0%	5/1/2025	No	NAP	NAP	NAP
19.063	Property		1	7121 South Fifth Avenue			100.0%	11/1/2025	Yes	FedEx	33,394	100.0%
19.064	Property		1	91-250 Komohana			100.0%	11/1/2025	Yes	Mendocino Forest Products Company LLC	107,288	100.0%
19.065	Property		1	91-220 Kalaeloa			100.0%	11/1/2025	Yes	Clean Harbors Environmental Services,Inc.	23,040	100.0%
19.066	Property		1	91-185 Kalaeloa			100.0%	11/1/2025	Yes	Lenox Metals, LLC	121,750	100.0%
19.067	Property		1	91-300 Hanua			100.0%	11/1/2025	Yes	HPM Building Supply	28,320	100.0%
19.068	Property		1	5501 Providence Hill Drive			100.0%	11/1/2025	Yes	FedEx	66,692	100.0%
19.069	Property		1	91-259 Olai			100.0%	5/1/2025	No	Energetic Construction, LLC	91,758	70.2%

A-1-26

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(2)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant(2)	Largest Tenant SF	Largest Tenant % of NRA
19.070	Property		1	2 Tower Drive			100.0%	11/1/2025	Yes	Specialty Cable Corporation	62,390	100.0%
19.071	Property		1	91-064 Kaomi Loop			100.0%	11/1/2025	Yes	Kila Construction, Inc.	98,707	100.0%
19.072	Property		1	91-202 Kalaeloa			100.0%	5/1/2025	No	Confluence Corporation	35,752	42.6%
19.073	Property		1	2100 NW 82nd Avenue			100.0%	11/1/2025	Yes	V.A. Leasing Corporation	37,002	100.0%
19.074	Property		1	91-102 Kaomi Loop			100.0%	11/1/2025	Yes	Airgas USA, LLC	98,707	100.0%
19.075	Property		1	1230 West 171st Street			100.0%	11/1/2025	Yes	The American Bottling Company	40,410	100.0%
19.076	Property		1	91-400 Komohana			100.0%	11/1/2025	Yes	Bomat Holding Company, Inc.	95,745	100.0%
19.077	Property		1	91-265 Hanua			100.0%	5/1/2025	No	Mira Image Construction	52,316	55.0%
19.078	Property		1	91-255 Hanua			100.0%	11/1/2025	Yes	Sunbelt Rentals, Inc.	95,095	100.0%
19.079	Property		1	1415 Industrial Drive			100.0%	11/1/2025	Yes	FedEx	43,824	100.0%
19.080	Property		1	209 South Bud Street			100.0%	11/1/2025	Yes	VRC Companies, LLC	70,293	100.0%
19.081	Property		1	91-110 Kaomi Loop			100.0%	11/1/2025	Yes	Pacific Allied Products, Ltd.	98,707	100.0%
19.082	Property		1	3900 NE 6th Street			100.0%	11/1/2025	Yes	FedEx	24,310	100.0%
19.083	Property		1	91-218 Olai			100.0%	11/1/2025	Yes	McClone Construction	106,504	100.0%
19.084	Property		1	5795 Logistics Parkway			100.0%	11/1/2025	Yes	BE Aerospace, Inc.	38,833	100.0%
19.085	Property		1	91-210 Kauhi			100.0%	11/1/2025	Yes	Sunbelt Rentals, Inc.	16,610	100.0%
19.086	Property		1	435 SE 70th Street			100.0%	11/1/2025	Yes	Heartland Coca-Cola Bottling Company, LLC	40,000	100.0%
19.087	Property		1	2902 Gun Club Road			0.0%	5/1/2025	No	NAP	NAP	NAP
19.088	Property		1	91-210 Olai			100.0%	11/1/2025	Yes	Michael Joseph Signaigo and Alicia Maria Signaigo	54,362	100.0%
19.089	Property		1	91-95 Hanua			100.0%	11/1/2025	Yes	Michael Joseph Signaigo and Alicia Maria Signaigo	40,902	100.0%
19.090	Property		1	91-083 Hanua			100.0%	11/1/2025	Yes	ACA Services, Inc.	47,350	100.0%
19.091	Property		1	2401 Cram Avenue SE			100.0%	11/1/2025	Yes	FedEx	21,662	100.0%
19.092	Property		1	91-119 Olai			100.0%	11/1/2025	Yes	Robert's Hawaii, Inc	97,923	100.0%
19.093	Property		1	3425 Maple Drive			100.0%	11/1/2025	Yes	FedEx	25,398	100.0%
19.094	Property		1	91-174 Olai			91.4%	5/1/2025	No	Kainoa J. Ahsing	46,067	79.3%
19.095	Property		1	5156 American Road			100.0%	11/1/2025	Yes	FedEx	38,360	100.0%
19.096	Property		1	91-252 Kauhi			100.0%	11/1/2025	Yes	Kila Construction, Inc.	43,473	100.0%
19.097	Property		1	91-349 Kauhi			100.0%	11/1/2025	Yes	Bomat Holding Company, Inc.	47,872	100.0%
19.098	Property		1	91-175 Olai			100.0%	11/1/2025	Yes	Doc Bailey Cranes & Equipment of Hawaii, Inc.	47,916	100.0%
19.099	Property		1	91-087 Hanua			100.0%	11/1/2025	Yes	Specialty Surfacing Company, Hawaii, Inc.	22,041	100.0%
19.100	Property		1	91-171 Olai			100.0%	11/1/2025	Yes	Windward Moving and Storage Company Inc.	23,914	100.0%
19.101	Property		1	91-410 Komohana			100.0%	11/1/2025	Yes	CPH, LLC	20,778	100.0%
19.102	Property		1	91-416 Komohana			100.0%	11/1/2025	Yes	CPH, LLC	26,746	100.0%
20	Loan	6	2	Kingsbridge Bronx Portfolio	56.3%	56.3%	100.0%	10/13/2025
20.01	Property		1	5760 & 5790 Broadway			100.0%	10/13/2025	No	Mavis Tire	11,000	32.8%
20.02	Property		1	3632 Kingsbridge			100.0%	10/13/2025	No	Broadway Laundrymart	6,200	83.8%
21	Loan		1	200 Theodore Rice Boulevard	67.4%	67.4%	100.0%	9/10/2025	No	AHEAD, LLC	50,500	45.1%
22	Loan		1	2217 Caton Avenue	67.2%	67.2%	96.6%	8/26/2025	NAP	NAP	NAP	NAP
23	Loan		1	520 East 11 Street	69.9%	69.9%	100.0%	9/5/2025	NAP	NAP	NAP	NAP
24	Loan		1	Myrtle Vanderbilt	59.5%	59.5%	91.7%	9/16/2025	Yes	JP Morgan Chase Bank	3,600	100.0%
25	Loan		1	Prestige Storage Muskegon	70.0%	70.0%	80.9%	9/15/2025	NAP	NAP	NAP	NAP
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio	71.5%	71.5%	93.1%	8/1/2025
26.01	Property		1	Creekside at Manitou			86.0%	8/1/2025	NAP	NAP	NAP	NAP
26.02	Property		1	Country Pines RV Park			95.0%	8/1/2025	NAP	NAP	NAP	NAP
26.03	Property		1	Elk Creek Estates			100.0%	8/1/2025	NAP	NAP	NAP	NAP
27	Loan		1	Cap’n Tom’s Storage	48.7%	48.7%	72.9%	8/31/2025	NAP	NAP	NAP	NAP
28	Loan	B	1	LA Fitness - Euless, TX	53.0%	53.0%	100.0%	11/1/2025	Yes	LA Fitness	45,000	100.0%
29	Loan		1	58 Dobbin Street	61.1%	61.1%	100.0%	9/22/2025	No	Stern's & Korn's Bakery	10,000	66.7%
30	Loan	B	1	LA Fitness - Pearland, TX	52.8%	52.8%	100.0%	11/1/2025	Yes	LA Fitness	45,000	100.0%
31	Loan	I	1	BriteLock Storage - West Haven	60.6%	60.6%	89.4%	8/31/2025	NAP	NAP	NAP	NAP
32	Loan	J	1	20 North Raymond	47.7%	47.7%	97.4%	9/3/2025	No	Saatva	3,458	20.1%
33	Loan		1	830 East Park Avenue	52.5%	52.5%	94.6%	10/10/2025	NAP	NAP	NAP	NAP
34	Loan		1	Extra Space Storage - Marvin D. Love	62.1%	62.1%	82.8%	9/17/2025	NAP	NAP	NAP	NAP
35	Loan	D	1	Bent Pine MHP	66.3%	66.3%	91.5%	8/21/2025	NAP	NAP	NAP	NAP
36	Loan		1	Lone Star Secure Storage	60.9%	60.9%	90.9%	9/30/2025	NAP	NAP	NAP	NAP

A-1-27

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant(2)	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date(4)
1	Loan	5, 10, 11, 12, A	1	The MC	10/18/2043	NAP	NAP	NAP	NAP
2	Loan	5, 9, 13	1	Vertex HQ	6/30/2044	Bright Horizons Children's Centers LLC	12,665	1.1%	5/31/2035
3	Loan	5, 14	1	Terra Apartments	NAP	NAP	NAP	NAP	NAP
4	Loan	8, 15, B	1	Sterling Plaza	6/30/2028	Ericsson Inc.	33,435	14.6%	5/31/2033
5	Loan		1	The Depot at Nickel Plate	NAP	NAP	NAP	NAP	NAP
6	Loan	6, C	4	West Gramercy Portfolio
6.01	Property		1	53-55 W 21st St	6/30/2035	Ironclad	5,000	15.6%	3/31/2026
6.02	Property		1	37-39 W 17th St	11/30/2030	The Yinova Center	5,000	14.3%	9/30/2034
6.03	Property		1	29 W 17th St	7/31/2031	Entiere Dermatology	2,500	10.0%	3/31/2028
6.04	Property		1	147 W 24th St	2/28/2031	Kids at Work	2,500	14.0%	7/31/2035
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio
7.01	Property		1	Etude West Coast - Locust	NAP	NAP	NAP	NAP	NAP
7.02	Property		1	Etude West Coast - Rancho	NAP	NAP	NAP	NAP	NAP
7.03	Property		1	Etude West Coast - Dinah	NAP	NAP	NAP	NAP	NAP
7.04	Property		1	Etude West Coast - Buffalo	NAP	NAP	NAP	NAP	NAP
7.05	Property		1	Etude West Coast - Main	NAP	NAP	NAP	NAP	NAP
7.06	Property		1	Etude West Coast - Forest	NAP	NAP	NAP	NAP	NAP
7.07	Property		1	Etude West Coast - East Lake	NAP	NAP	NAP	NAP	NAP
7.08	Property		1	Etude West Coast - Las Vegas	NAP	NAP	NAP	NAP	NAP
7.09	Property		1	Etude West Coast - Walnut	NAP	NAP	NAP	NAP	NAP
8	Loan	6, 7, D	6	Fitts MHC Portfolio
8.01	Property		1	Coastal Acres MHC	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	Country Way Village MHC	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	Ashland MHC	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	Coastal Oaks MHC	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	Country Aire MHC	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	Woodland Hills MHC	NAP	NAP	NAP	NAP	NAP
9	Loan		1	Riverwalk Vista	NAP	NAP	NAP	NAP	NAP
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio
10.01	Property		1	Rama Apartments	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Whispering Oaks Apartments	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Leawood Plaza Apartments	NAP	NAP	NAP	NAP	NAP
11	Loan	6	4	New England Medical Portfolio
11.01	Property		1	Chelmsford Medical Center	5/31/2026	SRS Medical	13,735	19.1%	8/31/2031
11.02	Property		1	Merrimack Medical Center	2/15/2039	Revere Medical of MA	6,985	11.7%	8/31/2029 (3,844 SF); 9/30/2027 (3,141 SF)
11.03	Property		1	375 Willard Avenue	12/31/2029	Fresenius	8,015	25.6%	12/31/2028
11.04	Property		1	56 New Driftway	8/31/2034	Healthcare South	4,315	18.0%	2/28/2038
12	Loan	5	1	125th & Lenox	2/28/2037	Whole Foods	37,203	21.6%	7/31/2037
13	Loan	E	1	Westgate Shopping Center	1/31/2027	Ann Arbor Public Library	21,926	12.9%	6/30/2029
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio
14.01	Property		1	Palm Harbor Villas	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Heatherwood Apartments	NAP	NAP	NAP	NAP	NAP
15	Loan	6	2	Fairway and Silver Creek Mobile Estates
15.01	Property		1	Fairway Mobile Estates	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	Silver Creek Mobile Estates	NAP	NAP	NAP	NAP	NAP
16	Loan		1	Residence Inn Middletown Goshen	NAP	NAP	NAP	NAP	NAP
17	Loan	6, F	2	Hunter Village Properties
17.01	Property		1	Peppermill Village Apartments	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Mayfair Village Apartments	NAP	NAP	NAP	NAP	NAP
18	Loan		1	Elevate at South Mountain	NAP	NAP	NAP	NAP	NAP
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio
19.001	Property		1	996 Paragon Way	8/31/2029	NAP	NAP	NAP	NAP
19.002	Property		1	91-399 Kauhi	3/31/2026	NAP	NAP	NAP	NAP
19.003	Property		1	11224 Will Walker Road	11/30/2031	NAP	NAP	NAP	NAP
19.004	Property		1	10450 Doral Boulevard	6/30/2028	NAP	NAP	NAP	NAP
19.005	Property		1	1580, 1590 & 1600 Williams Road	5/31/2026	NAP	NAP	NAP	NAP
19.006	Property		1	32150 Just Imagine Drive	5/31/2031	NAP	NAP	NAP	NAP
19.007	Property		1	6850 Weber Boulevard	6/30/2033	NAP	NAP	NAP	NAP
19.008	Property		1	1341 N. Clyde Morris Blvd.	2/28/2033	NAP	NAP	NAP	NAP
19.009	Property		1	27200 SW 127th Avenue	3/31/2032	NAP	NAP	NAP	NAP

A-1-28

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant(2)	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date(4)
19.010	Property		1	7410 Magi Road	6/30/2031	NAP	NAP	NAP	NAP
19.011	Property		1	2375 East Newlands Road	5/31/2035	NAP	NAP	NAP	NAP
19.012	Property		1	3800 Midlink Drive	7/31/2029	NAP	NAP	NAP	NAP
19.013	Property		1	13509 Waterworks Street	12/31/2029	NAP	NAP	NAP	NAP
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	7/31/2035	NAP	NAP	NAP	NAP
19.015	Property		1	91-141 Kalaeloa	12/31/2029	NAP	NAP	NAP	NAP
19.016	Property		1	9860 West Buckeye Road	4/30/2027	NAP	NAP	NAP	NAP
19.017	Property		1	125 North Troy Hill Road	1/31/2031	NAP	NAP	NAP	NAP
19.018	Property		1	11900 Trolley Lane	7/31/2028	NAP	NAP	NAP	NAP
19.019	Property		1	11501 Wilkinson Drive	9/30/2028	NAP	NAP	NAP	NAP
19.020	Property		1	2300 North 33rd Avenue East	1/31/2033	NAP	NAP	NAP	NAP
19.021	Property		1	5001 West Delbridge Street	2/28/2037	NAP	NAP	NAP	NAP
19.022	Property		1	91-238 Kauhi	10/31/2027	NAP	NAP	NAP	NAP
19.023	Property		1	1892 Anfield Road	8/31/2032	NAP	NAP	NAP	NAP
19.024	Property		1	9215-9347 E Pendleton Pike	NAP	NAP	NAP	NAP	NAP
19.025	Property		1	955 Aeroplaza Drive	9/30/2033	NAP	NAP	NAP	NAP
19.026	Property		1	3155 Grissom Parkway	9/30/2029	NAP	NAP	NAP	NAP
19.027	Property		1	3502 Enterprise Avenue	12/31/2029	NAP	NAP	NAP	NAP
19.028	Property		1	3870 Ronald Reagan Boulevard	8/31/2029	NAP	NAP	NAP	NAP
19.029	Property		1	700 Marine Drive	6/30/2029	NAP	NAP	NAP	NAP
19.030	Property		1	3245 Henry Road	9/30/2029	NAP	NAP	NAP	NAP
19.031	Property		1	2701 S.W. 18TH Street	7/31/2030	NAP	NAP	NAP	NAP
19.032	Property		1	2482 Century Drive	3/31/2030	NAP	NAP	NAP	NAP
19.033	Property		1	158 West Yard Road	7/31/2029	NAP	NAP	NAP	NAP
19.034	Property		1	55 Commerce Avenue	6/30/2033	NAP	NAP	NAP	NAP
19.035	Property		1	1415 West Commerce Way	6/30/2030	NAP	NAP	NAP	NAP
19.036	Property		1	1095 South 4800 West	NAP	NAP	NAP	NAP	NAP
19.037	Property		1	950 Bennett Road	11/30/2027	NAP	NAP	NAP	NAP
19.038	Property		1	985 Kershaw Street	3/31/2035	NAP	NAP	NAP	NAP
19.039	Property		1	1990 Hood Road	6/30/2030	NAP	NAP	NAP	NAP
19.040	Property		1	17200 Manchac Park Lane	2/28/2034	NAP	NAP	NAP	NAP
19.041	Property		1	7409 Magi Road	6/30/2029	NAP	NAP	NAP	NAP
19.042	Property		1	91-329 Kauhi	9/29/2028	Upright Fencing Hawaii LLC	7,500	15.7%	12/31/2026
19.043	Property		1	1985 International Way	8/31/2025	NAP	NAP	NAP	NAP
19.044	Property		1	200 Orange Point Drive	12/31/2029	NAP	NAP	NAP	NAP
19.045	Property		1	91-241 Kalaeloa	4/30/2029	Strategic Building Products Hawaii, LLC	21,000	46.7%	7/31/2027
19.046	Property		1	2311 South Park Road	6/7/2026	NAP	NAP	NAP	NAP
19.047	Property		1	2820 State Highway 31	8/31/2027	NAP	NAP	NAP	NAP
19.048	Property		1	8000 Mid America Blvd.	9/30/2029	NAP	NAP	NAP	NAP
19.049	Property		1	14257 E. Easter Avenue	10/31/2028	NAP	NAP	NAP	NAP
19.050	Property		1	91-080 Hanua	6/30/2034	NAP	NAP	NAP	NAP
19.051	Property		1	3736 Salisbury Road	5/31/2029	NAP	NAP	NAP	NAP
19.052	Property		1	91-027 Kaomi Loop	12/31/2025	NAP	NAP	NAP	NAP
19.053	Property		1	150 Greenhorn Drive	5/31/2030	NAP	NAP	NAP	NAP
19.054	Property		1	7130 Q Street	10/31/2028	NAP	NAP	NAP	NAP
19.055	Property		1	235 Great Pond Road	9/30/2028	NAP	NAP	NAP	NAP
19.056	Property		1	510 Production Avenue	7/31/2026	NAP	NAP	NAP	NAP
19.057	Property		1	91-150 Kaomi Loop	8/31/2042	NAP	NAP	NAP	NAP
19.058	Property		1	4501 Industrial Drive	7/31/2030	NAP	NAP	NAP	NAP
19.059	Property		1	91-222 Olai	12/31/2029	NAP	NAP	NAP	NAP
19.060	Property		1	2580 Technology Drive	1/31/2028	NAP	NAP	NAP	NAP
19.061	Property		1	301 Commerce Drive	2/28/2027	NAP	NAP	NAP	NAP
19.062	Property		1	590 Assembly Court	NAP	NAP	NAP	NAP	NAP
19.063	Property		1	7121 South Fifth Avenue	9/30/2026	NAP	NAP	NAP	NAP
19.064	Property		1	91-250 Komohana	11/30/2028	NAP	NAP	NAP	NAP
19.065	Property		1	91-220 Kalaeloa	4/30/2032	NAP	NAP	NAP	NAP
19.066	Property		1	91-185 Kalaeloa	2/29/2040	NAP	NAP	NAP	NAP
19.067	Property		1	91-300 Hanua	12/31/2039	NAP	NAP	NAP	NAP
19.068	Property		1	5501 Providence Hill Drive	4/30/2029	NAP	NAP	NAP	NAP
19.069	Property		1	91-259 Olai	12/31/2027	J&M Blasting and Painting, Inc.	38,921	29.8%	10/31/2026

A-1-29

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant(2)	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date(4)
19.070	Property		1	2 Tower Drive	1/31/2034	NAP	NAP	NAP	NAP
19.071	Property		1	91-064 Kaomi Loop	10/31/2033	NAP	NAP	NAP	NAP
19.072	Property		1	91-202 Kalaeloa	4/30/2027	IG Steel LLC	22,726	27.1%	12/31/2028
19.073	Property		1	2100 NW 82nd Avenue	7/31/2032	NAP	NAP	NAP	NAP
19.074	Property		1	91-102 Kaomi Loop	8/31/2034	NAP	NAP	NAP	NAP
19.075	Property		1	1230 West 171st Street	3/31/2029	NAP	NAP	NAP	NAP
19.076	Property		1	91-400 Komohana	12/31/2038	NAP	NAP	NAP	NAP
19.077	Property		1	91-265 Hanua	8/31/2028	Cornerstone Construction Material, LLC	42,779	45.0%	3/31/2030
19.078	Property		1	91-255 Hanua	1/31/2037	NAP	NAP	NAP	NAP
19.079	Property		1	1415 Industrial Drive	9/30/2027	NAP	NAP	NAP	NAP
19.080	Property		1	209 South Bud Street	12/31/2032	NAP	NAP	NAP	NAP
19.081	Property		1	91-110 Kaomi Loop	2/28/2031	NAP	NAP	NAP	NAP
19.082	Property		1	3900 NE 6th Street	5/31/2026	NAP	NAP	NAP	NAP
19.083	Property		1	91-218 Olai	1/31/2028	NAP	NAP	NAP	NAP
19.084	Property		1	5795 Logistics Parkway	6/30/2027	NAP	NAP	NAP	NAP
19.085	Property		1	91-210 Kauhi	1/31/2037	NAP	NAP	NAP	NAP
19.086	Property		1	435 SE 70th Street	9/30/2026	NAP	NAP	NAP	NAP
19.087	Property		1	2902 Gun Club Road	NAP	NAP	NAP	NAP	NAP
19.088	Property		1	91-210 Olai	8/31/2039	NAP	NAP	NAP	NAP
19.089	Property		1	91-95 Hanua	8/31/2039	NAP	NAP	NAP	NAP
19.090	Property		1	91-083 Hanua	12/31/2027	NAP	NAP	NAP	NAP
19.091	Property		1	2401 Cram Avenue SE	5/31/2027	NAP	NAP	NAP	NAP
19.092	Property		1	91-119 Olai	9/30/2030	NAP	NAP	NAP	NAP
19.093	Property		1	3425 Maple Drive	5/31/2029	NAP	NAP	NAP	NAP
19.094	Property		1	91-174 Olai	12/31/2025	New Cingular Wireless PCS, LLC	7,057	12.1%	6/30/2027
19.095	Property		1	5156 American Road	6/30/2028	NAP	NAP	NAP	NAP
19.096	Property		1	91-252 Kauhi	9/30/2045	NAP	NAP	NAP	NAP
19.097	Property		1	91-349 Kauhi	12/31/2038	NAP	NAP	NAP	NAP
19.098	Property		1	91-175 Olai	6/30/2031	NAP	NAP	NAP	NAP
19.099	Property		1	91-087 Hanua	7/31/2039	NAP	NAP	NAP	NAP
19.100	Property		1	91-171 Olai	4/30/2030	NAP	NAP	NAP	NAP
19.101	Property		1	91-410 Komohana	10/31/2027	NAP	NAP	NAP	NAP
19.102	Property		1	91-416 Komohana	10/31/2027	NAP	NAP	NAP	NAP
20	Loan	6	2	Kingsbridge Bronx Portfolio
20.01	Property		1	5760 & 5790 Broadway	9/30/2039	Broadway Liquor Wine Warehouse	7,500	22.4%	10/2/2038
20.02	Property		1	3632 Kingsbridge	12/31/2033	Holistic Home Care	1,200	16.2%	2/27/2029
21	Loan		1	200 Theodore Rice Boulevard	9/30/2027	MA Office of the H&HS	26,678	23.8%	8/31/2031
22	Loan		1	2217 Caton Avenue	NAP	NAP	NAP	NAP	NAP
23	Loan		1	520 East 11 Street	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Myrtle Vanderbilt	4/30/2029	NAP	NAP	NAP	NAP
25	Loan		1	Prestige Storage Muskegon	NAP	NAP	NAP	NAP	NAP
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio
26.01	Property		1	Creekside at Manitou	NAP	NAP	NAP	NAP	NAP
26.02	Property		1	Country Pines RV Park	NAP	NAP	NAP	NAP	NAP
26.03	Property		1	Elk Creek Estates	NAP	NAP	NAP	NAP	NAP
27	Loan		1	Cap’n Tom’s Storage	NAP	NAP	NAP	NAP	NAP
28	Loan	B	1	LA Fitness - Euless, TX	7/31/2035	NAP	NAP	NAP	NAP
29	Loan		1	58 Dobbin Street	1/1/2035	Devash Mezonos Inc.	5,000	33.3%	1/1/2035
30	Loan	B	1	LA Fitness - Pearland, TX	7/31/2035	NAP	NAP	NAP	NAP
31	Loan	I	1	BriteLock Storage - West Haven	NAP	NAP	NAP	NAP	NAP
32	Loan	J	1	20 North Raymond	5/31/2035	Milon Pluas, LLP	3,158	18.4%	11/30/2026
33	Loan		1	830 East Park Avenue	NAP	NAP	NAP	NAP	NAP
34	Loan		1	Extra Space Storage - Marvin D. Love	NAP	NAP	NAP	NAP	NAP
35	Loan	D	1	Bent Pine MHP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Lone Star Secure Storage	NAP	NAP	NAP	NAP	NAP

A-1-30

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant(2)	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date(4)	Fourth Largest Tenant(2)	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date(4)
1	Loan	5, 10, 11, 12, A	1	The MC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	5, 9, 13	1	Vertex HQ	11 Fan Pier Restaurant, LLC (dba Serafina)	8,747	0.8%	6/30/2032	Pier 50, LLC (dba Committee)	7,404	0.7%	5/31/2035
3	Loan	5, 14	1	Terra Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	8, 15, B	1	Sterling Plaza	Synology America Corp.	20,962	9.1%	7/31/2030	Casne Engineering, Inc.	18,998	8.3%	3/31/2029
5	Loan		1	The Depot at Nickel Plate	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	6, C	4	West Gramercy Portfolio
6.01	Property		1	53-55 W 21st St	Blacksmith Software	5,000	15.6%	3/15/2027	Influencer Labs	5,000	15.6%	11/1/2027
6.02	Property		1	37-39 W 17th St	Basta Pasta	2,500	7.1%	2/28/2027	Yakiniku Futago	2,500	7.1%	11/13/2032
6.03	Property		1	29 W 17th St	Reposite	2,500	10.0%	3/15/2026	LineLeap	2,500	10.0%	5/31/2026
6.04	Property		1	147 W 24th St	Affiniti	2,500	14.0%	5/31/2026	Lume AI	2,500	14.0%	5/31/2026
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio
7.01	Property		1	Etude West Coast - Locust	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.02	Property		1	Etude West Coast - Rancho	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.03	Property		1	Etude West Coast - Dinah	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.04	Property		1	Etude West Coast - Buffalo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.05	Property		1	Etude West Coast - Main	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.06	Property		1	Etude West Coast - Forest	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.07	Property		1	Etude West Coast - East Lake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.08	Property		1	Etude West Coast - Las Vegas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.09	Property		1	Etude West Coast - Walnut	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	6, 7, D	6	Fitts MHC Portfolio
8.01	Property		1	Coastal Acres MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	Country Way Village MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	Ashland MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	Coastal Oaks MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	Country Aire MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	Woodland Hills MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan		1	Riverwalk Vista	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio
10.01	Property		1	Rama Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Whispering Oaks Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Leawood Plaza Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	6	4	New England Medical Portfolio
11.01	Property		1	Chelmsford Medical Center	Chelmsford Executive Suites	9,562	13.3%	6/30/2027	MA ENT	8,394	11.7%	8/31/2034
11.02	Property		1	Merrimack Medical Center	Northeast Rehabilitation	6,072	10.2%	7/31/2034	EOne Medical	5,487	9.2%	6/30/2030
11.03	Property		1	375 Willard Avenue	Family Dental	4,277	13.7%	11/30/2029	NAP	NAP	NAP	NAP
11.04	Property		1	56 New Driftway	Scituate Family Dental	2,432	10.1%	1/31/2033	Bay State Physical Therapy	2,375	9.9%	1/21/2026
12	Loan	5	1	125th & Lenox	Raymour & Flanigan	36,411	21.2%	11/30/2031	Olive Garden	10,500	6.1%	12/31/2026
13	Loan	E	1	Westgate Shopping Center	Staples	17,233	10.2%	12/31/2029	Schuler's Books	12,060	7.1%	6/30/2028
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio
14.01	Property		1	Palm Harbor Villas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Heatherwood Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6	2	Fairway and Silver Creek Mobile Estates
15.01	Property		1	Fairway Mobile Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	Silver Creek Mobile Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan		1	Residence Inn Middletown Goshen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	6, F	2	Hunter Village Properties
17.01	Property		1	Peppermill Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Mayfair Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan		1	Elevate at South Mountain	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio
19.001	Property		1	996 Paragon Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.002	Property		1	91-399 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.003	Property		1	11224 Will Walker Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.004	Property		1	10450 Doral Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.005	Property		1	1580, 1590 & 1600 Williams Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.006	Property		1	32150 Just Imagine Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.007	Property		1	6850 Weber Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.008	Property		1	1341 N. Clyde Morris Blvd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.009	Property		1	27200 SW 127th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-31

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant(2)	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date(4)	Fourth Largest Tenant(2)	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date(4)
19.010	Property		1	7410 Magi Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.011	Property		1	2375 East Newlands Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.012	Property		1	3800 Midlink Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.013	Property		1	13509 Waterworks Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.015	Property		1	91-141 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.016	Property		1	9860 West Buckeye Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.017	Property		1	125 North Troy Hill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.018	Property		1	11900 Trolley Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.019	Property		1	11501 Wilkinson Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.020	Property		1	2300 North 33rd Avenue East	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.021	Property		1	5001 West Delbridge Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.022	Property		1	91-238 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.023	Property		1	1892 Anfield Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.024	Property		1	9215-9347 E Pendleton Pike	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.025	Property		1	955 Aeroplaza Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.026	Property		1	3155 Grissom Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.027	Property		1	3502 Enterprise Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.028	Property		1	3870 Ronald Reagan Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.029	Property		1	700 Marine Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.030	Property		1	3245 Henry Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.031	Property		1	2701 S.W. 18TH Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.032	Property		1	2482 Century Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.033	Property		1	158 West Yard Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.034	Property		1	55 Commerce Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.035	Property		1	1415 West Commerce Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.036	Property		1	1095 South 4800 West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.037	Property		1	950 Bennett Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.038	Property		1	985 Kershaw Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.039	Property		1	1990 Hood Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.040	Property		1	17200 Manchac Park Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.041	Property		1	7409 Magi Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.042	Property		1	91-329 Kauhi	The True Vine	5,400	11.3%	MTM	Price Enterprises, Inc.	4,200	8.8%	8/31/2026
19.043	Property		1	1985 International Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.044	Property		1	200 Orange Point Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.045	Property		1	91-241 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.046	Property		1	2311 South Park Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.047	Property		1	2820 State Highway 31	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.048	Property		1	8000 Mid America Blvd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.049	Property		1	14257 E. Easter Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.050	Property		1	91-080 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.051	Property		1	3736 Salisbury Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.052	Property		1	91-027 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.053	Property		1	150 Greenhorn Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.054	Property		1	7130 Q Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.055	Property		1	235 Great Pond Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.056	Property		1	510 Production Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.057	Property		1	91-150 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.058	Property		1	4501 Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.059	Property		1	91-222 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.060	Property		1	2580 Technology Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.061	Property		1	301 Commerce Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.062	Property		1	590 Assembly Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.063	Property		1	7121 South Fifth Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.064	Property		1	91-250 Komohana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.065	Property		1	91-220 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.066	Property		1	91-185 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.067	Property		1	91-300 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.068	Property		1	5501 Providence Hill Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.069	Property		1	91-259 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-32

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant(2)	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date(4)	Fourth Largest Tenant(2)	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date(4)
19.070	Property		1	2 Tower Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.071	Property		1	91-064 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.072	Property		1	91-202 Kalaeloa	Surecan LLC	16,770	20.0%	1/8/2029	RD's Welding & Repair LLC	8,660	10.3%	12/31/2027
19.073	Property		1	2100 NW 82nd Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.074	Property		1	91-102 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.075	Property		1	1230 West 171st Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.076	Property		1	91-400 Komohana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.077	Property		1	91-265 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.078	Property		1	91-255 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.079	Property		1	1415 Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.080	Property		1	209 South Bud Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.081	Property		1	91-110 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.082	Property		1	3900 NE 6th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.083	Property		1	91-218 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.084	Property		1	5795 Logistics Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.085	Property		1	91-210 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.086	Property		1	435 SE 70th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.087	Property		1	2902 Gun Club Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.088	Property		1	91-210 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.089	Property		1	91-95 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.090	Property		1	91-083 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.091	Property		1	2401 Cram Avenue SE	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.092	Property		1	91-119 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.093	Property		1	3425 Maple Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.094	Property		1	91-174 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.095	Property		1	5156 American Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.096	Property		1	91-252 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.097	Property		1	91-349 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.098	Property		1	91-175 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.099	Property		1	91-087 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.100	Property		1	91-171 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.101	Property		1	91-410 Komohana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.102	Property		1	91-416 Komohana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	6	2	Kingsbridge Bronx Portfolio
20.01	Property		1	5760 & 5790 Broadway	Ace Hardware	6,500	19.4%	9/30/2029	Printing Digital USA	5,000	14.9%	10/2/2030
20.02	Property		1	3632 Kingsbridge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	200 Theodore Rice Boulevard	MA State Lottery	25,787	23.0%	10/27/2034	MA DOT	9,024	8.1%	2/5/2027
22	Loan		1	2217 Caton Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	520 East 11 Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Myrtle Vanderbilt	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	Prestige Storage Muskegon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio
26.01	Property		1	Creekside at Manitou	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.02	Property		1	Country Pines RV Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.03	Property		1	Elk Creek Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	Cap’n Tom’s Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	B	1	LA Fitness - Euless, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	58 Dobbin Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	B	1	LA Fitness - Pearland, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	I	1	BriteLock Storage - West Haven	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	J	1	20 North Raymond	Vashdi, Inc., a CA Corp	3,089	18.0%	5/31/2027	Sip Fresh Franchising LLC	2,061	12.0%	4/30/2028
33	Loan		1	830 East Park Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	Extra Space Storage - Marvin D. Love	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	D	1	Bent Pine MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Lone Star Secure Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-33

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant(2)	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date(4)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone
1	Loan	5, 10, 11, 12, A	1	The MC	NAP	NAP	NAP	NAP	8/20/2025	NAP	8/20/2025	NAP	NAP	No
2	Loan	5, 9, 13	1	Vertex HQ	Third Sector New England, Inc.	4,355	0.4%	2/28/2029	6/16/2025	NAP	6/16/2025	NAP	NAP	No
3	Loan	5, 14	1	Terra Apartments	NAP	NAP	NAP	NAP	7/28/2025	NAP	7/29/2025	NAP	NAP	No
4	Loan	8, 15, B	1	Sterling Plaza	iSHIP, INC.	16,174	7.0%	6/30/2029	8/25/2025	NAP	8/25/2025	8/19/2025	10%	No
5	Loan		1	The Depot at Nickel Plate	NAP	NAP	NAP	NAP	7/18/2025	NAP	7/18/2025	NAP	NAP	No
6	Loan	6, C	4	West Gramercy Portfolio
6.01	Property		1	53-55 W 21st St	Instant	5,000	15.6%	8/31/2028	5/28/2025	NAP	5/27/2025	NAP	NAP	No
6.02	Property		1	37-39 W 17th St	Sovrn	2,500	7.1%	11/30/2027	5/27/2025	NAP	5/27/2025	NAP	NAP	No
6.03	Property		1	29 W 17th St	Locala	2,500	10.0%	8/31/2027	5/27/2025	NAP	5/27/2025	NAP	NAP	No
6.04	Property		1	147 W 24th St	File AI	2,500	14.0%	10/31/2026	5/28/2025	NAP	5/27/2025	NAP	NAP	No
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio
7.01	Property		1	Etude West Coast - Locust	NAP	NAP	NAP	NAP	6/18/2025	NAP	7/28/2025	7/28/2025	11%	No
7.02	Property		1	Etude West Coast - Rancho	NAP	NAP	NAP	NAP	6/18/2025	NAP	7/28/2025	7/28/2025	11%	No
7.03	Property		1	Etude West Coast - Dinah	NAP	NAP	NAP	NAP	6/19/2025	NAP	7/28/2025	7/28/2025	12%	No
7.04	Property		1	Etude West Coast - Buffalo	NAP	NAP	NAP	NAP	6/18/2025	NAP	7/28/2025	NAP	NAP	No
7.05	Property		1	Etude West Coast - Main	NAP	NAP	NAP	NAP	6/18/2025	NAP	7/28/2025	7/28/2025	8%	No
7.06	Property		1	Etude West Coast - Forest	NAP	NAP	NAP	NAP	6/18/2025	NAP	7/28/2025	7/28/2025	7%	No
7.07	Property		1	Etude West Coast - East Lake	NAP	NAP	NAP	NAP	6/18/2025	NAP	7/28/2025	NAP	NAP	No
7.08	Property		1	Etude West Coast - Las Vegas	NAP	NAP	NAP	NAP	6/18/2025	NAP	7/28/2025	NAP	NAP	No
7.09	Property		1	Etude West Coast - Walnut	NAP	NAP	NAP	NAP	6/18/2025	NAP	7/28/2025	7/28/2025	9%	No
8	Loan	6, 7, D	6	Fitts MHC Portfolio
8.01	Property		1	Coastal Acres MHC	NAP	NAP	NAP	NAP	8/18/2025	NAP	8/19/2025	NAP	NAP	No
8.02	Property		1	Country Way Village MHC	NAP	NAP	NAP	NAP	8/1/2025	NAP	8/19/2025	NAP	NAP	Yes - AE
8.03	Property		1	Ashland MHC	NAP	NAP	NAP	NAP	8/18/2025	NAP	8/15/2025	NAP	NAP	No
8.04	Property		1	Coastal Oaks MHC	NAP	NAP	NAP	NAP	8/18/2025	NAP	8/19/2025	NAP	NAP	No
8.05	Property		1	Country Aire MHC	NAP	NAP	NAP	NAP	8/18/2025	NAP	8/19/2025	NAP	NAP	No
8.06	Property		1	Woodland Hills MHC	NAP	NAP	NAP	NAP	8/18/2025	NAP	8/15/2025	NAP	NAP	No
9	Loan		1	Riverwalk Vista	NAP	NAP	NAP	NAP	7/25/2025	NAP	7/25/2025	NAP	NAP	No
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio
10.01	Property		1	Rama Apartments	NAP	NAP	NAP	NAP	7/10/2025	NAP	7/10/2025	NAP	NAP	No
10.02	Property		1	Whispering Oaks Apartments	NAP	NAP	NAP	NAP	7/10/2025	NAP	7/10/2025	NAP	NAP	Yes - AE & X
10.03	Property		1	Leawood Plaza Apartments	NAP	NAP	NAP	NAP	7/10/2025	NAP	7/10/2025	NAP	NAP	Yes - AE
11	Loan	6	4	New England Medical Portfolio
11.01	Property		1	Chelmsford Medical Center	West Suburban Eye Surgery Center	8,138	11.3%	11/30/2031	4/30/2025	NAP	5/2/2025	NAP	NAP	No
11.02	Property		1	Merrimack Medical Center	Tallman Eye Associates	3,190	5.4%	4/30/2026	7/1/2025	NAP	8/4/2025	NAP	NAP	No
11.03	Property		1	375 Willard Avenue	NAP	NAP	NAP	NAP	5/6/2025	6/27/2025	5/12/2025	NAP	NAP	No
11.04	Property		1	56 New Driftway	Pearl Dental Associates	2,100	8.7%	6/30/2031	5/7/2025	NAP	7/31/2025	NAP	NAP	No
12	Loan	5	1	125th & Lenox	H&M	9,900	5.8%	1/31/2032	5/23/2025	NAP	5/23/2025	NAP	NAP	No
13	Loan	E	1	Westgate Shopping Center	Happy House	8,300	4.9%	2/28/2027	9/2/2025	NAP	9/2/2025	NAP	NAP	No
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio
14.01	Property		1	Palm Harbor Villas	NAP	NAP	NAP	NAP	7/2/2025	NAP	7/1/2025	NAP	NAP	No
14.02	Property		1	Heatherwood Apartments	NAP	NAP	NAP	NAP	7/18/2025	NAP	7/18/2025	NAP	NAP	No
15	Loan	6	2	Fairway and Silver Creek Mobile Estates
15.01	Property		1	Fairway Mobile Estates	NAP	NAP	NAP	NAP	8/5/2025	NAP	8/6/2025	8/4/2025	15%	No
15.02	Property		1	Silver Creek Mobile Estates	NAP	NAP	NAP	NAP	8/5/2025	NAP	8/6/2025	8/4/2025	15%	No
16	Loan		1	Residence Inn Middletown Goshen	NAP	NAP	NAP	NAP	2/12/2025	NAP	2/11/2025	NAP	NAP	No
17	Loan	6, F	2	Hunter Village Properties
17.01	Property		1	Peppermill Village Apartments	NAP	NAP	NAP	NAP	8/8/2025	NAP	8/8/2025	NAP	NAP	No
17.02	Property		1	Mayfair Village Apartments	NAP	NAP	NAP	NAP	8/8/2025	NAP	8/8/2025	NAP	NAP	No
18	Loan		1	Elevate at South Mountain	NAP	NAP	NAP	NAP	9/4/2025	NAP	9/4/2025	NAP	NAP	No
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio
19.001	Property		1	996 Paragon Way	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025	NAP	NAP	No
19.002	Property		1	91-399 Kauhi	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.003	Property		1	11224 Will Walker Road	NAP	NAP	NAP	NAP	4/22/2025	NAP	4/24/2025	NAP	NAP	No
19.004	Property		1	10450 Doral Boulevard	NAP	NAP	NAP	NAP	4/17/2025	NAP	4/24/2025	NAP	NAP	No
19.005	Property		1	1580, 1590 & 1600 Williams Road	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025	NAP	NAP	No
19.006	Property		1	32150 Just Imagine Drive	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025	NAP	NAP	No
19.007	Property		1	6850 Weber Boulevard	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025	NAP	NAP	No
19.008	Property		1	1341 N. Clyde Morris Blvd.	NAP	NAP	NAP	NAP	4/16/2025	NAP	4/14/2025	NAP	NAP	No
19.009	Property		1	27200 SW 127th Avenue	NAP	NAP	NAP	NAP	4/24/2025	NAP	4/22/2025	NAP	NAP	No

A-1-34

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant(2)	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date(4)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone
19.010	Property		1	7410 Magi Road	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025	NAP	NAP	No
19.011	Property		1	2375 East Newlands Road	NAP	NAP	NAP	NAP	4/24/2025	NAP	5/13/2025	4/18/2025	7%	No
19.012	Property		1	3800 Midlink Drive	NAP	NAP	NAP	NAP	4/24/2025	NAP	5/13/2025	NAP	NAP	No
19.013	Property		1	13509 Waterworks Street	NAP	NAP	NAP	NAP	4/16/2025	NAP	4/18/2025	NAP	NAP	No
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	NAP	NAP	NAP	NAP	4/24/2025	NAP	4/24/2025	NAP	NAP	No
19.015	Property		1	91-141 Kalaeloa	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.016	Property		1	9860 West Buckeye Road	NAP	NAP	NAP	NAP	4/24/2025	NAP	4/24/2025	NAP	NAP	No
19.017	Property		1	125 North Troy Hill Road	NAP	NAP	NAP	NAP	4/22/2025	NAP	4/21/2025	NAP	NAP	No
19.018	Property		1	11900 Trolley Lane	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025	NAP	NAP	No
19.019	Property		1	11501 Wilkinson Drive	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025	NAP	NAP	No
19.020	Property		1	2300 North 33rd Avenue East	NAP	NAP	NAP	NAP	5/19/2025	NAP	4/24/2025	NAP	NAP	No
19.021	Property		1	5001 West Delbridge Street	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025	NAP	NAP	No
19.022	Property		1	91-238 Kauhi	NAP	NAP	NAP	NAP	5/19/2025	NAP	4/24/2025	NAP	NAP	No
19.023	Property		1	1892 Anfield Road	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025	NAP	NAP	No
19.024	Property		1	9215-9347 E Pendleton Pike	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/24/2025	NAP	NAP	No
19.025	Property		1	955 Aeroplaza Drive	NAP	NAP	NAP	NAP	4/23/2025	NAP	4/24/2025	NAP	NAP	No
19.026	Property		1	3155 Grissom Parkway	NAP	NAP	NAP	NAP	4/11/2025	NAP	4/14/2025	NAP	NAP	No
19.027	Property		1	3502 Enterprise Avenue	NAP	NAP	NAP	NAP	4/24/2025	NAP	5/13/2025	NAP	NAP	No
19.028	Property		1	3870 Ronald Reagan Boulevard	NAP	NAP	NAP	NAP	4/17/2025	NAP	4/18/2025	NAP	NAP	No
19.029	Property		1	700 Marine Drive	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025	NAP	NAP	No
19.030	Property		1	3245 Henry Road	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025	NAP	NAP	No
19.031	Property		1	2701 S.W. 18TH Street	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025	NAP	NAP	No
19.032	Property		1	2482 Century Drive	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/24/2025	NAP	NAP	No
19.033	Property		1	158 West Yard Road	NAP	NAP	NAP	NAP	4/17/2025	NAP	5/13/2025	NAP	NAP	No
19.034	Property		1	55 Commerce Avenue	NAP	NAP	NAP	NAP	4/24/2025	NAP	5/13/2025	NAP	NAP	No
19.035	Property		1	1415 West Commerce Way	NAP	NAP	NAP	NAP	4/24/2025	NAP	5/13/2025	NAP	NAP	No
19.036	Property		1	1095 South 4800 West	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025	4/18/2025	7%	No
19.037	Property		1	950 Bennett Road	NAP	NAP	NAP	NAP	4/24/2025	NAP	4/14/2025	NAP	NAP	No
19.038	Property		1	985 Kershaw Street	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025	4/18/2025	7%	No
19.039	Property		1	1990 Hood Road	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025	NAP	NAP	No
19.040	Property		1	17200 Manchac Park Lane	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025	NAP	NAP	No
19.041	Property		1	7409 Magi Road	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025	NAP	NAP	No
19.042	Property		1	91-329 Kauhi	Foundations Hawaii, Inc.	4,200	8.8%	5/31/2027	5/19/2025	NAP	4/24/2025	NAP	NAP	No
19.043	Property		1	1985 International Way	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/22/2025	NAP	NAP	No
19.044	Property		1	200 Orange Point Drive	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025	NAP	NAP	No
19.045	Property		1	91-241 Kalaeloa	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/24/2025	NAP	NAP	No
19.046	Property		1	2311 South Park Road	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/24/2025	NAP	NAP	No
19.047	Property		1	2820 State Highway 31	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025	NAP	NAP	No
19.048	Property		1	8000 Mid America Blvd.	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025	NAP	NAP	No
19.049	Property		1	14257 E. Easter Avenue	NAP	NAP	NAP	NAP	4/16/2025	NAP	4/18/2025	NAP	NAP	No
19.050	Property		1	91-080 Hanua	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.051	Property		1	3736 Salisbury Road	NAP	NAP	NAP	NAP	4/15/2025	NAP	4/18/2025	NAP	NAP	No
19.052	Property		1	91-027 Kaomi Loop	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.053	Property		1	150 Greenhorn Drive	NAP	NAP	NAP	NAP	4/22/2025	NAP	4/18/2025	NAP	NAP	No
19.054	Property		1	7130 Q Street	NAP	NAP	NAP	NAP	4/24/2025	NAP	5/13/2025	NAP	NAP	Yes - AE
19.055	Property		1	235 Great Pond Road	NAP	NAP	NAP	NAP	4/24/2025	NAP	4/24/2025	NAP	NAP	No
19.056	Property		1	510 Production Avenue	NAP	NAP	NAP	NAP	4/23/2025	NAP	4/24/2025	NAP	NAP	No
19.057	Property		1	91-150 Kaomi Loop	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.058	Property		1	4501 Industrial Drive	NAP	NAP	NAP	NAP	4/23/2025	NAP	4/24/2025	NAP	NAP	No
19.059	Property		1	91-222 Olai	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.060	Property		1	2580 Technology Drive	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/24/2025	NAP	NAP	No
19.061	Property		1	301 Commerce Drive	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025	NAP	NAP	No
19.062	Property		1	590 Assembly Court	NAP	NAP	NAP	NAP	4/24/2025	NAP	5/13/2025	NAP	NAP	No
19.063	Property		1	7121 South Fifth Avenue	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/24/2025	NAP	NAP	No
19.064	Property		1	91-250 Komohana	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.065	Property		1	91-220 Kalaeloa	NAP	NAP	NAP	NAP	5/19/2025	NAP	4/24/2025	NAP	NAP	No
19.066	Property		1	91-185 Kalaeloa	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.067	Property		1	91-300 Hanua	NAP	NAP	NAP	NAP	5/19/2025	NAP	4/24/2025	NAP	NAP	No
19.068	Property		1	5501 Providence Hill Drive	NAP	NAP	NAP	NAP	4/23/2025	NAP	5/13/2025	NAP	NAP	No
19.069	Property		1	91-259 Olai	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No

A-1-35

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant(2)	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date(4)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone
19.070	Property		1	2 Tower Drive	NAP	NAP	NAP	NAP	4/24/2025	NAP	4/24/2025	NAP	NAP	No
19.071	Property		1	91-064 Kaomi Loop	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.072	Property		1	91-202 Kalaeloa	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/24/2025	NAP	NAP	No
19.073	Property		1	2100 NW 82nd Avenue	NAP	NAP	NAP	NAP	4/18/2025	NAP	4/22/2025	NAP	NAP	Yes - AH
19.074	Property		1	91-102 Kaomi Loop	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.075	Property		1	1230 West 171st Street	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/24/2025	NAP	NAP	No
19.076	Property		1	91-400 Komohana	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.077	Property		1	91-265 Hanua	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.078	Property		1	91-255 Hanua	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.079	Property		1	1415 Industrial Drive	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025	NAP	NAP	No
19.080	Property		1	209 South Bud Street	NAP	NAP	NAP	NAP	5/20/2025	NAP	5/13/2025	NAP	NAP	Yes - AH
19.081	Property		1	91-110 Kaomi Loop	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.082	Property		1	3900 NE 6th Street	NAP	NAP	NAP	NAP	4/23/2025	NAP	5/13/2025	NAP	NAP	No
19.083	Property		1	91-218 Olai	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.084	Property		1	5795 Logistics Parkway	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/14/2025	NAP	NAP	No
19.085	Property		1	91-210 Kauhi	NAP	NAP	NAP	NAP	5/19/2025	NAP	4/24/2025	NAP	NAP	No
19.086	Property		1	435 SE 70th Street	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/24/2025	NAP	NAP	No
19.087	Property		1	2902 Gun Club Road	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/16/2025	NAP	NAP	No
19.088	Property		1	91-210 Olai	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.089	Property		1	91-95 Hanua	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.090	Property		1	91-083 Hanua	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.091	Property		1	2401 Cram Avenue SE	NAP	NAP	NAP	NAP	4/24/2025	NAP	5/13/2025	NAP	NAP	No
19.092	Property		1	91-119 Olai	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.093	Property		1	3425 Maple Drive	NAP	NAP	NAP	NAP	5/19/2025	NAP	4/24/2025	NAP	NAP	No
19.094	Property		1	91-174 Olai	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.095	Property		1	5156 American Road	NAP	NAP	NAP	NAP	5/20/2025	NAP	4/22/2025	NAP	NAP	No
19.096	Property		1	91-252 Kauhi	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.097	Property		1	91-349 Kauhi	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.098	Property		1	91-175 Olai	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.099	Property		1	91-087 Hanua	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.100	Property		1	91-171 Olai	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.101	Property		1	91-410 Komohana	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
19.102	Property		1	91-416 Komohana	NAP	NAP	NAP	NAP	5/20/2025	NAP	NAP	NAP	NAP	No
20	Loan	6	2	Kingsbridge Bronx Portfolio
20.01	Property		1	5760 & 5790 Broadway	Atlantic Surgical Supply	1,900	5.7%	10/2/2030	7/29/2025	NAP	8/28/2025	NAP	NAP	No
20.02	Property		1	3632 Kingsbridge	NAP	NAP	NAP	NAP	8/14/2025	NAP	8/28/2025	NAP	NAP	No
21	Loan		1	200 Theodore Rice Boulevard	NAP	NAP	NAP	NAP	5/30/2025	NAP	5/30/2025	NAP	NAP	No
22	Loan		1	2217 Caton Avenue	NAP	NAP	NAP	NAP	7/31/2025	NAP	7/31/2025	NAP	NAP	No
23	Loan		1	520 East 11 Street	NAP	NAP	NAP	NAP	7/15/2025	NAP	7/15/2025	NAP	NAP	No
24	Loan		1	Myrtle Vanderbilt	NAP	NAP	NAP	NAP	8/15/2025	NAP	8/15/2025	NAP	NAP	No
25	Loan		1	Prestige Storage Muskegon	NAP	NAP	NAP	NAP	4/2/2025	NAP	4/2/2025	NAP	NAP	No
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio
26.01	Property		1	Creekside at Manitou	NAP	NAP	NAP	NAP	7/30/2025	NAP	7/30/2025	NAP	NAP	Yes - AE
26.02	Property		1	Country Pines RV Park	NAP	NAP	NAP	NAP	7/30/2025	NAP	7/29/2025	NAP	NAP	No
26.03	Property		1	Elk Creek Estates	NAP	NAP	NAP	NAP	7/30/2025	NAP	7/29/2025	NAP	NAP	No
27	Loan		1	Cap’n Tom’s Storage	NAP	NAP	NAP	NAP	8/12/2025; 8/13/2025	NAP	8/7/2025	NAP	NAP	No
28	Loan	B	1	LA Fitness - Euless, TX	NAP	NAP	NAP	NAP	9/10/2025	NAP	9/10/2025	NAP	NAP	No
29	Loan		1	58 Dobbin Street	NAP	NAP	NAP	NAP	6/18/2025	NAP	6/18/2025	NAP	NAP	Yes - AE
30	Loan	B	1	LA Fitness - Pearland, TX	NAP	NAP	NAP	NAP	9/10/2025	NAP	9/10/2025	NAP	NAP	No
31	Loan	I	1	BriteLock Storage - West Haven	NAP	NAP	NAP	NAP	5/9/2025	NAP	8/19/2025	9/3/2025	6%	No
32	Loan	J	1	20 North Raymond	BCC Entertainment, LLC	1,500	8.7%	11/30/2028	9/8/2025	NAP	9/8/2025	9/8/2025	17%	No
33	Loan		1	830 East Park Avenue	NAP	NAP	NAP	NAP	9/2/2025	NAP	9/3/2025	NAP	NAP	No
34	Loan		1	Extra Space Storage - Marvin D. Love	NAP	NAP	NAP	NAP	8/14/2025	NAP	8/14/2025	NAP	NAP	No
35	Loan	D	1	Bent Pine MHP	NAP	NAP	NAP	NAP	7/22/2025	NAP	7/22/2025	NAP	NAP	No
36	Loan		1	Lone Star Secure Storage	NAP	NAP	NAP	NAP	8/7/2025	NAP	8/7/2025	NAP	NAP	No

A-1-36

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)
1	Loan	5, 10, 11, 12, A	1	The MC	Fee	NAP	NAP	NAP	NAP	591,823	118,365	175,301	37,239
2	Loan	5, 9, 13	1	Vertex HQ	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
3	Loan	5, 14	1	Terra Apartments	Fee	NAP	NAP	NAP	NAP	637,512	159,378	133,553	14,839
4	Loan	8, 15, B	1	Sterling Plaza	Fee	NAP	NAP	NAP	NAP	0	38,113	0	Springing
5	Loan		1	The Depot at Nickel Plate	Fee	NAP	NAP	NAP	NAP	0	66,470	0	Springing
6	Loan	6, C	4	West Gramercy Portfolio						423,874	84,775	78,086	6,507
6.01	Property		1	53-55 W 21st St	Fee	NAP	NAP	NAP	NAP
6.02	Property		1	37-39 W 17th St	Fee	NAP	NAP	NAP	NAP
6.03	Property		1	29 W 17th St	Fee	NAP	NAP	NAP	NAP
6.04	Property		1	147 W 24th St	Fee	NAP	NAP	NAP	NAP
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio						306,927	65,525	22,013	22,013
7.01	Property		1	Etude West Coast - Locust	Fee	NAP	NAP	NAP	NAP
7.02	Property		1	Etude West Coast - Rancho	Fee	NAP	NAP	NAP	NAP
7.03	Property		1	Etude West Coast - Dinah	Fee	NAP	NAP	NAP	NAP
7.04	Property		1	Etude West Coast - Buffalo	Fee	NAP	NAP	NAP	NAP
7.05	Property		1	Etude West Coast - Main	Fee	NAP	NAP	NAP	NAP
7.06	Property		1	Etude West Coast - Forest	Fee	NAP	NAP	NAP	NAP
7.07	Property		1	Etude West Coast - East Lake	Fee	NAP	NAP	NAP	NAP
7.08	Property		1	Etude West Coast - Las Vegas	Fee	NAP	NAP	NAP	NAP
7.09	Property		1	Etude West Coast - Walnut	Fee	NAP	NAP	NAP	NAP
8	Loan	6, 7, D	6	Fitts MHC Portfolio						163,505	16,350	32,085	16,042
8.01	Property		1	Coastal Acres MHC	Fee	NAP	NAP	NAP	NAP
8.02	Property		1	Country Way Village MHC	Fee	NAP	NAP	NAP	NAP
8.03	Property		1	Ashland MHC	Fee	NAP	NAP	NAP	NAP
8.04	Property		1	Coastal Oaks MHC	Fee	NAP	NAP	NAP	NAP
8.05	Property		1	Country Aire MHC	Fee	NAP	NAP	NAP	NAP
8.06	Property		1	Woodland Hills MHC	Fee	NAP	NAP	NAP	NAP
9	Loan		1	Riverwalk Vista	Fee	NAP	NAP	NAP	NAP	0	0	113,241	12,199
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio						439,748	54,968	98,807	17,696
10.01	Property		1	Rama Apartments	Fee	NAP	NAP	NAP	NAP
10.02	Property		1	Whispering Oaks Apartments	Fee	NAP	NAP	NAP	NAP
10.03	Property		1	Leawood Plaza Apartments	Fee	NAP	NAP	NAP	NAP
11	Loan	6	4	New England Medical Portfolio						105,650	45,038	18,020	6,007
11.01	Property		1	Chelmsford Medical Center	Fee	NAP	NAP	NAP	NAP
11.02	Property		1	Merrimack Medical Center	Fee	NAP	NAP	NAP	NAP
11.03	Property		1	375 Willard Avenue	Fee	NAP	NAP	NAP	NAP
11.04	Property		1	56 New Driftway	Fee	NAP	NAP	NAP	NAP
12	Loan	5	1	125th & Lenox	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
13	Loan	E	1	Westgate Shopping Center	Fee	NAP	NAP	NAP	NAP	274,643	54,929	57,616	5,238
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio						148,509	18,564	0	Springing
14.01	Property		1	Palm Harbor Villas	Fee	NAP	NAP	NAP	NAP
14.02	Property		1	Heatherwood Apartments	Fee	NAP	NAP	NAP	NAP
15	Loan	6	2	Fairway and Silver Creek Mobile Estates						79,971	8,886	25,126	4,411
15.01	Property		1	Fairway Mobile Estates	Fee	NAP	NAP	NAP	NAP
15.02	Property		1	Silver Creek Mobile Estates	Fee	NAP	NAP	NAP	NAP
16	Loan		1	Residence Inn Middletown Goshen	Fee	NAP	NAP	NAP	NAP	92,183	24,976	2,515	2,515
17	Loan	6, F	2	Hunter Village Properties						0	18,233	0	Springing
17.01	Property		1	Peppermill Village Apartments	Fee	NAP	NAP	NAP	NAP
17.02	Property		1	Mayfair Village Apartments	Fee	NAP	NAP	NAP	NAP
18	Loan		1	Elevate at South Mountain	Fee	NAP	NAP	NAP	NAP	5,608	2,804	3,752	3,752
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio						0	Springing	0	Springing
19.001	Property		1	996 Paragon Way	Fee	NAP	NAP	NAP	NAP
19.002	Property		1	91-399 Kauhi	Fee	NAP	NAP	NAP	NAP
19.003	Property		1	11224 Will Walker Road	Fee	NAP	NAP	NAP	NAP
19.004	Property		1	10450 Doral Boulevard	Fee	NAP	NAP	NAP	NAP
19.005	Property		1	1580, 1590 & 1600 Williams Road	Fee	NAP	NAP	NAP	NAP
19.006	Property		1	32150 Just Imagine Drive	Fee	NAP	NAP	NAP	NAP
19.007	Property		1	6850 Weber Boulevard	Fee	NAP	NAP	NAP	NAP
19.008	Property		1	1341 N. Clyde Morris Blvd.	Fee	NAP	NAP	NAP	NAP
19.009	Property		1	27200 SW 127th Avenue	Fee	NAP	NAP	NAP	NAP

A-1-37

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)
19.010	Property		1	7410 Magi Road	Fee	NAP	NAP	NAP	NAP
19.011	Property		1	2375 East Newlands Road	Fee	NAP	NAP	NAP	NAP
19.012	Property		1	3800 Midlink Drive	Fee	NAP	NAP	NAP	NAP
19.013	Property		1	13509 Waterworks Street	Fee	NAP	NAP	NAP	NAP
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	Fee	NAP	NAP	NAP	NAP
19.015	Property		1	91-141 Kalaeloa	Fee	NAP	NAP	NAP	NAP
19.016	Property		1	9860 West Buckeye Road	Fee	NAP	NAP	NAP	NAP
19.017	Property		1	125 North Troy Hill Road	Fee	NAP	NAP	NAP	NAP
19.018	Property		1	11900 Trolley Lane	Fee	NAP	NAP	NAP	NAP
19.019	Property		1	11501 Wilkinson Drive	Fee	NAP	NAP	NAP	NAP
19.020	Property		1	2300 North 33rd Avenue East	Fee	NAP	NAP	NAP	NAP
19.021	Property		1	5001 West Delbridge Street	Fee	NAP	NAP	NAP	NAP
19.022	Property		1	91-238 Kauhi	Fee	NAP	NAP	NAP	NAP
19.023	Property		1	1892 Anfield Road	Fee	NAP	NAP	NAP	NAP
19.024	Property		1	9215-9347 E Pendleton Pike	Fee	NAP	NAP	NAP	NAP
19.025	Property		1	955 Aeroplaza Drive	Fee	NAP	NAP	NAP	NAP
19.026	Property		1	3155 Grissom Parkway	Fee	NAP	NAP	NAP	NAP
19.027	Property		1	3502 Enterprise Avenue	Fee	NAP	NAP	NAP	NAP
19.028	Property		1	3870 Ronald Reagan Boulevard	Fee	NAP	NAP	NAP	NAP
19.029	Property		1	700 Marine Drive	Fee	NAP	NAP	NAP	NAP
19.030	Property		1	3245 Henry Road	Fee	NAP	NAP	NAP	NAP
19.031	Property		1	2701 S.W. 18TH Street	Fee	NAP	NAP	NAP	NAP
19.032	Property		1	2482 Century Drive	Fee	NAP	NAP	NAP	NAP
19.033	Property		1	158 West Yard Road	Fee	NAP	NAP	NAP	NAP
19.034	Property		1	55 Commerce Avenue	Fee	NAP	NAP	NAP	NAP
19.035	Property		1	1415 West Commerce Way	Fee	NAP	NAP	NAP	NAP
19.036	Property		1	1095 South 4800 West	Fee	NAP	NAP	NAP	NAP
19.037	Property		1	950 Bennett Road	Fee	NAP	NAP	NAP	NAP
19.038	Property		1	985 Kershaw Street	Fee	NAP	NAP	NAP	NAP
19.039	Property		1	1990 Hood Road	Fee	NAP	NAP	NAP	NAP
19.040	Property		1	17200 Manchac Park Lane	Fee	NAP	NAP	NAP	NAP
19.041	Property		1	7409 Magi Road	Fee	NAP	NAP	NAP	NAP
19.042	Property		1	91-329 Kauhi	Fee	NAP	NAP	NAP	NAP
19.043	Property		1	1985 International Way	Fee	NAP	NAP	NAP	NAP
19.044	Property		1	200 Orange Point Drive	Fee	NAP	NAP	NAP	NAP
19.045	Property		1	91-241 Kalaeloa	Fee	NAP	NAP	NAP	NAP
19.046	Property		1	2311 South Park Road	Fee	NAP	NAP	NAP	NAP
19.047	Property		1	2820 State Highway 31	Fee	NAP	NAP	NAP	NAP
19.048	Property		1	8000 Mid America Blvd.	Fee	NAP	NAP	NAP	NAP
19.049	Property		1	14257 E. Easter Avenue	Fee	NAP	NAP	NAP	NAP
19.050	Property		1	91-080 Hanua	Fee	NAP	NAP	NAP	NAP
19.051	Property		1	3736 Salisbury Road	Fee	NAP	NAP	NAP	NAP
19.052	Property		1	91-027 Kaomi Loop	Fee	NAP	NAP	NAP	NAP
19.053	Property		1	150 Greenhorn Drive	Fee	NAP	NAP	NAP	NAP
19.054	Property		1	7130 Q Street	Fee	NAP	NAP	NAP	NAP
19.055	Property		1	235 Great Pond Road	Fee	NAP	NAP	NAP	NAP
19.056	Property		1	510 Production Avenue	Fee	NAP	NAP	NAP	NAP
19.057	Property		1	91-150 Kaomi Loop	Fee	NAP	NAP	NAP	NAP
19.058	Property		1	4501 Industrial Drive	Fee	NAP	NAP	NAP	NAP
19.059	Property		1	91-222 Olai	Fee	NAP	NAP	NAP	NAP
19.060	Property		1	2580 Technology Drive	Fee	NAP	NAP	NAP	NAP
19.061	Property		1	301 Commerce Drive	Fee	NAP	NAP	NAP	NAP
19.062	Property		1	590 Assembly Court	Fee	NAP	NAP	NAP	NAP
19.063	Property		1	7121 South Fifth Avenue	Fee	NAP	NAP	NAP	NAP
19.064	Property		1	91-250 Komohana	Fee	NAP	NAP	NAP	NAP
19.065	Property		1	91-220 Kalaeloa	Fee	NAP	NAP	NAP	NAP
19.066	Property		1	91-185 Kalaeloa	Fee	NAP	NAP	NAP	NAP
19.067	Property		1	91-300 Hanua	Fee	NAP	NAP	NAP	NAP
19.068	Property		1	5501 Providence Hill Drive	Fee	NAP	NAP	NAP	NAP
19.069	Property		1	91-259 Olai	Fee	NAP	NAP	NAP	NAP

A-1-38

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)
19.070	Property		1	2 Tower Drive	Fee	NAP	NAP	NAP	NAP
19.071	Property		1	91-064 Kaomi Loop	Fee	NAP	NAP	NAP	NAP
19.072	Property		1	91-202 Kalaeloa	Fee	NAP	NAP	NAP	NAP
19.073	Property		1	2100 NW 82nd Avenue	Fee	NAP	NAP	NAP	NAP
19.074	Property		1	91-102 Kaomi Loop	Fee	NAP	NAP	NAP	NAP
19.075	Property		1	1230 West 171st Street	Fee	NAP	NAP	NAP	NAP
19.076	Property		1	91-400 Komohana	Fee	NAP	NAP	NAP	NAP
19.077	Property		1	91-265 Hanua	Fee	NAP	NAP	NAP	NAP
19.078	Property		1	91-255 Hanua	Fee	NAP	NAP	NAP	NAP
19.079	Property		1	1415 Industrial Drive	Fee	NAP	NAP	NAP	NAP
19.080	Property		1	209 South Bud Street	Fee	NAP	NAP	NAP	NAP
19.081	Property		1	91-110 Kaomi Loop	Fee	NAP	NAP	NAP	NAP
19.082	Property		1	3900 NE 6th Street	Fee	NAP	NAP	NAP	NAP
19.083	Property		1	91-218 Olai	Fee	NAP	NAP	NAP	NAP
19.084	Property		1	5795 Logistics Parkway	Fee	NAP	NAP	NAP	NAP
19.085	Property		1	91-210 Kauhi	Fee	NAP	NAP	NAP	NAP
19.086	Property		1	435 SE 70th Street	Leasehold	9/30/2027	8, 5-year options and 1, 1-year option	30,205	Yes
19.087	Property		1	2902 Gun Club Road	Fee	NAP	NAP	NAP	NAP
19.088	Property		1	91-210 Olai	Fee	NAP	NAP	NAP	NAP
19.089	Property		1	91-95 Hanua	Fee	NAP	NAP	NAP	NAP
19.090	Property		1	91-083 Hanua	Fee	NAP	NAP	NAP	NAP
19.091	Property		1	2401 Cram Avenue SE	Fee	NAP	NAP	NAP	NAP
19.092	Property		1	91-119 Olai	Fee	NAP	NAP	NAP	NAP
19.093	Property		1	3425 Maple Drive	Fee	NAP	NAP	NAP	NAP
19.094	Property		1	91-174 Olai	Fee	NAP	NAP	NAP	NAP
19.095	Property		1	5156 American Road	Fee	NAP	NAP	NAP	NAP
19.096	Property		1	91-252 Kauhi	Fee	NAP	NAP	NAP	NAP
19.097	Property		1	91-349 Kauhi	Fee	NAP	NAP	NAP	NAP
19.098	Property		1	91-175 Olai	Fee	NAP	NAP	NAP	NAP
19.099	Property		1	91-087 Hanua	Fee	NAP	NAP	NAP	NAP
19.100	Property		1	91-171 Olai	Fee	NAP	NAP	NAP	NAP
19.101	Property		1	91-410 Komohana	Fee	NAP	NAP	NAP	NAP
19.102	Property		1	91-416 Komohana	Fee	NAP	NAP	NAP	NAP
20	Loan	6	2	Kingsbridge Bronx Portfolio						111,509	22,302	17,285	5,762
20.01	Property		1	5760 & 5790 Broadway	Fee	NAP	NAP	NAP	NAP
20.02	Property		1	3632 Kingsbridge	Fee	NAP	NAP	NAP	NAP
21	Loan		1	200 Theodore Rice Boulevard	Fee	NAP	NAP	NAP	NAP	16,164	16,164	12,076	3,019
22	Loan		1	2217 Caton Avenue	Fee	NAP	NAP	NAP	NAP	56,583	11,726	22,453	3,743
23	Loan		1	520 East 11 Street	Fee	NAP	NAP	NAP	NAP	119,619	29,905	13,924	2,785
24	Loan		1	Myrtle Vanderbilt	Fee	NAP	NAP	NAP	NAP	75,452	15,090	14,859	2,766
25	Loan		1	Prestige Storage Muskegon	Fee	NAP	NAP	NAP	NAP	30,439	7,610	0	Springing
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio						21,717	2,413	4,490	2,245
26.01	Property		1	Creekside at Manitou	Fee	NAP	NAP	NAP	NAP
26.02	Property		1	Country Pines RV Park	Fee	NAP	NAP	NAP	NAP
26.03	Property		1	Elk Creek Estates	Fee	NAP	NAP	NAP	NAP
27	Loan		1	Cap’n Tom’s Storage	Fee	NAP	NAP	NAP	NAP	47,120	4,284	11,866	5,933
28	Loan	B	1	LA Fitness - Euless, TX	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
29	Loan		1	58 Dobbin Street	Fee	NAP	NAP	NAP	NAP	17,515	4,379	4,987	2,493
30	Loan	B	1	LA Fitness - Pearland, TX	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
31	Loan	I	1	BriteLock Storage - West Haven	Fee	NAP	NAP	NAP	NAP	6,416	3,208	8,080	1,154
32	Loan	J	1	20 North Raymond	Fee	NAP	NAP	NAP	NAP	45,050	5,631	0	Springing
33	Loan		1	830 East Park Avenue	Fee	NAP	NAP	NAP	NAP	5,516	5,516	19,450	4,832
34	Loan		1	Extra Space Storage - Marvin D. Love	Fee	NAP	NAP	NAP	NAP	31,641	2,876	0	Springing
35	Loan	D	1	Bent Pine MHP	Fee	NAP	NAP	NAP	NAP	13,631	1,363	7,011	876
36	Loan		1	Lone Star Secure Storage	Fee	NAP	NAP	NAP	NAP	26,482	2,407	3,504	1,752

A-1-39

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
1	Loan	5, 10, 11, 12, A	1	The MC	4,854	4,854
2	Loan	5, 9, 13	1	Vertex HQ	0	0
3	Loan	5, 14	1	Terra Apartments	0	2,542
4	Loan	8, 15, B	1	Sterling Plaza	0	4,784
5	Loan		1	The Depot at Nickel Plate	5,042	5,042
6	Loan	6, C	4	West Gramercy Portfolio	20,509	1,830
6.01	Property		1	53-55 W 21st St
6.02	Property		1	37-39 W 17th St
6.03	Property		1	29 W 17th St
6.04	Property		1	147 W 24th St
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio	0	6,691
7.01	Property		1	Etude West Coast - Locust
7.02	Property		1	Etude West Coast - Rancho
7.03	Property		1	Etude West Coast - Dinah
7.04	Property		1	Etude West Coast - Buffalo
7.05	Property		1	Etude West Coast - Main
7.06	Property		1	Etude West Coast - Forest
7.07	Property		1	Etude West Coast - East Lake
7.08	Property		1	Etude West Coast - Las Vegas
7.09	Property		1	Etude West Coast - Walnut
8	Loan	6, 7, D	6	Fitts MHC Portfolio	0	2,533
8.01	Property		1	Coastal Acres MHC
8.02	Property		1	Country Way Village MHC
8.03	Property		1	Ashland MHC
8.04	Property		1	Coastal Oaks MHC
8.05	Property		1	Country Aire MHC
8.06	Property		1	Woodland Hills MHC
9	Loan		1	Riverwalk Vista	0	4,938
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio	0	20,500
10.01	Property		1	Rama Apartments
10.02	Property		1	Whispering Oaks Apartments
10.03	Property		1	Leawood Plaza Apartments
11	Loan	6	4	New England Medical Portfolio	1,200,000	Springing
11.01	Property		1	Chelmsford Medical Center
11.02	Property		1	Merrimack Medical Center
11.03	Property		1	375 Willard Avenue
11.04	Property		1	56 New Driftway
12	Loan	5	1	125th & Lenox	0	Springing
13	Loan	E	1	Westgate Shopping Center	0	2,825
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio	0	5,110
14.01	Property		1	Palm Harbor Villas
14.02	Property		1	Heatherwood Apartments
15	Loan	6	2	Fairway and Silver Creek Mobile Estates	0	888
15.01	Property		1	Fairway Mobile Estates
15.02	Property		1	Silver Creek Mobile Estates
16	Loan		1	Residence Inn Middletown Goshen	0	Greater of (i) 4.0% of Rents for the calendar month two months prior to such Payment Date and (ii) the amount recommended or required by the Franchise Agreement
17	Loan	6, F	2	Hunter Village Properties	78,535	6,600
17.01	Property		1	Peppermill Village Apartments
17.02	Property		1	Mayfair Village Apartments
18	Loan		1	Elevate at South Mountain	0	2,667
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio	0	Springing
19.001	Property		1	996 Paragon Way
19.002	Property		1	91-399 Kauhi
19.003	Property		1	11224 Will Walker Road
19.004	Property		1	10450 Doral Boulevard
19.005	Property		1	1580, 1590 & 1600 Williams Road
19.006	Property		1	32150 Just Imagine Drive
19.007	Property		1	6850 Weber Boulevard
19.008	Property		1	1341 N. Clyde Morris Blvd.
19.009	Property		1	27200 SW 127th Avenue

A-1-40

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
19.010	Property		1	7410 Magi Road
19.011	Property		1	2375 East Newlands Road
19.012	Property		1	3800 Midlink Drive
19.013	Property		1	13509 Waterworks Street
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
19.015	Property		1	91-141 Kalaeloa
19.016	Property		1	9860 West Buckeye Road
19.017	Property		1	125 North Troy Hill Road
19.018	Property		1	11900 Trolley Lane
19.019	Property		1	11501 Wilkinson Drive
19.020	Property		1	2300 North 33rd Avenue East
19.021	Property		1	5001 West Delbridge Street
19.022	Property		1	91-238 Kauhi
19.023	Property		1	1892 Anfield Road
19.024	Property		1	9215-9347 E Pendleton Pike
19.025	Property		1	955 Aeroplaza Drive
19.026	Property		1	3155 Grissom Parkway
19.027	Property		1	3502 Enterprise Avenue
19.028	Property		1	3870 Ronald Reagan Boulevard
19.029	Property		1	700 Marine Drive
19.030	Property		1	3245 Henry Road
19.031	Property		1	2701 S.W. 18TH Street
19.032	Property		1	2482 Century Drive
19.033	Property		1	158 West Yard Road
19.034	Property		1	55 Commerce Avenue
19.035	Property		1	1415 West Commerce Way
19.036	Property		1	1095 South 4800 West
19.037	Property		1	950 Bennett Road
19.038	Property		1	985 Kershaw Street
19.039	Property		1	1990 Hood Road
19.040	Property		1	17200 Manchac Park Lane
19.041	Property		1	7409 Magi Road
19.042	Property		1	91-329 Kauhi
19.043	Property		1	1985 International Way
19.044	Property		1	200 Orange Point Drive
19.045	Property		1	91-241 Kalaeloa
19.046	Property		1	2311 South Park Road
19.047	Property		1	2820 State Highway 31
19.048	Property		1	8000 Mid America Blvd.
19.049	Property		1	14257 E. Easter Avenue
19.050	Property		1	91-080 Hanua
19.051	Property		1	3736 Salisbury Road
19.052	Property		1	91-027 Kaomi Loop
19.053	Property		1	150 Greenhorn Drive
19.054	Property		1	7130 Q Street
19.055	Property		1	235 Great Pond Road
19.056	Property		1	510 Production Avenue
19.057	Property		1	91-150 Kaomi Loop
19.058	Property		1	4501 Industrial Drive
19.059	Property		1	91-222 Olai
19.060	Property		1	2580 Technology Drive
19.061	Property		1	301 Commerce Drive
19.062	Property		1	590 Assembly Court
19.063	Property		1	7121 South Fifth Avenue
19.064	Property		1	91-250 Komohana
19.065	Property		1	91-220 Kalaeloa
19.066	Property		1	91-185 Kalaeloa
19.067	Property		1	91-300 Hanua
19.068	Property		1	5501 Providence Hill Drive
19.069	Property		1	91-259 Olai

A-1-41

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
19.070	Property		1	2 Tower Drive
19.071	Property		1	91-064 Kaomi Loop
19.072	Property		1	91-202 Kalaeloa
19.073	Property		1	2100 NW 82nd Avenue
19.074	Property		1	91-102 Kaomi Loop
19.075	Property		1	1230 West 171st Street
19.076	Property		1	91-400 Komohana
19.077	Property		1	91-265 Hanua
19.078	Property		1	91-255 Hanua
19.079	Property		1	1415 Industrial Drive
19.080	Property		1	209 South Bud Street
19.081	Property		1	91-110 Kaomi Loop
19.082	Property		1	3900 NE 6th Street
19.083	Property		1	91-218 Olai
19.084	Property		1	5795 Logistics Parkway
19.085	Property		1	91-210 Kauhi
19.086	Property		1	435 SE 70th Street
19.087	Property		1	2902 Gun Club Road
19.088	Property		1	91-210 Olai
19.089	Property		1	91-95 Hanua
19.090	Property		1	91-083 Hanua
19.091	Property		1	2401 Cram Avenue SE
19.092	Property		1	91-119 Olai
19.093	Property		1	3425 Maple Drive
19.094	Property		1	91-174 Olai
19.095	Property		1	5156 American Road
19.096	Property		1	91-252 Kauhi
19.097	Property		1	91-349 Kauhi
19.098	Property		1	91-175 Olai
19.099	Property		1	91-087 Hanua
19.100	Property		1	91-171 Olai
19.101	Property		1	91-410 Komohana
19.102	Property		1	91-416 Komohana
20	Loan	6	2	Kingsbridge Bronx Portfolio	0	560
20.01	Property		1	5760 & 5790 Broadway
20.02	Property		1	3632 Kingsbridge
21	Loan		1	200 Theodore Rice Boulevard	0	1,400
22	Loan		1	2217 Caton Avenue	0	604
23	Loan		1	520 East 11 Street	0	563
24	Loan		1	Myrtle Vanderbilt	0	300
25	Loan		1	Prestige Storage Muskegon	0	1,095
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio	0	533
26.01	Property		1	Creekside at Manitou
26.02	Property		1	Country Pines RV Park
26.03	Property		1	Elk Creek Estates
27	Loan		1	Cap’n Tom’s Storage	0	2,157
28	Loan	B	1	LA Fitness - Euless, TX	0	Springing
29	Loan		1	58 Dobbin Street	25,000	Springing
30	Loan	B	1	LA Fitness - Pearland, TX	0	Springing
31	Loan	I	1	BriteLock Storage - West Haven	0	389
32	Loan	J	1	20 North Raymond	0	373
33	Loan		1	830 East Park Avenue	0	1,400
34	Loan		1	Extra Space Storage - Marvin D. Love	0	589
35	Loan	D	1	Bent Pine MHP	0	246
36	Loan		1	Lone Star Secure Storage	0	276

A-1-42

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)
1	Loan	5, 10, 11, 12, A	1	The MC	0	0	0	0	0	0	0	0	2,130,117
2	Loan	5, 9, 13	1	Vertex HQ	0	0	0	0	0	0	0	0	233,384,025
3	Loan	5, 14	1	Terra Apartments	0	0	0	0	0	0	0	0	2,374,415
4	Loan	8, 15, B	1	Sterling Plaza	0	1,750,000	47,840	0	0	0	0	0	433,551
5	Loan		1	The Depot at Nickel Plate	0	0	0	0	0	0	0	122,875	82,945
6	Loan	6, C	4	West Gramercy Portfolio	0	1,500,000	27,450	0	0	0	0	40,810	897,800
6.01	Property		1	53-55 W 21st St
6.02	Property		1	37-39 W 17th St
6.03	Property		1	29 W 17th St
6.04	Property		1	147 W 24th St
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio	0	0	0	0	0	0	0	220,000	0
7.01	Property		1	Etude West Coast - Locust
7.02	Property		1	Etude West Coast - Rancho
7.03	Property		1	Etude West Coast - Dinah
7.04	Property		1	Etude West Coast - Buffalo
7.05	Property		1	Etude West Coast - Main
7.06	Property		1	Etude West Coast - Forest
7.07	Property		1	Etude West Coast - East Lake
7.08	Property		1	Etude West Coast - Las Vegas
7.09	Property		1	Etude West Coast - Walnut
8	Loan	6, 7, D	6	Fitts MHC Portfolio	0	0	0	0	0	0	0	37,750	0
8.01	Property		1	Coastal Acres MHC
8.02	Property		1	Country Way Village MHC
8.03	Property		1	Ashland MHC
8.04	Property		1	Coastal Oaks MHC
8.05	Property		1	Country Aire MHC
8.06	Property		1	Woodland Hills MHC
9	Loan		1	Riverwalk Vista	0	0	0	0	0	0	0	212,760	0
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio	0	0	0	0	0	0	0	355,206	0
10.01	Property		1	Rama Apartments
10.02	Property		1	Whispering Oaks Apartments
10.03	Property		1	Leawood Plaza Apartments
11	Loan	6	4	New England Medical Portfolio	250,000	1,890,000	Springing	500,000	0	0	0	0	1,690,000
11.01	Property		1	Chelmsford Medical Center
11.02	Property		1	Merrimack Medical Center
11.03	Property		1	375 Willard Avenue
11.04	Property		1	56 New Driftway
12	Loan	5	1	125th & Lenox	0	0	0	0	0	0	0	53,131	0
13	Loan	E	1	Westgate Shopping Center	0	150,000	7,063	0	0	0	0	23,125	0
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio	0	0	0	0	0	0	0	230,500	0
14.01	Property		1	Palm Harbor Villas
14.02	Property		1	Heatherwood Apartments
15	Loan	6	2	Fairway and Silver Creek Mobile Estates	0	0	0	0	0	0	0	14,688	0
15.01	Property		1	Fairway Mobile Estates
15.02	Property		1	Silver Creek Mobile Estates
16	Loan		1	Residence Inn Middletown Goshen	0	0	0	0	0	0	0	0	25,000
17	Loan	6, F	2	Hunter Village Properties	158,400	0	0	0	0	0	0	81,200	28,875
17.01	Property		1	Peppermill Village Apartments
17.02	Property		1	Mayfair Village Apartments
18	Loan		1	Elevate at South Mountain	0	0	0	0	0	0	0	24,000	0
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio	0	0	Springing	0	0	0	0	0	2,476,942
19.001	Property		1	996 Paragon Way
19.002	Property		1	91-399 Kauhi
19.003	Property		1	11224 Will Walker Road
19.004	Property		1	10450 Doral Boulevard
19.005	Property		1	1580, 1590 & 1600 Williams Road
19.006	Property		1	32150 Just Imagine Drive
19.007	Property		1	6850 Weber Boulevard
19.008	Property		1	1341 N. Clyde Morris Blvd.
19.009	Property		1	27200 SW 127th Avenue

A-1-43

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)
19.010	Property		1	7410 Magi Road
19.011	Property		1	2375 East Newlands Road
19.012	Property		1	3800 Midlink Drive
19.013	Property		1	13509 Waterworks Street
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
19.015	Property		1	91-141 Kalaeloa
19.016	Property		1	9860 West Buckeye Road
19.017	Property		1	125 North Troy Hill Road
19.018	Property		1	11900 Trolley Lane
19.019	Property		1	11501 Wilkinson Drive
19.020	Property		1	2300 North 33rd Avenue East
19.021	Property		1	5001 West Delbridge Street
19.022	Property		1	91-238 Kauhi
19.023	Property		1	1892 Anfield Road
19.024	Property		1	9215-9347 E Pendleton Pike
19.025	Property		1	955 Aeroplaza Drive
19.026	Property		1	3155 Grissom Parkway
19.027	Property		1	3502 Enterprise Avenue
19.028	Property		1	3870 Ronald Reagan Boulevard
19.029	Property		1	700 Marine Drive
19.030	Property		1	3245 Henry Road
19.031	Property		1	2701 S.W. 18TH Street
19.032	Property		1	2482 Century Drive
19.033	Property		1	158 West Yard Road
19.034	Property		1	55 Commerce Avenue
19.035	Property		1	1415 West Commerce Way
19.036	Property		1	1095 South 4800 West
19.037	Property		1	950 Bennett Road
19.038	Property		1	985 Kershaw Street
19.039	Property		1	1990 Hood Road
19.040	Property		1	17200 Manchac Park Lane
19.041	Property		1	7409 Magi Road
19.042	Property		1	91-329 Kauhi
19.043	Property		1	1985 International Way
19.044	Property		1	200 Orange Point Drive
19.045	Property		1	91-241 Kalaeloa
19.046	Property		1	2311 South Park Road
19.047	Property		1	2820 State Highway 31
19.048	Property		1	8000 Mid America Blvd.
19.049	Property		1	14257 E. Easter Avenue
19.050	Property		1	91-080 Hanua
19.051	Property		1	3736 Salisbury Road
19.052	Property		1	91-027 Kaomi Loop
19.053	Property		1	150 Greenhorn Drive
19.054	Property		1	7130 Q Street
19.055	Property		1	235 Great Pond Road
19.056	Property		1	510 Production Avenue
19.057	Property		1	91-150 Kaomi Loop
19.058	Property		1	4501 Industrial Drive
19.059	Property		1	91-222 Olai
19.060	Property		1	2580 Technology Drive
19.061	Property		1	301 Commerce Drive
19.062	Property		1	590 Assembly Court
19.063	Property		1	7121 South Fifth Avenue
19.064	Property		1	91-250 Komohana
19.065	Property		1	91-220 Kalaeloa
19.066	Property		1	91-185 Kalaeloa
19.067	Property		1	91-300 Hanua
19.068	Property		1	5501 Providence Hill Drive
19.069	Property		1	91-259 Olai

A-1-44

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)
19.070	Property		1	2 Tower Drive
19.071	Property		1	91-064 Kaomi Loop
19.072	Property		1	91-202 Kalaeloa
19.073	Property		1	2100 NW 82nd Avenue
19.074	Property		1	91-102 Kaomi Loop
19.075	Property		1	1230 West 171st Street
19.076	Property		1	91-400 Komohana
19.077	Property		1	91-265 Hanua
19.078	Property		1	91-255 Hanua
19.079	Property		1	1415 Industrial Drive
19.080	Property		1	209 South Bud Street
19.081	Property		1	91-110 Kaomi Loop
19.082	Property		1	3900 NE 6th Street
19.083	Property		1	91-218 Olai
19.084	Property		1	5795 Logistics Parkway
19.085	Property		1	91-210 Kauhi
19.086	Property		1	435 SE 70th Street
19.087	Property		1	2902 Gun Club Road
19.088	Property		1	91-210 Olai
19.089	Property		1	91-95 Hanua
19.090	Property		1	91-083 Hanua
19.091	Property		1	2401 Cram Avenue SE
19.092	Property		1	91-119 Olai
19.093	Property		1	3425 Maple Drive
19.094	Property		1	91-174 Olai
19.095	Property		1	5156 American Road
19.096	Property		1	91-252 Kauhi
19.097	Property		1	91-349 Kauhi
19.098	Property		1	91-175 Olai
19.099	Property		1	91-087 Hanua
19.100	Property		1	91-171 Olai
19.101	Property		1	91-410 Komohana
19.102	Property		1	91-416 Komohana
20	Loan	6	2	Kingsbridge Bronx Portfolio	0	0	1,704	0	0	0	0	15,000	230,053
20.01	Property		1	5760 & 5790 Broadway
20.02	Property		1	3632 Kingsbridge
21	Loan		1	200 Theodore Rice Boulevard	0	300,000	Springing	300,000	0	0	0	0	0
22	Loan		1	2217 Caton Avenue	0	0	0	0	0	0	0	7,150	0
23	Loan		1	520 East 11 Street	13,500	0	224	5,370	0	0	0	0	0
24	Loan		1	Myrtle Vanderbilt	3,600	0	951	0	0	0	0	21,875	0
25	Loan		1	Prestige Storage Muskegon	0	0	0	0	0	0	0	0	0
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio	0	0	0	0	0	0	0	6,875	0
26.01	Property		1	Creekside at Manitou
26.02	Property		1	Country Pines RV Park
26.03	Property		1	Elk Creek Estates
27	Loan		1	Cap’n Tom’s Storage	0	0	0	0	0	0	0	0	0
28	Loan	B	1	LA Fitness - Euless, TX	0	0	0	0	0	0	0	0	0
29	Loan		1	58 Dobbin Street	12,500	0	250	0	0	0	0	34,625	0
30	Loan	B	1	LA Fitness - Pearland, TX	0	0	0	0	0	0	0	0	0
31	Loan	I	1	BriteLock Storage - West Haven	0	0	0	0	0	0	0	0	0
32	Loan	J	1	20 North Raymond	0	313,225	2,100	0	0	0	0	0	0
33	Loan		1	830 East Park Avenue	0	0	0	0	0	0	0	8,750	100,000
34	Loan		1	Extra Space Storage - Marvin D. Love	0	0	0	0	0	0	0	20,015	0
35	Loan	D	1	Bent Pine MHP	0	0	0	0	0	0	0	0	0
36	Loan		1	Lone Star Secure Storage	0	0	0	0	0	0	0	0	0

A-1-45

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
1	Loan	5, 10, 11, 12, A	1	The MC	Springing	421-a Reserve ($2,130,116.76); Brownfield Reserve (Springing)	0	0
2	Loan	5, 9, 13	1	Vertex HQ	0	Vertex TI Reserve ($173,530,598); Vertex Free Rent ($58,450,518); Vertex Parking Garage Credit ($1,402,908)	0	0
3	Loan	5, 14	1	Terra Apartments	0	Rent Concession Reserve (Upfront: $461,879); 421-a Reserve (Upfront: $1,912,536)	0	0
4	Loan	8, 15, B	1	Sterling Plaza	0	Landlord Obligation Reserve	0	0
5	Loan		1	The Depot at Nickel Plate	0	Pure Green Rollover Reserve ($8,444), Pure Green Rent Concession Reserve ($4,501), Kanoon Rollover Reserve ($70,000)	0	0
6	Loan	6, C	4	West Gramercy Portfolio	0	Gap Rent Reserve ($270,000); Rent Concession Reserve ($195,532.64); Outstanding TI/LC and LL Work Reserve ($432,267.31)	0	0
6.01	Property		1	53-55 W 21st St
6.02	Property		1	37-39 W 17th St
6.03	Property		1	29 W 17th St
6.04	Property		1	147 W 24th St
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio	0	NAP	0	0
7.01	Property		1	Etude West Coast - Locust
7.02	Property		1	Etude West Coast - Rancho
7.03	Property		1	Etude West Coast - Dinah
7.04	Property		1	Etude West Coast - Buffalo
7.05	Property		1	Etude West Coast - Main
7.06	Property		1	Etude West Coast - Forest
7.07	Property		1	Etude West Coast - East Lake
7.08	Property		1	Etude West Coast - Las Vegas
7.09	Property		1	Etude West Coast - Walnut
8	Loan	6, 7, D	6	Fitts MHC Portfolio	0	NAP	0	0
8.01	Property		1	Coastal Acres MHC
8.02	Property		1	Country Way Village MHC
8.03	Property		1	Ashland MHC
8.04	Property		1	Coastal Oaks MHC
8.05	Property		1	Country Aire MHC
8.06	Property		1	Woodland Hills MHC
9	Loan		1	Riverwalk Vista	0	NAP	0	0
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio	0	NAP	0	0
10.01	Property		1	Rama Apartments
10.02	Property		1	Whispering Oaks Apartments
10.03	Property		1	Leawood Plaza Apartments
11	Loan	6	4	New England Medical Portfolio	0	Restricted Rollover Reserve ($1,000,000); Medical Rollover Reserve ($690,000)	0	0
11.01	Property		1	Chelmsford Medical Center
11.02	Property		1	Merrimack Medical Center
11.03	Property		1	375 Willard Avenue
11.04	Property		1	56 New Driftway
12	Loan	5	1	125th & Lenox	0	NAP	0	0
13	Loan	E	1	Westgate Shopping Center	0	NAP	0	0
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio	0	NAP	0	0
14.01	Property		1	Palm Harbor Villas
14.02	Property		1	Heatherwood Apartments
15	Loan	6	2	Fairway and Silver Creek Mobile Estates	0	NAP	0	0
15.01	Property		1	Fairway Mobile Estates
15.02	Property		1	Silver Creek Mobile Estates
16	Loan		1	Residence Inn Middletown Goshen	0	PIP Reserve	0	0
17	Loan	6, F	2	Hunter Village Properties	0	Radon Mitigation Funds	0	0
17.01	Property		1	Peppermill Village Apartments
17.02	Property		1	Mayfair Village Apartments
18	Loan		1	Elevate at South Mountain	0	NAP	0	0
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio	Springing	Ground Lease Reserve (Monthly: Springing), Unfunded Obligations Reserve (Upfront: 2,476,941.61)	0	0
19.001	Property		1	996 Paragon Way
19.002	Property		1	91-399 Kauhi
19.003	Property		1	11224 Will Walker Road
19.004	Property		1	10450 Doral Boulevard
19.005	Property		1	1580, 1590 & 1600 Williams Road
19.006	Property		1	32150 Just Imagine Drive
19.007	Property		1	6850 Weber Boulevard
19.008	Property		1	1341 N. Clyde Morris Blvd.
19.009	Property		1	27200 SW 127th Avenue

A-1-46

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
19.010	Property		1	7410 Magi Road
19.011	Property		1	2375 East Newlands Road
19.012	Property		1	3800 Midlink Drive
19.013	Property		1	13509 Waterworks Street
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
19.015	Property		1	91-141 Kalaeloa
19.016	Property		1	9860 West Buckeye Road
19.017	Property		1	125 North Troy Hill Road
19.018	Property		1	11900 Trolley Lane
19.019	Property		1	11501 Wilkinson Drive
19.020	Property		1	2300 North 33rd Avenue East
19.021	Property		1	5001 West Delbridge Street
19.022	Property		1	91-238 Kauhi
19.023	Property		1	1892 Anfield Road
19.024	Property		1	9215-9347 E Pendleton Pike
19.025	Property		1	955 Aeroplaza Drive
19.026	Property		1	3155 Grissom Parkway
19.027	Property		1	3502 Enterprise Avenue
19.028	Property		1	3870 Ronald Reagan Boulevard
19.029	Property		1	700 Marine Drive
19.030	Property		1	3245 Henry Road
19.031	Property		1	2701 S.W. 18TH Street
19.032	Property		1	2482 Century Drive
19.033	Property		1	158 West Yard Road
19.034	Property		1	55 Commerce Avenue
19.035	Property		1	1415 West Commerce Way
19.036	Property		1	1095 South 4800 West
19.037	Property		1	950 Bennett Road
19.038	Property		1	985 Kershaw Street
19.039	Property		1	1990 Hood Road
19.040	Property		1	17200 Manchac Park Lane
19.041	Property		1	7409 Magi Road
19.042	Property		1	91-329 Kauhi
19.043	Property		1	1985 International Way
19.044	Property		1	200 Orange Point Drive
19.045	Property		1	91-241 Kalaeloa
19.046	Property		1	2311 South Park Road
19.047	Property		1	2820 State Highway 31
19.048	Property		1	8000 Mid America Blvd.
19.049	Property		1	14257 E. Easter Avenue
19.050	Property		1	91-080 Hanua
19.051	Property		1	3736 Salisbury Road
19.052	Property		1	91-027 Kaomi Loop
19.053	Property		1	150 Greenhorn Drive
19.054	Property		1	7130 Q Street
19.055	Property		1	235 Great Pond Road
19.056	Property		1	510 Production Avenue
19.057	Property		1	91-150 Kaomi Loop
19.058	Property		1	4501 Industrial Drive
19.059	Property		1	91-222 Olai
19.060	Property		1	2580 Technology Drive
19.061	Property		1	301 Commerce Drive
19.062	Property		1	590 Assembly Court
19.063	Property		1	7121 South Fifth Avenue
19.064	Property		1	91-250 Komohana
19.065	Property		1	91-220 Kalaeloa
19.066	Property		1	91-185 Kalaeloa
19.067	Property		1	91-300 Hanua
19.068	Property		1	5501 Providence Hill Drive
19.069	Property		1	91-259 Olai

A-1-47

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
19.070	Property		1	2 Tower Drive
19.071	Property		1	91-064 Kaomi Loop
19.072	Property		1	91-202 Kalaeloa
19.073	Property		1	2100 NW 82nd Avenue
19.074	Property		1	91-102 Kaomi Loop
19.075	Property		1	1230 West 171st Street
19.076	Property		1	91-400 Komohana
19.077	Property		1	91-265 Hanua
19.078	Property		1	91-255 Hanua
19.079	Property		1	1415 Industrial Drive
19.080	Property		1	209 South Bud Street
19.081	Property		1	91-110 Kaomi Loop
19.082	Property		1	3900 NE 6th Street
19.083	Property		1	91-218 Olai
19.084	Property		1	5795 Logistics Parkway
19.085	Property		1	91-210 Kauhi
19.086	Property		1	435 SE 70th Street
19.087	Property		1	2902 Gun Club Road
19.088	Property		1	91-210 Olai
19.089	Property		1	91-95 Hanua
19.090	Property		1	91-083 Hanua
19.091	Property		1	2401 Cram Avenue SE
19.092	Property		1	91-119 Olai
19.093	Property		1	3425 Maple Drive
19.094	Property		1	91-174 Olai
19.095	Property		1	5156 American Road
19.096	Property		1	91-252 Kauhi
19.097	Property		1	91-349 Kauhi
19.098	Property		1	91-175 Olai
19.099	Property		1	91-087 Hanua
19.100	Property		1	91-171 Olai
19.101	Property		1	91-410 Komohana
19.102	Property		1	91-416 Komohana
20	Loan	6	2	Kingsbridge Bronx Portfolio	0	Roof Reserve ($162,000); Rent Reserve ($68,053)	0	0
20.01	Property		1	5760 & 5790 Broadway
20.02	Property		1	3632 Kingsbridge
21	Loan		1	200 Theodore Rice Boulevard	0	NAP	0	0
22	Loan		1	2217 Caton Avenue	0	NAP	0	0
23	Loan		1	520 East 11 Street	0	NAP	0	0
24	Loan		1	Myrtle Vanderbilt	0	NAP	0	0
25	Loan		1	Prestige Storage Muskegon	0	NAP	0	0
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio	0	NAP	0	0
26.01	Property		1	Creekside at Manitou
26.02	Property		1	Country Pines RV Park
26.03	Property		1	Elk Creek Estates
27	Loan		1	Cap’n Tom’s Storage	0	NAP	0	0
28	Loan	B	1	LA Fitness - Euless, TX	0	NAP	0	0
29	Loan		1	58 Dobbin Street	0	NAP	0	0
30	Loan	B	1	LA Fitness - Pearland, TX	0	NAP	0	0
31	Loan	I	1	BriteLock Storage - West Haven	0	NAP	0	0
32	Loan	J	1	20 North Raymond	0	NAP	0	0
33	Loan		1	830 East Park Avenue	0	Roof Reserve	0	0
34	Loan		1	Extra Space Storage - Marvin D. Love	0	NAP	0	0
35	Loan	D	1	Bent Pine MHP	0	NAP	0	0
36	Loan		1	Lone Star Secure Storage	0	NAP	0	0

A-1-48

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)
1	Loan	5, 10, 11, 12, A	1	The MC	NAP	Soft	Springing	Yes	Yes	Yes	Yes	71,000,000	19,000,000
2	Loan	5, 9, 13	1	Vertex HQ	NAP	Hard	Springing	Yes	Yes	Yes	No	64,600,000	494,200,000
3	Loan	5, 14	1	Terra Apartments	NAP	Springing	Springing	Yes	No	Yes	Yes	55,000,000	19,000,000
4	Loan	8, 15, B	1	Sterling Plaza	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP
5	Loan		1	The Depot at Nickel Plate	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
6	Loan	6, C	4	West Gramercy Portfolio	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP
6.01	Property		1	53-55 W 21st St
6.02	Property		1	37-39 W 17th St
6.03	Property		1	29 W 17th St
6.04	Property		1	147 W 24th St
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio	NAP	Springing	Springing	Yes	No	Yes	No	30,200,000	85,000,000
7.01	Property		1	Etude West Coast - Locust
7.02	Property		1	Etude West Coast - Rancho
7.03	Property		1	Etude West Coast - Dinah
7.04	Property		1	Etude West Coast - Buffalo
7.05	Property		1	Etude West Coast - Main
7.06	Property		1	Etude West Coast - Forest
7.07	Property		1	Etude West Coast - East Lake
7.08	Property		1	Etude West Coast - Las Vegas
7.09	Property		1	Etude West Coast - Walnut
8	Loan	6, 7, D	6	Fitts MHC Portfolio	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
8.01	Property		1	Coastal Acres MHC
8.02	Property		1	Country Way Village MHC
8.03	Property		1	Ashland MHC
8.04	Property		1	Coastal Oaks MHC
8.05	Property		1	Country Aire MHC
8.06	Property		1	Woodland Hills MHC
9	Loan		1	Riverwalk Vista	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
10.01	Property		1	Rama Apartments
10.02	Property		1	Whispering Oaks Apartments
10.03	Property		1	Leawood Plaza Apartments
11	Loan	6	4	New England Medical Portfolio	NAP	Soft	Springing	Yes	Yes	No	NAP	NAP	NAP
11.01	Property		1	Chelmsford Medical Center
11.02	Property		1	Merrimack Medical Center
11.03	Property		1	375 Willard Avenue
11.04	Property		1	56 New Driftway
12	Loan	5	1	125th & Lenox	NAP	Hard	Springing	Yes	Yes	Yes	No	25,000,000	75,000,000
13	Loan	E	1	Westgate Shopping Center	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
14.01	Property		1	Palm Harbor Villas
14.02	Property		1	Heatherwood Apartments
15	Loan	6	2	Fairway and Silver Creek Mobile Estates	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
15.01	Property		1	Fairway Mobile Estates
15.02	Property		1	Silver Creek Mobile Estates
16	Loan		1	Residence Inn Middletown Goshen	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
17	Loan	6, F	2	Hunter Village Properties	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
17.01	Property		1	Peppermill Village Apartments
17.02	Property		1	Mayfair Village Apartments
18	Loan		1	Elevate at South Mountain	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio	NAP	Hard	Springing	Yes	No	Yes	No	13,143,500	734,056,500
19.001	Property		1	996 Paragon Way
19.002	Property		1	91-399 Kauhi
19.003	Property		1	11224 Will Walker Road
19.004	Property		1	10450 Doral Boulevard
19.005	Property		1	1580, 1590 & 1600 Williams Road
19.006	Property		1	32150 Just Imagine Drive
19.007	Property		1	6850 Weber Boulevard
19.008	Property		1	1341 N. Clyde Morris Blvd.
19.009	Property		1	27200 SW 127th Avenue

A-1-49

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)
19.010	Property		1	7410 Magi Road
19.011	Property		1	2375 East Newlands Road
19.012	Property		1	3800 Midlink Drive
19.013	Property		1	13509 Waterworks Street
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
19.015	Property		1	91-141 Kalaeloa
19.016	Property		1	9860 West Buckeye Road
19.017	Property		1	125 North Troy Hill Road
19.018	Property		1	11900 Trolley Lane
19.019	Property		1	11501 Wilkinson Drive
19.020	Property		1	2300 North 33rd Avenue East
19.021	Property		1	5001 West Delbridge Street
19.022	Property		1	91-238 Kauhi
19.023	Property		1	1892 Anfield Road
19.024	Property		1	9215-9347 E Pendleton Pike
19.025	Property		1	955 Aeroplaza Drive
19.026	Property		1	3155 Grissom Parkway
19.027	Property		1	3502 Enterprise Avenue
19.028	Property		1	3870 Ronald Reagan Boulevard
19.029	Property		1	700 Marine Drive
19.030	Property		1	3245 Henry Road
19.031	Property		1	2701 S.W. 18TH Street
19.032	Property		1	2482 Century Drive
19.033	Property		1	158 West Yard Road
19.034	Property		1	55 Commerce Avenue
19.035	Property		1	1415 West Commerce Way
19.036	Property		1	1095 South 4800 West
19.037	Property		1	950 Bennett Road
19.038	Property		1	985 Kershaw Street
19.039	Property		1	1990 Hood Road
19.040	Property		1	17200 Manchac Park Lane
19.041	Property		1	7409 Magi Road
19.042	Property		1	91-329 Kauhi
19.043	Property		1	1985 International Way
19.044	Property		1	200 Orange Point Drive
19.045	Property		1	91-241 Kalaeloa
19.046	Property		1	2311 South Park Road
19.047	Property		1	2820 State Highway 31
19.048	Property		1	8000 Mid America Blvd.
19.049	Property		1	14257 E. Easter Avenue
19.050	Property		1	91-080 Hanua
19.051	Property		1	3736 Salisbury Road
19.052	Property		1	91-027 Kaomi Loop
19.053	Property		1	150 Greenhorn Drive
19.054	Property		1	7130 Q Street
19.055	Property		1	235 Great Pond Road
19.056	Property		1	510 Production Avenue
19.057	Property		1	91-150 Kaomi Loop
19.058	Property		1	4501 Industrial Drive
19.059	Property		1	91-222 Olai
19.060	Property		1	2580 Technology Drive
19.061	Property		1	301 Commerce Drive
19.062	Property		1	590 Assembly Court
19.063	Property		1	7121 South Fifth Avenue
19.064	Property		1	91-250 Komohana
19.065	Property		1	91-220 Kalaeloa
19.066	Property		1	91-185 Kalaeloa
19.067	Property		1	91-300 Hanua
19.068	Property		1	5501 Providence Hill Drive
19.069	Property		1	91-259 Olai

A-1-50

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)
19.070	Property		1	2 Tower Drive
19.071	Property		1	91-064 Kaomi Loop
19.072	Property		1	91-202 Kalaeloa
19.073	Property		1	2100 NW 82nd Avenue
19.074	Property		1	91-102 Kaomi Loop
19.075	Property		1	1230 West 171st Street
19.076	Property		1	91-400 Komohana
19.077	Property		1	91-265 Hanua
19.078	Property		1	91-255 Hanua
19.079	Property		1	1415 Industrial Drive
19.080	Property		1	209 South Bud Street
19.081	Property		1	91-110 Kaomi Loop
19.082	Property		1	3900 NE 6th Street
19.083	Property		1	91-218 Olai
19.084	Property		1	5795 Logistics Parkway
19.085	Property		1	91-210 Kauhi
19.086	Property		1	435 SE 70th Street
19.087	Property		1	2902 Gun Club Road
19.088	Property		1	91-210 Olai
19.089	Property		1	91-95 Hanua
19.090	Property		1	91-083 Hanua
19.091	Property		1	2401 Cram Avenue SE
19.092	Property		1	91-119 Olai
19.093	Property		1	3425 Maple Drive
19.094	Property		1	91-174 Olai
19.095	Property		1	5156 American Road
19.096	Property		1	91-252 Kauhi
19.097	Property		1	91-349 Kauhi
19.098	Property		1	91-175 Olai
19.099	Property		1	91-087 Hanua
19.100	Property		1	91-171 Olai
19.101	Property		1	91-410 Komohana
19.102	Property		1	91-416 Komohana
20	Loan	6	2	Kingsbridge Bronx Portfolio	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP
20.01	Property		1	5760 & 5790 Broadway
20.02	Property		1	3632 Kingsbridge
21	Loan		1	200 Theodore Rice Boulevard	NAP	Soft	Springing	Yes	Yes	No	NAP	NAP	NAP
22	Loan		1	2217 Caton Avenue	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
23	Loan		1	520 East 11 Street	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
24	Loan		1	Myrtle Vanderbilt	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
25	Loan		1	Prestige Storage Muskegon	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
26.01	Property		1	Creekside at Manitou
26.02	Property		1	Country Pines RV Park
26.03	Property		1	Elk Creek Estates
27	Loan		1	Cap’n Tom’s Storage	NAP	Springing	Springing	No	No	No	NAP	NAP	NAP
28	Loan	B	1	LA Fitness - Euless, TX	NAP	Soft	Springing	Yes	Yes	No	NAP	NAP	NAP
29	Loan		1	58 Dobbin Street	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP
30	Loan	B	1	LA Fitness - Pearland, TX	NAP	Soft	Springing	Yes	Yes	No	NAP	NAP	NAP
31	Loan	I	1	BriteLock Storage - West Haven	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
32	Loan	J	1	20 North Raymond	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
33	Loan		1	830 East Park Avenue	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
34	Loan		1	Extra Space Storage - Marvin D. Love	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
35	Loan	D	1	Bent Pine MHP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
36	Loan		1	Lone Star Secure Storage	NAP	Springing	Springing	No	No	No	NAP	NAP	NAP

A-1-51

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)
1	Loan	5, 10, 11, 12, A	1	The MC	98,245.83	465,375.00	NAP	NAP	90,000,000	465,375.00	53.3%	1.31
2	Loan	5, 9, 13	1	Vertex HQ	2,060,850.72	2,330,237.52	441,200,000	6.43191708975521%	1,000,000,000	4,727,883.50	60.8%	1.62
3	Loan	5, 14	1	Terra Apartments	96,961.57	377,639.81	NAP	NAP	74,000,000	377,639.81	60.4%	1.3
4	Loan	8, 15, B	1	Sterling Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan		1	The Depot at Nickel Plate	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	6, C	4	West Gramercy Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	53-55 W 21st St
6.02	Property		1	37-39 W 17th St
6.03	Property		1	29 W 17th St
6.04	Property		1	147 W 24th St
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio	432,698.20	586,433.33	NAP	NAP	115,200,000	586,433.33	66.7%	1.39
7.01	Property		1	Etude West Coast - Locust
7.02	Property		1	Etude West Coast - Rancho
7.03	Property		1	Etude West Coast - Dinah
7.04	Property		1	Etude West Coast - Buffalo
7.05	Property		1	Etude West Coast - Main
7.06	Property		1	Etude West Coast - Forest
7.07	Property		1	Etude West Coast - East Lake
7.08	Property		1	Etude West Coast - Las Vegas
7.09	Property		1	Etude West Coast - Walnut
8	Loan	6, 7, D	6	Fitts MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.01	Property		1	Coastal Acres MHC
8.02	Property		1	Country Way Village MHC
8.03	Property		1	Ashland MHC
8.04	Property		1	Coastal Oaks MHC
8.05	Property		1	Country Aire MHC
8.06	Property		1	Woodland Hills MHC
9	Loan		1	Riverwalk Vista	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Rama Apartments
10.02	Property		1	Whispering Oaks Apartments
10.03	Property		1	Leawood Plaza Apartments
11	Loan	6	4	New England Medical Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	Chelmsford Medical Center
11.02	Property		1	Merrimack Medical Center
11.03	Property		1	375 Willard Avenue
11.04	Property		1	56 New Driftway
12	Loan	5	1	125th & Lenox	358,473.09	477,964.12	NAP	NAP	100,000,000	477,964.12	68.9%	1.36
13	Loan	E	1	Westgate Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Palm Harbor Villas
14.02	Property		1	Heatherwood Apartments
15	Loan	6	2	Fairway and Silver Creek Mobile Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	Fairway Mobile Estates
15.02	Property		1	Silver Creek Mobile Estates
16	Loan		1	Residence Inn Middletown Goshen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	6, F	2	Hunter Village Properties	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Peppermill Village Apartments
17.02	Property		1	Mayfair Village Apartments
18	Loan		1	Elevate at South Mountain	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio	3,334,089.51	3,393,787.37	412,800,000	8.2510509729845%	1,160,000,000	6,271,570.59	68.0%	1.06
19.001	Property		1	996 Paragon Way
19.002	Property		1	91-399 Kauhi
19.003	Property		1	11224 Will Walker Road
19.004	Property		1	10450 Doral Boulevard
19.005	Property		1	1580, 1590 & 1600 Williams Road
19.006	Property		1	32150 Just Imagine Drive
19.007	Property		1	6850 Weber Boulevard
19.008	Property		1	1341 N. Clyde Morris Blvd.
19.009	Property		1	27200 SW 127th Avenue

A-1-52

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)
19.010	Property		1	7410 Magi Road
19.011	Property		1	2375 East Newlands Road
19.012	Property		1	3800 Midlink Drive
19.013	Property		1	13509 Waterworks Street
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
19.015	Property		1	91-141 Kalaeloa
19.016	Property		1	9860 West Buckeye Road
19.017	Property		1	125 North Troy Hill Road
19.018	Property		1	11900 Trolley Lane
19.019	Property		1	11501 Wilkinson Drive
19.020	Property		1	2300 North 33rd Avenue East
19.021	Property		1	5001 West Delbridge Street
19.022	Property		1	91-238 Kauhi
19.023	Property		1	1892 Anfield Road
19.024	Property		1	9215-9347 E Pendleton Pike
19.025	Property		1	955 Aeroplaza Drive
19.026	Property		1	3155 Grissom Parkway
19.027	Property		1	3502 Enterprise Avenue
19.028	Property		1	3870 Ronald Reagan Boulevard
19.029	Property		1	700 Marine Drive
19.030	Property		1	3245 Henry Road
19.031	Property		1	2701 S.W. 18TH Street
19.032	Property		1	2482 Century Drive
19.033	Property		1	158 West Yard Road
19.034	Property		1	55 Commerce Avenue
19.035	Property		1	1415 West Commerce Way
19.036	Property		1	1095 South 4800 West
19.037	Property		1	950 Bennett Road
19.038	Property		1	985 Kershaw Street
19.039	Property		1	1990 Hood Road
19.040	Property		1	17200 Manchac Park Lane
19.041	Property		1	7409 Magi Road
19.042	Property		1	91-329 Kauhi
19.043	Property		1	1985 International Way
19.044	Property		1	200 Orange Point Drive
19.045	Property		1	91-241 Kalaeloa
19.046	Property		1	2311 South Park Road
19.047	Property		1	2820 State Highway 31
19.048	Property		1	8000 Mid America Blvd.
19.049	Property		1	14257 E. Easter Avenue
19.050	Property		1	91-080 Hanua
19.051	Property		1	3736 Salisbury Road
19.052	Property		1	91-027 Kaomi Loop
19.053	Property		1	150 Greenhorn Drive
19.054	Property		1	7130 Q Street
19.055	Property		1	235 Great Pond Road
19.056	Property		1	510 Production Avenue
19.057	Property		1	91-150 Kaomi Loop
19.058	Property		1	4501 Industrial Drive
19.059	Property		1	91-222 Olai
19.060	Property		1	2580 Technology Drive
19.061	Property		1	301 Commerce Drive
19.062	Property		1	590 Assembly Court
19.063	Property		1	7121 South Fifth Avenue
19.064	Property		1	91-250 Komohana
19.065	Property		1	91-220 Kalaeloa
19.066	Property		1	91-185 Kalaeloa
19.067	Property		1	91-300 Hanua
19.068	Property		1	5501 Providence Hill Drive
19.069	Property		1	91-259 Olai

A-1-53

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)
19.070	Property		1	2 Tower Drive
19.071	Property		1	91-064 Kaomi Loop
19.072	Property		1	91-202 Kalaeloa
19.073	Property		1	2100 NW 82nd Avenue
19.074	Property		1	91-102 Kaomi Loop
19.075	Property		1	1230 West 171st Street
19.076	Property		1	91-400 Komohana
19.077	Property		1	91-265 Hanua
19.078	Property		1	91-255 Hanua
19.079	Property		1	1415 Industrial Drive
19.080	Property		1	209 South Bud Street
19.081	Property		1	91-110 Kaomi Loop
19.082	Property		1	3900 NE 6th Street
19.083	Property		1	91-218 Olai
19.084	Property		1	5795 Logistics Parkway
19.085	Property		1	91-210 Kauhi
19.086	Property		1	435 SE 70th Street
19.087	Property		1	2902 Gun Club Road
19.088	Property		1	91-210 Olai
19.089	Property		1	91-95 Hanua
19.090	Property		1	91-083 Hanua
19.091	Property		1	2401 Cram Avenue SE
19.092	Property		1	91-119 Olai
19.093	Property		1	3425 Maple Drive
19.094	Property		1	91-174 Olai
19.095	Property		1	5156 American Road
19.096	Property		1	91-252 Kauhi
19.097	Property		1	91-349 Kauhi
19.098	Property		1	91-175 Olai
19.099	Property		1	91-087 Hanua
19.100	Property		1	91-171 Olai
19.101	Property		1	91-410 Komohana
19.102	Property		1	91-416 Komohana
20	Loan	6	2	Kingsbridge Bronx Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	5760 & 5790 Broadway
20.02	Property		1	3632 Kingsbridge
21	Loan		1	200 Theodore Rice Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan		1	2217 Caton Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	520 East 11 Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Myrtle Vanderbilt	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	Prestige Storage Muskegon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.01	Property		1	Creekside at Manitou
26.02	Property		1	Country Pines RV Park
26.03	Property		1	Elk Creek Estates
27	Loan		1	Cap’n Tom’s Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	B	1	LA Fitness - Euless, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	58 Dobbin Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	B	1	LA Fitness - Pearland, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	I	1	BriteLock Storage - West Haven	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	J	1	20 North Raymond	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan		1	830 East Park Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	Extra Space Storage - Marvin D. Love	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	D	1	Bent Pine MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Lone Star Secure Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-54

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)
1	Loan	5, 10, 11, 12, A	1	The MC	8.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	5, 9, 13	1	Vertex HQ	9.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	5, 14	1	Terra Apartments	8.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	8, 15, B	1	Sterling Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan		1	The Depot at Nickel Plate	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	6, C	4	West Gramercy Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	53-55 W 21st St
6.02	Property		1	37-39 W 17th St
6.03	Property		1	29 W 17th St
6.04	Property		1	147 W 24th St
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio	8.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.01	Property		1	Etude West Coast - Locust
7.02	Property		1	Etude West Coast - Rancho
7.03	Property		1	Etude West Coast - Dinah
7.04	Property		1	Etude West Coast - Buffalo
7.05	Property		1	Etude West Coast - Main
7.06	Property		1	Etude West Coast - Forest
7.07	Property		1	Etude West Coast - East Lake
7.08	Property		1	Etude West Coast - Las Vegas
7.09	Property		1	Etude West Coast - Walnut
8	Loan	6, 7, D	6	Fitts MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.01	Property		1	Coastal Acres MHC
8.02	Property		1	Country Way Village MHC
8.03	Property		1	Ashland MHC
8.04	Property		1	Coastal Oaks MHC
8.05	Property		1	Country Aire MHC
8.06	Property		1	Woodland Hills MHC
9	Loan		1	Riverwalk Vista	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Rama Apartments
10.02	Property		1	Whispering Oaks Apartments
10.03	Property		1	Leawood Plaza Apartments
11	Loan	6	4	New England Medical Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	Chelmsford Medical Center
11.02	Property		1	Merrimack Medical Center
11.03	Property		1	375 Willard Avenue
11.04	Property		1	56 New Driftway
12	Loan	5	1	125th & Lenox	8.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	E	1	Westgate Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Palm Harbor Villas
14.02	Property		1	Heatherwood Apartments
15	Loan	6	2	Fairway and Silver Creek Mobile Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	Fairway Mobile Estates
15.02	Property		1	Silver Creek Mobile Estates
16	Loan		1	Residence Inn Middletown Goshen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	6, F	2	Hunter Village Properties	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Peppermill Village Apartments
17.02	Property		1	Mayfair Village Apartments
18	Loan		1	Elevate at South Mountain	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio	7.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.001	Property		1	996 Paragon Way
19.002	Property		1	91-399 Kauhi
19.003	Property		1	11224 Will Walker Road
19.004	Property		1	10450 Doral Boulevard
19.005	Property		1	1580, 1590 & 1600 Williams Road
19.006	Property		1	32150 Just Imagine Drive
19.007	Property		1	6850 Weber Boulevard
19.008	Property		1	1341 N. Clyde Morris Blvd.
19.009	Property		1	27200 SW 127th Avenue

A-1-55

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)
19.010	Property		1	7410 Magi Road
19.011	Property		1	2375 East Newlands Road
19.012	Property		1	3800 Midlink Drive
19.013	Property		1	13509 Waterworks Street
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
19.015	Property		1	91-141 Kalaeloa
19.016	Property		1	9860 West Buckeye Road
19.017	Property		1	125 North Troy Hill Road
19.018	Property		1	11900 Trolley Lane
19.019	Property		1	11501 Wilkinson Drive
19.020	Property		1	2300 North 33rd Avenue East
19.021	Property		1	5001 West Delbridge Street
19.022	Property		1	91-238 Kauhi
19.023	Property		1	1892 Anfield Road
19.024	Property		1	9215-9347 E Pendleton Pike
19.025	Property		1	955 Aeroplaza Drive
19.026	Property		1	3155 Grissom Parkway
19.027	Property		1	3502 Enterprise Avenue
19.028	Property		1	3870 Ronald Reagan Boulevard
19.029	Property		1	700 Marine Drive
19.030	Property		1	3245 Henry Road
19.031	Property		1	2701 S.W. 18TH Street
19.032	Property		1	2482 Century Drive
19.033	Property		1	158 West Yard Road
19.034	Property		1	55 Commerce Avenue
19.035	Property		1	1415 West Commerce Way
19.036	Property		1	1095 South 4800 West
19.037	Property		1	950 Bennett Road
19.038	Property		1	985 Kershaw Street
19.039	Property		1	1990 Hood Road
19.040	Property		1	17200 Manchac Park Lane
19.041	Property		1	7409 Magi Road
19.042	Property		1	91-329 Kauhi
19.043	Property		1	1985 International Way
19.044	Property		1	200 Orange Point Drive
19.045	Property		1	91-241 Kalaeloa
19.046	Property		1	2311 South Park Road
19.047	Property		1	2820 State Highway 31
19.048	Property		1	8000 Mid America Blvd.
19.049	Property		1	14257 E. Easter Avenue
19.050	Property		1	91-080 Hanua
19.051	Property		1	3736 Salisbury Road
19.052	Property		1	91-027 Kaomi Loop
19.053	Property		1	150 Greenhorn Drive
19.054	Property		1	7130 Q Street
19.055	Property		1	235 Great Pond Road
19.056	Property		1	510 Production Avenue
19.057	Property		1	91-150 Kaomi Loop
19.058	Property		1	4501 Industrial Drive
19.059	Property		1	91-222 Olai
19.060	Property		1	2580 Technology Drive
19.061	Property		1	301 Commerce Drive
19.062	Property		1	590 Assembly Court
19.063	Property		1	7121 South Fifth Avenue
19.064	Property		1	91-250 Komohana
19.065	Property		1	91-220 Kalaeloa
19.066	Property		1	91-185 Kalaeloa
19.067	Property		1	91-300 Hanua
19.068	Property		1	5501 Providence Hill Drive
19.069	Property		1	91-259 Olai

A-1-56

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)
19.070	Property		1	2 Tower Drive
19.071	Property		1	91-064 Kaomi Loop
19.072	Property		1	91-202 Kalaeloa
19.073	Property		1	2100 NW 82nd Avenue
19.074	Property		1	91-102 Kaomi Loop
19.075	Property		1	1230 West 171st Street
19.076	Property		1	91-400 Komohana
19.077	Property		1	91-265 Hanua
19.078	Property		1	91-255 Hanua
19.079	Property		1	1415 Industrial Drive
19.080	Property		1	209 South Bud Street
19.081	Property		1	91-110 Kaomi Loop
19.082	Property		1	3900 NE 6th Street
19.083	Property		1	91-218 Olai
19.084	Property		1	5795 Logistics Parkway
19.085	Property		1	91-210 Kauhi
19.086	Property		1	435 SE 70th Street
19.087	Property		1	2902 Gun Club Road
19.088	Property		1	91-210 Olai
19.089	Property		1	91-95 Hanua
19.090	Property		1	91-083 Hanua
19.091	Property		1	2401 Cram Avenue SE
19.092	Property		1	91-119 Olai
19.093	Property		1	3425 Maple Drive
19.094	Property		1	91-174 Olai
19.095	Property		1	5156 American Road
19.096	Property		1	91-252 Kauhi
19.097	Property		1	91-349 Kauhi
19.098	Property		1	91-175 Olai
19.099	Property		1	91-087 Hanua
19.100	Property		1	91-171 Olai
19.101	Property		1	91-410 Komohana
19.102	Property		1	91-416 Komohana
20	Loan	6	2	Kingsbridge Bronx Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	5760 & 5790 Broadway
20.02	Property		1	3632 Kingsbridge
21	Loan		1	200 Theodore Rice Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan		1	2217 Caton Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	520 East 11 Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Myrtle Vanderbilt	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	Prestige Storage Muskegon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.01	Property		1	Creekside at Manitou
26.02	Property		1	Country Pines RV Park
26.03	Property		1	Elk Creek Estates
27	Loan		1	Cap’n Tom’s Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	B	1	LA Fitness - Euless, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	58 Dobbin Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	B	1	LA Fitness - Pearland, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	I	1	BriteLock Storage - West Haven	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	J	1	20 North Raymond	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan		1	830 East Park Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	Extra Space Storage - Marvin D. Love	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	D	1	Bent Pine MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Lone Star Secure Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-57

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
1	Loan	5, 10, 11, 12, A	1	The MC	No	NAP	Bogopa Enterprises, Inc.
2	Loan	5, 9, 13	1	Vertex HQ	Yes	Mezzanine	Diversified Healthcare Trust
3	Loan	5, 14	1	Terra Apartments	No	NAP	Zhidong Wu
4	Loan	8, 15, B	1	Sterling Plaza	No	NAP	Sterling Realty Organization Co.
5	Loan		1	The Depot at Nickel Plate	No	NAP	David M. Flaherty
6	Loan	6, C	4	West Gramercy Portfolio	No	NAP	Joseph Moinian
6.01	Property		1	53-55 W 21st St
6.02	Property		1	37-39 W 17th St
6.03	Property		1	29 W 17th St
6.04	Property		1	147 W 24th St
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio	Yes	Mezzanine and Preferred Equity	Steven I. Stein
7.01	Property		1	Etude West Coast - Locust
7.02	Property		1	Etude West Coast - Rancho
7.03	Property		1	Etude West Coast - Dinah
7.04	Property		1	Etude West Coast - Buffalo
7.05	Property		1	Etude West Coast - Main
7.06	Property		1	Etude West Coast - Forest
7.07	Property		1	Etude West Coast - East Lake
7.08	Property		1	Etude West Coast - Las Vegas
7.09	Property		1	Etude West Coast - Walnut
8	Loan	6, 7, D	6	Fitts MHC Portfolio	No	NAP	Bryant A. Fitts
8.01	Property		1	Coastal Acres MHC
8.02	Property		1	Country Way Village MHC
8.03	Property		1	Ashland MHC
8.04	Property		1	Coastal Oaks MHC
8.05	Property		1	Country Aire MHC
8.06	Property		1	Woodland Hills MHC
9	Loan		1	Riverwalk Vista	No	NAP	Joseph Jemal and Norman Jemal
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio	No	NAP	Gary W. Gates, Jr.
10.01	Property		1	Rama Apartments
10.02	Property		1	Whispering Oaks Apartments
10.03	Property		1	Leawood Plaza Apartments
11	Loan	6	4	New England Medical Portfolio	No	NAP	Christopher J. Knisley and Albany Road Strategic Opportunity Fund LLC
11.01	Property		1	Chelmsford Medical Center
11.02	Property		1	Merrimack Medical Center
11.03	Property		1	375 Willard Avenue
11.04	Property		1	56 New Driftway
12	Loan	5	1	125th & Lenox	No	NAP	Wharton Properties, Gindi Capital and Schottenstein Property Group
13	Loan	E	1	Westgate Shopping Center	No	NAP	Gerald Byer, Michelle Mendelson and Barry Margolis
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio	No	NAP	The Styles Group
14.01	Property		1	Palm Harbor Villas
14.02	Property		1	Heatherwood Apartments
15	Loan	6	2	Fairway and Silver Creek Mobile Estates	No	NAP	Victor M. Martinez
15.01	Property		1	Fairway Mobile Estates
15.02	Property		1	Silver Creek Mobile Estates
16	Loan		1	Residence Inn Middletown Goshen	No	NAP	Jin Zhang
17	Loan	6, F	2	Hunter Village Properties	No	NAP	Samuel P. Okner
17.01	Property		1	Peppermill Village Apartments
17.02	Property		1	Mayfair Village Apartments
18	Loan		1	Elevate at South Mountain	No	NAP	Sridhar Yadav, Murali Iyer, Parambir Singh and Ravpreet Singh
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio	No	NAP	Industrial Logistics Properties Trust
19.001	Property		1	996 Paragon Way
19.002	Property		1	91-399 Kauhi
19.003	Property		1	11224 Will Walker Road
19.004	Property		1	10450 Doral Boulevard
19.005	Property		1	1580, 1590 & 1600 Williams Road
19.006	Property		1	32150 Just Imagine Drive
19.007	Property		1	6850 Weber Boulevard
19.008	Property		1	1341 N. Clyde Morris Blvd.
19.009	Property		1	27200 SW 127th Avenue

A-1-58

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
19.010	Property		1	7410 Magi Road
19.011	Property		1	2375 East Newlands Road
19.012	Property		1	3800 Midlink Drive
19.013	Property		1	13509 Waterworks Street
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
19.015	Property		1	91-141 Kalaeloa
19.016	Property		1	9860 West Buckeye Road
19.017	Property		1	125 North Troy Hill Road
19.018	Property		1	11900 Trolley Lane
19.019	Property		1	11501 Wilkinson Drive
19.020	Property		1	2300 North 33rd Avenue East
19.021	Property		1	5001 West Delbridge Street
19.022	Property		1	91-238 Kauhi
19.023	Property		1	1892 Anfield Road
19.024	Property		1	9215-9347 E Pendleton Pike
19.025	Property		1	955 Aeroplaza Drive
19.026	Property		1	3155 Grissom Parkway
19.027	Property		1	3502 Enterprise Avenue
19.028	Property		1	3870 Ronald Reagan Boulevard
19.029	Property		1	700 Marine Drive
19.030	Property		1	3245 Henry Road
19.031	Property		1	2701 S.W. 18TH Street
19.032	Property		1	2482 Century Drive
19.033	Property		1	158 West Yard Road
19.034	Property		1	55 Commerce Avenue
19.035	Property		1	1415 West Commerce Way
19.036	Property		1	1095 South 4800 West
19.037	Property		1	950 Bennett Road
19.038	Property		1	985 Kershaw Street
19.039	Property		1	1990 Hood Road
19.040	Property		1	17200 Manchac Park Lane
19.041	Property		1	7409 Magi Road
19.042	Property		1	91-329 Kauhi
19.043	Property		1	1985 International Way
19.044	Property		1	200 Orange Point Drive
19.045	Property		1	91-241 Kalaeloa
19.046	Property		1	2311 South Park Road
19.047	Property		1	2820 State Highway 31
19.048	Property		1	8000 Mid America Blvd.
19.049	Property		1	14257 E. Easter Avenue
19.050	Property		1	91-080 Hanua
19.051	Property		1	3736 Salisbury Road
19.052	Property		1	91-027 Kaomi Loop
19.053	Property		1	150 Greenhorn Drive
19.054	Property		1	7130 Q Street
19.055	Property		1	235 Great Pond Road
19.056	Property		1	510 Production Avenue
19.057	Property		1	91-150 Kaomi Loop
19.058	Property		1	4501 Industrial Drive
19.059	Property		1	91-222 Olai
19.060	Property		1	2580 Technology Drive
19.061	Property		1	301 Commerce Drive
19.062	Property		1	590 Assembly Court
19.063	Property		1	7121 South Fifth Avenue
19.064	Property		1	91-250 Komohana
19.065	Property		1	91-220 Kalaeloa
19.066	Property		1	91-185 Kalaeloa
19.067	Property		1	91-300 Hanua
19.068	Property		1	5501 Providence Hill Drive
19.069	Property		1	91-259 Olai

A-1-59

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
19.070	Property		1	2 Tower Drive
19.071	Property		1	91-064 Kaomi Loop
19.072	Property		1	91-202 Kalaeloa
19.073	Property		1	2100 NW 82nd Avenue
19.074	Property		1	91-102 Kaomi Loop
19.075	Property		1	1230 West 171st Street
19.076	Property		1	91-400 Komohana
19.077	Property		1	91-265 Hanua
19.078	Property		1	91-255 Hanua
19.079	Property		1	1415 Industrial Drive
19.080	Property		1	209 South Bud Street
19.081	Property		1	91-110 Kaomi Loop
19.082	Property		1	3900 NE 6th Street
19.083	Property		1	91-218 Olai
19.084	Property		1	5795 Logistics Parkway
19.085	Property		1	91-210 Kauhi
19.086	Property		1	435 SE 70th Street
19.087	Property		1	2902 Gun Club Road
19.088	Property		1	91-210 Olai
19.089	Property		1	91-95 Hanua
19.090	Property		1	91-083 Hanua
19.091	Property		1	2401 Cram Avenue SE
19.092	Property		1	91-119 Olai
19.093	Property		1	3425 Maple Drive
19.094	Property		1	91-174 Olai
19.095	Property		1	5156 American Road
19.096	Property		1	91-252 Kauhi
19.097	Property		1	91-349 Kauhi
19.098	Property		1	91-175 Olai
19.099	Property		1	91-087 Hanua
19.100	Property		1	91-171 Olai
19.101	Property		1	91-410 Komohana
19.102	Property		1	91-416 Komohana
20	Loan	6	2	Kingsbridge Bronx Portfolio	No	NAP	Leonid Yevdayev and Samira Yevdayev
20.01	Property		1	5760 & 5790 Broadway
20.02	Property		1	3632 Kingsbridge
21	Loan		1	200 Theodore Rice Boulevard	No	NAP	Christopher J. Knisley and Albany Road Strategic Opportunity Fund LLC
22	Loan		1	2217 Caton Avenue	No	NAP	Jonathan Joels and Richard Kreisel-Kilstock
23	Loan		1	520 East 11 Street	No	NAP	Miriam Sharifian
24	Loan		1	Myrtle Vanderbilt	No	NAP	Samuel G. Sutton and Abraham M. Sutton
25	Loan		1	Prestige Storage Muskegon	No	NAP	Prestige Storage Capital
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio	No	NAP	Waylon Grubbs
26.01	Property		1	Creekside at Manitou
26.02	Property		1	Country Pines RV Park
26.03	Property		1	Elk Creek Estates
27	Loan		1	Cap’n Tom’s Storage	No	NAP	William E. Bellomy
28	Loan	B	1	LA Fitness - Euless, TX	No	NAP	Carl J. Greenwood and James F. Mckenzie
29	Loan		1	58 Dobbin Street	No	NAP	Norman A. Feinstein
30	Loan	B	1	LA Fitness - Pearland, TX	No	NAP	Carl J. Greenwood and James F. Mckenzie
31	Loan	I	1	BriteLock Storage - West Haven	No	NAP	Jarrett Armstrong, Bryan Armstrong and Greg Armstrong
32	Loan	J	1	20 North Raymond	No	NAP	John S. Kutzer
33	Loan		1	830 East Park Avenue	No	NAP	Sidhartha Singh
34	Loan		1	Extra Space Storage - Marvin D. Love	No	NAP	Dean Alexis
35	Loan	D	1	Bent Pine MHP	No	NAP	COARE Communities
36	Loan		1	Lone Star Secure Storage	No	NAP	William E. Bellomy

A-1-60

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)
1	Loan	5, 10, 11, 12, A	1	The MC	Spencer An, The 2025 Hwee Ill An Grantor Trust and The 2025 Spencer An Grantor Trust	No	No	Refinance
2	Loan	5, 9, 13	1	Vertex HQ	Diversified Healthcare Trust	No	No	Refinance
3	Loan	5, 14	1	Terra Apartments	Zhidong Wu	No	No	Refinance
4	Loan	8, 15, B	1	Sterling Plaza	Sterling Realty Organization Co.	No	No	Refinance
5	Loan		1	The Depot at Nickel Plate	David M. Flaherty	No	No	Refinance
6	Loan	6, C	4	West Gramercy Portfolio	Joseph Moinian	No	No	Refinance
6.01	Property		1	53-55 W 21st St
6.02	Property		1	37-39 W 17th St
6.03	Property		1	29 W 17th St
6.04	Property		1	147 W 24th St
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio	Etude Storage Partners LLC	No	No	Acquisition
7.01	Property		1	Etude West Coast - Locust
7.02	Property		1	Etude West Coast - Rancho
7.03	Property		1	Etude West Coast - Dinah
7.04	Property		1	Etude West Coast - Buffalo
7.05	Property		1	Etude West Coast - Main
7.06	Property		1	Etude West Coast - Forest
7.07	Property		1	Etude West Coast - East Lake
7.08	Property		1	Etude West Coast - Las Vegas
7.09	Property		1	Etude West Coast - Walnut
8	Loan	6, 7, D	6	Fitts MHC Portfolio	Bryant A. Fitts	No	No	Refinance
8.01	Property		1	Coastal Acres MHC
8.02	Property		1	Country Way Village MHC
8.03	Property		1	Ashland MHC
8.04	Property		1	Coastal Oaks MHC
8.05	Property		1	Country Aire MHC
8.06	Property		1	Woodland Hills MHC
9	Loan		1	Riverwalk Vista	Joseph Jemal and Norman Jemal	No	No	Refinance
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio	Gary W. Gates, Jr.	No	No	Refinance
10.01	Property		1	Rama Apartments
10.02	Property		1	Whispering Oaks Apartments
10.03	Property		1	Leawood Plaza Apartments
11	Loan	6	4	New England Medical Portfolio	Christopher J. Knisley and Albany Road Strategic Opportunity Fund LLC	No	No	Refinance/Acquisition
11.01	Property		1	Chelmsford Medical Center
11.02	Property		1	Merrimack Medical Center
11.03	Property		1	375 Willard Avenue
11.04	Property		1	56 New Driftway
12	Loan	5	1	125th & Lenox	Jeff Sutton, Eli Gindi and Schottenstein Realty LLC	No	No	Refinance
13	Loan	E	1	Westgate Shopping Center	Gerald Byer, Michelle Mendelson and Barry Margolis	No	No	Refinance
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio	Marcia Fordyce and Paul R. Steinfurth	No	No	Refinance
14.01	Property		1	Palm Harbor Villas
14.02	Property		1	Heatherwood Apartments
15	Loan	6	2	Fairway and Silver Creek Mobile Estates	Victor M. Martinez	No	No	Refinance
15.01	Property		1	Fairway Mobile Estates
15.02	Property		1	Silver Creek Mobile Estates
16	Loan		1	Residence Inn Middletown Goshen	Jin Zhang	No	Yes	Refinance
17	Loan	6, F	2	Hunter Village Properties	Samuel P. Okner, Atied Associates, LLC and Debra J. Okner Real Estate Trust	No	No	Refinance
17.01	Property		1	Peppermill Village Apartments
17.02	Property		1	Mayfair Village Apartments
18	Loan		1	Elevate at South Mountain	Sridhar Yadav, Murali Iyer, Parambir Singh, Ravpreet Singh, Sairam Gutta, Miroslaw Karczmarz and Ewa Karczmarz	No	No	Refinance
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio	Industrial Logistics Properties Trust	No	No	Refinance
19.001	Property		1	996 Paragon Way
19.002	Property		1	91-399 Kauhi
19.003	Property		1	11224 Will Walker Road
19.004	Property		1	10450 Doral Boulevard
19.005	Property		1	1580, 1590 & 1600 Williams Road
19.006	Property		1	32150 Just Imagine Drive
19.007	Property		1	6850 Weber Boulevard
19.008	Property		1	1341 N. Clyde Morris Blvd.
19.009	Property		1	27200 SW 127th Avenue

A-1-61

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)
19.010	Property		1	7410 Magi Road
19.011	Property		1	2375 East Newlands Road
19.012	Property		1	3800 Midlink Drive
19.013	Property		1	13509 Waterworks Street
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
19.015	Property		1	91-141 Kalaeloa
19.016	Property		1	9860 West Buckeye Road
19.017	Property		1	125 North Troy Hill Road
19.018	Property		1	11900 Trolley Lane
19.019	Property		1	11501 Wilkinson Drive
19.020	Property		1	2300 North 33rd Avenue East
19.021	Property		1	5001 West Delbridge Street
19.022	Property		1	91-238 Kauhi
19.023	Property		1	1892 Anfield Road
19.024	Property		1	9215-9347 E Pendleton Pike
19.025	Property		1	955 Aeroplaza Drive
19.026	Property		1	3155 Grissom Parkway
19.027	Property		1	3502 Enterprise Avenue
19.028	Property		1	3870 Ronald Reagan Boulevard
19.029	Property		1	700 Marine Drive
19.030	Property		1	3245 Henry Road
19.031	Property		1	2701 S.W. 18TH Street
19.032	Property		1	2482 Century Drive
19.033	Property		1	158 West Yard Road
19.034	Property		1	55 Commerce Avenue
19.035	Property		1	1415 West Commerce Way
19.036	Property		1	1095 South 4800 West
19.037	Property		1	950 Bennett Road
19.038	Property		1	985 Kershaw Street
19.039	Property		1	1990 Hood Road
19.040	Property		1	17200 Manchac Park Lane
19.041	Property		1	7409 Magi Road
19.042	Property		1	91-329 Kauhi
19.043	Property		1	1985 International Way
19.044	Property		1	200 Orange Point Drive
19.045	Property		1	91-241 Kalaeloa
19.046	Property		1	2311 South Park Road
19.047	Property		1	2820 State Highway 31
19.048	Property		1	8000 Mid America Blvd.
19.049	Property		1	14257 E. Easter Avenue
19.050	Property		1	91-080 Hanua
19.051	Property		1	3736 Salisbury Road
19.052	Property		1	91-027 Kaomi Loop
19.053	Property		1	150 Greenhorn Drive
19.054	Property		1	7130 Q Street
19.055	Property		1	235 Great Pond Road
19.056	Property		1	510 Production Avenue
19.057	Property		1	91-150 Kaomi Loop
19.058	Property		1	4501 Industrial Drive
19.059	Property		1	91-222 Olai
19.060	Property		1	2580 Technology Drive
19.061	Property		1	301 Commerce Drive
19.062	Property		1	590 Assembly Court
19.063	Property		1	7121 South Fifth Avenue
19.064	Property		1	91-250 Komohana
19.065	Property		1	91-220 Kalaeloa
19.066	Property		1	91-185 Kalaeloa
19.067	Property		1	91-300 Hanua
19.068	Property		1	5501 Providence Hill Drive
19.069	Property		1	91-259 Olai

A-1-62

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)
19.070	Property		1	2 Tower Drive
19.071	Property		1	91-064 Kaomi Loop
19.072	Property		1	91-202 Kalaeloa
19.073	Property		1	2100 NW 82nd Avenue
19.074	Property		1	91-102 Kaomi Loop
19.075	Property		1	1230 West 171st Street
19.076	Property		1	91-400 Komohana
19.077	Property		1	91-265 Hanua
19.078	Property		1	91-255 Hanua
19.079	Property		1	1415 Industrial Drive
19.080	Property		1	209 South Bud Street
19.081	Property		1	91-110 Kaomi Loop
19.082	Property		1	3900 NE 6th Street
19.083	Property		1	91-218 Olai
19.084	Property		1	5795 Logistics Parkway
19.085	Property		1	91-210 Kauhi
19.086	Property		1	435 SE 70th Street
19.087	Property		1	2902 Gun Club Road
19.088	Property		1	91-210 Olai
19.089	Property		1	91-95 Hanua
19.090	Property		1	91-083 Hanua
19.091	Property		1	2401 Cram Avenue SE
19.092	Property		1	91-119 Olai
19.093	Property		1	3425 Maple Drive
19.094	Property		1	91-174 Olai
19.095	Property		1	5156 American Road
19.096	Property		1	91-252 Kauhi
19.097	Property		1	91-349 Kauhi
19.098	Property		1	91-175 Olai
19.099	Property		1	91-087 Hanua
19.100	Property		1	91-171 Olai
19.101	Property		1	91-410 Komohana
19.102	Property		1	91-416 Komohana
20	Loan	6	2	Kingsbridge Bronx Portfolio	Leonid Yevdayev and Samira Yevdayev	No	No	Acquisition
20.01	Property		1	5760 & 5790 Broadway
20.02	Property		1	3632 Kingsbridge
21	Loan		1	200 Theodore Rice Boulevard	Christopher J. Knisley and Albany Road Strategic Opportunity Fund LLC	No	No	Acquisition
22	Loan		1	2217 Caton Avenue	Richard Kreisel-Kilstock	No	No	Refinance
23	Loan		1	520 East 11 Street	Miriam Sharifian	No	No	Refinance
24	Loan		1	Myrtle Vanderbilt	Samuel G. Sutton and Abraham M. Sutton	No	No	Refinance
25	Loan		1	Prestige Storage Muskegon	Brett Hatcher, Cory Bonda and Gabriel Coe	No	No	Refinance
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio	Waylon Grubbs	No	No	Refinance
26.01	Property		1	Creekside at Manitou
26.02	Property		1	Country Pines RV Park
26.03	Property		1	Elk Creek Estates
27	Loan		1	Cap’n Tom’s Storage	William E. Bellomy	No	No	Refinance
28	Loan	B	1	LA Fitness - Euless, TX	Carl J. Greenwood and James F. Mckenzie	No	No	Refinance
29	Loan		1	58 Dobbin Street	Norman A. Feinstein	No	No	Acquisition
30	Loan	B	1	LA Fitness - Pearland, TX	Carl J. Greenwood and James F. Mckenzie	No	No	Refinance
31	Loan	I	1	BriteLock Storage - West Haven	ACD Core Plus Commercial Fund, LP	No	No	Recapitalization
32	Loan	J	1	20 North Raymond	John S. Kutzer	No	No	Refinance
33	Loan		1	830 East Park Avenue	Sidhartha Singh	No	No	Refinance
34	Loan		1	Extra Space Storage - Marvin D. Love	Dean Alexis	No	No	Refinance
35	Loan	D	1	Bent Pine MHP	Hansel Rodriguez	No	No	Refinance
36	Loan		1	Lone Star Secure Storage	William E. Bellomy	No	No	Refinance

A-1-63

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)
1	Loan	5, 10, 11, 12, A	1	The MC	90,000,000	0	0	0	90,000,000	80,000,000	0	2,735,392	2,902,095	4,362,513
2	Loan	5, 9, 13	1	Vertex HQ	558,800,000	0	441,200,000	0	1,000,000,000	618,746,993	0	11,449,796	233,384,025	136,419,187
3	Loan	5, 14	1	Terra Apartments	74,000,000	0	0	0	74,000,000	52,637,543	0	1,277,995	3,145,480	16,938,982
4	Loan	8, 15, B	1	Sterling Plaza	53,600,000	0	0	0	53,600,000	39,681,608	0	1,669,745	2,183,551	10,065,097
5	Loan		1	The Depot at Nickel Plate	36,500,000	0	0	0	36,500,000	25,609,883	0	1,469,594	210,862	9,209,662
6	Loan	6, C	4	West Gramercy Portfolio	35,300,000	1,977,758	0	0	37,277,758	33,201,914	0	1,114,765	2,961,079	0
6.01	Property		1	53-55 W 21st St
6.02	Property		1	37-39 W 17th St
6.03	Property		1	29 W 17th St
6.04	Property		1	147 W 24th St
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio	115,200,000	52,716,692	0	0	167,916,692	0	165,750,000	1,617,752	548,941	0
7.01	Property		1	Etude West Coast - Locust
7.02	Property		1	Etude West Coast - Rancho
7.03	Property		1	Etude West Coast - Dinah
7.04	Property		1	Etude West Coast - Buffalo
7.05	Property		1	Etude West Coast - Main
7.06	Property		1	Etude West Coast - Forest
7.07	Property		1	Etude West Coast - East Lake
7.08	Property		1	Etude West Coast - Las Vegas
7.09	Property		1	Etude West Coast - Walnut
8	Loan	6, 7, D	6	Fitts MHC Portfolio	26,050,000	0	0	0	26,050,000	13,748,518	0	1,493,747	233,340	10,574,395
8.01	Property		1	Coastal Acres MHC
8.02	Property		1	Country Way Village MHC
8.03	Property		1	Ashland MHC
8.04	Property		1	Coastal Oaks MHC
8.05	Property		1	Country Aire MHC
8.06	Property		1	Woodland Hills MHC
9	Loan		1	Riverwalk Vista	26,000,000	0	0	0	26,000,000	23,096,493	0	622,731	326,001	1,954,774
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio	25,650,000	0	0	0	25,650,000	16,845,159	0	1,862,587	893,761	6,048,493
10.01	Property		1	Rama Apartments
10.02	Property		1	Whispering Oaks Apartments
10.03	Property		1	Leawood Plaza Apartments
11	Loan	6	4	New England Medical Portfolio	25,500,000	4,716,313	0	0	30,216,313	14,181,724	9,575,000	1,555,919	4,903,670	0
11.01	Property		1	Chelmsford Medical Center
11.02	Property		1	Merrimack Medical Center
11.03	Property		1	375 Willard Avenue
11.04	Property		1	56 New Driftway
12	Loan	5	1	125th & Lenox	100,000,000	0	0	0	100,000,000	92,993,277	0	5,778,842	53,131	1,174,749
13	Loan	E	1	Westgate Shopping Center	23,000,000	0	0	0	23,000,000	19,635,085	0	411,354	505,384	2,448,176
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio	21,980,000	0	0	0	21,980,000	17,151,159	0	1,294,599	379,009	3,155,234
14.01	Property		1	Palm Harbor Villas
14.02	Property		1	Heatherwood Apartments
15	Loan	6	2	Fairway and Silver Creek Mobile Estates	19,000,000	0	0	0	19,000,000	10,373,579	0	675,449	119,786	7,831,187
15.01	Property		1	Fairway Mobile Estates
15.02	Property		1	Silver Creek Mobile Estates
16	Loan		1	Residence Inn Middletown Goshen
17	Loan	6, F	2	Hunter Village Properties
17.01	Property		1	Peppermill Village Apartments
17.02	Property		1	Mayfair Village Apartments
18	Loan		1	Elevate at South Mountain
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio
19.001	Property		1	996 Paragon Way
19.002	Property		1	91-399 Kauhi
19.003	Property		1	11224 Will Walker Road
19.004	Property		1	10450 Doral Boulevard
19.005	Property		1	1580, 1590 & 1600 Williams Road
19.006	Property		1	32150 Just Imagine Drive
19.007	Property		1	6850 Weber Boulevard
19.008	Property		1	1341 N. Clyde Morris Blvd.
19.009	Property		1	27200 SW 127th Avenue

A-1-64

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)
19.010	Property		1	7410 Magi Road
19.011	Property		1	2375 East Newlands Road
19.012	Property		1	3800 Midlink Drive
19.013	Property		1	13509 Waterworks Street
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
19.015	Property		1	91-141 Kalaeloa
19.016	Property		1	9860 West Buckeye Road
19.017	Property		1	125 North Troy Hill Road
19.018	Property		1	11900 Trolley Lane
19.019	Property		1	11501 Wilkinson Drive
19.020	Property		1	2300 North 33rd Avenue East
19.021	Property		1	5001 West Delbridge Street
19.022	Property		1	91-238 Kauhi
19.023	Property		1	1892 Anfield Road
19.024	Property		1	9215-9347 E Pendleton Pike
19.025	Property		1	955 Aeroplaza Drive
19.026	Property		1	3155 Grissom Parkway
19.027	Property		1	3502 Enterprise Avenue
19.028	Property		1	3870 Ronald Reagan Boulevard
19.029	Property		1	700 Marine Drive
19.030	Property		1	3245 Henry Road
19.031	Property		1	2701 S.W. 18TH Street
19.032	Property		1	2482 Century Drive
19.033	Property		1	158 West Yard Road
19.034	Property		1	55 Commerce Avenue
19.035	Property		1	1415 West Commerce Way
19.036	Property		1	1095 South 4800 West
19.037	Property		1	950 Bennett Road
19.038	Property		1	985 Kershaw Street
19.039	Property		1	1990 Hood Road
19.040	Property		1	17200 Manchac Park Lane
19.041	Property		1	7409 Magi Road
19.042	Property		1	91-329 Kauhi
19.043	Property		1	1985 International Way
19.044	Property		1	200 Orange Point Drive
19.045	Property		1	91-241 Kalaeloa
19.046	Property		1	2311 South Park Road
19.047	Property		1	2820 State Highway 31
19.048	Property		1	8000 Mid America Blvd.
19.049	Property		1	14257 E. Easter Avenue
19.050	Property		1	91-080 Hanua
19.051	Property		1	3736 Salisbury Road
19.052	Property		1	91-027 Kaomi Loop
19.053	Property		1	150 Greenhorn Drive
19.054	Property		1	7130 Q Street
19.055	Property		1	235 Great Pond Road
19.056	Property		1	510 Production Avenue
19.057	Property		1	91-150 Kaomi Loop
19.058	Property		1	4501 Industrial Drive
19.059	Property		1	91-222 Olai
19.060	Property		1	2580 Technology Drive
19.061	Property		1	301 Commerce Drive
19.062	Property		1	590 Assembly Court
19.063	Property		1	7121 South Fifth Avenue
19.064	Property		1	91-250 Komohana
19.065	Property		1	91-220 Kalaeloa
19.066	Property		1	91-185 Kalaeloa
19.067	Property		1	91-300 Hanua
19.068	Property		1	5501 Providence Hill Drive
19.069	Property		1	91-259 Olai

A-1-65

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)
19.070	Property		1	2 Tower Drive
19.071	Property		1	91-064 Kaomi Loop
19.072	Property		1	91-202 Kalaeloa
19.073	Property		1	2100 NW 82nd Avenue
19.074	Property		1	91-102 Kaomi Loop
19.075	Property		1	1230 West 171st Street
19.076	Property		1	91-400 Komohana
19.077	Property		1	91-265 Hanua
19.078	Property		1	91-255 Hanua
19.079	Property		1	1415 Industrial Drive
19.080	Property		1	209 South Bud Street
19.081	Property		1	91-110 Kaomi Loop
19.082	Property		1	3900 NE 6th Street
19.083	Property		1	91-218 Olai
19.084	Property		1	5795 Logistics Parkway
19.085	Property		1	91-210 Kauhi
19.086	Property		1	435 SE 70th Street
19.087	Property		1	2902 Gun Club Road
19.088	Property		1	91-210 Olai
19.089	Property		1	91-95 Hanua
19.090	Property		1	91-083 Hanua
19.091	Property		1	2401 Cram Avenue SE
19.092	Property		1	91-119 Olai
19.093	Property		1	3425 Maple Drive
19.094	Property		1	91-174 Olai
19.095	Property		1	5156 American Road
19.096	Property		1	91-252 Kauhi
19.097	Property		1	91-349 Kauhi
19.098	Property		1	91-175 Olai
19.099	Property		1	91-087 Hanua
19.100	Property		1	91-171 Olai
19.101	Property		1	91-410 Komohana
19.102	Property		1	91-416 Komohana
20	Loan	6	2	Kingsbridge Bronx Portfolio
20.01	Property		1	5760 & 5790 Broadway
20.02	Property		1	3632 Kingsbridge
21	Loan		1	200 Theodore Rice Boulevard
22	Loan		1	2217 Caton Avenue
23	Loan		1	520 East 11 Street
24	Loan		1	Myrtle Vanderbilt
25	Loan		1	Prestige Storage Muskegon
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio
26.01	Property		1	Creekside at Manitou
26.02	Property		1	Country Pines RV Park
26.03	Property		1	Elk Creek Estates
27	Loan		1	Cap’n Tom’s Storage
28	Loan	B	1	LA Fitness - Euless, TX
29	Loan		1	58 Dobbin Street
30	Loan	B	1	LA Fitness - Pearland, TX
31	Loan	I	1	BriteLock Storage - West Haven
32	Loan	J	1	20 North Raymond
33	Loan		1	830 East Park Avenue
34	Loan		1	Extra Space Storage - Marvin D. Love
35	Loan	D	1	Bent Pine MHP
36	Loan		1	Lone Star Secure Storage

A-1-66

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)
1	Loan	5, 10, 11, 12, A	1	The MC	0	90,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	5, 9, 13	1	Vertex HQ	0	1,000,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	5, 14	1	Terra Apartments	0	74,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	8, 15, B	1	Sterling Plaza	0	53,600,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan		1	The Depot at Nickel Plate	0	36,500,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	6, C	4	West Gramercy Portfolio	0	37,277,758	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	53-55 W 21st St			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	37-39 W 17th St			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	29 W 17th St			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	147 W 24th St			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio	0	167,916,692	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.01	Property		1	Etude West Coast - Locust			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.02	Property		1	Etude West Coast - Rancho			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.03	Property		1	Etude West Coast - Dinah			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.04	Property		1	Etude West Coast - Buffalo			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.05	Property		1	Etude West Coast - Main			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.06	Property		1	Etude West Coast - Forest			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.07	Property		1	Etude West Coast - East Lake			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.08	Property		1	Etude West Coast - Las Vegas			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.09	Property		1	Etude West Coast - Walnut			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	6, 7, D	6	Fitts MHC Portfolio	0	26,050,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.01	Property		1	Coastal Acres MHC			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	Country Way Village MHC			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	Ashland MHC			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	Coastal Oaks MHC			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	Country Aire MHC			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	Woodland Hills MHC			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan		1	Riverwalk Vista	0	26,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio	0	25,650,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Rama Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Whispering Oaks Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Leawood Plaza Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	6	4	New England Medical Portfolio	0	30,216,313	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	Chelmsford Medical Center			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	Merrimack Medical Center			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	375 Willard Avenue			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.04	Property		1	56 New Driftway			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	5	1	125th & Lenox	0	100,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	E	1	Westgate Shopping Center	0	23,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio	0	21,980,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Palm Harbor Villas			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Heatherwood Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6	2	Fairway and Silver Creek Mobile Estates	0	19,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	Fairway Mobile Estates			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	Silver Creek Mobile Estates			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan		1	Residence Inn Middletown Goshen			3/27/2045	163.87	132.82	81.1%	163.87	132.82	81.1%	166.36	127.56
17	Loan	6, F	2	Hunter Village Properties			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Peppermill Village Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Mayfair Village Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan		1	Elevate at South Mountain			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.001	Property		1	996 Paragon Way			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.002	Property		1	91-399 Kauhi			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.003	Property		1	11224 Will Walker Road			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.004	Property		1	10450 Doral Boulevard			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.005	Property		1	1580, 1590 & 1600 Williams Road			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.006	Property		1	32150 Just Imagine Drive			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.007	Property		1	6850 Weber Boulevard			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.008	Property		1	1341 N. Clyde Morris Blvd.			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.009	Property		1	27200 SW 127th Avenue			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-67

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)
19.010	Property		1	7410 Magi Road			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.011	Property		1	2375 East Newlands Road			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.012	Property		1	3800 Midlink Drive			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.013	Property		1	13509 Waterworks Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.015	Property		1	91-141 Kalaeloa			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.016	Property		1	9860 West Buckeye Road			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.017	Property		1	125 North Troy Hill Road			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.018	Property		1	11900 Trolley Lane			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.019	Property		1	11501 Wilkinson Drive			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.020	Property		1	2300 North 33rd Avenue East			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.021	Property		1	5001 West Delbridge Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.022	Property		1	91-238 Kauhi			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.023	Property		1	1892 Anfield Road			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.024	Property		1	9215-9347 E Pendleton Pike			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.025	Property		1	955 Aeroplaza Drive			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.026	Property		1	3155 Grissom Parkway			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.027	Property		1	3502 Enterprise Avenue			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.028	Property		1	3870 Ronald Reagan Boulevard			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.029	Property		1	700 Marine Drive			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.030	Property		1	3245 Henry Road			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.031	Property		1	2701 S.W. 18TH Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.032	Property		1	2482 Century Drive			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.033	Property		1	158 West Yard Road			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.034	Property		1	55 Commerce Avenue			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.035	Property		1	1415 West Commerce Way			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.036	Property		1	1095 South 4800 West			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.037	Property		1	950 Bennett Road			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.038	Property		1	985 Kershaw Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.039	Property		1	1990 Hood Road			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.040	Property		1	17200 Manchac Park Lane			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.041	Property		1	7409 Magi Road			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.042	Property		1	91-329 Kauhi			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.043	Property		1	1985 International Way			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.044	Property		1	200 Orange Point Drive			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.045	Property		1	91-241 Kalaeloa			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.046	Property		1	2311 South Park Road			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.047	Property		1	2820 State Highway 31			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.048	Property		1	8000 Mid America Blvd.			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.049	Property		1	14257 E. Easter Avenue			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.050	Property		1	91-080 Hanua			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.051	Property		1	3736 Salisbury Road			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.052	Property		1	91-027 Kaomi Loop			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.053	Property		1	150 Greenhorn Drive			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.054	Property		1	7130 Q Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.055	Property		1	235 Great Pond Road			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.056	Property		1	510 Production Avenue			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.057	Property		1	91-150 Kaomi Loop			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.058	Property		1	4501 Industrial Drive			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.059	Property		1	91-222 Olai			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.060	Property		1	2580 Technology Drive			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.061	Property		1	301 Commerce Drive			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.062	Property		1	590 Assembly Court			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.063	Property		1	7121 South Fifth Avenue			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.064	Property		1	91-250 Komohana			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.065	Property		1	91-220 Kalaeloa			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.066	Property		1	91-185 Kalaeloa			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.067	Property		1	91-300 Hanua			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.068	Property		1	5501 Providence Hill Drive			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.069	Property		1	91-259 Olai			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-68

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)
19.070	Property		1	2 Tower Drive			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.071	Property		1	91-064 Kaomi Loop			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.072	Property		1	91-202 Kalaeloa			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.073	Property		1	2100 NW 82nd Avenue			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.074	Property		1	91-102 Kaomi Loop			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.075	Property		1	1230 West 171st Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.076	Property		1	91-400 Komohana			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.077	Property		1	91-265 Hanua			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.078	Property		1	91-255 Hanua			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.079	Property		1	1415 Industrial Drive			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.080	Property		1	209 South Bud Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.081	Property		1	91-110 Kaomi Loop			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.082	Property		1	3900 NE 6th Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.083	Property		1	91-218 Olai			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.084	Property		1	5795 Logistics Parkway			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.085	Property		1	91-210 Kauhi			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.086	Property		1	435 SE 70th Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.087	Property		1	2902 Gun Club Road			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.088	Property		1	91-210 Olai			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.089	Property		1	91-95 Hanua			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.090	Property		1	91-083 Hanua			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.091	Property		1	2401 Cram Avenue SE			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.092	Property		1	91-119 Olai			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.093	Property		1	3425 Maple Drive			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.094	Property		1	91-174 Olai			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.095	Property		1	5156 American Road			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.096	Property		1	91-252 Kauhi			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.097	Property		1	91-349 Kauhi			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.098	Property		1	91-175 Olai			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.099	Property		1	91-087 Hanua			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.100	Property		1	91-171 Olai			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.101	Property		1	91-410 Komohana			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.102	Property		1	91-416 Komohana			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	6	2	Kingsbridge Bronx Portfolio			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	5760 & 5790 Broadway			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	3632 Kingsbridge			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	200 Theodore Rice Boulevard			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan		1	2217 Caton Avenue			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	520 East 11 Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Myrtle Vanderbilt			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	Prestige Storage Muskegon			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.01	Property		1	Creekside at Manitou			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.02	Property		1	Country Pines RV Park			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.03	Property		1	Elk Creek Estates			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	Cap’n Tom’s Storage			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	B	1	LA Fitness - Euless, TX			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	58 Dobbin Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	B	1	LA Fitness - Pearland, TX			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	I	1	BriteLock Storage - West Haven			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	J	1	20 North Raymond			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan		1	830 East Park Avenue			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	Extra Space Storage - Marvin D. Love			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	D	1	Bent Pine MHP			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Lone Star Secure Storage			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-69

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent
1	Loan	5, 10, 11, 12, A	1	The MC	NAP	NAP	NAP	NAP
2	Loan	5, 9, 13	1	Vertex HQ	NAP	NAP	NAP	NAP
3	Loan	5, 14	1	Terra Apartments	NAP	NAP	NAP	NAP
4	Loan	8, 15, B	1	Sterling Plaza	NAP	NAP	NAP	NAP
5	Loan		1	The Depot at Nickel Plate	NAP	NAP	NAP	NAP
6	Loan	6, C	4	West Gramercy Portfolio	NAP	NAP	NAP	NAP
6.01	Property		1	53-55 W 21st St	NAP	NAP	NAP	NAP
6.02	Property		1	37-39 W 17th St	NAP	NAP	NAP	NAP
6.03	Property		1	29 W 17th St	NAP	NAP	NAP	NAP
6.04	Property		1	147 W 24th St	NAP	NAP	NAP	NAP
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio	NAP	NAP	NAP	NAP
7.01	Property		1	Etude West Coast - Locust	NAP	NAP	NAP	NAP
7.02	Property		1	Etude West Coast - Rancho	NAP	NAP	NAP	NAP
7.03	Property		1	Etude West Coast - Dinah	NAP	NAP	NAP	NAP
7.04	Property		1	Etude West Coast - Buffalo	NAP	NAP	NAP	NAP
7.05	Property		1	Etude West Coast - Main	NAP	NAP	NAP	NAP
7.06	Property		1	Etude West Coast - Forest	NAP	NAP	NAP	NAP
7.07	Property		1	Etude West Coast - East Lake	NAP	NAP	NAP	NAP
7.08	Property		1	Etude West Coast - Las Vegas	NAP	NAP	NAP	NAP
7.09	Property		1	Etude West Coast - Walnut	NAP	NAP	NAP	NAP
8	Loan	6, 7, D	6	Fitts MHC Portfolio	NAP	NAP	NAP	NAP
8.01	Property		1	Coastal Acres MHC	NAP	NAP	NAP	NAP
8.02	Property		1	Country Way Village MHC	NAP	NAP	NAP	NAP
8.03	Property		1	Ashland MHC	NAP	NAP	NAP	NAP
8.04	Property		1	Coastal Oaks MHC	NAP	NAP	NAP	NAP
8.05	Property		1	Country Aire MHC	NAP	NAP	NAP	NAP
8.06	Property		1	Woodland Hills MHC	NAP	NAP	NAP	NAP
9	Loan		1	Riverwalk Vista	NAP	NAP	NAP	NAP
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio	NAP	NAP	NAP	NAP
10.01	Property		1	Rama Apartments	NAP	NAP	NAP	NAP
10.02	Property		1	Whispering Oaks Apartments	NAP	NAP	NAP	NAP
10.03	Property		1	Leawood Plaza Apartments	NAP	NAP	NAP	NAP
11	Loan	6	4	New England Medical Portfolio	NAP	NAP	NAP	NAP
11.01	Property		1	Chelmsford Medical Center	NAP	NAP	NAP	NAP
11.02	Property		1	Merrimack Medical Center	NAP	NAP	NAP	NAP
11.03	Property		1	375 Willard Avenue	NAP	NAP	NAP	NAP
11.04	Property		1	56 New Driftway	NAP	NAP	NAP	NAP
12	Loan	5	1	125th & Lenox	NAP	NAP	NAP	NAP
13	Loan	E	1	Westgate Shopping Center	NAP	NAP	NAP	NAP
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio	NAP	NAP	NAP	NAP
14.01	Property		1	Palm Harbor Villas	NAP	NAP	NAP	NAP
14.02	Property		1	Heatherwood Apartments	NAP	NAP	NAP	NAP
15	Loan	6	2	Fairway and Silver Creek Mobile Estates	NAP	NAP	NAP	NAP
15.01	Property		1	Fairway Mobile Estates	NAP	NAP	NAP	NAP
15.02	Property		1	Silver Creek Mobile Estates	NAP	NAP	NAP	NAP
16	Loan		1	Residence Inn Middletown Goshen	76.7%	164.80	120.46	73.1%
17	Loan	6, F	2	Hunter Village Properties	NAP	NAP	NAP	NAP
17.01	Property		1	Peppermill Village Apartments	NAP	NAP	NAP	NAP
17.02	Property		1	Mayfair Village Apartments	NAP	NAP	NAP	NAP
18	Loan		1	Elevate at South Mountain	NAP	NAP	NAP	NAP
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio	NAP	NAP	NAP	NAP
19.001	Property		1	996 Paragon Way	NAP	NAP	NAP	NAP
19.002	Property		1	91-399 Kauhi	NAP	NAP	NAP	NAP
19.003	Property		1	11224 Will Walker Road	NAP	NAP	NAP	NAP
19.004	Property		1	10450 Doral Boulevard	NAP	NAP	NAP	NAP
19.005	Property		1	1580, 1590 & 1600 Williams Road	NAP	NAP	NAP	NAP
19.006	Property		1	32150 Just Imagine Drive	NAP	NAP	NAP	NAP
19.007	Property		1	6850 Weber Boulevard	NAP	NAP	NAP	NAP
19.008	Property		1	1341 N. Clyde Morris Blvd.	NAP	NAP	NAP	NAP
19.009	Property		1	27200 SW 127th Avenue	NAP	NAP	NAP	NAP

A-1-70

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent
19.010	Property		1	7410 Magi Road	NAP	NAP	NAP	NAP
19.011	Property		1	2375 East Newlands Road	NAP	NAP	NAP	NAP
19.012	Property		1	3800 Midlink Drive	NAP	NAP	NAP	NAP
19.013	Property		1	13509 Waterworks Street	NAP	NAP	NAP	NAP
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	NAP	NAP	NAP	NAP
19.015	Property		1	91-141 Kalaeloa	NAP	NAP	NAP	NAP
19.016	Property		1	9860 West Buckeye Road	NAP	NAP	NAP	NAP
19.017	Property		1	125 North Troy Hill Road	NAP	NAP	NAP	NAP
19.018	Property		1	11900 Trolley Lane	NAP	NAP	NAP	NAP
19.019	Property		1	11501 Wilkinson Drive	NAP	NAP	NAP	NAP
19.020	Property		1	2300 North 33rd Avenue East	NAP	NAP	NAP	NAP
19.021	Property		1	5001 West Delbridge Street	NAP	NAP	NAP	NAP
19.022	Property		1	91-238 Kauhi	NAP	NAP	NAP	NAP
19.023	Property		1	1892 Anfield Road	NAP	NAP	NAP	NAP
19.024	Property		1	9215-9347 E Pendleton Pike	NAP	NAP	NAP	NAP
19.025	Property		1	955 Aeroplaza Drive	NAP	NAP	NAP	NAP
19.026	Property		1	3155 Grissom Parkway	NAP	NAP	NAP	NAP
19.027	Property		1	3502 Enterprise Avenue	NAP	NAP	NAP	NAP
19.028	Property		1	3870 Ronald Reagan Boulevard	NAP	NAP	NAP	NAP
19.029	Property		1	700 Marine Drive	NAP	NAP	NAP	NAP
19.030	Property		1	3245 Henry Road	NAP	NAP	NAP	NAP
19.031	Property		1	2701 S.W. 18TH Street	NAP	NAP	NAP	NAP
19.032	Property		1	2482 Century Drive	NAP	NAP	NAP	NAP
19.033	Property		1	158 West Yard Road	NAP	NAP	NAP	NAP
19.034	Property		1	55 Commerce Avenue	NAP	NAP	NAP	NAP
19.035	Property		1	1415 West Commerce Way	NAP	NAP	NAP	NAP
19.036	Property		1	1095 South 4800 West	NAP	NAP	NAP	NAP
19.037	Property		1	950 Bennett Road	NAP	NAP	NAP	NAP
19.038	Property		1	985 Kershaw Street	NAP	NAP	NAP	NAP
19.039	Property		1	1990 Hood Road	NAP	NAP	NAP	NAP
19.040	Property		1	17200 Manchac Park Lane	NAP	NAP	NAP	NAP
19.041	Property		1	7409 Magi Road	NAP	NAP	NAP	NAP
19.042	Property		1	91-329 Kauhi	NAP	NAP	NAP	NAP
19.043	Property		1	1985 International Way	NAP	NAP	NAP	NAP
19.044	Property		1	200 Orange Point Drive	NAP	NAP	NAP	NAP
19.045	Property		1	91-241 Kalaeloa	NAP	NAP	NAP	NAP
19.046	Property		1	2311 South Park Road	NAP	NAP	NAP	NAP
19.047	Property		1	2820 State Highway 31	NAP	NAP	NAP	NAP
19.048	Property		1	8000 Mid America Blvd.	NAP	NAP	NAP	NAP
19.049	Property		1	14257 E. Easter Avenue	NAP	NAP	NAP	NAP
19.050	Property		1	91-080 Hanua	NAP	NAP	NAP	NAP
19.051	Property		1	3736 Salisbury Road	NAP	NAP	NAP	NAP
19.052	Property		1	91-027 Kaomi Loop	NAP	NAP	NAP	NAP
19.053	Property		1	150 Greenhorn Drive	NAP	NAP	NAP	NAP
19.054	Property		1	7130 Q Street	NAP	NAP	NAP	NAP
19.055	Property		1	235 Great Pond Road	NAP	NAP	NAP	NAP
19.056	Property		1	510 Production Avenue	NAP	NAP	NAP	NAP
19.057	Property		1	91-150 Kaomi Loop	NAP	NAP	NAP	NAP
19.058	Property		1	4501 Industrial Drive	NAP	NAP	NAP	NAP
19.059	Property		1	91-222 Olai	NAP	NAP	NAP	NAP
19.060	Property		1	2580 Technology Drive	NAP	NAP	NAP	NAP
19.061	Property		1	301 Commerce Drive	NAP	NAP	NAP	NAP
19.062	Property		1	590 Assembly Court	NAP	NAP	NAP	NAP
19.063	Property		1	7121 South Fifth Avenue	NAP	NAP	NAP	NAP
19.064	Property		1	91-250 Komohana	NAP	NAP	NAP	NAP
19.065	Property		1	91-220 Kalaeloa	NAP	NAP	NAP	NAP
19.066	Property		1	91-185 Kalaeloa	NAP	NAP	NAP	NAP
19.067	Property		1	91-300 Hanua	NAP	NAP	NAP	NAP
19.068	Property		1	5501 Providence Hill Drive	NAP	NAP	NAP	NAP
19.069	Property		1	91-259 Olai	NAP	NAP	NAP	NAP

A-1-71

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent
19.070	Property		1	2 Tower Drive	NAP	NAP	NAP	NAP
19.071	Property		1	91-064 Kaomi Loop	NAP	NAP	NAP	NAP
19.072	Property		1	91-202 Kalaeloa	NAP	NAP	NAP	NAP
19.073	Property		1	2100 NW 82nd Avenue	NAP	NAP	NAP	NAP
19.074	Property		1	91-102 Kaomi Loop	NAP	NAP	NAP	NAP
19.075	Property		1	1230 West 171st Street	NAP	NAP	NAP	NAP
19.076	Property		1	91-400 Komohana	NAP	NAP	NAP	NAP
19.077	Property		1	91-265 Hanua	NAP	NAP	NAP	NAP
19.078	Property		1	91-255 Hanua	NAP	NAP	NAP	NAP
19.079	Property		1	1415 Industrial Drive	NAP	NAP	NAP	NAP
19.080	Property		1	209 South Bud Street	NAP	NAP	NAP	NAP
19.081	Property		1	91-110 Kaomi Loop	NAP	NAP	NAP	NAP
19.082	Property		1	3900 NE 6th Street	NAP	NAP	NAP	NAP
19.083	Property		1	91-218 Olai	NAP	NAP	NAP	NAP
19.084	Property		1	5795 Logistics Parkway	NAP	NAP	NAP	NAP
19.085	Property		1	91-210 Kauhi	NAP	NAP	NAP	NAP
19.086	Property		1	435 SE 70th Street	NAP	NAP	NAP	NAP
19.087	Property		1	2902 Gun Club Road	NAP	NAP	NAP	NAP
19.088	Property		1	91-210 Olai	NAP	NAP	NAP	NAP
19.089	Property		1	91-95 Hanua	NAP	NAP	NAP	NAP
19.090	Property		1	91-083 Hanua	NAP	NAP	NAP	NAP
19.091	Property		1	2401 Cram Avenue SE	NAP	NAP	NAP	NAP
19.092	Property		1	91-119 Olai	NAP	NAP	NAP	NAP
19.093	Property		1	3425 Maple Drive	NAP	NAP	NAP	NAP
19.094	Property		1	91-174 Olai	NAP	NAP	NAP	NAP
19.095	Property		1	5156 American Road	NAP	NAP	NAP	NAP
19.096	Property		1	91-252 Kauhi	NAP	NAP	NAP	NAP
19.097	Property		1	91-349 Kauhi	NAP	NAP	NAP	NAP
19.098	Property		1	91-175 Olai	NAP	NAP	NAP	NAP
19.099	Property		1	91-087 Hanua	NAP	NAP	NAP	NAP
19.100	Property		1	91-171 Olai	NAP	NAP	NAP	NAP
19.101	Property		1	91-410 Komohana	NAP	NAP	NAP	NAP
19.102	Property		1	91-416 Komohana	NAP	NAP	NAP	NAP
20	Loan	6	2	Kingsbridge Bronx Portfolio	NAP	NAP	NAP	NAP
20.01	Property		1	5760 & 5790 Broadway	NAP	NAP	NAP	NAP
20.02	Property		1	3632 Kingsbridge	NAP	NAP	NAP	NAP
21	Loan		1	200 Theodore Rice Boulevard	NAP	NAP	NAP	NAP
22	Loan		1	2217 Caton Avenue	NAP	NAP	NAP	NAP
23	Loan		1	520 East 11 Street	NAP	NAP	NAP	NAP
24	Loan		1	Myrtle Vanderbilt	NAP	NAP	NAP	NAP
25	Loan		1	Prestige Storage Muskegon	NAP	NAP	NAP	NAP
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio	NAP	NAP	NAP	NAP
26.01	Property		1	Creekside at Manitou	NAP	NAP	NAP	NAP
26.02	Property		1	Country Pines RV Park	NAP	NAP	NAP	NAP
26.03	Property		1	Elk Creek Estates	NAP	NAP	NAP	NAP
27	Loan		1	Cap’n Tom’s Storage	NAP	NAP	NAP	NAP
28	Loan	B	1	LA Fitness - Euless, TX	NAP	NAP	NAP	NAP
29	Loan		1	58 Dobbin Street	NAP	NAP	NAP	NAP
30	Loan	B	1	LA Fitness - Pearland, TX	NAP	NAP	NAP	NAP
31	Loan	I	1	BriteLock Storage - West Haven	NAP	NAP	NAP	NAP
32	Loan	J	1	20 North Raymond	NAP	NAP	NAP	NAP
33	Loan		1	830 East Park Avenue	NAP	NAP	NAP	NAP
34	Loan		1	Extra Space Storage - Marvin D. Love	NAP	NAP	NAP	NAP
35	Loan	D	1	Bent Pine MHP	NAP	NAP	NAP	NAP
36	Loan		1	Lone Star Secure Storage	NAP	NAP	NAP	NAP

A-1-72

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry
1	Loan	5, 10, 11, 12, A	1	The MC
2	Loan	5, 9, 13	1	Vertex HQ
3	Loan	5, 14	1	Terra Apartments
4	Loan	8, 15, B	1	Sterling Plaza
5	Loan		1	The Depot at Nickel Plate
6	Loan	6, C	4	West Gramercy Portfolio
6.01	Property		1	53-55 W 21st St
6.02	Property		1	37-39 W 17th St
6.03	Property		1	29 W 17th St
6.04	Property		1	147 W 24th St
7	Loan	5, 6, 7, 9	9	Etude Self Storage West Coast Portfolio
7.01	Property		1	Etude West Coast - Locust
7.02	Property		1	Etude West Coast - Rancho
7.03	Property		1	Etude West Coast - Dinah
7.04	Property		1	Etude West Coast - Buffalo
7.05	Property		1	Etude West Coast - Main
7.06	Property		1	Etude West Coast - Forest
7.07	Property		1	Etude West Coast - East Lake
7.08	Property		1	Etude West Coast - Las Vegas
7.09	Property		1	Etude West Coast - Walnut
8	Loan	6, 7, D	6	Fitts MHC Portfolio
8.01	Property		1	Coastal Acres MHC
8.02	Property		1	Country Way Village MHC
8.03	Property		1	Ashland MHC
8.04	Property		1	Coastal Oaks MHC
8.05	Property		1	Country Aire MHC
8.06	Property		1	Woodland Hills MHC
9	Loan		1	Riverwalk Vista
10	Loan	6, 16, E	3	LRW Houston Multifamily Portfolio
10.01	Property		1	Rama Apartments
10.02	Property		1	Whispering Oaks Apartments
10.03	Property		1	Leawood Plaza Apartments
11	Loan	6	4	New England Medical Portfolio
11.01	Property		1	Chelmsford Medical Center
11.02	Property		1	Merrimack Medical Center
11.03	Property		1	375 Willard Avenue
11.04	Property		1	56 New Driftway
12	Loan	5	1	125th & Lenox
13	Loan	E	1	Westgate Shopping Center
14	Loan	6, D	2	Palm Harbor and Heatherwood Portfolio
14.01	Property		1	Palm Harbor Villas
14.02	Property		1	Heatherwood Apartments
15	Loan	6	2	Fairway and Silver Creek Mobile Estates
15.01	Property		1	Fairway Mobile Estates
15.02	Property		1	Silver Creek Mobile Estates
16	Loan		1	Residence Inn Middletown Goshen
17	Loan	6, F	2	Hunter Village Properties
17.01	Property		1	Peppermill Village Apartments
17.02	Property		1	Mayfair Village Apartments
18	Loan		1	Elevate at South Mountain
19	Loan	5, 6, 7, 17, 18, G	102	ILPT 2025 Portfolio
19.001	Property		1	996 Paragon Way
19.002	Property		1	91-399 Kauhi
19.003	Property		1	11224 Will Walker Road
19.004	Property		1	10450 Doral Boulevard
19.005	Property		1	1580, 1590 & 1600 Williams Road
19.006	Property		1	32150 Just Imagine Drive
19.007	Property		1	6850 Weber Boulevard
19.008	Property		1	1341 N. Clyde Morris Blvd.
19.009	Property		1	27200 SW 127th Avenue

A-1-73

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry
19.010	Property		1	7410 Magi Road
19.011	Property		1	2375 East Newlands Road
19.012	Property		1	3800 Midlink Drive
19.013	Property		1	13509 Waterworks Street
19.014	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
19.015	Property		1	91-141 Kalaeloa
19.016	Property		1	9860 West Buckeye Road
19.017	Property		1	125 North Troy Hill Road
19.018	Property		1	11900 Trolley Lane
19.019	Property		1	11501 Wilkinson Drive
19.020	Property		1	2300 North 33rd Avenue East
19.021	Property		1	5001 West Delbridge Street
19.022	Property		1	91-238 Kauhi
19.023	Property		1	1892 Anfield Road
19.024	Property		1	9215-9347 E Pendleton Pike
19.025	Property		1	955 Aeroplaza Drive
19.026	Property		1	3155 Grissom Parkway
19.027	Property		1	3502 Enterprise Avenue
19.028	Property		1	3870 Ronald Reagan Boulevard
19.029	Property		1	700 Marine Drive
19.030	Property		1	3245 Henry Road
19.031	Property		1	2701 S.W. 18TH Street
19.032	Property		1	2482 Century Drive
19.033	Property		1	158 West Yard Road
19.034	Property		1	55 Commerce Avenue
19.035	Property		1	1415 West Commerce Way
19.036	Property		1	1095 South 4800 West
19.037	Property		1	950 Bennett Road
19.038	Property		1	985 Kershaw Street
19.039	Property		1	1990 Hood Road
19.040	Property		1	17200 Manchac Park Lane
19.041	Property		1	7409 Magi Road
19.042	Property		1	91-329 Kauhi
19.043	Property		1	1985 International Way
19.044	Property		1	200 Orange Point Drive
19.045	Property		1	91-241 Kalaeloa
19.046	Property		1	2311 South Park Road
19.047	Property		1	2820 State Highway 31
19.048	Property		1	8000 Mid America Blvd.
19.049	Property		1	14257 E. Easter Avenue
19.050	Property		1	91-080 Hanua
19.051	Property		1	3736 Salisbury Road
19.052	Property		1	91-027 Kaomi Loop
19.053	Property		1	150 Greenhorn Drive
19.054	Property		1	7130 Q Street
19.055	Property		1	235 Great Pond Road
19.056	Property		1	510 Production Avenue
19.057	Property		1	91-150 Kaomi Loop
19.058	Property		1	4501 Industrial Drive
19.059	Property		1	91-222 Olai
19.060	Property		1	2580 Technology Drive
19.061	Property		1	301 Commerce Drive
19.062	Property		1	590 Assembly Court
19.063	Property		1	7121 South Fifth Avenue
19.064	Property		1	91-250 Komohana
19.065	Property		1	91-220 Kalaeloa
19.066	Property		1	91-185 Kalaeloa
19.067	Property		1	91-300 Hanua
19.068	Property		1	5501 Providence Hill Drive
19.069	Property		1	91-259 Olai

A-1-74

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry
19.070	Property		1	2 Tower Drive
19.071	Property		1	91-064 Kaomi Loop
19.072	Property		1	91-202 Kalaeloa
19.073	Property		1	2100 NW 82nd Avenue
19.074	Property		1	91-102 Kaomi Loop
19.075	Property		1	1230 West 171st Street
19.076	Property		1	91-400 Komohana
19.077	Property		1	91-265 Hanua
19.078	Property		1	91-255 Hanua
19.079	Property		1	1415 Industrial Drive
19.080	Property		1	209 South Bud Street
19.081	Property		1	91-110 Kaomi Loop
19.082	Property		1	3900 NE 6th Street
19.083	Property		1	91-218 Olai
19.084	Property		1	5795 Logistics Parkway
19.085	Property		1	91-210 Kauhi
19.086	Property		1	435 SE 70th Street
19.087	Property		1	2902 Gun Club Road
19.088	Property		1	91-210 Olai
19.089	Property		1	91-95 Hanua
19.090	Property		1	91-083 Hanua
19.091	Property		1	2401 Cram Avenue SE
19.092	Property		1	91-119 Olai
19.093	Property		1	3425 Maple Drive
19.094	Property		1	91-174 Olai
19.095	Property		1	5156 American Road
19.096	Property		1	91-252 Kauhi
19.097	Property		1	91-349 Kauhi
19.098	Property		1	91-175 Olai
19.099	Property		1	91-087 Hanua
19.100	Property		1	91-171 Olai
19.101	Property		1	91-410 Komohana
19.102	Property		1	91-416 Komohana
20	Loan	6	2	Kingsbridge Bronx Portfolio
20.01	Property		1	5760 & 5790 Broadway
20.02	Property		1	3632 Kingsbridge
21	Loan		1	200 Theodore Rice Boulevard
22	Loan		1	2217 Caton Avenue
23	Loan		1	520 East 11 Street
24	Loan		1	Myrtle Vanderbilt
25	Loan		1	Prestige Storage Muskegon
26	Loan	6, 7, 8, H	3	Grubbs 3-Pack MHC Portfolio
26.01	Property		1	Creekside at Manitou
26.02	Property		1	Country Pines RV Park
26.03	Property		1	Elk Creek Estates
27	Loan		1	Cap’n Tom’s Storage
28	Loan	B	1	LA Fitness - Euless, TX
29	Loan		1	58 Dobbin Street
30	Loan	B	1	LA Fitness - Pearland, TX
31	Loan	I	1	BriteLock Storage - West Haven
32	Loan	J	1	20 North Raymond
33	Loan		1	830 East Park Avenue
34	Loan		1	Extra Space Storage - Marvin D. Love
35	Loan	D	1	Bent Pine MHP
36	Loan		1	Lone Star Secure Storage

A-1-75

MSBAM 2025-5C2

Footnotes to Annex A-1

(1)	MSBNA—Morgan Stanley Bank, N.A.; MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; BANA—Bank of America, N.A.; SMC—Starwood Mortgage Capital LLC; KeyBank—KeyBank National Association; Rialto—RREF V – D Direct Lending Investments, LLC.

(2)	Certain tenants may not be in occupancy or may be in free rent periods. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding the 5 largest tenants at Mortgaged Properties securing the 15 largest Mortgage Loans and tenants that occupy 50% or more of the net rentable area at their respective Mortgaged Properties which are not in occupancy or are in free rent periods.

(3)	The Administrative Fee Rate includes the master servicing fee rate, operating advisor fee rate, certificate administrator/trustee fee rate, asset representations reviewer fee rate, primary or sub-servicing servicing fee rate, CREFC® license fee rate and, with respect to any non-serviced Mortgage Loan, pari passu loan primary servicing fee rate, in each case applicable to the related Mortgage Loan.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in this prospectus for information regarding certain lease termination options affecting the 5 largest tenants at Mortgaged Properties securing the 15 largest Mortgage Loans and tenants that occupy 50% or more of the net rentable area at their respective Mortgaged Properties

(5)	With respect to Mortgage Loan No. 1, The MC, Mortgage Loan No. 2, Vertex HQ, Mortgage Loan No. 3, Terra Apartments, Mortgage Loan No. 7, Etude Self Storage West Coast Portfolio, Mortgage Loan No. 12, 125th & Lenox and Mortgage Loan No. 19, ILPT 2025 Portfolio, such Mortgage Loans are part of a whole loan related to the Issuing Entity. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are in each case based on the subject Mortgage Loan together with any related Pari Passu Companion Loan, but (unless otherwise indicated) without regard to any related Subordinate Companion Loan(s). For further information, see “Description of the Mortgage Pool—The Whole Loans—General”, “—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, "—The Vertex HQ Pari Passu—A/B Whole Loan", "—The ILPT 2025 Portfolio Pari Passu—A/B Whole Loan—", and “Pooling and Servicing Agreement” or “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans,” as applicable, in this prospectus.

(6)	With respect to Mortgage Loan No. 6, West Gramercy Portfolio, Mortgage Loan No. 7, Etude Self Storage West Coast Portfolio, Mortgage Loan No. 8, Fitts MHC Portfolio, Mortgage Loan No. 10, LRW Houston Multifamily Portfolio, Mortgage Loan No. 11, New England Medical Portfolio, Mortgage Loan No. 14, Palm Harbor and Heatherwood Portfolio, Mortgage Loan No. 15, Fairway and Silver Creek Mobile Estates, Mortgage Loan No. 17 Hunter Village Properties, Mortgage Loan No. 19, ILPT 2025 Portfolio, Mortgage Loan No. 20 Kingsbridge Bronx Portfolio and Mortgage Loan No. 26, Grubbs 3-Pack MHC Portfolio, each such Mortgage Loan is secured by multiple properties. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each Mortgaged Property based on the respective Appraised Values and/or Underwritten NCF, among other methods.

(7)	With respect to Mortgage Loan No. 7, Etude Self Storage West Coast Portfolio, Mortgage Loan No. 8, Fitts MHC Portfolio, Mortgage Loan No. 19, ILPT 2025 Portfolio and Mortgage Loan No. 26, Grubbs 3-Pack MHC Portfolio, the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, or other release conditions in connection with a partial defeasance or partial prepayment or substitution of a Mortgaged Property of the related Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Releases; Partial Releases, Property Additions” in this prospectus.

(8)	With respect to Mortgage Loan No. 4, Sterling Plaza and Mortgage Loan No. 26, Grubbs 3-Pack MHC Portfolio, the related loan documents permit an outparcel or other release without prepayment or defeasance. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in this prospectus.

(9)	With respect to Mortgage Loan No. 2, Vertex HQ and Mortgage Loan No. 7, Etude Self Storage West Coast Portfolio, the related loan documents permit future subordinate secured or unsecured financing or mezzanine financing and/or preferred equity generally subject to compliance with certain combined LTV, DSCR and/or Debt Yield tests. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and “—Additional Indebtedness—Other Secured Indebtedness” in this prospectus.

(10)	With respect to Mortgage Loan No. 1, The MC, the Appraised Value ($) for the Mortgaged Property includes approximately $52,700,000 attributable to a 421-a tax abatement, which has been applied for but has not been received as of the origination date of the related Mortgage Loan. The current taxes for the 2025/2026 tax year are $1,344,458 compared to the underwritten abated taxes of $642,175. The “As-is” value results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 53.3% and 53.3%, respectively. The “As-is” value excluding the net present value of the 421-a tax exemption results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 77.5% and 77.5%, respectively.

(11)	With respect to Mortgage Loan No. 1, The MC, the borrower deposited $2,130,116.76 at loan origination into a reserve account known as the 421-a Reserve. Provided that no event of default has occurred and is then continuing, on each of the 18 payment

A-1-76

dates following the origination of the related Mortgage Loan, $118,339.92 will be applied from the 421-a Reserve towards the monthly debt service payment amount due on such payment date.

(12)	With respect to Mortgage Loan No. 1, The MC, the leased percent excludes the occupancy of the retail space. When the multifamily and retail occupancy is blended you achieve a leased occupancy of 95.7%.

(13)	With respect to Mortgage Loan No. 2, Vertex HQ, the Appraised Value reflects the “As Is – With Escrows” value for the Vertex HQ Mortgaged Property of $1,644,000,000 as of June 10, 2025, which assumes that there are $176 million in upfront tenant improvement reserves and $58 million in upfront free rent reserves held in escrow. At origination, the borrower reserved $173,530,598 for tenant improvements and $58,450,518 for free rent. Further, the appraisal assumes that the parking garage lease associated with the Vertex HQ Mortgaged Property will be binding on a potential buyer of the Vertex HQ Mortgaged Property and that four related extension options will be executed. The “As Is” appraised value without such assumptions is $1,410,000,000, resulting in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) Ratio of 39.6% for the Mortgage Loan and 70.9% for the Whole Loan.

(14)	With respect to Mortgage Loan No. 3, Terra Apartments, the Appraised Value reflects an “As Is” value for the Terra Apartments Mortgaged Property of $122,600,000 as of July 11, 2025, which assumes that the subject property has received a 35-year 421-a tax exemption. The borrower for the Terra Apartments Whole Loan is currently in the process of applying for such exemption. There can be no assurance that the applied for 421-a tax exemption will be obtained. The Appraised Value includes an amount attributable to the applied for but not obtained 421-a tax exemption which is $38,600,000. The “As Is” appraised value without such assumption is $84,000,000, resulting in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 88.1% for the Whole Loan.

(15)	With respect to Mortgage Loan No. 4, Sterling Plaza, the appraised value shown is a “hypothetical - excluding release area" value of $79,400,000, assuming a pre-identified free release parcel has been released. The appraisal also concluded to an “as-is” value for the Sterling Plaza Property (as defined below) of $80,800,000 as of August 20, 2025. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) and Appraised Value PSF based on the “as-is” value is 66.3%, 66.3%, and $352 PSF respectively.

(16)	With respect to Mortgage Loan No. 10, LRW Houston Multifamily Portfolio, monthly replacement reserve deposits are $20,500 through August 2027 and $10,250 thereafter.

(17)	With respect to Mortgage Loan No. 19, ILPT 2025 Portfolio, the portfolio appraised value of $1,706,541,600 as of April 10, 2025, is inclusive of an approximately 2.0% portfolio premium and reflects the “as-is” value of the mortgaged properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual mortgaged properties (exclusive of the portfolio premium) of $1,673,080,000, the Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) for the ILPT 2025 Portfolio Senior Loan are both equal to 44.7% and for the ILPT 2025 Portfolio Whole Loan are both equal to 69.3%.

(18)	With respect to Mortgage Loan No. 19, ILPT 2025 Portfolio, certain improvements at the 3502 Enterprise Avenue Property (the “PILOT Improvements”) were not pledged as collateral for the ILPT 2025 Portfolio Whole Loan as they are owned by the municipality in which the 3502 Enterprise Avenue Property is located and leased to the tenant at the 3502 Enterprise Avenue Property pursuant to a PILOT lease pursuant to which the tenant, which contractually assumed a portion of the related borrower’s tax liability, is entitled to certain tax abatements. The (x) underlying fee simple interest in the 3502 Enterprise Avenue Property which is owned by the applicable borrower, (y) improvements on the 3502 Enterprise Avenue Property that are owned by the applicable borrower (which excludes the PILOT Improvements), and (z) the reversionary interest in the PILOT Improvements were each pledged by the related borrower as collateral for the ILPT 2025 Portfolio Whole Loan. Certain rights of the tenant in the borrower’s reversionary interest were assigned by the tenant to the related borrower, and collaterally assigned by the related borrower to the lender, which collateral assignment was consented to by the applicable municipality that is the lessor under the PILOT lease.

A.	The “Yield Maintenance Amount” (as the term is used in the Table and elsewhere in this Note) shall mean the present value, as of the Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid. The term “Discount Rate” shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate (hereinafter defined) when compounded semi-annually. The term “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (If Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

B.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Open Prepayment Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Open Prepayment Date, and converted to a monthly compounded nominal yield. In the

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event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

C.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid and (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Stated Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Stated Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

D.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid and (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Permitted Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Stated Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

E.	“Prepayment Fee” shall mean an amount equal to the greater of (i) the Yield Maintenance Amount, or (ii) (A) during the continuation of an Event of Default, five percent (5%) of the unpaid principal balance of the Note as of the Prepayment Date or (B) otherwise, one percent (1%) of the unpaid principal balance of the note as of the Prepayment Date. “Yield Maintenance Amount” shall mean the present value, as of the Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the Stated Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semiannually. “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date (or if such Prepayment Date is the first Business Day of the calendar week, for the week ending two (2) weeks prior to the Prepayment Date), of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Stated Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

F.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid and (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Permitted Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Permitted Prepayment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

G.	“Yield Maintenance Premium” shall mean, with respect to any Component, an amount equal to the greater of (a) an amount equal to 0.5% of the amount of such Component being prepaid; or (b) an amount equal to the present value as of the date on which the prepayment is made of the Calculated Payments (as defined below) from the date on which the prepayment is made

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through the Open Prepayment Date determined by discounting such payments at the Discount Rate (as defined below). As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Component being prepaid on the date on which prepayment is made and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate for the related Component and (z) the Yield Maintenance Treasury Rate (as defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (as defined below), when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Open Prepayment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. Lender’s calculation of the Yield Maintenance Premium shall be conclusive absent manifest error. All Yield Maintenance Premium payable with respect to Component A, Component B and Component C shall be allocated to the Notes comprising Note A on a pro rata and pari passu basis, and all Yield Maintenance Premium payable with respect to Component D, Component E, Component F and Component HRR shall be allocated to the Notes comprising Note B on a pro rata and pari passu basis.

H.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid and (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Permitted Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Stated Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

I.	"Yield Maintenance" shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Maturity Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, "Reinvestment Yield" means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities" and the sub-heading "Treasury constant maturities" for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The "Prepayment Calculation Date" shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender's calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

J.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Maturity Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

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Annex A-2

MORTGAGE POOL INFORMATION (TABLES)

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Appendix II

Mortgage Pool Information

Mortgage Loan Sellers

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Loan Seller	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Morgan Stanley Mortgage Capital Holdings LLC	13	$300,389,000	42.1%	5.9381%	59	1.77x	10.4%	57.8%	57.8%
Bank of America, National Association	10	$152,567,000	21.4%	6.4036%	59	1.63x	11.3%	65.0%	65.0%
Starwood Mortgage Capital LLC	10	$139,950,000	19.6%	6.4740%	58	1.51x	10.2%	63.4%	63.4%
KeyBank National Association	2	$107,500,000	15.1%	6.1607%	59	1.32x	8.3%	56.1%	56.1%
Morgan Stanley Mortgage Capital Holdings LLC/Bank of America, National Association	1	$13,143,500	1.8%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
Total:	36	$713,549,500	100.0%	6.1659%	59	1.62x	10.3%	59.9%	59.9%

Cut-off Date Balances

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Balance ($)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
2,700,000 - 10,000,000	16	$99,276,000	13.9%	6.3894%	59	1.49x	10.0%	61.6%	61.6%
10,000,001 - 20,000,000	6	$94,893,500	13.3%	6.2712%	59	1.53x	10.2%	62.7%	62.7%
20,000,001 - 30,000,000	7	$173,180,000	24.3%	6.2074%	58	1.42x	9.2%	66.7%	66.7%
30,000,001 - 60,000,000	5	$210,600,000	29.5%	6.3719%	59	1.49x	10.1%	62.4%	62.4%
60,000,001 - 71,000,000	2	$135,600,000	19.0%	5.5557%	59	2.25x	12.2%	44.1%	44.1%
Total:	36	$713,549,500	100.0%	6.1659%	59	1.62x	10.3%	59.9%	59.9%

Minimum: $2,700,000
Maximum: $71,000,000
Average: $19,820,819

A-2-1

States

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
State	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
New York	16	$246,712,587	34.6%	6.3094%	59	1.40x	9.3%	59.2%	59.2%
Massachusetts	5	$94,080,000	13.2%	5.3052%	58	2.80x	14.8%	45.2%	45.2%
Texas	17	$81,719,118	11.5%	6.4528%	59	1.39x	9.5%	62.3%	62.3%
Indiana	5	$53,954,737	7.6%	6.2892%	58	1.33x	8.7%	64.0%	64.0%
Washington	1	$53,600,000	7.5%	6.4920%	60	1.79x	13.0%	67.5%	67.5%
California	9	$45,833,109	6.4%	6.0717%	59	1.43x	8.9%	64.3%	64.3%
South Carolina	9	$31,580,664	4.4%	6.0941%	57	1.49x	9.4%	66.2%	66.2%
Michigan	3	$30,538,223	4.3%	6.7011%	59	1.49x	10.6%	60.1%	60.1%
Florida	11	$28,092,298	3.9%	6.1125%	60	1.36x	8.7%	65.6%	65.6%
Arizona	2	$17,120,915	2.4%	6.1141%	59	1.28x	8.1%	67.8%	67.8%
Nevada	4	$8,900,804	1.2%	6.0006%	58	1.41x	8.6%	65.8%	65.8%
Utah	3	$5,694,061	0.8%	5.8010%	60	1.76x	10.4%	59.9%	59.9%
Connecticut	3	$5,640,898	0.8%	6.1040%	58	1.65x	10.2%	70.2%	70.2%
Colorado	7	$3,904,076	0.5%	6.0240%	58	1.51x	9.3%	64.1%	64.1%
Hawaii	35	$2,346,727	0.3%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
Ohio	6	$1,154,135	0.2%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
Alabama	2	$534,635	0.1%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
Oklahoma	3	$324,633	0.0%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
Iowa	2	$218,681	0.0%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
Missouri	2	$208,483	0.0%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
Maryland	1	$203,611	0.0%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
Nebraska	2	$202,251	0.0%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
Kentucky	2	$202,025	0.0%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
South Dakota	1	$185,255	0.0%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
Illinois	4	$156,929	0.0%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
Louisiana	2	$151,094	0.0%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
Arkansas	1	$61,978	0.0%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
North Carolina	1	$54,727	0.0%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
Idaho	1	$54,727	0.0%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
North Dakota	1	$36,541	0.0%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
Kansas	1	$28,666	0.0%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
Georgia	1	$27,873	0.0%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
Minnesota	1	$25,041	0.0%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
Total:	164	$713,549,500	100.0%	6.1659%	59	1.62x	10.3%	59.9%	59.9%

A-2-2

Property Types

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Property Type	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Multifamily
Garden	10	$111,880,000	15.7%	6.3008%	58	1.36x	9.0%	67.4%	67.4%
High Rise	2	$64,200,000	9.0%	6.0343%	59	1.30x	8.0%	61.4%	61.4%
Mid Rise	2	$45,100,000	6.3%	6.2190%	58	1.33x	8.5%	63.0%	63.0%
Subtotal:	14	$221,180,000	31.0%	6.2068%	59	1.34x	8.6%	64.7%	64.7%
Mixed Use
Multifamily/Retail	2	$78,800,000	11.0%	6.1378%	60	1.31x	8.2%	53.9%	53.9%
Lab/Office	1	$64,600,000	9.1%	4.9355%	58	3.29x	16.5%	34.0%	34.0%
Office/Retail	5	$40,500,000	5.7%	7.0708%	60	1.61x	12.0%	54.4%	54.4%
Retail/Industrial/Office	1	$8,836,387	1.2%	7.0100%	60	1.48x	10.8%	56.3%	56.3%
Retail/Office	1	$1,913,613	0.3%	7.0100%	60	1.48x	10.8%	56.3%	56.3%
Subtotal:	10	$194,650,000	27.3%	5.9811%	59	2.04x	11.9%	47.5%	47.5%
Office
Suburban	1	$53,600,000	7.5%	6.4920%	60	1.79x	13.0%	67.5%	67.5%
Medical	4	$25,500,000	3.6%	6.1200%	58	1.64x	10.2%	70.8%	70.8%
Subtotal:	5	$79,100,000	11.1%	6.3721%	59	1.74x	12.1%	68.6%	68.6%
Retail
Anchored	2	$48,000,000	6.7%	6.2023%	58	1.43x	9.4%	63.3%	63.3%
Single Tenant	2	$11,950,000	1.7%	6.9900%	59	1.60x	12.2%	52.9%	52.9%
Subtotal:	4	$59,950,000	8.4%	6.3593%	58	1.46x	9.9%	61.2%	61.2%
Self Storage
Self Storage	14	$56,467,000	7.9%	6.1628%	59	1.44x	9.1%	63.8%	63.8%
Subtotal:	14	$56,467,000	7.9%	6.1628%	59	1.44x	9.1%	63.8%	63.8%
Manufactured Housing
Manufactured Housing	11	$53,521,000	7.5%	6.0567%	59	1.33x	8.2%	66.9%	66.9%
RV Park	1	$2,238,000	0.3%	6.2600%	59	1.35x	8.6%	71.5%	71.5%
Subtotal:	12	$55,759,000	7.8%	6.0648%	59	1.33x	8.2%	67.0%	67.0%
Industrial
Flex	2	$15,300,000	2.1%	6.4231%	59	1.68x	11.5%	65.0%	65.0%
Warehouse/Distribution	71	$10,802,325	1.5%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
Cold Storage	1	$321,223	0.0%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
Manufacturing	1	$195,000	0.0%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
Storage Yard	1	$42,263	0.0%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
Subtotal:	76	$26,660,811	3.7%	5.9768%	58	1.80x	11.4%	56.0%	56.0%
Hospitality
Extended Stay	1	$18,000,000	2.5%	6.7950%	60	1.88x	14.4%	64.7%	64.7%
Subtotal:	1	$18,000,000	2.5%	6.7950%	60	1.88x	14.4%	64.7%	64.7%
Other
Leased Fee	28	$1,782,689	0.2%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
Subtotal:	28	$1,782,689	0.2%	5.3757%	56	1.96x	11.3%	43.8%	43.8%

Total:	164	$713,549,500	100.0%	6.1659%	59	1.62x	10.3%	59.9%	59.9%

A-2-3

Mortgage Rates

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Rate (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
4.9355 - 6.2499	18	$467,673,500	65.5%	5.8871%	59	1.65x	9.7%	58.9%	58.9%
6.2500 - 6.7499	11	$141,076,000	19.8%	6.4977%	59	1.55x	10.9%	65.0%	65.0%
6.7500 - 6.9999	5	$58,750,000	8.2%	6.8494%	59	1.62x	12.1%	59.0%	59.0%
7.0000 - 7.1400	2	$46,050,000	6.5%	7.1097%	60	1.54x	11.6%	55.6%	55.6%
Total:	36	$713,549,500	100.0%	6.1659%	59	1.62x	10.3%	59.9%	59.9%

Minimum: 4.9355%
Maximum: 7.1400%
Weighted Average: 6.1659%

Original Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
60	36	$713,549,500	100.0%	6.1659%	59	1.62x	10.3%	59.9%	59.9%
Total:	36	$713,549,500	100.0%	6.1659%	59	1.62x	10.3%	59.9%	59.9%

Minimum: 60 mos.
Maximum: 60 mos.
Weighted Average: 60 mos.

Remaining Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
56	1	$13,143,500	1.8%	5.3757%	56	1.96x	11.3%	43.8%	43.8%
57	3	$76,650,000	10.7%	6.1513%	57	1.40x	9.0%	67.2%	67.2%
58	4	$156,800,000	22.0%	5.6417%	58	2.20x	12.1%	52.7%	52.7%
59	15	$194,076,000	27.2%	6.3044%	59	1.40x	9.3%	63.0%	63.0%
60	13	$272,880,000	38.2%	6.4109%	60	1.49x	10.2%	60.6%	60.6%
Total:	36	$713,549,500	100.0%	6.1659%	59	1.62x	10.3%	59.9%	59.9%

Minimum: 56 mos.
Maximum: 60 mos.
Weighted Average: 59 mos.

Original Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	36	$713,549,500	100.0%	6.1659%	59	1.62x	10.3%	59.9%	59.9%
Total:	36	$713,549,500	100.0%	6.1659%	59	1.62x	10.3%	59.9%	59.9%

Minimum: 0 mos.
Maximum: 0 mos.
Weighted Average: 0 mos.

A-2-4

Remaining Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	36	$713,549,500	100.0%	6.1659%	59	1.62x	10.3%	59.9%	59.9%
Total:	36	$713,549,500	100.0%	6.1659%	59	1.62x	10.3%	59.9%	59.9%

Minimum: 0 mos.
Maximum: 0 mos.
Weighted Average: 0 mos.

Debt Service Coverage Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Debt Service Coverage Ratio (x)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.27 - 1.29	2	$25,450,000	3.6%	6.1274%	59	1.28x	8.0%	68.8%	68.8%
1.30 - 1.39	16	$367,839,000	51.6%	6.1454%	59	1.33x	8.4%	62.5%	62.5%
1.40 - 1.59	8	$113,317,000	15.9%	6.7055%	59	1.50x	10.6%	59.9%	59.9%
1.60 - 1.79	5	$96,500,000	13.5%	6.4174%	59	1.72x	12.0%	66.2%	66.2%
1.80 - 1.99	4	$45,843,500	6.4%	6.2231%	59	1.91x	13.1%	57.3%	57.3%
2.00 - 3.29	1	$64,600,000	9.1%	4.9355%	58	3.29x	16.5%	34.0%	34.0%
Total:	36	$713,549,500	100.0%	6.1659%	59	1.62x	10.3%	59.9%	59.9%

Minimum: 1.27x
Maximum: 3.29x
Weighted Average: 1.62x

Cut-off Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
34.0 - 50.0	4	$89,743,500	12.6%	5.2200%	58	2.87x	15.0%	37.3%	37.3%
50.1 - 60.0	8	$164,050,000	23.0%	6.5742%	60	1.43x	9.9%	54.7%	54.7%
60.1 - 65.0	8	$153,200,000	21.5%	6.3220%	59	1.41x	9.4%	62.0%	62.0%
65.1 - 70.0	14	$273,926,000	38.4%	6.1459%	59	1.45x	9.5%	67.9%	67.9%
70.1 - 71.5	2	$32,630,000	4.6%	6.1506%	58	1.58x	9.9%	71.0%	71.0%
Total:	36	$713,549,500	100.0%	6.1659%	59	1.62x	10.3%	59.9%	59.9%

Minimum: 34.0%
Maximum: 71.5%
Weighted Average: 59.9%

A-2-5

Maturity Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Maturity Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
34.0 - 50.0	4	$89,743,500	12.6%	5.2200%	58	2.87x	15.0%	37.3%	37.3%
50.1 - 60.0	8	$164,050,000	23.0%	6.5742%	60	1.43x	9.9%	54.7%	54.7%
60.1 - 65.0	8	$153,200,000	21.5%	6.3220%	59	1.41x	9.4%	62.0%	62.0%
65.1 - 70.0	14	$273,926,000	38.4%	6.1459%	59	1.45x	9.5%	67.9%	67.9%
70.1 - 71.5	2	$32,630,000	4.6%	6.1506%	58	1.58x	9.9%	71.0%	71.0%
Total:	36	$713,549,500	100.0%	6.1659%	59	1.62x	10.3%	59.9%	59.9%

Minimum: 34.0%
Maximum: 71.5%
Weighted Average: 59.9%

Amortization Type

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Amortization Type	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	36	$713,549,500	100.0%	6.1659%	59	1.62x	10.3%	59.9%	59.9%
Total:	36	$713,549,500	100.0%	6.1659%	59	1.62x	10.3%	59.9%	59.9%

Underwritten NOI Debt Yield

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Underwritten NOI Debt Yield (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
8.0 - 9.0	15	$355,039,000	49.8%	6.0847%	59	1.32x	8.3%	63.1%	63.1%
9.1 - 10.0	8	$82,517,000	11.6%	6.4507%	58	1.42x	9.6%	63.7%	63.7%
10.1 - 12.0	6	$113,143,500	15.9%	6.5591%	59	1.61x	11.0%	58.2%	58.2%
12.1 - 13.0	4	$75,050,000	10.5%	6.5223%	60	1.77x	12.8%	65.2%	65.2%
13.1 - 15.0	2	$23,200,000	3.3%	6.7515%	60	1.89x	14.2%	60.9%	60.9%
15.1 - 16.5	1	$64,600,000	9.1%	4.9355%	58	3.29x	16.5%	34.0%	34.0%
Total:	36	$713,549,500	100.0%	6.1659%	59	1.62x	10.3%	59.9%	59.9%

Minimum: 8.0%
Maximum: 16.5%
Weighted Average: 10.3%

A-2-6

Annex A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-
COLLATERALIZED MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mixed Use – Multifamily/Retail	Loan #1	Cut-off Date Balance:	$71,000,000
1100 & 1102 Myrtle Avenue and 371 Vernon	The MC	Cut-off Date LTV:	53.3%
Avenue		UW NCF DSCR:	1.31x
Brooklyn, NY 11206		UW NOI Debt Yield:	8.2%

A-3-1

Mixed Use – Multifamily/Retail	Loan #1	Cut-off Date Balance:	$71,000,000
1100 & 1102 Myrtle Avenue and 371 Vernon	The MC	Cut-off Date LTV:	53.3%
Avenue		UW NCF DSCR:	1.31x
Brooklyn, NY 11206		UW NOI Debt Yield:	8.2%

QUEENS
BROOKLYN
East River
Hunters Point
Pulaski Bridge
The Box House Hotel
Le Fanfare
The Greenpoint Gallery
Silvercup Studios East
LI Expwy
495
Bakeri
Eagle + West
Broadway Stages
Greenpoint
THE JAVA PROJECT
Greenpoint Ferry Terminal
East River Ferry
FIRST CALVARY CEMETERY
Greenpoint Ave.
Kingsland Ave.
WNYC Transmitter Park
The Brooklyn Barge
Key Food
Broadway Stages
Newtown Creek
Brooklyn EXPO Center
Henry Norman Hotel
Windmill Studios
Meeker Ave.
278
Greenpoint Sidewalk Clock
Manhattan Ave.
McGuinness Blvd.
Msgr. McGolrick Park
Hurricane Point
Brooklyn Winery
Warsaw Concerts
La Guardia Airport 4 miles
E. River State Park
Arlo Williamsburg
McCarren Park
Expwy
N. Williamsburg Ferry Terminal
Brooklyn Bowl
Brooklyn Brewery
Coda Williamsburg
Brooklyn-Queens
Kingsland Ave.
Vandervoort Ave.
National Grid
Music Hall of Williamsburg
Museum of Food and Drink (MOFAD) Lab
Studio Eberle
Brooklyn Steel
Nitehawk Cinema
Bedford Ave
Knitting Factory Records
Cooper Park
Vandervoort Studio
Grand St.
East Williamsburg
Flushing Ave.
The City Reliquary Museum
Lorimer St
Metropolitan Ave.
Graham Ave
Williamsburg Bridge
Williamsburg
Metropolitan Ave - Grand St
Grand St.
Frito-Lay
Area 53 - Adventure Park
Metropolitan Ave.
George Washington at Valley Forge
Grand St.
Linden Hill Cemetery
Broadway
Manhattan Ave.
Humboldt St.
The Brooklyn Monarch
Troutman St.
Fresh Pond
Peter Luger Steak House
Union Ave.
Grover Cleveland Athletic Field
Marcy Ave
The Bushwick Collective
S. Williamsburg Ferry Terminal
Division Ave.
Hewes Street
Montrose Ave
Morgan Ave
House of Yes
Jefferson St
Broadway-Union Ave
Kent Ave.
Marcy Ave.
Lorimer St
Bogart Hotel
Maria Hernandez Park
DeKalb Ave
Wycoff Heights Medical Ctr.
Cypress Ave.
Forest Ave
Lee Ave.
Broadway
Flushing Ave.
Seneca Ave
Steiner Studios
Brooklyn Navy Yard
Brooklyn Queens Expwy
Flushing Ave
Flushing Ave.
NYC Health Hospitals/ Woodhull
Bushwick
Ridgewood Veterans Memorial
Pfizer Building
Myrtle Ave.- Broadway
Myrtle Ave.
Knickerbocker
Wyckoff Avenue
Bedford Ave.
Market Hotel
Central Ave
Marcy Playground
Myrtle Ave.
Bushwick Ave.
Greene Ave.
Bushwick Playground
Halsey St
Myrtle Ave.
Myrtle-Willoughby Ave
Kosciusko St
Woodbine St.
Knickerbocker Ave.
The MC
1100 & 1102 Myrtle Avenue
and 371 Vernon Avenue
Brooklyn, NY 11206
Wilson Ave.
The Home Depot
DeKalb Ave.
Downtown Brooklyn 1 mile
Pratt Institute
DeKalb Ave.
Lafayette Ave.
Broadway
Gates Ave
Lafayette Ave.
Herbert Von King Park
Evergreen Ave.
Bedford-Nostrand Ave
Classon Ave
Reinaldo Salgado Playground
Wilson Ave
Clinton-Washington Ave
Gates Ave.
Malcolm X Blvd.
Bushwick Ave.
Clinton Hill
Gates Ave.
Bedford Ave.
Nostrand Ave.
Marcus Garvey Blvd.
Lewis Ave.
Halsey St
Saratoga Square Park
The Evergreens Cemetery
Clinton-Washington Ave
Halsey St.
Bedford-Stuyvesant
Ralph Ave.
Fulton St.
Franklin Ave
Chauncey St
Bushwick-Aberdeen
Atlantic Ave.
Nostrand Ave
Kingston-Throop Ave
Fulton St.
Utica Ave
Ralph Ave
Fulton St.
Broadway Jct
Prospect Heights
Atlantic Ave.
Interfaith Medical Center
Harmony Park
Rockaway Ave
Atlantic Ave.
Washington Ave.
Brooklyn Children's Museum
Historic Hunterfly Road Houses
Eastern Pkwy.
Prospect Park
Park Pl
Bedford Ave.
St. John's Recreation Center
Bergen St.
East New York
Brower Park
Crown Heights
Weeksville Heritage Center
NY Ave.
Paterson
Yonkers
Bronx
New Rochelle
Long Island Sound
Clifton
Passaic
Manhattan
New York City
NJ
Jersey City
Newark
Queens
Elizabeth
Bayonne
Upper New York Bay
Brooklyn
Staten Island
Long Island
Atlantic Ocean

A-3-2

Mortgage Loan No. 1 – The MC

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
				Location:	Brooklyn, NY 11206
Original Balance(1):	$71,000,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$71,000,000			Detailed Property Type:	Multifamily/Retail
% of Initial Pool Balance:	9.95%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2023-2025/NAP
Borrower Sponsor:	Bogopa Enterprises, Inc.			Size:	233 Units
Guarantors:	Spencer An, The 2025 Hwee Ill An			Cut-off Date Balance per Unit(1):	$386,266
	Grantor Trust and The 2025 Spencer An			Maturity Date Balance per Unit(1):	$386,266
	Grantor Trust			Property Manager(3):	AKAM Associates, Inc. and LAZ
Mortgage Rate:	6.1200%				Parking New York/New Jersey, LLC
Note Date:	10/7/2025
Maturity Date:	11/1/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI(4):	$7,377,806
Amortization Term:	0 months			UW NCF:	$7,319,556
IO Period:	60 months			UW NOI Debt Yield(1):	8.2%
Seasoning:	0 months			UW NCF Debt Yield(1):	8.1%
Prepayment Provisions:	L(25),YM1(29),O(6)			UW NOI Debt Yield at Maturity(1):	8.2%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	1.31x
Additional Debt Type(1):	Pari Passu			Most Recent NOI(4):	$2,949,163 (8/31/2025 TTM)
Additional Debt Balance(1):	$19,000,000			2nd Most Recent NOI(5):	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(5):	NAV
Reserves(2)				Most Recent Occupancy:	93.6% (10/7/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	NAV
RE Taxes:	$591,823	$118,365	NAP	3rd Most Recent Occupancy(5):	NAV
Insurance:	$175,301	$37,239	NAP	Appraised Value (as of)(6):	$168,900,000 (8/12/2025)
Replacement Reserve:	$4,854	$4,854	NAP	Appraised Value per Unit:	$724,893
421-a Reserve:	$2,130,117	$0	NAP	Cut-off Date LTV Ratio(1)(6):	53.3%
Brownfield Reserve	$0	Springing	NAP	Maturity Date LTV Ratio(1)(6):	53.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$90,000,000	100.0%	Loan Payoff:	$80,000,000	88.9%
			Return of Equity:	$4,362,513	4.8%
			Reserves:	$2,902,095	3.2%
			Closing Costs	$2,735,392	3.0%
Total Sources:	$90,000,000	100.0%	Total Uses:	$90,000,000	100.0%

(1)	The MC Mortgage Loan (as defined below) is part of The MC Whole Loan (as defined below), with an aggregate original principal amount of $90,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on The MC Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	The MC Property (as defined below) is managed by AKAM Associates, Inc., except a portion of the Garage Unit (as defined below) totaling 69 parking spaces is managed by LAZ Parking New York/New Jersey, LLC.
(4)	The increase in Most Recent NOI to UW NOI is primarily due to the recent completion and lease up of multiple residential floors at The MC Property, which was ultimately completed in July 2025. See “The Property” below for further discussion.
(5)	2nd Most Recent NOI, 3rd Most Recent NOI, 2nd Most Recent Occupancy, and 3rd Most Recent Occupancy are not available as The MC Property was constructed between 2023 and 2025.
(6)	Appraised Value is the market value “as-is” inclusive of $52,700,000 attributable to the present value associated with the 421-a tax abatement, which the borrower has applied for but not yet received. If such present value of the 421-a tax abatement were subtracted from the Appraised Value, the Appraised Value would be $116,200,000, which would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 77.5% each.

The Mortgage Loan. The largest mortgage loan (“The MC Mortgage Loan”) is part of a whole loan (“The MC Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal amount of $90,000,000. The MC Whole Loan is secured by a first priority fee mortgage encumbering a mixed-use multifamily and retail property located in Brooklyn, New York (“The MC Property”). The MC Mortgage Loan is evidenced by the controlling Note A-1 with an original principal amount of $71,000,000. The MC Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2025-5C2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the prospectus.

A-3-3

Mixed Use – Multifamily/Retail	Loan #1	Cut-off Date Balance:	$71,000,000
1100 & 1102 Myrtle Avenue and 371 Vernon	The MC	Cut-off Date LTV:	53.3%
Avenue		UW NCF DSCR:	1.31x
Brooklyn, NY 11206		UW NOI Debt Yield:	8.2%

The table below summarizes the promissory notes that comprise The MC Whole Loan.

The MC Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$71,000,000	$71,000,000	MSBAM 2025-5C2	Yes
A-2(1)	$14,000,000	$14,000,000	KeyBank	No
A-3(1)	$5,000,000	$5,000,000	KeyBank	No
Total	$90,000,000	$90,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for The MC Whole Loan is Spenceran, Inc., a single-purpose New York corporation with one independent director in its organizational structure. The non-recourse carve-out guarantors, Spencer An, The 2025 Hwee Ill An Grantor Trust and The 2025 Spencer An Grantor Trust, collectively own 94.6% of the borrower. Spencer An is the president and chief executive officer of the borrower sponsor, Bogopa Enterprises, Inc. (“Bogopa”). Bogopa primarily operates in the retail food industry, selling fresh, natural and organic products, prepared foods and specialty foods, along with a full assortment of conventional groceries. Bogopa operates 36 supermarket stores in New York, New Jersey and Connecticut, four warehouses in New York and New Jersey and one food distributor in New York. Bogopa’s operations can be divided into three sub-groups: the supermarket operation, the warehouse operation and the real estate operation. The supermarket operation operates full-service supermarkets under the trade name Food Bazaar. The warehouse operation serves as a wholesaler of food products, which are primarily sold to the supermarket operation. The real estate operation includes entities that hold leases or own properties primarily leased to the supermarket and warehouse operations, and entities that hold ownership interests in real estate partnerships with third parties to directly own and manage properties.

The Property. The MC Property is an 11-story multifamily building with ground floor retail located on a 1.12-acre site in Brooklyn, New York. The MC Property is structured as a condominium that is 100.0% owned by the borrower and contains (i) 233 residential units (the “Residential Unit”), (ii) a 36,097-SF commercial space (the “Commercial Unit”) and (iii) a 114-space parking garage (the “Garage Unit”). Prior to final completion of development of the current improvements in 2025, a single-story commercial building occupied by Food Bazaar was previously situated on The MC Property site. In 2023, the borrower sponsor began development of The MC Property, including the redevelopment of the Food Bazaar commercial space (representing the Commercial Unit) and the construction of the Residential Unit and the Garage Unit, for a total estimated development cost of $147.4 million. In October 2023, AFS Market, Inc. d/b/a Food Bazaar (“Food Bazaar”) commenced its new lease and opened for business in the Commercial Unit. Leasing of the Residential Unit commenced in July 2024 and continued in stages as the residential floors were built out, with the final floors coming online in July 2025. The residential units at The MC Property consist of 27 studio units, 178 one bedroom units and 28 two bedroom units, and as of October 7, 2025, were 93.6% occupied. Of the 233 residential units, 70 (30.0% of the total units) are deemed income-restricted (“affordable”) units.

The MC Property has applied for a 35-year 421-a tax exemption with the New York City Department of Finance. In order to qualify for the 421-a tax exemption for The MC Property, the borrower is required to designate at least 30% of the units as affordable housing reserved for tenants earning up to 130% of Area Median Income (“AMI”). Among the 70 units that are designated as affordable units, the borrower has elected to include 38 of the units (16.3% of the total units) in the inclusionary housing (“IH”) program pursuant to a regulatory agreement with the New York City Department of Housing Preservation and Development, which requires such 38 units to be leased to tenants at a maximum rental amount which is 30% of 80% of the income index as defined in the NYC zoning resolution, including applicable utility allowances, in effect at such time. All of the affordable units are required to be rent stabilized for the duration of the 421-a tax exemption. There are currently 16 units that are leased to tenants participating in various voucher programs, including CityFHEPS, FHEPS, Shelter Allowance and Section 8. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties” in the prospectus.

If the applied for 421-a tax exemption is received, for years one through 25 of the exemption, 100% of the projected assessed value of the Residential Unit and Garage Unit improvements on the applicable tax lots will be exempt from real estate taxes. The exemption will adjust to correlate to the percentage of affordable units (30%) in years 26 through 35 of such exemption. The 421-a tax exemption has not been received, and the exemption period has not yet started. Taxes for the Residential Unit and Garage Unit were underwritten to the estimated taxes assuming the 421-a tax exemption is obtained. At origination, the borrower placed $2,130,117, equal to 18 months of unabated taxes, into an upfront reserve. On each of the 18 payment dates following the origination date the lender is required to apply $118,340 from the reserve toward the monthly debt service payment amount. If the 421-a tax exemption is not obtained within 18 months of origination, the borrower will be required to make a prepayment of the loan in an amount which will result in a debt yield of at least 8.0% and a debt service coverage ratio of at least 1.30x, in each case based on the assumption the 421-a tax exemption was not received, as determined by the lender. The loan is structured with a full payment guaranty of such prepayment, including yield maintenance. Additionally, upon any elimination or reduction of the 421-a tax benefits, The MC Whole Loan will become fully recourse to the borrower and the guarantors. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus.

Amenities at The MC Property include a 24-hour attended lobby with concierge service, state of the art fitness center, bicycle storage, game room, media lounge, co-working library lounge, pet washing station, second floor outdoor terrace, private dog run, attended indoor parking garage and roof deck with lounging, sunbathing, co-working and dining areas. All units are equipped with high-end finishes including stainless steel appliances, in-unit washer and dryer, over-sized windows, quartz countertops, tiled backsplash, keyless smart lock entry, wide-plank hardwood floors and recessed LED lighting. Select units include private outdoor terraces and high ceilings. The MC Property maintains frontage along Vernon and Myrtle Avenues, as well as entrances located off both roadways.

The Commercial Unit, which contains 25,320 SF of ground floor space and 10,777 SF of below grade back-room space, is 100.0% occupied by Food Bazaar, an affiliate of the borrower sponsor, on a 20-year lease expiring on October 18, 2043. Bogopa, the corporate parent of Food Bazaar, has provided a full guaranty of the lease. In connection with the development of the Commercial Unit, the borrower entered into a “Straight-Lease Transaction” payment in lieu of taxes (“PILOT”) with the New York City Industrial Development Agency (“NYCIDA”), pursuant to which the borrower leases the entire Commercial Unit to the NYCIDA, and the NYCIDA subleases the Commercial Unit back to the borrower, and tax for such Commercial Unit is abated. The PILOT commenced July 1, 2024, and expires June 30, 2049. The lender did not consider the PILOT tax abatement in its underwriting of the real estate taxes. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus for additional information.

A-3-4

Mixed Use – Multifamily/Retail	Loan #1	Cut-off Date Balance:	$71,000,000
1100 & 1102 Myrtle Avenue and 371 Vernon	The MC	Cut-off Date LTV:	53.3%
Avenue		UW NCF DSCR:	1.31x
Brooklyn, NY 11206		UW NOI Debt Yield:	8.2%

The Garage Unit is split into two components. The residential parking component, which is located along Vernon Avenue, features 69 parking spaces and is leased to a third-party operator, LAZ Parking New York/New Jersey, LLC. The remaining parking garage component is accessed via an entrance on Myrtle Avenue and features 45 parking spaces for public use, of which 16 are dedicated to the commercial tenant, Food Bazaar, pursuant to the tenant’s lease.

The following table presents detailed information with respect to the units at The MC Property:

Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units		% Leased	Average SF per Unit	Monthly Average Rent per Unit		Monthly Wtd. Average Rent PSF
Studio	19	10	(2)	52.6%	442	$3,148		$7.12
Studio (affordable)	8	7		87.5%	443	$2,369		$5.38
1 BR	112	112		100.0%	658	$3,317		$5.04
1 BR (with office)	13	13		100.0%	775	$3,652		$4.71
1 BR (affordable)	53	50		94.3%	677	$2,127		$3.18
2 BR	19	19	(3)	100.0%	1047	$4,427	(4)	$4.23	(4)
2 BR (affordable)	9	7		77.8%	1050	$2,527		$2.41
Total/ Wtd. Average	233	218		93.6%	691	$3,072		$4.54

(1)	Information is based on the underwritten rent roll dated October 7, 2025.
(2)	Includes one model unit.
(3)	Includes one employee unit.
(4)	Excludes the employee unit and three units with concessions in October 2025.

The Market. The MC Property is located in Brooklyn, New York, in the New York multifamily market and the Bushwick submarket. The MC Property is situated along the northeastern border of the Bedford-Stuyvesant neighborhood of Brooklyn, with Broadway separating the neighborhood from Bushwick. The Bedford-Stuyvesant neighborhood offers its residents a variety of public transportation options, as the eastern portion of the neighborhood is serviced by several subway lines, including the J, M and Z lines along Broadway, with a major hub at Broadway Junction also providing access to the A, C and L lines. The MC Property is located adjacent to the J, M and Z lines at Myrtle Avenue. Each of these trains provides convenient access to either Midtown or Downtown Manhattan. Bedford-Stuyvesant is a mixed-use neighborhood that is known for its rows of historic brownstone buildings and tree-lined streets. Over half of the neighborhood consists of walk-up residential buildings or one- and two-family homes, with elevatored and mixed-use residential buildings comprising another major component. Commercial uses are mainly concentrated along the major corridors of Fulton Street and Broadway, with additional neighborhood retail uses located along many of the north-south avenues throughout the neighborhood.

According to a third-party market research report, as September 11, 2025, the Bushwick multifamily submarket had total inventory of 53,375 units, a vacancy rate of 3.6%, asking rent of $2,850 per unit and 1,455 units under construction. Within the prior 12-month period, there were 889 units delivered to the Bushwick submarket, with a positive year-over-year absorption of 784 units. According to a third-party market research report, the 2024 population within a one-, two- and three-mile radius of The MC Property was 191,621, 650,161 and 1,182,306, respectively. The 2024 average household income within the same radii was $86,768, $99,704, and $103,916, respectively.

A-3-5

Mixed Use – Multifamily/Retail	Loan #1	Cut-off Date Balance:	$71,000,000
1100 & 1102 Myrtle Avenue and 371 Vernon	The MC	Cut-off Date LTV:	53.3%
Avenue		UW NCF DSCR:	1.31x
Brooklyn, NY 11206		UW NOI Debt Yield:	8.2%

The following table presents certain information relating to multifamily rental properties comparable to The MC Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Unit Mix	Unit Size (SF)	Average Monthly Rent per Unit
The MC Property (subject)(1) 1100 & 1102 Myrtle Avenue, 371 Vernon Avenue Brooklyn, NY	2023-2025	233	Studio Studio (affordable) 1 BR 1 BR (with office) 1 BR (affordable) 2 BR 2 BR (affordable)	442 443 658 775 677 1,047 1,050	$3,148 $2,369 $3,317 $3,652 $2,127 $4,427 $2,527
The Hartby 788 Willoughby Avenue Brooklyn, NY	2025	205	Studio 1 BR 2 BR	409 526 855	$3,272 $3,573 $5,882
The Stanwix 115 Stanwix Street Brooklyn, NY	2019	136	Studio 1 BR 2 BR 3 BR	535 642 906 1,159	$2,985 $3,300 $4,250 $5,242
Dekalb 1209 1209 Dekalb Avenue Brooklyn, NY	2013	127	Studio 1 BR 2 BR	430 505 803	$2,595 $3,035 $3,750
Denizen Bushwick 54 Noll Street & 123 Melrose Street Brooklyn, NY	2019	911	Studio 1 BR 2 BR	455 667 842	$3,017 $3,575 $4,867
874 Willoughby Avenue 874 Willoughby Avenue Brooklyn, NY	2016	97	Studio 1 BR 2 BR	NAV NAV NAV	NAV $2,875 $3,400
Cedar Tower 60 Cedar Street Brooklyn, NY	2024	145	Studio 1 BR 2 BR	NAV NAV NAV	$2,931 $3,685 $4,429

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated October 7, 2025, other than Year Built.

The following table presents certain information relating to the appraisal’s market rent conclusions for The MC Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF) (1)	Avg. Monthly Rent per Unit(1)		Avg. Monthly Rent PSF(1)		Avg. Monthly Market Rent per Unit(2)	Avg. Monthly Market Rent PSF(2)
Studio(3)	27	442	$2,807		$6.36		$2,959	$6.70
1 BR(3)	178	672	$3,002		$4.48		$3,052	$4.56
2 BR(3)	28	1,048	$3,823	(4)	$3.65	(4)	$4,093	$3.91
Total/ Wtd. Average	233	691	$3,072		$4.54		$3,166	$4.73

(1)	Based on the underwritten rent roll dated October 7, 2025.
(2)	Based on the appraisal.
(3)	Includes both affordable and non-income restricted units and units with or without an office, if applicable.
(4)	Excludes the employee unit and three units with concessions in October.

Appraisal. The appraisal concluded to an “as-is” value for The MC Property of $168,900,000 as of August 12, 2025, inclusive of $52,700,000 attributable to the present value associated with the 421-a tax abatement, which the borrower has applied for but has not received.

Environmental Matters. According to the Phase I environmental site assessment dated August 20, 2025, there was no evidence of any recognized environmental conditions at The MC Property; however, there was a controlled recognized environmental condition relating to the prior use of The MC Property as light industrial and automotive repair, for which remediation of soil and groundwater has been completed. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

A-3-6

Mixed Use – Multifamily/Retail	Loan #1	Cut-off Date Balance:	$71,000,000
1100 & 1102 Myrtle Avenue and 371 Vernon	The MC	Cut-off Date LTV:	53.3%
Avenue		UW NCF DSCR:	1.31x
Brooklyn, NY 11206		UW NOI Debt Yield:	8.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The MC Property:

Cash Flow Analysis(1)
	TTM 8/31/2025		UW		UW per Unit
Gross Potential Rent(2)	$6,298,220		$8,494,950		$36,459
Retail Income	$3,047,500		$2,819,175		$12,099
Bad Debt/Concessions	($191,740)		($152,909)		($656)
Other Income(3)	$44,691		$47,128		$202
Vacancy & Credit Loss	($1,989,195)		($688,034)		($2,953)
Effective Gross Income	$7,209,476		$10,520,310		$45,152

Real Estate Taxes(4)	$1,072,168		$642,175		$2,756
Insurance	$500,036		$425,588		$1,827
Other Expenses	$2,688,109		$2,074,742		$8,904
Total Expenses	$4,260,313		$3,142,505		$13,487

Net Operating Income	$2,949,163		$7,377,806		$31,664
Capital Expenditures	$0		$58,250		$250
Net Cash Flow	$2,949,163		$7,319,556		$31,414

Occupancy %	93.6%	(5)	93.9%	(6)
NOI DSCR(7)	0.53x		1.32x
NCF DSCR(7)	0.53x		1.31x
NOI Debt Yield(7)	3.3%		8.2%
NCF Debt Yield(7)	3.3%		8.1%

(1)	Financial information prior to TTM 8/31/2025 is not available as The MC Property was built between 2023 and 2025. Food Bazaar opened for business at the Commercial unit in October 2023. Leasing at the Residential Unit commenced in July 2024 and continued in stages as the residential floors were built out, with the final floors coming online in July 2025.
(2)	UW Gross Potential Rent has been underwritten based on the contractual rent in place for the multifamily units based on the borrower rent roll dated October 7, 2025. The increase from TTM 8/31/2025 Gross Potential Rent to UW Gross Potential Rent is primarily due to the recent completion and lease up of multiple residential floors at The MC Property, which was ultimately completed in July 2025.
(3)	Other Income includes amenities fees, application/processing fees, late fees, utility reimbursements, pet fees, parking income and miscellaneous other income.
(4)	TTM 8/31/2025 Real Estate Taxes are inclusive of the PILOT for the Commercial Unit but exclusive of the applied-for 421-a tax exemption for the Residential Unit and Garage Unit. UW Real Estate Taxes are underwritten assuming the applied-for 421-a tax exemption has been obtained in relation to the Residential Unit and Garage Unit. The full tax burden was underwritten for the Commercial Unit, excluding any benefit from the PILOT. Current taxes are $1,344,458 not considering the applied for 421-a exemption.
(5)	Represents current in-place multifamily occupancy based on the underwritten rent roll dated as of October 7, 2025.
(6)	Represents the blended multifamily and retail economic occupancy.
(7)	DSCRs and Debt Yields are based on The MC Whole Loan.

Escrows and Reserves.

Real Estate Tax Escrows – On the origination date, the borrower was required to make an upfront deposit of approximately $591,823 into a reserve for real estate taxes. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to approximately $118,365). The reserve amount is based on the actual taxes due for 2025.

Insurance Escrows – On the origination date, the borrower was required to make an upfront deposit of approximately $175,301 into a reserve for insurance premiums. The borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated insurance premiums (which currently equates to approximately $37,239). The borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) a blanket insurance policy satisfying the requirements of The MC Whole Loan documents is maintained by the borrower, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policy. As of the origination date, a blanket insurance policy was not in place.

Replacement Reserve – On the origination date, the borrower was required to make an upfront deposit of $4,854, and on a monthly basis, the borrower is required to deposit $4,854 into a reserve for capital expenditures.

421-a Reserve – On the loan origination date, the borrower was required to make an upfront deposit of approximately $2,130,117, which equates to 18 months of unabated real estate taxes.

Brownfield Reserve – In the event that at any time during the term of The MC Whole Loan prior to the borrower obtaining the 421-a tax exemption, the borrower receives any amount in cash representing a brownfield redevelopment tax credit, the borrower must deposit such cash into a reserve to be held as additional collateral for The MC Whole Loan. If by May 1, 2027, the related lender has not received (i) a certificate of eligibility evidencing the implementation of the 421-a tax benefits and (ii) The MC Mortgaged Property has not achieved an underwritten debt yield of 8.0% and a debt service coverage ratio of 1.30x, then the borrower has the right, at its request, to have the lender apply funds in the reserve towards a prepayment of a portion of

A-3-7

Mixed Use – Multifamily/Retail	Loan #1	Cut-off Date Balance:	$71,000,000
1100 & 1102 Myrtle Avenue and 371 Vernon	The MC	Cut-off Date LTV:	53.3%
Avenue		UW NCF DSCR:	1.31x
Brooklyn, NY 11206		UW NOI Debt Yield:	8.2%

The MC Whole Loan (including any applicable yield maintenance amount) in an amount that results in an underwritten debt yield of 8.0% and a debt service coverage ratio of 1.30x.

Lockbox / Cash Management. The MC Whole Loan is structured with a soft lockbox and springing cash management. In connection with the origination of The MC Whole Loan, the borrower was required to establish and maintain a lockbox account for the benefit of the lender. The borrower is required to deposit, or cause to be deposited, all rents received by the borrower or property manager into the lockbox account within one business day of receipt. All amounts in the lockbox account are required to be transferred daily to the borrower at any time other than during the continuance of a Cash Sweep Period (as defined below). Upon the occurrence and during the continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be transferred on each business day to a cash management account controlled by the lender and applied and disbursed in accordance with The MC Whole Loan documents, with any excess cash held by the lender as additional collateral for The MC Whole Loan.

A “Cash Sweep Period” means a period:

(A)	commencing upon the earliest of:
(i)	an event of default;
(ii)	any bankruptcy action of the borrower or property manager;
(iii)	the trailing three-month debt service coverage ratio falling below 1.15x; or
(iv)	the commencement of a Major Tenant Trigger Event (as defined below); and

(B)	expiring upon:
(i)	with respect to clause (i) above, the cure of such event of default;
(ii)	with respect to clause (ii) above, the borrower replaces the property manager with a qualified manager within 60 days of such bankruptcy action (in no event will the borrower have the right to cure a Cash Sweep Period caused by a bankruptcy action of the borrower);
(iii)	with respect to clause (iii) above, upon the trailing three-month debt service coverage ratio being at least 1.20x for two consecutive calendar quarters; or
(iv)	with respect to clause (iv) above, the Major Tenant Trigger Event has ended.

A “Major Tenant Trigger Event” means a period:

(A)	commencing upon the earliest of:
(i)	any Major Tenant (as defined below) vacates, surrenders or ceases to conduct its normal business operations at all or substantially all of its demised premises or otherwise “goes dark” or notifies that it intends to vacate, surrender or cease to conduct its normal business operations at all or substantially all of its demised premises or otherwise “go dark;”
(ii)	any Major Tenant is in default under the Major Tenant lease beyond any applicable notice and/or cure period;
(iii)	any Major Tenant becomes a debtor in any bankruptcy action; or
(iv)	any Major Tenant Lease Guarantor (as defined below) becomes a debtor in any bankruptcy action.

(B)	expiring upon:
(i)	with respect to clause (i) above, (1) the Major Tenant has revoked any such notice to vacate or go dark, as applicable, and the Major Tenant has satisfied the Major Tenant Leasing Conditions (as defined below), or (2) a Re-Tenanting Event (as defined below) has occurred with respect to such Major Tenant premises;
(ii)	with respect to clause (ii) above, (1) the Major Tenant has cured such default and the borrower has accepted such cure and the Major Tenant has satisfied the Major Tenant Leasing Conditions, or (2) a Re-Tenanting Event has occurred with respect to such Major Tenant premises;
(iii)	with respect to clause (iii) above, (1) the Major Tenant is no longer a debtor in any bankruptcy action and has affirmed its lease and the Major Tenant has satisfied the Major Tenant Leasing Conditions, (2) there is an assignment of the Major Tenant lease and assumption thereof by an acceptable replacement tenant, which replacement lease, at the lender’s option, is guaranteed by one or more replacement guarantors acceptable to the lender and such replacement tenant has satisfied the Major Tenant Leasing Conditions or (3) the Major Tenant rejects its lease (or such lease is otherwise terminated) in the bankruptcy action and thereafter a Re-Tenanting Event has occurred with respect to such Major Tenant premises; or
(iv)	with respect to clause (iv) above, the Major Tenant Guarantor (1) is no longer a debtor in any bankruptcy action and has affirmed its guaranty of the Major Tenant lease or (2) has been replaced by one or more replacement guarantors acceptable to the lender.

A “Major Tenant” means Food Bazaar and any replacement tenant.

A “Major Tenant Lease Guarantor” means Bogopa Enterprises, Inc. and any replacement lease guarantor.

A “Major Tenant Leasing Conditions” means the applicable Major Tenant is open for business and is conducting business operations at all or substantially all of its premises, has paid full, unabated rent for two consecutive quarters, has delivered to the lender a tenant estoppel certificate from such Major Tenant certifying the foregoing and affirming its lease is in full force and effect.

A “Re-Tenanting Event” means the receipt of evidence that the borrower has entered into a new lease or leases with a replacement tenant or tenants acceptable to the lender for all or substantially all of the demised premises which had previously been occupied by the applicable Major Tenant, and (i) that each tenant under any such replacement lease has accepted possession and is in occupancy of, and is open for business and conducting normal business operations at all, or substantially all, of the space demised under its lease and is paying full, unabated rent in accordance with the lease, (ii) that the rents payable under any such replacement lease are at least equal to the rents under the lease being replaced, (iii) that all landlord obligations under any such replacement lease (including, without limitation, tenant improvement and leasing commission obligations) have been duly performed, completed and paid for, and (iv) such replacement lease is guaranteed by a guarantor acceptable to the lender, such evidence to include, without limitation, a fully-executed lease and lease guaranty and a tenant estoppel certificate from such replacement tenant certifying, among other things, the foregoing.

A-3-8

Mixed Use – Multifamily/Retail	Loan #1	Cut-off Date Balance:	$71,000,000
1100 & 1102 Myrtle Avenue and 371 Vernon	The MC	Cut-off Date LTV:	53.3%
Avenue		UW NCF DSCR:	1.31x
Brooklyn, NY 11206		UW NOI Debt Yield:	8.2%

Terrorism Insurance.  The MC Whole Loan documents require that the borrower obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to the full replacement cost of The MC Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of up to 180 days. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-9

Mixed Use – Lab/Office	Loan #2	Cut-off Date Balance:	$64,600,000
11 Fan Pier Boulevard and 50 Northern	Vertex HQ	Cut-off Date LTV:	34.0%
Avenue		UW NCF DSCR:	3.29x
Boston, MA 02210		UW NOI Debt Yield:	16.5%

A-3-10

Mixed Use – Lab/Office	Loan #2	Cut-off Date Balance:	$64,600,000
11 Fan Pier Boulevard and 50 Northern	Vertex HQ	Cut-off Date LTV:	34.0%
Avenue		UW NCF DSCR:	3.29x
Boston, MA 02210		UW NOI Debt Yield:	16.5%

A-3-11

Mixed Use – Lab/Office	Loan #2	Cut-off Date Balance:	$64,600,000
11 Fan Pier Boulevard and 50 Northern	Vertex HQ	Cut-off Date LTV:	34.0%
Avenue		UW NCF DSCR:	3.29x
Boston, MA 02210		UW NOI Debt Yield:	16.5%

Vertex HQ
11 Fan Pier Boulevard and 50 Northern Avenue
Boston, MA 02210
BOSTON
Boston Harbor
North End
Financial District
Chinatown
Seaport District
Fort Point
South End
South Boston
Zakim Bridge
Commercial St
Charter St
Causeway St
Prince St
Snow Hill St
Lagoon Park
US Coast Guard Station Boston
Boroughs Wharf
Sumner Tunnel
Callahan Tunnel
Old North Church
TD Garden
North Station
Friend St
Endicott St
O'Neill Federal Building
Union Wharf
North St
Paul Revere House
Merrimac St
Suffolk Country Registry
New Chardon St
Haymarket
Hanover St
Boston Sailing Center
Atlantic Ave
Commercial St
Boston Yacht Haven
Sudbury St
Bowdoin
BLUE LINE
JFK Federal Bldg.
City Hall Plaza
New England Holocaust Memorial
Christopher Columbus Waterfront Park
Boston Waterboat Marina
Rose Kennedy Greenway
Faneuil Hall
60 State Street
Long Wharf
Gov't Center
State St
Aquarium
Central Wharf
State House
1 Beacon Street
One Boston Place
State
India St
New England Aquarium
75 State Street
School St
GREEN LINE
ORANGE LINE
India Wharf
Suffolk University
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Tremont St
One and Two International Place
Rowes Wharf
Millennium Tower
Fan Pier Walkway
Downtown Crossing
Winthrop Center
Federal St
Congress St
Northern Ave
Fan Pier Park
Macy's
Seaport Blvd
John Joseph Moakley US Courthouse
Lafayette City Center
Independence Wharf
1 Lincoln Street
The Institute of Contemporary Art
Millennium Place
Essex St
Federal Reserve Bank
Fort Point Channel
Courthouse
Chinatown
One Financial Center
South Station
Boston Tea Party Ships & Museum
Boston Children's Museum
Museum of Ice Cream
World Trade Center Boston
Boston Fish Pier
SILVER LINE
Summer St
Tufts Univ. School of Medicine
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MBTA
GE Corporate Headquarters
Seaport Place
Seaport Blvd
Eli Lilly
Tufts Medical Center
Liberty Wharf
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RED LINE
305 Northern Ave
Silver Line Way
Omni Boston Hotel at the Seaport
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AC Hotel by Marriott Boston Downtown
D St
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Thomas M. Menino Convention & Exhibition Center
The Westin Boston Seaport District
Marine Industrial Park
South Boston Bypass
Gillette World Headquarters
Aloft Boston Seaport District
E St
Traveler St
Broadway
Element Boston Seaport District
W 4th St
Broadway
W 1st St
W 2nd St
D St
W.B. Mason
E St
93
90
1
3
1A
Bedford
Burlington
Wakefield
Peabody
Salem
Woburn
Stoneham
Lynn
Swampscott
Saugus
Lexington
Winchester
Melrose
Medford
Malden
Revere
Lincoln
Arlington
Everett
Chelsea
Belmont
Somerville
Waltham
Watertown
Winthrop
Atlantic Ocean
CAMBRIDGE
Newton
Brookline
BOSTON
Wellesley
Needham
Milton
Quincy
Dedham
Dover
Westwood
Hingham
Weymouth
Braintree
Norwood
Medfield
Randolph

A-3-12

Mortgage Loan No. 2 – Vertex HQ
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	Boston, MA 02210
Original Balance(1):	$64,600,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$64,600,000			Detailed Property Type:	Lab/Office
% of Initial Pool Balance:	9.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2013/NAP
Borrower Sponsor:	Diversified Healthcare Trust			Size:	1,134,479 SF
Guarantor(2):	Diversified Healthcare Trust			Cut-off Date Balance per SF(1):	$493
Mortgage Rate:	4.93554%(3)			Maturity Date Balance per SF(1):	$493
Note Date:	8/6/2025			Property Manager:	The RMR Group LLC
Maturity Date:	9/1/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(6):	$92,205,654
IO Period:	60 months			UW NCF:	$91,922,034
Seasoning:	2 months			UW NOI Debt Yield(1):	16.5%
Prepayment Provisions(4):	L(26),D(28),O(6)			UW NCF Debt Yield(1):	16.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	16.5%
Additional Debt Type(1):	Pari Passu/Junior Notes			UW NCF DSCR(1):	3.29x
Additional Debt Balance(1):	$494,200,000 / $441,200,000			Most Recent NOI(6):	$63,118,234 (5/31/2025 TTM)
Future Debt Permitted (Type):	Yes (Mezzanine)			2nd Most Recent NOI(7):	$63,072,063 (12/31/2024)
				3rd Most Recent NOI(7):	$77,205,139 (12/31/2023)
Reserves(5)				Most Recent Occupancy:	99.6% (7/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.6% (12/31/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	99.9% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(8):	$1,644,000,000 (6/10/2025)
Vertex TI Reserve:	$173,530,598	$0	NAP	Appraised Value per SF(8):	$1,449
Vertex Free Rent:	$58,450,518	$0	NAP	Cut-off Date LTV Ratio(1)(8):	34.0%
Vertex Parking Garage Credit:	$1,402,908	$0	NAP	Maturity Date LTV Ratio(1)(8):	34.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$558,800,000	55.9%	Loan Payoff:	$618,746,993	61.9%
Subordinate Loan Amount:	$441,200,000	44.1%	Reserves:	$233,384,025	23.3%
			Return of Equity:	$136,419,187	13.6%
			Closing Costs:	$11,449,796	1.1%
Total Sources:	$1,000,000,000	100.0%	Total Uses:	$1,000,000,000	100.0%

(1)	The Vertex HQ Mortgage Loan (as defined below) is part of the Vertex HQ Whole Loan (as defined below) with an aggregate original principal balance of $1,000,000,000 evidenced by 16 senior pari passu promissory notes with an aggregate original principal balance of $558,800,000 (the “Vertex HQ Senior Notes”) and 16 junior promissory notes with an aggregate original principal balance of $441,200,000 (the “Vertex HQ Junior Notes”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Vertex HQ Senior Notes. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Vertex HQ Whole Loan is $881, $881, 9.2%, 9.2%, 9.2%, 1.62x, 60.8% and 60.8%, respectively (and in the case of UW NCF DSCR is based on the weighted average interest rate for the Vertex HQ Whole Loan, as set forth in footnote (3) below).
(2)	The liability of the guarantor for bankruptcy related events is capped at the greater of (x) 10% of the then outstanding principal balance of the Vertex HQ Whole Loan as of the occurrence of the first full recourse event and (y) $100,000,000.
(3)	4.93554% represents the per annum interest rate associated with the Vertex HQ Senior Notes. The per annum interest rate associated with the Vertex HQ Junior Notes is 6.43191708975521% and the weighted average interest rate per annum for the Vertex HQ Whole Loan is 5.595741572%.
(4)	Defeasance of the Vertex HQ Whole Loan is permitted any time after the earlier to occur of (i) August 6, 2028, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Vertex HQ Whole Loan to be securitized. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in November 2025.
(5)	See “Escrows and Reserves” below for further discussion of reserve information.
(6)	The increase from Most Recent NOI to UW NOI is due to the expiration of free rent periods (and the escrow of remaining free rent) at the Vertex HQ Property (as defined below) and the inclusion of Credit Tenant Rent which assumes straight-lined rent for the first ten years of the Vertex (as defined below) lease.
(7)	The decrease from 3rd Most Recent NOI to 2nd Most Recent NOI is due to free rent provided in connection with the extension of the Vertex lease.
(8)	The appraisal concluded to an “As Is – With Escrows” value for the Vertex HQ Property of $1,644,000,000 as of June 10, 2025, which assumes that there are $176 million in upfront tenant improvement reserves and $58 million in upfront free rent reserves held in escrow. At origination, the borrower reserved approximately $173.5 million for tenant improvements and approximately $58.5 million for free rent. The appraisal concluded to an “As Is” appraised value of $1,410,000,000 as of June 10, 2025, resulting in an Appraised Value per SF of $1,243, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 39.6% for the Vertex HQ Senior Notes and 70.9% for the Vertex HQ Whole Loan.

The Mortgage Loan. The second largest mortgage loan (the “Vertex HQ Mortgage Loan”) part of a whole loan (the “Vertex HQ Whole Loan”) with an aggregate original principal balance of $1,000,000,000 evidenced by the 16 pari passu Vertex HQ Senior Notes and 16 Vertex HQ Junior Notes. The Vertex HQ Whole Loan is secured by the borrower’s fee interest in a mixed-use building located in Boston, Massachusetts (the “Vertex HQ Property”). The Vertex HQ Whole Loan was co-originated by Morgan Stanley Bank, N.A., Bank of Montreal, Goldman Sachs Bank USA and JPMorgan Chase Bank, National Association on August 6, 2025. The Vertex HQ Mortgage Loan is evidenced by the non-controlling Notes A-1-2-2, A-1-2-3, and A-1-2-4, with an aggregate original principal balance of $64,600,000. The Vertex HQ Whole Loan will be serviced pursuant to the trust and servicing agreement for the

A-3-13

Mixed Use – Lab/Office	Loan #2	Cut-off Date Balance:	$64,600,000
11 Fan Pier Boulevard and 50 Northern	Vertex HQ	Cut-off Date LTV:	34.0%
Avenue		UW NCF DSCR:	3.29x
Boston, MA 02210		UW NOI Debt Yield:	16.5%

VRTX 2025-HQ securitization. See “Description of the Mortgage Pool—The Whole Loans—The Vertex HQ Pari Passu-A/B Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The table below summarizes the promissory notes that comprise the Vertex HQ Whole Loan:

Vertex HQ Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$98,920,000	$98,920,000	VRTX 2025-HQ	Yes
A-1-2-1	$60,000,000	$60,000,000	BANK5 2025-5YR17	No
A-1-2-2	$30,000,000	$30,000,000	MSBAM 2025-5C2	No
A-1-2-3	$24,600,000	$24,600,000	MSBAM 2025-5C2	No
A-1-2-4	$10,000,000	$10,000,000	MSBAM 2025-5C2	No
A-2-1	$49,460,000	$49,460,000	VRTX 2025-HQ	No
A-2-2-A	$24,000,000	$24,000,000	BBCMS 2025-5C37	No
A-2-2-B	$21,000,000	$21,000,000	BMARK 2025-V17	No
A-2-2-C	$10,000,000	$10,000,000	BMO 2025-5C12	No
A-2-2-D	$7,300,000	$7,300,000	BBCMS 2025-5C37	No
A-3-1	$49,460,000	$49,460,000	VRTX 2025-HQ	No
A-3-2-A	$38,700,000	$38,700,000	BBCMS 2025-5C37	No
A-3-2-B	$23,600,000	$23,600,000	BMARK 2025-V17	No
A-4-1	$49,460,000	$49,460,000	VRTX 2025-HQ	No
A-4-2-A	$32,300,000	$32,300,000	WFCM 2025-5C6	No
A-4-2-B	$30,000,000	$30,000,000	BANK5 2025-5YR17	No
Senior Loan	$558,800,000	$558,800,000
B-1	$42,920,000	$42,920,000	VRTX 2025-HQ	No
B-2	$21,460,000	$21,460,000	VRTX 2025-HQ	No
B-3	$21,460,000	$21,460,000	VRTX 2025-HQ	No
B-4	$21,460,000	$21,460,000	VRTX 2025-HQ	No
C-1	$46,720,000	$46,720,000	VRTX 2025-HQ	No
C-2	$23,360,000	$23,360,000	VRTX 2025-HQ	No
C-3	$23,360,000	$23,360,000	VRTX 2025-HQ	No
C-4	$23,360,000	$23,360,000	VRTX 2025-HQ	No
D-1	$55,200,000	$55,200,000	VRTX 2025-HQ	No
D-2	$27,600,000	$27,600,000	VRTX 2025-HQ	No
D-3	$27,600,000	$27,600,000	VRTX 2025-HQ	No
D-4	$27,600,000	$27,600,000	VRTX 2025-HQ	No
E-1	$31,640,000	$31,640,000	VRTX 2025-HQ	No
E-2	$15,820,000	$15,820,000	VRTX 2025-HQ	No
E-3	$15,820,000	$15,820,000	VRTX 2025-HQ	No
E-4	$15,820,000	$15,820,000	VRTX 2025-HQ	No
Whole Loan	$1,000,000,000	$1,000,000,000

The Borrower and the Borrower Sponsor. The borrower for the Vertex HQ Whole Loan is SNH Seaport LLC, a Delaware limited liability company and special purpose entity with one independent director. The borrower sponsor and non-recourse carve-out guarantor is Diversified Healthcare Trust (“DHC”). DHC is a real estate investment trust focused on owning and operating a portfolio of healthcare properties across the United States. Its portfolio includes medical office buildings, life science facilities, senior living communities, and other healthcare related real estate. DHC is managed by The RMR Group LLC (“RMR”). RMR is a leading U.S. alternative asset management company focused on commercial real estate and related businesses. The RMR Group’s vertical integration is strengthened by over 900 real estate professionals in more than 35 offices nationwide who manage approximately $40 billion in assets under management and leverage more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. RMR is headquartered in Newton, Massachusetts and was founded in 1986. The obligations of the non-recourse carveout guarantor with respect to recourse for bankruptcy events are capped at the greater of $100,000,000 or 10% of the outstanding principal balance of the Vertex HQ Whole Loan.

The Property. The Vertex HQ Property is a Class A, LEED Gold, corporate global headquarters for Vertex Pharmaceuticals Incorporated (“Vertex”) consisting of two, fifteen-story towers interconnected by a skybridge. The Vertex HQ Property consists of approximately 52.3% office space, 42.0% lab space, 4.4% ground floor retail and 1.3% storage use. The Vertex HQ Property features floor plates of approximately 40,000 SF on the lab floors (floors 2-8) and floor plates of approximately 28,000 SF on the office floors (floors 9-15) with a total square footage of 1,134,479 SF. The Vertex HQ Property features flexible layouts that can accommodate full floor or multi-tenant users, with laboratory and research space, floor to ceiling glass exteriors, and exterior signage The buildings also feature a 1,852-space underground parking garage (of which, 740 spaces will serve as collateral for the Vertex HQ Whole Loan, with an additional 90 spaces under control by the borrower sponsor). The Vertex HQ Property has averaged 99.9% occupancy since it was purchased in 2014 by the borrower sponsor. As of July 1, 2025, the Vertex HQ Property was 99.6% leased to ten tenants.

A-3-14

Mixed Use – Lab/Office	Loan #2	Cut-off Date Balance:	$64,600,000
11 Fan Pier Boulevard and 50 Northern	Vertex HQ	Cut-off Date LTV:	34.0%
Avenue		UW NCF DSCR:	3.29x
Boston, MA 02210		UW NOI Debt Yield:	16.5%

Major Tenants.

Vertex Pharmaceuticals Incorporated (1,082,417 square feet; 95.4% of NRA; 96.7% of underwritten base rent). Vertex is a pharmaceutical company that specializes in treatments for cystic fibrosis, but is also developing drugs for pain management, sickle cell disease, beta thalassemia, alpha-1 antitrypsin deficiency, APOL1-mediated kidney disease, autosomal dominant polycystic kidney disease, IgA nephropathy, Duchenne muscular dystrophy, myotonic dystrophy type 1, and type 1 diabetes. Vertex currently has seven approved medicines, six treatments in Phase 4 trials, three treatments in Phase 3 trials, two treatments in Phase 2 trials, seven treatments in Phase 1 trials, and multiple other concepts in early research and development. However, there can be no assurance that any of such trials will be successful. Vertex holds the largest and most advanced Cystic Fibrosis drug portfolio, serving an estimated three quarters of the 94,000 patients globally, and is currently on its fifth iteration of the treatment, ALFYTREK. Vertex had approximately 6,100 employees as of the end of 2024, and reportedly 60% of those employees are primarily researchers. 4,000 of the employees are based out of the Vertex HQ Property. The firm’s headcount has grown by 13% each year for the 2023 and 2024 fiscal years. Over the last year, Vertex has been included in a business magazine’s list of “100 Most Influential Companies” in 2024, a business website’s list of “World’s 50 Most Innovative Companies” in 2024, another business magazine’s list of “100 Best Companies to Work For”, and a science magazine’s “Top Employer” list. The company’s balance sheet reported $22.5 billion of assets, with $4.6 billion of cash, $6.1 billion of liabilities, with no long-term debt, and $16.4 billion of shareholder’s equity. The Vertex HQ Property is the global headquarters for Vertex, which has occupied the property since 2014, leasing 100% of the office and lab space at the Vertex HQ Property. Vertex has recently extended its lease to an expiration date of June 30, 2044, and has two, 10-year extension options.

Bright Horizons Children’s Center LLC (12,665 square feet; 1.1% of NRA; 1.0% of underwritten base rent). Bright Horizons Children’s Center LLC is a global provider of early education and childcare, back-up care, and workforce education services. Bright Horizons operates more than 1,000 early education and childcare centers in the United States, United Kingdom, the Netherlands, Australia, and India serving more than 1,450 employers. Bright Horizons has been a tenant at the Vertex HQ Property since May of 2014, has a lease expiration date of May 31, 2035, and has two, 5-year extension options.

11 Fan Pier Restaurant, LLC (dba Serafina) (8,747 square feet; 0.8% of NRA; 0.4% of underwritten base rent). Serafina is an Italian pizza and pasta concept restaurant started by Vittorio Assaf and Fabio Granato in 1995. Since the opening of the original location in New York City. Serafina has expanded into three continents, with dozens of restaurants in the United States and around the world. The Serafina location at the Vertex HQ Property opened in June 2022 and provides diners with an extended menu and large dining space with floor-to-ceiling windows, an outdoor patio, and dedicated pizza kitchen and bar. The leasing entity for Serafina is 11 Fan Pier Restaurant, LLC. Serafina has a lease expiration date of June 30, 2032 and has two, 5-year extension options.

The following table presents a summary regarding the major tenants at the Vertex HQ Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Vertex Pharmaceuticals Incorporated	NR/NR/NR	1,082,417	95.4%	$77,971,013	96.7%	$72.03	6/30/2044	2 x 10 yr	N
Bright Horizons Children's Centers LLC	NR/NR/NR	12,665	1.1%	$823,225	1.0%	$65.00	5/31/2035	2 x 5 yr	N
11 Fan Pier Restaurant, LLC (dba Serafina)	NR/NR/NR	8,747	0.8%	$349,880	0.4%	$40.00	6/30/2032	2 x 5 yr	N
Pier 50, LLC (dba Committee)	NR/NR/NR	7,404	0.7%	$457,444	0.6%	$61.78	5/31/2035	1 x 5 yr	N
Major Tenants Subtotal/Wtd. Avg.		1,111,233	98.0%	$79,601,562	98.8%	$71.63

Other Tenants		18,710	1.6%	$1,000,599	1.2%	$53.48
Occupied Subtotal/Wtd. Avg.		1,129,943	99.6%	$80,602,161	100.0%	$71.33

Vacant Space		4,536	0.4%
Total/Wtd. Avg.		1,134,479	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2025.

A-3-15

Mixed Use – Lab/Office	Loan #2	Cut-off Date Balance:	$64,600,000
11 Fan Pier Boulevard and 50 Northern	Vertex HQ	Cut-off Date LTV:	34.0%
Avenue		UW NCF DSCR:	3.29x
Boston, MA 02210		UW NOI Debt Yield:	16.5%

The following table presents certain information relating to the lease rollover at the Vertex HQ Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
2025 & MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	3	9,580	0.8%	0.8%	$369,666	0.5%	0.5%	$38.59
2030(3)	1	2,651	0.2%	1.0%	$280,688	0.3%	0.8%	$105.88
2031	1	4,200	0.4%	1.4%	$204,708	0.3%	1.1%	$48.74
2032	1	8,747	0.8%	2.2%	$349,880	0.4%	1.5%	$40.00
2033	0	0	0.0%	2.2%	$0	0.0%	1.5%	$0.00
2034	0	0	0.0%	2.2%	$0	0.0%	1.5%	$0.00
2035	3	22,348	2.0%	4.2%	$1,426,206	1.8%	3.3%	$63.82
2036 & Thereafter	1	1,082,417	95.4%	99.6%	$77,971,013	96.7%	100.0%	$72.03
Vacant	0	4,536	0.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	10	1,134,479	100.0%		$80,602,161	100.0%		$71.33	(4)

(1)	Based on the underwritten rent roll dated July 1, 2025.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	The maturity date of the Vertex HQ Whole Loan is September 1, 2030.
(4)	Excludes vacant SF.

The Market. The Vertex HQ Property is located in the Seaport district of Boston, Massachusetts. Seaport is emerging as a location for lab projects, benefiting from tenant spillover from supply-constrained Cambridge and Back Bay, plus demand for modern, well-located research and development space. Seaport has a diverse array of nearly 100 restaurants and has access to Boston’s major transportation systems, including I-90, the silver line (MBTA), Boston Logan Airport, and South Station.

According to a third-party market research report, as of the first quarter of 2025, the vacancy rate in the Boston life science market was 22.8%, with average asking rents of $94.13 PSF triple net and an inventory of approximately 16,306,769 square feet. According to a third-party market research report, as of the first quarter of 2025, the Seaport life science submarket had a vacancy rate of 33.0%, with average asking rents of $93.40 PSF triple net and an inventory of approximately 5,785,901 square feet. According to the appraisal, the 2024 total population within a one-, three-, and five-mile radius of the Vertex HQ Property was 36,107, 349,249, and 899,212, respectively. According to the appraisal, the 2024 average household income within the same radii was $199,494, $158,395, and $146,651, respectively.

The following table presents recent leasing data at comparable lab/office properties with respect to the Vertex HQ Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Size (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Years)	Rent PSF	Lease Type
Vertex HQ Property (subject)(1) Boston, MA	2013 / NAP	1,134,479	Vertex	1,082,417	Aug. 2024	19.9	$72.03	NNN
Confidential Boston, MA	1970 / 1996	192,140	Confidential	88,153	Jan. 2028	9.8	$115.00	NNN
Confidential Boston, MA	1970 / 1996	192,140	Confidential	84,324	Jul. 2028	5.0	$110.00	NNN
100-700 Technology Square Cambridge, MA	1964 / 2001	1,660,578	Intellia Therapeutics	147,000	Jul. 2025	13.4	$108.00	NNN
100 Cambridgeside Place Cambridge, MA	1985 / 2023	163,000	Smartlabs, Inc.	163,000	Sep. 2024	15.0	$135.00	NNN
441 Morgan Avenue Cambridge, MA	2024 / NAP	375,000	Astellas Pharma	63,000	Jul. 2024	11.0	$106.00	NNN
585 Third Street Cambridge, MA	2026 / NAP	605,000	Takeda Pharmaceuticals	605,000	Mar. 2026	15.0	$135.00	NNN
Confidential Boston, MA	1958 / 2019	705,465	Confidential	58,063	May 2024	10.0	$87.00	NNN

Source: Appraisal, unless otherwise specified.

(1)	Information is based on the underwritten rent roll dated July 1, 2025, other than Year Built / Renovated.

A-3-16

Mixed Use – Lab/Office	Loan #2	Cut-off Date Balance:	$64,600,000
11 Fan Pier Boulevard and 50 Northern	Vertex HQ	Cut-off Date LTV:	34.0%
Avenue		UW NCF DSCR:	3.29x
Boston, MA 02210		UW NOI Debt Yield:	16.5%

The following table presents recent leasing data at comparable retail properties with respect to the Vertex HQ Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Size (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Years)	Rent PSF	Lease Type
Vertex HQ Property (subject)(1) Boston, MA	2013 / NAP	1,134,479	Pier 50, LLC (dba Committee)(2) Starbucks Corporation	6,704 2,089	Jul. 2024 Sep. 2024	10.9 5.0	$64.58 $78.54	NNN NNN
Confidential Boston, MA	2018 / NAP	58,578	Confidential	12,310	Nov. 2024	15.0	$95.00	NNN
Confidential Boston, MA	2018 / NAP	58,578	Confidential	15,978	May 2024	10.0	$81.32	NNN
Confidential Boston, MA	2018 / NAP	58,578	Confidential	1,714	Nov. 2023	7.0	$110.00	NNN
100 Northern Avenue Boston, MA	2016 / NAP	514,737	Pure Glow Tanning LLC	1,221	Apr. 2024	10.0	$105.00	NNN
100 Northern Avenue Boston, MA	2016 / NAP	514,737	Circle Furniture	5,966	Mar. 2022	10.0	$60.00	NNN
30 Thompson Place Boston, MA	1900 / 2010	56,000	Lineage Brands, LLC	5,731	Dec. 2023	10.0	$85.00	NNN
1 Marina Park Drive Boston, MA	2009 / NAP	500,000	Empire	13,839	Sep. 2023	10.0	$61.50	NNN

Source: Appraisal, unless otherwise specified.

(1)	Information is based on the underwritten rent roll dated July 1, 2025, other than Year Built / Renovated.
(2)	Pier 50, LLC (dba Committee) also leases 700 square feet of storage space. The information presented in the table above excludes this storage space, other than Size (SF).

The following table presents information relating to the appraisal’s market rent conclusion for the Vertex HQ Property:

Market Rent Summary
Tenant Category	Market Rent (PSF)	Lease Term (Mos.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
Life Science	$90.00	126	3.0% per annum	$150.00	$75.00
Retail	$65.00	120	3.0% per annum	$50.00	$12.11(1)
Daycare	$50.00	120	3.0% per annum	$30.00	$10.00
Storage	$25.00	120	$0.00 per annum	$0.00	$0.00
Charity/Public	$0.00	120	$0.00 per annum	$0.00	$0.00
Bank	$100.00	120	3.0% per annum	$50.00	$15.00
Starbucks	$75.00	120	3.0% per annum	$50.00	$15.00

Source: Appraisals, unless otherwise indicated.

(1)	Represents the weighted average between the 11 Fan Pier Boulevard building ($10.00) and the 50 Northern Avenue building ($15.00).

Appraisal. The appraisal concluded to an “As Is – With Escrows” value for the Vertex HQ Property of $1,644,000,000 as of June 10, 2025, which assumes that there are $176 million in upfront tenant improvements and $58 million in upfront free rent held in escrow. At origination, the borrower reserved $173.5 million for tenant improvements and $58.5 million for free rent. The appraisal concluded to an “As Is” appraised value of $1,410,000,000 as of June 10, 2025.

Environmental Matters. According to a Phase I environmental report dated June 16, 2025, there was no evidence of any recognized environmental conditions at the Vertex HQ Property.

A-3-17

Mixed Use – Lab/Office	Loan #2	Cut-off Date Balance:	$64,600,000
11 Fan Pier Boulevard and 50 Northern	Vertex HQ	Cut-off Date LTV:	34.0%
Avenue		UW NCF DSCR:	3.29x
Boston, MA 02210		UW NOI Debt Yield:	16.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Vertex HQ Property:

Cash Flow Analysis
	2021	2022	2023(1)	2024(1)	5/31/2025 TTM	(2)	UW(2)	UW PSF
Gross Potential Rent(3)	$74,371,640	$75,078,971	$75,516,734	$80,906,848	$81,138,181		$95,819,110	$84.46
Other Income	$3,714,039	$4,023,874	$4,192,426	$4,186,002	$4,236,981		$4,192,427	$3.70
Recoveries	$26,659,132	$28,255,759	$29,963,764	$30,217,931	$29,986,255		$31,202,684	$27.50
Free Rent	$0	$0	$0	($19,439,403)	($19,481,761)		$0	$0.00
Vacancy & Credit Loss	$0	$0	$0	$0	$0		($6,560,711)	($5.78)
Effective Gross Income	$104,744,812	$107,358,604	$109,672,924	$95,871,378	$95,879,656		$124,653,510	$109.88

Real Estate Taxes	$21,692,441	$23,093,856	$24,258,466	$24,814,654	$24,481,889		$25,975,029	$22.90
Insurance	$1,272,128	$1,307,149	$1,421,006	$1,591,309	$1,572,855		$1,656,901	$1.46
Other Expenses	$6,021,366	$6,366,571	$6,788,313	$6,393,353	$6,706,678		$4,815,926	$4.25
Total Expenses	$28,985,935	$30,767,576	$32,467,786	$32,799,316	$32,761,422		$32,447,856	$28.60

Net Operating Income	$75,758,877	$76,591,028	$77,205,139	$63,072,063	$63,118,234		$92,205,654	$81.28
Capital Expenditures	$0	$0	$0	$0	$0		$283,620	$0.25
TI/LCs	$0	$0	$0	$0	$0		$0	$0.00
Net Cash Flow	$75,758,877	$76,591,028	$77,205,139	$63,072,063	$63,118,234		$91,922,034	$81.03

Occupancy %(4)	99.9%	99.9%	99.9%	99.6%	99.6%		95.0%
NOI DSCR(5)	2.71x	2.74x	2.76x	2.26x	2.26x		3.30x
NCF DSCR(5)	2.71x	2.74x	2.76x	2.26x	2.26x		3.29x
NOI Debt Yield(5)	13.6%	13.7%	13.8%	11.3%	11.3%		16.5%
NCF Debt Yield(5)	13.6%	13.7%	13.8%	11.3%	11.3%		16.4%

(1)	The decrease from 2023 NOI to 2024 NOI is due to free rent provided in connection with the extension of the Vertex lease.
(2)	The increase in 5/31/2025 TTM Net Operating Income and UW Net Operating Income is due to the expiration of free rent periods (and the escrow of remaining free rent) at the Vertex HQ Property and the inclusion of Credit Tenant Rent which assumes straight-lined rent for the first ten years of the Vertex lease.
(3)	UW Gross Potential Rent is based on the underwritten rent roll dated July 1, 2025 and includes rent steps through July 1, 2026 totaling $28,474, and Credit Tenant Rent of $14,720,942.
(4)	5/31/2025 TTM Occupancy % represents physical occupancy based on the underwritten rent roll dated July 1, 2025. UW Occupancy % represents economic occupancy.
(5)	DSCRs and Debt Yields are based on the Vertex HQ Senior Notes and exclude the Vertex HQ Junior Notes. The UW NOI Debt Yield and UW NCF DSCR for the Vertex HQ Whole Loan are 9.2% and 1.62x, respectively.

Escrows and Reserves.

Real Estate Tax Escrows – Real estate tax reserves are waived except during a Trigger Period (as defined below). During a Trigger Period, the borrower is required to deposit monthly 1/12th of the amount estimated by the lender to be sufficient to pay the real estate taxes payable by the borrower during the next ensuing 12 months.

Insurance Escrows – Insurance reserves are waived except during a Trigger Period. During a Trigger Period, at the option of the lender, if the liability or casualty policy maintained by the borrower covering the Vertex HQ Property does not constitute an approved blanket or umbrella policy, or the lender requires the borrower to obtain a separate insurance policy, the borrower is required to deposit monthly 1/12th of the insurance premiums estimated by the lender to be payable by the borrower for the renewal of the coverage afforded by the insurance policies upon the expiration thereof.

Vertex TI Reserve – On the loan origination date, the borrower was required to make an upfront deposit of approximately $173,530,598 into a reserve for tenant improvements that are required to be performed or funded during the term of the Vertex HQ Whole Loan in connection with the Vertex lease.

Vertex Free Rent Reserve - On the loan origination date, the borrower was required to make an upfront deposit of $58,450,518 into a reserve, representing the amount of “free rent”, “gap rent”, rent concessions or rent abatements given or granted to Vertex.

Vertex Parking Garage Credit Reserve – On the loan origination date, the borrower was required to deposit approximately $1,402,908 into a reserve for parking garage credits provided under the Vertex lease.

Lockbox and Cash Management.

The Vertex HQ Whole Loan is structured with a hard lockbox and springing cash management. The Vertex HQ Whole Loan documents require the borrower to immediately deposit, or cause to be deposited, all rents and other revenues derived from the Vertex HQ Property and received by the borrower or the property manager into a restricted account (the “Lockbox Account”) for the benefit of the lender. In addition, within five business days of the origination date, the borrower was required to direct all tenants to deposit rents directly into the Lockbox Account. Upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. All funds in the Lockbox Account are required to be transferred on each business day to, or at the direction of, the borrower, unless a Trigger Period exists, in which case such funds are required to be transferred not less than two times per week to the cash management account. Provided no event of default is continuing under the Vertex HQ Whole Loan, on each payment date during a Trigger Period, funds on deposit in the cash management account are required to be applied, (i) to fund the required tax and insurance

A-3-18

Mixed Use – Lab/Office	Loan #2	Cut-off Date Balance:	$64,600,000
11 Fan Pier Boulevard and 50 Northern	Vertex HQ	Cut-off Date LTV:	34.0%
Avenue		UW NCF DSCR:	3.29x
Boston, MA 02210		UW NOI Debt Yield:	16.5%

reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to pay operating expenses set forth in the annual budget (which during a Trigger Period must be reasonably approved by the lender) and lender-approved extraordinary expenses, (iii) to pay debt service on the Vertex HQ Whole Loan, and (iv) to deposit all remaining amounts in the cash management account (A) if no Trigger Period exists, to the Lockbox Account to be remitted to the borrower, and (B) if a Trigger Period exists, into an excess cash flow account to be held as additional collateral for the Vertex HQ Whole Loan during such Trigger Period. Provided no event of default exists, funds in the excess cash flow account must be disbursed by the lender to the borrower within five business days of written request to pay for (i) shortfalls in debt service, (ii) shortfalls in reserve deposits, (iii) voluntary principal prepayments, (iv) lender-approved operating expenses (including capital expenditures), (v) management fees, (vi) emergency repairs and/or life-safety items, (vii) leasing or other expenditures under leases existing at origination, (viii) vacant space preparation and marketing costs, (ix) any shortfall of net proceeds for restoration after a casualty or condemnation, (x) fees and costs due to the lender or its servicer; (xi) any required REIT distributions, (xii) lender-approved alterations; (xiii) legal, audit and accounting costs, other than legal fees to enforce the rights of the borrower or any affiliate, and (xiv) other items reasonably approved by the lender. In addition, funds deposited in the excess cash flow account may not exceed the Debt Yield Trigger Cure Prepayment Amount (as defined below), and any funds in excess of such amount must be disbursed to the Lockbox Account to be remitted to the borrower. In lieu of deposits to the excess cash flow account, so long as no event of default exists, the borrower has the right to cause the non-recourse carveout guarantor to deliver a guaranty of the amount that would have otherwise been deposited into the excess cash flow reserve under the loan documents, less the aggregate amount of excess cash flow that the borrower or an affiliate actually spends for the items listed in clauses (i) through (xiv) above, and capped at the Debt Yield Trigger Cure Prepayment Amount. An additional non-consolidation opinion will be required as a condition to delivery of such guaranty, if it causes the aggregate amount of all ancillary guarantees and letters of credit to equal or exceed 15% of the then outstanding principal balance of the Vertex HQ Whole Loan. Upon the termination of all Trigger Periods, all funds on deposit in the excess cash flow account must be returned to the borrower.

A “Trigger Period” means a period:

(A)	commencing upon the earliest of:

(i) the occurrence and continuance of an event of default under the Vertex HQ Whole Loan;

(ii) the debt yield of the Vertex HQ Whole Loan (and any mezzanine loan if a mezzanine loan is then outstanding) falling below 7.50% (the “Debt Yield Threshold”) for two consecutive calendar quarters; or

(iii) the occurrence of a Tenant Credit Event (as defined below); and

(B) expiring upon:

(i) with regard to any Trigger Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such event of default;

(ii) with regard to any Trigger Period commenced in connection with clause (A)(ii) above, either (a) the date that the debt yield is equal to or greater than the Debt Yield Threshold for two consecutive calendar quarters, (b) the date that borrower prepays the Vertex HQ Whole Loan in an amount sufficient to meet the Debt Yield Threshold (including payment of any applicable yield maintenance premium) (such amount, the “Debt Yield Trigger Cure Prepayment Amount”), or (c) the date that the borrower delivers cash or a letter of credit as additional collateral to the lender in an amount which, if applied to reduce the outstanding principal balance of the Vertex HQ Whole Loan, would be sufficient to meet the applicable Debt Yield Threshold; or

(iii) regarding any Trigger Period commenced in connection with clause (A)(iii) above, the obligations of the tenant with respect to the relevant portion of the Vertex HQ Property are affirmed in bankruptcy, such tenant is open for business and in occupancy of the relevant portion of the Vertex HQ Property or such portion of the Vertex HQ Property is re-leased to a new tenant on terms and conditions reasonably approved by the lender.

“Tenant Credit Event” means (x) certain bankruptcy or insolvency events with respect to Vertex or (y) the space demised to Vertex as of the loan origination date is less than 80% leased at any time during the term of the Vertex HQ Whole Loan.

Subordinate Debt. The Vertex HQ Whole Loan also includes the Vertex HQ Junior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Vertex HQ Pari Passu-A/B Whole Loan” in the prospectus.

Vertex HQ Total Debt Summary
Loan	Original Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
Vertex HQ Senior Notes	$558,800,000	4.93554000000000%	60	0	60	3.29x	16.5%	34.0%
Vertex HQ Junior Notes	$441,200,000	6.43191708975521%	60	0	60	1.62x	9.2%	60.8%
Total/Weighted Average	$1,000,000,000	5.59574157200000%

Mezzanine Loan and Preferred Equity. The borrower has a one-time right after the earlier of (i) December 4, 2025 and (ii) the securitization of the entire Vertex HQ Whole Loan to cause a mezzanine borrower or borrowers that own the limited liability interests in the borrower to incur additional indebtedness in the form of one or more mezzanine loans secured by pledges of the direct or indirect equity interests in the borrower upon satisfaction of certain conditions, including but not limited to the Vertex HQ Whole Loan and the mezzanine loans must have an aggregate loan-to-value ratio of not more than 60.8%, and an aggregate debt yield of not less than 8.3%, and the mezzanine lender must enter into an intercreditor agreement with the lender that is reasonably acceptable to both lenders. No rating agency confirmation is required in connection with the mezzanine loans.

Letter of Credit. None; however, a letter of credit may be delivered to cure a Trigger Period caused by a decline in debt yield below the Debt Yield Threshold as described above.

Right of First Offer / Right of First Refusal. Vertex has a right of first offer to purchase either or both of the two buildings comprising the Vertex HQ Property.

A-3-19

Mixed Use – Lab/Office	Loan #2	Cut-off Date Balance:	$64,600,000
11 Fan Pier Boulevard and 50 Northern	Vertex HQ	Cut-off Date LTV:	34.0%
Avenue		UW NCF DSCR:	3.29x
Boston, MA 02210		UW NOI Debt Yield:	16.5%

Terrorism Insurance. The Vertex HQ Whole Loan documents require that the borrower obtain and maintain an “all risk” or “special perils” insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to the full replacement cost of the Vertex HQ Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of up to 12 months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism.

A-3-20

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$55,000,000
45-17 Davis Street	Terra Apartments	Cut-off Date LTV:	60.4%
Long Island City, NY 11101		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.0%

A-3-21

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$55,000,000
45-17 Davis Street	Terra Apartments	Cut-off Date LTV:	60.4%
Long Island City, NY 11101		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.0%

Upper East Side
Roosevelt Island Garden Club
Rainey Park
Astoria
Ravenswood Playground
Roosevelt Island
QUEENS
Dutch Kills
Queensbridge
Queensboro Bridge
Queens Bridge Park
Cornell Tech
MANHATTAN
Terra Apartments
45-17 Davis Street
Long Island City, NY 11101
Long Island City
East River
Franklin D. Roosevelt Four Freedoms Park
Gantry Plaza State Park
Hunters Point
Hunters Point South Park
Greenpoint
BROOKLYN
Long Island Expwy
Queens Blvd
La Guardia Airport 4 miles
JFK Intl. Airport 13 miles
MoMA PS1
Long Island City Courthouse
La Guardia Community College
Museum of the Moving Image
Kaufman Astoria Studios
Silvercup Studios
Silvercup Studios East
United Nations Headquarters
NYU Medical Center
Bellevue Hospital
East River Ferry
LONG ISLAND RAILROAD
QUEENS-MIDTOWN TUNNEL
PULASKI BRIDGE
Newtown Creek
Atlantic Ocean

A-3-22

Mortgage Loan No. 3 – Terra Apartments
Mortgage Loan Information				Property Information
Mortgage Loan Seller:		MSMCH		Single Asset/Portfolio:	Single Asset
				Location:	Long Island City, NY 11101
Original Balance(1):		$55,000,000		General Property Type:	Multifamily
Cut-off Date Balance(1):		$55,000,000		Detailed Property Type:	High Rise
% of Initial Pool Balance:		7.7%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2024/NAP
Borrower Sponsor:		Zhidong Wu		Size:	122 Units
Guarantor:		Zhidong Wu		Cut-off Date Balance per Unit(1):	$606,557
Mortgage Rate:		6.0400%		Maturity Date Balance per Unit(1):	$606,557
Note Date:		9/19/2025		Property Manager:	Andover Property Management Inc.
Maturity Date:		10/1/2030			(borrower-related)
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI(4):	$5,935,593
IO Period:		60 months		UW NCF:	$5,896,880
Seasoning:		1 month		UW NOI Debt Yield(1):	8.0%
Prepayment Provisions:		L(25),D(28),O(7)		UW NCF Debt Yield(1):	8.0%
Lockbox/Cash Mgmt Status:		Springing/Springing		UW NOI Debt Yield at Maturity(1):	8.0%
Additional Debt Type(1):		Pari Passu		UW NCF DSCR(1):	1.30x
Additional Debt Balance(1):		$19,000,000		Most Recent NOI(4):	$2,169,256 (7/25/2025 T-10 Ann.)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI(5):	NAV
				3rd Most Recent NOI(5):	NAV
Reserves(2)				Most Recent Occupancy:	97.5% (8/19/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	NAV
RE Taxes:	$637,512	$159,378	NAP	3rd Most Recent Occupancy(5):	NAV
Insurance:	$133,553	$14,839	NAP	Appraised Value (as of)(6):	$122,600,000 (7/11/2025)
Replacement Reserve:	$0	$2,542	NAP	Appraised Value per Unit:	$1,004,918
421-a Reserve(3):	$1,912,536	$0	NAP	Cut-off Date LTV Ratio(1)(6):	60.4%
Rent Concession Reserve:	$461,879	$0	NAP	Maturity Date LTV Ratio(1)(6):	60.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$74,000,000	100.0%	Loan Payoff:	$52,637,543	71.1%
			Return of Equity:	$16,938,982	22.9%
			Upfront Reserves:	$3,145,480	4.3%
			Closing Costs:	$1,277,995	1.7%
Total Sources:	$74,000,000	100.0%	Total Uses:	$74,000,000	100.0%

(1)	The Terra Apartments Mortgage Loan (as defined below) is part of the Terra Apartments Whole Loan (as defined below), with an aggregate original principal amount of $74,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Terra Apartments Whole Loan.
(2)	See “Escrows and Reserves” for more information.
(3)	Represents unabated taxes for a period of one year.
(4)	The increase in Most Recent NOI to UW NOI is primarily due to recent leasing activity at the Terra Apartments Property (as defined below) as well as the underwriting of an applied for Section 421-a tax exemption. The Terra Apartments Property achieved a stabilized occupancy of approximately 95% in July 2025.
(5)	2nd Most Recent NOI, 3rd Most Recent NOI, 2nd Most Recent Occupancy, and 3rd Most Recent Occupancy are not available as the Terra Apartments Property was constructed in 2024.
(6)	The Appraised Value includes $38,600,000 attributable to the net present value of a Section 421-a tax exemption, which has been applied for but has not been obtained. If such value attributable to the 421-a tax exemption were subtracted from the appraised value, the appraised value would be $84,000,000, and the Cut-off Date LTV Ratio and Maturity Date LTV Ratio would each be 88.1%. Please see “The Property” below for more information.

The Mortgage Loan. The third largest mortgage loan (the “Terra Apartments Mortgage Loan”) is part of a whole loan (the “Terra Apartments Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal amount of $74,000,000. The Terra Apartments Whole Loan is secured by a first priority fee mortgage encumbering a 122-unit multifamily property located in Long Island City, New York (the “Terra Apartments Property”). The Terra Apartments Whole Loan is evidenced by the controlling Note A-1 with an original principal amount of $55,000,000. The Terra Apartments Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2025-5C2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the prospectus.

A-3-23

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$55,000,000
45-17 Davis Street	Terra Apartments	Cut-off Date LTV:	60.4%
Long Island City, NY 11101		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.0%

The table below summarizes the promissory notes that comprise the Terra Apartments Whole Loan.

Terra Apartments Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$55,000,000	$55,000,000	MSBAM 2025-5C2	Yes
A-2(1)	$12,000,000	$12,000,000	MSBNA	No
A-3(1)	$7,000,000	$7,000,000	MSBNA	No
Total	$74,000,000	$74,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for the Terra Apartments Whole Loan is Davis Street Development LLC, a single-purpose New York limited liability company with one independent director in its organizational structure. The borrower is owned by TW Capital Davis ST Holding LLC (72.472%), Davis Street Venture LLC (27.028%), and Davis Street DE Holding LLC (0.500%). The borrower sponsor and non-recourse carveout guarantor for the Terra Apartments Whole Loan is Zhidong Wu. Zhidong “Tom” Wu is the founder of ZD Jasper, a New York City based real estate company that was founded in 1996. The borrower sponsor has overseen the development of more than one million SF of commercial and residential spaces in New York City. ZD Jasper’s portfolio currently consists of 9 buildings comprised of 841 residential units.

The Property. The Terra Apartments Property consists of a recently constructed luxury high-rise apartment building located on a 0.3-acre site in Long Island City, New York. The Terra Apartments Property contains 122 residential units, a ground floor commercial unit, and a parking garage (21 spaces). The borrower sponsor acquired the Terra Apartments Property in 2021 and 2022 for an aggregate purchase price of approximately $21.1 million via five separate transactions. These transactions included the purchase of two separate tax lots along with the air rights from three additional tax lots. The borrower subsequently demolished the then existing improvements, combined the parcels into a single tax parcel, and constructed the Terra Apartments Property at a total development cost of approximately $60.1 million. The Department of Building permit was issued on April 19, 2022, construction commenced on June 7, 2022 and the improvements were completed on October 2, 2024. The Terra Apartments Property received its Temporary Certificate of Occupancy on October 2, 2024 and achieved stabilized occupancy of 95% in July 2025 indicating a lease-up rate of approximately 12 units/month.

The residential unit mix includes 13 studios, 67 one-bedroom units and 42 two-bedroom units. The residential units were approximately 97.5% leased as of August 19, 2025. There are currently 3 vacant residential units. The residential tenancy is comprised of young professionals in their late 20s to mid-30s, working across a range of industries including finance, law, healthcare, consulting, technology, and corporate operations. There are currently 12 units representing 9.8% of the unit count that are leased to tenants with CityFHEPS vouchers. The base rent generated by the income restricted units leased to CityFHEPS tenants is in line with the base rent generated by income restricted units leased to non-CityFHEPS tenants.

The borrower is in the process of applying for a 35-year 421-a tax exemption. The application has been submitted, and the New York City Department of Housing Preservation and Development (“HPD”) issued a Receipt of Application acknowledging that the application was received on May 19, 2025. There can be no assurance that the applied for 421-a tax exemption will be obtained. In conjunction with the 421-a tax exemption application for the Terra Apartments Property, the borrower was required to select one of three affordability options and must comply with it for the duration of the benefit period. The borrower selected the option that requires at least 30% of the units be designated as affordable housing reserved for tenancy earning up to 130% of Area Median Income (“AMI”). The borrower designated 37 units as affordable units. All of the affordable units are rent stabilized. In addition, the affordable units are subject to limitations on rent, generally equal to 30% of the applicable level of AMI (i.e. 30% of 130% of AMI). The remaining 85 units are not income restricted units. Designated affordable units are posted/marketed on the NYC Housing Connect website. Housing Connect, a service provided by the City of New York through HPD and the New York City Housing Development Corporation, assists individuals and families in finding and applying for affordable rental units. Housing Connect accepts applications from prospective tenants with vouchers and rental subsidies including Section 8 Housing Choice Vouchers, CityFHEPS, Individual Supports and Services Housing Subsidy, Medicaid Waiver, and Veterans Affairs Supportive Housing.

The Terra Apartments Property offers its residents high-end amenities that include a full-service front desk concierge, roof deck with barbecue grills and unobstructed views of the Manhattan skyline, state-of-the-art fitness center, basketball court, racquetball court, pickleball court, ping pong lounge, game room, lounge with a kitchenette, Amazon Hub 24/7, package lock, and basement storage.

The borrower offered concessions during the initial lease-up of the Terra Apartments Property and has been phasing out concessions in recent months. Of the 12 leases executed since June 1, 2025, only 4 of those units (i.e., 33% of the units leased since June) were provided concessions. The concessions were equal to one month’s free rent on a 14-month lease term.

The Terra Apartments Property has 3,650 SF of retail space that is leased to Butchers Seoul, a Korean barbecue restaurant pursuant to a 15-year lease with one 5-year renewal option. The lease commenced on August 8, 2025 and the tenant is responsible for performing the build-out of the retail space at the Terra Apartments Property at its sole cost and expense. The retail tenant is expected to complete its build-out and be open for business in March 2026. The rent commencement date is expected to be in March 2026, and the tenant will receive two months of free rent following such date. We cannot assure you that the tenant will take occupancy and start paying rent as expected, or at all.

A-3-24

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$55,000,000
45-17 Davis Street	Terra Apartments	Cut-off Date LTV:	60.4%
Long Island City, NY 11101		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.0%

The following table presents detailed information with respect to the units at the Terra Apartments Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Rent PSF(2)
Studio	5	5	100.0%	403	$3,730	$9.26
Studio (Affordable)	8	7	87.5%	403	$3,088	$7.66
1 BR	57	57	100.0%	529	$4,595	$8.68
1 BR (Affordable)	10	8	80.0%	583	$3,298	$5.70
2 BR	23	23	100.0%	826	$6,701	$8.11
2 BR (Affordable)	19	19	100.0%	835	$3,939	$4.72
Total/ Wtd. Average	122	119	97.5%	624	$4,685	$7.48

(1)	Information is based on the borrower rent roll dated August 19, 2025.
(2)	Based on occupied units.

The Market. The Terra Apartments Property is located in the Long Island City neighborhood of Queens. Positioned south of Jackson Avenue and one block east of Thomson Avenue, the Terra Apartments Property sits within the heart of Long Island City’s high-density residential and commercial corridor. The immediate area has a mix of luxury residential towers, adaptive reuse loft buildings, and new retail development. Trader Joe’s and Target are both within walking distance of the Terra Apartments Property. The Terra Apartments Property benefits from transit connectivity as it is located just one block from the Court Square subway station, which provides access to the 7, E, M, and G trains, offering direct service to Midtown Manhattan, Brooklyn, and other parts of Queens. The Long Island Rail Road’s Hunterspoint Avenue station is also nearby, providing regional rail service to Long Island and connections to Penn Station and Grand Central via the East Side Access project. In addition to rail transit, the area is served by multiple MTA bus routes and is easily accessible via major roadways including the Long Island Expressway, Queens Midtown Tunnel, and Pulaski Bridge.

Long Island City is home to art galleries, studio spaces, and art institutions. MoMA PS1, one of the largest contemporary art institutions in the country, is located just a few blocks from the Terra Apartments Property. Residents also enjoy proximity to Gantry Plaza State Park, a 12-acre waterfront park offering sweeping views of the Manhattan skyline, as well as basketball courts, playgrounds, and a fishing pier. The park is also home to the iconic Pepsi-Cola sign, a designated New York City landmark since 2016. Retail and dining options continue to expand in the area, with Jackson Avenue and Vernon Boulevard offering a mix of local restaurants, cafes, and national retailers.

According to the appraisal, as of the second quarter of 2025, the vacancy rate in the New York multifamily market was 2.8%, with average monthly asking rents of $3,136 per unit and an inventory of approximately 2,192,902 units. According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Hunters Point multifamily submarket was 12.6%, with average monthly asking rents of $4,480 per unit and an inventory of approximately 18,871 units. According to the appraisal, the estimated 2025 population within a quarter-, half-, and one-mile radius of the Terra Apartments Property was 8,097, 20,255 and 68,489, respectively. According to the appraisal, the estimated 2025 average household income within the same radii was $190,817, $191,871 and $173,367, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the Terra Apartments Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Unit Mix	Average Unit Size (SF)	Average Monthly Rent per Unit(2)
Terra Apartments(subject)(1) 45-17 Davis Street Long Island City, NY	2024	122	Studio 1 BR 2 BR	403 537 830	$3,356 $4,436 $5,451
The Cove 43-12 Hunter Street Long Island City, NY	2021	124	Studio 1 BR 2 BR	419 660 950	$3,706 $4,763 $6,807
Watermark LIC 27-19 44th Drive Long Island City, NY	2017	169	Studio 1 BR 2 BR	449 579 994	$3,395 $4,364 $5,929
Hunters Landing 11-39 49th Avenue Long Island City, NY	2018	194	Studio 1 BR 2 BR	438 699 1,098	$3,500 $4,200 $6,000
TRIO 27-19 Thomson Avenue Long Island City, NY	2022	36	Studio 1 BR 2 BR	397 462 721	$3,450 $4,400 $6,200
The Bold 27-01 Jackson Avenue Long Island City, NY	2024	166	Studio 1 BR 2 BR 3 BR	515 661 825 1,089	$3,850 $5,010 $6,275 $7,050
Rise LIC 29-17 40th Avenue Long Island City, NY	2021	103	Studio 1 BR 2 BR 3 BR	425 550 847 1,100	$3,260 $3,905 $5,900 $7,100

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated August 19, 2025 other than Year Built.
(2)	Based on occupied units.
A-3-25

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$55,000,000
45-17 Davis Street	Terra Apartments	Cut-off Date LTV:	60.4%
Long Island City, NY 11101		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.0%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Terra Apartments Property:

Market Rent Summary
Unit Mix/Type(1)	Units(2)	Average Size (SF)(2)	Avg. Monthly Rent per Unit(2)(3)	Avg. Monthly Rent PSF(2)(3)	Avg. Monthly Market Rent per Unit(4)	Avg. Monthly Market Rent PSF(4)
Studio	13	403	$3,356	$8.33	$3,623	$8.99
1 BR	67	537	$4,436	$8.29	$4,526	$8.43
2 BR	42	830	$5,451	$6.57	$5,681	$6.84
Total/ Wtd. Average	122	624	$4,685	$7.48	$4,828	$7.74

(1)	Includes both affordable and non-income restricted units.
(2)	Based on the borrower rent roll dated August 19, 2025.
(3)	Based on occupied units.
(4)	Based on the appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the Terra Apartments Property of $122,600,000 as of July 11, 2025. The appraised value of $122,600,000 includes $38,600,000 attributable to the applied for but not obtained 421-a tax exemption.

Environmental Matters. According to the Phase I environmental site assessment dated July 28, 2025, there was no evidence of any recognized environmental conditions at the Terra Apartments Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Terra Apartments Property:

Cash Flow Analysis(1)
	7/25/2025 Ann. T-10	UW	UW per Unit
Gross Potential Rent(2)	$3,711,574	$6,806,604	$55,792
Other Income(3)	$93,451	$464,935	$3,811
(Vacancy / Credit Loss)	$0	($356,755)	($2,924)
Effective Gross Income	$3,805,025	$6,914,784	$56,679

Real Estate Taxes(4)	$1,137,382	$70,561	$578
Insurance	$103,304	$172,884	$1,417
Other Expenses	$395,084	$735,747	$6,031
Total Expenses	$1,635,769	$979,192	$8,026

Net Operating Income(5)	$2,169,256	$5,935,593	$48,652
Capital Expenditures	$0	$30,500	$250
TI/LC	$0	$8,213	$67
Net Cash Flow	$2,169,256	$5,896,880	$48,335

Occupancy %(6)	54.5%	95.0%
NOI DSCR	0.48x	1.31x
NCF DSCR	0.48x	1.30x
NOI Debt Yield	2.9%	8.0%
NCF Debt Yield	2.9%	8.0%

(1)	Financial Information prior to 7/25/2025 Ann. T-10 is not available as the Terra Apartments Property was constructed in 2024 and achieved a stabilized occupancy of approximately 95% in July 2025.
(2)	Gross Potential Rent has been underwritten to the contractual rent based on the rent roll dated August 19, 2025. The increase in 7/25/2025 Ann. T-10 Gross Potential Rent to UW Gross Potential Rent is primarily due to leasing activity at the Terra Apartments Property.
(3)	7/25/2025 Ann. T-10 Other Income includes rent generated by the commercial unit, parking, bike storage and storage cages. The commercial unit has been underwritten to the contractual rent and the parking, bike storage and storage cages have been underwritten based on the trailing 3 months of collections.
(4)	UW Real Estate Taxes are net of the applied-for 421-a tax exemption at the Terra Apartments Property and based on the appraisal’s estimated abated taxes for the 2025/2026 tax year. The appraisal’s estimated unabated property tax for the Terra Apartments Property for the 2025/2026 tax year is $1,912,536.
(5)	The increase from 7/25/2025 Ann. T-10 Net Operating Income to UW Net Operating Income is primarily due to recent leasing activity at the Terra Apartments Property as well as the underwriting of the applied for Section 421-a tax exemption.
(6)	7/25/2025 Ann. T-10 Occupancy % represents the occupancy based on the July 2025 T-12 operating statement residential rent divided by the contractual rent based on the rent roll dated August 19, 2025 for the Terra Apartments Property. The Terra Apartments Property was 97.5% physically occupied as of August 19, 2025. UW Occupancy % represents economic occupancy.
(7)	DSCRs and Debt Yields are based on the Terra Apartments Whole Loan.

A-3-26

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$55,000,000
45-17 Davis Street	Terra Apartments	Cut-off Date LTV:	60.4%
Long Island City, NY 11101		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.0%

Escrows and Reserves.

Real Estate Tax Escrows – On the loan origination date, the borrower was required to make an upfront deposit of $637,512 into a reserve for real estate taxes. In addition, the borrower is required to deposit into the real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $159,378 monthly).

Insurance Escrows – On the loan origination date, the borrower was required to make an upfront deposit of approximately $133,553 into a reserve for insurance premiums. In addition, the borrower is required to deposit into the insurance reserve, on a monthly basis, an amount equal to 1/12th of the estimated annual insurance premiums (which currently equates to $14,839 monthly). However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender, and (iii) the borrower provides the lender evidence of renewal of such policies and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policies.

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $2,542 into a reserve for capital expenditures.

Rent Concession Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $461,879 into a reserve, representing the amount of “free rent”, “gap rent”, rent concessions or rent abatements given or granted to certain tenants at the Terra Apartments Property.

421-a Funds – On the loan origination date, the borrower was required to make an upfront deposit of $1,912,536 into a reserve, representing one year of full unabated taxes in the first year of the 421-a exemption as determined by the appraisal.

Lockbox / Cash Management. The Terra Apartments Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the borrower is required to establish and maintain a lockbox account for the benefit of the lender, and, from and after the first occurrence of a Cash Sweep Event Period, to deposit, or cause to be deposited, all rents and other revenue received by the borrower or property manager into the lockbox account within two business days of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account. Upon the occurrence and during the continuance of a Cash Sweep Event Period, the lender will have the right, at its option, to direct the lockbox account bank to disburse all available funds then and thereafter on deposit in the lockbox account to the cash management account and, provided no event of default is continuing under the Terra Apartments Whole Loan documents, all funds on deposit in the cash management account on each monthly payment date are required to be applied in the following order of priority: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Terra Apartments Whole Loan, (iii) to make the monthly deposits into the replacement reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender approved extraordinary expenses and (v) to the extent that a Cash Sweep Event Period exists, to deposit all remaining amounts into an excess cash flow reserve, to be held as additional security for the Terra Apartments Whole Loan during such Cash Sweep Event Period or to the extent that no Cash Sweep Event Period exists, to be disbursed to the borrower.

“Cash Sweep Event Period” means a period: (i) commencing upon an event of default under the Terra Apartments Whole Loan documents, and ending upon the cure (if applicable) of such event of default; or (ii) commencing upon the debt service coverage ratio of the Terra Apartments Whole Loan being less than 1.10x for the immediately preceding two consecutive calendar quarters and the borrower has failed to deliver the DSCR Maintenance Funds (as defined below) and ending upon the date such debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

“DSCR Maintenance Funds” means either (i) the DSCR Monthly Deposit Amount (as defined below), which funds are required to be in the form of cash only, or (ii) the DSCR LOC Option Amount (as defined below), which funds may be in the form of cash or a DSCR Maintenance Letter of Credit (as defined below).

“DSCR Monthly Deposit Amount” means an amount equal to the positive difference between (i) the amount of adjusted net cash flow that would result in a debt service coverage ratio of 1.00x, as calculated by the lender, and (ii) the amount of adjusted net cash flow that would result in a debt service coverage ratio of 1.10x, as calculated by the lender.

“DSCR LOC Option Amount” means an amount equals to six times the DSCR Monthly Deposit Amount.

“DSCR Maintenance Letter of Credit” means a letter of credit in the face amount equal to the amount of the DSCR LOC Option Amount.

Terrorism Insurance.  The Terra Apartments Whole Loan documents require that the borrower obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount not less than 100% of the full replacement cost of the Terra Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of up to six months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-27

Office – Suburban	Loan #4	Cut-off Date Balance:	$53,600,000
3535 and 3545 Factoria Boulevard Southeast	Sterling Plaza	Cut-off Date LTV:	67.5%
Bellevue, WA 98006		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.0%

A-3-28

Office – Suburban	Loan #4	Cut-off Date Balance:	$53,600,000
3535 and 3545 Factoria Boulevard Southeast	Sterling Plaza	Cut-off Date LTV:	67.5%
Bellevue, WA 98006		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.0%

## PLAZA 1

| Floor | Tenant | SF | Expiration |
|---|---|---|---|
| 6 | Pulte Homes Of Washington, Inc. | 11,732 SF | 4/2026 |
| 6 | LG Electronics U.S.A., Inc. | 3,845 SF | 6/2028 |
| 6 | Amdocs, Inc. | 7,362 SF | 11/2029 |
| 5 | Vacant | 5,573 SF | |
| 5 | Vacant | 4,625 SF | |
| 5 | RH2 Engineering, Inc. | 4,862 SF | 5/2029 |
| 5 | Tecplot, Inc. | 3,575 SF | 4/2030 |
| 5 | Vacant | 4,240 SF | |
| 4 | Ericsson Inc. | 11,029 SF | 5/2033 |
| 4 | Strategic Wealth Designers LLC | 4,064 SF | 1/2033 |
| 4 | Kibun Foods (U.S.A.), Inc. | 3,681 SF | 4/2033 |
| 4 | Nexxen Group | 4,311 SF | 7/2029 |
| 3 | Ericsson Inc. | 10,977 SF | 5/2033 |
| 3 | Ericsson Inc. | 11,429 SF | 5/2033 |
| 2 | Synology America Corp. | 20,962 SF | 7/2030 |
| 2 | Milestone Technologies | 2,354 SF | 10/2028 |
| 1 | RecordPoint Software USA LLC | 4,993 SF | 6/2027 |
| 1 | R.L. Evans Company, Inc. | 1,825 SF | 7/2030 |
| 1 | Vacant | 1,307 SF | |
| 1 | Renal Treatment Centers-West, Inc. | 9,915 SF | 12/2029 |

## PLAZA 2

| Floor | Tenant | SF | Expiration |
|---|---|---|---|
| 5 | Expeditors International of Washington, Inc. | 19,375 SF | 6/2028 |
| 4 | Expeditors International of Washington, Inc. | 21,192 SF | 6/2028 |
| 3 | Expeditors International of Washington, Inc. | 21,233 SF | 6/2028 |
| 2 | Casne Engineering, Inc. | 18,998 SF | 3/2029 |
| 1 | iSHIP, INC. | 16,174 SF | 6/2029 |

Vacant | 2026 – 2027 | 2028 – 2029 | 2030 – 2031 | 2032+

A-3-29

Office – Suburban	Loan #4	Cut-off Date Balance:	$53,600,000
3535 and 3545 Factoria Boulevard Southeast	Sterling Plaza	Cut-off Date LTV:	67.5%
Bellevue, WA 98006		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.0%

Sterling Plaza
3535 and 3545 Factoria Boulevard Southeast
Bellevue, WA 98006
BELLEVUE
KING COUNTY
Wilburton
West Bellevue
Beaux Arts
Mercer Island
Lake Washington
Newport Shores
Factoria
Eastgate
Somerset
Lake Heights
Newport
Newcastle
Lake Hills
Seattle 7 miles
Sea-Tac Intl. Airport 12 miles
DOWNTOWN BELLEVUE
Bellevue Square
Bellevue Place
Hyatt Regency
Bellevue Library
Meydenbauer Center
The Shops At The Bravern
Skyline Tower
Overlake Medical Ctr.
Kaiser Permanente Bellevue Medical Ctr.
Safeway Corp. Office
REI
Wilburton Village
Bellevue Plaza
Hilton Bellevue
BELLE-VIEW OFFICE PARK
BELLEFIELD OFFICE PARK
Bellevue Botanical Garden
Wilburton Hill Park
Glendale Country Club
International School
Sammamish High School
Bellevue High School
Kelsey Creek Park
Bannerwood Ballfield Park
SUNSET HILLS MEMORIAL PARK
Mercer Slough Nature Park
General Microsystems Incorporated
Sunset Corporate Campus
Bellevue College
Samsung Electronics
I-90/BELLEVUE BUSINESS PARK
Microsoft Advanta
Infosys Limited
Crestwood Corporation Plaza
Eastgate Plaza
The Marketplace at Factoria
Newport High School
Lake Heights Park
Coal Creek Park
Newcastle Beach Park
Eastgate Park
Robinswood Community Park
Lake Hills Greenbelt Park
Phantom Lake
Larson Lake
Chism Beach Park
Downtown Park
Meydenbauer Bay
Bellevue Crossroads Par 3 Golf
Crossroads Bellevue
LINK LIGHT RAIL LINE 2
NE 12th St
NE 8th St
NE 4th St
Main St
SE 8th St
SE 16th St
SE 22nd St
SE 24th St
SE 26th St
SE 29th St
SE 32nd St
SE 36th St
SE 38th St
35th Pl SE
SE Newport Way
SE 60th St
SE 69th St
Bel-Red Rd
Lake Hills Corridor Rd
Lake Hills Blvd
Lake Washington Blvd
Coal Creek Pkwy
Forest Dr SE
Factoria Blvd
Richards Rd
Kamber Rd
405
90
SEATTLE
BELLEVUE
Shoreline
Kenmore
Kirkland
Redmond
Sammamish
Issaquah
Medina
Mercer Island
Newcastle
Renton
Tukwila
Burien
Sea-Tac
White Center
Puget Sound

A-3-30

Mortgage Loan No. 4 – Sterling Plaza
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
				Location:	Bellevue, WA 98006
Original Balance:	$53,600,000			General Property Type:	Office
Cut-off Date Balance:	$53,600,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	7.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1989, 2000/2022, 2024
Borrower Sponsor:	Sterling Realty Organization Co.			Size:	229,633 SF
Guarantor:	Sterling Realty Organization Co.			Cut-off Date Balance per SF:	$233
Mortgage Rate:	6.4920%			Maturity Date Balance per SF:	$233
Note Date:	10/3/2025			Property Manager:	Sterling Realty Organization Co.
Maturity Date:	11/1/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$6,960,694
IO Period:	60 months			UW NCF:	$6,329,203
Seasoning:	0 months			UW NOI Debt Yield:	13.0%
Prepayment Provisions:	L(24),YM1(29),O(7)			UW NCF Debt Yield:	11.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	13.0%
Additional Debt Type:	NAP			UW NCF DSCR:	1.79x
Additional Debt Balance:	NAP			Most Recent NOI:	$7,435,781 (6/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$6,883,456 (12/31/2024)
				3rd Most Recent NOI:	$6,472,009 (12/31/2023)
Reserves(1)				Most Recent Occupancy:	93.1% (8/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.6% (12/31/2024)
RE Taxes:	$0	$38,113	NAP	3rd Most Recent Occupancy:	94.7% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(2):	$79,400,000 (8/20/2025)
Replacement Reserve:	$0	$4,784	NAP	Appraised Value PSF(2):	$346
TI/LC Reserve:	$1,750,000	$47,840	NAP	Cut-off Date LTV Ratio(2):	67.5%
Landlord Obligation Reserve:	$433,551	$0	NAP	Maturity Date LTV Ratio(2):	67.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$53,600,000	100.0%	Loan Payoff:	$39,681,608	74.0%
			Return of Equity:	$10,065,097	18.8%
			Upfront Reserves:	$2,183,551	4.1%
			Closing Costs:	$1,669,745	3.1%
Total Sources:	$53,600,000	100.0%	Total Uses:	$53,600,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion.
(2)	The Appraised Value shown is a “hypothetical - excluding release area" value of $79,400,000, assuming a pre-identified release parcel has been released. See “Partial Release” below. The appraisal also concluded to an “as-is” value for the Sterling Plaza Property (as defined below) of $80,800,000 as of August 20, 2025. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio and Appraised Value PSF based on the “as-is” value is 66.3%, 66.3%, and $352 PSF respectively.

The Mortgage Loan. The fourth largest mortgage loan (the “Sterling Plaza Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $53,600,000 and secured by a first priority mortgage encumbering the fee interest in a 229,633 SF Class A office campus located in Bellevue, Washington (the “Sterling Plaza Property”).

The Borrower and the Borrower Sponsor. The borrower is Sterling Plaza Office LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor and non-recourse carveout guarantor is Sterling Realty Organization Co.

Sterling Realty Organization Co. is a Seattle-based real estate investment firm. Originally founded in 1911 as an entertainment company, Sterling Realty Organization Co. transitioned during the 1980's and 1990's to focus exclusively on commercial real estate. The firm is now a multi-generational family business with active involvement from third, fourth and fifth-generation members. Sterling Realty Organization Co.’s portfolio includes approximately 2.3 million SF of commercial real estate, primarily concentrated on Seattle's Eastside. The firm specializes in long-term ownership and community-focused development across retail, office, industrial and mixed-use assets.

The Property. The Sterling Plaza Property is situated on 7.52 acres and is comprised of two office buildings constructed in 1989 and 2000 by the borrower sponsor. The office buildings are adjacent to each other and include Sterling Plaza I, which was built by the borrower sponsor in 1989 and totals 132,661 SF across six floors, and Sterling Plaza II, which was built by the borrower sponsor in 2000 and totals 96,972 SF across five floors. The Sterling Plaza Property includes 780 surface and underground parking spaces (3.4 spaces per 1,000 SF). The Sterling Plaza Property is occupied by a diverse tenant roster across an array of industries including supply chain logistics, telecommunications, hardware and semiconductors, and engineering. The Sterling Plaza Property has achieved an average occupancy of 95.0% since 2012. The Sterling Plaza Property was 93.1% occupied by 17 tenants as of August 1, 2025.

A-3-31

Office – Suburban	Loan #4	Cut-off Date Balance:	$53,600,000
3535 and 3545 Factoria Boulevard Southeast	Sterling Plaza	Cut-off Date LTV:	67.5%
Bellevue, WA 98006		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.0%

Since 2019, the borrower sponsor has invested more than $6.4 million into the Sterling Plaza Property, including common area renovations at Sterling Plaza I and the addition of a fitness center and a renovated lobby at Sterling Plaza II. Since 2023, the borrower sponsor has executed 117,805 SF of new leases (51.3% of NRA) and 61,289 SF of lease renewals (26.7% of NRA). The Sterling Plaza Property serves as the headquarters location for four of the five largest tenants. Outside of the top five tenants, no tenant contributes more than 5.1% of NRA or 6.3% of UW Rent.

Major Tenants.

Expeditors International of Washington, Inc. (61,800 SF, 26.9% of NRA, 29.5% of UW Rent). Founded in 1979, Expeditors International of Washington, Inc. (“Expeditors”) is a Fortune 500 global logistics services company that manages and optimizes supply chains for businesses worldwide. Expeditors has a global network of 346 locations in 101 countries and more than 18,000 employees. Expeditors provides services including consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions. The Sterling Plaza Property serves as the headquarters location for Expeditors. Expeditors signed its lease at the Sterling Plaza Property in 2022, with a lease expiration date of June 30, 2028, and two 5-year renewal options. Expeditors received a tenant improvement allowance of approximately $2.5 million ($40 PSF). Expeditors currently pays rent of $36.07, with 3.0% annual increases.

Ericsson Inc. (33,435 SF, 14.6% of NRA, 15.7% of UW Rent). Ericsson, Inc. (NASDAQ: ERIC) (BBB-/Ba1/BBB- by Fitch/Moody’s/S&P) is a subsidiary of the Swedish company Telefonaktiebolaget LM Ericsson, which was founded in 1876 and is headquartered in Stockholm, Sweden. Ericsson Inc. has approximately 100,000 employees worldwide, including over 7,000 employees in the United States, spread across over 30 locations. Ericsson Inc. designs, manufactures and sells telecommunications equipment, software and services, providing the infrastructure for mobile and fixed networks for operators and enterprises. Ericsson Inc. has been a tenant at the Sterling Plaza Property since 2017 and relocated from Sterling Plaza II to Sterling Plaza I in phases beginning in 2023. The tenant has a lease expiration date of May 31, 2033, with one 5-year renewal option. Ericsson Inc. currently pays rent of $35.54, with 3.0% annual increases. Ericsson Inc. has a one-time right to terminate its lease effective as of June 30, 2030, with 12 months prior notice and payment of unamortized leasing costs (estimated to be $769,132). Ericsson Inc. received a tenant improvement allowance of approximately $1.1 million ($33 PSF). Additionally, Ericsson Inc. reportedly invested approximately $8 million of its own capital to build out its space at Sterling Plaza I.

Synology America Corp. (20,962 SF, 9.1% of NRA, 8.6% of UW Rent). Synology America Corp. (“Synology”) is a subsidiary of the global company Synology Inc. Founded in 2000, Synology Inc. develops hardware and software for intelligent data management, offering network attached storage devices, surveillance systems, and networking equipment to store, protect, back up, and share data, acting as a private cloud for both home users and businesses. Synology has over thirteen million installations, thousands of channel partners, and six branches across the globe. The company is headquartered in Taiwan, and the Sterling Plaza Property serves as Synology Inc.’s America headquarters. Synology serves over 260,000 business customers globally, spanning high-demand industries such as semiconductors, finance, manufacturing, aerospace and defense. More than half of Fortune 500 companies rely on Synology solutions for their daily operations. Synology has been at the Sterling Plaza Property since 2015. In May 2025, Synology renewed its lease until July 31, 2030 and it has a 5-year renewal option remaining. Synology received a tenant improvement allowance of approximately $419,240 ($20 PSF) and has reportedly invested an additional approximately $40 PSF in its space. Synology currently pays rent of $31.00 with 3.0% annual increases.

The following table presents certain information relating to the tenancy at the Sterling Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Expeditors International of Washington, Inc.	NR/NR/NR	61,800	26.9%	$2,296,038	29.5%	$37.15	6/30/2028	2 x 5yr	N
Ericsson Inc.	BBB-/Ba1/BBB-	33,435	14.6%	$1,224,055	15.7%	$36.61	5/31/2033	1 x 5yr	Y(3)
Synology America Corp.	NR/NR/NR	20,962	9.1%	$669,317	8.6%	$31.93	7/31/2030	1 x 5yr	N
Casne Engineering, Inc.	NR/NR/NR	18,998	8.3%	$788,417	10.1%	$41.50	3/31/2029	1 x 5yr	N
iSHIP, INC.	NR/A2/A	16,174	7.0%	$531,929	6.8%	$32.89	6/30/2029	1 x 5yr	N
Major Tenants Subtotal/Wtd. Avg.		151,369	65.9%	$5,509,756	70.9%	$36.40
Other Tenants		62,519	27.2%	$2,263,518	29.1%	$36.21
Occupied Subtotal/Wtd. Avg.		213,888	93.1%	$7,773,274	100.0%	$36.34

Vacant Space		15,745	6.9%
Total/Wtd. Avg.		229,633	100.0%

(1)	Information is based on the underwritten rent roll dated August 1, 2025.
(2)	Credit Ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Ericsson Inc. has a one-time right to terminate its lease effective as of June 30, 2030, with 12 months prior notice and payment of unamortized leasing costs (estimated to be $769,132).

A-3-32

Office – Suburban	Loan #4	Cut-off Date Balance:	$53,600,000
3535 and 3545 Factoria Boulevard Southeast	Sterling Plaza	Cut-off Date LTV:	67.5%
Bellevue, WA 98006		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.0%

The following table presents certain information relating to the lease rollover schedule at the Sterling Plaza Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025(2)	1	0	0.0%	0.0%	$12,006	0.2%	0.2%	$0.00
2026	1	11,732	5.1%	5.1%	$486,878	6.3%	6.4%	$41.50
2027(3)	2	4,993	2.2%	7.3%	$240,984	3.1%	9.5%	$48.26
2028	3	67,999	29.6%	36.9%	$2,517,623	32.4%	41.9%	$37.02
2029	6	61,622	26.8%	63.7%	$2,167,023	27.9%	69.8%	$35.17
2030(4)	3	26,362	11.5%	75.2%	$849,220	10.9%	80.7%	$32.21
2031	0	0	0.0%	75.2%	$0	0.0%	80.7%	$0.00
2032	0	0	0.0%	75.2%	$0	0.0%	80.7%	$0.00
2033	3	41,180	17.9%	93.1%	$1,499,541	19.3%	100.0%	$36.41
2034	0	0	0.0%	93.1%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	93.1%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	93.1%	$0	0.0%	100.0%	$0.00
Vacant	0	15,745	6.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(5)	19	229,633	100.0%		$7,773,274	100.0%		$36.34

(1)	Information is based on the underwritten rent roll dated August 1, 2025 and includes rent steps through September 1, 2026.
(2)	Includes an antenna lease with Verizon that has no SF associated. The Verizon lease has been in place since 1997.
(3)	Includes an antenna lease with T-Mobile that has no SF associated. The T-Mobile lease has been in place since 2002.
(4)	The Sterling Plaza Mortgage Loan has a maturity date of November 1, 2030.
(5)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Sterling Plaza Property is located in Bellevue, Washington and is part of the Seattle office market and the I-90 corridor submarket. Situated at the junction of I-90 and I-405, the Sterling Plaza Property has access to both freeways, allowing for greater accessibility to the region. The Sterling Plaza Property is located approximately 3.8 miles from Downtown Bellevue, approximately 9.1 miles from Downtown Seattle and 14.6 miles from the Sea-Tac Airport. The Sterling Plaza Property is located in Bellevue, which is part of the Seattle-Tacoma-Bellevue MSA (“Seattle MSA”). The 2024 population of the Seattle MSA is 4,176,271 and has grown at an annual rate of 1.40% since 2010.

Seattle boasts headquarters for 17 Fortune 500 companies, including Amazon, Costco, Microsoft and Starbucks. The region remains one of the most important cargo hubs in the nation, with access to railways, major interstates and SeaTac International Airport. Bellevue is referred to as the hub of the “Eastside” and is considered a desirable place to both live and work, due to its proximity to Seattle and Microsoft. The Sterling Plaza Property is located in the I-90 corridor submarket of the Eastside market area. According to the appraisal, as of the first quarter of 2025, the I-90 corridor office submarket has an inventory of approximately 7.6 million SF, with a vacancy of 38.3% and average asking rental rate of $45.52 PSF. The high vacancy in the I-90 corridor office submarket is driven by T-Mobile and Microsoft vacating their existing office space of approximately 673,000 SF in the aggregate starting in 2023 and relocating to their built-to-suit office campuses.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Sterling Plaza Property was 12,382, 112,405 and 235,212, respectively. The estimated 2024 average household income within the same radii was $272,944, $260,575 and $259,448, respectively.

A-3-33

Office – Suburban	Loan #4	Cut-off Date Balance:	$53,600,000
3535 and 3545 Factoria Boulevard Southeast	Sterling Plaza	Cut-off Date LTV:	67.5%
Bellevue, WA 98006		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.0%

The following table presents certain information relating to comparable office leases with respect to the Sterling Plaza Property:

Summary of Comparable Office Leases
Property / Location	Year Built/ Renovated	NRA (SF)	Distance to Subject	Tenant Name	Lease Start Date	Term (years)	Tenant Size (SF)	Base Rent PSF	TI PSF/Annual Rent increases/Free Rent
Sterling Plaza Bellevue, WA	1989, 2000/ 2022, 2024	229,633(1)	-	Expeditors(1) Ericsson Inc.(1)(2)	Mar-23(1) Feb-23(1)(2)	5.0(1) 10.0(1)	61,800(1) 33,435(1)	$37.15(1) $36.61(1)	$40.00/3.0%/3 mos. $33.00/3.0%/3-4 mos.
Kenyon Center Bellevue, WA	1986/NAP	94,860	2.6 miles	Great American Insurance	Jan-25	6.2	11,963	$28.93	$0.00/N/A/0 mos.
90 North Bellevue, WA	1983/NAP	246,703	2.8 miles	Flexport Cellco	Jan-25 May-24	4.9 5.5	31,398 32,682	$29.50 $29.00	$0.00/$2.00/8 mos. $0.00/$1.50/12 mos.
Commons on 90 Bellevue, WA	1988/NAP	142,156	2.4 miles	Tri Pointe Homes WA Siemens Building Technologies USA Zenoti	Mar-24 Feb-24 Jan-23	7.0 5.0 3.3	25,115 10,572 12,232	$29.00 $33.00 $35.00	$21.00/$1.00/0 mos. $15.00/$1.00/1 mos. $0.00/3.0%/3 mos.
Eastgate Office Park Bellevue, WA	1985/NAP	279,865	2.7 miles	PCL Construction Enterprises Wizards of the Coast	Jan-25 Apr-21	8.7 5.3	20,471 32,344	$29.50 $32.25	$110.00/3.0%/8 mos. $20.00/$1.00/4 mos.
Sunset Corporate Campus Bellevue, WA	1992/NAP	307,715	1.5 miles	TRC Environmental Corp. Smacna-Western Washington SeaTec Consulting	Apr-24 Jul-23 Jul-22	7.3 3.2 3.2	1,681 2,293 1,832	$31.50 $33.50 $34.00	$73.00/3.0%/4 mos. $19.50/$1.00/2 mos. $50.00/3.0%/2 mos.
Sunset North Bellevue, WA	1999/NAP	464,062	1.6 miles	Tri-Marine International ProbablyMonsters	Jan-23 Apr-22	6.8 3.1	5,704 57,911	$36.00 $35.00	$11.00/3.0%/2 mos. $0.00/Flat/1 mos.
Crestwood Corporate Plaza Bellevue, WA	2001/NAP	73,653	1.4 miles	Fresh Consulting Statsig	Aug-25 Apr-23	7.8 2.5	39,135 20,750	$28.00 $35.00	$0.00/3.0%/10 mos. $25.00/$1.00/0 mos.
Newport Corporate Center Bellevue, WA	1988/NAP	996,816	0.4 miles	Lifecenter Northwest UW Physicians	Sep-25 Jun-23	5.0 10.0	20,413 10,888	$30.00 $29.25	$20.00/$1.00/4 mos. $15.00/$1.00/0 mos.

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll dated August 1, 2025.
(2)	Ericsson Inc. has been a tenant at the Sterling Plaza Property since 2017 and relocated from Sterling Plaza II to Sterling Plaza I in phases beginning in 2023.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Sterling Plaza Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Months)	Rent Increase Projection
< 10,000 SF - Sterling Plaza I	$33.00	65	3.0% per annum
Office Space - Sterling Plaza I	$33.00	91	3.0% per annum
Office Space - Sterling Plaza II	$35.00	130	3.0% per annum

Appraisal. The underwritten appraised value is a “hypothetical - excluding release area” value of $79,400,000, assuming a pre-identified release parcel has been released. The appraisal also concluded to an “as-is” value for the Sterling Plaza Property of $80,800,000 as of August 20, 2025. See “Partial Release” below.

Environmental Matters. According to the Phase I environmental site assessment dated August 25, 2025, there are no recognized environmental conditions at the Sterling Plaza Property.

A-3-34

Office – Suburban	Loan #4	Cut-off Date Balance:	$53,600,000
3535 and 3545 Factoria Boulevard Southeast	Sterling Plaza	Cut-off Date LTV:	67.5%
Bellevue, WA 98006		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Sterling Plaza Property:

Cash Flow Analysis
	2021	2022	2023	2024	6/30/2025 TTM		UW		UW PSF
Gross Potential Rent(1)	$7,511,026	$7,945,360	$7,551,685	$7,770,820	$7,957,204		$8,292,859		$36.11
Expense Reimbursements	$398,280	$860,426	$1,626,169	$2,172,910	$2,487,314		$2,599,661		$11.32
Net Rental Income	$7,909,306	$8,805,786	$9,177,854	$9,943,730	$10,444,518		$10,892,520		$47.43
Parking Income	$0	$0	$70,520	$95,960	$103,603		$111,744		$0.49
Other Income(2)	$11,767	$13,152	$11,618	$14,870	$16,936		$16,936		$0.07
(Vacancy & Credit Loss)	$0	$0	$0	$0	$0		($1,179,658)		($5.14)
Effective Gross Income	$7,921,073	$8,818,938	$9,259,992	$10,054,560	$10,565,057		$9,841,542		$42.86

Real Estate Taxes	$726,525	$675,175	$604,892	$693,561	$568,058		$440,681		$1.92
Insurance	$103,861	$108,407	$196,018	$197,688	$204,563		$210,867		$0.92
Other Operating Expenses	$1,774,841	$2,003,690	$1,987,073	$2,279,855	$2,356,655		$2,229,299		$9.71
Total Operating Expenses	$2,605,226	$2,787,272	$2,787,983	$3,171,104	$3,129,277		$2,880,847		$12.55

Net Operating Income	$5,315,847	$6,031,666	$6,472,009	$6,883,456	$7,435,781		$6,960,694		$30.31
Replacement Reserves	$0	$0	$0	$0	$0		$57,408		$0.25
TI/LC	$0	$0	$0	$0	$0		$574,083		$2.50
Net Cash Flow	$5,315,847	$6,031,666	$6,472,009	$6,883,456	$7,435,781		$6,329,203		$27.56

Occupancy %	95.0%	97.1%	94.7%	97.6%	93.1%	(3)	85.8%	(4)
NOI DSCR	1.51x	1.71x	1.83x	1.95x	2.11x		1.97x
NCF DSCR	1.51x	1.71x	1.83x	1.95x	2.11x		1.79x
NOI Debt Yield	9.9%	11.3%	12.1%	12.8%	13.9%		13.0%
NCF Debt Yield	9.9%	11.3%	12.1%	12.8%	13.9%		11.8%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated August 1, 2025 and includes rent steps through September 1, 2026.
(2)	Other Income includes tenant services and miscellaneous income.
(3)	Represents occupancy based on the underwritten rent roll as of August 1, 2025.
(4)	Represents economic occupancy.

Escrows and Reserves.

RE Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $38,113.

Insurance – The borrower will be required to make monthly deposits into an insurance reserve in an amount equal to 1/12th of the estimated annual insurance premiums; provided that for so long as an acceptable blanket policy is in place (which was the case at origination), such deposits will be waived.

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $4,784 for replacement reserves.

TI/LC Reserve – At origination, the borrower deposited $1,750,000 for general tenant improvement and leasing commission (“TI/LC”) reserves and on a monthly basis, the borrower is required to deposit approximately $47,840 into the TI/LC reserve account.

Landlord Obligations Reserve - At origination, the borrower deposited $433,551 for landlord outstanding obligations relating to tenant improvements for Synology ($411,259) and Milestone ($22,292).

Lockbox and Cash Management. The Sterling Plaza Mortgage Loan documents require a hard lockbox with springing cash management. All rents from the Sterling Plaza Property are required to be deposited directly into the lockbox account by tenants and, so long as a Cash Sweep Period (as defined below) is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Cash Sweep Period, the borrower will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the Sterling Plaza Mortgage Loan documents. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the Sterling Plaza Mortgage Loan; provided that if no event of default is continuing, excess cash will be disbursed at the direction of the borrower for operating expenses that are consistent with the annual budget, as well as those operating expenses and extraordinary expenses otherwise approved by the lender.

A “Cash Sweep Period” means (i) a period commencing upon the net cash flow debt service coverage ratio falling below 1.25x, tested quarterly, and ending when the net cash flow debt service coverage ratio is equal to or greater than 1.25x, tested quarterly, for two consecutive calendar quarters or (ii)

A-3-35

Office – Suburban	Loan #4	Cut-off Date Balance:	$53,600,000
3535 and 3545 Factoria Boulevard Southeast	Sterling Plaza	Cut-off Date LTV:	67.5%
Bellevue, WA 98006		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.0%

a period commencing upon the occurrence of a Major Tenant Trigger Event (as defined below) and ending when such Major Tenant Trigger Event ends; provided, however, that a Cash Sweep period cannot be cured if an event of default is continuing.

A “Major Tenant Trigger Event” will occur when:

(i)	a Major Tenant (as defined below) avails itself of any law relating to bankruptcy or insolvency until (x) such Major Tenant or lease guarantor (as applicable) has assumed the lease without alteration of any material terms of the lease, and any applicable bankruptcy court has affirmed such assumption (and, as applicable, the obligations under such lease guaranty remain unaltered from the date such bankruptcy action was filed), and (y) such Major Tenant continuously operates its business at the Sterling Plaza Property for a period of no less than 45 consecutive days and is paying full rent as is required under the applicable lease;
(ii)	a Major Tenant goes dark, gives notice of intent to go dark, vacates or otherwise ceases to operate at the Sterling Plaza Property until (x) the applicable Major Tenant (or a replacement tenant acceptable to the lender for the entirety of the premises leased by the Major Tenant) continuously operates its business at the Sterling Plaza Property for a period of no less than 45 consecutive days and (y) is paying full rent as is required under the applicable lease, and (z) if applicable, rescinds in writing any notice of its intent to go dark, vacate or cease operations;
(iii)	a Major Tenant gives notice that it will not be renewing its lease in accordance with its terms or a Major Tenant fails to renew and/or extend its lease on or before the date that is one year prior to the date required for renewal and/or extension under the applicable lease until (x) the applicable Major Tenant renews and/or extends the applicable lease pursuant to the terms thereof, or (y) a replacement tenant acceptable to the lender has entered into a lease for the entirety of the premises on terms reasonably acceptable to lender; or
(iv)	a Major Tenant is in monetary default under its lease until the applicable Major Tenant has cured all payment defaults (including, but not limited to the payment of any late fees or other sums due in connection with such default) to the reasonable satisfaction of the lender.

A “Major Tenant” means Expeditors International of Washington, Inc., Ericsson, Inc., or Synology America Corp., any guarantor of any Major Tenant, together with any permitted successor and/or assign of any of the foregoing.

Partial Release. The borrower is permitted to obtain the free release of a non-income producing, 20,856 SF segment of the Sterling Plaza Property that contains approximately 60 surface parking spaces (the “Release Parcel”) in connection with the transfer of the Release Parcel to an affiliate of the borrower, upon satisfaction of certain conditions, including: (i) no event of default is continuing, (ii) delivery by the borrower of a certification that the transfer will not have a material adverse effect, (iii) delivery by the borrower of evidence acceptable to lender that, immediately after giving effect to the release of the Release Parcel, the remaining collateral will (a) comply in all respects with all applicable legal requirements, including, without limitation, all applicable zoning and building laws, rules, ordinances and regulations, (b) constitute one or more separate tax lots, (c) be legally subdivided and (d) be serviced by adequate parking and access; (iv) payment of all lender's costs and expenses in connection with the release, and (v) satisfaction of customary REMIC requirements.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a six-month extended period of indemnity, in each case that covers perils and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-36

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$36,500,000
8594 East 116th Street	The Depot at Nickel Plate	Cut-off Date LTV:	61.4%
Fishers, IN 46038		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	8.6%

A-3-37

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$36,500,000
8594 East 116th Street	The Depot at Nickel Plate	Cut-off Date LTV:	61.4%
Fishers, IN 46038		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	8.6%

The Depot at Nickel Plate
8594 East 116th Street
Fishers, IN 46038
Noblesville
Westfield
Carmel
Fishers
INDIANAPOLIS
Lawrence
McCordsville
Allisonville
HAMILTON COUNTY
MARION COUNTY
HANCOCK COUNTY
Fox Prairie GC
Pebble Brook GC
Bridgewater Club
Riverplace Centre
Noblesville Square
Riverview Health
Town & Country Shopping Ctr.
Sheridan Rd
N. 107th St
Westfield Rd
Gray Rd
Hazel Dell Rd
River Rd
Allisonville Rd
White River
E. 146th St
E. 141st St
E. 131st St
E. 126th St
E. 116th St
E. 106th St
E. 104th St
E. 96th St
E. Main St
E. 75th St
E. 62nd St
Promise Rd
Ruoff Music Center
GE Ambassador Medical
Hamilton Town Center
The Arena at Innovation Mile
Ascension St. Vincent Fishers
IU Health Fishers
The Shoppes at 141st Street
Connor Prairie
Prairie View GC
Plum Creek CC
River Glen CC
Brookshire GC
Fishers Crossing
Fishers Station
Thomas A. Weaver Mun. Complex
DOWNTOWN FISHERS
Fishers Landing
Village Square
Fishers District Shopping Center
Fishers Event Center
Sandstone Commons
Ironwood GC
The Hawthorns Golf & CC
Gray Eagle GC
Towne Center of Geist
Village at Geist
Hazel Dell Pkwy
Indianapolis Metropolitan Airport
Centre North Shopping Center
Indianapolis Pavilions
Geist Reservoir
William Sahm GC
Roche Diagnostics
Castleton Square
Rivers Edge Shopping Center
Castleton Crossing
Community Hospital North
Fall Creek Rd
Oaklandon Rd
N. 600 W.
Pendleton Pike
Old Oakland GC
Dean Rd
Binford Blvd
Hillcrest CC
Fort Harrison State Park
The Fort Golf Resort
Downtown Indianapolis 10 miles
38
32
37
69
465
36
Lebanon
Westfield
Noblesville
Zionsville
Carmel
Fishers
Lawrence
INDIANAPOLIS
Pittsboro
Brownsburg
Speedway
Avon
Danville
Plainfield
Warren Park
Cumberland
Greenfield
Beech Grove
Mooresville
Greenwood
Whiteland
Franklin
Fairland
Shelbyville
Fortville
Whitestown
BOONE COUNTY
HAMILTON COUNTY
MADISON COUNTY
HENDRICKS COUNTY
HANCOCK COUNTY
MARION COUNTY
SHELBY COUNTY
MORGAN COUNTY
JOHNSON COUNTY

A-3-38

Mortgage Loan No. 5 – The Depot at Nickel Plate

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
				Location:	Fishers, IN 46038
Original Balance:	$36,500,000			General Property Type:	Multifamily
Cut-off Date Balance:	$36,500,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	5.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2014/NAP
Borrower Sponsor:	David M. Flaherty			Size:	242 Units
Guarantor:	David M. Flaherty			Cut-off Date Balance per Unit:	$150,826
Mortgage Rate:	6.2400%			Maturity Date Balance per Unit:	$150,826
Note Date:	8/28/2025			Property Manager:	Flaherty & Collins Management, Inc.
Maturity Date:	9/1/2030				(borrower related)
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$3,154,955
Seasoning:	2 months			UW NCF:	$3,094,455
Prepayment Provisions:	L(26),D(28),O(6)			UW NOI Debt Yield:	8.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	8.5%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	8.6%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.34x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$3,071,568 (6/30/2025 TTM)
				2nd Most Recent NOI:	$3,026,370 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$3,003,660 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	97.1% (7/25/2025)
RE Taxes:	$0	$66,470	NAP	2nd Most Recent Occupancy:	95.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	94.0% (12/31/2023)
Deferred Maintenance:	$122,875	$0	NAP	Appraised Value (as of):	$59,400,000 (7/14/2025)
Replacement Reserve:	$5,042	$5,042	NAP	Appraised Value Per Unit:	$245,455
Outstanding Tenant Allowance Reserve:	$78,444	$0	NAP	Cut-off Date LTV Ratio:	61.4%
Pure Green Rent Concession Reserve:	$4,501	$0	NAP	Maturity Date LTV Ratio:	61.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$36,500,000	100.0%	Loan Payoff:	$25,609,883	70.2%
			Return of Equity:	$9,209,662	25.2%
			Closing Costs:	$1,469,594	4.0%
			Reserves:	$210,862	0.6%
Total Sources:	$36,500,000	100.0%	Total Uses:	$36,500,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The fifth largest mortgage loan (“The Depot at Nickel Plate Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $36,500,000 and secured by a first priority fee mortgage encumbering the borrower’s fee interest in a 242-unit multifamily property located in Fishers, Indiana (“The Depot at Nickel Plate Property”).

The Borrower and the Borrower Sponsor. The borrower for The Depot at Nickel Plate Mortgage Loan is Fishers FC1, LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The borrower is wholly owned by Fishers Owners FC, LLC, which is 35.1% owned by the borrower sponsor and non-recourse carve-out guarantor, David M. Flaherty. David M. Flaherty is the co-founder and chairman of Flaherty & Collins Properties, a real estate company that focuses on the development, construction and management of multifamily housing. Headquartered in Indianapolis, Indiana, Flaherty & Collins Properties specializes in both market rate and affordable housing developments, public/private partnerships and mixed-use urban infill developments. Flaherty & Collins Properties currently manages 85 properties and 14,568 multifamily units in nine states.

The Property. The Depot at Nickel Plate Property is comprised of a four-story, 242-unit multifamily building located on 3.14 acres in Fishers, Indiana. Built in 2014, The Depot at Nickel Plate Property features 20 floor plans, with a unit mix including 127 one-bedroom/one-bathroom units, 113 two-bedroom/two-bathroom units and two three-bedroom/three-bathroom units. Eight retail units totaling 17,045 square feet are located on the south side of the building on the first and second floors. Common amenities at The Depot at Nickel Plate Property include a clubhouse, fitness center, yoga studio, lounge, outdoor pool, sun deck, grilling stations, on-site manager and maintenance, package service, bike storage and convenience store. Each unit has a balcony and is equipped with stainless steel appliances, a dishwasher, granite countertops, a washer/dryer and air conditioning. As of July 25, 2025, the multifamily units were 97.1% occupied, and as of August 12, 2025, the retail space was 100.0% occupied. The borrower sponsor developed The Depot at Nickel Plate Property in 2014 and reports a total cost basis of approximately $41.8 million.

A-3-39

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$36,500,000
8594 East 116th Street	The Depot at Nickel Plate	Cut-off Date LTV:	61.4%
Fishers, IN 46038		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	8.6%

A parking garage containing 433 parking spaces is located at the center of The Depot at Nickel Plate Property. The parking garage is owned by the City of Fishers and is not collateral for The Depot at Nickel Plate Mortgage Loan. The Depot at Nickel Plate Property has irrevocable rights to use the garage via a Declaration of Covenants and Easements (the “Declaration”) regardless of any future ownership changes. According to the Declaration, 84 parking spaces are reserved for public use, while the remaining spaces are reserved for use by the tenants of The Depot at Nickel Plate Property. Each residential unit is assigned one free parking space, with additional spaces available to rent for $45.00 per month.

The following table presents detailed information with respect to the units at The Depot at Nickel Plate Property:

Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit	Monthly Wtd. Average Rent PSF
1 BR / 1 BA	127	122	96.1%	800	$1,398	$1.76
2 BR / 2 BA	113	112	99.1%	1,183	$1,793	$1.52
3 BR / 3 BA	2	1	50.0%	2,023	$4,180	$1.82
Total/ Wtd. Average	242	235	97.1%	989	$1,598	$1.64

(1)	Information is based on the underwritten rent roll dated July 25, 2025.

The Market. The Depot at Nickel Plate Property is located in downtown Fishers, Indiana, within the Indianapolis-Carmel-Anderson metropolitan statistical area. The Depot at Nickel Plate Property is located in an area known as the Nickel Plate District, which is a designated statewide cultural district that includes an art amphitheater, restaurants, shops, public use facilities, a trail and a town square plaza connecting to a train station. Interstate 69 is located one half mile east of The Depot at Nickel Plate Property, which links with Interstate 465 approximately 4.5 miles southwest of The Depot at Nickel Plate Property. Interstate 465 is an outer beltway providing circular access around the Indianapolis metropolitan area. Development along the main arterials surrounding The Depot at Nickel Plate Property consists of commercial, public use and professional offices, with residential on secondary roadways. Surrounding commercial developments include centers anchored by Target, IKEA, Kroger, Aldi and Top Golf, all of which are less than two miles from The Depot at Nickel Plate Property.

According to the appraisal, as of the first quarter of 2025, the vacancy rate in the Hamilton County multifamily submarket was approximately 7.6%, with average asking rents of $1,509 per unit, and inventory of approximately 23,043 units. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of The Depot at Nickel Plate Property was 11,893, 65,601 and 176,427, respectively. The 2024 average household income within the same radii was $120,742, $141,383, and $149,441, respectively.

The following table presents certain information relating to multifamily rental properties comparable to The Depot at Nickel Plate Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Unit Mix	Unit Size (SF)	Average Monthly Rent per Unit
The Depot at Nickel Plate(1) 8594 East 116th Street Fishers, IN	2014	242	1 BR / 1 BA 2 BR / 2 BA 3 BR / 3 BA	800 1,183 2,023	$1,398 $1,793 $4,180
Flats at Switch 9 Municipal Drive Fishers, IN	2016	102	Studio 1 BR / 1 BA 2 BR / 2 BA	545 720 1,190	$963 $1,305 $1,728
Nickel Plate Station 11671 Maple Street Fishers, IN	2022	239	Studio 1 BR / 1 BA 2 BR / 2 BA	509 799 1,133	$1,333 $1,637 $2,122
Spark Apartments 8800 North Street Fishers, IN	2018	213	1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	763 1,227 1,609	$1,539 $2,170 $3,404
The Mark at Fishers District 11547 Yard Street Fishers, IN	2020	260	Studio 1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	614 754 1,208 1,536	$1,368 $1,577 $2,085 $2,639
Pullman Pointe 11110 Lantern Road Fishers, IN	2020	190	Studio 1 BR / 1 BA 2 BR / 2 BA	548 794 1,176	$1,366 $1,442 $1,939

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated July 25, 2025, other than Year Built.

A-3-40

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$36,500,000
8594 East 116th Street	The Depot at Nickel Plate	Cut-off Date LTV:	61.4%
Fishers, IN 46038		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	8.6%

The following table presents certain information relating to the appraisal’s market rent conclusions for The Depot at Nickel Plate Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF) (1)	Avg. Monthly Rent per Unit(1)(2)	Avg. Monthly Rent PSF(1)(2)	Avg. Monthly Market Rent per Unit(2)(3)	Avg. Monthly Market Rent PSF(2)(3)
1 BR	127	800	$1,398	$1.76	$1,550	$1.94
2 BR	113	1,183	$1,793	$1.52	$1,969	$1.66
3 BR	2	2,023	$4,180	$1.82	$4,365	$1.90
Total/ Wtd. Average	242	989	$1,598	$1.64	$1,761	$1.81

(1)	Based on the underwritten rent roll dated July 25, 2025.
(2)	Calculated based on occupied units only.
(3)	Based on the appraisal.

Appraisal. The appraisal concluded to an “as-is” value for The Depot at Nickel Plate Property of $59,400,000 as of July 14, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated July 18, 2025, there was no evidence of any recognized environmental conditions at The Depot at Nickel Plate Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Depot at Nickel Plate Property:

Cash Flow Analysis
	2022	2023	2024	TTM 6/30/2025		UW		UW per Unit
Gross Potential Rent(1)	$4,228,205	$4,606,185	$4,675,151	$4,723,502		$4,723,612		$19,519
Retail Income	$452,039	$450,753	$453,758	$442,996		$482,569		$1,994
Bad Debt/Concessions	($6,726)	($11,252)	($2,460)	($5,455)		$0		$0
Other Income(2)	$545,746	$460,194	$480,447	$520,445		$520,445		$2,151
Vacancy & Credit Loss	($162,075)	($346,205)	($288,817)	($321,123)		($260,309)		($1,076)
Effective Gross Income	$5,057,189	$5,159,675	$5,318,080	$5,360,365		$5,466,318		$22,588

Real Estate Taxes	$762,986	$784,953	$796,186	$738,720		$765,277		$3,162
Insurance	$109,070	$121,525	$151,510	$164,531		$171,042		$707
Other Expenses	$1,246,736	$1,249,537	$1,344,013	$1,385,546		$1,375,045		$5,682
Total Expenses	$2,118,792	$2,156,015	$2,291,710	$2,288,797		$2,311,363		$9,551

Net Operating Income	$2,938,397	$3,003,660	$3,026,370	$3,071,568		$3,154,955		$13,037
Capital Expenditures	$0	$0	$0	$0		$60,500		$250
Net Cash Flow	$2,938,397	$3,003,660	$3,026,370	$3,071,568		$3,094,455		$12,787

Occupancy %	96.0%	94.0%	95.0%	97.1%	(3)	95.0%	(3)
NOI DSCR	1.27x	1.30x	1.31x	1.33x		1.37x
NCF DSCR	1.27x	1.30x	1.31x	1.33x		1.34x
NOI Debt Yield	8.1%	8.2%	8.3%	8.4%		8.6%
NCF Debt Yield	8.1%	8.2%	8.3%	8.4%		8.5%

(1)	UW Gross Potential Rent has been underwritten based on the contractual rent in place based on the underwritten rent roll dated July 25, 2025.
(2)	Other Income includes utility reimbursement, parking income, cable/internet income, administrative fees, pet fees, late fees and miscellaneous fees.
(3)	TTM 6/30/2025 Occupancy % is the current in-place occupancy based on the underwritten rent roll dated as of July 25, 2025. UW Occupancy % is the underwritten economic occupancy.

Escrows and Reserves.

Real Estate Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to approximately $66,470).

Insurance Escrows – The borrower will not be required to make a monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) a blanket insurance policy satisfying the requirements of The Depot at Nickel Plate Mortgage Loan documents is maintained by the borrower, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policy.

Replacement Reserve – On the origination date, the borrower was required to make an upfront deposit of approximately $5,042, and on a monthly basis, the borrower is required to deposit approximately $5,042 into a reserve for capital expenditures.

A-3-41

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$36,500,000
8594 East 116th Street	The Depot at Nickel Plate	Cut-off Date LTV:	61.4%
Fishers, IN 46038		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	8.6%

Deferred Maintenance Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $122,875 into a reserve for required repairs at The Depot at Nickel Plate Property.

Outstanding Tenant Allowance Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $78,444 for outstanding tenant allowances for the retail tenants Kanoon Restaurant and Pure Green.

Pure Green Rent Concession Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $4,501 for two months of gap rent for the retail tenant Pure Green.

Lockbox / Cash Management. The Depot at Nickel Plate Mortgage Loan is structured with a springing lockbox and springing cash management. Following the occurrence of a Cash Sweep Period (as defined below), the borrower is required to establish and maintain a lockbox account for the benefit of the lender. The borrower is required to deposit, or cause to be deposited, all rents actually received by the borrower or property manager into the lockbox account within one business day of receipt and to deliver tenant direction letters to the commercial tenants at The Depot at Nickel Plate Property directing such tenants to pay rents directly into the lockbox account. During the continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be transferred on each business day to a cash management account controlled by the lender and applied and disbursed in accordance with The Depot at Nickel Plate Mortgage Loan documents, with any excess cash held by the lender as additional collateral for The Depot at Nickel Plate Mortgage Loan.

A “Cash Sweep Period” will commence upon the earlier of the following:

(v)	an event of default;
(vi)	any bankruptcy action of the borrower or property manager; or
(vii)	the trailing three-month debt service coverage ratio falling below 1.15x.

A Cash Sweep Period will end upon the occurrence of the following:

●	with respect to clause (i) above, the cure of such event of default;
●	with respect to clause (ii) above, the borrower replaces the property manager with a qualified manager within 60 days of such bankruptcy action (in no event will the borrower have the right to cure a Cash Sweep Period caused by a bankruptcy action of the borrower); or
●	with respect to clause (iii) above, upon the trailing three-month debt service coverage ratio being at least 1.15x for two consecutive calendar quarters.

Terrorism Insurance.  The Depot at Nickel Plate Mortgage Loan documents require that the borrower obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to the full replacement cost of The Depot at Nickel Plate Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-42

Mixed Use - Office/Retail	Loan #6	Cut-off Date Balance:	$35,300,000
Various	West Gramercy Portfolio	Cut-off Date LTV:	55.4%
New York, NY Various		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	11.8%

A-3-43

Mixed Use - Office/Retail	Loan #6	Cut-off Date Balance:	$35,300,000
Various	West Gramercy Portfolio	Cut-off Date LTV:	55.4%
New York, NY Various		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	11.8%

MANHATTAN
West Side
East Side
Koreatown
Chelsea
Flatiron District
Union Square
Meatpacking District
East Village
Greenwich Village
Madison Square Park
Gramercy Park
PENN 1
HERALD SQUARE
PENN STATION
James A. Farley Building
AMTRAK
NJ TRANSIT
Madison Square Garden
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Manhattan Mall
Empire State Building
325 Fifth Ave.
LONG ISLAND RAILROAD
HGU New York
The Marmara Park Ave.
Textile Building
Hotel AKA NoMad
Lexington Avenue Campus, Touro College
Virgin Hotels New York City
Ace Hotel NY
Blanton Peale Institute
Hotel Seville NoMad
Royalton Park Avenue
Magnet Theater
The Evelyn
The Fifth Avenue Hotel
Bayard Rustin Residence
Fashion Institute of Technology
The Museum at FIT
Casey Kaplan Gallery
Broadway Plaza Hotel
National Museum of Mathematics
The NY Life Building
Supreme Court-Appellate Division
Hotel Giraffe by Library Hotel Collection
Swedish Inst. College of Health Sciences
Metropolitan Life North Building
One Madison Avenue
Poster House
Muhlenberg Library
SVA Theater
Flatiron Building
Irish Repertory Theatre
Theo. Roosevelt Birthplace Natl. Historic Site
Atlantic Theater Company - Linda Gross Theater
New York Live Arts
The Joyce Theater
Siegel-Cooper Building
Walker Tower
The Maritime Hotel
Dream Downtown, by Hyatt
Rubin Museum of Himalayan Art
Oden Technologies
Google NYC - 9th Avenue
The Twenty Two New York
Daryl Roth Theatre
The Strand
Irving Plaza
Adobe Inc.
The Sierra Chelsea
The Victoria
Mt. Sinai Union Square
80 Fifth Ave. Business Ctr.
The New School University Center
Salvation Army - Greater New York Division
Walker Hotel Greenwich Village
Quad Cinema
Macmillan Building
Hyatt Union Square
Eugene Lang College - The New School of Liberal Arts
First Presbyterian Church
Benjamin N. Cardozo School of Law
The Village Temple
Infinity Technologies Group
Emma Lazarus House
Grace Church
NYU Center for Bioethics
The Cooper Union
Yahoo
Broadway
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave. S.
University Pl.
Greenwich Ave.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
W. 14th St.
W. 13th St.
W. 12th St.
W. 11th St.
W. 10th St.
QUEENS
BROOKLYN
MANHATTAN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
Weehawken
Midtown
Central Park
Upper West Side
Upper East Side
Astoria
Long Island City
Greenpoint
Williamsburg
Chelsea
Greenwich Village
SoHo
Tribeca
Chinatown
Lower East Side
Little Italy
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope
East River
Hudson River
West Gramercy Portfolio
1 53-55 W 21st St New York, NY
2 37-39 W 17th St New York, NY
3 29 W 17th St New York, NY
4 147 W 24th St New York, NY

A-3-44

Mortgage Loan No. 6 – West Gramercy Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
				Location:	New York, NY Various
Original Balance:	$35,300,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$35,300,000			Detailed Property Type:	Office/Retail
% of Initial Pool Balance:	4.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	Joseph Moinian			Size:	109,800 SF
Guarantor:	Joseph Moinian			Cut-off Date Balance per SF:	$321
Mortgage Rate:	7.1400%			Maturity Date Balance per SF:	$321
Note Date:	10/7/2025			Property Manager:	Columbus Property Management
Maturity Date:	11/1/2030				LLC (borrower-related)
Term to Maturity:	60 months
Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI(2):	$4,162,371
Prepayment Provisions:	L(23),YM1(30),O(7)			UW NCF:	$3,987,192
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield:	11.8%
Additional Debt Type:	NAP			UW NCF Debt Yield:	11.3%
Additional Debt Balance:	NAP			UW NOI Debt Yield at Maturity:	11.8%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR:	1.56x
Reserves(1)				Most Recent NOI(2):	$2,593,934 (6/30/2025 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$2,389,112 (12/31/2024)
RE Taxes:	$423,874	$84,775	NAP	3rd Most Recent NOI:	$2,442,904 (12/31/2023)
Insurance:	$78,086	$6,507	NAP	Most Recent Occupancy:	90.9% (8/6/2025)
Replacement Reserve:	$20,509	$1,830	NAP	2nd Most Recent Occupancy:	72.7% (12/31/2024)
Deferred Maintenance:	$40,810	$0	NAP	3rd Most Recent Occupancy:	75.0% (12/31/2023)
TI/LC Reserve:	$1,500,000	$27,450	NAP	Appraised Value (as of):	$63,700,000 (5/19/2025)
Rent Concession Reserve:	$195,533	$0	NAP	Appraised Value per SF:	$580
Gap Rent Reserve	$270,000	$0	NAP	Cut-off Date LTV Ratio:	55.4%
Outstanding TI/LC and LL Work Reserve	$432,267	$0	NAP	Maturity Date LTV Ratio:	55.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$35,300,000	94.7%	Loan Payoff(3):	$33,201,914	89.1%
Sponsor Equity	$1,977,758	5.3%	Reserves:	$2,961,079	7.9%
			Closing Costs:	$1,114,765	3.0%
Total Sources:	$37,277,758	100.0%	Total Uses:	$37,277,758	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The increase from Most Recent NOI to UW Net Operating Income is due to new leasing activity at the West Gramercy Portfolio Properties (as defined below). Since January 1, 2025, 16 tenants representing 47.8% of the total portfolio SF and 44.1% of UW Base Rent had either signed a new lease or extended their current one.
(3)	The West Gramercy Portfolio Mortgage Loan (as defined below) refinanced a prior loan from the mortgage loan seller that was secured by three of the West Gramercy Portfolio Properties, plus a fourth non-collateral property. Such prior loan entered maturity default on March 17, 2025. The prior loan was repaid in full, other than 45 days of default interest, which was waived by the prior lender.

The Mortgage Loan. The sixth largest mortgage loan (the “West Gramercy Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $35,300,000 and secured by a first priority fee mortgage encumbering four mixed use office and retail properties in New York, New York totaling 109,800 square feet (the “West Gramercy Portfolio Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the West Gramercy Portfolio Mortgage Loan are 147 West 24th Owner LLC, 53-55 West 21st Owner LLC, 37-39 West 17th Owner LLC and 29 W 17th Owner LLC, each a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrowers are wholly owned by West Gramercy Associates LLC and managed by Joseph Moinian, the borrower sponsor and non-recourse carveout guarantor. The ownership of West Gramercy Associates LLC is made of five separate owners, Joseph Monian (50%), Jacob Orfali (30%), Cameron Adelipour 2009 Irrevocable Trust (6.66%), Jordan Adelipour 2009 Irrevocable Trust (6.66%) and Justin Adelipour 2009 Irrevocable Trust (6.66%)

Joseph Moinian is the founder and Chief Executive Officer of The Moinian Group, a large privately held real estate investment company. Founded in 1982, The Moinian Group owns and operates a portfolio including office, hotel, retail, and residential properties totaling over 20 million square feet throughout the United States, including high-profile assets in New York, Chicago, Dallas, and Los Angeles.

The Properties. The West Gramercy Portfolio Properties are four mixed use, office and retail properties located in New York’s Flatiron neighborhood that are located within approximately a half-mile of one another. The properties have a total of 109,800 square feet, consisting of 92,500 square feet (84.2%) of office space primarily occupied by tech-oriented companies and 17,300 square feet of retail space (15.8%) consisting of restaurants and bars. The

A-3-45

Mixed Use - Office/Retail	Loan #6	Cut-off Date Balance:	$35,300,000
Various	West Gramercy Portfolio	Cut-off Date LTV:	55.4%
New York, NY Various		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	11.8%

borrower sponsor originally acquired the West Gramercy Portfolio Properties in the 1980s and has continued to reinvest in the properties, most recently spending approximately $2.7 million since 2020 in capital expenditures and tenant improvements, including structural repairs, lobby renovations, elevator upgrades and suite buildouts. As of August 6, 2025, the West Gramercy Portfolio Properties had a total occupancy of 90.9%.

53-55 W 21st St Property

The 53-55 W 21st St property is a six-story, 32,000 square foot mixed use office and retail building that was originally developed in 1902 and most recently renovated in 1989. The 53-55 W 21st St property consists of 25,000 square feet (78.1%) of office space that is leased to five tenants and 7,000 (21.9%) square feet of ground floor retail space which is leased to the Amber Room, a cocktail lounge and night club which has occupied its space at the 53-55 W 21st St property since 2003. As of August 6, 2025, the property was 100% occupied.

37-39 W 17th St Property

The 37-39 W 17th St property is a seven-story, 35,000 square foot mixed use office and retail building that was originally developed in 1906. The 37-39 W 17th St property consists of 30,000 square feet (85.7%) of office space that is leased to nine tenants and 5,000 square feet (14.3%) of ground floor retail space that is leased to two restaurant tenants, with the tenant Basta Pasta occupying its space since March 1990. As of August 6, 2025, the property was 92.9% occupied. The borrower is currently in discussion with MotherDuck Corp to further expand its current space at the 37-39 W 17th St property from 5,000 square feet in suite 500E-W into the remaining 2,500 square foot vacant suite 600W. There can be no assurance that MotherDuck Corp will sign the lease and take occupancy of the vacant suite.

29 W 17th St Property

The 29 W 17th St property is a 10-story, 25,000 square foot mixed use office and retail building that was originally developed in 1906 and most recently renovated in 1987. The 29 W 17th St property consists of 22,500 square feet (90.0%) of office space that is leased to eight tenants and 2,500 square feet (10.0%) of ground floor retail space that is leased to Baby Grand Flatiron, a karaoke bar that has occupied its space since July 2021. In addition, suite 300 of the 29 W 17th St property currently serves as an interim multiple dwelling unit that is occupied by a residential tenant. The tenant has occupied the suite since November 1972 and pays a monthly rent of $952.73. As of August 6, 2025, the property was 90.0% occupied.

147 W 24th St Property

The 147 W 24th St property is a seven-story, 17,800 square foot mixed use office and retail building that was originally developed in 1910. The 147 W 24th St property consists of 15,000 square feet (84.3%) of office space that is leased to four tenants and 2,800 square feet (15.7%) of ground floor retail space that is leased to One Star, a local bar and restaurant that has occupied its space since March 2013. As of August 6, 2025, the property was 71.9% occupied.

The following table presents certain information relating to the West Gramercy Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated	Total SF(1)	% Total SF	Occupancy(1)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value	% of Appraised Value
53-55 W 21st St	New York, NY	1902 / 1989	32,000	29.1%	100.0%	$12,579,000	35.6%	$22,700,000	35.6%
37-39 W 17th St	New York, NY	1906 / NAP	35,000	31.9%	92.9%	$10,862,000	30.8%	$19,600,000	30.8%
29 W 17th St	New York, NY	1906 / 1987	25,000	22.8%	90.0%	$6,816,000	19.3%	$12,300,000	19.3%
147 W 24th St	New York, NY	1910 / NAP	17,800	16.2%	71.9%	$5,043,000	14.3%	$9,100,000	14.3%
Total/Wtd. Avg.			109,800	100.0%	90.9%	$35,300,000	100.00%	$63,700,000	100.0%

Source: Appraisals, unless otherwise noted.

(1)	Information is based on the underwritten rent roll dated August 6, 2025.

Major Tenants.

Amber Room (7,000 SF, 6.4% of portfolio NRA, 12.4% of portfolio underwritten rent). The Amber Room is a new upscale cocktail lounge and event space that features an expansive bar, plush seating, and an open floor plan that has a capacity of 400 people, creating a sophisticated backdrop for any occasion. The tenant has occupied its space at the 53-55 W 21st Street property since 2003. According to the borrower sponsor, the tenant spent over $1 million in capital expenditures and renovations to create the new concept of the Amber Room, which opened its doors in February 2025. Since the opening, the Amber Room has hosted many events such as the famed Met Gala after-parties, the New York City Fashion Week closing party, and the US Open closing party for Carlos Alcaraz. The Amber Room has no termination options or renewal options remaining.

Ironclad (5,000 SF, 4.6% of portfolio NRA, 6.7% of portfolio underwritten rent). Founded in 2014, Ironclad is a contract lifecycle management platform that helps businesses and legal teams manage every aspect of the contracting process. The AI-powered tools give businesses and legal teams an easy-to-use platform that can help draft redlines, contracts, and emails in seconds. Ironclad has been a tenant at the 53-55 W 21st Street property since April 2024, has a lease expiration date of March 31, 2026 and has two, one-year renewal options remaining and no termination options.

Blacksmith Software (5,000 SF, 4.6% of portfolio NRA, 5.0% of portfolio underwritten rent). Founded in 2024, Blacksmith Software offers companies a continuous integration and continuous delivery service for developers that complements GitHub actions up to twice as fast and at half the cost of competitors. Blacksmith Software has seen strong interest from investors, including Google Ventures investing in the company with a $10 million Series A funding round that was held just a few months after its $3.5 million seed round in May 2025. Blacksmith Software became a tenant at the 53-55 W 21st Street property in September 2025, has a lease expiration date of March 15, 2027 and has one, 18-month renewal option and no termination options.

A-3-46

Mixed Use - Office/Retail	Loan #6	Cut-off Date Balance:	$35,300,000
Various	West Gramercy Portfolio	Cut-off Date LTV:	55.4%
New York, NY Various		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	11.8%

The following table presents a summary regarding the major tenants at the West Gramercy Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of Portfolio SF	Annual UW Rent	% of Total Portfolio Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Amber Room	53-55 W 21st St	NR/NR/NR	7,000	6.4%	$757,259	12.4%	$108.18	6/30/2035	None	N
Ironclad	53-55 W 21st St	NR/NR/NR	5,000	4.6%	$405,700	6.7%	$81.14	3/31/2026	2 x 1 yr	N
Blacksmith Software	53-55 W 21st St	NR/NR/NR	5,000	4.6%	$304,500	5.0%	$60.90	3/15/2027	1 x 1.5 yr	N
Influencer Labs(3)	53-55 W 21st St	NR/NR/NR	5,000	4.6%	$290,000	4.8%	$58.00	11/1/2027	2 x 1 yr	N
Instant	53-55 W 21st St	NR/NR/NR	5,000	4.6%	$271,625	4.5%	$54.32	8/31/2028	None	N
MotherDuck Corp	37-39 W 17th St	NR/NR/NR	5,000	4.6%	$267,150	4.4%	$53.43	11/30/2030	None	N
Major Tenants Subtotal/Wtd. Avg.			32,000	29.1%	$2,296,234	37.7%	$71.76

Other Tenants			67,800	61.7%	$3,792,248	62.3%	$55.93
Occupied Subtotal/Wtd. Avg.			99,800	90.9%	$6,088,482	100.0%	$61.01

Vacant Space(4)			10,000	9.1%
Total/Wtd. Avg.			109,800	100.00%

(1)	Information is based on the underwritten rent roll dated August 6, 2025.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Influencer Labs recently executed its lease and is awaiting delivery of its space pending completion of landlord work. The tenant has gap rent for a 12 month period following the completion of the landlord work, for which $145,000 was reserved.
(4)	Vacant Space includes 2,500 SF at the 37-39 W 17th St property as to which the borrower is in discussion with MotherDuck Corp to expand its space into such vacant suite. There can be no assurance that MotherDuck Corp will sign the lease and take occupancy of the vacant suite.

The following table presents certain information relating to the lease rollover at the West Gramercy Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
2025 & MTM(3)	1	2,500	2.3%	2.3%	$11,433	0.2%	0.2%	$4.57
2026	10	27,500	25.0%	27.3%	$1,438,181	23.6%	23.8%	$52.30
2027	6	20,000	18.2%	45.5%	$1,331,879	21.9%	45.7%	$66.59
2028	4	12,500	11.4%	56.9%	$692,883	11.4%	57.1%	$55.43
2029	0	0	0.0%	56.9%	$0	0.0%	57.1%	$0.00
2030(4)	2	10,000	9.1%	66.0%	$502,900	8.3%	65.3%	$50.29
2031	2	5,300	4.8%	70.9%	$412,029	6.8%	72.1%	$77.74
2032	1	2,500	2.3%	73.1%	$315,605	5.2%	77.3%	$126.24
2033	0	0	0.0%	73.1%	$0	0.0%	77.3%	$0.00
2034	1	5,000	4.6%	77.7%	$252,150	4.1%	81.4%	$50.43
2035	3	12,000	10.9%	88.6%	$1,006,421	16.5%	97.9%	$83.87
2036 & Beyond	1	2,500	2.3%	90.9%	$125,000	2.1%	100.0%	$50.00
Vacant(5)	4	10,000	9.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	35	109,800	100.0%		$6,088,482	100.0%		$61.01	(6)

(1)	Information obtained from the underwritten rent roll dated August 6, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	2025 & MTM information includes information regarding suite 300 of the 29 W 17th St property, which currently serves as an interim multiple dwelling unit that is occupied by a residential tenant.
(4)	The West Gramercy Portfolio Mortgage Loan has a maturity date of November 1, 2030.
(5)	Vacant Space includes 2,500 SF at the 37-39 W 17th St property as to which the borrower is in discussion with MotherDuck Corp to expand its space into such vacant suite. There can be no assurance that MotherDuck Corp will sign the lease and take occupancy of the vacant suite.
(6)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

A-3-47

Mixed Use - Office/Retail	Loan #6	Cut-off Date Balance:	$35,300,000
Various	West Gramercy Portfolio	Cut-off Date LTV:	55.4%
New York, NY Various		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	11.8%

The Market. The West Gramercy Portfolio Properties are located within The Flatiron neighborhood of New York City. The Flatiron is close to midtown and downtown Manhattan, and offers a unique blend of historic loft buildings and modern creative suites, attracting a diverse mix of tenants—from tech startups and design firms to boutique retailers and global brands which have their flagship locations in the area.

According to the appraisals, the West Gramercy Portfolio Properties are each located within the Flatiron/Union Square office submarket within the Midtown South office market and the Midtown South retail submarket within the Manhattan retail market, which has seen growth and resurgence since 2020.

According to the appraisal, as of the first quarter of 2025, the Flatiron/Union Square office submarket had a total office inventory of 23.9 million SF, a vacancy rate of 14.6%, and average asking rents of $80.02 PSF. According to the appraisal, as of the first quarter of 2025, the Midtown South office market had a total office inventory of 77.2 million SF, a vacancy rate of 14.5% and average asking rents of $83.11 PSF.

The following table presents recent leasing data for office tenants at comparable office properties with respect to the West Gramercy Portfolio Properties:

Comparable Office Lease Summary
Subject/Location	Size (SF)	Year Built / Renovated	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Months)	Rent PSF
West Gramercy Portfolio Properties New York, NY	109,800(1)	Various / Various	Instant MotherDuck Corp Kids at Work LineLeap	5,000(1) 5,000(1) 2,500(1) 2,500(1)	May 2025(1) Nov. 2025(1) Feb. 2025(1) May 2025(1)	39(1) 60(1) 125(1) 12(1)	$54.32(1) $53.43(1) $49.44(1) $53.56(1)
18 East 16th Street New York, NY	58,600	1907 / NAP	Carline Inc.	7,800	Mar. 2025	30	$47.00
3 East 28th Street New York, NY	66,900	1921 / NAP	Senator International Inc.	5,575	Mar. 2025	75	$58.00
147 West 24th Street New York, NY	17,800	1910 / NAP	KAW	2,500	Feb. 2025	126	$48.00
109 West 24th Street New York, NY	46,564	1902 / NAP	MA Massage Therapy PC/MA Medical Management	6,810	Jun. 2024	120	$51.10
7 West 22nd Street New York, NY	97,893	1901 / 1988	NAV	8,996	Mar. 2024	120	$50.00
49 West 27th Street New York, NY	95,000	1907 / NAP	Pactfi Inc.	8,800	Apr. 2025	38	$34.00
150 West 22nd Street New York, NY	86,300	1910 / NAP	Stylitics, Inc.	6,900	Aug. 2024	65	$44.00

Source: Appraisals, unless otherwise noted.

(1)	Information obtained from the underwritten rent roll dated August 6, 2025.

A-3-48

Mixed Use - Office/Retail	Loan #6	Cut-off Date Balance:	$35,300,000
Various	West Gramercy Portfolio	Cut-off Date LTV:	55.4%
New York, NY Various		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	11.8%

The following table presents recent leasing data for retail tenants at comparable office properties with respect to the West Gramercy Portfolio Properties:

Comparable Retail Lease Summary
Subject/Location	Tenant Name	Lease Size (SF)	Lease Date(1)	Lease Term (Months)	Rent PSF	Lease Type
West Gramercy Portfolio Properties New York, NY	Amber Room One Star Basta Pasta Baby Grand Flatiron	7,000(2) 2,800(2) 2,500(2) 2,500(2)	Jan. 2024(2) Mar. 2024(2) Mar. 2022(2) Jul. 2021(2)	138(2) 84(2) 60(2) 121(2)	$108.18(2) $67.54(2) $135.06 (2) $89.17(2)	Mod-Gross Mod-Gross Mod-Gross Mod-Gross
7 West 18th Street New York, NY	Sundays Furniture	6,169	Q1 2025	84	$72.95	Mod-Gross
30 West 18th Street New York, NY	Athletic Club	3,200	Q1 2025	127	$78.75	Mod-Gross
30 East 20th Street New York, NY	Nemesis	4,300	Q3 2023	120	$111.63	Mod-Gross
12 East 18th Street New York, NY	Housework	3,072	Q1 2025	120	$78.13	Mod-Gross
35 West 21st Street New York, NY	Nordic Strong	2,706	Q1 2025	120	$106.43	Mod-Gross
5 East 17th Street New York, NY	Kinaree Hospitality Group	5,000	Q3 2024	120	$92.00	Mod-Gross
24 West 25th Street New York, NY	Janet Mandel	5,644	Q2 2023	120	$63.78	Mod-Gross

Source: Appraisals, unless otherwise noted.

(1)	Per the appraisals, the lease date information available for the comparable leases was only the year and quarter in which they began.
(2)	Information obtained from the underwritten rent roll dated August 6, 2025.

Appraisals. The appraisals concluded to an “As-Is” appraised value for the 53-55 W 21st St property of $22,700,000 as of May 19, 2025, an “As-Is” appraised value for the 37-39 W 17th St property of $19,600,000 as of May 19, 2025, an “As-Is” appraised value for the 29 W 17th St property of $12,300,000 as of May 19, 2025, and an “As-Is” appraised value for the 147 W 24th St property of $9,100,000 as of May 19, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated between May 27, 2025 and May 28, 2025, there was no evidence of any recognized environmental conditions at the West Gramercy Portfolio Properties.

A-3-49

Mixed Use - Office/Retail	Loan #6	Cut-off Date Balance:	$35,300,000
Various	West Gramercy Portfolio	Cut-off Date LTV:	55.4%
New York, NY Various		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	11.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the West Gramercy Portfolio Properties:

Cash Flow Analysis
	2022	2023	2024	6/30/2025 TTM	UW	UW PSF
Gross Potential Rent(1)	$4,233,955	$4,353,502	$4,284,540	$4,449,174	$6,568,482	$59.82
Reimbursements	$245,057	$215,546	$180,643	$239,712	$132,180	$1.20
Other Income	$11,153	$4,032	$3,407	$3,333	$0	$0.00
Less Vacancy & Credit Loss(2)	$0	$0	$0	$0	($480,000)	($4.37)
Effective Gross Income	$4,490,165	$4,573,080	$4,468,590	$4,692,219	$6,220,662	$56.65

Real Estate Taxes	$990,127	$999,137	$987,740	$1,076,004	$1,010,014	$9.20
Insurance	$73,463	$86,479	$95,715	$104,228	$75,811	$0.69
Other Expenses	$896,999	$1,044,561	$996,023	$918,053	$972,467	$8.86
Total Expenses	$1,960,589	$2,130,176	$2,079,478	$2,098,285	$2,058,292	$18.75

Net Operating Income(3)	$2,529,575	$2,442,904	$2,389,112	$2,593,934	$4,162,371	$37.91
Capital Expenditures	$0	$0	$0	$0	$21,960	$0.20
TI/LC	$0	$0	$0	$0	$153,219	$1.40
Net Cash Flow	$2,529,575	$2,442,904	$2,389,112	$2,593,934	$3,987,192	$36.31

Occupancy %(4)	71.7%	75.0%	72.7%	90.9%	92.7%
NOI DSCR	0.99x	0.96x	0.93x	1.02x	1.63x
NCF DSCR	0.99x	0.96x	0.93x	1.02x	1.56x
NOI Debt Yield	7.2%	6.9%	6.8%	7.3%	11.8%
NCF Debt Yield	7.2%	6.9%	6.8%	7.3%	11.3%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated August 6, 2025.
(2)	Vacant Space includes 2,500 SF at the 37-39 W 17th St property as to which the borrower is in discussion with MotherDuck Corp to expand its space into such vacant suite. There can be no assurance that MotherDuck Corp will sign the lease and take occupancy of the vacant suite.
(3)	The increase from 6/30/2025 TTM Net Operating Income to UW Net Operating Income is due to new leasing activity at the West Gramercy Portfolio Properties. Since January 1, 2025, 16 tenants representing 47.8% of the total portfolio SF and 44.1% of UW Base Rent had either signed a new lease or extended their current leases.
(4)	UW Occupancy (%) represents economic occupancy. 6/30/2025 TTM Occupancy (%) is based on the underwritten rent roll dated August 6, 2025.

Escrows and Reserves.

Real Estate Tax Escrows – On the loan origination date, the borrowers were required to make an upfront deposit of $423,874 into a reserve for real estate taxes. In addition, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $84,775 monthly).

Insurance Escrows – On the loan origination date, the borrowers were required to make an upfront deposit of $78,086 into a reserve for insurance premiums. In addition, the borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the estimated annual insurance premiums (which currently equates to $6,507 monthly). However, the borrowers will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrowers are part of a blanket or umbrella policy approved by the lender, and (iii) the borrowers provide the lender evidence of renewal of such policies and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policies.

Replacement Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of $20,509 into a reserve for capital expenditures. In addition, the borrowers are required to deposit into the capital expenditures reserve, on a monthly basis, an amount equal to $1,830.

Rollover Reserve – On the loan origination date the borrowers were required to make an upfront deposit of $1,500,000 into a reserve for future tenant improvements, leasing commissions and Whiteboxing Costs (as defined below). In addition, the borrowers are required to deposit into such reserve, on a monthly basis, an amount equal to $27,450.

“Whiteboxing Costs” means the costs incurred by the borrowers in “whiteboxing” any vacant space at any individual property, including, without limitation, removing any existing tenant fixtures, furniture, equipment and/or signage, installing heating, ventilation and air conditioning, plumbing, sprinklers, lighting, electrical wiring, storefronts, painting the ceiling and walls, demolishing existing fixtures and systems, leveling floors and turning off utilities, all as more particularly set forth in the approved annual budget.

Required Repairs Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of $40,810 into a reserve for deferred maintenance.

Gap Rent Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of $270,000 into a reserve to cover gap rent granted to tenants Influencer Labs and Williamsburg Endodontics under their respective lease agreements.

A-3-50

Mixed Use - Office/Retail	Loan #6	Cut-off Date Balance:	$35,300,000
Various	West Gramercy Portfolio	Cut-off Date LTV:	55.4%
New York, NY Various		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	11.8%

Rent Concession Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of approximately $195,533 into a reserve, representing the amount of future rent credits, rent concessions or rent abatements given or granted to certain tenants at the West Gramercy Portfolio Properties.

Outstanding TI/LC and LL Work Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of approximately $432,267 into a reserve, representing certain (i) landlord work to be performed by the borrowers and (ii) tenant improvements and leasing commissions which are payable by the borrowers, in each case with respect to clauses (i) and (ii) above, under existing leases with certain tenants.

Lockbox / Cash Management. The West Gramercy Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrowers were required to establish a lockbox account for the benefit of the lender, and to direct all tenants to deposit rents directly into the lockbox account. If notwithstanding such directions the borrowers or the property manager receive any rents from the West Gramercy Portfolio Properties, they are required to deposit such rents into the lockbox account within two business days of receipt. If no Cash Sweep Event Period (as defined below) exists, all funds in the lockbox account are required to be remitted to the borrowers. Upon the first occurrence of a Cash Sweep Event Period, the borrowers are required to promptly establish a lender controlled cash management account, into which, during the existence of a Cash Sweep Event Period, the borrowers will cause to be deposited all sums on deposit in the lockbox account. Provided no event of default is continuing under the West Gramercy Portfolio Mortgage Loan, funds on deposit in the cash management account will be applied, (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the West Gramercy Portfolio Mortgage Loan, (iii) to fund the required monthly deposits into the replacement reserve and the rollover reserve, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts in the cash management account into an excess cash flow account to be held as additional collateral for the West Gramercy Portfolio Mortgage Loan during the continuance of a Cash Sweep Event Period; provided that so long as no event of default exists, the lender will be required to disburse funds in the excess cash flow account to cover any operating expense deficiency.

“Cash Sweep Event Period” means a period: (i) commencing upon an event of default under the West Gramercy Portfolio Mortgage Loan documents, and ending upon the cure (if applicable) of such event of default; or (ii) commencing upon the debt service coverage ratio of the West Gramercy Portfolio Mortgage Loan being less than 1.25x at the end of any calendar quarter and ending upon the date such debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

Terrorism Insurance.  The West Gramercy Portfolio Mortgage Loan documents require that the borrowers obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount not less than 100% of the full replacement cost of the West Gramercy Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with an extended period of indemnity of up to six months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-51

Self Storage – Self Storage	Loan #7	Cut-off Date Balance:	$30,200,000
Various	Etude Self Storage West Coast Portfolio	Cut-off Date LTV:	66.7%
Various, Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.5%

A-3-52

Self Storage – Self Storage	Loan #7	Cut-off Date Balance:	$30,200,000
Various	Etude Self Storage West Coast Portfolio	Cut-off Date LTV:	66.7%
Various, Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.5%

Etude Self Storage West Coast Portfolio
1 Etude West Coast - Locust Rialto, CA
2 Etude West Coast - Rancho Temecula, CA
3 Etude West Coast - Dinah Palm Desert, CA
4 Etude West Coast - Buffalo Las Vegas, NV
5 Etude West Coast - Main Hesperia, CA
6 Etude West Coast - Forest Gilroy, CA
7 Etude West Coast - East Lake Las Vegas, NV
8 Etude West Coast - Las Vegas Las Vegas, NV
9 Etude West Coast - Walnut Hesperia, CA
NEVADA
CALIFORNIA
Sacramento
Carson City
San Francisco
Gilroy
Las Vegas
Hesperia
Rialto
Los Angeles
Temecula
Palm Desert
San Diego
SAN JOSE
Fremont
Milpitas
Palo Alto
Sunnyvale
Cupertino
Los Gatos
Morgan Hill
San Martin
Santa Cruz
Watsonville
Hollister
Salinas
Monterey
Pacific Ocean
Monterey Bay
LAS VEGAS
North Las Vegas
Summerlin
Spring Valley
Enterprise
Henderson
Sunrise Manor
Boulder City
Victorville
Adelanto
Apple Valley
Hesperia
Phelan
Lucerne Valley
SAN BERNARDINO MOUNTAINS
SAN GABRIEL MOUNTAINS
Rancho Cucamonga
Fontana
Rialto
SAN BERNARDINO
Redlands
Ontario
Upland
Lake Elsinore
Menifee
Wildomar
Murrieta
French Valley
Temecula
TEMECULA VALLEY
SANTA ANA MOUNTAINS
De Luz Heights
Fallbrook
North Palm Springs
Palm Springs
Cathedral City
Rancho Mirage
Palm Desert
Thousand Palms
COACHELLA VALLEY
Indian Wells
Indio
La Quinta
SAN JACINTO MOUNTAINS

A-3-53

Mortgage Loan No. 7 – Etude Self Storage West Coast Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
				Location(5):	Various, Various
Original Balance(1):	$30,200,000			General Property Type:	Self Storage
Cut-off Date Balance(1):	$30,200,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	4.2%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated(5):	Various/NAP
Borrower Sponsor:	Steven I. Stein			Size:	841,891 SF
Guarantor:	Etude Storage Partners LLC			Cut-off Date Balance PSF(1):	$137
Mortgage Rate:	6.0250%			Maturity Date Balance PSF(1):	$137
Note Date:	8/14/2025			Property Manager:	Extra Space Management, Inc.
Maturity Date:	9/1/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$9,839,972
Amortization Term:	0 months			UW NCF:	$9,759,683
IO Period:	60 months			UW NOI Debt Yield(1):	8.5%
Seasoning:	2 months			UW NCF Debt Yield(1):	8.5%
Prepayment Provisions(2):	L(26),D(27),O(7)			UW NOI Debt Yield at Maturity(1):	8.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	1.39x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$10,035,897 (6/30/2025 TTM)
Additional Debt Balance(1):	$85,000,000			2nd Most Recent NOI:	$10,156,568 (12/31/2024)
Future Debt Permitted (Type)(3):	Yes (Mezzanine/Preferred Equity)			3rd Most Recent NOI:	$10,594,052 (12/31/2023)
				Most Recent Occupancy:	92.3% (6/30/2025)
Reserves(4)				2nd Most Recent Occupancy:	92.7% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	92.1% (12/31/2023)
RE Taxes:	$306,927	$65,525	NAP	Appraised Value (as of)(6):	$172,700,000 (Various)
Insurance:	$22,013	$22,013	NAP	Appraised Value PSF:	$205
Replacement Reserve:	$0	$6,691	NAP	Cut-off Date LTV Ratio(1):	66.7%
Deferred Maintenance Reserve:	$220,000	$0	NAP	Maturity Date LTV Ratio(1):	66.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$115,200,000	68.6%	Purchase Price:	$165,750,000	98.7%
Borrower Equity:	$52,716,692	31.4%	Closing Costs:	$1,617,752	1.0%
			Upfront Reserves:	$548,941	0.3%
Total Sources:	$167,916,692	100.0%	Total Uses:	$167,916,692	100.0%

(1)	The Etude Self Storage West Coast Portfolio Mortgage Loan (as defined below) is part of the Etude Self Storage West Coast Portfolio Whole Loan (as defined below), which is evidenced by three pari passu promissory notes with an aggregate principal balance of $115,200,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Etude Self Storage West Coast Portfolio Whole Loan.
(2)	See “Release of Property” section below for further discussion of permitted partial release.
(3)	See “Future Mezzanine Indebtedness and Permitted Conditional Preferred Equity” section below for a discussion of additional debt.
(4)	See “Escrows and Reserves” section below for further discussion of reserve information.
(5)	See “The Properties” section below for additional details for the Etude Self Storage West Coast Portfolio Properties (as defined below).
(6)	Individual appraisal value dates for the Etude Self Storage West Coast Portfolio Properties range from July 18, 2025 to July 28, 2025.

The Mortgage Loan. The seventh largest mortgage loan (the “Etude Self Storage West Coast Portfolio Mortgage Loan”) is part of a whole loan (the “Etude Self Storage West Coast Portfolio Whole Loan”) that is evidenced by three pari passu promissory notes in the aggregate original principal amount of $115,200,000 and secured by the fee interests in nine self storage properties located in two states (the “Etude Self Storage West Coast Portfolio Properties”). The Etude Self Storage West Coast Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2, with an aggregate original principal amount of $30,200,000. The remaining promissory note comprising the Etude Self Storage West Coast Portfolio Whole Loan is summarized in the table below. The Etude Self Storage West Coast Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR17 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Etude Self Storage West Coast Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	BANK5 2025-5YR17	Yes
A-2	$30,200,000	$30,200,000	MSBAM 2025-5C2	No
A-3	$5,000,000	$5,000,000	BANK5 2025-5YR17	No
Whole Loan	$115,200,000	$115,200,000

A-3-54

Self Storage – Self Storage	Loan #7	Cut-off Date Balance:	$30,200,000
Various, Various	Etude Self Storage West Coast Portfolio	Cut-off Date LTV:	66.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.5%

The Borrower and the Borrower Sponsor. The borrower is ESP Holdco III LP, a Delaware limited partnership and a single purpose entity with one independent director. The non-resource carveout guarantor is Etude Storage Partners LLC and the borrower sponsor is Steven I. Stein.

Etude Storage Partners LLC (“ESP”) was formed in January 2024 as a joint venture between Austin, TX based private investment firm Etude Capital LLC and San Felipe Financing LLC, focused on investing in and operating self-storage facilities across the United States. San Felipe Financing LLC is solely owned by Richard D. Kinder. Etude Capital LLC is owned and controlled by Steven I. Stein. Mr. Stein originally entered the self storage industry in 2018 with the acquisition of a 22-property, 1.7 million SF portfolio across Florida, Oklahoma, and Texas. Since its formation, ESP has acquired 19 properties and more than 11,300 units and 1.56 million SF (not including the Etude Self Storage West Coast Portfolio Properties) located in Texas, Ohio, Michigan, Wisconsin, Georgia and Illinois. Brands under ownership include Extra Space, CubeSmart, AVID Storage and Space Shop.

The Properties. The Etude Self Storage West Coast Portfolio Properties are comprised of nine self storage properties totaling 841,891 SF and located in California (six properties, 71.1% of NRA) and Nevada (three properties, 28.9% of NRA). Built between 1984 and 2007, the Etude Self Storage West Coast Portfolio Properties range in size from 72,400 SF to 149,355 SF. The Etude Self Storage West Coast Portfolio Properties consist of 6,625 self storage units (28.8% climate controlled units and 71.2% non-climate controlled units) and 114 parking spaces. Each of the Etude Self Storage West Coast Portfolio Properties is subject to a property management agreement with Extra Space Management, Inc. As of June 2025, the Etude Self Storage West Coast Portfolio Properties were 92.3% occupied by SF.

The following table presents certain information relating to the Etude Self Storage West Coast Portfolio Properties, which are presented in descending order of their allocated loan amounts:

Portfolio Summary
Property Name Address	Year Built(1)	Allocated Mortgage Loan Amount (“ALA”)	% of Mortgage ALA	Appraised Value(1)	% of Portfolio Appraised Value	UW NCF	% of Portfolio UW NCF
Etude West Coast – Locust 3285 North Locust Avenue Rialto, CA 92377	2007	$4,967,795	16.4%	$24,700,000	14.3%	$1,429,563	14.6%
Etude West Coast – Rancho 31524 Rancho Pueblo Road Temecula, CA 92592	2006	$4,839,340	16.0%	$24,100,000	14.0%	$1,328,415	13.6%
Etude West Coast – Dinah 73750 Dinah Shore Drive Palm Desert, CA 92211	2006	$4,813,125	15.9%	$25,000,000	14.5%	$1,317,578	13.5%
Etude West Coast – Buffalo 3250 North Buffalo Drive Las Vegas, NV 89129	1996	$4,275,450	14.2%	$23,500,000	13.6%	$1,248,162	12.8%
Etude West Coast – Main 13522 Main Street Hesperia, CA 92345	2004	$2,629,392	8.7%	$19,000,000	11.0%	$1,199,174	12.3%
Etude West Coast – Forest 8585 Forest Street Gilroy, CA 95020	1999	$2,547,076	8.4%	$18,500,000	10.7%	$1,130,303	11.6%
Etude West Coast – East Lake 4490 East Lake Mead Boulevard Las Vegas, NV 89115	1984	$2,285,972	7.6%	$14,100,000	8.2%	$696,417	7.1%
Etude West Coast – Las Vegas 3360 North Las Vegas Boulevard Las Vegas, NV 89115	1987	$2,005,469	6.6%	$10,400,000	6.0%	$560,798	5.7%
Etude West Coast – Walnut 16730 Walnut Street Hesperia, CA 92345	1985	$1,836,380	6.1%	$13,400,000	7.8%	$849,273	8.7%
Total		$30,200,000	100.0%	$172,700,000	100.0%	$9,759,683	100.0%

(1)	Information obtained from the appraisals. Individual appraisal value dates for the Etude Self Storage West Coast Portfolio Properties range from July 18, 2025 to July 28, 2025.

A-3-55

Self Storage – Self Storage	Loan #7	Cut-off Date Balance:	$30,200,000
Various, Various	Etude Self Storage West Coast Portfolio	Cut-off Date LTV:	66.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.5%

Portfolio Summary (continued)
Property Name	SF(1)	% of SF	Occ%(1)(2)	Total # of Units(1)	Average Unit Size (SF)(1)	# Climate Controlled Storage Units(1)	# Non-climate Controlled Storage Units(1)	# Parking Units(1)	Weighted Average Storage Rent / Unit(1)	Market Storage Rent per Unit(3)
Etude West Coast – Locust	101,412	12.0%	95.8%	774	131	322	452	0	$228	$238
Etude West Coast – Rancho	89,215	10.6%	96.9%	701	127	488	213	0	$240	$249
Etude West Coast – Dinah	91,460	10.9%	94.3%	757	121	470	287	0	$234	$258
Etude West Coast – Buffalo	74,125	8.8%	92.3%	737	101	602	135	0	$179	$181
Etude West Coast – Main	149,355	17.7%	95.2%	779	192	0	707	72	$195	$195
Etude West Coast – Forest	72,400	8.6%	92.3%	568	127	0	530	38	$255	$269
Etude West Coast – East Lake	87,095	10.3%	86.8%	799	109	0	795	4	$119	$124
Etude West Coast – Las Vegas	82,469	9.8%	78.8%	882	94	24	858	0	$100	$115
Etude West Coast – Walnut	94,360	11.2%	94.8%	742	127	0	742	0	$150	$151
Total/Weighted Average	841,891	100.0%	92.3%	6,739	125	1,906	4,719	114	$185	$194

(1)	Based on borrower rent rolls dated June 30, 2025.
(2)	Occ% is calculated on SF.
(3)	Information based on the appraisals.

The following table presents certain information with respect to the unit mix of the Etude Self Storage West Coast Portfolio Properties:

Unit Mix Summary(1)
Unit Type	Total Units	Total SF	% of SF	Occ%(2)	Weighted Average Rent / Unit
Self Storage – Climate Controlled	1,906	163,450	19.4%	95.0%	$189
Self Storage – Non Climate Controlled	4,719	639,441	76.0%	91.8%	$188
Parking	114	39,000	4.6%	89.0%	$151
Total/Weighted Average	6,739	841,891	100.0%	92.3%	$188

(1)	Based on borrower rent rolls dated June 30, 2025.
(2)	Occ% is calculated on SF.

The Market. The Etude Self Storage West Coast Portfolio Properties are located in three different Metropolitan Statistical Areas (each, an “MSA”). Five properties (62.5% of NRA) are located in the Riverside-San Bernardino-Ontario MSA, three properties (28.9% of NRA) are located in the Las Vegas-Henderson-North Las Vegas MSA and one property (8.6% of NRA) is located in the San Jose-Sunnyvale-Santa Clara MSA.

The Riverside-San Bernardino-Ontario MSA has an estimated population of 4.72 million as of 2025. Also known as the Inland Empire, the Riverside-San Bernardino-Ontario MSA is one of the fastest-growing areas in California and serves as a critical logistical, residential, and commercial hub within the broader Southern California economy. The Inland Empire’s strategic location near the Ports of Los Angeles and Long Beach has turned it into a national logistics and distribution powerhouse.

The Las Vegas-Henderson-North Las Vegas MSA has an estimated population of 2.42 million as of 2025. The three Etude Self Storage West Coast Portfolio Properties in such MSA are located within the Las Vegas Valley, which is the most populous metropolitan area in Nevada. The local economy has diversified in recent decades to include industries such as technology, logistics, healthcare, and professional services. Additionally, a rise in conventions and trade shows has made the region a key national and international business destination.

The San Jose-Sunnyvale-Santa Clara MSA has an estimated population of 2.02 million as of 2025. The San Jose MSA serves as a global center for technology and entrepreneurship, home to numerous major companies including Alphabet/Google, Apple and Tesla Motors.

A-3-56

Self Storage – Self Storage	Loan #7	Cut-off Date Balance:	$30,200,000
Various, Various	Etude Self Storage West Coast Portfolio	Cut-off Date LTV:	66.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.5%

The following table presents certain local demographic data related to the Etude Self Storage West Coast Portfolio Properties:

Market Summary(1)
Property Name City, State	MSA	Appraiser’s Market Vacancy	2025 Estimated Population (within 1-mi. / 3-mi. / 5-mi- Radius)	2025 Estimated Average Household Income (within 1-mi. / 3-mi. / 5-mi- Radius)
Etude West Coast - Locust Rialto, CA	Riverside-San Bernardino-Ontario	10.0%	6,754 / 72,456 / 266,064	$159,733 / $152,621 / $123,736
Etude West Coast - Rancho Temecula, CA	Riverside-San Bernardino-Ontario	12.0%	12,132 / 87,760 / 124,885	$145,230 / $147,014 / $148,573
Etude West Coast - Dinah Palm Desert, CA	Riverside-San Bernardino-Ontario	10.0%	3,766 / 24,418 / 76,990	$161,436, $139,344 / $134,677
Etude West Coast - Buffalo Las Vegas, NV	Las Vegas-Henderson-North Las Vegas	5.0%	17,545 / 168,067 / 401,533	$106,225 / $104,610 / $108,158
Etude West Coast - Main Hesperia, CA	Riverside-San Bernardino-Ontario	9.0%	7,077 / 45,265 / 137,382	$105,587 / $104,278 / $101,176
Etude West Coast - Forest Gilroy, CA	San Jose-Sunnyvale-Santa Clara	11.0%	63,368 / 71,508 / 125,612(2)	$170,837 / $176,463 / $191,487(2)
Etude West Coast - East Lake Las Vegas, NV	Las Vegas-Henderson-North Las Vegas	13.0%	22,832 / 216,461 / 427,695	$61,922 / $69,273 / $72,712
Etude West Coast - Las Vegas Las Vegas, NV	Las Vegas-Henderson-North Las Vegas	24.0%	22,583 / 155,306 / 429,517	$71,441 / $68,254 / $76,688
Etude West Coast - Walnut Hesperia, CA	Riverside-San Bernardino-Ontario	14.0%	9,989 / 59,767 / 131,158	$53,392 / $87,281 / $91,234

(1)	Source: Appraisals.
(2)	Within three-, five- and ten-mile radius.

Appraisal. According to the individual appraisals with valuation as-of dates between July 18, 2025 to July 28, 2025, the Etude Self Storage West Coast Portfolio Properties had an aggregate “As-is” value of $172,700,000.

Environmental Matters. According to the Phase I environmental site assessments dated between June 18, 2025 and June 19, 2025, there was no evidence of any recognized environmental conditions at the Etude Self Storage West Coast Portfolio Properties.

A-3-57

Self Storage – Self Storage	Loan #7	Cut-off Date Balance:	$30,200,000
Various, Various	Etude Self Storage West Coast Portfolio	Cut-off Date LTV:	66.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Etude Self Storage West Coast Portfolio Properties:

Cash Flow Analysis
	2023	2024	6/30/2025 TTM	UW		UW PSF
Gross Potential Rent(1)	$14,291,641	$13,872,106	$13,703,380	$15,630,539		$18.57
Other Income(2)	$652,207	$614,551	$566,903	$566,904		$0.67
Commercial Income(3)	$146,100	$208,611	$225,797	$170,645		$0.20
(Vacancy & Credit Loss)	($406,402)	($353,718)	($291,982)	($2,219,141)		($2.64)
Effective Gross Income	$14,683,546	$14,341,550	$14,204,098	$14,148,947		$16.81

Real Estate Taxes	$741,156	$759,760	$770,573	$1,333,222		$1.58
Insurance	$342,809	$385,010	$384,347	$240,145		$0.29
Other operating expenses	$3,005,529	$3,040,212	$3,013,281	$2,735,607		$3.25
Total Operating Expenses	$4,089,494	$4,184,982	$4,168,201	$4,308,975		$5.12

Net Operating Income	$10,594,052	$10,156,568	$10,035,897	$9,839,972		$11.69
Replacement Reserves	$0	$0	$0	$80,289		$0.10
Net Cash Flow	$10,594,052	$10,156,568	$10,035,897	$9,759,683		$11.59

Occupancy %	92.1%	92.7%	92.3%	88.0%	(4)
NOI DSCR(5)	1.51x	1.44x	1.43x	1.40x
NCF DSCR(5)	1.51x	1.44x	1.43x	1.39x
NOI Debt Yield(5)	9.2%	8.8%	8.7%	8.5%
NCF Debt Yield(5)	9.2%	8.8%	8.7%	8.5%

(1)	UW Gross Potential Rent is based on the appraisal’s concluded market rent for each unit type. The decline in Gross Potential Rent from 2023 is due to the decline in revenue for two of the Etude Self Storage West Coast Portfolio Properties (Etude West Coast - East Lake and Etude West Coast - Las Vegas). The Las Vegas-Henderson-North Las Vegas MSA experienced market oversupply over the past three years. The market supply has currently stabilized and is in line with the national average. There is no expected new supply (in development or planning) in a 3-mile radius of the Etude West Coast - East Lake and Etude West Coast - Las Vegas properties.
(2)	Other Income includes administrative fees, late fees, merchandise sales and other miscellaneous income.
(3)	Commercial Income includes cell tower income.
(4)	Represents economic occupancy.
(5)	Based on the Etude Self Storage West Coast Portfolio Whole Loan.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $306,927 into a real estate tax reserve account, (ii) $22,013 into an insurance reserve account and (iii) $220,000 into a deferred maintenance reserve account.

Real Estate Taxes – The borrower is required to deposit monthly 1/12th of the estimated annual real estate taxes for the Etude Self Storage West Coast Portfolio Properties (currently approximately $65,525).

Insurance – The borrower is required to deposit monthly 1/12th of the estimated annual insurance payments for the Etude Self Storage West Coast Portfolio Properties (currently approximately $22,013), unless the Etude Self Storage West Coast Portfolio Properties are covered by an acceptable blanket policy.

Replacement Reserve – The borrower is required on each monthly payment date to deposit approximately $6,691 into a replacement reserve account.

Lockbox and Cash Management. The Etude Self Storage West Coast Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (defined below) or an event of default, the borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Etude Self Storage West Coast Portfolio Properties are required to be deposited by the borrower. During a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Etude Self Storage West Coast Portfolio Whole Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Etude Self Storage West Coast Portfolio Whole Loan.

A “Cash Sweep Period” will commence upon the debt service coverage ratio falling below 1.10x for any calendar quarter and will expire upon (i) the debt service coverage ratio being at least 1.10x for two consecutive calendar quarters or (ii) the borrower depositing with the lender an amount, as determined pursuant to the Etude Self Storage West Coast Portfolio Whole Loan documents, to cause the calculation of the debt service coverage ratio to be at least 1.10x for two consecutive calendar quarters.

Release of Property. On any payment date after the expiration of the REMIC prohibition period, the borrower has the right to obtain the release of any individual Etude Self Storage West Coast Portfolio Property in connection with a bona fide third party sale of such Etude Self Storage West Coast Portfolio Property, upon prepayment of a portion of the Etude Self Storage West Coast Portfolio Whole Loan equal to 110% of the allocated loan amount of such Etude Self Storage West Coast Portfolio Property together with an applicable prepayment premium, and satisfaction of the following conditions, among

A-3-58

Self Storage – Self Storage	Loan #7	Cut-off Date Balance:	$30,200,000
Various, Various	Etude Self Storage West Coast Portfolio	Cut-off Date LTV:	66.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.5%

others: (i) after giving effect to such release, the debt service coverage ratio of the remaining Etude Self Storage West Coast Portfolio Properties is not less than the greater of the debt service coverage ratio immediately preceding the release and 1.387x, (ii) after giving effect to such release, the debt yield of the remaining Etude Self Storage West Coast Portfolio Properties is equal to or greater than 8.47%, (iii) the loan-to-value ratio is not more than 125% or the principal balance of the Etude Self Storage West Coast Portfolio Whole Loan is paid down by an amount sufficient to satisfy the REMIC rules and (iv) satisfaction of REMIC related conditions.

Future Mezzanine Indebtedness and Permitted Conditional Preferred Equity. The borrower has a right to obtain future mezzanine financing and/or permitted debt-like preferred equity from an approved lender upon the satisfaction of certain conditions set forth in the loan documents. Such financing (considering the permitted conditional preferred equity and any mezzanine loan), when added to the principal balance of the Etude Self Storage West Coast Portfolio Whole Loan must result in (a) a combined loan-to-value ratio of no more 66.71%, (b) a combined debt service coverage ratio of not less than 1.387x and (c) a combined debt yield of not less than 8.47%.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and is required to obtain and maintain business interruption insurance for 18 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-59

Manufactured Housing – Manufactured Housing	Loan #8	Cut-off Date Balance:	$26,050,000
Various	Fitts MHC Portfolio	Cut-off Date LTV:	66.6%
Various, TX Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

A-3-60

Manufactured Housing – Manufactured Housing	Loan #8	Cut-off Date Balance:	$26,050,000
Various	Fitts MHC Portfolio	Cut-off Date LTV:	66.6%
Various, TX Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

Jarrell
Georgetown
Taylor
Round Rock
AUSTIN
Camp Swift
Bastrop
Smithville
Lockhart
Luling
Waelder
Gonzales
Yoakum
Cuero
Yorktown
Rockdale
Lake Bryan
Bryan
College Station
Caldwell
Millican
Huntsville
Montgomery
Somerville
Brenham
Magnolia
Tomball
Prairie View
Hempstead
Bellville
La Grange
Columbus
Sealy
San Felipe
Katy
HOUSTON
Fulshear
Sugar Land
Eagle Lake
Wallis
Rosenberg
Schulenburg
Shiner
Hallettsville
Kendleton
Hungerford
Wharton
El Campo
Boling
West Columbia
Louise
Ganado
Edna
Bay City
3
5

Navasota
Montgomery
Willis
Conroe
Cleveland
Pinehurst
The Woodlands
Spring
Tomball
Kingwood
Dayton
Waller
Cypress
Atascocita
Humble
Crosby
Aldine
Jersey Village
Brookshire
Katy
HOUSTON
Barrett
Channelview
Mont Belvieu
Cinco Ranch
Uptown
Downtown
Jacinto City
Deer Park
Baytown
Bellaire
Mission Bend
Pasadena
La Porte
Orchard
Pecan Grove
Richmond
Rosenberg
Sugar Land
Missouri City
Pearland
Friendswood
Webster
Seabrook
Sienna Plantation
Manvel
League City
Alvin
Texas City
6
2

# Fitts MHC Portfolio

| | | |
|---|---|---|
| 1 | Coastal Acres MHC | Aransas Pass, TX |
| 2 | Ashland MHC | Channelview, TX |
| 3 | Country Way Village MHC | La Grange, TX |
| 4 | Coastal Oaks MHC | Rockport, TX |
| 5 | Country Aire MHC | El Campo, TX |
| 6 | Woodland Hills MHC | Conroe, TX |

Amarillo
Lubbock
Ft. Worth
Dallas
El Paso
Odessa
Midland
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Channelview
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BEE COUNTY
REFUGIO COUNTY
Holiday Beach
Lamar
St. Paul
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Copano Bay
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Rockport
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Sinton
Tradewinds
ARANSAS COUNTY
Aransas Bay
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Taft
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Port Aransas
CORPUS CHRISTI
Corpus Christi Bay
Mustang Island
Tierra Grande
NUECES COUNTY
Gulf of Mexico
KLEBERG COUNTY
Padre Island
1
4

A-3-61

Mortgage Loan No. 8 – Fitts MHC Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
				Location:	Various, TX Various
Original Balance:	$26,050,000			General Property Type:	Manufactured Housing
Cut-off Date Balance:	$26,050,000			Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	3.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/NAP
Borrower Sponsor:	Bryant A. Fitts			Size:	544 Pads
Guarantor:	Bryant A. Fitts			Cut-off Date Balance per Pad:	$47,886
Mortgage Rate:	6.0300%			Maturity Date Balance per Pad:	$47,886
Note Date:	10/10/2025			Property Manager:	Self-Managed
Maturity Date:	11/1/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$2,114,477
Amortization Term:	0 months			UW NCF:	$2,084,077
IO Period:	60 months			UW NOI Debt Yield:	8.1%
Seasoning:	0 months			UW NCF Debt Yield:	8.0%
Prepayment Provisions:	L(23),YM1(30),O(7)			UW NOI Debt Yield at Maturity:	8.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.31x
Additional Debt Type:	NAP			Most Recent NOI:	$2,297,563 (8/31/2025 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$2,187,296 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$2,015,004 (12/31/2023)
				Most Recent Occupancy:	90.3% (9/1/2025)
Reserves(1)				2nd Most Recent Occupancy:	92.0%
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	93.0%
RE Taxes:	$163,505	$16,350	NAP	Appraised Value (as of):	$39,100,000 (Various)
Insurance:	$32,085	$16,042	NAP	Appraised Value per Pad:	$71,875
Deferred Maintenance:	$37,750	$0	NAP	Cut-off Date LTV Ratio:	66.6%
Replacement Reserve:	$0	$2,533	NAP	Maturity Date LTV Ratio:	66.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,050,000	100.0%	Loan Payoff:	$13,748,518	52.8%
			Return of Equity:	$10,574,395	40.6%
			Closing Costs:	$1,493,747	5.7%
			Reserves:	$233,340	0.9%
Total Sources:	$26,050,000	100.0%	Total Uses:	$26,050,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The eighth largest mortgage loan (the “Fitts MHC Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $26,050,000 and secured by a first priority fee mortgage encumbering six manufactured housing properties totaling 544 pads located throughout southeast Texas (collectively the “Fitts MHC Portfolio Properties”).

The Borrower and the Borrower Sponsor. The borrower for the Fitts MHC Portfolio Mortgage Loan is Shortline MHP Six, LLC, a single-purpose Delaware limited liability company, with one independent director in its respective organizational structure. The borrower sponsor and non-recourse carve-out guarantor for the Fitts MHC Portfolio Mortgage Loan is Bryant A. Fitts. Including the Fitts MHC Portfolio Properties, Bryant A. Fitts has ownership in 1,325 manufactured housing pads across 11 properties throughout TX and MS.

The Properties. The Fitts MHC Portfolio Properties are comprised of six manufactured housing properties totaling 544 pads and located throughout southeast Texas. The Fitts MHC Portfolio Properties are located in proximity to Corpus Christi (221 pads), Houston (203 pads), and Austin (120 pads). The Fitts MHC Portfolio Properties are 90.3% occupied as of September 1, 2025 and include 503 mobile homesites (92% of pads), 25 recreational vehicle sites (5% of pads) and 16 apartment units (3% of pads). The Fitts MHC Portfolio Properties include 28 pads (5% of pads) on which manufactured homes owned by a borrower affiliated entity are located, and 17 pads (3% of pads) on which manufactured homes financed by a borrower affiliated entity are located.

The borrower sponsor acquired the properties between 2013 and 2019 for an aggregate purchase price of $7.1 million. The borrower sponsor invested $1.9 million in capital improvements including rebuilding the infrastructure in five communities, paving roads, adding homesites, and installing amenities such as playgrounds and dog parks. The weighted average occupancy at the Fitts MHC Portfolio Properties has increased from 45.0% at acquisition to 90.3% as of September 1, 2025. Three properties were operating at negative net operating income when acquired, while the other three had a combined net operating income of approximately $380,000. The borrower sponsor has grown net operating income to $2.3 million as of the trailing twelve months ended August 31, 2025.

A-3-62

Manufactured Housing – Manufactured Housing	Loan #8	Cut-off Date Balance:	$26,050,000
Various	Fitts MHC Portfolio	Cut-off Date LTV:	66.6%
Various, TX Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

Portfolio Summary
Property Name	City, State	Pads(1)	Year Built	Occupancy(1)	Allocated Loan Cut-off Date Balance	% of Allocated Loan Cut-off Date Balance	Appraised Value	UW NOI	% of UW NOI
Coastal Acres MHC	Aransas Pass, TX	138	1970	92.8%	$7,150,000	27.4%	$10,700,000	$579,526	27.4%
Country Way Village MHC	La Grange, TX	120	1981	85.8%	$4,625,000	17.8%	$7,100,000	$376,490	17.8%
Ashland MHC	Channelview, TX	83	1971	95.2%	$4,550,000	17.5%	$7,100,000	$370,725	17.5%
Coastal Oaks MHC	Rockport, TX	83	1978	83.1%	$3,550,000	13.6%	$5,400,000	$287,856	13.6%
Country Aire MHC	El Campo, TX	80	1997	91.3%	$3,550,000	13.6%	$4,900,000	$287,892	13.6%
Woodland Hills MHC	Conroe, TX	40	1985	97.5%	$2,625,000	10.1%	$3,900,000	$211,989	10.0%
Total/Wtd. Avg.		544		90.3%	$26,050,000	100.0%	$39,100,000	$2,114,477	100.0%

Source: Appraisals, unless otherwise noted.

(1)	Information is based on the borrower rent rolls dated September 1, 2025.

Portfolio Unit Mix(1)
Property Name	Total Pads	Tenant-Owned	Affiliate-Owned(2)	Rent-To-Own(3)	Apartment Units	RV Sites
Coastal Acres MHC	138	100	9	4	0	25
Country Way Village MHC	120	115	5	0	0	0
Ashland MHC	83	64	2	1	16	0
Coastal Oaks MHC	83	74	7	2	0	0
Country Aire MHC	80	70	5	5	0	0
Woodland Hills MHC	40	35	0	5	0	0
Total/Wtd. Avg.	544	458	28	17	16	25

(1)	Unit Mix is based on the borrower rent rolls dated September 1, 2025.
(2)	Affiliate-owned manufactured homes are owned by an affiliate of the borrower. Rents for such manufactured homes are paid to such affiliate by the residents of such manufactured homes, and pad rents for the related pads are paid to the related borrower by such residents.
(3)	Rent-to-own manufactured homes are owned by an affiliate of the borrower initially, and the residents gain ownership by making scheduled rent payments with an option or obligation to purchase the home at the end of the lease term, often applying part of the rent toward the purchase price.

Portfolio Amenities
Property Name	Water / Sewer	Amenities
Coastal Acres MHC	Public / Public	Playground, On-site Management, Parking, Fencing, Paved Roads
Country Way Village MHC	Public / Public	Playground, On-site Management, Parking, Fencing, Paved Roads
Ashland MHC	Public / Public	Dog Park, On-site Management, Parking, Paved Roads
Coastal Oaks MHC	Public / Public	Playground, On-site Management, Parking, Paved Roads
Country Aire MHC	Public / Public	Playground, On-site Management, Parking, Paved Roads
Woodland Hills MHC	Public / Public	Playground, On-site Management, Parking, Paved Roads

The Market. The Fitts MHC Portfolio Properties are located in submarkets with average vacancy rates ranging from 3.0% to 10.6%, with a weighted average of 7.4%. Market rate rent per pad per month ranges from $475 to $650, with a weighted average of $545.

The Coastal Acres MHC property is located within the Corpus Christi metropolitan statistical area (“MSA”). According to the September 1, 2025 rent roll, the Coastal Acres MHC property was 92.8% leased with an average rent of $552 per pad per month. The appraisal’s comparable properties have a weighted average occupancy of 89.5% and are leased at $425-$625 per pad per month. The appraisal also contained an affordability analysis within a 5-mile radius which concluded that the total monthly cost of owning a home at the Coastal Acres community was $1,231 per month compared to $1,999 per month to own a single family home ranging in size from two-bedroom, one-bathroom to four-bedroom, two-bathroom and $1,411 per month to rent a two-bedroom apartment. According to the appraisal, there are no manufactured housing communities (“MHCs”) planned, proposed or under construction in the immediate area that are competitive to the Coastal Acres MHC property.

The Country Way Village MHC property is located in proximity to the Austin MSA. According to the September 1, 2025 rent roll, the Country Way Village MHC property was 85.8% leased with an average rent of $449 per pad per month (the appraisal’s market rent conclusion is $500 per pad per month). The appraisal’s comparable properties have a weighted average occupancy of 94.6% and are leased at $400–$925 per pad per month, with an average of $602 per pad. The appraisal also included an affordability analysis within a 5-mile radius, which concluded that the total monthly cost of owning a home at the Country Way Village community was $1,587 per month, compared to $2,833 per month to own a single-family home (ranging from two-bedroom, one-bathroom to four-bedroom, two-bathroom) and $1,483 per month to rent a two-bedroom apartment. According to the appraisal, there are no MHCs planned, proposed, or under construction in the immediate area that are competitive to the Country Way Village MHC property.

The Ashland MHC property is located within the Houston MSA. According to the September 1, 2025 rent roll, the Ashland MHC property was 95.2% leased with an average rent of $620 per pad per month. The appraisal’s comparable properties have a weighted average occupancy of 97.4% and are leased at $395-$635 per pad per month. The appraisal also contained an affordability analysis within a 5-mile radius which concluded that the total monthly cost of owning a home at the Ashland community was $1,467 per month compared to $1,933 per month to own a single family home ranging in size from two-bedroom, one-bathroom to four-bedroom, two-bathroom and $1,337 per month to rent a two-bedroom apartment. According to the appraisal, there are no MHCs planned, proposed or under construction in the immediate area that are competitive to the Ashland MHC property.

A-3-63

Manufactured Housing – Manufactured Housing	Loan #8	Cut-off Date Balance:	$26,050,000
Various	Fitts MHC Portfolio	Cut-off Date LTV:	66.6%
Various, TX Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

The Coastal Oaks MHC property is located within the Corpus Christi MSA. According to the September 1, 2025 rent roll, the Coastal Oaks MHC property was 83.1% leased with an average rent of $508 per pad per month. The appraisal’s comparable properties have a weighted average occupancy of 89.5% and are leased at $425-$625 per pad per month. The appraisal also contained an affordability analysis within a 5-mile radius which concluded that the total monthly cost of owning a home at the Coastal Oaks community was $1,166 per month compared to $2,623 per month to own a single family home ranging in size from two-bedroom, one-bathroom to four-bedroom, two-bathroom and $1,253 per month to rent a two-bedroom apartment. According to the appraisal, there are no MHCs planned, proposed or under construction in the immediate area that are competitive to the Coastal Oaks MHC property.

The Country Aire MHC property is located in proximity to the Houston MSA. According to the September 1, 2025 rent roll, the Country Aire MHC property was 91.3% leased with an average rent of $450 per pad per month. The appraisal’s comparable properties have a weighted average occupancy of 90.4% and are leased at $380-$980 per pad per month. The appraisal also contained an affordability analysis within a 5-mile radius which concluded that the total monthly cost of owning a home at the Country Aire community was $1,131 per month compared to $1,900 per month to own a single family home ranging in size from two-bedroom, one-bathroom to four-bedroom, two-bathroom and $1,724 per month to rent a two-bedroom apartment. According to the appraisal, there are no MHCs planned, proposed or under construction in the immediate area that are competitive to the Country Aire MHC property.

The Woodland Hills MHC property is located within the Houston MSA. According to the September 1, 2025 rent roll, the Woodland Hills MHC property was 97.5% leased with an average rent of $560 per pad per month. The appraisal’s comparable properties have a weighted average occupancy of 97.8% and are leased at $680-$850 per pad per month. The appraisal also contained an affordability analysis within a 5-mile radius which concluded that the total monthly cost of owning a home at the Woodland Hills community was $1,662 per month compared to $2,910 per month to own a single family home ranging in size from two-bedroom, one-bathroom to four-bedroom, two-bathroom and $1,776 per month to rent a two-bedroom apartment. According to the appraisal, there are no MHCs planned, proposed or under construction in the immediate area that are competitive to the Woodland Hills MHC property.

Appraisal. According to the appraisals dated between August 5, 2025 and August 11, 2025, the Fitts MHC Portfolio Properties had an aggregate “As-is” appraised value of $39,100,000.

Environmental Matters. According to the Phase I environmental site assessments dated between August 1, 2025 and August 18, 2025, there was no evidence of any recognized environmental conditions at the Fitts MHC Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Fitts MHC Portfolio Properties:

Cash Flow Analysis
	2023	2024	TTM 8/31/2025	UW	UW Per Pad
Gross Potential Rent(1)	$2,721,475	$2,925,913	$3,027,581	$3,380,221	$6,214
Reimbursements	$358,857	$413,023	$429,558	$425,171	$782
Other Income	$105,323	$84,891	$89,334	$89,334	$164
(Vacancy / Credit Loss)	($54,610)	($36,236)	($29,182)	($362,390)	($666)
Effective Gross Income	$3,131,045	$3,387,591	$3,517,291	$3,532,336	$6,493

Real Estate Taxes	$150,289	$162,177	$164,233	$151,424	$278
Insurance	$103,519	$83,543	$97,589	$186,903	$344
Other Operating Expenses	$862,232	$954,575	$957,905	$1,079,532	$1,984
Total Operating Expenses	$1,116,041	$1,200,296	$1,219,727	$1,417,859	$2,606

Net Operating Income	$2,015,004	$2,187,296	$2,297,563	$2,114,477	$3,887
Replacement Reserves	$0	$0	$0	$30,400	$56
TI/LC	$0	$0	$0	$0	$0
Net Cash Flow	$2,015,004	$2,187,296	$2,297,563	$2,084,077	$3,831

Occupancy (%)(2)(3)	93.0%	92.0%	90.3%	89.3%
NOI DSCR	1.27x	1.37x	1.44x	1.33x
NCF DSCR	1.27x	1.37x	1.44x	1.31x
NOI Debt Yield	7.7%	8.4%	8.8%	8.1%
NCF Debt Yield	7.7%	8.4%	8.8%	8.0%

(1)	UW Gross Potential Rent is based on the borrower rent rolls dated September 1, 2025.
(2)	TTM 8/31/2025 Occupancy is based on the borrower rent rolls dated September 1, 2025.
(3)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies.

Escrows and Reserves.

Real Estate Tax Escrows – On the loan origination date, the borrower was required to make an upfront deposit of approximately $163,505 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the estimated annual tax payments (which currently equates to $16,350 monthly).

A-3-64

Manufactured Housing – Manufactured Housing	Loan #8	Cut-off Date Balance:	$26,050,000
Various	Fitts MHC Portfolio	Cut-off Date LTV:	66.6%
Various, TX Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

Insurance Escrows – On the loan origination date, the borrower was required to make an upfront deposit of approximately $32,085 into a reserve for insurance premiums. In addition, the borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the estimated annual insurance premiums (which currently equates to $16,042 monthly). However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender, and (iii) the borrower provides the lender evidence of renewal of such policies and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policies.

Deferred Maintenance Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $37,750 into a reserve for deferred maintenance.

Replacement Reserve – The borrower is required to deposit into a capital expenditures reserve, on a monthly basis, an amount equal to approximately $2,533.

Lockbox / Cash Management. The Fitts MHC Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the borrower is required to establish and maintain a lockbox account for the benefit of the lender, and, from and after the first occurrence of a Cash Sweep Event Period, to deposit all rents received by the borrower into the lockbox account within one business day of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period, the lender may establish, and the borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account. Upon the occurrence and during the continuance of a Cash Sweep Event Period, the lender will have the right, at its option, to direct the lockbox account bank to disburse all available funds then and thereafter on deposit in the lockbox account to the cash management account. Provided no event of default is continuing under the Fitts MHC Portfolio Mortgage Loan, funds on deposit in the cash management account are required to be applied, (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Fitts MHC Portfolio Mortgage Loan, (iii) to fund the required monthly deposit into the replacement reserve, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts in the cash management account into an excess cash flow account to be held as additional collateral for the Fitts MHC Portfolio Mortgage Loan during the continuance of a Cash Sweep Event Period.

“Cash Sweep Event Period” means a period: (i) commencing upon an event of default under the Fitts MHC Portfolio Mortgage Loan documents, and ending upon the cure (if applicable) of such event of default; or (ii) commencing upon the debt service coverage ratio of the Fitts MHC Portfolio Mortgage Loan being less than 1.15x at the end of any calendar quarter and ending upon the date such debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters. In the event that the debt service coverage ratio is above 1.00x but below 1.15x, the borrower may avoid a Cash Sweep Event Period by delivering to the lender cash or a letter of credit in an amount which, if applied to the outstanding balance of the Fitts MHC Portfolio Mortgage Loan, would cause the debt service coverage ratio for the immediately preceding calendar quarter to be 1.15x.

Release of Property. The borrower has the right at any time on and after November 1, 2027 and prior to the monthly payment date in May 2030 to obtain the release of any one or more of the individual Fitts MHC Portfolio Properties, upon prepayment of a release price equal to the greater of (x) 115% of the allocated loan amount of the property or properties being released and (y) 75% of the net sales proceeds of such property or properties, together with a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium, upon satisfaction of certain conditions, including but not limited to (i) after giving effect to the partial release, the debt yield of the remaining Fitts MHC Portfolio Properties is not less than the greater of (x) the debt yield immediately prior to the release and (y) 8.00%, (ii) after giving effect to the partial release, the debt service coverage ratio of the remaining Fitts MHC Portfolio Properties is not less than the greater of (x) the debt service coverage ratio immediately prior to the release and (y) 1.31x, and (iii) compliance with REMIC related conditions.

Letter of Credit. The borrower has the right to deliver a letter of credit in lieu of any cash deposit into any reserve fund, provided that the aggregate amount of such letters of credit may not exceed 10% of the outstanding principal balance of the Fitts MHC Portfolio Mortgage Loan.

Terrorism Insurance.  The Fitts MHC Portfolio Mortgage Loan documents require that the borrower obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount not less than 100% of the full replacement cost of the Fitts MHC Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with an extended period of indemnity of up to six months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-65

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$26,000,000
100 Bryton Trace	Riverwalk Vista	Cut-off Date LTV:	67.9%
Columbia, SC 29210		U/W NCF DSCR:	1.47x
		U/W NOI Debt Yield:	9.3%

A-3-66

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$26,000,000
100 Bryton Trace	Riverwalk Vista	Cut-off Date LTV:	67.9%
Columbia, SC 29210		U/W NCF DSCR:	1.47x
		U/W NOI Debt Yield:	9.3%

Riverwalk Vista
100 Bryton Trace
Columbia, SC 29210
COLUMBIA
St. Andrews
Seven Oaks
Denny Terrace
RICHLAND COUNTY
LEXINGTON COUNTY
Barony
Greenview
Earlewood
Ravenwood
Saluda Gardens
West Columbia
Oak Grove
Brookwood
Cayce
Springdale
Five Points
Olympia - Granby
DOWNTOWN COLUMBIA
Columbia International University
North Columbia Square
Columbia College
Intersection Center
Dutch Square Center
Boozer Shopping Center
Broad River Shopping Center
BROAD RIVER BRIDGE
Park Central Business Center
Prisma Health Richland Hospital
Earlewood Park
Providence Health Hospital
Benedict College
Allen University
Governor's Mansion
Prisma Health Baptist Hospital
Columbia Marionette Theatre
Riverbanks Zoo & Garden
Lexington Medical Center
SC State Museum
EdVenture
SC State House
Koger Center for the Arts
University of South Carolina
Colonial Life Arena
Carolina Coliseum
12th Street Plaza
Parkland Plaza
Danwood Shopping Center
Shoppers Plaza
West End Square
Granby Village
Granby Park
South Carolina State Fair
Williams-Brice Stadium
Gamecock Park
South Carolina Military Museum
CMC Steel South Carolina
Broad River
Saluda River
Congaree River
Broad River Rd
Monticello Rd
Fairfield Rd
Farrow Rd
N. Main St
Duke Ave
Colonial Dr
Elmwood Ave
Calhoun St
Bull St
Barnwell St
Assembly St
Taylor St
Hampton St
Huger St
Greene St
Gervais St
Blossom St
S. Saluda Ave
Rosewood Dr
Bluff Rd
Sunset Blvd
Jarvis Klapman Blvd
Augusta Rd
D Ave
12th St
9th St
State St
Holland Ave
Platt Springs Rd
TN
Asheville
Hickory
Cary
RALEIGH
Concord
Gastonia
NORTH CAROLINA
CHARLOTTE
Fort Mill
FAYETTEVILLE
Greer
Spartanburg
Greenville
Rock Hill
Union
Clemson
Laurinburg
Anderson
SOUTH CAROLINA
Greenwood
Irmo
Florence
Athens
Lexington
COLUMBIA
Sumter
North Myrtle Beach
Conway
Myrtle Beach
North Augusta
Orangeburg
AUGUSTA
Moncks Corner
Milledgeville
GEORGIA
North Charleston
CHARLESTON
Dublin
Statesboro
Beaufort
Vidalia
Hilton Head Island
Atlantic Ocean
Hinesville
SAVANNAH

A-3-67

Mortgage Loan No. 9 – Riverwalk Vista

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		SMC		Single Asset/Portfolio:	Single Asset
				Location:	Columbia, SC 29210
Original Balance:		$26,000,000		General Property Type:	Multifamily
Cut-off Date Balance:		$26,000,000		Detailed Property Type:	Garden
% of Initial Pool Balance:		3.6%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1986/2020-2021
Borrower Sponsors:		Joseph Jemal and Norman Jemal		Size:	237 Units
Guarantors:		Joseph Jemal and Norman Jemal		Cut-off Date Balance per Unit:	$109,705
Mortgage Rate:		6.1100%		Maturity Date Balance per Unit:	$109,705
Note Date:		8/5/2025		Property Manager:	ICER Management LLC
Maturity Date:		8/6/2030			(borrower-related)
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$2,424,873
IO Period:		60 months		UW NCF:	$2,365,623
Seasoning:		3 months		UW NOI Debt Yield:	9.3%
Prepayment Provisions:		L(27),D(27),O(6)		UW NCF Debt Yield:	9.1%
Lockbox/Cash Mgmt Status:		Springing/Springing		UW NOI Debt Yield at Maturity:	9.3%
Additional Debt Type:		NAP		UW NCF DSCR:	1.47x
Additional Debt Balance:		NAP		Most Recent NOI(2):	$2,377,898 (6/30/2025 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI(2):	$1,922,162 (12/31/2024)
				3rd Most Recent NOI(2):	NAV
				Most Recent Occupancy:	94.9% (7/22/2025)
Reserves(1)				2nd Most Recent Occupancy(2):	90.7% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	NAV
RE Taxes:	$0	$0	NAP	Appraised Value (as of):	$38,300,000 (7/10/2025)
Insurance:	$113,241	$12,199	NAP	Appraised Value per Unit:	$161,603
Replacement Reserve:	$0	$4,938	NAP	Cut-off Date LTV Ratio:	67.9%
Deferred Maintenance:	$212,760	$0	NAP	Maturity Date LTV Ratio:	67.9%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,000,000	100.0%	Loan Payoff:	$23,096,493	88.8%
			Return of Equity:	$1,954,774	7.5%
			Closing Costs:	$622,731	2.4%
			Reserves:	$326,001	1.3%
Total Sources:	$26,000,000	100.0%	Total Uses:	$26,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements
(2)	The borrower sponsors acquired the Riverwalk Vista Property (as defined below) in December 2021 and commenced an extensive renovation at a total cost of approximately $4.9 million, subsequently increasing occupancy from 85.7% in October 2021 to 94.9% as of July 2025 while also increasing rents from approximately $808 per unit to approximately $1,081 per unit in the same timeframe. During the renovation period, historical NOI and occupancy was not available. Additionally, 2nd Most Recent NOI is lower than Most Recent NOI due to the increase in occupancy and rents at the Riverwalk Vista Property following renovation and stabilization.

The Mortgage Loan. The ninth largest mortgage loan (the “Riverwalk Vista Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $26,000,000 and secured by a first priority fee mortgage on a 237-unit garden-style multifamily property located in Columbia, South Carolina (the “Riverwalk Vista Property”). The proceeds of the Riverwalk Vista Mortgage Loan were used to refinance a prior loan encumbering the Riverwalk Vista Property, return equity to the borrower sponsors, pay closing costs and fund reserves.

The Borrower and the Borrower Sponsors. The borrower is ICER of Riverwalk Vista LLC (the “Riverwalk Vista Borrower”), a Delaware limited liability company structured to be bankruptcy-remote with one independent director.

The borrower sponsors and nonrecourse carve-out guarantors for the Riverwalk Vista Mortgage Loan are Joseph Jemal and Norman Jemal. Joseph Jemal and Norman Jemal are the President and Chief Executive Officer, respectively, of ICER Properties, a family-owned real estate company that focuses on multifamily, retail and office properties. ICER Properties has a portfolio of approximately 2,700 residential units in New York, Georgia and South Carolina. Additionally, ICER Properties and its affiliates own over 400,000 SF of commercial space in New York and New Jersey. The borrower sponsors acquired the Riverwalk Vista Property in December 2021 for $21.55 million and have a total cost basis of approximately $31.63 million.

The Property. The Riverwalk Vista Property is comprised of 237 units (81 one-bedroom and 156 two-bedroom units) and was 94.9% occupied as of July 22, 2025. The 17.42-acre parcel is improved with 12 three-story apartment buildings. The improvements are of wood-frame construction. The Riverwalk Vista Property features one- and two-bedroom layouts ranging in size from 700 to 1,200 SF. Average in-place rents range from $934 to $1,185 per month with a weighted average in-place rent of $1,081 and an average unit size of 1,010 SF. Community amenities include a laundry facility, an outdoor pool, tennis courts, fitness center, dog park and 415 surface parking spaces. Unit features include modern kitchens with updated cabinetry and countertops,

A-3-68

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$26,000,000
100 Bryton Trace	Riverwalk Vista	Cut-off Date LTV:	67.9%
Columbia, SC 29210		U/W NCF DSCR:	1.47x
		U/W NOI Debt Yield:	9.3%

stainless steel appliances, gooseneck faucets, refrigerators, washer/dryer hookups, plank-style flooring and balconies on select units. The borrower sponsors acquired the Riverwalk Vista Apartments Property in December 2021 for a purchase price of $21.55 million. Since acquisition, the borrower sponsors have spent approximately $4.91 million on capital improvements, which included unit upgrades, HVAC, roof improvements, retaining wall work, landscaping, exterior capital expenditures, plumbing improvements, pool improvements and asphalt/paving upgrades.

In addition to the renovation, the borrower sponsors also secured a perpetual tax exemption under South Carolina’s housing code pursuant to which the Riverwalk Vista Property is fully exempt from taxes, so long as the borrower complies with certain ownership requirements, including, but not limited to, a nonprofit housing corporation, or solely-owned instrumentality of the nonprofit housing corporation, has ownership interest in the Riverwalk Vista Property, and affordable housing requirements for a designated allotment of the 237 total units. This reduced the annual tax burden from approximately $394,000 in 2023 to $0 in 2024. According to the appraisal, the estimated unabated taxes at the current assessed value or in a sale scenario would be equal to $430,794 and $601,324, respectively..

Under the perpetual tax exemption and in-place land use restriction, the borrower is required to set aside 75% of the units at the Riverwalk Vista Property for qualified tenants based on income levels. The borrower has allocated 179 units (75.5% of the unit count) for households earning no more than 80% of area median income (“AMI”). Within these units, 96 units are allocated to households earning no more than 60% of AMI in order to meet the requirements under the perpetual tax exemption and land use restriction. According to the U.S. Department of Housing and Urban Development (“HUD”), the 2025 maximum achievable rents for 60% AMI one-bedroom, 60% AMI two-bedroom, 80% AMI one-bedroom and 80% AMI two-bedroom units within Richland county are $1,113, $1,391, $1,484 and $1,854, respectively. If the perpetual tax exemption is terminated, modified, eliminated and repealed, whether by the borrower’s non-compliance or future changes to tax law, the Riverwalk Vista Loan will become fully recourse to the borrower sponsors. Provided no event of default exists, upon the lender’s receipt of satisfactory evidence that the Riverwalk Vista Property has achieved a debt yield equal to or greater than 9.1% on full market taxes, the foregoing full recourse obligations of the borrower sponsors will be terminated.

The following table presents detailed information with respect to the units at the Riverwalk Vista Property:

Riverwalk Vista Summary
Unit Type	No. of Units(1)	% of Total	Occupied Units(1)	% of Units Occupied	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF (1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
1 BR / 1 BA	13	5.5%	13	100.0%	700	$940	$1.34	$950	$1.36
1 BR / 1 BA – 60% AMI	24	10.1%	23	95.8%	700	$934	$1.33	$950	$1.36
1 BR / 1 BA – 80% AMI	11	4.6%	10	90.9%	700	$952	$1.36	$950	$1.36
1 BR / 1 BA	13	5.5%	12	92.3%	800	$995	$1.24	$1,005	$1.26
1 BR / 1 BA – 60% AMI	9	3.8%	9	100.0%	800	$1,014	$1.27	$1,005	$1.26
1 BR / 1 BA – 80% AMI	11	4.6%	9	81.8%	800	$995	$1.24	$1,005	$1.26
2 BR / 2 BA	17	7.2%	14	82.4%	1,100	$1,117	$1.02	$1,125	$1.02
2 BR / 2 BA – 60% AMI	23	9.7%	23	100.0%	1,100	$1,130	$1.03	$1,125	$1.02
2 BR / 2 BA – 80% AMI	38	16.0%	38	100.0%	1,100	$1,096	$1.00	$1,125	$1.02
2 BR / 2 BA	15	6.3%	14	93.3%	1,200	$1,133	$0.94	$1,175	$0.98
2 BR / 2 BA – 60% AMI	40	16.9%	38	95.0%	1,200	$1,185	$0.99	$1,175	$0.98
2 BR / 2 BA – 80% AMI	23	9.7%	22	95.7%	1,200	$1,173	$0.98	$1,175	$0.98
Total/Wtd. Avg.	237	100.0%	225	94.9%	1,010	$1,081	$1.10	$1,089	$1.11

(1)	Based on the borrower rent roll dated July 22, 2025.
(2)	Based on the appraisal.

The Market. The Riverwalk Vista Property is located at 100 Bryton Trace in Columbia, South Carolina. According to the appraisal, Columbia is at the center of one of the fastest growing metropolitan areas in the southeast. The city is home to the nation’s largest army training facility, six universities and the state government. The economy of Columbia includes the utilities, logistics, technology, healthcare and manufacturing industries. Nationally ranked among the top five cities for its highway connectivity, Columbia is the only city in the southeast region that has direct access to Interstates 20, 26 and 77. The city is home to two airports and the University of South Carolina’s main campus. Top employers in the city include Westinghouse Electric, Lexington County School District and the South Carolina Department of Corrections. Retail presence consists of restaurants, shopping centers, big-box stores and locally owned businesses. According to the appraisal, the Riverwalk Vista Property is located in the Dutch Fork multifamily submarket. According to the appraisal, the Dutch Fork multifamily submarket has a vacancy rate of 5.5% and average asking rents of $1,291 per unit as of the first quarter of 2025. Within a one-, three- and five-mile radius of the Riverwalk Vista property, the estimated 2024 population is 7,449, 61,656 and 158,724, respectively. Within the same radii, the estimated 2024 average household income is $65,295, $72,828 and $76,184, respectively.

A-3-69

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$26,000,000
100 Bryton Trace	Riverwalk Vista	Cut-off Date LTV:	67.9%
Columbia, SC 29210		U/W NCF DSCR:	1.47x
		U/W NOI Debt Yield:	9.3%

The following table presents certain information relating to comparable multifamily rental properties to the Riverwalk Vista Property:

Comparable Rental Summary
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Rent per SF	Average Rent per Unit
Riverwalk Vista(1) 100 Bryton Trace Columbia, SC	1986 / 2020-2021	94.9%	237	1BR / 1BA 1BR / 1BA 60% AMI 1BR / 1BA 80% AMI 1BR / 1BA 1BR / 1BA 60% AMI 1BR / 1BA 80% AMI 2BR / 2BA 2BR / 2BA 60% AMI 2BR / 2BA 80% AMI 2BR / 2BA 2BR / 2BA 60% AMI 2BR / 2BA 80% AMI	700 700 700 800 800 800 1,100 1,100 1,100 1,200 1,200 1,200	$1.34 $1.33 $1.36 $1.24 $1.27 $1.24 $1.02 $1.02 $1.03 $0.94 $0.99 $0.98	$940 $934 $952 $995 $1,014 $995 $1,117 $1,130 $1,096 $1,133 $1,185 $1,173
Landmark Pine Court 3900 Bentley Drive Columbia, SC	1989 / NAP	97.7%	316	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA	632 750 850 980 1,114	$1.36 $1.18 $1.10 $1.16 $1.12	$860 $885 $938 $1,133 $1,249
Boulder Creek 1000 Bentley Court Columbia, SC	1990 / NAP	96.7%	272	1BR / 1BA 1BR / 1BA 2BR / 2BA 3BR / 2BA	542 773 1,070 1,266	$1.65 $1.31 $1.06 $1.10	$895 $1,010 $1,129 $1,395
Broad River Trace 551 Riverhill Circle Columbia, SC	1998 / NAP	94.5%	240	1BR / 1BA 2BR / 2BA 2BR / 2BA 3BR / 2BA	882 1,132 1,154 1,295	$1.46 $1.14 $1.17 $1.24	$1,289 $1,288 $1,345 $1,603
Reserve at Riverwalk 4501 Bentley Drive Columbia, SC	1992 / NAP	92.7%	220	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 2BA 3BR / 2BA	642 774 927 1,066 1,082 1,250	$1.59 $1.65 $1.46 $1.31 $1.32 $1.24	$1,018 $1,275 $1,350 $1,400 $1,425 $1,550
Acasa Prosper Fairways 1800 Longcreek Drive Columbia, SC	1985 / NAP	80.0%	419	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 2BA 3BR / 2BA 4BR / 2BA	672 678 912 918 1,115 1,300 1,500	$1.34 $1.33 $1.15 $1.20 $1.03 $0.88 $0.83	$900 $900 $1,050 $1,100 $1,150 $1,150 $1,250
Cypress Run Apartments 3430 Broad River Road Columbia, SC	1997 / NAP	97.5%	204	Studio 1BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 2BA	331 551 882 882 1,100	$2.48 $1.61 $1.22 $1.24 $1.17	$820 $885 $1,075 $1,095 $1,290

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated July 22, 2025.

Appraisal. The appraisal concluded to an “as-is” appraised value of $38,300,000 as of July 10, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated July 25, 2025, there was no evidence of any recognized environmental conditions at the Riverwalk Vista Property.

A-3-70

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$26,000,000
100 Bryton Trace	Riverwalk Vista	Cut-off Date LTV:	67.9%
Columbia, SC 29210		U/W NCF DSCR:	1.47x
		U/W NOI Debt Yield:	9.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Riverwalk Vista Property.

Cash Flow Analysis(1)
	2024(1)	6/30/2025 TTM	UW	UW Per Unit
Gross Potential Rent	$2,890,272	$2,897,571	$3,067,008	$12,941
Other Income	$467,883	$500,193	$500,193	$2,111
Vacancy and Concessions	($688,376)	($246,887)	($363,181)	($1,532)
Effective Gross Income	$2,669,778	$3,150,877	$3,204,020	$13,519

Taxes(2)	$0	$0	$0	$0
Insurance	$125,519	$141,809	$146,383	$618
Other Operating Expenses	$622,097	$631,170	$632,764	$2,670
Total Operating Expenses	$747,616	$772,979	$779,147	$3,288

Net Operating Income	$1,922,162	$2,377,898	$2,424,873	$10,232
TI/LC	$0	$0	$0	$0
Capital Expenditures	$0	$0	$59,250	$250
Net Cash Flow	$1,922,162	$2,377,898	$2,365,623	$9,982

Occupancy %(3)	90.7%	94.9%	88.2%
NOI DSCR	1.19x	1.48x	1.51x
NCF DSCR	1.19x	1.48x	1.47x
NOI Debt Yield	7.4%	9.1%	9.3%
NCF Debt Yield	7.4%	9.1%	9.1%

(1)	The borrower sponsors acquired the Riverwalk Vista Property in December 2021 and commenced an extensive renovation at a total cost of approximately $4.9 million, subsequently increasing occupancy from 85.7% in October 2021 to 94.9% as of July 2025 while also increasing rents from approximately $808 per unit to approximately $1,081 per unit in the same timeframe. During the renovation period, historical NOI and occupancy is not available. Additionally, 2024 operating history is lower than 6/30/2025 TTM due to the increase in occupancy and rents at the Riverwalk Vista Property following renovation and stabilization.
(2)	The borrower sponsors secured a perpetual tax exemption under South Carolina’s housing code pursuant to which the Riverwalk Vista Property is fully exempt from taxes, so long as the borrower complies with certain ownership requirements, including, but not limited to, a nonprofit housing corporation, or solely-owned instrumentality of the nonprofit housing corporation, has ownership interest in the Riverwalk Vista Property, and affordable housing requirements for a designated allotment of the 237 total units as further described in “The Property” above. This reduced the annual tax burden from approximately $394,000 in 2023 to $0 in 2024. According to the appraisal, the estimated unabated taxes at the current assessed value or in a sale scenario would be equal to $430,794 and $601,324, respectively.
(3)	Represents occupancy as of December 31 of each respective year. 6/30/2025 TTM Occupancy % reflects occupancy as of July 22, 2025. UW Occupancy % is equal to underwritten economic occupancy.

Escrows and Reserves.

The borrower deposited at origination (i) $113,241 for insurance and (ii) $212,760 for deferred maintenance.

Real Estate Taxes - The Riverwalk Vista Mortgage Loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $0). The borrower benefits from a perpetual tax exemption.

Insurance - The Riverwalk Vista Mortgage Loan documents provide for an ongoing monthly insurance reserve in an amount equal to 1/12th of the annual estimated insurance premiums (initially $12,199).

Replacement Reserve - The Riverwalk Vista Mortgage Loan documents provide for ongoing monthly reserves for capital expenditures for the Riverwalk Vista Property in an amount equal to $4,938.

Lockbox and Cash Management. The Riverwalk Vista Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and during the continuance of a Sweep Event (as defined below), the borrower is required to establish a restricted account for the benefit of the lender (the “Clearing Account”). The borrower is required to maintain the Clearing Account for the term of the Riverwalk Vista Mortgage Loan and required to cause all rents to be transmitted by tenants directly into the Clearing Account during a Sweep Event. Following the occurrence and during the continuance of a Sweep Event, all sums on deposit in the Clearing Account are required to be transferred on a daily basis to an account designated and controlled by the lender (the “Cash Management Account”), from which the monthly debt service, reserve payments and operating expenses required under the Riverwalk Vista Mortgage Loan documents are required to be made and (i) absent the existence of a Sweep Event, any remaining amounts on deposit in the Cash Management Account, are required to be disbursed to the borrower and (ii) during the existence of a Sweep Event, any excess cash is required to be held by the lender as additional security for the Riverwalk Vista Mortgage Loan.

A “Sweep Event” will commence upon the earlier of:

(i) the occurrence of an event of default under the Riverwalk Vista Mortgage Loan, and will continue until the cure (if applicable) of the event of default,

A-3-71

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$26,000,000
100 Bryton Trace	Riverwalk Vista	Cut-off Date LTV:	67.9%
Columbia, SC 29210		U/W NCF DSCR:	1.47x
		U/W NOI Debt Yield:	9.3%

(ii) the debt service coverage ratio of the Riverwalk Vista Mortgage Loan, calculated based on the trailing 12 calendar months, being less than 1.15x, and will continue until the debt service coverage ratio, calculated based on the trailing 12 calendar months, for two consecutive calendar quarters thereafter is equal to or greater than 1.20x,

(iii) the Riverwalk Vista Property is no longer entitled to the tax exemption, and will continue until the lender receives satisfactory evidence the Riverwalk Vista Property is then entitled to the tax exemption, or

(iv) commencing on or after the payment date in August 2029, the debt yield on the Riverwalk Vista Mortgage Loan, calculated based on the trailing 12 calendar months, being less than 9.0%, and will continue until the Riverwalk Vista Mortgage Loan is repaid in full.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Riverwalk Vista Property and business interruption insurance for 12 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-72

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,650,000
Various	LRW Houston Multifamily Portfolio	Cut-off Date LTV:	64.8%
Houston, TX		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	9.8%

A-3-73

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,650,000
Various	LRW Houston Multifamily Portfolio	Cut-off Date LTV:	64.8%
Houston, TX		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	9.8%

George Bush Intctl. Airport 26 miles
CITY CENTRE
Memorial City
Memorial Dr
N. Kirkwood Rd
Lakeside CC
Buffalo Bayou
Sam Houston Tollway
Eldridge Pkwy
Dairy Ashford Rd
Briar Forest Dr
Briarforest
Westheimer Rd
Westheimer Commons
Phillips 66 Corporate Campus
Houston Comm. College - Alief Hayes Campus
Westchase Shopping Center
Market Square at Eldridge
HCA Houston Healthcare West
Cameron LNG Headquarters
Royal Oaks CC
Westpark Dr
Westchase
Gessner Rd
Westpark Tollway
Harwin Outlet Mall
Hillcroft Shopping Center
Downtown Houston 9 miles
Gulfton
CGG
Sharpstown ParkCC
Santa Fe Shopping Center
Universal Shopping Center
Wilcrest Dr
Emerson
Sterling Plaza
PlazAmericas
Synott Rd
Bellaire Blvd
Hillcroft St
Hong Kong City Mall
Sharpstown
Southwest Frwy
HARRIS COUNTY
Houston Baptist University
Beechcrest Shopping Center
Greatland Center
Bissonnet St
Bellaire
Beechnut St
Memorial Hermann Southwest Hospital
Southway Shopping Center
Beckford Place
Ashfordbrook Shopping Center
HOUSTON
Westwood CC
Braeburn
Chimney Rock Rd
Southwest Corporate Center
BraeBurn CC
Braeswood Blvd
Alief
Brooklet Business Park
Westwood
Willowbend Blvd
Bellfort Ave
Kirkwood Rd
Fondren Southwest Village Mall
Bellfort St
Southwest Houston
Amazon Distribution Center
Meadows Place
Men's Warehouse Distribution Ctr.
Gessner Rd
Fondren Rd
Sugar Land
Sugar Land Business Park
Sugar Park Plaza
Airport Blvd
Fountains on the Lake
Stafford
FORT BEND COUNTY
Houston Community College - Stafford
Gessner Rd
Stafford DeWalt Rd
S. Main St
Stafford Center
Fondren Gardens
SugarCreek Village
Missouri City
Fort Bend Pkwy
Amazon Distribution Center
Buffalo Run
Montgomery
Conroe
The Woodlands
Spring
Atascocita
Katy
HOUSTON
Channelview
Baytown
Pasadena
Sugar Land
Missouri City
Pearland
Friendswood
League City
Texas City
Rosenberg
LRW Houston Multifamily Portfolio
1 Rama Apartments Houston, TX
2 Whispering Oaks Apartments Houston, TX
3 Leawood Plaza Apartments Houston, TX

A-3-74

Mortgage Loan No. 10 – LRW Houston Multifamily Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		SMC		Single Asset/Portfolio:	Portfolio
				Location:	Houston, TX Various
Original Balance:		$25,650,000		General Property Type:	Multifamily
Cut-off Date Balance:		$25,650,000		Detailed Property Type:	Garden
% of Initial Pool Balance:		3.6%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	Various/Various
Borrower Sponsor:		Gary W. Gates, Jr.		Size:	492 Units
Guarantor:		Gary W. Gates, Jr.		Cut-off Date Balance per Unit:	$52,134
Mortgage Rate:		6.6750%		Maturity Date Balance per Unit:	$52,134
Note Date:		8/5/2025		Property Manager:	Gatesco, Inc.
Maturity Date:		8/6/2030			(borrower-related)
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$2,509,370
IO Period:		60 months		UW NCF:	$2,386,370
Seasoning:		3 months		UW NOI Debt Yield:	9.8%
Prepayment Provisions:		L(24),YM1(31),O(5)		UW NCF Debt Yield:	9.3%
Lockbox/Cash Mgmt Status:		Springing/Springing		UW NOI Debt Yield at Maturity:	9.8%
Additional Debt Type:		NAP		UW NCF DSCR:	1.37x
Additional Debt Balance:		NAP		Most Recent NOI:	$2,512,780 (6/30/2025 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$2,472,381 (12/31/2024)
				3rd Most Recent NOI:	$2,441,653 (12/31/2023)
				Most Recent Occupancy:	93.7% (7/30/2025)
Reserves(1)				2nd Most Recent Occupancy:	96.4% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	97.0% (12/31/2023)
RE Taxes:	$439,748	$54,968	NAP	Appraised Value (as of):	$39,600,000 (7/1/2025)
Insurance:	$98,807	$17,696	NAP	Appraised Value per Unit:	$80,488
Replacement Reserve:	$0	$20,500	NAP	Cut-off Date LTV Ratio:	64.8%
Deferred Maintenance:	$355,206	$0	NAP	Maturity Date LTV Ratio:	64.8%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,650,000	100.0%	Loan Payoff:	$16,845,159	65.7%
			Return of Equity:	$6,048,493	23.6%
			Closing Costs:	$1,862,587	7.3%
			Reserves:	$893,761	3.5%
Total Sources:	$25,650,000	100.0%	Total Uses:	$25,650,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The tenth largest mortgage loan (the “LRW Houston Multifamily Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $25,650,000 and secured by a first priority fee mortgage on three multifamily properties totaling 492 units located in Houston, Texas (collectively, the “LRW Houston Multifamily Portfolio Properties”). The proceeds of the LRW Houston Multifamily Portfolio Mortgage Loan were used to refinance prior loans encumbering the LRW Houston Multifamily Portfolio Properties, return equity to the borrower sponsor, pay closing costs and fund reserves.

The Borrowers and the Borrower Sponsor. The borrowers are APT Leawood Plaza, LLC, APTRA, LLC and APT Whispering Oaks, LLC (collectively, the “LRW Houston Multifamily Portfolio Borrowers”), each a Delaware limited liability company structured to be bankruptcy-remote with one independent director.

The borrower sponsor and nonrecourse carve-out guarantor for the LRW Houston Multifamily Portfolio Mortgage Loan is Gary W. Gates, Jr. The borrower sponsor has extensive commercial real estate experience in the management of multifamily properties throughout Texas. Mr. Gates currently owns and manages 47 multifamily properties totaling approximately 10,000 units throughout the greater Houston area. The borrower sponsor acquired the LRW Houston Multifamily Portfolio Properties between 1986 and 2017 and has a total cost basis of approximately $23.47 million.

The Properties. The LRW Houston Multifamily Portfolio Properties are comprised of three multifamily properties located in Houston, Texas, collectively totaling 492 units with a weighted average occupancy of 93.7% as of July 30, 2025.

A-3-75

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,650,000
Various	LRW Houston Multifamily Portfolio	Cut-off Date LTV:	64.8%
Houston, TX		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	9.8%

The following table presents detailed information with respect to each of the LRW Houston Multifamily Portfolio Properties:

LRW Houston Multifamily Portfolio Properties Summary
Property Name / Location	Property Type	Year Built/ Renovated	Units	Allocated Loan Amount (“ALA”)(1)	% of ALA(1)	Appraised Value	% of Appraised Value	UW NOI	% of UW NOI
Rama Apartments 9290 Woodfair Drive Houston, TX	Multifamily	1978 / 2021	232	$12,177,273	47.5%	$18,800,000	47.5%	$1,204,849	48.0%
Whispering Oaks Apartments 10010 Greenfork Drive Houston, TX	Multifamily	1978 / 2015	180	$9,392,045	36.6%	$14,500,000	36.6%	$900,520	35.9%
Leawood Plaza Apartments 11402 Beechnut Street Houston, TX	Multifamily	1974 / 2012	80	$4,080,682	15.9%	$6,300,000	15.9%	$404,001	16.1%
Total			492	$25,650,000	100.0%	$39,600,000	100.0%	$2,509,370	100.0%
(1)	Allocated Loan Amounts are based on appraised values. The LRW Houston Multifamily Portfolio Mortgage Loan documents do not permit partial releases.

Rama Apartments (232 Units, 47.5% ALA). The Rama Apartments property is comprised of 232 units (192 one-bedroom and 40 two-bedroom units). The 6.78-acre parcel is improved with 24 two-story apartment buildings. The improvements are of wood-frame construction. The Rama Apartments property features one and two-bedroom layouts ranging in size from 531 to 1,176 SF. Average in-place rents range from $595 to $1,044 per month with an average in-place rent of $793 and an average unit size of 734 SF. Community amenities include a courtyard, surface parking and perimeter gate. Unit features include air conditioning, balcony/patio, ceiling fans and ceramic tile flooring. The borrower sponsor acquired the Rama Apartments property in December 2017 for a purchase price of $8.964 million. Since December 2017, the borrower sponsor has spent approximately $7.25 million on capital improvements, which included unit upgrades, roof replacement, ceramic tiling, plumbing and electrical repairs, new HVAC units, parking lot replacements and new appliances.

The following table presents detailed information with respect to the units at the Rama Apartments property:

Rama Apartments Summary
Unit Type	No. of Units(1)	% of Total	Occupied Units(1)	% of Units Occupied	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF (1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
1 BR / 1 BA	26	11.2%	26	100.0%	531	$724	$1.36	$705	$1.33
1 BR / 1 BA	20	8.6%	18	90.0%	570	$665	$1.17	$710	$1.25
1 BR / 1 BA	22	9.5%	21	95.5%	625	$680	$1.09	$730	$1.17
1 BR / 1 BA	4	1.7%	4	100.0%	650	$595	$0.92	$740	$1.14
1 BR / 1 BA	12	5.2%	12	100.0%	689	$697	$1.01	$760	$1.10
1 BR / 1 BA	38	16.4%	38	100.0%	807	$882	$1.09	$840	$1.04
1 BR / 1.5 BA	52	22.4%	45	86.5%	691	$771	$1.12	$780	$1.13
1 BR / 1.5 BA	18	7.8%	13	72.2%	711	$826	$1.16	$795	$1.12
2 BR / 1.5 BA	8	3.4%	7	87.5%	907	$831	$0.92	$890	$0.98
2 BR / 2 BA	20	8.6%	19	95.0%	984	$938	$0.95	$1,005	$1.02
2 BR / 2.5 BA	12	5.2%	10	83.3%	1,176	$1,044	$0.89	$1,080	$0.92
Total/Wtd. Avg.	232	100.0%	213	91.8%	734	$793	$1.08	$809	$1.10
(1)	Based on the borrower rent roll dated July 30, 2025.
(2)	Based on the appraisal.

A-3-76

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,650,000
Various	LRW Houston Multifamily Portfolio	Cut-off Date LTV:	64.8%
Houston, TX		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	9.8%

Whispering Oaks Apartments (180 Units, 36.6% ALA). The Whispering Oaks Apartments property is comprised of 180 units (140 one-bedroom, 24 two-bedroom and 16 three-bedroom units). The 5.02-acre parcel is improved with 11 two-story apartment buildings. The improvements are constructed with wood frames. The Whispering Oaks Apartments property features one, two and three-bedroom layouts ranging in size from 602 to 1,059 SF. Average in-place rents range from $680 to $1,059 per month with an average in-place rent of $751 and an average unit size of 683 SF. Community amenities include a courtyard, on-site manager, perimeter fence with access gates, laundry facilities and surface parking. Unit features include air conditioning, balcony/patio, ceiling fans and ceramic tile flooring. The borrower sponsor acquired the Whispering Oaks Apartments property in 2013 for a purchase price of approximately $2.3 million. At the time of acquisition, the Whispering Oaks Apartments property was approximately 38% occupied and in need of significant capital expenditures. Since 2013, the borrower sponsor has spent approximately $2.8 million on capital improvements which included unit upgrades, roof repair, plumbing and electrical repairs, parking lot replacements, new appliances and ceramic tile.

The following table presents detailed information with respect to the units at the Whispering Oaks Apartments property:

Whispering Oaks Apartments Summary
Unit Type	No. of Units(1)	% of Total	Occupied Units(1)	% of Units Occupied	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF (1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
1 BR / 1 BA	88	48.9%	86	97.7%	602	$680	$1.13	$705	$1.17
1 BR / 1 BA	52	28.9%	45	86.5%	644	$696	$1.08	$790	$1.23
2 BR / 1 BA	24	13.3%	24	100.0%	812	$903	$1.11	$900	$1.11
3 BR / 2 BA	16	8.9%	16	100.0%	1,059	$1,059	$1.00	$1,125	$1.06
Total/Wtd. Avg.	180	100.0%	171	95.0%	683	$751	$1.10	$793	$1.16
(1)	Based on the borrower rent roll dated July 30, 2025.
(2)	Based on the appraisal.

Leawood Plaza Apartments (80 Units, 15.9% ALA). The Leawood Plaza Apartments property is comprised of 80 units (44 one-bedroom and 36 two-bedroom units). The 2.05-acre parcel is improved with six two-story apartment buildings. The improvements are of wood-frame construction. The Leawood Plaza Apartments property features one and two-bedroom layouts ranging in size from 663 to 900 SF. Average in-place rents range from $716 to $900 per month with an average in-place rent of $794 and an average unit size of 755 SF. Community amenities include a common laundry, courtyard, dog park, on-site manager, perimeter fence with gated access, playground and a swimming pool. Unit features include air conditioning, balcony/patio, ceiling fans and ceramic tile flooring. The borrower sponsor acquired the Leawood Plaza Apartments property in 1986 for a purchase price of approximately $400,000. Over the last 15 years, the borrower sponsor has spent approximately $1.7 million on capital improvements, which included unit upgrades, roof replacement, plumbing and electrical repairs, new HVAC units, parking lot replacements, new appliances and ceramic tile.

The following table presents detailed information with respect to the units at the Leawood Plaza Apartments property:

Leawood Plaza Apartments Summary
Unit Type	No. of Units(1)	% of Total	Occupied Units(1)	% of Units Occupied	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF (1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
1 BR / 1 BA	44	55.0%	43	97.7%	663	$716	$1.08	$705	$1.06
2 BR / 1 BA	16	20.0%	16	100.0%	825	$885	$1.07	$900	$1.09
2 BR / 2 BA	20	25.0%	18	90.0%	900	$900	$1.00	$925	$1.03
Total/Wtd. Avg.	80	100.0%	77	96.3%	755	$794	$1.05	$799	$1.06
(1)	Based on the borrower rent roll dated July 30, 2025.
(2)	Based on the appraisal.

The Markets. The Rama Apartments property is located at 9290 Woodfair Drive, approximately 14 miles southwest of downtown Houston. According to the appraisal, the Rama Apartments property is located in the Sharpstown/Westwood multifamily submarket. According to the appraisal, the Sharpstown/Westwood multifamily submarket has a vacancy rate of 7.5% and average asking rents of $1.15 per square foot as of June 2025. Within a one-, three- and five-mile radius of the Rama Apartments property, the estimated 2024 population is 13,583, 64,109 and 161,268, respectively. Within the same radii, the estimated 2024 average household income is $106,267, $93,626 and $93,798, respectively.

A-3-77

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,650,000
Various	LRW Houston Multifamily Portfolio	Cut-off Date LTV:	64.8%
Houston, TX		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	9.8%

The following table presents certain information relating to comparable multifamily rental properties to the Rama Apartments property:

Comparable Rental Summary
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Rent per SF	Average Rent per Unit
Rama Apartments 9290 Woodfair Drive Houston, TX	1978 / 2021	91.8%(1)	232	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1.5BA 1BR / 1.5BA 2BR / 1.5BA 2BR / 2BA 2BR / 2.5BA	531 570 625 650 689 807 691 711 907 984 1,176	$1.36 $1.17 $1.09 $0.92 $1.01 $1.09 $1.12 $1.16 $0.92 $0.95 $0.89	$724 $665 $680 $595 $697 $882 $771 $826 $831 $938 $1,044
Deerfield 10001 Club Creek Drive Houston, TX	1977 / NAP	95.0%	246	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 2BA	543 696 830 969 981	$1.36 $1.16 $1.11 $1.01 $1.02	$740 $805 $925 $980 $1,000
Villa de Cancun 9450 Woodfair Drive Houston, TX	1979 / 2017	98.0%	345	1BR / 1BA 1BR / 1BA 1BR / 1.5BA 2BR / 1BA 2BR / 2BA 2BR / 2.5BA	570 685 711 807 1,005 1,176	$1.40 $1.23 $1.25 $1.23 $1.07 $1.02	$800 $840 $890 $990 $1,075 $1,200
Sanctuary at 9430 9430 Concourse Drive Houston, TX	1973 / NAP	94.0%	293	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1.5BA 1BR / 1BA 1BR / 1.5BA 2BR / 2BA 2BR / 2.5BA	531 570 615 670 689 711 807 907 984 1,176	$1.30 $1.34 $1.27 $1.20 $1.31 $1.21 $1.14 $1.13 $1.14 $1.09	$690 $763 $781 $804 $905 $863 $918 $1,024 $1,120 $1,286
The Athena 10101 Forum Park Drive Houston, TX	1979 / NAP	96.0%	216	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA	550 735 837 1,100	$1.25 $1.19 $1.06 $1.07	$688 $873 $889 $1,174
Mar Del Sol 9303 Woodfair Drive Houston, TX	1979 / NAP	96.0%	248	1BR / 1BA 1BR / 1BA 1BR / 1.5BA 2BR / 1BA 2BR / 2BA	650 840 730 840 942	$1.02 $0.98 $1.09 $1.10 $1.02	$660 $825 $799 $925 $960
Casa Grande 9445 Concourse Drive Houston, TX	1979 / 2019	94.0%	268	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA	450 550 703 840 981	$1.54 $1.34 $1.12 $1.12 $1.10	$694 $735 $790 $942 $1,078

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated July 30, 2025.

The Whispering Oaks Apartments property is located at 10010 Greenfork Drive, approximately 15 miles southwest of downtown Houston. According to the appraisal, the Whispering Oaks Apartments property is located in the Sharpstown/Westwood multifamily submarket. According to the appraisal, the Sharpstown/Westwood multifamily submarket has a vacancy rate of 7.5% and average asking rents of $1.15 per square foot as of June 2025. Within a one-, three- and five-mile radius of the Whispering Oaks Apartments property, the estimated 2024 population is 13,583, 64,109 and 161,268, respectively. Within the same radii, the estimated 2024 average household income is $106,267, $93,626 and $93,798, respectively.

A-3-78

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,650,000
Various	LRW Houston Multifamily Portfolio	Cut-off Date LTV:	64.8%
Houston, TX		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	9.8%

The following table presents certain information relating to comparable multifamily rental properties to the Whispering Oaks Apartments property:

Comparable Rental Summary
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Rent per SF	Average Rent per Unit
Whispering Oaks Apartments 10010 Greenfork Drive Houston, TX	1978 / 2015	95.0%(1)	180	1BR / 1BA 1BR / 1BA 2BR / 1BA 3BR / 2BA	602 644 812 1,059	$1.13 $1.08 $1.11 $1.00	$680 $696 $903 $1,059
Claridge Apartments 10027 Spice Lane Houston, TX	1983 / NAP	97.0%	173	2BR / 1BA 2BR / 2BA 2BR / 2BA 2BR / 2BA 2BR / 2BA 2BR / 2.5BA 3BR / 2BA	960 1,096 1,135 1,235 1,335 1,555 1,485	$1.12 $1.00 $1.00 $1.04 $1.04 $0.90 $1.04	$1,075 $1,095 $1,130 $1,285 $1,385 $1,400 $1,550
Mar Del Sol 9303 Woodfair Drive Houston, TX	1979 / NAP	96.0%	248	1BR / 1BA 1BR / 1BA 1BR / 1.5BA 2BR / 1BA 2BR / 2BA	650 840 730 840 942	$1.02 $0.98 $1.09 $1.10 $1.02	$660 $825 $799 $925 $960
The Athena 10101 Forum Park Drive Houston, TX	1979 / NAP	96.0%	216	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA	550 735 837 1,100	$1.25 $1.19 $1.06 $1.07	$688 $873 $889 $1,174
Deerfield 10001 Club Creek Drive Houston, TX	1977 / NAP	95.0%	246	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 2BA	543 696 830 969 981	$1.36 $1.16 $1.11 $1.01 $1.02	$740 $805 $925 $980 $1,000
Sanctuary at 9430 9430 Concourse Drive Houston, TX	1973 / NAP	94.0%	293	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1.5BA 1BR / 1BA 1BR / 1.5BA 2BR / 2BA 2BR / 2.5BA	531 570 615 670 689 711 807 907 984 1,176	$1.30 $1.34 $1.27 $1.20 $1.31 $1.21 $1.14 $1.13 $1.14 $1.09	$690 $763 $781 $804 $905 $863 $918 $1,024 $1,120 $1,286
Villa de Cancun 9450 Woodfair Drive Houston, TX	1979 / 2017	98.0%	345	1BR / 1BA 1BR / 1BA 1BR / 1.5BA 2BR / 1BA 2BR / 2BA 2BR / 2.5BA	570 685 711 807 1,005 1,176	$1.40 $1.23 $1.25 $1.23 $1.07 $1.02	$800 $840 $890 $990 $1,075 $1,200

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated July 30, 2025.

The Leawood Plaza Apartments property is located at 11402 Beechnut Street, approximately 15 miles southwest of downtown Houston. According to the appraisal, the Leawood Plaza Apartments property is located in the Alief multifamily submarket. According to the appraisal, the Alief multifamily submarket has a vacancy rate of 10.2% and average asking rents of $1.22 per square foot as of May 2025. Within a one-, three- and five-mile radius of the Leawood Plaza Apartments property, the estimated 2024 population is 13,583, 64,109 and 161,268, respectively. Within the same radii, the estimated 2024 average household income is $106,267, $93,626 and $93,798, respectively.

A-3-79

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,650,000
Various	LRW Houston Multifamily Portfolio	Cut-off Date LTV:	64.8%
Houston, TX		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	9.8%

The following table presents certain information relating to comparable multifamily rental properties to the Leawood Plaza Apartments property:

Comparable Rental Summary
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Market Rent per SF	Average Market Rent per Unit
Leawood Plaza Apartments 11402 Beechnut Street Houston, TX	1974 / 2012	96.3%(1)	80	1BR / 1BA 2BR / 1BA 2BR / 2BA	663 825 900	$1.08 $1.07 $1.00	$716 $885 $900
Ashford Casa Bella 10615 Beechnut Street Houston, TX	1979 / NAP	90.0%	266	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 2BA 3BR / 2BA	680 800 836 960 1,008 1,008 1,200	$1.18 $1.04 $1.02 $0.96 $0.89 $0.92 $0.96	$799 $829 $855 $925 $899 $925 $1,149
Villa Adora 10534 Beechnut Street Houston, TX	1979 / NAP	97.0%	266	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 1.5BA 2BR / 2BA 2BR / 2.5BA 3BR / 2BA	550 848 877 882 914 914 1,033 1,257 1,267 1,636 1,287	$1.09 $0.98 $0.82 $0.98 $1.15 $1.26 $0.94 $0.91 $0.95 $0.71 $0.89	$600 $830 $715 $860 $1,050 $1,150 $970 $1,150 $1,200 $1,165 $1,140
Sterling Crossing 4503 South Kirkwood Road Houston, TX	1976 / 2019	97.0%	155	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 1.5BA 2BR / 2BA 2BR / 2BA	676 753 700 1,025 1,050 1,128 1,012 1,099 1,254	$1.41 $1.32 $1.39 $1.14 $1.14 $1.09 $1.26 $1.23 $1.13	$950 $995 $970 $1,165 $1,200 $1,225 $1,280 $1,350 $1,420
The Victorian 9400 Coventry Square Drive Houston, TX	1983 / 2017	93.0%	172	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 2BA	540 665 691 718 816 970 1,000	$1.44 $1.24 $1.24 $1.23 $1.29 $1.19 $1.20	$775 $825 $855 $885 $1,050 $1,155 $1,195
Cantera 10555 Spice Lane Houston, TX	1978 / NAP	94.0%	256	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 2BA	722 813 864 865 960 1,152	$1.22 $1.11 $1.13 $1.02 $1.05 $1.17	$882 $902 $972 $882 $1,007 $1,350

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated July 30, 2025.

Appraisals. The appraisals concluded to an aggregate “as-is” appraised value of $39,600,000 as of July 1, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated July 10, 2025, there was no evidence of any recognized environmental conditions at the LRW Houston Multifamily Portfolio Properties.

A-3-80

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,650,000
Various	LRW Houston Multifamily Portfolio	Cut-off Date LTV:	64.8%
Houston, TX		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	9.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the LRW Houston Multifamily Portfolio Properties.

Cash Flow Analysis
	2022	2023	2024	6/30/2025 TTM	UW	UW Per Unit
Gross Potential Rent	$3,512,749	$3,858,780	$4,213,452	$4,309,038	$4,699,241	$9,551
Other Income	$113,019	$128,321	$97,367	$88,503	$88,503	$180
Vacancy and Concessions	$0	$0	$0	$0	($390,202)	($793)
Effective Gross Income	$3,625,768	$3,987,101	$4,310,819	$4,397,542	$4,397,542	$8,938

Taxes	$369,565	$473,470	$630,660	$630,660	$552,100	$1,122
Insurance	$101,233	$100,932	$120,186	$130,385	$212,355	$432
Other Operating Expenses	$1,046,818	$971,045	$1,087,592	$1,123,717	$1,123,717	$2,284
Total Operating Expenses	$1,517,616	$1,545,448	$1,838,438	$1,884,762	$1,888,172	$3,838

Net Operating Income	$2,108,151	$2,441,653	$2,472,381	$2,512,780	$2,509,370	$5,100
TI/LC	$0	$0	$0	$0	$0	$0
Capital Expenditures	$0	$0	$0	$0	$123,000	$250
Net Cash Flow	$2,108,151	$2,441,653	$2,472,381	$2,512,780	$2,386,370	$4,850

Occupancy %(1)	97.0%	97.0%	96.4%	93.7%	91.7%
NOI DSCR	1.21x	1.41x	1.42x	1.45x	1.45x
NCF DSCR	1.21x	1.41x	1.42x	1.45x	1.37x
NOI Debt Yield	8.2%	9.5%	9.6%	9.8%	9.8%
NCF Debt Yield	8.2%	9.5%	9.6%	9.8%	9.3%

(1)	Represents occupancy as of December 31 of each respective year. 6/30/2025 TTM Occupancy % reflects occupancy as of July 30, 2025. UW Occupancy % is equal to underwritten economic occupancy.

Escrows and Reserves.

The borrowers deposited at origination (i) $439,748 for real estate taxes, (ii) $98,807 for insurance and (iii) $355,206 for deferred maintenance.

Real Estate Taxes - The LRW Houston Multifamily Portfolio Mortgage Loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $54,968).

Insurance - The LRW Houston Multifamily Portfolio Mortgage Loan documents provide for an ongoing monthly insurance reserve in an amount equal to 1/12th of the annual estimated insurance premiums (initially $17,696).

Replacement Reserve - The LRW Houston Multifamily Portfolio Mortgage Loan documents provide for ongoing monthly reserves for capital expenditures for the LRW Houston Multifamily Portfolio Properties in an amount equal to $20,500 through the payment date in August 2027. Commencing in September 2027, the borrowers’ required monthly deposit into the recurring replacements reserve will be $10,250.

Lockbox and Cash Management. The LRW Houston Multifamily Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and during the continuance of a Sweep Event (as defined below), the borrowers are required to establish a restricted account for the benefit of the lender (the “Clearing Account”). The borrowers are required to maintain the Clearing Account for the term of the LRW Houston Multifamily Portfolio Mortgage Loan and required to cause all rents to be transmitted by tenants directly into the Clearing Account during a Sweep Event. Following the occurrence and during the continuance of a Sweep Event, all sums on deposit in the Clearing Account are required to be transferred on a daily basis to an account designated and controlled by the lender (the “Cash Management Account”), from which the monthly debt service, reserve payments and operating expenses required under the LRW Houston Multifamily Portfolio Mortgage Loan documents are required to be made and (i) absent the existence of a Sweep Event, any remaining amounts on deposit in the Cash Management Account, are required to be disbursed to the borrowers and (ii) during the existence of a Sweep Event, any excess cash is required to be held by the lender as additional security for the LRW Houston Multifamily Portfolio Mortgage Loan.

A “Sweep Event” will commence upon the earlier of:

(i) the occurrence of an event of default under the LRW Houston Multifamily Portfolio Mortgage Loan, and will continue until the cure (if applicable) of the event of default, or

(ii) the debt service coverage ratio of the LRW Houston Multifamily Portfolio Mortgage Loan, calculated based on the trailing 12 calendar months, being less than 1.15x, and will continue until the debt service coverage ratio, calculated based on the trailing 12 calendar months, for two consecutive calendar quarters thereafter is equal to or greater than 1.20x.

A-3-81

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,650,000
Various	LRW Houston Multifamily Portfolio	Cut-off Date LTV:	64.8%
Houston, TX		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	9.8%

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the LRW Houston Multifamily Portfolio Property and business interruption insurance for 12 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-82

Mortgage Loan No. 11 – New England Medical Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Portfolio
				Location:	Various, Various
Original Balance:	$25,500,000			General Property Type:	Office
Cut-off Date Balance:	$25,500,000			Detailed Property Type:	Medical
% of Initial Pool Balance:	3.6%			Title Vesting:	Fee
Loan Purpose(1):	Refinance/Acquisition			Year Built/Renovated:	Various/Various
Borrower Sponsors:	Christopher J. Knisley and Albany			Size:	186,934 SF
	Road Strategic Opportunity Fund			Cut-off Date Balance per SF:	$136
	LLC			Maturity Date Balance per SF:	$136
Guarantors:	Christopher J. Knisley and Albany			Property Manager:	Albany Road Asset Services LLC
	Road Strategic Opportunity Fund				(borrower-related)
	LLC
Mortgage Rate:	6.1200%
Note Date:	8/27/2025
Maturity Date:	9/6/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,592,079
IO Period:	60 months			UW NCF:	$2,592,079
Seasoning:	2 months			UW NOI Debt Yield:	10.2%
Prepayment Provisions:	L(26),D(30),O(4)			UW NCF Debt Yield:	10.2%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	10.2%
Additional Debt Type:	NAP			UW NCF DSCR:	1.64x
Additional Debt Balance:	NAP			Most Recent NOI(2):	$515,792 (Various)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	$2,079,033 (Various)
Reserves				3rd Most Recent NOI:	$1,993,454 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	91.7% (8/12/2025)
RE Taxes:	$105,650	$45,038	NAP	2nd Most Recent Occupancy(3):	NAV
Insurance:	$18,020	$6,007	NAP	3rd Most Recent Occupancy(3):	NAV
Replacement Reserve(4):	$1,200,000	Springing	$250,000	Appraised Value (as of):	$36,000,000 (8/8/2025)
TI/LC Reserve(5):	$1,890,000	Springing	$500,000	Appraised Value per SF:	$193
Restricted Rollover Reserve:	$1,000,000	$0	NAP	Cut-off Date LTV Ratio:	70.8%
Medical Rollover Reserve:	$690,000	$0	NAP	Maturity Date LTV Ratio:	70.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,500,000	84.4%	Loan Payoff(1):	$14,181,724	46.9%
Sponsor Equity:	$4,716,313	15.6%	Purchase Price(1):	$9,575,000	31.7%
			Reserves:	$4,903,670	16.2%
			Closing Costs:	$1,555,919	5.1%
Total Sources:	$30,216,313	100.0%	Total Uses:	$30,216,313	100.0%

(1)	The proceeds of the New England Medical Portfolio Mortgage Loan (as defined below) were used to (i) refinance existing debt on the Chelmsford Medical Center, 375 Willard Avenue and 56 New Driftway properties and (ii) acquire the Merrimack Medical Center for $9.575 million. The borrower sponsors acquired the (i) Chelmsford Medical Center property in June 2025 for approximately $9.0 million, (ii) 375 Willard Avenue property in July 2025 for $7.0 million and (iii) 56 New Driftway property in May 2025 for $7.4 million.
(2)	Due to the timing of the four acquisitions, the Most Recent NOI solely reflects an annualized trailing four-month period of operations from the Merrimack Medical Center property and no operations from the remaining New England Medical Portfolio Properties (as defined below). Additionally, the 2nd Most Recent NOI includes full year 2024 operations for all of the New England Medical Portfolio Properties except for the Merrimack Medical Center property, which NOI represents 10 months of operations ending October 2024 annualized.
(3)	The previous owners of the New England Medical Portfolio Properties did not provide historical occupancy.
(4)	On each monthly payment date, the borrowers are required to deposit $1,558 for replacement reserves subject to a cap of $250,000. The monthly deposit for the reserve is currently suspended.
(5)	On each monthly payment date, the borrowers are required to deposit $12,462 for TI/LCs subject to a cap of $500,000. The monthly deposit for the reserve is currently suspended.

The Mortgage Loan. The eleventh largest mortgage loan (the “New England Medical Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $25,500,000 and secured by a first priority fee mortgage on four medical office properties totaling 186,934 SF located in Haverhill, Chelmsford and Scituate, Massachusetts, and Newington, Connecticut (collectively, the “New England Medical Portfolio Properties”). The proceeds of the New England Medical Portfolio Mortgage Loan, along with approximately $4.7 million of sponsor equity, were used to refinance prior loans encumbering the three of the New England Medical Portfolio Properties, acquire the Chelmsford Medical Center property, pay closing costs and fund reserves.

The Borrowers and the Borrower Sponsors. The borrowers are Albany Road-Brown Street LLC, Albany Road-56 New Driftway LLC, Albany Road-321 Billerica LLC and Albany Road-375 Willard LLC (collectively, the “New England Medical Portfolio Borrowers”), each a Delaware limited liability company structured to be bankruptcy-remote with one independent director.

A-3-83

Office – Medical	Loan #11	Cut-off Date Balance:	$25,500,000
Various	New England Medical Portfolio	Cut-off Date LTV:	70.8%
Various		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	10.2%

The borrower sponsors and nonrecourse carve-out guarantors for the New England Medical Portfolio Mortgage Loan are Christopher J. Knisley and Albany Road Strategic Opportunity Fund LLC. Albany Road Real Estate Partners (“Albany Road”) is a Boston-based private equity real estate investment firm founded in 2012. Albany Road has a current portfolio of 54 properties nationwide, including industrial, office, retail and storage properties. The borrower sponsors acquired the New England Medical Portfolio Properties between May 2025 and July 2025 and have a total cost basis, inclusive of closings costs and reserves, of approximately $39.8 million.

The Properties. The New England Medical Portfolio properties are comprised of four medical office properties located in Massachusetts and Connecticut, collectively totaling 186,934 SF with a weighted average occupancy of 91.7% as of August 12, 2025.

The following table presents detailed information with respect to each of the New England Medical Portfolio Properties:

New England Medical Portfolio Properties Summary
Property Name / Location	Detailed Property Type	Year Built/ Renovated	NRA (SF)	Allocated Loan Amount (“ALA”)(1)	% of ALA(1)	Appraised Value	% of Appraised Value	UW NOI	% of UW NOI
Chelmsford Medical Center 321 Billerica Road Chelmsford, MA	Medical Office	1985 / NAP	72,050	$7,650,000	30.0%	$11,000,000	30.6%	$559,097	21.6%
Merrimack Medical Center 62 Brown Street Haverhill, MA	Medical Office	2005 / NAP	59,602	7,330,000	28.7	10,000,000	27.8	922,008	35.6
375 Willard Avenue 375 Willard Avenue Newington, CT	Medical Office	1986 / NAP	31,263	5,520,000	21.6	7,500,000	20.8	629,140	24.3
56 New Driftway 56 New Driftway Scituate, MA	Medical Office	1974 / 2019	24,019	5,000,000	19.6	7,500,000	20.8	481,834	18.6
Total			186,934	$25,500,000	100.0%	$36,000,000	100.0%	$2,592,079	100.0%
(1)	The New England Medical Portfolio Mortgage Loan documents do not permit partial releases.

Chelmsford Medical Center (72,050 SF, 30.0% ALA). The Chelmsford Medical Center property is a two-story, 72,050 SF medical office building constructed in 1985 and located in Chelmsford, Massachusetts. As of August 12, 2025, the Chelmsford Medical Center property was 90.1% leased to seven tenants and has 263 surface parking spaces. The largest tenants at the Chelmsford Medical Center property are Columbia Care and SRS Medical, which together occupy 40.2% of the Chelmsford Medical Center property’s NRA. SRS Medical recently executed a lease in 2024 with an August 2031 expiration. The borrower sponsors acquired the Chelmsford Medical Center property in June 2025 for approximately $9.0 million.

Merrimack Medical Center (59,602 SF, 28.7% ALA). The Merrimack Medical Center property is a five-story, 59,602 SF medical office building constructed in 2005 and located in Haverhill, Massachusetts. As of August 12, 2025, the Merrimack Medical Center property was 93.6% leased to 20 tenants, none of which occupies more than 13.1% of the NRA at the Merrimack Medical Center property. The building features 95 parking spaces, along with reciprocal access to additional hospital campus parking. Following the 2024 ownership transition of the adjacent Holy Family Hospital, the Merrimack Medical Center property has seen ten new and renewal leases totaling 31,617 SF (53.0% of the Merrimack Medical Center property’s NRA) since January 2024. The borrower sponsors acquired the Merrimack Medical Center property at origination for approximately $9.575 million.

375 Willard Avenue (31,263 SF, 21.6% ALA). The 375 Willard Avenue property is a one-story, 31,263 SF medical office building constructed in 1986 and located in Newington, Connecticut. As of August 12, 2025, the 375 Willard Avenue Property is currently 92.2% leased to three tenants and includes 149 surface parking spaces. Major tenants include Starling, Fresenius and Family Dental. The borrower sponsors acquired the 375 Willard Avenue property in July 2025 for approximately $7.0 million.

56 New Driftway (24,019 SF, 19.6% ALA). The 56 New Driftway property is a three-story, 24,019 SF medical office building constructed in 1974, renovated in 2019 and located in Scituate, Massachusetts. As of August 12, 2025, the 56 New Driftway property was 91.2% leased to seven tenants and includes 113 surface parking spaces. Notable tenants include Mass General Brigham and Healthcare South, which together occupy 49.7% of the 56 New Driftway property’s NRA. The borrower sponsors acquired the 56 New Driftway property in May 2025 for approximately $7.4 million.

Major Tenants.

Starling (16,546 SF, 8.9% of portfolio NRA, 11.5% of portfolio underwritten base rent). Starling is a medical group that focuses on OB/GYN, pediatric care, internal medicine, family medicine and screening. Starling has been at the 375 Willard Avenue property since 2009. Starling’s lease expires in December 2029 and it has no lease renewal or termination options.

Social Security Administration (7,797 SF, 4.2% of portfolio NRA, 6.7% of portfolio underwritten base rent). The Social Security Administration (the “SSA”) assigns social security numbers, runs retirement, survivors and disability insurance and the supplemental security income program. The SSA utilizes its space as general office space and moved to the Merrimack Medical Center property in 2024. The SSA’s lease expires in February 2039 and it has no lease renewal options. The SSA has a one-time right to terminate its lease in February 2037 with 4 months’ notice.

SRS Medical (13,735 SF, 7.3% of portfolio NRA, 5.9% of portfolio underwritten base rent). SRS Medical is a urologic care and technology company with a focus on bladder treatment. SRS Medical has been at the Chelmsford Medical Center property since 2024 and operates under a lease that expires in August 2031. SRS Medical has two five-year lease renewal options remaining. SRS Medical has the right to terminate its lease effective August 31, 2029 with 12 months’ notice and payment of a termination fee equal to $137,350.

A-3-84

Office – Medical	Loan #11	Cut-off Date Balance:	$25,500,000
Various	New England Medical Portfolio	Cut-off Date LTV:	70.8%
Various		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	10.2%

The following table presents a summary regarding the tenants at the New England Medical Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Use	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Termination Option (Y/N)		Renewal Options
Starling	375 Willard Avenue	Medical-Clinical	16,546	8.9%	$481,654	11.5%	$29.11	12/31/2029	N		NAP
SSA	Merrimack Medical Center	Office	7,797	4.2%	$279,271	6.7%	$35.82	2/15/2039	Y	(2)	NAP
SRS Medical	Chelmsford Medical Center	Medical-Office	13,735	7.3%	$247,573	5.9%	$18.03	8/31/2031	Y	(3)	2 x 5 Yrs
Columbia Care(4)	Chelmsford Medical Center	Office	15,204	8.1%	$235,662	5.6%	$15.50	5/31/2026	N		1 x 5 Yrs
Revere Medical of MA	Merrimack Medical Center	Medical-Clinical	6,985	3.7%	$219,109	5.2%	$31.37	Various(5)	N		Various(6)
Major Tenants Subtotal/Wtd. Avg.			60,267	32.2%	$1,463,270	35.0%	$24.28
Other Tenants			111,192	59.5%	$2,720,134	65.0%	$24.46
Occupied Subtotal/Wtd. Avg.			171,459	91.7%	$4,183,404	100.0%	$24.40

Vacant Space			15,475	8.3%
Total/Wtd. Avg.			186,934	100.0%

(1)	Information is based on the underwritten rent roll dated as of August 12, 2025 with rent steps taken through October 2026 totaling $118,548.
(2)	The SSA has the one-time right to terminate its lease in February 2037 with four months’ notice.
(3)	SRS Medical has the one-time right to terminate its lease effective August 31, 2029 with 12 months’ notice and payment of a termination fee equal to $137,350.
(4)	Columbia Care has notified the borrowers that it plans to contract its leased space by approximately 9,000 SF at its current lease expiration in May 2026. Columbia Care utilizes its space as back-office administration to support its operating business in which it operates cannabis dispensaries. The lender has included the entire Columbia Care space in underwritten vacancy.
(5)	Revere Medical of MA leases (i) 3,844 SF under a lease with an expiration date in August 2029 and (ii) 3,141 SF under a lease with an expiration date in September 2027.
(6)	Revere Medical of MA has two three-year lease renewal options as it pertains to its 3,844 SF suite and no renewal options as it pertains to its 3,141 SF suite.

The following table presents certain information with respect to the lease rollover at the New England Medical Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rolling	% of Annual UW Rolling	Cumulative % of Annual UW Rolling	Annual UW Rent PSF Rolling
MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	1	899	0.5%	0.5%	$33,805	0.8%	0.8%	$37.60
2026(3)	10	32,243	17.2%	17.7%	$720,349	17.2%	18.0%	$22.34
2027	6	20,264	10.8%	28.6%	$418,503	10.0%	28.0%	$20.65
2028	5	14,948	8.0%	36.6%	$356,929	8.5%	36.6%	$23.88
2029	4	27,609	14.8%	51.3%	$799,840	19.1%	55.7%	$28.97
2030(4)	3	14,902	8.0%	59.3%	$368,518	8.8%	64.5%	$24.73
2031	3	23,973	12.8%	72.1%	$457,313	10.9%	75.4%	$19.08
2032	0	0	0.0%	72.1%	$0	0.0%	75.4%	$0.00
2033	1	2,432	1.3%	73.4%	$42,560	1.0%	76.4%	$17.50
2034	3	22,077	11.8%	85.2%	$582,042	13.9%	90.4%	$26.36
2035	0	0	0.0%	85.2%	$0	0.0%	90.4%	$0.00
2036 & Beyond	2	12,112	6.5%	91.7%	$403,543	9.6%	100.0%	$33.32
Vacant	0	15,475	8.3%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	38	186,934	100.0%		$4,183,404	100.0%		24.40

(1)	Information is based on the underwritten rent roll dated as of August 12, 2025 with rent steps taken through October 2026 totaling $118,548.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Columbia Care has notified the borrowers that it plans to contract its leased space by approximately 9,000 SF at its current lease expiration in May 2026. Columbia Care utilizes its space as back-office administration to support its business in which it operates cannabis dispensaries. The lender has included the entire Columbia Care space in underwritten vacancy.
(4)	The New England Medical Portfolio Mortgage Loan maturity date is September 6, 2030.

A-3-85

Office – Medical	Loan #11	Cut-off Date Balance:	$25,500,000
Various	New England Medical Portfolio	Cut-off Date LTV:	70.8%
Various		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	10.2%

The Markets. Three of the New England Medical Portfolio Properties are located in the Boston medical office market. As of the second quarter of 2025, the Boston medical office market reported a total inventory of approximately 42.7 million SF with an approximately 8.2% vacancy rate, and an average asking rent of $29.69 PSF. The 375 Willard Avenue property is located in the Hartford medical office market. As of the second quarter of 2025, the Hartford medical office market reported a total inventory of approximately 19.5 million SF with an approximately 8.2% vacancy rate, and an average asking rent of $23.62 PSF.

According to the appraisal, the Chelmsford Medical Center property is situated within the Lowell/Chelmsford medical office submarket of the Boston medical office market. As of the second quarter of 2025, the Lowell/Chelmsford medical office submarket reported a total inventory of approximately 1.2 million SF with an approximately 3.8% vacancy rate, and an average asking rent of $25.94 PSF. According to the appraisal, the Merrimack Medical Center property is situated within the Lawrence/Andover medical office submarket of the Boston medical office market. As of the second quarter of 2025, the Lawrence/Andover medical office submarket reported a total inventory of approximately 1.8 million SF with an approximately 12.7% vacancy rate, and an average asking rent of $32.85 PSF. Additionally, according to the appraisal, the 375 Willard Avenue property is situated within the Newington medical office submarket of the Hartford medical office market. As of the second quarter of 2025, the Newington medical office submarket reported a total inventory of approximately 209,530 SF with an approximately 4.3% vacancy rate, and an average asking rent of $34.05 PSF. According to the appraisal, the 56 New Driftway property is situated within the Route 3 Corridor medical office submarket of the Boston medical office market. As of the second quarter of 2025, the Route 3 Corridor medical office submarket reported a total inventory of approximately 1.4 million SF with an approximately 7.1% vacancy rate, and an average asking rent of $22.65 PSF.

According to a market research report, the 2024 estimated population within a one-, three- and five-mile radius of the Chelmsford Medical Center property was 3,695, 61,818 and 195,937, respectively; and the 2024 estimated average household income within the same radii was approximately $149,972, $125,095 and $113,206, respectively. According to a market research report, the 2024 estimated population within a one-, three- and five-mile radius of the Merrimack Medical Center property was 5,388, 52,357 and 94,122, respectively; and the 2024 estimated average household income within the same radii was approximately $115,160, $97,553 and $110,457, respectively. According to a market research report, the 2024 estimated population within a one-, three- and five-mile radius of the 375 Willard Avenue property was 8,072, 84,246 and 267,330, respectively; and the 2024 estimated average household income within the same radii was approximately $107,661, $100,945 and $91,469, respectively. According to a market research report, the 2024 estimated population within a one-, three- and five-mile radius of the 56 New Driftway property was 2,405, 21,104 and 41,084, respectively; and the 2024 estimated average household income within the same radii was approximately $156,602, $170,604 and $173,099, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the New England Medical Portfolio Properties:

Market Rent Summary
	Chelmsford Medical Center		Merrimack Medical Center		375 Willard Avenue		56 New Driftway
	Medical Office	Office	Medical Office	Office	Medical Office	Office	Medical Office	Office
Property SF	40,170	31,880	47,975	11,627	28,838	2,425	21,913	2,106
Wtd. Avg. UW Rent	$19.73	$14.13	$30.88	$35.82	$25.84	NAV	$24.41	NAV
Market Rent (PSF)	$22.00	$15.00	$30.00	$25.00	$20.00	NAP	$25.00	NAP
Lease Term (Yrs)	5.0	5.0	5.0	5.0	5.0	NAP	5.0	NAP
Lease Type (Reimbursements)	Net	Net	Base Year Stop	Base Year Stop	Net	NAP	Net	NAP
Rent Increase Projection	3%	3%	3%	3%	3%	NAP	3%	NAP
Tenant Improvements (New Tenant) (PSF)	$50.00	$30.00	$50.00	$25.00	$25.00	NAP	$50.00	NAP
Tenant Improvements (Renewal) (PSF)	$10.00	$10.00	$10.00	$10.00	$10.00	NAP	$10.00	NAP

Source: Appraisal

Appraisals. The appraisals concluded to an aggregate “as-is” appraised value of $36,000,000 as of August 8, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated April 30, 2025, May 6, 2025, May 7, 2025 and July 1, 2025, there was no evidence of any recognized environmental conditions at the New England Medical Portfolio Properties except for the 375 Willard Avenue property, for which a REC was identified. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

A-3-86

Office – Medical	Loan #11	Cut-off Date Balance:	$25,500,000
Various	New England Medical Portfolio	Cut-off Date LTV:	70.8%
Various		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the New England Medical Portfolio Properties.

Cash Flow Analysis
	2022(1)	2023	2024(2)	4/30/2025 T-4 Ann.(3)	UW	UW PSF
Gross Potential Rent	$2,149,421	$3,136,838	$3,339,879	$1,531,373	$4,509,365	$24.12
Reimbursements	$528,511	$1,006,380	$980,601	$134,408	$1,004,035	$5.37
Other Income	$5,597	$1,576	$1,200	$0	$1,200	$0.01
Vacancy and Concessions(4)	$0	$0	$0	$0	($668,286)	($3.57)
Effective Gross Income	$2,683,529	$4,144,794	$4,321,679	$1,665,781	$4,846,315	$25.93

Taxes	$318,764	$500,583	$490,435	$122,787	$520,774	$2.79
Insurance	$67,408	$84,911	$96,869	$0	$72,082	$0.39
Other Operating Expenses	$1,310,549	$1,565,846	$1,655,342	$1,027,202	$1,661,380	$8.89
Total Operating Expenses	$1,696,721	$2,151,340	$2,242,647	$1,149,989	$2,254,236	$12.06

Net Operating Income	$986,809	$1,993,454	$2,079,033	$515,792	$2,592,079	$13.87
TI/LC(5)	$0	$0	$0	$0	$0	$0.00
Capital Expenditures(6)	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$986,809	$1,993,454	$2,079,033	$515,792	$2,592,079	$13.87

Occupancy %(7)	NAV	NAV	NAV	91.7%	87.9%
NOI DSCR	0.62x	1.26x	1.31x	0.33x	1.64x
NCF DSCR	0.62x	1.26x	1.31x	0.33x	1.64x
NOI Debt Yield	3.9%	7.8%	8.2%	2.0%	10.2%
NCF Debt Yield	3.9%	7.8%	8.2%	2.0%	10.2%

(1)	The historical operating performance from 2022 represents operations from only the Chelmsford Medical Center, Merrimack Medical Center and 56 New Driftway properties.
(2)	The historical operating performance from 2024 includes full year 2024 operations for all of the New England Medical Portfolio Properties except for the Merrimack Medical Center property, which operating performance represents 10 months of operations ending October 2024 annualized.
(3)	Due to the timing of the four acquisitions, the 4/30/2025 T-4 Ann. solely reflects an annualized trailing four-month period of operations from the Merrimack Medical Center property and no operations from the remaining New England Medical Portfolio Properties.
(4)	Columbia Care has notified the borrowers that it plans to contract its leased space by approximately 9,000 SF at its current lease expiration in May 2026. Columbia Care utilizes its space as back-office administration to support its business in which it operates cannabis dispensaries. The lender has included the entire Columbia Care space in underwritten vacancy.
(5)	The lender reserved $1.89 million for a general TI/LC reserve at origination.
(6)	The lender reserved $1.2 million for a general capital expenditures reserve at origination.
(7)	The previous owners of the New England Medical Portfolio Properties did not provide historical occupancy. 4/30/2025 T-4 Ann. Occupancy % reflects occupancy as of August 12, 2025. UW Occupancy % is equal to underwritten economic occupancy.

A-3-87

Mortgage Loan No. 12 – 125th & Lenox

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	New York, NY 10027
Original Balance(1):	$25,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$25,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2016/NAP
Borrower Sponsors:	Wharton Properties, Gindi Capital and			Size:	172,070 SF
	Schottenstein Property Group			Cut-off Date Balance per SF(1):	$581
Guarantors:	Jeff Sutton, Eli Gindi and Schottenstein			Maturity Date Balance per SF(1):	$581
	Realty LLC			Property Manager:	Wharton Properties LLC
Mortgage Rate:	5.6570%				(borrower-related)
Note Date:	7/29/2025
Maturity Date:	8/6/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$7,983,020
IO Period:	60 months			UW NCF:	$7,776,536
Seasoning:	3 months			UW NOI Debt Yield(1):	8.0%
Prepayment Provisions:	L(27),D(26),O(7)			UW NCF Debt Yield(1):	7.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	8.0%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.36x
Additional Debt Balance(1):	$75,000,000			Most Recent NOI:	$8,150,793 (3/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$8,151,993 (12/31/2024)
				3rd Most Recent NOI:	$8,040,868 (12/31/2023)
				Most Recent Occupancy:	100.0% (3/31/2025)
Reserves				2nd Most Recent Occupancy:	100.0% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of):	$145,100,000 (5/13/2025)
Insurance:	$0	Springing	NAP	Appraised Value per SF:	$843
Replacement Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	68.9%
Deferred Maintenance:	$53,131	$0	NAP	Maturity Date LTV Ratio(1):	68.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$100,000,000	100.0%	Loan Payoff:	$92,993,277	93.0%
			Return of Equity:	$1,174,749	1.2%
			Upfront Reserves:	$53,131	0.1%
			Closing Costs:	$5,778,842	5.8%
Total Sources:	$100,000,000	100.0%	Total Uses:	$100,000,000	100.0%

(1)	The 125th & Lenox Mortgage Loan (as defined below) is part of the 125th & Lenox Whole Loan (as defined below), which is comprised of three pari passu promissory notes. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the principal balance of the 125th & Lenox Whole Loan.

The Mortgage Loan. The twelfth largest mortgage loan (the “125th & Lenox Mortgage Loan”) is part of a whole loan (the “125th & Lenox Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $100,000,000. The 125th & Lenox Whole Loan was originated by RREF V - D Direct Lending Investments, LLC. On September 11, 2025, Morgan Stanley Mortgage Capital Holdings, LLC purchased the non-controlling Note A-2 from RREF V - D Direct Lending Investments, LLC. The 125th & Lenox Whole Loan is secured by a first priority fee mortgage encumbering a 172,070 SF anchored retail property located in New York, New York (the “125th & Lenox Property”).

The 125th & Lenox Mortgage Loan is evidenced by the non-controlling Note A-2 with an original principal amount of $25,000,000. The remaining promissory notes comprising the 125th & Lenox Whole Loan are summarized in the table below. The 125th & Lenox Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C6 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

125th & Lenox Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$59,000,000	$59,000,000	WFCM 2025-5C6	Yes
A-1-2	$16,000,000	$16,000,000	RREF V - D Direct Lending Investments, LLC	No
A-2	$25,000,000	$25,000,000	MSBAM 2025-5C2	No
Whole Loan	$100,000,000	$100,000,000
A-3-88

Retail – Anchored	Loan #12	Cut-off Date Balance:	$25,000,000
100 West 125th Street	125th & Lenox	Cut-off Date LTV:	68.9%
New York, NY 10027		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.0%

The Borrower and the Borrower Sponsors. The borrower is 125th & Lenox Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. The non-recourse carveout guarantors and environmental indemnitors for the 125th & Lenox Whole Loan are Jeff Sutton, Eli Gindi, and Schottenstein Realty LLC. The borrower sponsors are Wharton Properties, Gindi Capital, and Schottenstein Property Group.

Wharton Properties was founded by Jeff Sutton in 1990. Since inception, Wharton has amassed over 120 properties in locations throughout New York City, the majority of which are retail. Wharton Properties currently owns over 40 properties across New York City.

Gindi Capital is a family owned, New York based real estate and development firm founded by brothers Eli and Jeffrey Gindi in 1998. Gindi Capital focuses on retail properties and has been involved in projects such as the BLVD project on the Las Vegas Strip. It also owns several multifamily assets in the greater New York City area.

Schottenstein Property Group (“Schottenstein”) is a fully integrated, self-administered and self-managed owner, operator, acquirer and redeveloper of high-quality power, big box, community, and neighborhood shopping centers in major population centers throughout the United States. Founded in 1975, based in Ohio, Schottenstein has an ownership interest in 80 retail properties in 23 states with approximately 11.5 million SF of gross leasable area (“GLA”). It also owns several industrial and office properties totaling a combined 1.6 million SF of GLA. Schottenstein is also active in the multifamily space in Columbus, Ohio, where it owns 534 units and is in the process of developing an additional 1,100 units.

The Property. The 125th & Lenox Property is a 2016-vintage, 6-story (plus finished selling basement) 172,070 SF block-front retail property located on the west side of Lenox Avenue, between West 124th and West 125th Street, in the Harlem neighborhood of Manhattan, New York. As of March 31, 2025, the 125th & Lenox Property is 100.0% leased to 6 tenants with a weighted average lease term (the “WALT”) of 9.6 years as of August 1, 2025. The borrower sponsors acquired the site in July 2002 and bought out over 20 rent-controlled residential and retail tenants before beginning construction on the retail development. After 6 national retailers signed leases in 2016, the 125th & Lenox Property reached 100% occupancy by year-end 2016. All tenants are original to the 2016 redevelopment, with the exception of H&M, which assumed American Eagle’s lease in 2023.

The 125th & Lenox Property is in the 9th year of a 25-year New York Industrial & Commercial Abatement Program (“ICAP”) tax abatement that phases out beginning in fiscal year 2033/2034 (Year 16) and fully expires after fiscal year 2041/2042 (Year 25). According to the appraisal, estimated abated taxes for the 2025/2026 tax year are $721,352, compared to estimated unabated taxes of $2,654,702.

Major Tenants.

Burlington Stores, Inc. (“Burlington”) (75,000 SF, 43.6% of NRA, 25.9% of underwritten base rent): Burlington (NYSE: BURL) operates as a retailer of branded merchandise in the United States and Puerto Rico. The company offers fashion-focused merchandise, including women's ready-to-wear apparel, menswear, youth apparel, footwear, accessories, home furnishings, toys, gifts, and coats, as well as baby and beauty merchandise products. It operates stores under the Burlington Stores and Cohoes Fashions brands in Washington D.C. and Puerto Rico. Burlington was founded in 1924 and is headquartered in Burlington, New Jersey. Burlington occupies a total of 75,000 SF space across the entire 4th, 5th and 6th floors and is accessible via escalator or elevator off West 125th Street. In May 2012, Burlington signed its lease which commenced in September 2016 and expires in February 2037.

Whole Foods Market, Inc. (“Whole Foods”) (37,203 SF, 21.6% of NRA, 28.8% of underwritten base rent): Whole Foods (NASDAQ: WFM) owns and operates a chain of natural and organic foods supermarkets. Whole Foods offers grocery, meat and poultry, seafood, bakery, prepared foods, coffee and tea, beer and wine, cheese, nutritional supplements, vitamins, body care, pet foods, and household goods. Whole Foods serves customers in the United States and the United Kingdom. Whole Foods is a subsidiary of Amazon. This is the only Whole Foods location North of Central Park in Manhattan. The next closest location is on the Upper West Side on 97th Street and Columbus Avenue. Whole Foods occupies a total of 37,203 SF space on the grade and selling basement levels (11,863 SF grade; 25,340 SF basement).

Raymours Furniture Company, Inc. (“Raymour & Flanigan”) (36,411 SF, 21.2% of NRA, 15.1% of underwritten base rent): Raymour & Flanigan retails home furnishing products. Raymour & Flanigan provides furniture for the living room, bedroom, dining room, youth bedroom, and home office. Raymour & Flanigan operates in the United States. Raymour & Flanigan occupies a total of 36,411 SF on the 2nd and 3rd floors (8,811 SF 2nd floor; 27,600 SF 3rd floor), with an entrance on West 125th Street.

A-3-89

Retail – Anchored	Loan #12	Cut-off Date Balance:	$25,000,000
100 West 125th Street	125th & Lenox	Cut-off Date LTV:	68.9%
New York, NY 10027		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.0%

The following table presents certain information relating to the tenancy at the 125th & Lenox Property:

Tenant Summary (1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent (3)	% of Total Annual UW Rent	Annual UW Rent PSF	WALT (Yrs) (4)	Lease Exp.	Renewal Options	Term. Option (Y/N)
Tenants
Burlington	NR / NR / BB+	75,000	43.6%	$2,686,200	25.9%	$35.82	11.6	02/28/2037	2 x 10 yr	N
Whole Foods	A1 / AA- / AA	37,203	21.6%	$2,981,899	28.8%	$80.15	12.0	07/31/2037	4 x 5 yr	N
Raymour & Flanigan	N/R	36,411	21.2%	$1,562,032	15.1%	$42.90	6.3	11/30/2031	2 x 10 yr	N
Olive Garden(5)	Baa2 / BBB / BBB	10,500	6.1%	$618,750	6.0%	$58.93	1.4	12/31/2026	4 x 5 yr	N
H&M	NR / NR / BBB	9,900	5.8%	$1,812,555	17.5%	$183.09	6.5	01/31/2032	2 x 5 yr	N
TD Bank	A2 / AA- / A+	3,056	1.8%	$691,884	6.7%	$226.40	11.3	10/31/2036	4 x 5 yr	N
Tenants Subtotal/Wtd. Avg.		172,070	100.0%	$10,353,319	100.0%	$60.17	9.6

Vacant Space		0	0.0%
Total/Wtd. Avg.		172,070	100.0%

(1)	Information is based on the underwritten rent roll dated March 31, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual UW base rent includes straight line rent for 3 investment grade tenants (Whole Foods, H&M and TD Bank).
(4)	WALT calculation is as of August 1, 2025.
(5)	The Olive Garden space is physically dark, although the tenant continues to pay rent and reimbursements.

The following table presents certain information relating to the lease rollover schedule at the 125th & Lenox Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	1	10,500	6.1%	6.1%	$618,750	6.0%	6.0%	$58.93
2027	0	0	0.0%	6.1%	$0	0.0%	6.0%	$0.00
2028	0	0	0.0%	6.1%	$0	0.0%	6.0%	$0.00
2029	0	0	0.0%	6.1%	$0	0.0%	6.0%	$0.00
2030(3)	0	0	0.0%	6.1%	$0	0.0%	6.0%	$0.00
2031	1	36,411	21.2%	27.3%	$1,562,032	15.1%	21.1%	$42.90
2032	1	9,900	5.8%	33.0%	$1,812,555	17.51%	38.6%	$183.09
2033	0	0	0.0%	33.0%	$0	0.0%	38.6%	$0.00
2034	0	0	0.0%	33.0%	$0	0.0%	38.6%	$0.00
2035	0	0	0.0%	33.0%	$0	0.0%	38.6%	$0.00
2036	1	3,056	1.8%	34.8%	$691,884	6.7%	45.3%	$226.40
2037 & Thereafter	2	112,203	65.2%	100.0%	$5,668,099	54.75%	100.0%	$50.52
Total/Wtd. Avg.	6	172,070	100.0%		$10,353,319	100.0%		$60.17

(1)	Information is based on the underwritten rent roll dated August 1, 2025.
(2)	Annual UW base rent includes straight line rent for 3 investment grade tenants (Whole Foods, H&M and TD Bank).
(3)	The 125th & Lenox Whole Loan maturity date is August 6, 2030.

The Market. The 125th & Lenox Property is located on the west side of Lenox Avenue, between West 124th and West 125th Street, in the Harlem neighborhood of Manhattan. The 125th & Lenox Property is situated on top of the 125th Street subway station servicing the 2 and 3 subway line. The corner is also at the intersection of 3 bus lines; the M125 (an east west route that also connects to the South Bronx), the M60-SBS (an east west route that travels through Astoria and to LaGuardia Airport), and the M101 (a north south route that travels along Lexington Ave and 3rd Ave before cutting across Manhattan on 125th St). The 125th & Lenox Property is near the Apollo Theater and across the street from a newly opened Target and Trader Joe’s. Next door there is a Bath & Body Works, Victoria’s Secret, Mattress Firm, and T-Mobile. The intersection of 125th Street and Lenox Ave is a strong retail corridor that serves as a central shopping corridor for residents of Upper Manhattan. A market research report estimates that the intersection of 125th Street and Lenox Ave has received 6.3 million visits in the past 12 months with an average frequency of 5.8 times per visitor. Visits within 250 feet of the site are up 7.6% year over year.

According to a market research report, as of the first quarter of 2025, the Harlem/North Manhattan retail submarket contains 10.56 million SF of inventory across 746 buildings. The average quoted rent in the 125th & Lenox Property’s submarket was $57.17/SF and vacancy was reported at 7.2%. Net absorption was negative 19,637 SF. As of such quarter, there was 30,067 SF of retail space under construction, consisting of the Taconic development at

A-3-90

Retail – Anchored	Loan #12	Cut-off Date Balance:	$25,000,000
100 West 125th Street	125th & Lenox	Cut-off Date LTV:	68.9%
New York, NY 10027		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.0%

407 W 207th St, which has recently been completed. The Taconic development is located in the Inwood neighborhood (not Harlem), so it is not expected to directly compete with the 125th & Lenox Property.

The 2024 population within the 10027 zip code was 65,050, with 25,274 households and an average household income $106,335.

The following table summarizes the comparable ground level/inline retail leases in the surrounding market of the 125th & Lenox Property.

Summary of Comparable Ground Level/Inline Retail Leases
Address	Location	Tenant Name	Lease Date	Term (yrs.)	Space Location	Tenant Size (SF)	Base Rent PSF
233 West 125th Street	New York, NY	Listing	Listing	N/A	Grade	1,100	$150.00
216 West 125th Street	New York, NY	Chick-Fil-A	Q3 2021	10.0	Grade & 2nd	7,618	$197.00
121 West 125th Street	New York, NY	Sephora	Q3 2023	10.0	Grade	4,224	$175.00
201 West 125th Street	New York, NY	Citibank (Renewal)	Q4 2023	5.0	Grade	2,000	$270.00
56-62 West 125th Street	New York, NY	Teriyaki One	Jul-24	10.0	Grade	2,200	$126.00
56-62 West 125th Street	New York, NY	Buffalo Wild Wings Go	Apr-24	10.0	Grade	1,300	$143.00
159 East 125th Street	New York, NY	Pizza Hut	Feb-24	N/A	Grade	2,100	$115.00
17 West 125th Street	New York, NY	7th Street Burger	Jan-24	10.0	Grade	2,600	$111.00
64-68 West 125th Street	New York, NY	Pollo Campero	Dec-22	11.0	Grade	2,500	$122.00
24-30 West 125th Street	New York, NY	99 Cent Store	Apr-22	10.0	Grade	1,425	$107.00
24-30 West 125th Street	New York, NY	DCT Trading	Aug-21	10.0	Grade	1,425	$114.00
201 East 125th Street	New York, NY	Teriyaki Madness	Mar-22	15.0	Grade	1,500	$73.00

Source: Appraisal

The following table summarizes the comparable anchor and off-grade retail leases in the surrounding market of the 125th & Lenox Property.

Summary of Anchor & Off-Grade Retail Leases
Address	Location	Tenant Name	Lease Date	Term (yrs.)	Space Location	Tenant Size (SF)	Base Rent PSF
1-3 West 125th Street	New York, NY	Vanderbilt Home Collections	Mar-25	10.0	2nd Floor	12,700	$40.92
22-11 31st Street	Astoria, NY	Target	Aug-24	15.0	2nd & 3rd Floors	46,351	$42.23
139 Flatbush Avenue	Brooklyn, NY	Chuck E Cheese	Aug-24	1.0	3rd Floor	22,418	$26.85
69-65 Yellowstone Boulevard	Forest Hills, NY	Trader Joe’s	Nov-23	15.0	Lower Level	28,550	$38.53
2080 Lexington Avenue	New York, NY	Olgam Life	Feb-23	15.0	Lower Level	12,700	$50.00
31-35 Downing Street	Flushing, NY	KTV Lounge	Feb-23	15.0	2nd Floor	18,626	$35.43
121 West 125th Street	New York, NY	Target	Aug-20	15.0	2nd Floor	48,798	$70.00

Source: Appraisal

A-3-91

Retail – Anchored	Loan #12	Cut-off Date Balance:	$25,000,000
100 West 125th Street	125th & Lenox	Cut-off Date LTV:	68.9%
New York, NY 10027		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 125th & Lenox Property:

Cash Flow Analysis
	2023	2024	03/31/2025 TTM	UW		UW PSF
Gross Potential Rent(1)	$9,626,347	$9,679,216	$9,705,139	$10,353,319		$60.17
Expense Reimbursements(2)	$399,954	$473,658	$442,126	$515,001		$2.99
Net Rental Income	$10,026,301	$10,152,873	$10,147,265	$10,868,320		$63.16
(Vacancy & Credit Loss)(3)	$0	$0	$0	($685,901)		($3.99)
Effective Gross Income	$10,026,301	$10,152,873	$10,147,265	$10,182,419		$59.18

Real Estate Taxes(4)	$829,954	$799,145	$828,114	$895,343		$5.20
Insurance	$212,884	$294,559	$294,559	$277,521		$1.61
Management Fees(5)	$0	$0	$0	$152,736		$0.89
Landlord CAM	$942,595	$907,176	$873,799	$873,799		$5.08
Total Operating Expenses	$1,985,433	$2,000,880	$1,996,472	$2,199,399		$12.78

Net Operating Income	$8,040,868	$8,151,993	$8,150,793	$7,983,020		$46.39
Replacement Reserves	$0	$0	$0	$34,414		$0.20
TI/LC	$0	$0	$0	$172,070		$1.00
Net Cash Flow	$8,040,868	$8,151,993	$8,150,793	$7,776,536		$45.19

Occupancy %	100.0%	100.0%	100.0%	93.7%	(6)
NOI DSCR	1.40x	1.42x	1.42x	1.39x
NCF DSCR	1.40x	1.42x	1.42x	1.36x
NOI Debt Yield	8.0%	8.2%	8.2%	8.0%
NCF Debt Yield	8.0%	8.2%	8.2%	7.8%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated March 31, 2025 and includes straight line rent for 3 investment grade tenants (Whole Foods, H&M and TD Bank) totaling $559,601.
(2)	Based on actual reimbursement obligations.
(3)	UW Vacancy & Credit Loss represents the Olive Garden space which is physically dark, although the tenant continues to pay rent and reimbursements.
(4)	The 125th & Lenox Property is in the 9th year of a 25-year ICAP tax abatement that phases out beginning in fiscal year 2033/2034 (Year 16 of the abatement) and fully expires after fiscal year 2041/2042 (Year 25 of the abatement). According to the appraisal, estimated abated taxes for the 2025/2026 tax year are $721,352, compared to estimated unabated taxes of $2,654,702. The Mortgage Loan was underwritten based on the estimated average abated taxes for the five year term of the Mortgage Loan of $895,343.
(5)	The borrower sponsors do not charge a Management Fee, however, Raymour & Flanigan has a contractual obligation to reimburse management fees under the terms of its lease, which is reflected in UW reimbursements.
(6)	Based on 6.3% underwritten vacancy.

A-3-92

Mortgage Loan No. 13 – Westgate Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
				Location:	Ann Arbor, MI 48103
Original Balance:	$23,000,000			General Property Type:	Retail
Cut-off Date Balance:	$23,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1961/2006
Borrower Sponsors:	Gerald Byer, Michelle Mendelson			Size:	169,511 SF
	and Barry Margolis			Cut-off Date Balance per SF:	$136
Guarantors:	Gerald Byer, Michelle Mendelson			Maturity Date Balance per SF:	$136
	and Barry Margolis			Property Manager:	JDP Management, L.L.C.
Mortgage Rate:	6.7950%				(borrower related)
Note Date:	9/30/2025
Maturity Date:	10/6/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,497,593
IO Period:	60 months			UW NCF:	$2,378,935
Seasoning:	1 month			UW NOI Debt Yield:	10.9%
Prepayment Provisions:	L(12),YM1(42),O(6)			UW NCF Debt Yield:	10.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	10.9%
Additional Debt Type:	NAP			UW NCF DSCR:	1.50x
Additional Debt Balance:	NAP			Most Recent NOI:	$2,593,178 (8/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,772,641 (12/31/2024)
Reserves				3rd Most Recent NOI:	$2,676,249 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	91.7% (9/1/2025)
RE Taxes:	$274,643	$54,929	NAP	2nd Most Recent Occupancy:	90.8% (12/31/2024)
Insurance:	$57,616	$5,238	NAP	3rd Most Recent Occupancy:	89.9% (12/31/2023)
Replacement Reserve:	$0	$2,825	NAP	Appraised Value (as of):	$40,200,000 (8/21/2025)
TI/LC Reserve:	$150,000	$7,063	NAP	Appraised Value per SF:	$237
Deferred Maintenance:	$23,125	$0	NAP	Cut-off Date LTV Ratio:	57.2%
				Maturity Date LTV Ratio:	57.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,000,000	100.0%	Loan Payoff:	$19,635,085	85.4%
			Return of Equity:	$2,448,176	10.6%
			Reserves:	$505,384	2.2%
			Closing Costs:	$411,354	1.8%
Total Sources:	$23,000,000	100.0%	Total Uses:	$23,000,000	100.0%

The Mortgage Loan. The thirteenth largest mortgage loan (the “Westgate Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $23,000,000 and secured by a first priority fee mortgage on an anchored retail property totaling 169,511 SF located in Ann Arbor, Michigan (the “Westgate Shopping Center Property”). The proceeds of the Westgate Shopping Center Mortgage Loan were used to refinance a prior loan encumbering the Westgate Shopping Center Property, return equity to the borrower sponsors, pay closing costs and fund reserves.

The Borrower and the Borrower Sponsors. The borrower is WGAA, LLC, a Delaware limited liability company structured to be bankruptcy-remote.

The borrower sponsors and nonrecourse carve-out guarantors for the Westgate Shopping Center Mortgage Loan are Gerald Byer, Michelle Mendelson and Barry Margolis. The borrower sponsors are experienced local real estate professionals. JDP Management, L.L.C. was founded and is owned by Michelle Mendelson. JDP Management, L.L.C., is a residential and commercial property management company. It was founded in the late 1990s with concentrations largely in residential properties throughout Oakland County, Michigan. JDP Management, L.L.C. subsequently expanded into managing commercial properties in the Ann Arbor area, including properties on the University of Michigan campus. The borrower sponsors have owned the Westgate Shopping Center Property since 2000.

The Property. The Westgate Shopping Center Property is located at 2449 West Stadium Boulevard at the junction of Interstate 94 and Jackson Avenue in a major retail commercial corridor directly adjacent to a corporate-owned Kroger. The Westgate Shopping Center Property is accessible from Interstate 94. In addition, the Westgate Shopping Center Property is approximately two miles from downtown Ann Arbor and the University of Michigan. The Westgate Shopping Center Property benefits from visibility and accessibility from I-94 where it boasts nearly 0.8 miles of frontage. The Westgate Shopping Center Property also offers numerous ingress and egress options, enhancing traffic flow, with access available from Jackson Avenue, West Stadium Boulevard and South Maple Road.

The Westgate Shopping Center Property is 91.7% leased by 25 tenants. The Westgate Shopping Center Property is anchored by TJ Maxx, Ann Arbor Public Library, and Staples, and is shadow-anchored by Kroger. The largest tenant at the Westgate Shopping Center Property is TJ Maxx (20.5% NRA),

A-3-93

Retail – Anchored	Loan #13	Cut-off Date Balance:	$23,000,000
2449 West Stadium Boulevard	Westgate Shopping Center	Cut-off Date LTV:	57.2%
Ann Arbor, MI 48103		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	10.9%

which has operated at the Westgate Shopping Center Property since 1981. Other major tenants include Ann Arbor Public Library (12.9% NRA) and Staples (10.2% NRA), with no other tenant accounting for more than 10% of NRA.

The Westgate Shopping Center Property was previously anchored by Kroger, which was an original tenant when the Westgate Shopping Center Property was built in 1961. Kroger operated continuously out of its storefront for approximately 36 years before purchasing a site immediately adjacent to the Westgate Shopping Center Property and constructing a new larger-format store (approximately 60,000 SF). In 1996, Kroger moved to its newly constructed store and assigned its interest in its lease at the Westgate Shopping Center Property to Rite Aid, which subleased a portion of the leased space to Staples in 2005. In 2024, Rite Aid filed for Chapter 11 bankruptcy (the store closed in August 2024) and the Staples sublease became a direct lease with the borrower when the latter succeeded to the sub-landlord’s interest in the lease in 2025. Approximately 14,143 SF of the former Kroger/Rite Aid space is currently dark. However, Kroger remains contractually obligated for base rent and its proportionate share of real estate taxes and CAM until the earlier of December 31, 2029 or upon the dark space being leased to a third-party tenant. Despite the contractually obligated base rent and reimbursements from Kroger, the lender’s underwriting considers the dark space as vacant.

Major Tenants.

TJ Maxx (34,746 SF, 20.5% of NRA, 14.1% of underwritten base rent). TJ Maxx, a subsidiary of TJX Companies, Inc., a Fortune 100 company, is an off-price retailer of apparel and home fashions in the United States and worldwide. The TJX Companies, Inc. operates over 5,000 stores across nine countries. TJ Maxx has been at the Westgate Shopping Center Property for over 40 years, with an initial lease in 1981. TJ Maxx’s lease expires in January 2027. TJ Maxx has three five-year lease renewal options and no termination options.

Ann Arbor Public Library (21,926 SF, 12.9% of NRA, 11.7% of underwritten base rent). The Ann Arbor Public Library (the “Library”) has been at the Westgate Shopping Center Property since 1983 and currently operates under a lease with a June 2029 expiration. In 2016, the Library underwent a complete refurbishment and expansion from approximately 5,500 SF to its current 21,926 SF, nearly quadrupling in size. New features and amenities included a reading room with a fireplace, enhanced children’s area, five study rooms, and a local Sweetwater’s Coffee & Tea café, the first full-service café inside an Ann Arbor District Library (“AADL”) branch. According to the 2023-2024 annual report for the AADL Westgate Shopping Center Property location, the library averaged 1,301 daily visitors and accounted for 32% of total library patrons among the five AADL branches, which is the largest including the downtown library. The Library’s lease expires in June 2029 and it has one five-year lease renewal option remaining. The Library has no lease termination options.

Staples (17,233 SF, 10.2% of NRA, 5.5% of underwritten base rent). For over 35 years, Staples has been a retailer of workspace furniture, technology, cleaning products and office supplies. Staples has been a tenant at the Westgate Shopping Center Property since 2005, having subleased from Rite Aid a portion of the space previously occupied by Rite Aid/Kroger. Staples has since renewed its lease three times for a total of 15 years beyond its initial term. When Rite Aid filed for Chapter 11 bankruptcy in 2024, Staples’ sublease from Rite Aid became a direct lease with the borrower when the latter succeeded to Rite Aid’s interest in the lease in 2025. Furthermore, in July 2025, Staples, which then had no remaining renewal options upon its lease expiration in December 2029, requested and was granted two additional five-year renewal options. Staples reported 2024 gross sales of $4,182,147 ($243 PSF), resulting in total occupancy cost including reimbursements of 5.3%. Staples has no termination options.

The following table presents a summary regarding the tenants at the Westgate Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Sales PSF	UW Occ. Costs	Termination Option (Y/N)	Renewal Options
TJ Maxx	NR/A2/A	34,746	20.5%	$380,121	14.1%	$10.94	1/31/2027	NAV	NAV	N	3 x 5 Yrs
Library	NR/NR/NR	21,926	12.9%	$314,654	11.7%	$14.35	6/30/2029	NAV	NAV	N	1 x 5 Yrs
Staples(3)	NR/NR/NR	17,233	10.2%	$148,893	5.5%	$8.64	12/31/2029	$243	5.3%	N	2 x 5 Yrs
Schuler’s Books	NR/NR/NR	12,060	7.1%	$248,059	9.2%	$20.57	6/30/2028	NAV	NAV	N	2 x 5 Yrs
Happy House	NR/NR/NR	8,300	4.9%	$140,400	5.2%	$16.92	2/28/2027	NAV	NAV	N	1 x 5 Yrs
Major Tenants Subtotal/Wtd. Avg.		94,265	55.6%	$1,232,127	45.7%	$13.07
Other Tenants		61,103	36.0%	$1,462,811	54.3%	$23.94
Occupied Subtotal/Wtd. Avg.		155,368	91.7%	$2,694,938	100.0%	$17.35

Vacant Space(4)		14,143	8.3%
Total/Wtd. Avg.		169,511	100.0%

(1)	Information is based on the underwritten rent roll dated as of September 1, 2025 with rent steps taken through April 2026 totaling $33,564.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Staples sales represent full year 2024 sales.
(4)	Kroger is contractually obligated to pay base rent and reimbursements on 14,143 SF of dark space through December 2029. This space has been underwritten as vacant.

A-3-94

Retail – Anchored	Loan #13	Cut-off Date Balance:	$23,000,000
2449 West Stadium Boulevard	Westgate Shopping Center	Cut-off Date LTV:	57.2%
Ann Arbor, MI 48103		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	10.9%

The following table presents certain information with respect to the lease rollover at the Westgate Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rolling	% of Annual UW Rolling	Cumulative % of Annual UW Rolling	Annual UW Rent PSF Rolling
MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	3	11,509	6.8%	6.8%	$308,724	11.5%	11.5%	$26.82
2027	8	56,272	33.2%	40.0%	$804,649	29.9%	41.3%	$14.30
2028	5	22,971	13.6%	53.5%	$508,187	18.9%	60.2%	$22.12
2029	8	58,021	34.2%	87.8%	$939,975	34.9%	95.0%	$16.20
2030(3)	1	2,500	1.5%	89.2%	$52,224	1.9%	97.0%	$20.89
2031	0	0	0.0%	89.2%	$0	0.0%	97.0%	$0.00
2032	1	4,095	2.4%	91.7%	$81,180	3.0%	100.0%	$19.82
2033	0	0	0.0%	91.7%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	91.7%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	91.7%	$0	0.0%	100.0%	$0.00
2036 & Beyond	0	0	0.0%	91.7%	$0	0.0%	100.0%	$0.00
Vacant(4)	0	14,143	8.3%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	26	169,511	100.0%		$2,694,938	100.0%		17.35

(1)	Information is based on the underwritten rent roll dated as of September 1, 2025 with rent steps taken through April 2026 totaling $33,564.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	The Westgate Shopping Center Mortgage Loan maturity date is October 6, 2030.
(4)	Kroger is contractually obligated to pay base rent and reimbursements on 14,143 SF of dark space through December 2029. This space has been underwritten as vacant.

The Markets. The Westgate Shopping Center Property is located in Ann Arbor, Michigan. The economy of Ann Arbor is influenced by the presence of the University of Michigan, which employs most of the residents for its medical center. Other jobs are split between the fields of automotive, information technology and biomedical research. Ann Arbor is the western anchor of high-technology corridors extending from Detroit along Interstate 94 and State Route 14. Ann Arbor's numerous software companies supply a significant amount of computer devices used in the auto industry. The city is home to the headquarters of Google's AdWords program, the company's primary revenue stream. Trade and information publishing are also strong industries in the region. The Borders Group, a worldwide chain and Fortune 500 company, has its headquarters in Ann Arbor.

The Westgate Shopping Center Property is located within the Detroit retail market. As of the second quarter of 2025, the Detroit retail market reported a total inventory of approximately 317.8 million SF with an approximately 5.8% vacancy rate, and an average asking rent of $16.13 PSF. The Westgate Shopping Center Property is located in the Washtenaw West of U.S. 23 retail submarket. As of the second quarter of 2025, the Washtenaw West of U.S. 23 retail submarket reported a total inventory of approximately 13.2 million SF with an approximately 2.6% vacancy rate, and an average asking rent of $22.44 PSF.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Westgate Shopping Center Property was 11,647, 81,587 and 143,404, respectively; and the 2024 estimated average household income within the same radii was approximately $136,673, $135,197 and $140,629, respectively.

A-3-95

Retail – Anchored	Loan #13	Cut-off Date Balance:	$23,000,000
2449 West Stadium Boulevard	Westgate Shopping Center	Cut-off Date LTV:	57.2%
Ann Arbor, MI 48103		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	10.9%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Westgate Shopping Center Property:

Market Rent Summary
	Jr. Big Box	Inline Retail	High TI Retail
Property SF	88,048	46,703	34,760
Market Rent (PSF)	$12.00	$19.50	$29.00
Lease Term (Yrs)	10.0	5.0	10.0
Lease Type (Reimbursements)	Triple Net	Triple Net	Triple Net
Rent Increase Projection	2%	2%	2%
Tenant Improvements (New Tenant) (PSF)	$5.00	$10.00	$40.00
Tenant Improvements (Renewal) (PSF)	$2.50	$5.00	$5.00

Source:	Appraisal

The following table presents recent leasing data for inline space at comparable retail properties with respect to the Westgate Shopping Center Property:

Property Name / Location	Built / Renovated	NRA (SF)	Distance from Subject	Occ. %	Tenant Name	Lease Area (SF)	Lease Date / Lease Term (Yrs.)	Rent PSF	Lease Type
Westgate Shopping Center 2449 West Stadium Boulevard Ann Arbor, MI	1961 / 2006	169,511(1)	-	91.7%(1)	-	-	-	$17.35(2)	-
Pine Ridge Towers 5204 Jackson Road Ann Arbor, MI	2000 / NAP	61,832	2.6 miles	NAV	Binson’s Medical Equipment and Supplies	8,120	Apr. 2025 / 5.0	$17.00	NNN
Revel and Roll Plaza 1952-1960 South Industrial Highway Ann Arbor, MI	1972 / NAP	33,620	2.7 miles	NAV	Hide and Seek - A Play Boutique LLC	3,000	Feb. 2025 / 5.0	$16.00	NNN
Courtyard Shops 1703-1735 Plymouth Road Ann Arbor, MI	1972 / NAP	40,023	3.4 miles	NAV	Niwenn LLC	900	Nov. 2024 / 5.0	$22.00	NNN
Dexter Crossing 7007-7091 Dexter Ann Arbor Road Dexter, MI	2000 / NAP	114,512	5.5 miles	NAV	HIIT Happy LLC	1,205	Jul. 2024 / 5.0	$18.00	NNN
Baxter’s Plaza 291-305 North Zeeb Road Ann Arbor, MI	2000 / NAP	17,792	3.1 miles	NAV	Black Woods LLC	1,400	Jan. 2023 / 5.0	$22.29	NNN
Glencoe Crossing 4655-4741 Washtenaw Avenue Ann Arbor, MI	1980 / 2002	94,342	6.1 miles	NAV	Dinoland LLC	11,822	Jun. 2024 / 5.0	$14.75	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated September 1, 2025.
(2)	For the Westgate Shopping Center Property only, represents average underwritten base rent based on the underwritten rent roll dated September 1, 2025.

A-3-96

Retail – Anchored	Loan #13	Cut-off Date Balance:	$23,000,000
2449 West Stadium Boulevard	Westgate Shopping Center	Cut-off Date LTV:	57.2%
Ann Arbor, MI 48103		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	10.9%

The following table presents recent leasing data for high TI retail leases at comparable retail properties with respect to the Westgate Shopping Center Property:

Property Name / Location	Built / Renovated	NRA (SF)	Distance from Subject	Occ. %	Tenant Name	Lease Area (SF)	Lease Date / Lease Term (Yrs.)	Rent PSF	Lease Type
Westgate Shopping Center 2449 West Stadium Boulevard Ann Arbor, MI	1961 / 2006	169,511(1)	-	91.7%(1)	-	-	-	$17.35(2)	-
Maple Center 300 South Maple Road Ann Arbor, MI	2022 / NAP	24,654	0.1 miles	NAV	Erin Cantrell Fitness LLC	3,143	Jan. 2026 / 5.0	$35.00	NNN
Chalmers Place 3365 Washtenaw Avenue Ann Arbor, MI	2005 / NAP	25,585	4.9 miles	NAV	Craft-Made Kitchen LLC	3,181	Jul. 2025 / 10.0	$30.00	NNN
Courtyard Shops 1759 Plymouth Road Ann Arbor, MI	1972 / NAP	40,023	3.4 miles	NAV	Wolverine BBQ LLC	3,605	Jun. 2024 / 5.0	$29.79	NNN
State Street Crossing 6877 State Road Saline, MI	2007 / NAP	223,573	6.7 miles	NAV	Oscar’s Sports & Grill	2,800	Sep. 2024 / 4.9	$29.83	NNN
Carver-Gunn Building 500-506 East Liberty Street Ann Arbor, MI	1966 / NAP	30,000	2.0 miles	NAV	3TM Inc.	5,600	Apr. 2024 / 5.0	$29.50	NNN
Single-Tenant Retail 3020 Lohr Road Ann Arbor, MI	2023 / NAP	15,540	2.8 miles	NAV	La-Z-Boy	15,540	Mar. 2023 / 11.0	$26.50	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated September 1, 2025.
(2)	For the Westgate Shopping Center Property only, represents average underwritten base rent based on the underwritten rent roll dated September 1, 2025.

The following table presents recent leasing data for big box leases at comparable retail properties with respect to the Westgate Shopping Center Property:

Property Name / Location	Built / Renovated	NRA (SF)	Distance from Subject	Occ. %	Tenant Name	Lease Area (SF)	Lease Date / Lease Term (Yrs.)	Rent PSF	Lease Type
Westgate Shopping Center 2449 West Stadium Boulevard Ann Arbor, MI	1961 / 2006	169,511(1)	-	91.7%(1)	-	-	-	$17.35(2)	-
Multi-Tenant Retail 39415-39453 Ford Road Canton, MI	1995 / NAP	61,538	18.3 miles	NAV	T&B Play	19,000	Aug. 2024 / 5.0	$14.00	NNN
Genesee Commons 3603 Miller Road Flint, MI	1986 / NAP	98,240	48.5 miles	NAV	Ross Dress for Less	30,523	Aug. 2024 / 10.0	$12.00	NNN
Power Center 8101-8175 Movie Drive Brighton, MI	2004 / NAP	106,924	18.6 miles	NAV	Brighton Pickleball Club	27,000	Mar. 2024 / 5.0	$9.00	NNN
Northville Village Center Phase I 17447 Haggerty Road Northville, MI	1997 / NAP	179,410	20.0 miles	NAV	TJ Maxx	23,254	Nov. 2023 / 10.0	$14.75	NNN
Sterling Place Plaza 37600-37900 Van Dyke Avenue Sterling Heights, MI	1985 / 2015	125,736	43.4 miles	NAV	The Salvation Army	23,700	Mar. 2025 / 10.0	$14.00	NNN
Airport Square 5245-5259 Airport Highway Toledo, OH	1986 / NAP	187,282	46.4 miles	NAV	Saint Vincent De Paul Thrift Store	20,000	Apr. 2025 / 7.5	$9.00	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated September 1, 2025.
(2)	For the Westgate Shopping Center Property only, represents average underwritten base rent based on the underwritten rent roll dated September 1, 2025.

A-3-97

Retail – Anchored	Loan #13	Cut-off Date Balance:	$23,000,000
2449 West Stadium Boulevard	Westgate Shopping Center	Cut-off Date LTV:	57.2%
Ann Arbor, MI 48103		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	10.9%

Appraisal. The appraisal concluded to an “as-is” appraised value of $40,200,000 as of August 21, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated September 2, 2025, there was no evidence of any recognized environmental conditions at the Westgate Shopping Center Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Westgate Shopping Center Property.

Cash Flow Analysis
	2022	2023	2024	8/31/2025 TTM	UW	UW PSF
Gross Potential Rent	$2,654,816	$2,783,755	$2,786,813	$2,790,378	$2,999,013	$17.69
Reimbursements	$807,013	$914,775	$1,080,191	$950,744	$1,028,013	$6.06
Other Income	$6,000	$6,810	$9,283	$1,673	$1,673	$0.01
Vacancy and Concessions	$0	$0	$0	$0	($384,391)	($2.27)
Effective Gross Income	$3,467,829	$3,705,339	$3,876,287	$3,742,795	$3,644,308	$21.50

Taxes	$556,268	$595,921	$642,908	$656,794	$654,683	$3.86
Insurance	$30,238	$45,851	$43,081	$60,690	$62,854	$0.37
Other Operating Expenses	$346,100	$387,318	$417,657	$432,133	$429,178	$2.53
Total Operating Expenses	$932,606	$1,029,090	$1,103,646	$1,149,617	$1,146,715	$6.76

Net Operating Income	$2,535,223	$2,676,249	$2,772,641	$2,593,178	$2,497,593	$14.73
TI/LC	$0	$0	$0	$0	$84,756	$0.50
Capital Expenditures	$0	$0	$0	$0	$33,902	$0.20
Net Cash Flow	$2,535,223	$2,676,249	$2,772,641	$2,593,178	$2,378,935	$14.03

Occupancy %(1)	81.5%	89.9%	90.8%(2)	91.7%(2)	90.5%
NOI DSCR	1.60x	1.69x	1.75x	1.64x	1.58x
NCF DSCR	1.60x	1.69x	1.75x	1.64x	1.50x
NOI Debt Yield	11.0%	11.6%	12.1%	11.3%	10.9%
NCF Debt Yield	11.0%	11.6%	12.1%	11.3%	10.3%

(1)	Historical occupancy is as of December 31 of each respective year. 8/31/2025 TTM Occupancy % reflects occupancy as of September 1, 2025. UW Occupancy % is equal to underwritten economic occupancy.
(2)	Assumes that the Kroger/Rite Aid dark space is vacant.

A-3-98

Mortgage Loan No. 14 – Palm Harbor and Heatherwood Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
				Location(2):	Various, FL Various
Original Balance:	$21,980,000			General Property Type:	Multifamily
Cut-off Date Balance:	$21,980,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(2):	Various/NAP
Borrower Sponsor:	The Styles Group			Size(2):	223 Units
Guarantors:	Marcia Fordyce and Paul R. Steinfurth			Cut-off Date Balance per Unit:	$98,565
Mortgage Rate:	6.1000%			Maturity Date Balance per Unit:	$98,565
Note Date:	10/2/2025			Property Manager:	Styles Property Management, LLC
Maturity Date:	11/1/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$1,823,812
IO Period:	60 months			UW NCF:	$1,768,062
Seasoning:	0 months			UW NOI Debt Yield:	8.3%
Prepayment Provisions:	L(11),YM1(43),O(6)			UW NCF Debt Yield:	8.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	8.3%
Additional Debt Type:	NAP			UW NCF DSCR:	1.30x
Additional Debt Balance:	NAP			Most Recent NOI:	$1,769,472 (5/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$1,709,727 (12/31/2024)
				3rd Most Recent NOI:	$1,685,032 (12/31/2023)
				Most Recent Occupancy:	93.7% (8/31/2025)
Reserves				2nd Most Recent Occupancy:	96.3% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	96.7% (12/31/2023)
RE Taxes:	$148,509	$18,564	NAP	Appraised Value (as of)(2):	$31,400,000 (7/16/2025)
Insurance(1):	$0	Springing	NAP	Appraised Value per Unit:	$140,807
Deferred Maintenance:	$230,500	$0	NAP	Cut-off Date LTV Ratio:	70.0%
Replacement Reserve:	$0	$5,110	NAP	Maturity Date LTV Ratio:	70.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$21,980,000	100.0%	Loan Payoff:	$17,151,159	78.0%
			Borrower Equity:	$3,155,234	14.4%
			Closing Costs:	$1,294,599	5.9%
			Reserves:	$379,009	1.7%
Total Sources:	$21,980,000	100.0%	Total Uses:	$21,980,000	100.0%

(1)	Insurance reserves spring if the following conditions are not satisfied; (i) no event of default exists, (ii) the liability and casualty insurance policies are part of a blanket or umbrella policy reasonably approved by the lender and (iii) the borrowers provide the lender with evidence of renewal and paid receipts for insurance premiums no later than 10 days prior to the expiration dates of the policies.
(2)	See “Portfolio Summary” below.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Palm Harbor and Heatherwood Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,980,000. The Palm Harbor and Heatherwood Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering two multifamily properties located in Melbourne, Florida (the “Palm Harbor Villas Property”) and Kissimmee, Florida (the “Heatherwood Apartments Property” and together with the Palm Harbor Villas Property, the “Palm Harbor and Heatherwood Portfolio Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the Palm Harbor and Heatherwood Portfolio Mortgage Loan are Heatherwood Florida, LLC and South Florida Enterprises, LLC, each a single-purpose Delaware limited liability company with at least one independent director in its organizational structure. The borrowers are wholly owned by Southeast Residential Recovery Fund XXVI, LLC. Southeast Residential Recovery Fund XXVI, LLC is partially owned by the non-recourse carveout guarantors, Paul R. Steinfurth (18.75%) and Marcia Fordyce (18.75%). The borrower sponsor is The Styles Group, a multifamily real estate investment firm that specializes in acquiring and managing multifamily properties in Florida and Texas. The properties acquired by The Styles Group are managed by its affiliate, Styles Property Management, LLC. Paul R. Steinfurth is the manager of The Styles Group, and he has been involved in transactions relating to more than 200 properties containing over 20,000 multifamily rental units. Marcia Fordyce is the wife of Paul R. Steinfurth.

The Properties. The Palm Harbor and Heatherwood Portfolio Properties are comprised of two garden style multifamily properties totaling 223 units located in Melbourne and Kissimmee, Florida. The Palm Harbor and Heatherwood Portfolio Properties were built between 1979 and 1980 and were acquired by the borrower sponsor in 2021 for an aggregate purchase price of approximately $19.7 million. Since acquiring the portfolio in 2021, the borrowers have invested approximately $1.6 million in capital expenditures on interior unit upgrades and overall property upgrades which results in a total cost basis of approximately $21.3 million. The Palm Harbor and Heatherwood Portfolio Properties had a total portfolio occupancy of 93.7% as of August 31, 2025.

A-3-99

Multifamily – Garden	Loan #14	Cut-off Date Balance:	$21,980,000
Various	Palm Harbor and Heatherwood Portfolio	Cut-off Date LTV:	70.0%
Various, FL Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.3%

Palm Harbor Villas Property

The Palm Harbor Villas Property is located in Melbourne, Florida. The Palm Harbor Villas Property is a multifamily garden-style property which was built in 1979. The property consists of 115 units in 18 single-story apartment buildings with 224 total parking spaces (1.9 spaces per unit). The Palm Harbor Villas Property’s unit mix consists of 1 studio unit that is 300 square feet and has a monthly rent of $880, 86 one-bedroom one-bathroom units averaging 576 square feet and average monthly rents of $1,082, and 28 two-bedroom one-bathroom units averaging 864 square feet and average monthly rents of $1,200. In-unit appliances consist of an electric oven/range combination, garbage disposal and a refrigerator/freezer. Since acquisition of the Palm Harbor Villas Property in 2021 for a purchase price of $10.1 million, the related borrower has invested approximately $708,867 ($6,164 per unit) in capital expenditures including exterior upgrades, roofing, flooring, and various appliance upgrades along with other unit renovations. As of August 31, 2025, the Palm Harbor Villas Property had an in-place monthly average rent per unit of $1,108 and an occupancy rate of 93.9%.

Heatherwood Apartments Property

The Heatherwood Apartments Property is located in Kissimmee, Florida. The Heatherwood Apartments Property is a multifamily garden-style property which was built in 1980. The property consists of 108 units in 13 single-story apartment buildings with 162 total parking spaces (1.5 spaces per unit). The Heatherwood Apartments Property’s unit mix consists of 27 studio units averaging 288 square feet and average monthly rents of $962, 71 one-bedroom one-bathroom units averaging 576 square feet and average monthly rents of $1,020, and 10 two-bedroom one-bathroom units averaging 855 square feet and average monthly rents of $1,220. In-unit appliances consist of an electric oven/range combination, garbage disposal and a refrigerator/freezer. Since acquisition of the Heatherwood Apartments Property in 2021 for a purchase price of $9.5 million, the borrower has invested approximately $853,385 ($7,902 per unit) in capital expenditures including exterior upgrades, roofing, flooring, and various appliance upgrades along with other unit renovations. As of August 31, 2025, the Heatherwood Apartments Property had an in-place monthly average rent per unit of $1,019 and an occupancy rate of 93.5%.

The following table presents detailed information with respect to the Palm Harbor and Heatherwood Portfolio Properties:

Portfolio Summary
Property Name	City, State(1)	Units(2)	Year Built / Renovated(1)	Occupancy(2)	Allocated Loan Cut-off Date Balance	% of Allocated Loan Cut-off Date Balance	Appraised Value(1)
Palm Harbor Villas	Melbourne, FL	115	1979 / NAP	93.9%	$11,830,000	53.8%	$16,900,000
Heatherwood Apartments	Kissimmee, FL	108	1980 / NAP	93.5%	$10,150,000	46.2%	$14,500,000
Total/Wtd. Avg.		223		93.7%	$21,980,000	100.0%	$31,400,000

(1)	Information obtained from the appraisal.
(2)	Information is based on the borrower rent rolls dated August 31, 2025.

The following table presents detailed information with respect to the units at the Palm Harbor Villas Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent PSF
Studio	1	1	100.0%	300	$880	$2.93
1 BR / 1 BA	86	81	94.2%	576	$1,082	$1.88
2 BR / 1 BA	28	26	92.9%	864	$1,200	$1.39
Total/ Wtd. Average	115	108	93.9%	644	$1,108	$1.77

(1)	Information is based on the borrower rent roll dated August 31, 2025.

The following table presents detailed information with respect to the units at the Heatherwood Apartments Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent PSF
Studio	27	26	96.3%	288	$962	$3.34
1 BR / 1 BA	71	68	95.8%	576	$1,020	$1.77
2 BR / 1 BA	10	7	70.0%	855	$1,220	$1.43
Total/ Wtd. Average	108	101	93.5%	530	$1,019	$2.15

(1)	Information is based on the borrower rent roll dated August 31, 2025.

A-3-100

Multifamily – Garden	Loan #14	Cut-off Date Balance:	$21,980,000
Various	Palm Harbor and Heatherwood Portfolio	Cut-off Date LTV:	70.0%
Various, FL Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.3%

The Market. The Palm Harbor Villas Property is located in Melbourne, Florida within a suburban neighborhood that is less than two miles away from Interstate-95, a major thoroughfare that connects to Orlando and other major cities in Florida. There is supporting retail including Aldi, Dollar General, Publix, and Walmart Supercenter, among others, that are within three miles of the property. Brevard County, also known as the “Space Coast”, has a diverse economy with a mix of industries, including aerospace and defense, tourism, healthcare, and manufacturing. The economy is heavily influenced by its proximity to the Kennedy Space Center and the presence of major aerospace and defense companies, including Boeing, Northrop Grumman and Lockheed Martin. Major employers in the area include L3Harris Technologies Inc., Publix Supermarkets, Department of the Air Force, NASA Kennedy Center, and Lockheed Martin. The Palm Harbor Villas Property is located in the Palm Bay-Melbourne-Titusville, Florida Metro apartment market and the Melbourne apartment submarket. As of the second quarter of 2025, the Palm Bay-Melbourne-Titusville, Florida Metro apartment market had an existing inventory of 43,226 units, a vacancy rate of 4.5% and average asking rents of $1,640 per unit. As of the second quarter of 2025, the Melbourne apartment submarket had a total inventory of 20,518 units, a vacancy rate of 4.4% and average asking rents of $1,665 per unit. According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the Palm Harbor Villas Property was 7,010, 52,853, and 112,083, respectively. According to the appraisal, the 2024 average household income within the same radii was $92,869, $94,948, and $105,702, respectively.

The Heatherwood Apartments Property is located in Kissimmee, Florida within a suburban neighborhood right off State Highway 192 and within six miles of the Florida Turnpike and 10 miles east of Interstate-4. The property is also approximately 17 miles southwest of the Orlando International Airport (MCO). There is supporting retail including Aldi, Bravo Supermarket, Publix, and Walmart Supercenter, among others, that are within two miles of the property. The Orlando Metropolitan Statistical Area is at the geographical center of Florida, and is home to seven of the top vacation resorts in the world, including Disney World’s Magic Kingdom and Universal Orlando. The area has several transportation methods, whether by road, air, or rail. The Heatherwood Apartments Property is located in the Orlando-Kissimmee-Sanford, Florida apartment market and the Kissimmee/Osceola County apartment submarket. As of the first quarter of 2025, the Orlando-Kissimmee-Sanford, Florida apartment market had an existing inventory of 284,894 units, a vacancy rate of 5.6% and average asking rents of $1,734 per unit. As of the first quarter of 2025, the Kissimmee/Osceola apartment submarket had a total inventory of 38,693 units, a vacancy rate of 6.0% and average asking rents of $1,705 per unit. According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the Heatherwood Apartments Property was 11,650, 87,381, and 168,976, respectively. According to the appraisal, the 2024 average household income within the same radii was $79,634, $77,918, and $88,731, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the Palm Harbor Villas Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent per Unit	Average Monthly Rent PSF
Palm Harbor Villas(1) 770 North Wickham Road Melbourne, FL	1979	115	93.9%	644	$1,108	$1.77
Topaz Village 150 East University Boulevard Melbourne, FL	1983	229	92.6%	718	$1,376	$1.91
The Reserves of Melbourne 2262 Crippen Court Melbourne, FL	1982	448	94.6%	826	$1,366	$1.65
Eleven35 1135 North Wickham Road Melbourne, FL	1980	180	95.0%	627	$1,303	$2.08
The Park at Parma 500 North Wickham Road Melbourne, FL	1982	151	94.0%	999	$1,527	$1.53
Magnolia Apartments 108 West Fee Avenue Melbourne, FL	1964	40	95.0%	500	$1,050	$2.10
Windwood I & II 1530 Windwood Drive Northeast Palm Bay, FL	1980	127	93.7%	571	$1,190	$2.08

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated August 31, 2025 other than Year Built.

A-3-101

Multifamily – Garden	Loan #14	Cut-off Date Balance:	$21,980,000
Various	Palm Harbor and Heatherwood Portfolio	Cut-off Date LTV:	70.0%
Various, FL Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.3%

The following table presents certain information relating to comparable multifamily rental properties to the Heatherwood Apartments Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent per Unit	Average Monthly Rent PSF
Heatherwood Apartments(1) 1001 North Hoagland Boulevard Kissimmee, FL	1980	108	93.5%	530	$1,019	$2.15
Goldelm at Valencian 1400 West Donegan Avenue Kissimmee, FL	1972	376	91.5%	976	$1,552	$1.59
Polo Run Apartments 2343 North Central Avenue Kissimmee, FL	1984	268	90.0%	767	$1,469	$1.91
Park on Central 1701 North Central Avenue Kissimmee, FL	1973	131	92.2%	623	$1,297	$2.08
Vivo Living Kissimmee 4018 West Vine Street Kissimmee, FL	1988	223	95.1%	350	$990	$2.83
Pinewood Park 2351 Pine Brook Drive Kissimmee, FL	1988	204	98.0%	890	$1,522	$1.71
Cadia on the Loop 1901 Vineyard Boulevard Kissimmee, FL	1984	400	96.5%	818	$1,643	$2.01

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated August 31, 2025 other than Year Built.

The following table presents certain information relating to the appraisals’ market rent conclusions for the Palm Harbor and Heatherwood Portfolio Properties:

Market Rent Summary
Property Name	Unit Mix/Type	Units(1)	Average Size (SF) (1)	Avg. Monthly Rent per Unit(1)	Avg. Monthly Rent PSF(1)	Avg. Monthly Market Rent per Unit(2)	Avg. Monthly Market Rent PSF(2)
Palm Harbor Villas	Studio 1 BR / 1 BA 2 BR / 1 BA	1 86 28	300 576 864	$880 $1,082 $1,200	$2.93 $1.88 $1.39	$950 $1,125 $1,335	$3.17 $1.95 $1.55
Heatherwood Apartments	Studio 1 BR / 1 BA 2 BR / 1 BA	27 71 10	288 576 855	$962 $1,020 $1,220	$3.34 $1.77 $1.43	$950 $1,150 $1,300	$3.30 $2.00 $1.52

(1)	Based on the borrower rent roll dated August 31, 2025.
(2)	Based on the appraisals.

Appraisal. The related appraisal concluded to an “as-is” value for the Palm Harbor Villas Property of $16,900,000 as of July 16, 2025 and an “as-is” value for the Heatherwood Apartments Property of $14,500,000 as of July 16, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated July 2, 2025 and July 18, 2025, there was no evidence of any recognized environmental conditions at the Palm Harbor and Heatherwood Portfolio Properties.

A-3-102

Multifamily – Garden	Loan #14	Cut-off Date Balance:	$21,980,000
Various	Palm Harbor and Heatherwood Portfolio	Cut-off Date LTV:	70.0%
Various, FL Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Palm Harbor and Heatherwood Portfolio Properties:

Cash Flow Analysis
	2021	2022	2023	2024	5/31/2025 TTM	UW	UW per Unit
Gross Potential Rent(1)	$2,056,343	$2,278,451	$2,514,962	$2,659,689	$2,740,322	$2,870,304	$12,871
Reimbursements	$0	$0	$0	$0	$0	$0	$0
Other Income(2)	$391,970	$429,343	$420,614	$426,785	$442,096	$442,096	$1,982
Discounts Concessions	($2,891)	($326)	($280)	($508)	($508)	$0	$0
Vacancy & Credit Loss	($123,256)	($96,388)	($99,518)	($88,037)	($104,549)	($212,940)	($955)
Effective Gross Income	$2,322,166	$2,611,080	$2,835,778	$2,997,929	$3,077,361	$3,099,460	$13,899

Real Estate Taxes	$140,966	$168,255	$192,039	$219,162	$219,162	$227,501	$1,020
Insurance	$113,371	$137,467	$239,741	$321,060	$335,925	$310,667	$1,393
Other Expenses	$570,961	$650,315	$718,966	$747,979	$752,801	$737,479	$3,307
Total Expenses	$825,297	$956,037	$1,150,746	$1,288,201	$1,307,888	$1,275,648	$5,720

Net Operating Income	$1,496,869	$1,655,043	$1,685,032	$1,709,727	$1,769,472	$1,823,812	$8,179
Capital Expenditures	$0	$0	$0	$0	$0	$55,750	$250
Net Cash Flow	$1,496,869	$1,655,043	$1,685,032	$1,709,727	$1,769,472	$1,768,062	$7,929

Occupancy %(3)	92.4%	95.5%	96.7%	96.3%	93.7%	92.6%
NOI DSCR	1.10x	1.22x	1.24x	1.26x	1.30x	1.34x
NCF DSCR	1.10x	1.22x	1.24x	1.26x	1.30x	1.30x
NOI Debt Yield	6.8%	7.5%	7.7%	7.8%	8.1%	8.3%
NCF Debt Yield	6.8%	7.5%	7.7%	7.8%	8.1%	8.0%

(1)	Based on the borrower rent rolls dated August 31, 2025.
(2)	Other Income is comprised of tenant utility reimbursements, pet fees, application fees, late fees, and termination fees among other charges.
(3)	5/31/2025 TTM Occupancy % is based on the borrower rent rolls dated August 31, 2025. UW Occupancy % represents the economic occupancy.

A-3-103

Mortgage Loan No. 15 – Fairway and Silver Creek Mobile Estates

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
				Location:	Highland, CA 92346
Original Balance:	$19,000,000			General Property Type:	Manufactured Housing
Cut-off Date Balance:	$19,000,000			Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	2.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/NAP
Borrower Sponsor:	Victor M. Martinez			Size:	149 Pads
Guarantor:	Victor M. Martinez			Cut-off Date Balance Per Pad:	$127,517
Mortgage Rate:	5.9800%			Maturity Date Balance Per Pad:	$127,517
Note Date:	9/19/2025			Property Manager:	Victor Martinez & Associates, Inc.
Maturity Date:	10/1/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$1,549,911
IO Period:	60 months			UW NCF:	$1,539,261
Seasoning:	1 month			UW NOI Debt Yield:	8.2%
Prepayment Provisions:	L(25),D(30),O(5)			UW NCF Debt Yield:	8.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	8.2%
Additional Debt Type:	NAP			UW NCF DSCR:	1.34x
Additional Debt Balance:	NAP			Most Recent NOI:	$1,469,516 (8/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$1,241,174 (12/31/2024)
Reserves				3rd Most Recent NOI:	$1,073,965 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	99.3% (9/1/2025)
RE Taxes:	$79,971	$8,886	NAP	2nd Most Recent Occupancy:	98.0% (12/21/2024)
Insurance:	$25,126	$4,411	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Deferred Maintenance:	$14,688	$0	NAP	Appraised Value (as of):	$28,760,000 (8/6/2025)
Replacement Reserve:	$0	$888	NAP	Appraised Value per Pad:	$193,020
				Cut-off Date LTV Ratio:	66.1%
				Maturity Date LTV Ratio:	66.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,000,000	100.0%	Loan Payoff:	$10,373,579	54.6%
			Return of Equity:	$7,831,187	41.2%
			Closing Costs:	$675,449	3.6%
			Reserves:	$119,786	0.6%
Total Sources:	$19,000,000	100.0%	Total Uses:	$19,000,000	100.0%

The Mortgage Loan. The fifteenth largest mortgage loan (the “Fairway and Silver Creek Mobile Estates Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,000,000 and secured by a first priority fee mortgage encumbering two contiguous manufactured housing properties totaling 149 pads located within San Bernardino County (collectively the “Fairway and Silver Creek Mobile Estates Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the Fairway and Silver Creek Mobile Estates Mortgage Loan are VMA Fairway Highland, LLC and VMA Silver Creek Highland, LLC, which are single-purpose Delaware limited liability companies. The borrower sponsor and non-recourse carve-out guarantor for the Fairway and Silver Creek Mobile Estates Mortgage Loan is Victor M. Martinez. Victor M. Martinez has ownership in twenty-four manufactured housing properties located in Southern California.

The Properties. The Fairway and Silver Creek Mobile Estates Properties are comprised of two contiguous, 99.3% occupied communities known as Fairway Mobile Estates (82 units) and Silver Creek Mobile Estates (67 units). The Fairway and Silver Creek Mobile Estates Properties include a two-story apartment building demised into 16 units. In addition, one pad at the Fairway Mobile Estates property is occupied by a manufactured home that is owned by a borrower related entity, as to which the occupant of such home pays pad rents, and six pads at the Fairway and Silver Creek Mobile Estates Properties are occupied by manufactured homes that are owned by a third-party vendor and available for sale, as to which the vendor pays pad rents until sold. The borrower sponsor purchased the Fairway and Silver Creek Mobile Estates Properties in 2003 and 2006 for an aggregate purchase price of $5.1 million and has invested approximately $915,000 in capital improvements including the addition of 5 pads in 2025.

A-3-104

Manufactured Housing – Manufactured Housing	Loan #15	Cut-off Date Balance:	$19,000,000
Various	Fairway and Silver Creek Mobile Estates	Cut-off Date LTV:	66.1%
Highland, CA 92346		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	8.2%
Portfolio Summary
Property Name	City, State	Pads(1)	Year Built	Occupancy(1)	Allocated Loan Cut-off Date Balance	% of Allocated Loan Cut-off Date Balance	Appraised Value
Fairway Mobile Estates	Highland, CA	82	1970	98.8%	$10,810,000	56.9%	$16,360,000
Silver Creek Mobile Estates	Highland, CA	67	1973	100.0%	$8,190,000	43.1%	$12,400,000
Total/Wtd. Avg.		149		99.3%	$19,000,000	100.0%	$28,760,000

Source: Appraisals, unless otherwise noted.

(1)	Information is based on the borrower rent rolls dated September 1, 2025.

Portfolio Unit Mix(1)
Property Name	Total Pads	Tenant-Owned	Affiliate-Owned(2)	Third Party-Owned(3)	Apartment Units
Fairway Mobile Estates	82	62	1	3	16
Silver Creek Mobile Estates	67	64	0	3	0
Total/Wtd. Avg.	149	126	1	6	16

(1)	Unit Mix is based on the borrower rent rolls dated September 1, 2025.
(2)	Affiliate-owned manufactured homes are owned by an affiliate of the borrowers. Rents for such manufactured homes are paid to such affiliates by the residents of such manufactured homes, and pad rents for the related pads are paid to the related borrower by such residents.
(3)	Third party-owned manufactured homes are owned by Premier Manufactured Home Sales, Inc., a third-party vendor that pays pad rent as it lists vacant manufactured homes for sale.

Portfolio Amenities
Property Name	Water / Sewer	Amenities
Fairway Mobile Estates	Public / Public	Swimming Pool, Spa/Hot Tub, Gated Entrance, Laundry, Onsite Management, Parking, Paved Roads
Silver Creek Mobile Estates	Public / Public	Swimming Pool, Gated Entrance, Onsite Management, Parking, Paved Roads

The Market. The Fairway and Silver Creek Mobile Estates Properties are located within San Bernardino County. According to the September 1, 2025 rent roll, the Fairway and Silver Creek Mobile Estates Properties were 99.3% leased with an average rent of $1,070 per pad per month. The appraisal’s comparable properties have a weighted average occupancy of 99.7% and are leased at $850-$1,200 per pad per month. The appraisal also contained an affordability analysis within a 5-mile radius which concluded that the total monthly cost of owning a home at the Fairway and Silver Creek Mobile Estates Properties was $2,588 per month compared to $4,122 per month to own a single family home ranging in size from two-bedroom, one-bathroom to four-bedroom, two-bathroom and $1,899 per month to rent a two-bedroom apartment. According to the appraisal, there are no manufactured housing communities planned, proposed, or under construction in the immediate area that would be considered competitive to the Fairway and Silver Creek Mobile Estates Properties.

Appraisal. According to the appraisals dated August 25, 2025 and September 8, 2025, the Fairway and Silver Creek Mobile Estates Portfolio Properties had an aggregate “As-is” appraised value of $28,760,000.

Environmental Matters. According to the Phase I environmental site assessments dated August 5, 2025, there was no evidence of any recognized environmental conditions at the Fairway and Silver Creek Mobile Estates Portfolio Properties.

A-3-105

Manufactured Housing – Manufactured Housing	Loan #15	Cut-off Date Balance:	$19,000,000
Various	Fairway and Silver Creek Mobile Estates	Cut-off Date LTV:	66.1%
Highland, CA 92346		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	8.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Fairway and Silver Creek Mobile Estates Properties:

Cash Flow Analysis
	2023	2024	TTM 8/31/2025	UW	UW Per Pad
Gross Potential Rent(1)	$1,389,999	$1,558,456	$1,707,119	$1,900,915	$12,758
Reimbursements	$294,914	$322,315	$423,989	$466,091	$3,128
Other Income	$111,643	$126,825	$132,119	$132,119	$887
(Vacancy / Credit Loss)	$0	$0	$0	($118,350)	($794)
Effective Gross Income	$1,796,555	$2,007,596	$2,263,227	$2,380,774	$15,978

Real Estate Taxes	$97,800	$102,832	$103,523	$103,523	$695
Insurance	$25,379	$45,316	$37,114	$51,396	$345
Other Operating Expenses	$599,412	$618,274	$653,074	$675,944	$4,537
Total Operating Expenses	$722,590	$766,422	$793,711	$830,863	$5,576

Net Operating Income	$1,073,965	$1,241,174	$1,469,516	$1,549,911	$10,402
Replacement Reserves	$12,108	$0	$0	$10,650	$71
TI/LC	$0	$0	$0	$0	$0
Net Cash Flow	$1,061,857	$1,241,174	$1,469,516	$1,539,261	$10,331

Occupancy (%)(2)(3)	100.0%	98.0%	99.3%	95.0%
NOI DSCR	0.93x	1.08x	1.28x	1.35x
NCF DSCR	0.92x	1.08x	1.28x	1.34x
NOI Debt Yield	5.7%	6.5%	7.7%	8.2%
NCF Debt Yield	5.6%	6.5%	7.7%	8.1%

(1)	UW Gross Potential Rent is based on the borrower rent rolls dated September 1, 2025.
(2)	TTM 8/31/2025 Occupancy is based on the borrower rent rolls dated September 1, 2025.
(3)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies.

A-3-106

Annex B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Contacts
Role	Party and Contact Information
Depositor	Morgan Stanley Capital I Inc.
	Attention: Jane Lam	jane.lam@morganstanley.com; cmbs_notices@morganstanley.com
1585 Broadway | New York, NY 10036 | United States
Master Servicer	Trimont LLC
	Attention: CMBS Servicing	trimont.commercial.servicing@cms.trimont.com
550 S. Tryon Street, Suite 2400 | Charlotte, NC 28202 | United States
Special Servicer	LNR Partners, LLC
	Attention: Heather Bennett and Arnold Shulkin	hbennett@starwood.com; AShulkin@lnrpartners.com; lnr.cmbs.notices@lnrproperty.com
2340 Collins Avenue, Suite 700 | Miami Beach, FL 33139 | United States
Trustee	Deutsche Bank National Trust Company
	Attention: Trust Administration	cmbsadmin@list.db.com
1761 East St. Andrew Place | Santa Ana, CA 92705 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	Attention: MSBAM 2025-5C2 - Surveillance Manager	cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States
Directing Certificateholder	LNR Securities Holdings, LLC
-
This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Exchangeable Certificate Detail
Class	CUSIP	Pass-Through Rate	Maximum Initial Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Exchangeable Certificate Details
A-2 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Exchangeable Certificates Total			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Exchangeable Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-2 (Exch)		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3 (Exch)		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S (Exch)		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B (Exch)		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C (Exch)		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
A-2-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00
Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Penalties
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Dec-25	0	0	0	0	0	0
Nov-25	0	0	0	0	0	0
Oct-25	0	0	0	0	0	0
Sep-25	0	0	0	0	0	0
Aug-25	0	0	0	0	0	0
Jul-25	0	0	0	0	0	0
Jun-25	0	0	0	0	0	0
May-25	0	0	0	0	0	0
Apr-25	0	0	0	0	0	0
Mar-25	0	0	0	0	0	0
Feb-25	0	0	0	0	0	0
Jan-25	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 26 of 27

Distribution Date:	12/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2
Determination Date:	12/11/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C2

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 27 of 27

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of November 1, 2025 (the “Pooling and Servicing Agreement”).

Transaction: Morgan Stanley Bank of America Merrill Lynch Trust 2025-5C2, Commercial Mortgage Pass-Through Certificates, Series 2025-5C2

Operating Advisor: Park Bridge Lender Services LLC

Special Servicer: LNR Partners, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of a Final Asset Status Report.
(b)	Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be implemented.
2.	[●] Non-Specially Serviced Loans were subject of a Major Decision as to which the Operating Advisor has consultation rights pursuant to the Pooling and Servicing Agreement.
II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

1This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1-1

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.	List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the Pooling and Servicing Agreement and certain information it has reasonably requested from the special servicer and each [INSERT IF PRIOR TO A CONTROL TERMINATION EVENT: Final] Asset Status Report.
2.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations, and non-discretionary portions of net present value calculations.
3.	[LIST OTHER REVIEWED INFORMATION]
4.	[INSERT IF AFTER A CONTROL TERMINATION EVENT:] Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement with respect to Major Decisions.
5.	[INSERT IF AFTER A CONTROL TERMINATION EVENT:] During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas. In the course of such review, the following calculations of the special servicer were initially disputed by the Operating Advisor and [DISCUSS RESOLUTION].

IV.	Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report
1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion
C-1-2

exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Except as may have been reflected in any Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.
5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-1-3

[THIS PAGE INTENTIONALLY LEFT BLANK]

Annex D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller, and the terms “hereof” and “herein” will refer to the related MLPA. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the Depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan

D-1-1

is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the mortgagor and franchisor of such Mortgaged Property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no modifications, amendments or waivers that could be reasonably expected to have a

D-1-2

material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely

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interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available, in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage.

9.    Junior Liens. It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph 7 above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related assignment of leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor

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and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty,

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(e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (g) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

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Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer or insurers meeting the Insurance Ratings Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Ratings Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the

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right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization

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feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee.

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26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from

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the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29. Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of

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the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of the Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect

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equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2-1 to this Annex D-1, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1, or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee related to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a

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principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)      The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(b)      The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

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(d)      The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance and attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(e)       Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)         The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)      The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)       A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)          The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)           Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or

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substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)           Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39.  Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in, a state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan

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that is cross-collateralized and cross-defaulted with another Mortgage Loan, and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and/or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of an operations or maintenance plan that can reasonably be expected to mitigate the identified risk, and such a plan has been required to be instituted by the related Mortgagor; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the

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appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutes Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001, with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor and its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties, in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Mortgage Loan Number as Identified on Annex A-1	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Bank of America, National Association Mortgage Loans	Starwood Mortgage Capital LLC Mortgage Loans	KeyBank National Association Mortgage Loans
2	Vertex HQ
7		Etude Self Storage West Coast Portfolio

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Mortgage Loan Number as Identified on Annex A-1	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Bank of America, National Association Mortgage Loans	Starwood Mortgage Capital LLC Mortgage Loans	KeyBank National Association Mortgage Loans
11 and 21			New England Medical Portfolio and 200 Theodore Rice Boulevard
27 and 36			Cap’n Tom’s Storage and Lone Star Secure Storage
28 and 30		LA Fitness – Euless, TX and LA Fitness – Pearland, TX

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Annex D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7 and 8	Vertex HQ (Loan No. 2)	If the Mortgagor intends to solicit offers, or to accept an unsolicited offer, to purchase its fee interest in either or both of the two buildings comprising the Mortgaged Property, the Mortgagor is required to first offer to sell such building, or the Mortgaged Property, as applicable, to the largest tenant, Vertex Pharmaceuticals, Inc., at a price to be identified by the Mortgagor in such offer. Pursuant to subordination, non-disturbance and attornment agreements, the Mortgagor has agreed that the (i) foreclosure, (ii) delivery of a deed in lieu of foreclosure, (iii) any offer, notice, pleading, agreement, transaction or other event or condition arising out of or relating to the foregoing, and (iv) the first subsequent transfer following a foreclosure or deed in lieu of foreclosure, would not be deemed to constitute an offer to purchase the Mortgaged Property or any portion thereof and the tenant will have no preferential right to purchase or other rights under the right of first offer provisions as a result of any such events.
7 and 8	ILPT 2025 Portfolio (Loan No. 19)	With respect to the 3800 Midlink Drive Mortgaged Property, the 13400 East 39th Avenue and 3800 Wheeling Street Mortgaged Property, the 9860 West Buckeye Road Mortgaged Property, the 2482 Century Drive Mortgaged Property, the 985 Kershaw Street Mortgaged Property, the 7409 Magi Road Mortgaged Property, the 2311 South Park Road Mortgaged Property, the 91-027 Kaomi Loop Mortgaged Property, the 2580 Technology Drive Mortgaged Property, the 2100 NW 82nd Avenue Mortgaged Property and the 435 SE 70th Street Mortgaged Property, a related tenant has a right of first refusal (“ROFR”), right of first offer (“ROFO”) or similar right to purchase such Mortgaged Property or a portion thereof. With respect to certain of such Mortgaged Properties, the ROFR, ROFO or similar right may apply to a foreclosure or deed in lieu thereof, and with respect to all such Mortgaged Properties, the ROFR will apply to any transfers following a foreclosure or deed in lieu thereof.
13	125th & Lenox (Loan No. 12)	The Mortgaged Property is subject to certain code violations, including elevator, fire code, and sidewalks. The Mortgagor is required to cure, remediate and discharge of record all violations within the earlier of (x) 120 days following the origination date of the Mortgage Loan, which may, subject to clause (y) below, for so long as it requires the borrower in the exercise of due diligence to cure, remediate and discharge of record such violations, provided the related Mortgagor has diligently commenced within such 120 days period and is thereafter diligently and expeditiously proceeding, to cure, remediate and discharge of record such violations, and (y) any enforcement action being commenced by any governmental authority with respect to the same.

D-2-1

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
18	125th & Lenox (Loan No. 12)

The Mortgage Loan documents require property insurance policy providing coverage under an all risk “special form” and not “special cause of loss form” or “all risk form.”

The Mortgage Loan documents provide that if any portion of the Mortgaged Property is currently or at any time in the future located in a federally designated “special flood hazard area,” flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, plus such excess amount as Lender will require with deductibles no greater than the maximum limit of coverage available under the Flood Insurance Acts.

The Mortgage Loan documents require all policies of insurance to name the Mortgager as a named insured and, in the case of liability policies (except for worker’s compensation and commercial auto liability coverage), lender and its successors and/or assigns as the additional insured, as its interests may appear, and, in the case of property insurance are required to name lender and its successors and/or assigns, as their interests may appear, as mortgagee pursuant to a non-contributing mortgagee clause (or its equivalent) in favor of lender and its successors and/or assigns.

18	Fitts MHC Portfolio (Loan No. 8)	The Mortgage Loan permits a 10% deductible for windstorm insurance, which may not be considered to be customary.
18	ILPT 2025 Portfolio (Loan No. 19)	The threshold at or above which the lender has the right to hold and disburse insurance proceeds is 7.5% of the allocated loan amount of the applicable individual Mortgaged Property.
18	All MSMCH Mortgage Loans (Loan Nos. 2, 3, 6, 8, 12, 14, 15, 17, 19, 22, 23, 24, 26 and 35)

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies. The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

The Mortgage Loan documents may provide that the Mortgagor may obtain insurance that does not meet the requirements otherwise set forth in the Mortgage Loan documents, and may not meet the requirements of Representation 18, provided that approval of the lender or rating confirmation is obtained for such non-compliant insurance.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

D-2-2

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
26 and 27	Terra Apartments (Loan No. 3)	There is one outstanding fire code violation on the Mortgaged Property which the related Mortgagor is required to have removed and provide an updated zoning report within 90 days following the origination date of the Mortgage Loan, which time may be extended for an additional 30 days in the lender’s reasonable discretion, provided the related Mortgagor has exercised good faith and used commercially reasonable efforts to complete the removal of such fire code violation and continues to pursue completion of the same. The related Mortgagor will not be deemed to have defaulted for its failure to cure the foregoing fire code violation within the designated time for performance, if such failure is solely caused by the inaction of the applicable governmental authority.
26 and 27	West Gramercy Portfolio (Loan No. 6)	The 53-55 West 21st Street Mortgaged Property does not have a certificate of occupancy. As of the origination date, a prior temporary certificate of occupancy (“TCO”) for the Mortgaged Property had expired. According to a letter provided by the borrower’s consulting engineer, a renewal request for the TCO has been submitted to the New York City Department of Buildings. The Mortgagor has covenanted to use commercially reasonable efforts to obtain and maintain a TCO for all uses at each Mortgaged Property until a new valid permanent certificate of occupancy is obtained for such Mortgaged Property.
26 and 27	Fitts MHC Portfolio (Loan No. 8)	The use of the Coastal Oaks Mortgaged Property as a manufactured housing community is legal non-conforming.
26 and 27	125th & Lenox (Loan No. 12)	The Mortgaged Property is subject to certain code violations, including elevator, fire code, and sidewalks. The Mortgagor is required to cure, remediate and discharge of record all violations within the earlier of (x) 120 days following the origination date of the Mortgage Loan, which may, subject to clause (y) below, for so long as it requires the borrower in the exercise of due diligence to cure, remediate and discharge of record such violations, provided the related Mortgagor has diligently commenced within such 120 days period and is thereafter diligently and expeditiously proceeding, to cure, remediate and discharge of record such violations, and (y) any enforcement action being commenced by any governmental authority with respect to the same.
26 and 27	Fairway and Silver Creek Mobile Estates (Loan No. 15)	Both of the Mortgaged Properties are legal nonconforming as to use, because the existing use is only permitted pursuant to a conditional use permit, and such a permit has not been obtained.
26	Grubbs 3-Pack MHC Portfolio (Loan No. 26)	The use of the Creekside at Manitou Mortgaged Property as a manufactured housing community is legal non-conforming.
26	Bent Pine MHP (Loan No. 35)	The use of the Mortgaged Property as a mobile home park is legal non-conforming.
28	Vertex HQ (Loan No. 2)

The obligations of the non-recourse carveout guarantor with respect to full recourse events (which include various bankruptcy related events) is capped at the greater of (x) 10% of the principal balance of the related Whole Loan outstanding at the time of the occurrence

D-2-3

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

of such event and (y) $100,000,000, in each case, plus any and all reasonable third-party costs actually incurred by the lender (including reasonable attorneys’ fees and costs reasonably incurred) in connection with the collection of amounts due thereunder.

The Mortgage Loan documents provide for loss recourse, and not full recourse, for transfers of the Mortgaged Property or of equity interests in the Mortgagor that are in violation of the Mortgage Loan Documents.

Loss recourse is available for willful misconduct resulting in physical damage or waste.

28	All MSMCH Mortgage Loans (Loan Nos. 2, 3, 6, 8, 12, 14, 15, 17, 19, 22, 23, 24, 26 and 35)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties (or, if applicable, the indemnitors) are required to first make a claim under such environmental insurance policy, or to allow the environmental indemnitors to make such a claim, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties (or the indemnitors, if applicable) commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

31	All MSMCH Mortgage Loans (Loan Nos. 2, 3, 6, 8, 12, 14, 15, 17, 19, 22, 23, 24, 26 and 35)

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000. In addition, the Mortgage Loan documents may provide that if TRIPRA or a similar statute is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage

D-2-4

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

Loan documents (without giving effect to the cost of terrorism, earthquake, and in some cases, flood and/or windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy).

All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 31.

33	ILPT 2025 Portfolio (Loan No. 19)	One of the Mortgagors, ILPT Joplin LLC, previously owned a vacant parcel in Obetz, Ohio.

D-2-5

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7	Residence Inn Middletown Goshen (Loan No. 16)	The franchisor (Marriott International, Inc.) will have a right of first refusal (“ROFR”) to acquire the Mortgaged Property, or ownership interests in the borrower, if there is proposed transfer of the hotel or ownership interests in the borrower (or a control affiliate of the borrower) to a competitor (as defined in the franchise agreement). The franchisor comfort letter provides that the ROFR is subordinate to the exercise of the rights of the lender under a mortgage secured by the hotel.
7	ILPT 2025 Portfolio (Loan No. 19)	With respect to the 3800 Midlink Drive, 9860 West Buckeye Road, 13400 East 39th Avenue and 3800 Wheeling Street, 7409 Magi Road, 2311 South Park Road, 985 Kershaw Street, 2580 Technology Drive, 2100 NW 82nd Avenue, 91-027 Kaomi Loop, 2482 Century Drive and 435 SE 70th Street Mortgaged Properties, a related tenant has a right of first refusal (“ROFR”), right of first offer (“ROFO”) or similar right to purchase such Mortgaged Property or a portion thereof. With respect to certain of such Mortgaged Properties, the ROFR, ROFO or similar right may apply to a foreclosure or deed-in-lieu thereof, and with respect to all such Mortgaged Properties, the ROFR will apply to any transfers following a foreclosure or deed-in-lieu thereof.
8	Residence Inn Middletown Goshen (Loan No. 16) ILPT 2025 Portfolio (Loan No. 19)	See exception to Representation 7.
18

Sterling Plaza
(Loan No. 4)

Etude Self Storage
West Coast Portfolio
(Loan No. 7)

Residence Inn Middletown Goshen
(Loan No. 16)

Elevate at South Mountain
(Loan No. 18)

Prestige Storage Muskegon
(Loan No. 25)

LA Fitness – Euless, TX
(Loan No. 28)

LA Fitness – Pearland, TX
(Loan No. 30)

BriteLock Storage –
West Haven
(Loan No. 31)

20 North Raymond
(Loan No. 32)

Extra Space Storage -
Marvin D. Love
(Loan No. 34)

The related loan documents provide that if any portion of the improvements to the related Mortgaged Property is currently or at any time in the future located in a “special flood hazard area” designated by the Federal Emergency Management Agency, the borrower will be required to obtain flood hazard insurance covering building and contents in an amount equal to not less than the lesser of (A) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, (B) the outstanding principal amount of the Loan, or (C) the insurable value of the related Mortgaged Property, together with such “excess flood” insurance naming the lender as loss payee in such amount and with such deductible as the lender may reasonably require.

D-2-6

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
18	Etude Self Storage West Coast Portfolio (Loan No. 7)

The related loan documents allow for an insurer claim paying or financial strength rating of at least “A-:VII” from A.M. Best Company.

The related loan documents permit the borrower to obtain all risk special form property insurance with a deductible of not more than $50,000 or 5% of underwritten net cash flow.

18	ILPT 2025 Portfolio (Loan No. 19)	The threshold at or above which the lender has the right to hold and disburse insurance proceeds is 7.5% of the allocated loan amount of the applicable individual Mortgaged Property.
18	20 North Raymond (Loan No. 32)	The related loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to $500,000.
32	BriteLock Storage – West Haven (Loan No. 31)	The non-recourse carveout guarantor, ACD Core Plus Commercial Fund, LP (the “Guarantor”), maintains a $10,000,000 credit facility with FirstBank that is secured by all assets of (i) the Guarantor, which is the 100% indirect owner of the borrower, and (ii) ACD Core Plus Commercial Fund GP, LLC, which is the general partner of the Guarantor (“Guarantor GP”). The Mortgage Loan documents permit a pledge (but not a transfer) (i) by the Guarantor of up to 100% of its indirect ownership interest in the borrower to FirstBank, and (ii) by Guarantor GP of its general partnership interest in the Guarantor to FirstBank, in each case, to secure the obligations of the Guarantor and/or Guarantor GP to FirstBank (each, a “Permitted Pledge”). However, the commencement of the exercise of any remedies by the pledgee under any Permitted Pledge against the direct or indirect ownership interests of, or controlling interests in, the borrower or the Guarantor would result in an event of default under the Mortgage Loan documents and full recourse to the Guarantor.
33

Sterling Plaza
(Loan No. 4)

Residence Inn
Middletown Goshen
(Loan No. 16)

Elevate at South Mountain
(Loan No. 18)

ILPT 2025 Portfolio
(Loan No. 19)

Prestige Storage Muskegon
(Loan No. 25)

LA Fitness – Euless, TX
(Loan No. 28)

LA Fitness – Pearland, TX
(Loan No. 30)

BriteLock Storage -
West Haven
(Loan No. 31)

20 North Raymond
(Loan No. 32)

Extra Space Storage -

Each related borrower is a recycled single-purpose entity, however, such borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
D-2-7

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
Marvin D. Love (Loan No. 34)
33	Elevate at South Mountain (Loan No. 18)	The related borrower previously owned an undeveloped parcel adjacent to the Mortgaged Property.
33	ILPT 2025 Portfolio (Loan No. 19)	One of the Mortgagors, ILPT Joplin LLC, previously owned a vacant parcel in Obetz, Ohio.

D-2-8

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7	New England Medical Portfolio (Loan No. 11)	Lawrence General Hospital, a hospital adjacent to the Merrimack Medical Center Mortgaged Property, has (i) an option to purchase the Merrimack Medical Center Mortgaged Property in the event there is damage or destruction by fire or other casualty and the Mortgagor elects not to restore the Merrimack Medical Center Mortgaged Property and (ii) a right of first offer to purchase the Merrimack Medical Center Mortgaged Property in the event the Mortgagor intends to sell or transfer the Merrimack Medical Center Mortgaged Property.
8	New England Medical Portfolio (Loan No. 11)	Lawrence General Hospital, a hospital adjacent to the Merrimack Medical Center Mortgaged Property, has (i) an option to purchase the Merrimack Medical Center Mortgaged Property in the event there is damage or destruction by fire or other casualty and the Mortgagor elects not to restore the Merrimack Medical Center Mortgaged Property and (ii) a right of first offer to purchase the Merrimack Medical Center Mortgaged Property in the event the Mortgagor intends to sell or transfer the Merrimack Medical Center Mortgaged Property.
15	58 Dobbin Street (Loan No. 29)	The Mortgaged Property was subject to an open foreclosure action by the prior mortgagee at the time of origination. The borrower sponsor refinanced the prior loan with the Mortgage Loan on October 6, 2025. Proceeds from the Mortgage Loan were used to repay the prior loan in full and the prior mortgagee filed paperwork to dismiss the foreclosure action on October 8, 2025.
18	Riverwalk Vista (Loan No. 9)	The roofs at the Mortgaged Property are insured at actual cash value rather than at replacement cost.
18	Kingsbridge Bronx Portfolio (Loan No. 20)	The roofs at the Mortgaged Properties are insured at actual cash value rather than at replacement cost.
18	58 Dobbin Street (Loan No. 29)	The Mortgaged Property is located in an area identified as having special flood hazards and the Mortgagor is required to maintain flood-related business interruption insurance in an amount that is less than generally required by the Mortgagee.
18	830 East Park Avenue (Loan No. 33)	The roofs at the Mortgaged Property are insured at actual cash value rather than at replacement cost.
26	LRW Houston Multifamily Portfolio (Loan No. 10)	The Mortgaged Properties are each the subject of certain building code violations.
26	New England Medical Portfolio (Loan No. 11)	One of the office tenants at the Chelmsford Medical Center Mortgaged Property is a marijuana dispensary company. The sale of marijuana is illegal under federal law. The tenant uses its leased space at the Chelmsford Medical Center Mortgaged Property for its back-office operations.
26	Kingsbridge Bronx Portfolio (Loan No. 20)	The Mortgaged Properties are each the subject of certain building code violations.
26	Cap’n Tom’s Storage (Loan No. 27)	The Mortgaged Property is the subject of certain fire code violations.
26	58 Dobbin Street	The Mortgaged Property is the subject of certain building code and
D-2-9

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
	(Loan No. 29)	fire code violations.
26	830 East Park Avenue (Loan No. 33)	The Mortgaged Property is legal non-conforming as to use.
27	LRW Houston Multifamily Portfolio (Loan No. 10)	The Rama Apartments Mortgaged Property and certain buildings at the Whispering Oaks Mortgaged Property do not have certificates of occupancy on file.
27	New England Medical Portfolio (Loan No. 11)	One of the office tenants at the Chelmsford Medical Center Mortgaged Property is a marijuana dispensary company. The sale of marijuana is illegal under federal law. The tenant uses its leased space at the Chelmsford Medical Center Mortgaged Property for its back-office operations.
27	Westgate Shopping Center (Loan No. 13)	A tenant at the Mortgaged Property has not obtained a certificate of occupancy.

D-2-10

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
26	The MC (Loan No. 1)	The related Mortgaged Property has open fire code violations with the New York City Fire Department (the “MC Violations”). The related Mortgagor has represented and warranted that the MC Violations have been cured and that all costs, expenses, fees and penalties in connection with the MC Violations have been paid. Pursuant to the related Mortgage Loan documents, the Mortgagor is required to have the MC Violations removed from the record on or prior to the earlier of (i) 60 days following the origination date of the related Mortgage Loan and (subject to extension as reasonably necessary so long as the Mortgagor is diligently pursuing such removal) and (ii) any enforcement action by any governmental agency. The related Mortgage Loan documents include a non-recourse carveout for any losses sustained in connection with the MC Violations.
27	The MC (Loan No. 1)	The related Mortgaged Property is operating with a temporary certificate of occupancy. Pursuant to the related Mortgage Loan documents, the related Mortgagor is required to obtain a permanent certificate of occupancy within 6 months of the origination date of the related Mortgage Loan.
28	All KeyBank Loans (Loan Nos. 1 and 5)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with (i) a “willful misrepresentation” as opposed to “intentional material misrepresentation” and (ii) “material physical waste” as opposed to “intentional material physical waste.”
29	All KeyBank Loans (Loan Nos. 1 and 5)	With respect to the related Mortgage Loans, if the Mortgage Loans or any portion thereof are included in a REMIC trust and, immediately following a release of any portion of the lien of the security instrument in connection with a condemnation (but taking into account any proposed restoration on the remaining portion of the related Mortgaged Property), the loan to value ratio is greater than 125% (such value to be determined, in Mortgagee’s sole discretion, by any commercially reasonable method permitted to a REMIC trust), the principal balance of the related Mortgage Loan must be paid down in an amount sufficient to satisfy the REMIC requirements, unless the Mortgagee receives an opinion of counsel that if such amount is not paid, the securitization will not fail to maintain its status as a REMIC trust and that the REMIC trust will not be subject to tax as a result of the related release of such portion of the Lien of the security instrument.

D-2-11

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	14
Important Notice About Information Presented in this Prospectus	15
Summary of Terms	23
Summary of Risk Factors	63
Risk Factors	65
Description of the Mortgage Pool	174
Transaction Parties	285
Credit Risk Retention	358
Description of the Certificates	362
Description of the Mortgage Loan Purchase Agreements	411
Pooling and Servicing Agreement	424
Certain Legal Aspects of Mortgage Loans	556
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	576
Pending Legal Proceedings Involving Transaction Parties	578
Use of Proceeds	578
Yield and Maturity Considerations	579
Material Federal Income Tax Considerations	595
Certain State and Local Tax Considerations	611
Plan of Distribution (Conflicts of Interest)	611
Incorporation of Certain Information by Reference	615
Where You Can Find More Information	615
Financial Information	616
Certain ERISA Considerations	616
Legal Investment	621
Legal Matters	621
Ratings	621
Index of Defined Terms	624

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$634,167,000
(Approximate)

Morgan Stanley Capital I Inc.
Depositor

Morgan Stanley Bank of
America Merrill Lynch Trust
2025-5C2
Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2025-5C2

Class A-2	$225,000,000	Class A-S-2	$0
Class A-2-1	$0	Class A-S-X1	$0
Class A-2-2	$0	Class A-S-X2	$0
Class A-2-X1	$0	Class B	$37,462,000
Class A-2-X2	$0	Class B-1	$0
Class A-3	$274,484,000	Class B-2	$0
Class A-3-1	$0	Class B-X1	$0
Class A-3-2	$0	Class B-X2	$0
Class A-3-X1	$0	Class C	$27,650,000
Class A-3-X2	$0	Class C-1	$0
Class X-A	$499,484,000	Class C-2	$0
Class X-B	$134,683,000	Class C-X1	$0
Class A-S	$69,571,000	Class C-X2	$0
Class A-S-1	$0

PROSPECTUS

Morgan Stanley
Co-Lead Manager and Joint Bookrunner

BofA Securities

Co-Lead Manager and Joint Bookrunner

KeyBanc Capital Markets

Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc.

Co-Manager

Drexel Hamilton

Co-Manager

October 29, 2025